                        Filed pursuant to Rule 424(b)(3)
                        Registration No. 333-32019

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without the delivery of a final form of this prospectus supplement and the prospectus to which it relates. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED JUNE 15, 1998.


PROSPECTUS SUPPLEMENT
(To Prospectus dated June 15, 1998)

                                 $1,415,649,000
                                  (Approximate)
                          DLJ Commercial Mortgage Corp.
                 Commercial Mortgage Pass-Through Certificates,
                                 Series 1998-CG1

     The Series 1998-CG1 Commercial Mortgage Pass-Through Certificates (the "Certificates"), in the aggregate, will represent the entire beneficial ownership interest in a trust (the "Trust") to be established by DLJ Commercial Mortgage Corp. (the "Depositor"), the assets of which (such assets collectively, the "Trust Fund") will consist primarily of a segregated pool (the "Mortgage Pool") of approximately 301 multifamily and commercial mortgage loans (the "Mortgage Loans"). As of June 1, 1998 (the "Cut-off Date"), the Mortgage Loans had an aggregate unpaid principal balance of approximately $1,564,253,433 (the "Initial Pool Balance"), after application of all payments due on or before such date, whether or not received. The Depositor will acquire 117 Mortgage Loans, representing approximately 52.3% of the Initial Pool Balance, from GE Capital Access, Inc. and 184 Mortgage Loans, representing approximately 47.7% of the Initial Pool Balance, from Column Financial, Inc.

     The Certificates will consist of 20 classes (each, a "Class") to be designated as: (i) the Class S Certificates; (ii) the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3 and Class A-4 Certificates (collectively, the "Class A Certificates"); (iii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (collectively, the "Class B Certificates"); (iv) the Class C Certificates (collectively with the Class S, Class A and Class B Certificates, the "REMIC Regular Certificates"); (v) the Class D-1 and Class D-2 Certificates (collectively, the "Grantor Trust Certificates"); and (vi) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates"). Only the Class S, Class A, Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued in the aggregate principal amounts (each, a "Class Principal Balance") or, in the case of the Class S Certificates, with the aggregate notional amount (the "Class Notional Amount"), and will accrue interest at the per annum rates (each, a "Pass-Through Rate"), set forth or otherwise described in the table below or in the footnotes thereto.

============================================================================================================================
                                                                  Initial                                     Rating
                                      Initial Class             Pass-Through         Assumed Final           (S&P and
Class                             Principal Balance(1)            Rate(2)        Distribution Date(3)      Fitch)(4)(5)
----------------------------------------------------------------------------------------------------------------------------
Class S......................           N/A(6)                      %(7)                                     AAAr/AAA
Class A-1A...................          $291,005,000                 %                                         AAA/AAA
Class A-1B..................           $835,257,000                 %                                         AAA/AAA
Class A-1C...................           $39,106,000                 %                                         AA+/AAA
Class A-2....................           $39,106,000                 %                                          AA/AA
Class A-3....................           $78,213,000                 %                                           A/A
Class A-4....................           $23,464,000                 %                                          A-/A
Class B-1....................           $70,391,000                 %                                         BBB/BBB
Class B-2....................           $23,464,000                 %                                        BBB-/BBB-
Class B-3....................           $15,643,000                 %                                         NR/BBB-
============================================================================================================================
                                                                                                      (Continued on page 2)

                                   ----------

FOR A DISCUSSION OF CERTAIN RISK FACTORS TO BE CONSIDERED IN PURCHASING THE OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON PAGE S-40 HERE1N AND ON PAGE 16 IN THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                   ----------

     The Offered Certificates will be purchased from the Depositor by Donaldson, Lufkin & Jenrette Securities Corporation (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be ___% of the initial aggregate Certificate Principal Balance (as defined herein) of the Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 1998. The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that the Offered Certificates will be delivered to the Underwriter in book-entry form through the Same-Day Funds Settlement System of DTC (as defined herein) on or about June __, 1998, against payment therefor in immediately available funds.

                          Donaldson, Lufkin & Jenrette

                             Securities Corporation

             The date of this Prospectus Supplement is June__, 1998.

The footnotes to the table on the previous page are as follows:

----------

(1)  Subject to a variance of plus or minus 5%.

(2) The Pass-Through Rate for the Class S Certificates is variable and will, in general, equal the weighted average of the Class S Strip Rates (as defined herein) at which interest accrues on the respective components of the Class Notional Amount of the Class S Certificates from time to time as described herein. The Pass-Through Rates for the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3 and Class A-4 Certificates are fixed at the respective rates per annum specified in the table above. The Pass-Through Rates for the Class B-1 and Class B-2 Certificates are subject to change and will, in general, equal the lesser of the rate per annum specified in the foregoing table with respect to such Class and the Weighted Average Net Mortgage Rate (as defined herein). The Pass-Through Rate for the Class B-3 Certificates is variable and will, in general, equal the Weighted Average Net Mortgage Rate.

(3) The "Assumed Final Distribution Date" with respect to any Class of Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumptions that each ARD Loan (as defined herein) is paid in full on its Anticipated Repayment Date (as defined herein) and that no Mortgage Loan is otherwise prepaid prior to its stated maturity and, further, based upon the Modeling Assumptions (as defined herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

(4) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch"; and together with S&P, the "Rating Agencies"), no less than those set forth above. The "Rated Final Distribution Date" for each such Class is the Distribution Date in ___________.

(5)  The ratings on the Offered Certificates do not represent any assessment of
     (i) the likelihood or frequency of principal prepayments, whether voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Yield Maintenance Premiums, Additional Interest and Default Interest (each as defined herein) will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class S Certificates might not fully recover their initial investments in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). See "Ratings" herein.

(6) The Class S Certificates will not have a Class Principal Balance. The Class S Certificates will accrue interest on a Class Notional Amount that is equal to the aggregate of the Class Principal Balances of the Class A, Class B and Class C Certificates outstanding from time to time.

(7)  Approximate.
----------

     See "Index of Principal Definitions" herein for the location of meanings of capitalized terms used and defined herein. See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein.

     The Trust will be formed, and the Certificates will be issued, pursuant to a Pooling and Servicing Agreement, to be dated as of June 1, 1998 (the "Pooling Agreement"), among the Depositor, GE Capital Loan Services, Inc., as servicer (in such capacity, the "Servicer"), Midland Loan Services, Inc., as special servicer (in such capacity, the "Special Servicer") and Norwest Bank Minnesota, National Association, as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator").

     Beginning in July 1998, distributions to holders of the Certificates ("Certificateholders") will be made, to the extent of available funds, on the date (the "Distribution Date") each month that is the later of (i) the 10th day of such month (or, if any such 10th day is not a business day, on the next succeeding business day) and (ii) the fourth business day following the Determination Date in such month. The "Determination Date" in each month, commencing in July 1998, will be the 5th day of such month or, if such 5th day is not a business day, the immediately preceding business day. As more fully described herein, distributions allocable to interest accrued on each Class of the Offered Certificates will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Class Principal Balance or, in the case of the Class S Certificates, the Class Notional Amount of such Class outstanding immediately prior to such Distribution Date. As more fully described herein, distributions allocable to principal of the respective Classes of Offered Certificates (other than the Class S Certificates) will be made in the amounts and in accordance with the priorities described herein. The Class S Certificates will not have a Class Principal Balance and will not entitle their holders to distributions of principal. Prepayment Premiums and Yield Maintenance Premiums (each as defined herein) actually collected on the Mortgage Loans will be allocated among the holders of the respective Classes of REMIC Regular Certificates as more fully described herein. The Trust is subject to termination, and the Certificates are subject to early retirement, at the option of the Servicer, the Special Servicer and certain specified Certificateholders under the limited circumstances described herein. See "Description of the Certificates--Distributions" and "--Termination" herein.

     As and to the extent described herein, the Class A-1C, Class A-2, Class A-3, Class A-4, Class B, Class C and REMIC Residual Certificates (collectively, the "Subordinate Certificates") will be subordinate to the Class S, Class A-1A and Class A-1B Certificates (collectively, the "Senior Certificates"); the Class A-2, Class A-3, Class A-4, Class B, Class C and REMIC Residual Certificates will be subordinated to the Class A-1C Certificates; the Class A-3, Class A-4, Class B, Class C and REMIC Residual Certificates will be subordinate to the Class A-2 Certificates; the Class A-4, Class B, Class C and REMIC Residual Certificates will be subordinated to the Class A-3 Certificates; the Class B, Class C and REMIC Residual Certificates will be subordinate to the Class A-4 Certificates; the Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C and REMIC Residual Certificates will be subordinate to the Class B-1 Certificates; the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C and REMIC Residual Certificates will be subordinate to the Class B-2 Certificates; and the Class B-4, Class B-5, Class B-6, Class B-7, Class C and REMIC Residual Certificates will be subordinate to the Class B-3 Certificates. The Grantor Trust Certificates entitle the holders thereof to Additional Interest in respect of the ARD Loans and, accordingly, are not necessarily senior or subordinate to any other Class of Offered Certificates (except to the extent that amounts received on the ARD Loans are applied first to pay amounts other than Additional Interest thereon). See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

     The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of or as affected by prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. The yield to maturity of the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and losses on the Mortgage Loans. Investors in the Class S Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. See "Risk Factors" and "Yield and Maturity Considerations" herein and in the Prospectus.

     As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund (exclusive of any Additional Interest collected on the ARD Loans) for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The Offered Certificates will evidence "regular interests" in REMIC III. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

     There is currently no secondary market for the Offered Certificates. The Underwriter currently intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will continue. See "Risk Factors--Limited Liquidity" herein. The Offered Certificates will not be listed on any securities exchange.

                                   ----------

     THE OFFERED CERTIFICATES DO NOT REPRESENT OBLIGATIONS OF THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON. THE OFFERED CERTIFICATES ARE PAYABLE

SOLELY FROM THE TRUST FUND, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE TRUST FUND.

     THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED JUNE 15, 1998, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     THROUGH AND INCLUDING SEPTEMBER __, 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

     THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY BE USED BY THE UNDERWRITER, AN AFFILIATE OF THE DEPOSITOR, IN CONNECTION WITH OFFERS AND SALES RELATED TO MARKET-MAKING TRANSACTIONS IN THE CERTIFICATES. THE UNDERWRITER MAY ACT AS PRINCIPAL OR AGENT IN SUCH TRANSACTIONS. SUCH SALES WILL BE MADE AT PRICES RELATED TO PREVAILING MARKET PRICES AT THE TIME OF SALE.

                                TABLE OF CONTENTS



                                                                                                   Page
                                                                                                   ----
TRANSACTION OVERVIEW ...........................................................................    S-8

SUMMARY OF PROSPECTUS SUPPLEMENT ...............................................................    S-9

RISK FACTORS ...................................................................................   S-40
         Limited Liquidity .....................................................................   S-40
         Risks Associated with the Nature of the Mortgaged Properties ..........................   S-40
         Potential Liability to the Trust Relating to a Material Adverse Environmental Condition   S-41
         Exposure of the Mortgage Pool to Adverse Economic or Other Developments Based on
         Geographic Concentration ..............................................................   S-42
         Risks Associated with Related Parties .................................................   S-42
         Increased Risk of Loss Associated with Concentrations of Mortgage Loans ...............   S-43
         Increased Risk of Default Associated with Balloon Payments ............................   S-43
         Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments ...   S-43
         Limited Recourse ......................................................................   S-43
         Risks Associated With Changes in Concentrations .......................................   S-44
         Zoning Compliance .....................................................................   S-44
         Uninsured Loss; Sufficiency of Insurance ..............................................   S-44
         Special Prepayment and Yield Considerations ...........................................   S-44
         Subordination of Subordinate Certificates .............................................   S-45
         Potential Conflicts of Interest .......................................................   S-46
         Certain Rights of the Controlling Class ...............................................   S-46
         ERISA Considerations ..................................................................   S-46
         Risk of Year 2000 .....................................................................   S-46

DESCRIPTION OF THE MORTGAGE POOL ...............................................................   S-47
         General ...............................................................................   S-47
         Property Assessments ..................................................................   S-50
         The Sellers and Column Third Party Originators ........................................   S-53
         Representations and Warranties ........................................................   S-55
         Cures, Repurchases and Substitutions ..................................................   S-56
         Additional Mortgage Loan Information ..................................................   S-57
         Cash Management and Certain Escrows and Reserves ......................................   S-61
         Significant Concentrations ............................................................   S-62
         Subordinate and Other Financing .......................................................   S-65
         Prepayment Provisions .................................................................   S-65
         Hazard, Liability and Other Insurance .................................................   S-66

SERVICING OF THE MORTGAGE LOANS ................................................................   S-67
         General ...............................................................................   S-67
         The Servicer ..........................................................................   S-70
         The Special Servicer ..................................................................   S-70
         Servicing and Other Compensation and Payment of Expenses ..............................   S-70
         Modifications, Waivers, Amendments and Consents .......................................   S-73
         The Controlling Class Representative ..................................................   S-74
         Sale of Defaulted Mortgage Loans ......................................................   S-76

                                                                                                   Page
                                                                                                   ----
         Replacement of the Special Servicer ...................................................    S-77
         Due-On-Sale and Due-On-Encumbrance Provisions .........................................    S-78
         Inspections; Collection of Operating Information ......................................    S-78

DESCRIPTION OF THE CERTIFICATES ................................................................    S-79
         General ...............................................................................    S-79
         Registration and Denominations ........................................................    S-79
         Class Principal Balances and Class Notional Amount ....................................    S-80
         Accrual of Interest ...................................................................    S-81
         Pass-Through Rates ....................................................................    S-82
         Distributions .........................................................................    S-83
         Subordination; Allocation of Realized Losses and Certain Expenses .....................    S-91
         P&I and Other Advances ................................................................    S-92
         Appraisal Reductions ..................................................................    S-93
         Reports to Certificateholders; Certain Available Information ..........................    S-94
         Voting Rights .........................................................................    S-96
         Termination ...........................................................................    S-96
         The Trustee ...........................................................................    S-96

YIELD AND MATURITY CONSIDERATIONS ..............................................................    S-97
         Yield Considerations ..................................................................    S-97
         Weighted Average Life and Yield Sensitivity of Certain Sequential Pay Certificates ....   S-100
         Yield Sensitivity of the Class S Certificates .........................................   S-101

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ........................................................   S-102
         General ...............................................................................   S-102
         Discount and Premium; Prepayment Premiums .............................................   S-102
         Characterization of Investments in Offered Certificates ...............................   S-103
         Possible Taxes on Income from Foreclosure Property and Other Taxes ....................   S-104
         Reporting and other Administrative Matters ............................................   S-105

METHOD OF DISTRIBUTION .........................................................................   S-105

LEGAL MATTERS ..................................................................................   S-106

ERISA CONSIDERATIONS ...........................................................................   S-106

LEGAL INVESTMENT ...............................................................................   S-108

RATINGS ........................................................................................   S-109

INDEX OF PRINCIPAL DEFINITIONS .................................................................   S-111

                                                                                                    Page
                                                                                                    ----
EXHIBITS

EXHIBIT A-1 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND
                MORTGAGED PROPERTIES ...........................................................   A-1-1

EXHIBIT A-2 MORTGAGE POOL INFORMATION ..........................................................   A-2-1

EXHIBIT B   FORM OF TRUSTEE REPORT .............................................................     B-1

EXHIBIT C   DECREMENT TABLES FOR CLASS A, CLASS B-1, CLASS B-2  AND
             CLASS B-3 CERTIFICATES ............................................................     C-1

EXHIBIT D   PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES ....................................     D-1

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT


     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Principal Definitions is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates and
  Designation of Classes .................   Mortgage Pass-Through Certificates,
                                             Series 1998-CG1 (the
                                             "Certificates"), to be issued in 20
                                             classes (each, a "Class") to be
                                             designated as: (i) the Class S
                                             Certificates; (ii) the Class A- 1A,
                                             Class A-1B, Class A-1C, Class A-2,
                                             Class A-3 and Class A-4
                                             Certificates (collectively, the
                                             "Class A Certificates"); (iii) the
                                             Class B-1, Class B-2, Class B-3,
                                             Class B-4, Class B-5, Class B-6 and
                                             Class B-7 Certificates
                                             (collectively, the "Class B
                                             Certificates"); (iv) the Class C
                                             Certificates (collectively with the
                                             Class S, Class A and Class B
                                             Certificates, the "REMIC Regular
                                             Certificates"); (v) the Class D-1
                                             and Class D-2 Certificates
                                             (collectively, the "Grantor Trust
                                             Certificates"); and (vi) the Class
                                             R-I, Class R-II and Class R-III
                                             Certificates (collectively, the
                                             "REMIC Residual Certificates").
                                             Only the Class S, Class A, Class
                                             B-1, Class B-2 and Class B-3
                                             Certificates (collectively, the
                                             "Offered Certificates") are offered
                                             hereby.

                                             The Class B-4, Class B-5, Class
                                             B-6, Class B-7, Class C, Class D-1,
                                             Class D-2, Class R-I, Class R-II
                                             and Class R-III Certificates
                                             (collectively, the "Private
                                             Certificates") will not be
                                             registered under the Securities Act
                                             of 1933, as amended (the
                                             "Securities Act") and are not
                                             offered hereby. Accordingly, to the
                                             extent this Prospectus Supplement
                                             contains information regarding the
                                             terms of the Private Certificates,
                                             such information is provided
                                             because of its potential relevance
                                             to a prospective purchaser of an
                                             Offered Certificate.

Trust.....................................   A common law trust established by
                                             the Depositor. The assets of the
                                             Trust (such assets collectively,
                                             the "Trust Fund") will consist
                                             primarily of a segregated pool (the
                                             "Mortgage Pool") of approximately
                                             301 multifamily and commercial
                                             mortgage loans (the "Mortgage
                                             Loans") having the characteristics
                                             described herein.

Depositor ................................   DLJ Commercial Mortgage Corp., a
                                             Delaware corporation and an
                                             affiliate of the Underwriter and
                                             Column. See "The Depositor" in the
                                             Prospectus.

Servicer .................................   GE Capital Loan Services, Inc., a
                                             Delaware corporation ("GECLS") and
                                             an affiliate of GECA. See
                                             "Servicing of the Mortgage
                                             Loans--The Servicer" herein.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Special Servicer .........................   Midland Loan Services, Inc., a
                                             Delaware corporation. See
                                             "Servicing of the Mortgage
                                             Loans--The Special Servicer"
                                             herein.

Trustee and REMIC Administrator...........   Norwest Bank Minnesota, National
                                             Association, a national banking
                                             association. See "Description of
                                             the Certificates--The Trustee"
                                             herein and "Certain Federal Income
                                             Tax Consequences--REMICS--Reporting
                                             and Other Administrative Matters"
                                             in the Prospectus.

The Sellers...............................   GE Capital Access, Inc., a Delaware
                                             corporation ("GECA") that is
                                             affiliated with the Servicer, and
                                             Column Financial, Inc., a Delaware
                                             corporation ("Column" and, together
                                             with GECA, the "Sellers") that is
                                             affiliated with the Depositor and
                                             the Underwriter.

                                             One hundred seventeen (117) of the
                                             Mortgage Loans (the "GECA Mortgage
                                             Loans"), representing 52.3% of the
                                             Initial Pool Balance (as defined
                                             below), will be acquired by the
                                             Depositor from GECA, which acquired
                                             such Mortgage Loans as a capital
                                             contribution from General Electric
                                             Capital Corporation ("GECC"). All
                                             but one of the GECA Mortgage Loans
                                             were originated by GECC (and one
                                             GECA Mortgage Loan, representing
                                             0.1% of the Initial Pool Balance,
                                             was acquired by GECC in a secondary
                                             market purchase). One hundred
                                             eighty four (184) of the Mortgage
                                             Loans (the "Column Mortgage
                                             Loans"), representing 47.7% of the
                                             Initial Pool Balance, will be
                                             acquired by the Depositor from
                                             Column, which either originated
                                             such Mortgage Loans or, in the case
                                             of 29 Column Mortgage Loans,
                                             representing 5.0% of the Initial
                                             Pool Balance, will have acquired
                                             such Mortgage Loans on the Closing
                                             Date from its corporate parent, DLJ
                                             Mortgage Capital, Inc. ("DLJMCI").
                                             The Column Mortgage Loans that are
                                             to be acquired by Column from
                                             DLJMCI were in turn acquired by
                                             DLJMCI from certain third parties
                                             described herein (each a "Column
                                             Third Party Originator") that
                                             originated such Mortgage Loans. All
                                             of the Mortgage Loans were
                                             generally originated in accordance
                                             with the underwriting standards
                                             described herein under "Description
                                             of the Mortgage Pool--Property
                                             Assessments".

                                             On the Closing Date, (i) Column
                                             will acquire the Column Mortgage
                                             Loans that were originated by the
                                             Column Third Party Originators,
                                             (ii) each Seller will transfer its
                                             Mortgage Loans to the Depositor and
                                             (iii) the Depositor will transfer
                                             all of the Mortgage Loans to the
                                             Trustee on behalf of the holders of
                                             the Certificates (the
                                             "Certificateholders"). See
                                             "Description of the Mortgage
                                             Pool--Assignment of the Mortgage
                                             Loans" herein and "Description of
                                             the Pooling Agreements--Assignment
                                             of Mortgage Assets" in the
                                             Prospectus.


--------------------------------------------------------------------------------

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                                             Each Seller will make certain
                                             representations and warranties with
                                             respect to the Mortgage Loans sold
                                             by it, except that the Column Third
                                             Party Originators will make such
                                             representations and warranties with
                                             respect to the Mortgage Loans
                                             originated by them, and all such
                                             representations and warranties will
                                             be assigned to the Trustee. In the
                                             event that any such representation
                                             or warranty is breached in respect
                                             of any Mortgage Loan in a manner
                                             that is material and adverse to the
                                             value of such Mortgage Loan or the
                                             interests of the
                                             Certificateholders, the party that
                                             made such representation or
                                             warranty (the applicable
                                             "Warranting Party") will be
                                             required to cure the breach in all
                                             material respects or, if it fails
                                             or elects not to so cure the
                                             breach, to repurchase or, at its
                                             option, subject to certain
                                             limitations described herein,
                                             replace the affected Mortgage Loan.
                                             If the applicable Warranting Party
                                             fails to repurchase or replace any
                                             such affected Mortgage Loan, none
                                             of the Depositor, the Underwriter,
                                             the Servicer, the Special Servicer,
                                             the Trustee, the REMIC
                                             Administrator or any other party
                                             shall have any obligation to do so,
                                             except that if a Column Third Party
                                             Originator fails to repurchase or
                                             replace a Mortgage Loan for which
                                             it is the Warranting Party, Column
                                             may be required to do so under the
                                             circumstances described herein.
                                             Each of the Sellers and the Column
                                             Third Party Originators has only
                                             limited assets with which to
                                             fulfill any repurchase or
                                             substitution obligations that may
                                             arise in respect of breaches of its
                                             representations and warranties.
                                             Neither the Depositor nor the
                                             Underwriter makes any
                                             representations or warranties with
                                             respect to the financial condition
                                             of any Seller or Column Third Party
                                             Originator, and there can be no
                                             assurance that any such entity will
                                             be able, or could be legally
                                             compelled, to perform such
                                             obligations. See "Description of
                                             the Mortgage Pool--Representations
                                             and Warranties" and "--Cures,
                                             Repurchases and Substitutions"
                                             herein and "Description of the
                                             Pooling Agreements--Representations
                                             and Warranties with respect to
                                             Mortgage Assets; Repurchases and
                                             Other Remedies" in the Prospectus.

Cut-off Date .............................   June 1, 1998.

Closing Date .............................   On or about June __, 1998.

Distribution Date.........................   The day each month, commencing in
                                             July 1998, that is the later of (i)
                                             the 10th day of such month or, if
                                             such 10th day is not a business
                                             day, then the next succeeding
                                             business day, and (ii) the fourth
                                             business day following the
                                             Determination Date in such month.

Collection Period.........................   As to any Distribution Date, the
                                             period commencing immediately
                                             following the Determination Date in
                                             the month immediately preceding the
                                             month in which such Distribution

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                                      S-11

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                                             Date occurs (or, in the case of the
                                             initial Distribution Date,
                                             commencing immediately following
                                             the Cut-off Date) and ending on and
                                             including the related Determination
                                             Date.

Determination Date........................   The 5th day of each month,
                                             beginning in July 1998, or if any
                                             such 5th day is not a business day,
                                             then the immediately preceding
                                             business day.

Record Date...............................   With respect to any Distribution
                                             Date, the last business day of the
                                             month immediately preceding the
                                             month in which such Distribution
                                             Date occurs.

Interest Accrual Period...................   With respect to each Distribution
                                             Date, the calendar month
                                             immediately preceding the month in
                                             which such Distribution Date
                                             occurs.

Book-Entry Registration...................   Each Class of Offered Certificates
                                             will initially be issued in
                                             book-entry form through the
                                             facilities of DTC and, accordingly,
                                             will constitute "Book-Entry
                                             Certificates" within the meaning of
                                             the Prospectus. No person acquiring
                                             an interest in a Book- Entry
                                             Certificate (any such person, a
                                             "Certificate Owner") will be
                                             entitled to receive a fully
                                             registered physical certificate (a
                                             "Definitive Certificate")
                                             evidencing such interest, except
                                             under the limited circumstances
                                             described in the Prospectus. See
                                             "Risk Factors--Book-Entry
                                             Registration" and "Description of
                                             the Certificates--Book-Entry
                                             Registration and Definitive
                                             Certificates" in the Prospectus and
                                             "Description of the
                                             Certificates--Registration and
                                             Denominations" herein.

Denominations.............................   The Class A-1A and Class A-1B
                                             Certificates will each be issued in
                                             minimum denominations of $10,000
                                             initial principal balance and in
                                             any whole dollar in excess thereof.
                                             The Class S Certificates will each
                                             be issued in minimum denominations
                                             of $10,000 initial notional amount
                                             and in any whole dollar in excess
                                             thereof. The remaining Offered
                                             Certificates will each be issued in
                                             minimum denominations of $100,000
                                             initial principal balance and in
                                             any whole dollar in excess thereof.

The Mortgage Loans........................   The Mortgage Loans have an
                                             aggregate Cut-off Date Balance of
                                             approximately $1,564,253,433 (the
                                             "Initial Pool Balance"). The
                                             "Cut-off Date Balance" of each
                                             Mortgage Loan is, in general, the
                                             unpaid principal balance thereof as
                                             of the Cut-off Date, after
                                             application of all payments due on
                                             or before such date, whether or not
                                             received. All numerical information
                                             provided herein with respect to the
                                             Mortgage Loans is provided on an
                                             approximate basis. All weighted
                                             average information provided herein
                                             with respect to the Mortgage Loans
                                             reflects the weighting of the
                                             Mortgage Loans by their respective
                                             Cut-off Date Balances.

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                                      S-12

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                                             In general, each Mortgage Loan is
                                             evidenced by a note or bond (a
                                             "Mortgage Note") and is secured by
                                             a mortgage, deed of trust, deed to
                                             secure debt or similar security
                                             instrument (a "Mortgage") creating
                                             a first mortgage lien on a fee
                                             simple and/or leasehold interest in
                                             real property used for commercial
                                             or multifamily purposes (each, a
                                             "Mortgaged Property") and security
                                             interests in certain funds and
                                             accounts and other collateral
                                             described herein. In particular,
                                             289 Mortgage Loans, representing
                                             94.0% of the Initial Pool Balance,
                                             are secured by the related
                                             Mortgagor's fee simple interest in
                                             the related Mortgaged Property; 10
                                             Mortgage Loans, representing 3.4%
                                             of the Initial Pool Balance, are
                                             secured solely by the related
                                             Mortgagor's leasehold interest in
                                             the related Mortgaged Property; one
                                             Mortgage Loan (the Resurgens Plaza
                                             Loan described herein),
                                             representing 2.1% of the Initial
                                             Pool Balance, is secured by the
                                             related Mortgagor's leasehold
                                             interest in a portion of the
                                             related Mortgaged Property and the
                                             related Mortgagor's fee simple
                                             interest in another portion of such
                                             Mortgaged Property; and one
                                             Mortgage Loan, representing 0.5% of
                                             the Initial Pool Balance, is
                                             secured by both the related
                                             Mortgagor's leasehold interest and
                                             the underlying fee simple interest
                                             in the related Mortgaged Property.

                                             Eleven separate groups of Mortgage
                                             Loans (the "Cross-Collateralized
                                             Mortgage Loans"; and each such
                                             group, a "Cross-Collateralized
                                             Group") are, solely as among the
                                             Mortgage Loans in each such
                                             particular group, cross-defaulted
                                             and cross-collateralized with each
                                             other. One of the
                                             Cross-Collateralized Groups,
                                             representing 1.4% of the Initial
                                             Pool Balance, provides that the
                                             applicable cross-collateralization
                                             and cross-default features will
                                             terminate upon satisfaction of
                                             certain property performance
                                             targets and/or minimum debt service
                                             coverage ratio requirements.
                                             Certain of the Cross-Collateralized
                                             Groups (as well as certain
                                             individual Mortgage Loans that are
                                             secured by multiple parcels) permit
                                             individual property releases upon
                                             the satisfaction of certain
                                             criteria and/or the payment of a
                                             release price equal to between 100%
                                             and 125% of the allocated loan
                                             amount for the property to be
                                             released. See, however, "Risk
                                             Factors--Certain Factors Affecting
                                             Delinquency, Foreclosure and Loss
                                             of the Mortgage Loans--Limitations
                                             on Enforceability of
                                             Cross-Collateralization" in the
                                             Prospectus. Except where otherwise
                                             specifically indicated, statistical
                                             information provided herein with
                                             respect to the Cross-Collateralized
                                             Mortgage Loans is so provided on an
                                             individual Mortgage Loan basis
                                             without regard to the
                                             cross-collateralization, and each
                                             Cross-Collateralized Mortgage Loan
                                             will be deemed to be secured only
                                             by a mortgage lien on the related
                                             Primary Mortgaged Property (as
                                             defined herein).

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                                      S-13

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                                             Other than the Rivergate Loan
                                             described herein, no individual
                                             Mortgage Loan or
                                             Cross-Collateralized Group
                                             represents more than 3.3% of the
                                             Initial Pool Balance.

                                             The Mortgage Loans are, or should
                                             be considered to be, non-recourse
                                             obligations of the related
                                             Mortgagors. No Mortgage Loan will
                                             be insured or guaranteed by any
                                             governmental entity or private
                                             insurer or by any other person. Set
                                             forth below are the number of
                                             Mortgage Loans, and the approximate
                                             percentage of the Initial Pool
                                             Balance represented by such
                                             Mortgage Loans, that are secured by
                                             Mortgaged Properties located in the
                                             five states with the highest
                                             concentrations:

                                                                           Percentage
                                                           Number of       of Initial
                                             State       Mortgage Loans    Pool Balance
                                             -----       --------------    ------------
                                             California      43                 14.8%
                                             New York        16                 11.9%
                                             Florida         29                  9.6%
                                             Texas           36                  7.7%
                                             Georgia         16                  6.1%

                                             The remaining Mortgaged Properties
                                             are located throughout 28 other
                                             states and the District of
                                             Columbia.

                                             Set forth below are the number of
                                             Mortgage Loans, and the approximate
                                             percentage of the Initial Pool
                                             Balance represented by such
                                             Mortgage Loans, that are secured by
                                             Mortgaged Properties operated for
                                             each indicated purpose:

                                                                 Number of    Percentage
                                             Property             Mortgage    of Initial
                                               Type                Loans     Pool Balance
                                             --------              -----     ------------
                                             Multifamily            104         38.7%
                                             Retail                  94         26.0%
                                             Hotel                   32         11.7%
                                             Office                  25         11.6%
                                             Industrial               9          5.0%
                                             Manufactured Housing    19          4.1%
                                             Self-Storage            10          1.3%
                                             Mixed Use/Other          8          1.5%

                                             Except as described below or in a
                                             default scenario, each Mortgage
                                             Loan bears interest at a rate per
                                             annum (a "Mortgage Rate") that is
                                             fixed for the remaining term of the
                                             Mortgage Loan. As of the Cut-off
                                             Date, the Mortgage Rates of the
                                             Mortgage Loans will range from
                                             6.650% to 8.860% per annum, and the
                                             weighted average Mortgage Rate will
                                             be 7.210% per annum. The Mortgage
                                             Loans provide for scheduled
                                             payments ("Monthly Payments") of
                                             principal and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             interest to be due on the first day
                                             of each month, or if such day is
                                             not a business day, the next
                                             succeeding business day (each, a
                                             "Due Date"). Interest payable in
                                             respect of any Mortgage Loan on any
                                             Due Date will be the interest
                                             accrued thereon during the most
                                             recently ended calendar month.
                                             Interest on 24 Mortgage Loans,
                                             representing 14.1% of the Initial
                                             Pool Balance, will be computed on
                                             the basis of a 360-day year
                                             consisting of twelve 30-day months.
                                             Interest on the remaining 277
                                             Mortgage Loans, representing 85.9%
                                             of the Initial Pool Balance, will
                                             be computed on the basis of the
                                             actual number of days elapsed
                                             during each calendar month and a
                                             360-day year (Mortgage loans
                                             accruing interest on this basis
                                             being herein referred to as
                                             "Non-30/360 Mortgage Loans"). The
                                             Mortgage Loans identified as "ARD
                                             Loans" on the table entitled
                                             "Characteristics of the Mortgage
                                             Loans on Exhibit A-1 (collectively,
                                             the "ARD Loans") each: (1) has an
                                             original term to maturity of, in
                                             general, approximately 25 to 30
                                             years; and (2) provides that, if
                                             the Mortgage Loan is not repaid in
                                             full by a specified date that is
                                             generally 10 to 15 years after
                                             origination (the "Anticipated
                                             Repayment Date"), then thereafter,
                                             until paid in full: (a) additional
                                             interest (the "Additional
                                             Interest") will accrue on such
                                             Mortgage Loans at a rate (the
                                             "Additional Interest Rate") (such
                                             Additional Interest to be deferred
                                             and paid after the outstanding
                                             principal balance of such Mortgage
                                             Loan is paid in full); and (b) in
                                             general, certain excess cash flow
                                             from the related Mortgaged Property
                                             will be applied to amortize such
                                             Mortgage Loan on an accelerated
                                             basis. In general, the Additional
                                             Interest Rate on the ARD Loans is
                                             not less than 2.00% per annum.

                                             One hundred sixty-six (166) of the
                                             Mortgage Loans (the "Balloon
                                             Mortgage Loans"), representing
                                             40.7% of the Initial Pool Balance,
                                             provide for monthly payments of
                                             principal on each Due Date based on
                                             amortization schedules longer than
                                             the remaining terms of such
                                             Mortgage Loans, thereby leaving
                                             substantial amounts of principal
                                             (each such payment thereof,
                                             together with accrued interest to
                                             the related maturity date, a
                                             "Balloon Payment") due and payable
                                             on their respective stated maturity
                                             dates (each a "Maturity Date"). See
                                             "Risk Factors--Increased Risk of
                                             Default Associated with Balloon
                                             Payments; Anticipated Repayment
                                             Date Considerations" and
                                             "--Extension Risk Associated with
                                             Modification of Mortgage Loans with
                                             Balloon Payments" herein and "Risk
                                             Factors--Certain Factors Affecting
                                             Delinquency, Foreclosure and Loss
                                             of the Mortgage Loans--Increased
                                             Risk of Default Associated with
                                             Balloon Payments" in the
                                             Prospectus. As stated above, 113
                                             Mortgage Loans, representing 52.2%
                                             of the Initial Pool Balance, are
                                             ARD Loans. The remaining 22
                                             Mortgage Loans, representing 7.1%
                                             of the Initial Pool Balance, are
                                             fully amortizing or substantially
                                             fully amortizing.

--------------------------------------------------------------------------------

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                                             Substantially all of the Mortgage
                                             Loans were originated between May
                                             1997 and May 1998, inclusive.

                                             No Mortgage Loan will be, as of the
                                             Closing Date, 30 days or more
                                             delinquent in the payment of
                                             principal or interest.

                                             In the case of 199 Mortgage Loans,
                                             representing 71.4% of the Initial
                                             Pool Balance, the related
                                             Mortgagors are entitled (subject to
                                             the satisfaction of certain
                                             conditions) to "defease" their
                                             Mortgage Loans with United States
                                             Treasury obligations generally at
                                             any time after two to three years
                                             (or, in certain cases, a longer
                                             period) following the Closing Date
                                             (in each case notwithstanding any
                                             Lockout Period (as defined below)).

                                             As of their respective dates of
                                             origination, all of the Mortgage
                                             Loans imposed restrictions on
                                             voluntary prepayments of principal
                                             ("Principal Prepayments"). In most
                                             cases, such restrictions commenced
                                             with a period (a "Lockout Period")
                                             during which, with limited
                                             exception, Principal Prepayments
                                             are prohibited. In some such cases,
                                             the Lockout Period will remain in
                                             effect for all or substantially all
                                             of the remaining term to maturity;
                                             in other such cases, the Lockout
                                             Period is followed by a period (a
                                             "Premium Period") during which
                                             Principal Prepayments are permitted
                                             but are required to be accompanied
                                             by an additional amount (the
                                             "Additional Prepayment Amount")
                                             that is either a specified
                                             percentage of the amount being
                                             prepaid (a "Prepayment Premium") or
                                             a premium calculated on the basis
                                             of a yield maintenance formula (a
                                             "Yield Maintenance Premium"), and
                                             then, commencing on a specified
                                             date prior to maturity, by a period
                                             (an "Open Period") during which
                                             Principal Prepayments may be made
                                             without payment of any Prepayment
                                             Premium or Yield Maintenance
                                             Premium; and, in the remaining such
                                             cases, the Lockout Period is
                                             followed directly by an Open
                                             Period. In all other cases, such
                                             restrictions commenced with a
                                             Premium Period during which
                                             Principal Prepayments are permitted
                                             but are required to be accompanied
                                             by a Prepayment Premium, which
                                             period is followed by an Open
                                             Period (generally commencing two
                                             years prior to the stated
                                             maturities of the respective
                                             Mortgage Loans). In the case of
                                             most Mortgage Loans that provide
                                             for a Premium Period, the
                                             applicable Additional Prepayment
                                             Amount will equal the greater of a
                                             Prepayment Premium (in general,
                                             calculated at 1% of the amount
                                             prepaid) and a Yield Maintenance
                                             Premium. In the case of certain
                                             Mortgage Loans, the security for
                                             the Mortgage Loans includes pledged
                                             funds which: (i) if certain leasing
                                             or other economic conditions are
                                             satisfied by a specified date, will
                                             be released to the related
                                             Mortgagor; and (ii) if such
                                             conditions are not satisfied by
                                             such date, will be applied to pay
                                             down the Mortgage Loan during what
                                             would

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                                      S-16

--------------------------------------------------------------------------------

                                             otherwise be a Lockout Period. See
                                             "Description of the Mortgage
                                             Pool--Prepayment Provisions"
                                             herein.

                                             Set forth below is certain
                                             information regarding the Mortgage
                                             Loans and the Mortgaged Properties
                                             expected to be applicable as of the
                                             Cut-off Date (except as otherwise
                                             indicated). Such information is
                                             more fully described, and
                                             additional information regarding
                                             the Mortgage Loans and the
                                             Mortgaged Properties is set forth,
                                             in the tables on Exhibits A-1 and
                                             A-2 hereto.

                                             Number of Mortgage Loans .............              301
                                             Initial Pool Balance .................   $1,564,253,433

                                             Minimum Cut-off Date Balance .........         $573,042
                                             Maximum Cut-off Date Balance .........      $94,602,208
                                             Average Cut-off Date Balance .........       $5,196,855

                                             Minimum Mortgage Rate ................            6.650%
                                             Maximum Mortgage Rate ................            8.860%
                                             Weighted Average Mortgage Rate .......            7.210%

                                             Minimum Cut-off Date LTV Ratio .......             32.6%
                                             Maximum Cut-off Date LTV Ratio .......             82.7%
                                             Weighted Average Cut-off Date LTV
                                                Ratio .............................             69.9%

                                             Minimum Original Term to Maturity
                                                (months)(1) .......................               60
                                             Maximum Original Term to Maturity
                                                (months)(1) .......................              300
                                             Weighted Average Original Term to
                                                Maturity (months)(1) ..............              135

                                             Minimum Original Amortization Term
                                                (months) ..........................              144
                                             Maximum Original Amortization Term
                                                (months) ..........................              360
                                             Weighted Average Original Amortization
                                              Term (months) .......................              337

                                             Minimum Remaining Term to Maturity
                                                (months)(1) .......................               55
                                             Maximum Remaining Term to Maturity
                                                (months)(1) .......................              299
                                             Weighted Average Remaining Term to
                                                Maturity (months)(1) ..............              133

                                             Minimum Remaining Amortization Term
                                                (months) ..........................              128

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                                      S-17

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
                                             Maximum Remaining Amortization Term
                                                (months) ..........................              360
                                             Weighted Average Remaining
                                                Amortization Term (months) ........              334

                                             Minimum Occupancy Rate at
                                                Underwriting(2) ...................             64.0%
                                             Maximum Occupancy Rate at
                                                Underwriting(2) ...................            100.0%
                                             Weighted Average Occupancy
                                                Rate at Underwriting(2) ...........             96.5%

                                             Minimum Underwriting DSCR ............            1.20x
                                             Maximum Underwriting DSCR ............            2.69x
                                             Weighted Average Underwriting
                                                DSCR...............................            1.44x

                                                 --------------------

                                             (1) In the case of the ARD Loans,
                                             assumes that maturity is at the
                                             respective Anticipated Repayment
                                             Dates. (2) Does not reflect
                                             Mortgage Loans secured by hotel
                                             properties.

                                             "Cut-off Date LTV Ratio",
                                             "Underwriting DSCR" and "Occupancy
                                             Rate at Underwriting" are each
                                             calculated as described under
                                             "Description of the Mortgage
                                             Pool--Additional Mortgage Loan
                                             Information" herein.

                                             See "Description of the Mortgage
                                             Pool" herein.

Description of the
  Certificates............................  The Certificates will be issued on the Closing Date pursuant to a
                                             Pooling and Servicing Agreement, to
                                             be dated as of the Cut- off Date
                                             (the "Pooling Agreement"), among
                                             the Depositor, the Servicer, the
                                             Special Servicer, the Trustee and
                                             the REMIC Administrator, and will
                                             represent in the aggregate the
                                             entire beneficial ownership
                                             interest of the Trust. See
                                             "Description of the
                                             Certificates--General" herein.

A. Class Principal Balances and
     Class Notional Amount................   The Class A, Class B and Class C
                                             Certificates (collectively, the
                                             "Sequential Pay Certificates") are
                                             the only Certificates that will
                                             have principal balances. The
                                             aggregate principal balance of any
                                             Class of Sequential Pay
                                             Certificates is herein referred to
                                             as its "Class Principal Balance".

                                             Upon initial issuance, the Class
                                             A-1A, Class A-1B, Class A- 1C,
                                             Class A-2, Class A-3, Class A-4,
                                             Class B-1, Class B-2 and Class B-3
                                             Certificates will have the
                                             respective Class

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             Principal Balances set forth on the
                                             cover page hereof (in each case,
                                             subject to a variance of plus or
                                             minus 5%).

                                             Upon initial issuance, the Class
                                             B-4, Class B-5, Class B-6, Class
                                             B-7 and Class C Certificates will
                                             have the following Class Principal
                                             Balances (in each case, subject to
                                             a variance of plus or minus 5%):

                                                                Initial Class
                                             Class            Principal Balance
                                             -----            -----------------
                                             Class B-4          $66,481,000
                                             Class B-5          $15,642,000
                                             Class B-6          $27,374,000
                                             Class B-7          $15,643,000
                                             Class C            $23,464,433


                                             The Class S Certificates will not
                                             have principal balances; however,
                                             for purposes of calculating Accrued
                                             Certificate Interest (as defined
                                             herein) in respect thereof, such
                                             Class of Certificates will have an
                                             aggregate notional amount (a "Class
                                             Notional Amount") that is equal to
                                             the aggregate of the Class
                                             Principal Balances of the
                                             respective Classes of Sequential
                                             Pay Certificates outstanding from
                                             time to time. The Class Principal
                                             Balance of each Class of Sequential
                                             Pay Certificates will constitute a
                                             separate component (a "Component")
                                             of the Class Notional Amount of the
                                             Class S Certificates (such
                                             Component to have the same
                                             alphabetical and/or numerical
                                             designation as the alphabetical
                                             and/or numerical Class designation
                                             for such Class of Sequential Pay
                                             Certificates (e.g., the Class
                                             Principal Balance of the Class A-1A
                                             Certificates outstanding from time
                                             to time will constitute Component
                                             A-1A of the Class S Certificates)).

                                             The Grantor Trust Certificates and
                                             the REMIC Residual Certificates
                                             will not have principal balances or
                                             notional amounts.

                                             See "Description of the
                                             Certificates--Class Principal
                                             Balances and Class Notional Amount"
                                             herein.

B. Accrual of Interest....................   The respective Classes of REMIC
                                             Regular Certificates will bear
                                             interest (herein referred to as
                                             "Accrued Certificate Interest").
                                             With respect to each Class of REMIC
                                             Regular Certificates, such interest
                                             will commence accruing as of the
                                             Cut-off Date and, during each
                                             Interest Accrual Period, will
                                             accrue at the applicable
                                             Pass-Through Rate on the Class
                                             Principal Balance or, in the case
                                             of the Class S Certificates, the
                                             Class Notional Amount of such Class
                                             of Certificates outstanding
                                             immediately prior to the related
                                             Distribution

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             Date. Accrued Certificate Interest
                                             will be calculated on the basis of
                                             a 360-day year consisting of twelve
                                             30-day months.

                                             The portion of the Accrued
                                             Certificate Interest in respect of
                                             any Class of REMIC Regular
                                             Certificates that is distributable
                                             thereon, subject to available funds
                                             and the payment priorities
                                             described herein, is herein
                                             referred to as "Distributable
                                             Certificate Interest". The
                                             Distributable Certificate Interest
                                             in respect of any Class of REMIC
                                             Regular Certificates for any
                                             Distribution Date will equal the
                                             Accrued Certificate Interest in
                                             respect of such Class of REMIC
                                             Regular Certificates for the
                                             related Interest Accrual Period,
                                             reduced (to not less than zero) by
                                             the product of (a) the Net
                                             Aggregate Prepayment Interest
                                             Shortfall (as defined herein), if
                                             any, for such Distribution Date,
                                             multiplied by (b) a fraction
                                             (expressed as a percentage), the
                                             numerator of which is the Accrued
                                             Certificate Interest in respect of
                                             such Class of REMIC Regular
                                             Certificates for the related
                                             Interest Accrual Period, and the
                                             denominator of which is the
                                             aggregate Accrued Certificate
                                             Interest in respect of all the
                                             Classes of REMIC Regular
                                             Certificates for the related
                                             Interest Accrual Period.

                                             The Grantor Trust Certificates and
                                             the REMIC Residual Certificates
                                             will not bear interest, although
                                             amounts (if any) distributable on
                                             the Grantor Trust Certificates will
                                             consist of Additional Interest.

C. Pass-Through Rates.....................   The Pass-Through Rates applicable
                                             to the respective Classes of
                                             Offered Certificates for the
                                             initial Interest Accrual Period are
                                             set forth on the cover page hereof.

                                             The Pass-Through Rates applicable
                                             to the Class A-1A, Class A-1B,
                                             Class A-1C, Class A-2, Class A-3
                                             and Class A-4 Certificates are
                                             fixed at the respective rates set
                                             forth on the cover page hereof with
                                             respect to such Classes of
                                             Certificates.

                                             The Pass-Through Rates applicable
                                             to the Class B-1 and Class B-2
                                             Certificates are subject to change
                                             and, in the case of each such Class
                                             of Certificates, for each Interest
                                             Accrual Period subsequent to the
                                             initial Interest Accrual Period,
                                             will equal the lesser of (i) the
                                             per annum rate set forth on the
                                             cover page hereof with respect to
                                             such Class of Certificates and (ii)
                                             the Weighted Average Net Mortgage
                                             Rate for such Interest Accrual
                                             Period.

                                             The Pass-Through Rate for the Class
                                             B-3 Certificates is variable and,
                                             for each Interest Accrual Period,
                                             will equal the Weighted Average Net
                                             Mortgage Rate for such Interest
                                             Accrual Period.

                                             The Pass-Through Rate applicable to
                                             the Class S Certificates will also
                                             be variable and for each Interest
                                             Accrual Period

--------------------------------------------------------------------------------
                                             subsequent to the initial Interest
                                             Accrual Period will equal the
                                             weighted average of the Class S
                                             Strip Rates at which interest
                                             accrues on the respective
                                             Components of the Class Notional
                                             Amount of the Class S Certificates
                                             during such Interest Accrual Period
                                             (weighted on the basis of the
                                             relative sizes of such Components
                                             immediately prior to the related
                                             Distribution Date). The "Class S
                                             Strip Rate" in respect of any
                                             Component of the Class Notional
                                             Amount of the Class S Certificates
                                             for any Interest Accrual Period
                                             will equal the excess, if any, of
                                             (i) the Weighted Average Net
                                             Mortgage Rate for such Interest
                                             Accrual Period, over (ii) the
                                             Pass-Through Rate then applicable
                                             to the Class of Sequential Pay
                                             Certificates whose Class Principal
                                             Balance constitutes such Component.

                                             The Pass-Through Rate for the Class
                                             B-4 Certificates is variable and,
                                             for each Interest Accrual Period
                                             will equal the Weighted Average Net
                                             Mortgage Rate for such Interest
                                             Accrual Period.

                                             The respective Pass-Through Rates
                                             applicable to the Class B- 5, Class
                                             B-6, Class B-7 and Class C
                                             Certificates for each Interest
                                             Accrual Period will equal the
                                             following fixed rates per annum:


                                              Class            Pass-Through Rate
                                              -----            -----------------
                                              Class B-5                 %
                                              Class B-6                 %
                                              Class B-7                 %
                                              Class C                   %

                                             The Grantor Trust Certificates and
                                             the REMIC Residual Certificates
                                             will not have Pass-Through Rates.

                                             The "Weighted Average Net Mortgage
                                             Rate" for any Interest Accrual
                                             Period will equal the weighted
                                             average of the Net Mortgage Rates
                                             for the Mortgage Loans (weighted on
                                             the basis of their respective
                                             Stated Principal Balances (as
                                             defined herein) outstanding
                                             immediately following the
                                             Distribution Date during such
                                             Interest Accrual Period or, in the
                                             case of the initial Interest
                                             Accrual Period, weighted on the
                                             basis of their respective Cutoff
                                             Date Balances).

                                             The "Net Mortgage Rate" for any
                                             Mortgage Loan will, in general,
                                             equal (i) the related Mortgage Rate
                                             in effect as of the Closing Date
                                             (without regard to any
                                             modification, waiver or amendment
                                             of the terms of such Mortgage Loan
                                             subsequent to the Closing Date),
                                             minus (ii) 6 basis points; provided
                                             that, in the case of each Mortgage
                                             Loan that does not accrue interest
                                             on the basis of a 360-day year
                                             consisting of twelve 30-day months
                                             (which is the basis on which
                                             interest accrues in respect of the
                                             REMIC Regular

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             Certificates), solely for the
                                             purposes of calculating the
                                             Weighted Average Net Mortgage Rate
                                             for each Distribution Date, the
                                             Mortgage Rate referred to in clause
                                             (i) will, to the extent
                                             appropriate, be adjusted from
                                             Interest Accrual Period to Interest
                                             Accrual Period as described herein
                                             to compensate for such difference,
                                             taking into account the number of
                                             days in each calendar month and any
                                             applicable Interest Reserve Amount
                                             (as defined herein).

Distributions on the Certificates.........   Distributions will be made by or on
                                             behalf of the Trustee on each
                                             Distribution Date to the
                                             Certificateholders of record at the
                                             close of business on the
                                             immediately preceding Record Date
                                             (or, in the case of the anticipated
                                             final distribution on any Class of
                                             Certificates, to the persons
                                             presenting and surrendering such
                                             Certificates as described herein).
                                             All distributions made with respect
                                             to any Class of Certificates will
                                             be allocated pro rata among the
                                             outstanding Certificates of such
                                             Class based on the respective
                                             Percentage Interests (as defined
                                             herein) in such Class evidenced by
                                             such Certificates.

A. Distributions of Interest
     and Principal........................   On each Distribution Date, the
                                             Available Distribution Amount (as
                                             defined herein) for such date will
                                             be distributed among the respective
                                             Classes of Certificateholders for
                                             the following purposes and in the
                                             following order of priority:

                                             (i)  to make distributions of
                                                  interest to the holders
                                                  of the Class S, Class
                                                  A-1A and Class A-1B
                                                  Certificates, pro rata
                                                  based on entitlement, up
                                                  to an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of
                                                  each such Class of
                                                  Certificates for such
                                                  Distribution Date and, to
                                                  the extent not previously
                                                  paid, for all prior
                                                  Distribution Dates;

                                             (ii) to make distributions of
                                                  principal to the holders
                                                  of the Class A-1A and
                                                  Class A-1B Certificates,
                                                  allocable as between such
                                                  Classes of
                                                  Certificateholders as
                                                  described herein, up to
                                                  an amount equal to the
                                                  lesser of (a) the
                                                  aggregate of the then
                                                  outstanding Class
                                                  Principal Balances of the
                                                  Class A-1A and Class A-1B
                                                  Certificates and (b) the
                                                  Principal Distribution
                                                  Amount (as defined below)
                                                  for such Distribution
                                                  Date;

                                            (iii) to reimburse the holders
                                                  of the Class A-1A and
                                                  Class A-1B Certificates,
                                                  pro rata based on
                                                  entitlement, up to an
                                                  amount equal to all
                                                  Realized Losses and
                                                  Additional Trust Fund
                                                  Expenses (each as defined
                                                  herein), if any,
                                                  previously allocated to

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  each such Class of
                                                  Certificates and for
                                                  which no reimbursement
                                                  has previously been
                                                  received;

                                             (iv) to make distributions of
                                                  interest to the holders
                                                  of the Class A-1C
                                                  Certificates, up to an
                                                  amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of
                                                  such Class of
                                                  Certificates for such
                                                  Distribution Date and, to
                                                  the extent not previously
                                                  paid, for all prior
                                                  Distribution Dates;

                                             (v)  after the Class Principal
                                                  Balances of the Class A-1A and
                                                  Class A-1B Certificates have
                                                  been reduced to zero, to make
                                                  distributions of principal to
                                                  the holders of the Class A-1C
                                                  Certificates, up to an amount
                                                  equal to the lesser of (a) the
                                                  then outstanding Class
                                                  Principal Balance of the Class
                                                  A-1C Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clause (ii) above;

                                             (vi) to reimburse the holders
                                                  of the Class A-1C
                                                  Certificates, up to an
                                                  amount equal to all
                                                  Realized Losses and
                                                  Additional Trust Fund
                                                  Expenses, if any,
                                                  previously allocated to
                                                  such Class of
                                                  Certificates and for
                                                  which no reimbursement
                                                  has previously been
                                                  received;

                                             (vii) to make distributions of
                                                  interest to the holders
                                                  of the Class A-2
                                                  Certificates, up to an
                                                  amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of
                                                  such Class of
                                                  Certificates for such
                                                  Distribution Date and, to
                                                  the extent not previously
                                                  paid, for all prior
                                                  Distribution Dates;

                                           (viii) after the Class Principal
                                                  Balances of the Class A-1A,
                                                  Class A-1B and Class A-1C
                                                  Certificates have been reduced
                                                  to zero, to make distributions
                                                  of principal to the holders of
                                                  the Class A-2 Certificates, up
                                                  to an amount equal to the
                                                  lesser of (a) the then
                                                  outstanding Class Principal
                                                  Balance of the Class A-2
                                                  Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii) and (v) above;

                                             (ix) to reimburse the holders of
                                                  the Class A-2 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Certificates and for which no
                                                  reimbursement has previously
                                                  been received;

                                             (x)  to make distributions of
                                                  interest to the holders of the
                                                  Class A-3 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                             (xi) after the Class Principal
                                                  Balances of the Class A-1A,
                                                  Class A-1B, Class A-1C and
                                                  Class A-2 Certificates have
                                                  been reduced to zero, to make
                                                  distributions of principal to
                                                  the holders of the Class A-3
                                                  Certificates, up to an amount
                                                  equal to the lesser of (a) the
                                                  then outstanding Class
                                                  Principal Balance of the Class
                                                  A-3 Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v) and (viii)
                                                  above;


                                            (xii) to reimburse the holders of
                                                  the Class A-3 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                           (xiii) to make distributions of
                                                  interest to the holders of the
                                                  Class A-4 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                            (xiv) after the Class Principal
                                                  Balances of the Class A-1A,
                                                  Class A-1B, Class A-1C, Class
                                                  A-2 and Class A-3 Certificates
                                                  have been reduced to zero, to
                                                  make distributions of
                                                  principal to the holders of
                                                  the Class A-4 Certificates, up
                                                  to an amount equal to the
                                                  lesser of (a) the then
                                                  outstanding Class Principal
                                                  Balance of the Class A-4
                                                  Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii) and
                                                  (xi) above;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                             (xv) to reimburse the holders of
                                                  the Class A-4 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                            (xvi) to make distributions of
                                                  interest to the holders of the
                                                  Class B-1 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                           (xvii) after the Class Principal
                                                  Balances of the Class A
                                                  Certificates have been reduced
                                                  to zero, to make distributions
                                                  of principal to the holders of
                                                  the Class B-1 Certificates, up
                                                  to an amount equal to the
                                                  lesser of (a) the then
                                                  outstanding Class Principal
                                                  Balance of the Class B-1
                                                  Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii),
                                                  (xi) and (xiv) above;

                                          (xviii) to reimburse the holders of
                                                  the Class B-1 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                            (xix) to make distributions of
                                                  interest to the holders of the
                                                  Class B-2 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                             (xx) after the Class Principal
                                                  Balances of the Class A and
                                                  Class B-1 Certificates have
                                                  been reduced to zero, to make
                                                  distributions of principal to
                                                  the holders of the Class B-2
                                                  Certificates, up to an amount
                                                  equal to the lesser of (a) the
                                                  then outstanding Class
                                                  Principal Balance of the Class
                                                  B-2 Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii),
                                                  (xi), (xiv) and (xvii) above;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                            (xxi) to reimburse the holders of
                                                  the Class B-2 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                           (xxii) to make distributions of
                                                  interest to the holders of the
                                                  Class B-3 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;


                                          (xxiii) after the Class Principal
                                                  Balances of the Class A, Class
                                                  B-1 and Class B-2 Certificates
                                                  have been reduced to zero, to
                                                  make distributions of
                                                  principal to the holders of
                                                  the Class B-3 Certificates, up
                                                  to an amount equal to the
                                                  lesser of (a) the then
                                                  outstanding Class Principal
                                                  Balance of the Class B-3
                                                  Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii),
                                                  (xi), (xiv), (xvii) above;


                                           (xxiv) to reimburse the holders of
                                                  the Class B-3 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                            (xxv) to make distributions of
                                                  interest to the holders of the
                                                  Class B-4 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                           (xxvi) after the Class Principal
                                                  Balances of the Class A, Class
                                                  B-1, Class B-2 and Class B-3
                                                  Certificates have been reduced
                                                  to zero, to make distributions
                                                  of principal to the holders of
                                                  the Class B-4 Certificates, up
                                                  to an amount equal to the
                                                  lesser of (a) the then
                                                  outstanding Class Principal
                                                  Balance of the Class B-4
                                                  Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii),
                                                  (xi), (xiv), (xvii), (xx) and
                                                  (xxiii) above;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                          (xxvii) to reimburse the holders of
                                                  the Class B-4 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                          (xxviii) to make distributions of
                                                  interest to the holders of the
                                                  Class B-5 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                           (xxix) after the Class Principal
                                                  Balances of the Class A, Class
                                                  B-1, Class B-2, Class B-3 and
                                                  Class B-4 Certificates have
                                                  been reduced to zero, to make
                                                  distributions of principal to
                                                  the holders of the Class B-5
                                                  Certificates, up to an amount
                                                  equal to the lesser of (a) the
                                                  then outstanding Class
                                                  Principal Balance of the Class
                                                  B-5 Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii),
                                                  (xi), (xiv), (xvii), (xx),
                                                  (xxiii) and (xxvi) above;

                                             (xxx) to reimburse the holders of
                                                  the Class B-5 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                           (xxxi) to make distributions of
                                                  interest to the holders of the
                                                  Class B-6 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                          (xxxii) after the Class Principal
                                                  Balances of the Class A, Class
                                                  B-1, Class B-2, Class B-3,
                                                  Class B-4 and Class B-5
                                                  Certificates have been reduced
                                                  to zero, to make distributions
                                                  of principal to the holders of
                                                  the Class B-6 Certificates, up
                                                  to an amount equal to the
                                                  lesser of (a) the then
                                                  outstanding Class Principal
                                                  Balance of the Class B-6
                                                  Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                  Date pursuant to clauses
                                                  (ii), (v), (viii), (xi),
                                                  (xiv), (xvii), (xx), (xxiii)
                                                  (xxvi) and (xxix) above;

                                         (xxxiii) to reimburse the holders
                                                  of the Class B-6 Certificates,
                                                  up to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                          (xxxiv) to make distributions of
                                                  interest to the holders of the
                                                  Class B-7 Certificates, up to
                                                  an amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                           (xxxv) after the Class Principal
                                                  Balances of the Class A, Class
                                                  B-1, Class B-2, Class B-3,
                                                  Class B-4, Class B-5 and Class
                                                  B-6 Certificates have been
                                                  reduced to zero, to make
                                                  distributions of principal to
                                                  the holders of the Class B-7
                                                  Certificates, up to an amount
                                                  equal to the lesser of (a) the
                                                  then outstanding Class
                                                  Principal Balance of the Class
                                                  B-7 Certificates and (b) the
                                                  excess, if any, of the
                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii),
                                                  (xi), (xiv), (xvii), (xx),
                                                  (xxiii), (xxvi), (xxix) and
                                                  (xxxii) above;

                                          (xxxvi) to reimburse the holders of
                                                  the Class B-7 Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received;

                                         (xxxvii) to make distributions of
                                                  interest to the holders of the
                                                  Class C Certificates, up to an
                                                  amount equal to all
                                                  Distributable Certificate
                                                  Interest in respect of such
                                                  Class of Certificates for such
                                                  Distribution Date and, to the
                                                  extent not previously paid,
                                                  for all prior Distribution
                                                  Dates;

                                        (xxxviii) after the Class Principal
                                                  Balances of the Class A and
                                                  Class B Certificates have been
                                                  reduced to zero, to make
                                                  distributions of principal to
                                                  the holders of the Class C
                                                  Certificates, up to an amount
                                                  equal to the lesser of (a) the
                                                  then outstanding Class
                                                  Principal Balance of the Class
                                                  C Certificates and (b) the
                                                  excess, if any, of the

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                                      S-28
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                                                  Principal Distribution Amount
                                                  for such Distribution Date
                                                  over the amounts, if any,
                                                  distributed on such
                                                  Distribution Date pursuant to
                                                  clauses (ii), (v), (viii),
                                                  (xi), (xiv), (xvii), (xx),
                                                  (xxiii), (xxvi), (xxix),
                                                  (xxxii) and (xxxv) above;

                                          (xxxix) to reimburse the holders of
                                                  the Class C Certificates, up
                                                  to an amount equal to all
                                                  Realized Losses and Additional
                                                  Trust Fund Expenses, if any,
                                                  previously allocated to such
                                                  Class of Certificates and for
                                                  which no reimbursement has
                                                  previously been received; and

                                             (xl) to make distributions to the
                                                  holders of the REMIC Residual
                                                  Certificates, up to an amount
                                                  equal to the excess, if any,
                                                  of (a) the Available
                                                  Distribution Amount for such
                                                  Distribution Date, over (b)
                                                  the aggregate distributions
                                                  made in respect of the REMIC
                                                  Regular Certificates on such
                                                  Distribution Date pursuant to
                                                  clauses (i) through (xxxix)
                                                  above;

                                             provided that, on the final
                                             Distribution Date in connection
                                             with a termination of the Trust,
                                             the distributions of principal to
                                             be made pursuant to clauses (ii),
                                             (v), (viii), (xi), (xiv), (xvii),
                                             (xx), (xxiii), (xxvi), (xxix),
                                             (xxxii), (xxxv) and (xxxviii) above
                                             shall, in each such case, subject
                                             to the then remaining portion of
                                             the Available Distribution Amount
                                             for such date, be made to the
                                             holders of the relevant Class or
                                             Classes of Sequential Pay
                                             Certificates otherwise entitled to
                                             distributions of principal pursuant
                                             to such clause in an amount equal
                                             to the entire then remaining Class
                                             Principal Balance (or, in the case
                                             of clause (ii) above, if
                                             applicable, the entire aggregate of
                                             the then remaining Class Principal
                                             Balances) of such Class or Classes
                                             of Certificates outstanding
                                             immediately prior to such final
                                             Distribution Date.

                                             Except under the limited
                                             circumstances described herein,
                                             distributions of principal on the
                                             Class A-1A and Class A-1B
                                             Certificates as described in clause
                                             (ii) above will be paid, first, to
                                             the holders of the Class A-1A
                                             Certificates, until the Class
                                             Principal Balance of such Class of
                                             Certificates is reduced to zero,
                                             and thereafter, to the holders of
                                             the Class A-1B Certificates, until
                                             the Class Principal Balance of such
                                             Class of Certificates is reduced to
                                             zero. See "Description of the
                                             Certificates--Distributions--
                                             Application of the Available
                                             Distribution Amount" herein.

                                             The "Principal Distribution Amount"
                                             for any Distribution Date will, in
                                             general, equal the aggregate
                                             (without duplication) of the
                                             following:

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                                      S-29
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                                             (a)  all payments of principal
                                                  (other than Principal
                                                  Prepayments) received on the
                                                  Mortgage Loans during the
                                                  related Collection Period, in
                                                  each case net of any portion
                                                  of the particular payment that
                                                  represents a late collection
                                                  of principal for which a P&I
                                                  Advance (as defined below) was
                                                  previously made for a prior
                                                  Distribution Date or that
                                                  represents the principal
                                                  portion of a Monthly Payment
                                                  due on or before the Cut-off
                                                  Date or on a Due Date
                                                  subsequent to the related
                                                  Collection Period;

                                             (b)  the principal portions of all
                                                  Monthly Payments due in
                                                  respect of the Mortgage Loans
                                                  for their respective Due Dates
                                                  occurring during the related
                                                  Collection Period that were
                                                  received prior to the related
                                                  Collection Period;

                                             (c)  all Principal Prepayments
                                                  received on the Mortgage Loans
                                                  during the related Collection
                                                  Period;

                                             (d)  all other collections
                                                  (including Liquidation
                                                  Proceeds, Condemnation
                                                  Proceeds and Insurance
                                                  Proceeds (each as defined
                                                  herein)) that were received on
                                                  or in respect of the Mortgage
                                                  Loans during the related
                                                  Collection Period and that
                                                  were identified and applied by
                                                  the Servicer as recoveries of
                                                  principal thereof, in each
                                                  case net of any portion of
                                                  such collection that
                                                  represents a late collection
                                                  of principal due on or before
                                                  the Cut-off Date or for which
                                                  a P&I Advance was previously
                                                  made for a prior Distribution
                                                  Date; and

                                             (e)  the principal portion of all
                                                  P&I Advances made in respect
                                                  of the Mortgage Loans for such
                                                  Distribution Date.

B. Distributions of Prepayment Premiums
     and Yield Maintenance Premiums......    If a Prepayment Premium is
                                             collected with respect to any
                                             Mortgage Loan during any particular
                                             Collection Period, then 85% of such
                                             Prepayment Premium will be
                                             distributed on the Distribution
                                             Date corresponding to such
                                             Collection Period as additional
                                             interest to the holders of the
                                             Class S Certificates and 15% of
                                             such Prepayment Premium will be
                                             distributed on such Distribution
                                             Date as additional interest to the
                                             holders of the Class (or Classes)
                                             of Sequential Pay Certificates then
                                             entitled to distributions of
                                             principal on such Distribution Date
                                             (allocable among such Classes, if
                                             more than one, on a pro rata basis
                                             in accordance with the relative
                                             amounts of such distributions of
                                             principal).

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                                      S-30
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                                             If a Yield Maintenance Premium is
                                             collected with respect to any
                                             Mortgage Loan during any particular
                                             Collection Period, then such Yield
                                             Maintenance Premium will be
                                             distributed as additional interest
                                             on the Distribution Date
                                             corresponding to such Collection
                                             Period as follows: The holders of
                                             the Class (or Classes) of
                                             Sequential Pay Certificates then
                                             entitled to distributions of
                                             principal on such Distribution Date
                                             will be entitled to an aggregate
                                             amount (allocable among such
                                             Classes, if more than one, as
                                             described below) equal to the
                                             product of (1) the amount of such
                                             Yield Maintenance Premium,
                                             multiplied by (2) a fraction (not
                                             greater than one or less than
                                             zero), the numerator of which is
                                             equal to the excess, if any, of the
                                             Pass-Through Rate applicable to
                                             such Class of Sequential Pay
                                             Certificates (or, if two or more
                                             Classes are involved, the
                                             Pass-Through Rate applicable to
                                             such of those Classes as has the
                                             most senior right of payment and/or
                                             the earliest Assumed Final
                                             Distribution Date) for the
                                             corresponding Interest Accrual
                                             Period, over the relevant Discount
                                             Rate, and the denominator of which
                                             is equal to the excess, if any, of
                                             the Mortgage Rate for the Mortgage
                                             Loan that prepaid, over the
                                             relevant Discount Rate. If there is
                                             more than one Class of Sequential
                                             Pay Certificates entitled to
                                             distributions of principal on such
                                             Distribution Date, the aggregate
                                             amount described in the preceding
                                             sentence will be allocated among
                                             such Classes on a pro rata basis in
                                             accordance with the relative
                                             amounts of such distributions of
                                             principal. Any portion of such
                                             Yield Maintenance Premium that may
                                             remain after such distributions on
                                             the Sequential Pay Certificates
                                             will be distributed to the holders
                                             of the Class S Certificates.

                                             For purposes of the foregoing, the
                                             "Discount Rate" is the rate which,
                                             when compounded monthly, is
                                             equivalent to the Treasury Rate
                                             when compounded semi-annually
                                             (e.g., a 6% per annum Treasury Rate
                                             would equate to a 5.9263% per annum
                                             Discount Rate). The "Treasury Rate"
                                             is the yield calculated by the
                                             linear interpolation of the yields,
                                             as reported in Federal Reserve
                                             Statistical Release H.15--Selected
                                             Interest Rates under the heading
                                             "U.S. government
                                             securities/Treasury constant
                                             maturities" for the week ending
                                             prior to the date of the relevant
                                             principal prepayment, of U.S.
                                             Treasury constant maturities with a
                                             maturity date (one longer and one
                                             shorter) most nearly approximating
                                             (a) in the case of any GECA
                                             Mortgage Loan, the weighted average
                                             life (as described herein) of the
                                             prepaid Mortgage Loan immediately
                                             prior to the prepayment and (b) in
                                             the case of any Column Mortgage
                                             Loan, the maturity date of the
                                             prepaid Mortgage Loan. If Release
                                             H.15 is no longer published, the
                                             Servicer will select a comparable
                                             publication to determine the
                                             Treasury Rate.

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                                      S-31
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                                             Neither the Depositor nor the
                                             Underwriter makes any
                                             representation or warranty as to
                                             the collectability of any
                                             Prepayment Premium or Yield
                                             Maintenance Premium or the
                                             enforceability of any Mortgage Loan
                                             provision requiring the payment of
                                             any such amount. Furthermore,
                                             Prepayment Premiums and Yield
                                             Maintenance Premiums, even if
                                             collected and distributable on any
                                             Class of Certificates as additional
                                             interest, may not be sufficient to
                                             fully compensate the
                                             Certificateholders of such Class
                                             for any loss in yield experienced
                                             by them in connection with the
                                             related prepayments of principal.
                                             See "Risk Factors--Special
                                             Prepayment and Yield
                                             Considerations" herein.

C. Distributions of Additional Interest...   It is anticipated that the Class
                                             D-1 Certificates will be delivered
                                             to and initially retained by an
                                             affiliate of the Servicer and GECA.
                                             The Class D-1 Certificates will
                                             entitle the holders thereof to all
                                             amounts, if any, applied as
                                             Additional Interest on the GECA
                                             Mortgage Loans. It is also
                                             anticipated that the Class D-2
                                             Certificates will be delivered to
                                             and initially retained by an entity
                                             for which an affiliate of the
                                             Special Servicer performs advisory
                                             services. The Class D-2
                                             Certificates will entitle the
                                             holders thereof to all amounts, if
                                             any, applied as Additional Interest
                                             on the Column Mortgage Loans.

Subordination; Allocation of
  Realized Losses and
  Certain Expenses .......................   As and to the extent described
                                             herein, the Class A-1C, Class A-2,
                                             Class A-3, Class A-4, Class B,
                                             Class C, Class R-I, Class R-II and
                                             Class R-III Certificates
                                             (collectively, the "Subordinate
                                             Certificates") will be subordinate
                                             to the Class S, Class A-1A and
                                             Class A-1B Certificates
                                             (collectively, the "Senior
                                             Certificates"); the Class A-2,
                                             Class A-3, Class A-4, Class B,
                                             Class C, Class R-I, Class R-II and
                                             Class R-III Certificates will be
                                             subordinate to the Class A-1C
                                             Certificates; the Class A-3, Class
                                             A-4, Class B, Class C, Class R-I,
                                             Class R-II and Class R- III
                                             Certificates will be subordinate to
                                             the Class A-2 Certificates; the
                                             Class A-4, Class B, Class C, Class
                                             R-I, Class R-II and Class R-III
                                             Certificates will be subordinate to
                                             the Class A-3 Certificates; the
                                             Class B, Class C, Class R-I, Class
                                             R-II and Class R-III Certificates
                                             will be subordinate to the Class
                                             A-4 Certificates; the Class B-2,
                                             Class B-3, Class B-4, Class B-5,
                                             Class B-6, Class B-7, Class C,
                                             Class R-I, Class R-II and Class
                                             R-III Certificates will be
                                             subordinate to the Class B-1
                                             Certificates; the Class B-3, Class
                                             B-4, Class B-5, Class B- 6, Class
                                             B-7, Class C, Class R-I, Class R-II
                                             and Class R-III Certificates will
                                             be subordinate to the Class B-2
                                             Certificates; and the Class B-4,
                                             Class B-5, Class B-6, Class B-7,
                                             Class C, Class R-I, Class R-II and
                                             Class R-III Certificates will be
                                             subordinate to the Class B-3
                                             Certificates. Such subordination
                                             will, in general, be accomplished
                                             by the

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                                      S-32
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                                             application of the Available
                                             Distribution Amount on each
                                             Distribution Date in the order
                                             described in this Summary under
                                             "Distributions on the
                                             Certificates--Distributions of
                                             Interest and Principal" above and
                                             by the allocation of Realized
                                             Losses and Additional Trust Fund
                                             Expenses as described in the next
                                             paragraph. No other form of credit
                                             support will be available for the
                                             benefit of any Class of Offered
                                             Certificateholders. The Grantor
                                             Trust Certificates will entitle the
                                             holders thereof to amounts applied
                                             as Additional Interest in respect
                                             of the ARD Loans. Accordingly, the
                                             Grantor Trust Certificates are not
                                             necessarily senior or subordinate
                                             to any other Class of Certificates
                                             (except to the extent that amounts
                                             received on any particular ARD Loan
                                             are applied first to pay amounts
                                             other than Additional Interest).

                                             If, following the distributions to
                                             be made in respect of the
                                             Certificates on any Distribution
                                             Date, the aggregate Stated
                                             Principal Balance of the Mortgage
                                             Pool that will be outstanding
                                             immediately following such
                                             Distribution Date is less than the
                                             then aggregate of the Class
                                             Principal Balances of the
                                             respective Classes of Sequential
                                             Pay Certificates, the Class
                                             Principal Balances of the Class C,
                                             Class B-7, Class B-6, Class B-5,
                                             Class B-4, Class B-3, Class B-2,
                                             Class B-1, Class A-4, Class A-3,
                                             Class A-2 and Class A-1C
                                             Certificates will be reduced,
                                             sequentially in that order, until
                                             (in the case of each such Class)
                                             such deficit (or the related Class
                                             Principal Balance) is reduced to
                                             zero (whichever occurs first). If
                                             any portion of such deficit remains
                                             at such time as the Class Principal
                                             Balances of such Classes of
                                             Certificates are reduced to zero,
                                             then the respective Class Principal
                                             Balances of the Class A-1A and
                                             Class A-1B Certificates will be
                                             reduced, pro rata in accordance
                                             with the relative sizes of the
                                             remaining Class Principal Balances
                                             of such Classes of Certificates,
                                             until such deficit (or each such
                                             Class Principal Balance) is reduced
                                             to zero. Any such deficit would, in
                                             general, be the result of Realized
                                             Losses incurred in respect of the
                                             Mortgage Loans and/or Additional
                                             Trust Fund Expenses. The foregoing
                                             reductions in the Class Principal
                                             Balances of the Sequential Pay
                                             Certificates will constitute an
                                             allocation of any such Realized
                                             Losses and Additional Trust Fund
                                             Expenses.

                                             As more particularly described
                                             herein, "Realized Losses" are
                                             losses to the Trust arising from
                                             the inability of the Servicer
                                             and/or the Special Servicer to
                                             collect all amounts due and owing
                                             under any defaulted Mortgage Loan,
                                             including by reason of the fraud or
                                             bankruptcy of the related Mortgagor
                                             or a casualty of any nature at the
                                             related Mortgaged Property, to the
                                             extent not covered by insurance.

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                                      S-33
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                                             As more particularly described
                                             herein, "Additional Trust Fund
                                             Expenses" are, in general, any
                                             expenses of the Trust not
                                             specifically included in the
                                             calculation of a "Realized Loss,"
                                             that would result in the REMIC
                                             Regular Certificateholders'
                                             receiving less than the full amount
                                             of principal and/or Distributable
                                             Certificate Interest to which they
                                             are entitled on any Distribution
                                             Date.

                                             See "Description of the
                                             Certificates--Subordination;
                                             Allocation of Realized Losses and
                                             Certain Expenses" herein.

Treatment of REO Properties...............   If any Mortgaged Property is
                                             acquired on behalf of the
                                             Certificateholders through
                                             foreclosure, deed in lieu of
                                             foreclosure or otherwise (upon
                                             acquisition, an "REO Property"),
                                             the related Mortgage Loan will, for
                                             purposes of, among other things,
                                             determining Pass-Through Rates of,
                                             distributions on and allocations of
                                             Realized Losses and Additional
                                             Trust Fund Expenses to the
                                             Certificates, as well as for
                                             purposes of calculating Servicing
                                             Fees, Special Servicing Fees and
                                             Trustee Fees (each as defined
                                             herein), generally be treated as
                                             having remained outstanding until
                                             such REO Property is liquidated. In
                                             connection therewith, operating
                                             revenues and other proceeds derived
                                             from any REO Property (exclusive of
                                             related operating costs, including
                                             certain reimbursements payable to
                                             the Servicer and/or Special
                                             Servicer in connection with the
                                             operation and disposition of such
                                             REO Property) will be "applied" or
                                             treated by the Servicer as
                                             principal, interest and other
                                             amounts "due" on the related
                                             Mortgage Loan, and (subject to the
                                             limitations described under
                                             "Description of the
                                             Certificates--P&I and Other
                                             Advances" herein) the Servicer
                                             (and, if necessary, the Trustee)
                                             will be required to make P&I
                                             Advances in respect of the related
                                             Mortgage Loan, in all cases as if
                                             such Mortgage Loan had remained
                                             outstanding.

P&I Advances..............................   Subject to a recoverability
                                             determination as described herein,
                                             and further subject to the reduced
                                             advancing obligations in respect of
                                             certain Mortgage Loans as to which
                                             the related Mortgaged Property has
                                             declined in value as described
                                             herein, the Servicer will be
                                             required to make advances (each, a
                                             "P&I Advance") with respect to each
                                             Distribution Date in an amount that
                                             is generally equal to the aggregate
                                             of all Monthly Payments (other than
                                             Balloon Payments) and any Assumed
                                             Monthly Payments, net of related
                                             Servicing Fees and Workout Fees (as
                                             defined herein), due or deemed due,
                                             as the case may be, on or in
                                             respect of the Mortgage Loans
                                             during the related Collection
                                             Period, in each case to the extent
                                             that such amount was not paid by or
                                             on behalf of the related Mortgagor
                                             or otherwise collected as of the
                                             close of business on the last day
                                             of the related Collection Period.
                                             If the Servicer fails to make a
                                             required P&I Advance, the Trustee
                                             will be required to make such P&I
                                             Advance.

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                                      S-34
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                                             An "Assumed Monthly Payment" is an
                                             amount deemed due in respect of:
                                             (i) any Balloon Mortgage Loan that
                                             is delinquent in respect of its
                                             Balloon Payment beyond the first
                                             Determination Date that follows its
                                             most recent scheduled maturity date
                                             and as to which no arrangements
                                             have been agreed to for collection
                                             of the delinquent amounts; or (ii)
                                             any Mortgage Loan as to which the
                                             related Mortgaged Property has been
                                             acquired on behalf of the
                                             Certificateholders through
                                             foreclosure, deed in lieu of
                                             foreclosure or otherwise. The
                                             Assumed Monthly Payment deemed due
                                             each month on any such Balloon
                                             Mortgage Loan delinquent as to its
                                             Balloon Payment, will equal the
                                             Monthly Payment that would have
                                             been due thereon on the Due Date in
                                             such month if the related Balloon
                                             Payment had not come due, but
                                             rather such Mortgage Loan had
                                             continued to amortize in accordance
                                             with its amortization schedule, if
                                             any, and had continued to accrue
                                             interest in accordance with its
                                             terms in effect immediately prior
                                             to maturity. The Assumed Monthly
                                             Payment deemed due each month on
                                             any such Mortgage Loan as to which
                                             the related Mortgaged Property has
                                             become an REO Property, will equal
                                             the Monthly Payment (or, in the
                                             case of a Mortgage Loan delinquent
                                             in respect of its Balloon Payment
                                             as described in the prior sentence,
                                             the Assumed Monthly Payment) due on
                                             the last Due Date prior to the
                                             acquisition of such REO Property.

                                             As more fully described herein, the
                                             Servicer and the Trustee will each
                                             be entitled to interest on any P&I
                                             Advance made by it, and the
                                             Servicer, the Special Servicer and
                                             the Trustee will each be entitled
                                             to interest on certain reimbursable
                                             servicing expenses incurred by it.
                                             Such interest will, in general,
                                             accrue from the date any such P&I
                                             Advance is made or such servicing
                                             expense is incurred at a rate per
                                             annum equal to the "prime rate"
                                             published in the "Money Rates"
                                             section of The Wall Street Journal,
                                             as such "prime rate" may change
                                             from time to time (the
                                             "Reimbursement Rate"), and will be
                                             paid: (i) at any time, out of
                                             Default Interest (as defined
                                             herein) and late payment charges
                                             collected in respect of the related
                                             Mortgage Loan; and (ii) from time
                                             to time, to the extent that such
                                             P&I Advance or servicing expense is
                                             being reimbursed, out of general
                                             collections on the Mortgage Pool.
                                             See "Description of the
                                             Certificates--P&I and Other
                                             Advances" herein.

Compensating Interest
  Payments................................   To the extent of the aggregate of
                                             its Servicing Fees (as defined
                                             herein) for the related Collection
                                             Period, plus any Prepayment
                                             Interest Excesses received during
                                             such Collection Period, the
                                             Servicer will be required to make a
                                             non-reimbursable payment (a
                                             "Compensating Interest Payment")
                                             with respect to each Distribution
                                             Date to cover the aggregate of any
                                             Prepayment Interest Shortfalls
                                             incurred

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                                      S-35
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                                             during such Collection Period. A
                                             "Prepayment Interest Shortfall" is
                                             a shortfall in the collection of a
                                             full month's interest (net of
                                             related Servicing Fees and, if
                                             applicable, Additional Interest) on
                                             any Mortgage Loan by reason of a
                                             full or partial Principal
                                             Prepayment being made prior to its
                                             Due Date in any Collection Period.
                                             A "Prepayment Interest Excess" is a
                                             payment of interest (net of related
                                             Servicing Fees and, if applicable,
                                             Additional Interest) received in
                                             connection with any full or partial
                                             Principal Prepayment in respect of
                                             a Mortgage Loan that is made after
                                             its Due Date in any Collection
                                             Period, which payment of interest
                                             is intended to cover the period
                                             from and after such Due Date to,
                                             but not including, the date of
                                             prepayment. The "Net Aggregate
                                             Prepayment Interest Shortfall" for
                                             any Distribution Date will be the
                                             amount, if any, by which (a) the
                                             aggregate of all Prepayment
                                             Interest Shortfalls incurred during
                                             the related Collection Period
                                             exceeds (b) the Compensating
                                             Interest Payment made by the
                                             Servicer with respect to such
                                             Distribution Date. See "Servicing
                                             of the Mortgage Loans--Servicing
                                             and Other Compensation and Payment
                                             of Expenses" herein.

Controlling Class.........................   The holder (or holders) of
                                             Certificates representing a
                                             majority interest in the
                                             Controlling Class will have the
                                             right, subject to certain
                                             conditions described herein, to
                                             replace the Special Servicer and,
                                             further, to select a representative
                                             (the "Controlling Class
                                             Representative") that may advise
                                             the Special Servicer on various
                                             servicing matters, all as described
                                             herein. As of any date of
                                             determination, the "Controlling
                                             Class" will, in general, be the
                                             most subordinate Class of
                                             Sequential Pay Certificates then
                                             outstanding that has a then-
                                             current Class Principal Balance
                                             that is not less than 25% (or, in
                                             the case of the Class C
                                             Certificates, 20%) of such Class'
                                             initial Class Principal Balance as
                                             of the Closing Date. In addition,
                                             as more particularly described
                                             herein, any single holder of
                                             Certificates representing a
                                             majority interest in the
                                             Controlling Class will have the
                                             option of purchasing defaulted
                                             Mortgage Loans from time to time.
                                             See "Servicing of the Mortgage
                                             Loans--Replacement of the Special
                                             Servicer", "--The Controlling Class
                                             Representative" and "--Sale of
                                             Defaulted Mortgage Loans and REO
                                             Properties" herein.

Optional Termination......................   The Servicer, the Special Servicer
                                             or any single holder of
                                             Certificates representing a
                                             majority interest in the
                                             Controlling Class, in that order,
                                             will have an option to purchase all
                                             of the Mortgage Loans and any REO
                                             Properties, and thereby effect
                                             termination of the Trust and early
                                             retirement of the then outstanding
                                             Certificates, on any Distribution
                                             Date on which the aggregate Stated
                                             Principal Balance of the Mortgage
                                             Pool is less than 1% of the Initial
                                             Pool Balance. See "Description of
                                             the

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                                      S-36
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                                             Certificates--Termination" herein
                                             and "Risk Factors-- Termination" in
                                             the Prospectus.

Certain Investment
  Considerations .........................   The yield to maturity on any
                                             Offered Certificate will be
                                             affected by the rate and timing of
                                             prepayments and other collections
                                             of principal on or in respect of
                                             the Mortgage Loans. An investor
                                             should consider, in the case of any
                                             Offered Certificate purchased at a
                                             discount, the risk that a slower
                                             than anticipated rate of
                                             prepayments could result in a lower
                                             than anticipated yield and, in the
                                             case of any Class S Certificate or
                                             any other Offered Certificate
                                             purchased at a premium, the risk
                                             that a faster than anticipated rate
                                             of prepayments could result in a
                                             lower than anticipated yield. In
                                             addition, the yield to maturity on
                                             the Class S Certificates will be
                                             highly sensitive to the rate and
                                             timing of principal prepayments and
                                             other liquidations of the Mortgage
                                             Loans, and investors in such
                                             Certificates should fully consider
                                             the associated risks, including the
                                             risk that an extremely rapid rate
                                             of prepayments and/or other
                                             liquidations in respect of the
                                             Mortgage Loans could result in the
                                             failure of such investors to recoup
                                             fully their initial investments.
                                             The allocation to a Class of
                                             Offered Certificates of any
                                             Prepayment Premiums or Yield
                                             Maintenance Premium as additional
                                             interest, as and to the extent
                                             described herein, may not be
                                             sufficient to offset fully the
                                             adverse effects on the anticipated
                                             yield that may arise out of the
                                             corresponding prepayment of
                                             principal. See "Yield and Maturity
                                             Considerations" herein and in the
                                             Prospectus.

Certain Federal Income Tax
  Consequences ...........................   Three separate "real estate
                                             mortgage investment conduit"
                                             ("REMIC") elections will be made
                                             with respect to the Trust Fund
                                             (exclusive of Additional Interest
                                             collected on the ARD Loans) for
                                             federal income tax purposes with
                                             the resulting REMICs being herein
                                             referred to as "REMIC I", "REMIC
                                             II" and "REMIC III", respectively.
                                             The assets of REMIC I will include
                                             the Mortgage Loans, any REO
                                             Properties acquired on behalf of
                                             the Certificateholders and the
                                             Certificate Account (as defined in
                                             the Prospectus), but will exclude
                                             any Additional Interest collected
                                             on the ARD Loans. For federal
                                             income tax purposes, (i) the
                                             separate non-certificated regular
                                             interests in REMIC I will be the
                                             "regular interests" in REMIC I and
                                             will constitute the assets of REMIC
                                             II, (ii) the Class R-I Certificates
                                             will evidence the sole class of
                                             "residual interests" in REMIC I,
                                             (iii) the separate non-certificated
                                             regular interests in REMIC II will
                                             be the "regular interests" in REMIC
                                             II and will constitute the assets
                                             of REMIC III, (iv) the Class R-II
                                             Certificates will evidence the sole
                                             class of "residual interests" in
                                             REMIC II, (v) the REMIC Regular
                                             Certificates will evidence the
                                             "regular interests" in, and
                                             generally will be treated as debt

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                                      S-37

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                                             obligations of, REMIC III, and (vi)
                                             the Class R-III Certificates will
                                             evidence the sole class of
                                             "residual interests" in REMIC III.
                                             The Grantor Trust Certificates will
                                             represent beneficial interests in
                                             the portion of the Trust Fund
                                             consisting of any amounts applied
                                             as Additional Interest on the ARD
                                             Loans, and each such portion will
                                             be treated as a grantor trust for
                                             federal income tax purposes.

                                             If the method for computing
                                             original issue discount described
                                             herein results in a negative amount
                                             for any period, a
                                             Certificateholder, in particular a
                                             Class S Certificateholder, will be
                                             permitted to offset such amount
                                             only against the future original
                                             issue discount (if any) from such
                                             Certificate.

                                             The Class S and Class ___
                                             Certificates will, the Class ___
                                             Certificates may and the other
                                             Classes of Offered Certificates
                                             will not, be treated as having been
                                             issued with original issue discount
                                             for federal income tax reporting
                                             purposes. The prepayment assumption
                                             to be used for purposes of
                                             computing the accrual of original
                                             issue discount, market discount and
                                             premium, if any, for federal income
                                             tax purposes will be that the ARD
                                             Loans are paid in full on their
                                             respective Anticipated Repayment
                                             Dates and that no Mortgage Loan is
                                             otherwise voluntarily prepaid prior
                                             to its Maturity Date. However, no
                                             representation is made as to how
                                             the Mortgage Loans will actually
                                             prepay, if at all.

                                             Generally, except to the extent
                                             noted below, the Certificates will
                                             be treated as "real estate assets"
                                             within the meaning of Section
                                             856(c)(4)(A) of the Internal
                                             Revenue Code of 1986 (the "Code").
                                             In addition, except to the extent
                                             noted below, interest (including
                                             original issue discount) on the
                                             Offered Certificates will be
                                             interest described in Section
                                             856(c)(3)(B) of the Code. However,
                                             the Offered Certificates will
                                             generally only be considered assets
                                             described in Section 7701(a)(19)(C)
                                             of the Code to the extent that the
                                             Mortgage Loans are secured by
                                             residential property and,
                                             accordingly, an investment in the
                                             Offered Certificates may not be
                                             suitable for some thrift
                                             institutions. See "Description of
                                             the Mortgage Pool" herein. To the
                                             extent an Offered Certificate
                                             represents ownership of an interest
                                             in any Mortgage Loan that is
                                             secured in part by the related
                                             Mortgagor's interest in an account
                                             containing any holdback of loan
                                             proceeds, a portion of such
                                             Certificate may not represent
                                             ownership of assets described in
                                             Section 7701(a)(19)(C) of the Code
                                             and "real estate assets" under
                                             Section 856(c)(4)(A) of the Code
                                             and the interest thereon may not
                                             constitute "interest on obligations
                                             secured by mortgages on real
                                             property" within the meaning of
                                             Section 856(c)(3)(B) of the Code.
                                             However, if 95% or more of the
                                             Mortgage Loans are treated as
                                             assets described in the foregoing
                                             sections of the Code, the
                                             Certificates will be treated as
                                             such assets in their entirety.

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                                      S-38

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                                             The Offered Certificates will be
                                             treated as "qualified mortgages"
                                             for another REMIC under Section
                                             860G(a)(3)(C) of the Code and as
                                             "permitted assets" for a "financial
                                             asset securitization investment
                                             trust" under Section 860L(c) of the
                                             Code.

                                             For further information regarding
                                             the Federal income tax consequences
                                             of investing in the Offered
                                             Certificates, see "Certain Federal
                                             Income Tax Consequences" herein and
                                             in the Prospectus.

ERISA Considerations......................   A fiduciary of any employee benefit
                                             plan or other retirement
                                             arrangement subject to the Employee
                                             Retirement Income Security Act of
                                             1974, as amended ("ERISA"), or
                                             Section 4975 of the Code (a "Plan")
                                             should review carefully with its
                                             legal counsel whether the purchase
                                             or holding of Offered Certificates
                                             could give rise to a transaction
                                             that is prohibited or is not
                                             otherwise permitted either under
                                             ERISA or Section 4975 of the Code
                                             or whether there exists any
                                             statutory or administrative
                                             exemption applicable to an
                                             investment therein.

                                             The U.S. Department of Labor has
                                             issued to the Underwriter an
                                             individual exemption, Prohibited
                                             Transaction Exemption 90-83, which
                                             generally exempts from the
                                             application of certain of the
                                             prohibited transaction provisions
                                             of Section 406 of ERISA and the
                                             excise taxes imposed on such
                                             prohibited transactions by Section
                                             4975(a) and (b) of the Code and
                                             Section 502(i) of ERISA,
                                             transactions relating to the
                                             purchase, sale and holding of
                                             pass-through certificates
                                             underwritten or placed by the
                                             Underwriter and the servicing and
                                             operation of related asset pools,
                                             provided that certain conditions
                                             are satisfied.

                                             To the extent described herein, the
                                             Depositor expects that Prohibited
                                             Transaction Exemption 90-83 will
                                             generally apply to the Senior
                                             Certificates, but it will not apply
                                             to the other Offered Certificates.
                                             Accordingly, the Class A-1C, Class
                                             A-2, Class A-3, Class A-4, Class
                                             B-1, Class B-2 and Class B-3
                                             Certificates should not be acquired
                                             by, on behalf of, or with assets of
                                             a Plan, unless the purchase and
                                             continued holding of any such
                                             Certificate or interest therein, is
                                             exempt from the prohibited
                                             transaction provisions of Section
                                             406 of ERISA and Section 4975 of
                                             the Code under Sections I and III
                                             of Prohibited Transaction Class
                                             Exemption 95-60, which provides an
                                             exemption from the prohibited
                                             transaction rules for certain
                                             transactions involving an insurance
                                             company general account. See "ERISA
                                             Considerations" herein and in the
                                             Prospectus.

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                                      S-39

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Ratings ..................................   It is a condition to their issuance
                                             that the respective Classes of
                                             Offered Certificates receive the
                                             following credit ratings from
                                             Standard & Poor's Ratings Services,
                                             a Division of the McGraw-Hill
                                             Companies, Inc. ("S&P") and Fitch
                                             IBCA, Inc. ("Fitch"; and together
                                             with S&P, the "Rating Agencies"):


                                             Class              S&P       Fitch
                                             -----              ---       -----
                                             Class S            AAAr       AAA
                                             Class A-1A         AAA        AAA
                                             Class A-1B         AAA        AAA
                                             Class A-1C          AA+       AAA
                                             Class A-2           AA        AA
                                             Class A-3           A          A
                                             Class A-4           A-         A
                                             Class B-1          BBB        BBB
                                             Class B-2          BBB-       BBB-
                                             Class B-3          NR         BBB-

                                             The foregoing ratings of the
                                             Offered Certificates address the
                                             timely payment thereon of interest
                                             and, to the extent applicable, the
                                             ultimate payment thereon of
                                             principal on or before the Rated
                                             Final Distribution Date. The
                                             foregoing ratings of the Offered
                                             Certificates do not address the tax
                                             attributes of the Offered
                                             Certificates or the Trust Fund. The
                                             respective ratings of the Class S
                                             Certificates do not address the
                                             possibility that holders of such
                                             Certificates might suffer a lower
                                             than anticipated yield due to
                                             prepayments on and/or other
                                             liquidations of the Mortgage Loans
                                             or that, as a consequence of a
                                             rapid rate of prepayments and/or
                                             liquidations of Mortgage Loans, the
                                             holders of such Certificates may
                                             not fully recover their initial
                                             investments. The ratings of the
                                             Offered Certificates do not address
                                             certain other matters as described
                                             under "Ratings" herein. There is no
                                             assurance that any such rating will
                                             not be lowered, qualified or
                                             withdrawn by a Rating Agency, if,
                                             in its judgment, circumstances so
                                             warrant. There can be no assurance
                                             whether any other rating agency
                                             will rate any of the Offered
                                             Certificates, or if one does, what
                                             rating such agency would assign. A
                                             security rating is not a
                                             recommendation to buy, sell or hold
                                             securities and may be subject to
                                             revision or withdrawal at any time
                                             by the assigning rating agency. See
                                             "Risk Factors--Limited Nature of
                                             Ratings" and "Rating" in the
                                             Prospectus.

Legal Investment .........................   The Offered Certificates will not
                                             constitute "mortgage related
                                             securities" for purposes of the
                                             Secondary Mortgage Market
                                             Enhancement Act of 1984 ("SMMEA").
                                             As a result, the appropriate
                                             characterization of the Offered
                                             Certificates under various legal
                                             investment restrictions, and thus
                                             the ability of investors subject to
                                             these restrictions to purchase the
                                             Offered Certificates, is subject to
                                             significant interpretive

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                                      S-40

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                                             uncertainties. In addition,
                                             institutions whose investment
                                             activities are subject to review by
                                             certain regulatory authorities may
                                             be or may become subject to
                                             restrictions on the investment by
                                             such institutions in certain forms
                                             of mortgage derivative securities.
                                             Any such restrictions enacted or
                                             adopted after the date hereof could
                                             alter the extent to which such an
                                             institution may continue to hold a
                                             particular investment. Accordingly,
                                             investors should consult their own
                                             legal advisors to determine whether
                                             and to what extent the Offered
                                             Certificates may be purchased by
                                             such investors. See "Legal
                                             Investment" herein and in the
                                             Prospectus.

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                                      S-41

                                  RISK FACTORS

     Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein.

Limited Liquidity

     There is currently no secondary market for the Offered Certificates. The Underwriter has indicated its current intention to make a secondary market in the Offered Certificates, but it is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange and there are several factors that may limit the liquidity of such Certificates. See "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

Risks Associated with the Nature of the Mortgaged Properties

     General. The payment performance of the Offered Certificates will be directly related to the payment performance of the Mortgage Loans. Each Mortgage Loan is secured by a Mortgage on a multifamily or commercial property. Multifamily and commercial lending is generally viewed as exposing a lender to a greater risk of loss than one- to four-family residential lending. In addition, there are certain risks inherent to multifamily and commercial lending that are not present (or not present to the same degree) in one- to four-family lending. In general, the ability of the Mortgagors to repay their Mortgage Loans and meet their obligations in a timely manner will depend on a number of factors that typically affect multifamily and commercial properties. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" in the Prospectus.

     Dependence on Operations of the Mortgaged Properties. In the case of the Mortgage Loans where the Mortgaged Properties are owner-occupied or occupied by an affiliate, the ability of the related Mortgagors to repay their Mortgage Loans will, in each case, depend in significant part on the success of the particular Mortgagor's or affiliate's business. In other cases, the Mortgagors will rely on periodic lease or rental payments from third party tenants to pay for maintenance and other operating expenses of the related Mortgaged Properties, to fund capital improvements and to service the related Mortgage Loans and any other outstanding debt or obligations they may have. In several such cases, a single tenant or a relatively small number of tenants account for all or a disproportionately large share of the rentable space or rental income of the related Mortgaged Property. A decline in the financial condition of a significant or sole tenant (whether as a result of enhanced competition, a general decline in the type of business in which such tenant engages or otherwise), or the occurrence of other adverse circumstances with respect to such tenant (such as bankruptcy or insolvency), will likely have a disproportionately greater effect on the net operating income derived from any such Mortgaged Property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at the property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Dependence on Tenants", "--Property Location and Condition", "--Competition", "--Changes in Laws" and "--Litigation" in the Prospectus.

     Dependence on Management. The Mortgaged Properties are generally managed by a property manager (which may be the Mortgagor or an affiliate of the Mortgagor), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. Accordingly, concentration of property management of the Mortgaged Properties increases the risk that the poor performance of a single property manager will have a widespread effect on the Mortgage Pool. See the table headed "Managers and Locations of the Mortgaged Properties" on Exhibit A-1 hereto. See also "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Dependence on Management" in the Prospectus.

     Risks Particular to Multifamily, Retail, Hotel, Office and Industrial Properties. Ninety-three per cent (93.0%) of the Initial Pool Balance is secured by Mortgages on Mortgaged Properties that constitute one of the following property types: multifamily (104 Mortgaged Properties securing 38.7% of the Initial Pool Balance); retail (94 Mortgaged Properties securing 26.0% of the Initial Pool Balance); hotel (32 Mortgaged Properties securing 11.7% of the Initial Pool Balance); office (25 Mortgaged Properties securing 11.6% of the Initial Pool Balance); and industrial (9 Mortgage Properties securing 5.0% of the Initial Pool Balance). See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks Particular to Multifamily Rental Properties", "--Risks Particular to Retail Properties", "--Risks Particular to Hotel and Motel Properties", "--Risks Particular to Office Properties" and "--Risks Particular to Industrial Properties" in the Prospectus.

Potential Liability to the Trust Relating to a Material Adverse Environmental Condition

     A "Phase I" environmental site assessment of each Mortgaged Property was performed in connection with the origination of the related Mortgage Loan. In certain cases, environmental testing in addition to the "Phase I" assessment was performed for the purpose of further assessing possible risks identified in the "Phase I" assessment and determining whether and to what extent a Mortgagor should be required to maintain environmental reserves or take remedial action. No such assessment or review revealed any material adverse environmental condition or circumstance at any Mortgaged Property, except as described under "Description of the Mortgage Pool -- Property Assessments -- Environmental Assessments" herein, and further except in those cases where (i) an operations and maintenance plan (including, in some cases, in respect of asbestos-containing materials, lead-based paint and/or radon) or periodic monitoring of nearby properties was recommended and the Mortgagor agreed in the Mortgage Loan documents to implement such a plan or (ii) the Mortgagor established an escrow reserve to cover the estimated cost of remediation that was recommended by the environmental consultant.

     It is possible that the environmental assessments did not reveal all of the hazardous substances present at the Mortgaged Properties or the full extent to which such substances are present in any case. In some cases, testing was not conducted for the presence of a particular hazardous substance, and there can be no assurance that such testing (if conducted) would not have revealed the presence of such substance. There may be material environmental liabilities of which the Seller of the related Mortgage Loan or the related Column Third Party Originator is not aware, and the environmental condition of the Mortgaged Properties could in the future be affected by managers, tenants and occupants or by third parties unrelated to the Mortgagors.

     The Pooling Agreement will provide that neither the Servicer nor the Special Servicer, acting on behalf of the Trust, may acquire, at foreclosure or by deed in lieu thereof, title to a Mortgaged Property or take over its operation unless:

          (i) the Special Servicer has previously determined in accordance with the Servicing Standard (as defined herein), based on a report prepared by a person who regularly conducts environmental audits, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) in the event that the determination described in the immediately preceding clause (i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the immediately preceding clause (i) above, that it would maximize the recovery to the Certificateholders on a present value basis to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the immediately preceding clause (i) above.

     Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Trust will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

Exposure of the Mortgage Pool to Adverse Economic or Other Developments Based on Geographic Concentration

     Repayments by the Mortgagors and the market value of the Mortgaged Properties could be affected by economic conditions in regions where the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, and changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors particular to the locales of the respective Mortgaged Properties. The Mortgaged Properties are located throughout 33 states and the District of Columbia, with the largest concentrations in California (43 Mortgaged Properties representing security for 14.8% of the Initial Pool Balance), New York (16 Mortgaged Properties representing security for 11.9% of the Initial Pool Balance) and Florida (29 Mortgaged Properties representing security for 9.6% of the Initial Pool Balance).

     The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. To the extent that general economic or other relevant conditions in states or regions in which Mortgaged Properties securing significant portions of the aggregate unpaid principal balance of the Mortgage Pool are located, decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of such Mortgaged Properties may be adversely affected. The real estate markets in many regions and locations of the United States have experienced a general (and, in some areas, rapid) strengthening in recent periods. Appraised Values of the Mortgaged Properties generally reflect a general appreciation in market values of multifamily and commercial real estate in the locations of such Mortgaged Properties and would be expected to likewise reflect general declines in such market values (if such declines were to occur). See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risks of Geographic Concentration" and "--Lack of Insurance for Certain Special Hazard Losses" in the Prospectus.

Risks Associated with Related Parties

     Certain Mortgagors are affiliated or under common control with one another. See "Description of the Mortgage Pool--Significant Concentrations" herein. In addition, commercial tenants in certain Mortgaged Properties also may be tenants in other Mortgaged Properties, and certain commercial tenants may be owned by affiliates of the Mortgagors or otherwise related to or affiliated with a Mortgagor. See the table titled "Major Tenants of the Commercial Mortgaged Properties" on Exhibit A-1. In such circumstances, any adverse circumstances relating to any such Mortgagor or commercial tenant or a respective affiliate (in particular, the bankruptcy or insolvency of any such Mortgagors or tenants or respective affiliates) could have an adverse effect on the operation of all of the related Mortgaged Properties and on the ability of such related Mortgaged Properties to produce sufficient cash flow to make required payments on the related Mortgage Loans. For example, if a person that owns or directly or indirectly controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one or more other Mortgaged Properties in order to satisfy current expenses with respect to the Mortgaged Property experiencing financial difficulty, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all the related Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the Prospectus. In addition, a number of the Mortgagors are limited or general partnerships. Under certain circumstances, the bankruptcy of the general partner in a partnership may result in the dissolution of such partnership. The dissolution of a Mortgagor partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related Mortgage Loan.

Increased Risk of Loss Associated with Concentrations of Mortgage Loans

     Several of the individual Mortgage Loans and Cross-Collateralized Groups have Cut-off Date Balances that are substantially higher than the average Cut-off Date Balance. The largest Mortgage Loan in the Mortgage Pool, the Rivergate Loan described herein, has a Cut-off Date Balance that represents 6.0% of the Initial Pool Balance. The five largest Mortgage Loans and Cross-Collateralized Groups have Cut-off Date Balances that represent in the aggregate 14.9% of the Initial Pool Balance. In mortgage pools with concentrations of loans having larger-than-average balances, adverse circumstances relating to an individual loan or group of cross-collateralized loans (such as a default or the occurrence of a material casualty event with respect to a related mortgaged property) having a larger-than-average balance can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed.

Increased Risk of Default Associated with Balloon Payments; Anticipated Repayment Date Considerations

     One hundred sixty-six (166) Mortgage Loans, representing 40.7% of the Initial Pool Balance, are Balloon Mortgage Loans that will have a substantial payment (that is, a Balloon Payment) due on their respective stated maturity dates unless prepaid prior thereto. In addition, 113 Mortgage Loans, representing 52.2% of the Initial Pool Balance, are ARD Loans that will have substantial scheduled principal balances outstanding as of their respective Anticipated Repayment Dates, in each case unless the Mortgage Loan is previously prepaid. Two hundred thirty-eight (238) of the Balloon Loans and the ARD Loans, representing 79.3% of the Initial Pool Balance, will have Balloon Payments due or Anticipated Repayment Dates scheduled, as the case may be, during the period from and including December 2007 through and including June 2008. Mortgage Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. Similarly, the ability of a Mortgagor to repay an ARD Loan on the Anticipated Repayment Date will depend on its ability to either refinance the loan or sell the related Mortgaged Property. The ability of a Mortgagor to accomplish either of these goals will be affected by a number of factors occurring at the time of attempted refinancing or sale, including the level of available mortgage rates, the fair market value of the property, the Mortgagor's equity in the property, the Mortgagor's financial condition, the operating history of the property, tax laws, prevailing economic conditions and the availability of credit for multifamily and commercial properties. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments" in the Prospectus.

Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments

     In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend (for up to three years past stated maturity) and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

Limited Recourse

     The Mortgage Loans are nonrecourse obligations of the Mortgagors and, accordingly, in the case of default, recourse will be limited to the related Mortgaged Property securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property or the ability of the related borrower to refinance the Mortgaged Property. Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity or private mortgage insurer or by any other person. See "Risk Factors--Limited Assets" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans" in the Prospectus.

Risks Associated With Changes in Concentrations

     If and as payments in respect of principal (including voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and from repurchases and substitutions due to breaches of representations and warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of Mortgagors and affiliated Mortgagors and geographic location. Because payments (or advances in lieu thereof) and other collections of principal on the Mortgage Loans are payable on the respective Classes of Sequential Pay Certificates in sequential order, such Classes that have a lower sequential priority are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.

Zoning Compliance

     Due to, among other reasons, changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses and/or structures. Such changes may limit the ability of the Mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto. See "Description of the Mortgage Pool--Property Assessments--Zoning and Building Code Compliance" herein.

Uninsured Loss; Sufficiency of Insurance

     The Mortgagors are generally required to maintain comprehensive liability insurance, "all-risk" fire, casualty and hazard insurance, flood insurance (if required by applicable law) and rental income insurance with respect to the Mortgaged Properties with policy specifications, limits and deductibles customarily carried for similar properties. Certain types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or earthquakes. Should an uninsured loss occur, a Mortgagor could lose both its investment in and its anticipated profits and cash flow from its Mortgaged Property, which would adversely affect the Mortgagor's ability to make payments under its Mortgage Loan. Although, in general, the Mortgagors have covenanted to insure their respective Mortgaged Properties at levels generally consistent with that carried by the applicable property type where the Mortgaged Property is located, there is a possibility of casualty losses with respect to the Mortgaged Property for which Insurance Proceeds may not be adequate. Consequently, there can be no assurance that any loss incurred will not exceed the limits of policies obtained. In addition, earthquake insurance is generally not required to be maintained by a Mortgagor, even in respect of Mortgaged Properties located in California.

Risks Particular to Ground Leases

     Several of the Mortgage Loans are secured by first mortgage liens (i) on both the related Mortgagor's leasehold interest and the underlying fee simple interest in the related Mortgaged Property; (ii) on the related Mortgagor's leasehold interest in a portion of the related Mortgaged Property and its fee simple interest in another portion of such Mortgaged Property; or (iii) solely on the related Mortgagor's leasehold interest in the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Risks" in the Prospectus.

Special Prepayment and Yield Considerations

     The yield to maturity on any Offered Certificate will depend on, among other things, the rate and timing of principal payments (including voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and repurchases due to breaches of representations and warranties) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance or Certificate Notional Amount (each as defined herein) of such Certificate. The Class S Certificates will be especially sensitive to the rate and timing of such principal prepayments. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund due to a material breach of representation or warranty, the repurchase price paid would be passed through to the holders of the REMIC Regular Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium or Yield Maintenance Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Yield and Maturity Considerations" herein and in the Prospectus and "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" in the Prospectus.

     If an Offered Certificate is purchased at a premium and distributions in reduction of the Certificate Principal Balance or Certificate Notional Amount thereof occur at a rate faster than anticipated at the time of purchase, then the investor's actual yield to maturity may be lower than that assumed at the time of purchase Conversely, if an Offered Certificate is purchased at a discount and distributions in reduction of the Certificate Principal Balance thereof occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than assumed at the time of purchase.

     Prepayment Premiums and Yield Maintenance Premiums, even if available and distributable on any Class of Offered Certificates, may not be sufficient to offset fully any loss in yield on such Class of Certificates attributable to the related prepayments of the Mortgage Loans. Provisions requiring Prepayment Premiums or Yield Maintenance Premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium or Yield Maintenance Premium will be enforceable under applicable state or federal law. In addition, even if such obligation is enforceable, no assurance can be given that, in the event of a prepayment resulting from a foreclosure of a Mortgage Loan, the Liquidation Proceeds will be sufficient to make such payment.

     The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates with Certificate Principal Balances and the weighted average life of the Offered Certificates with Certificate Principal Balances will be affected by the rate and the timing of delinquencies and defaults, and by the rate, timing and magnitude of losses, on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and the amount of losses actually experienced, and such additional losses are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. In general, the earlier a loss is borne by an investor, the greater is the effect on such investor's yield to maturity.

     Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate (to the extent that P&I Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default), and interest accrued and payable to the Servicer or Special Servicer in respect of Advances made thereby in connection with such defaults and delinquencies will reduce amounts available for distribution on one or more Classes of Certificates and may ultimately result in the reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of any such Class. Following a default by a Mortgagor in payment of a Mortgage Loan at maturity, the Special Servicer may, subject to certain limitations, extend the maturity of such Mortgage Loan up to three years. The obligation of the Servicer or the Trustee, as applicable, to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited to the extent described under "Description of the Certificates--P&I and Other Advances" herein.

Subordination of Subordinate Certificates

     As and to the extent described herein, the rights of the holders of the respective Classes of Offered Certificates that are Subordinate Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of each other Class of Offered Certificates, including the Senior Certificates, with a higher priority of payment. See "Description of the Certificates--Distributions-- Application of the Available Distribution Amount" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

Potential Conflicts of Interest

     As described herein and in the Prospectus, the Special Servicer will have considerable latitude in determining whether to liquidate or modify defaulted Mortgage Loans. See "Servicing of the Mortgage Loans" herein and "Description of the Pooling Agreements" in the Prospectus. It is anticipated that certain of the lower rated and unrated Certificates, including a significant portion of the Class C Certificates, will be acquired by an entity for which an affiliate of the Special Servicer performs advisory services. Investors should consider that, although the Special Servicer will be obligated to act in accordance with the Pooling Agreement, including the Servicing Standard set forth therein, it may have interests when dealing with defaulted Mortgage Loans and REO Properties that conflict with those of the holders of certain Classes of Certificates. Such acquisition may not occur, however, and if it does, there is no assurance as to how long the Special Servicer or its affiliate will hold such interest. See "Risk Factors--Potential Conflicts of Interest" in the Prospectus.

     Affiliates of the Servicer and GECA may acquire an interest in a portion of certain classes of the Subordinate Certificates and all of the Class D-1 Certificates. An affiliate of the Servicer is the Mortgagor under the Mortgaged Loan secured by the Mortgaged Property identified on Exhibit A-1 as White Pines Plaza and another affiliate of the Servicer holds a limited partnership interest (of approximately 90% ) in the Mortgagor under the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A-1 as Tower Square. Affiliates of the Servicer may also have in the future additional financing relationships with other Mortgagors or their affiliates. Investors should consider that, although the Servicer will be obligated to act in accordance with the Pooling Agreement, including the Servicing Standard set forth therein, it may have interests (especially if it or its affiliates hold Certificates or have interests in or other financial relationships with certain Mortgagors) that are in conflict with those of holders of the other Certificates.

Certain Rights of the Controlling Class

     The holder or holders of Certificates representing a majority interest in the Controlling Class will have the right, subject to certain conditions described herein, to replace the Special Servicer, as well as to elect a Controlling Class Representative that may, subject to certain limitations described herein, advise the Special Servicer in connection with servicing Specially Serviced Mortgage Loans The holders of the Controlling Class and the Controlling Class Representative may have interests that conflict with those of the holders of certain other Classes of Certificates.

ERISA Considerations

     Due to the complexity of regulations which govern pension and other employee benefit plans subject to ERISA and plans and other retirement arrangements subject to Section 4975(c) of the Code, prospective investors that are using the assets of such plans or arrangements are urged to consult their own counsel regarding consequences under ERISA and the Code of the acquisition, ownership and disposition of the Offered Certificates. In particular, the purchase or holding of the Class A-1C, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and Class B-3 Certificates by any such plan or arrangement may result in a prohibited transaction or the imposition of excise taxes or civil penalties. Accordingly, such Certificates should not be acquired by, on behalf of, or with assets of any such plan or arrangement, unless the purchase and continued holding of any such Certificate or interest therein, is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. See "ERISA Considerations" herein and in the Prospectus.

Risk of Year 2000

     The transition from the year 1999 to the year 2000 may disrupt the ability of computerized systems to process information. If the Servicer, the Special Servicer or the Trustee do not have by the year 2000 computerized systems which are year 2000 compliant, the ability of the Servicer, the Special Servicer or the Trustee to service the Mortgage Loans (in the case of the Servicer and the Special Servicer) and make distributions to the Certificateholders (in the case of the Trustee) may be materially and adversely affected.

                        DESCRIPTION OF THE MORTGAGE POOL

General

     The Mortgage Pool will consist primarily of 301 multifamily and commercial mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of approximately $1,564,253,433 (the "Initial Pool Balance"). See "Description of the Trust Funds--General" and "--Mortgage Loans--General" in the Prospectus. The "Cut-off Date Balance" of each Mortgage Loan is, in general, the unpaid principal balance thereof as of June 1, 1998 (the "Cut-off Date"), after application of all payments due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects the weighting of the Mortgage Loans by their respective Cut-off Date Balances.

     In general, each Mortgage Loan is evidenced by a note or bond (a "Mortgage Note") and is secured by a mortgage, deed of trust or similar security instrument (a "Mortgage") creating a first mortgage lien on the fee simple and/or leasehold interest of the related mortgagor (the "Mortgagor") in real property used for commercial or multifamily purposes (each, a "Mortgaged Property") and security interests in certain funds and accounts and other collateral described herein. In particular, 289 Mortgage Loans representing 94.0% of the Initial Pool Balance, are secured primarily by the related Mortgagor's fee simple interest in the related Mortgaged Property; and 10 Mortgage Loans, representing 3.4% of the Initial Pool Balance, are secured solely by the related Mortgagor's leasehold interest in the related Mortgaged Property; one Mortgage Loan (the Resurgens Plaza Loan described herein), representing 2.1% of the Initial Pool Balance, is secured by the related Mortgagor's leasehold interest in a portion of the related Mortgaged Property and the related Mortgagor's fee simple interest in another portion of such Mortgaged Property; and one Mortgage Loan, representing 0.5% of the Initial Pool Balance, are secured by both the related Mortgagor's leasehold interest and the underlying fee simple interest in the related Mortgaged Property; See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the Prospectus.

     The Mortgage Loans are not insured or guaranteed by the Depositor, the Underwriter, either Seller, any Column Third Party Originator, the Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any of their respective affiliates or by any governmental entity or private insurer. In general, the Mortgage Loans are non-recourse loans.

     Eleven separate groups of Mortgage Loans (the "Cross-Collateralized Mortgage Loans"; and each such group, a "Cross-Collateralized Group") are, solely as among the Mortgage Loans in each such particular group, cross-defaulted and cross-collateralized with each other. See, however, "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Cross-Collateralization" in the Prospectus. Those eleven Cross-Collateralized Groups are as follows: (i) the Raritan Center Loans (as defined herein), which represent 3.3% of the Initial Pool Balance; (ii) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Royal Plaza Hotel -Marlborough and Royal Plaza Hotel - Fitchburg, which represent 0.8% of the Initial Pool Balance; (iii) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Flower Hill Professional Center and Flower Hill McDonald's, which represent 0.4% of the Initial Pool Balance; (iv) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Wyoming-Enzie Properties and Mesa Properties, which represent 0.3% of the Initial Pool Balance; (v) the three Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Tivoli Condominiums, Cross Creek Apartments and Tamara Hills Townhomes, which represent 0.3% of the Initial Pool Balance; (vi) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Cedarfield Plaza and Greece Mini Storage, which represent 0.2% of the Initial Pool Balance; (vii) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Bridge Street Lodge and P&R Building, which represent 0.2% of the Initial Pool Balance; (viii) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Highland Pavilion Shopping Center and Highland Pavilion Cinema, which represent 0.8% of the Initial Pool Balance; (ix) the five Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Courtyard by Marriott -Pensacola, Courtyard by Marriott - Tuscaloosa, Fairfield Inn-Pensacola, Fairfield Inn-Birmingham and Fairfield Inn-Tuscaloosa, which represent 1.1% of the Initial Pool Balance; (x) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Holiday Inn-Jacksonville Airport and Courtyard by Marriott-Jacksonville, which represent 1.4% of the Initial Pool Balance and (xi) the two Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Pellcare Nursing Home - Hickory and Pellcare Nursing Home - Winston-Salem, which represent 0.3% of the Initial Pool Balance. In the case of one of the Cross-Collateralized Groups, the Mortgaged Properties securing each such Cross-Collateralized Group are located in multiple states. One of the Cross-Collateralized Groups, which represents 1.4% of the Initial Pool Balance, provides that the applicable cross-collateralization and cross-default features will terminate upon satisfaction of certain property performance targets and/or minimum debt service coverage ratio requirements. Each Cross-Collateralized Mortgage Loan is identified on Exhibit A-1 as corresponding to a particular Mortgaged Property (as to such Mortgage Loan, the "Primary Mortgaged Property"); however, such Mortgaged Property, as of the Closing Date, will secure each Mortgage Loan in the applicable Cross-Collateralized Group. Unless the context otherwise requires, references herein to "related Mortgaged Property" (or "related REO Property") are, in the case of a Cross-Collateralized Mortgage Loan, references to the Mortgaged Property that is (or the REO Property that was) designated as the Primary Mortgaged Property for such Mortgage Loan, and references to "related Mortgage Loan" or "related Cross-Collateralized Mortgage Loan" are, in the case of a Mortgaged Property that secures (or an REO Property that secured) a Cross-Collateralized Group, references to the Mortgage Loan in such Cross-Collateralized Group as to which such Mortgaged Property has (or such REO Property had) been designated as the Primary Mortgaged Property. Except where otherwise specifically indicated, statistical information provided herein with respect to the Cross-Collateralized Mortgage Loans is so provided on an individual Mortgage Loan basis without regard to the cross-collateralization, and each Cross-Collateralized Mortgage Loan will be deemed to be secured only by a mortgage lien on the related Primary Mortgaged Property.

     In certain cases, a single Mortgage Loan may be secured by mortgage liens on two or more properties that are contiguous or otherwise in close proximity or are operated jointly. For purposes hereof, all such properties will be considered to constitute one Mortgaged Property.

     Certain of the Cross-Collateralized Groups and the individual Mortgage Loans that are secured by multiple parcels permit individual property releases upon the satisfaction of certain criteria and/or the payment of a release price equal to between 100% and 125% of the allocated loan amount for the property to be released.

     Other than the Rivergate Loan described herein, no individual Mortgage Loan or Cross-Collateralized Group represents more than 3.3% of the Initial Pool Balance.

     In the case of 199 Mortgage Loans, representing 71.4% of the Initial Pool Balance, the related Mortgagors are permitted to "defease" their respective Mortgage Loans during the related Lockout Period but not earlier than two to three years (or, in certain cases, a longer period) following the Closing Date. In connection with any such defeasance, the related real property would be released and the related Mortgagor would be required to deliver United States

Treasury obligations that, by their terms, would generate cash flows sufficient to make all scheduled Monthly Payments on the defeased Mortgage Loan. Additional conditions to defeasance generally include the absence of any event of default under the terms of the related Mortgage Loan, the payment by the Mortgagor of all accrued and unpaid interest thereon and any costs and expenses incurred by the mortgagee in connection with the release of the Mortgaged Property, the delivery of a security agreement granting the Trust a first priority security interest in the United States Treasury obligations pledged by the Mortgagor (and an opinion of counsel to that effect) and, in some cases, the confirmation by each Rating Agency that such defeasance will not in and of itself result in a qualification, withdrawal or downgrade of any rating assigned by such Rating Agency to any Class of Certificates. In cases where such confirmation by each Rating Agency is a condition to defeasance, the Pooling Agreement will require the Servicer to obtain such confirmation prior to accepting the defeasance.

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the five states with the highest concentrations:

                                                        Percentage
                                 Number of              of Initial
        State                 Mortgage Loans           Pool Balance
        -----                 --------------           ------------
        California                 43                      14.8%
        New York                   16                      11.9%
        Florida                    29                       9.6%
        Texas                      36                       7.7%
        Georgia                    16                       6.1%

     The remaining Mortgaged Properties are located throughout 28 other states and the District of Columbia.

     Set forth below are the number of Mortgage Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:


                                                        Percentage
       Property                  Number of              of Initial
         Type                 Mortgage Loans           Pool Balance
       --------               --------------           ------------
       Multifamily                  104                    38.7%
       Retail                        94                    26.0%
       Hotel                         32                    11.7%
       Office                        25                    11.6%
       Industrial                     9                     5.0%
       Manufactured Housing          19                     4.1%
       Self Storage                  10                     1.3%
       Mixed Use/Other                8                     1.5%

     See "Description of the Trust Funds--Mortgage Loans--Mortgage Loans Secured by Multifamily Rental Properties", "--Mortgage Loans Secured by Retail Properties", "--Mortgage Loans Secured by Hotel and Motel Properties" and "--Mortgage Loans Secured by Office Properties" and "--Mortgage Loans Secured by Industrial Properties" in the Prospectus. Certain of the multifamily Mortgaged Properties are subject to land use restrictive covenants or contractual covenants that require all or a portion of the units to be rented to low income tenants. Several of the multifamily Mortgaged Properties have concentrations of student tenants.

     Except as described below or in a default scenario, each Mortgage Loan bears interest at a rate per annum (a "Mortgage Rate") that is fixed for the remaining term of the Mortgage Loan. As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans will range from 6.650% to 8.860% per annum, and the weighted average Mortgage Rate will be 7.210% per annum. The Mortgage Loans provide for scheduled payments ("Monthly Payments") of principal and interest to be due on the first day of each month, or if such day is not a business day, the next succeeding business day (each, a "Due Date"). Interest payable in respect of any Mortgage Loan on any Due Date will be the interest accrued thereon during the most recently ended calendar month. Interest on 24 Mortgage Loans, representing 14.1% of the Initial Pool Balance, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the remaining 277 Mortgage Loans, representing 85.9% of the Initial Pool Balance, will be computed on the basis of the actual number of days elapsed during such calendar month and a 360-day year (Mortgage loans accruing interest on this basis being herein referred to as "Non-30/360 Mortgage Loans"). The Mortgage Loans identified as "ARD Loans" on the table entitled "Characteristics of the Mortgage Loans on Exhibit A-1 (collectively, the "ARD Loans") each: (1) has an original term to maturity of, in general, approximately 25 to 30 years; and (2) provides that, if the Mortgage Loan is not repaid in full by a specified date that is generally 10 to 15 years after origination (the "Anticipated Repayment Date"), then thereafter, until paid in full: (a) additional interest (the "Additional Interest") will accrue on such Mortgage Loans (such Additional Interest to be deferred and paid after the outstanding principal balance of such Mortgage Loan is paid in full); and (b) in general, certain excess cash flow from the related Mortgaged Property will be applied to amortize such Mortgage Loan on an accelerated basis. In general, the Additional Interest Rates on the ARD Loans is not less than 2.00% per annum. The ARD Loans represent 52.0% of the Initial Pool Balance. The ability of a Mortgagor under an ARD Loan to repay its Mortgage Loan on the related Anticipated Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. If then prevailing interest rates are relatively high, such Mortgagor may have less incentive to repay its Mortgage Loan on the related Anticipated Repayment Date than would otherwise be the case. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its related Anticipated Repayment Date.

     One hundred sixty-six (166) of the Mortgage Loans (the "Balloon Mortgage Loans"), representing 40.7% of the Initial Pool Balance, provide for monthly payments of principal on each Due Date based on amortization schedules longer than the remaining terms of such Mortgage Loans, thereby leaving substantial amounts of principal (each such payment thereof, together with accrued interest to the related maturity date, a "Balloon Payment") due and payable on their respective stated maturity dates (each a "Maturity Date"). As stated above, 113 Mortgage Loans, representing 52.2% of the Initial Pool Balance, are ARD Loans. The remaining 22 Mortgage Loans, representing 7.1% of the Initial Pool Balance, are generally fully or substantially amortizing. See "Risk Factors--Increased Risk of Default Associated with Balloon Payments" and "--Extension Risk Associated with Modification of Mortgage Loans with Balloon Payments" herein, and "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated with Balloon Payments" in the Prospectus.

     The original term to stated maturity (or, in the case of each ARD Loan, to the Anticipated Repayment Date) of each Mortgage Loan is between 60 and 300 months. The original amortization schedules of the Mortgage Loans range from 144 to 360 months.

     None of the Mortgage Loans will be 30 days or more delinquent as of the Closing Date, and no Mortgage Loan has been 30 days or more delinquent during the 12 months preceding the Closing Date or, if originated during such 12-month period, since origination.

Property Assessments

     In connection with the origination of the respective Mortgage Loans, the Mortgaged Properties were evaluated in a manner generally consistent with the standards described below. See also "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" in the Prospectus.

     Environmental Assessments. All of the Mortgaged Properties were subject to "Phase I" environmental assessments or updates that were performed on or after January 23, 1997, in each case in connection with the origination of the related Mortgage Loan. In some cases, additional environmental testing was conducted. Such environmental testing at any particular Mortgaged Property did not necessarily cover all potential environmental issues. For example, tests for radon and lead-based paint were performed solely in the case of multifamily properties and only when the originator of the related Mortgage Loan believed such testing was warranted under the circumstances. In each case where such environmental assessments or updates revealed violations, such originator determined that any necessary remediation was being undertaken in a satisfactory manner or required that it be addressed post-closing and, in some instances, the Mortgagor was required to establish reserves to cover the estimated cost of such remediation. In addition, there can be no assurance in any particular case that the environmental assessment identified all adverse or potentially adverse environmental conditions at the related Mortgaged Property.

     The most common recommendation in the resulting environmental reports related to the establishment of an operation and maintenance program (an "O&M Program") or the taking of other remedial action in respect of asbestos-containing materials, lead-based paint and/or radon. However, in some other cases, other environmental conditions were identified. In cases where the environmental consultant recommended specific remediation, the Mortgagor was generally required to effect such remediation and to deposit with the lender cash in a sum sufficient (generally 100% to 125% of the estimated cost) to accomplish the remediation.

     The Raritan Center Properties described herein are located within Raritan Center, which is part of a larger tract of land that was used by the United States Army for military and industrial purposes from 1914 to 1964, portions of which are a known hazardous waste location. The Raritan Center Properties are located on sites identified as areas of environmental concern. In connection with the origination of the Raritan Center Loans, an environmental consulting firm performed a "Phase I" assessment of the Raritan Center Properties; another environmental consulting firm reviewed that assessment and other assessments conducted in prior years by consultants for the Army Corps of Engineers, which has generally undertaken efforts to remediate certain types of contamination at Raritan Center. Testing on the Raritan Center Properties detected the presence of volatile organic compounds in groundwater, arsenic contamination of soil and an underground plume of other volatile organic compounds, stemming in part from the prior presence of a sewage treatment facility. However, Column's environmental consultants concluded that any potential for these conditions to pose an immediate threat to human health was diminished because of the levels of concentration, the presence of municipal water supplies, the use of the Raritan Center Properties for office and industrial purposes and the paving over of portions of the real property. Liability for environmental conditions at Raritan Center has not been asserted against the Mortgagor under the Raritan Center Loans or its controlling persons, but if successfully asserted such liability could adversely affect the Mortgagor and its operations. In addition, the environmental conditions on the Raritan Center Properties could adversely affect the ability of the owner to cost-effectively convert the properties to alternative uses, construct additional improvements or engage in any subsurface repairs. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

     In several cases, the environmental report for the Mortgaged Property identified potential environmental problems at nearby properties but indicated that the subject Mortgaged Property had not been affected (or had been minimally affected), the potential for the problem to affect the subject Mortgaged Property was limited and/or a person responsible for remediation had been identified.

     Property Condition Assessments. Inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by property inspection firms on or after November 4, 1996, in each case in connection with the origination of the related Mortgage Loan. Such inspections were generally commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital improvements. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In each such instance, the related Mortgagor was required to undertake necessary repairs or replacements, and in some instances the Mortgagor was required to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 hereto. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective report.

     Appraisals and Market Studies. An appraisal of each of the Mortgaged Properties was performed (or an existing appraisal updated) on or after January 10, 1997, in conjunction with the origination of the related Mortgage Loan(s), by an independent MAI or state-certified appraiser to establish that the appraised value of such Mortgaged Property exceeded the original principal balance of the related Mortgage Loan (or, in the case of a group of related Cross-Collateralized Mortgage Loans, that the appraised value of all the Mortgaged Properties securing such Cross-Collateralized Group exceeded the aggregate original principal balance of such Cross-Collateralized Group). No representation is made as to whether such appraisals satisfied the requirements of the Financial Institutions Relief, Recovery and Enforcement Act of 1989, as amended. In general, such appraisals represent the analysis and opinions of the respective appraisers at or before the origination of the respective Mortgage Loans, have not been updated following origination and are not guarantees of, and may not be indicative of, present or future value. In each case there can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. In the case of certain Mortgage Loans that constitute acquisition financing, the Mortgagor may have acquired the related Mortgaged Property at a price less than the appraised value on which the Mortgage Loan was underwritten. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Implicit in the valuations set forth in each of the appraisals of the Mortgaged Properties referred to above, is the consummation of a sale as of a specific date and the passing of title from seller to buyer under conditions whereby:


     (a) buyer and seller are typically motivated;

     (b) both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     (c) a reasonable time is allowed for exposure in the open market;

     (d) payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

     (e) the price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal involved a physical inspection of the related Mortgaged Property and reflects a correlation of value based on indicated values by the Sales Comparison Approach, the Income Approach and/or the Cost Approach. In the "Sales Comparison Approach," the subject property is compared to similar properties that have been sold recently or for which listing prices or offering figures are known. Data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject property would sell if offered on the market. Under the "Income Approach", market value is determined by using the "discounted cash flow" method of valuation or by the "direct capitalization" method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the property. The future income of the property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy (or, in some cases, a hypothetical stabilized single years' income expectancy) into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income may vary from the method of determining Underwriting NCF (as defined herein), resulting in variances in the related net operating income values. Under the "Cost Approach" of valuing a property, the estimated value of the land is added to an estimate of the current replacement cost of the improvements less depreciation from all sources.

     Neither the Depositor nor the Underwriter has prepared or obtained a separate independent appraisal or reappraisal or otherwise confirmed the values of the respective Mortgaged Properties set forth in the appraisals obtained in connection with the origination of the related Mortgaged Loans.

     Zoning and Building Code Compliance. In connection with the origination of each Mortgage Loan, steps were taken to determine whether the use and operation of the related Mortgaged Properties were in compliance in all material respects with all applicable zoning, land-use, environmental, building, fire and health ordinances, rules, regulations and orders applicable to the related properties. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related Mortgagor. Where the use, operation and/or structure of the Mortgaged Property constituted a permitted nonconforming use and/or structure, an analysis was generally conducted as to (i) the likelihood that a material casualty would occur that would prevent the Mortgaged Property from being rebuilt in its current form and (ii) whether existing replacement cost hazard insurance would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of repair, be sufficient to pay down the Mortgage Loan to a level that the remaining collateral would constitute adequate security for the remaining loan amount.

     Occupancy Statements, Operating Statements and Other Data. To the extent available or applicable, rent rolls, leases, and related information or statements of occupancy rates, census data, market data, financial data, operating statements, tax returns, and receipts for insurance premiums were reviewed in connection with the origination of each Mortgage Loan. In general, credit reports or background checks were also obtained with respect to the general partners or principals of Mortgagors in limited partnership or limited liability company form or for principal officers of corporate Mortgagors. In the case of office, retail and industrial properties, the Mortgagor was generally required to furnish available historical operating statements and operating budgets for the current year and provide a selection of major tenant leases and, in the case of retail properties, the Mortgagor was generally required to provide sales information for major and anchor tenants, if and to the extent such information was available. In some cases tenant sales information consisted of oral reports from the Mortgagors or tenants, and in some cases those oral reports were general in nature (for example, identifying the sales of a particular tenant as within a designated range). In the case of hotel properties, the Mortgagor was required to furnish copies of any applicable franchise agreement. The foregoing information was used in part to make appropriate adjustments for purposes of considering the "Underwriting NCF" of the property as described below. However, several Mortgage Loans either constitute acquisition financing or are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there are only limited operating results (and, in some cases, no financial statements) for the related Mortgaged Properties.

The Sellers and Column Third Party Originators

     General. One hundred seventeen (117) of the Mortgage Loans (the "GECA Mortgage Loans"), representing 52.3% of the Initial Pool Balance, will be acquired by the Depositor from GECA, which acquired such Mortgage Loans as a capital contribution from General Electric Capital Corporation ("GECC"). All but one of the GECA Mortgage Loans were originated by GECC (and one GECA Mortgage Loan, representing 0.1% of the Initial Pool Balance, was acquired by GECC in a secondary market purchase). One hundred eighty-four (184) of the Mortgage Loans (the "Column Mortgage Loans"), representing 47.7% of the Initial Pool Balance, will be acquired by the Depositor from Column, which either originated such Mortgage Loans or, in the case of 29 Column Mortgage Loans, representing 5.0% of the Initial Pool Balance, will have acquired such Mortgage Loans on the Closing Date from its corporate parent, DLJ Mortgage Capital, Inc. ("DLJMCI"). The Column Mortgage Loans that are to be acquired by Column from DLJMCI (such Mortgage Loans, the "Column Third Party Originator Loans"), were in turn acquired by DLJMCI from Union Capital Investments, LLC, a Georgia limited liability company ("Union Capital"), ITLA Funding Corporation, a Delaware corporation ("ITLA"), and ARCS Commercial Mortgage Co., L.P., a California limited partnership ("ARCS"; and, together with Union Capital and ITLA, the "Column Third Party Originators"), which originated such Mortgage Loans. All of the Mortgage Loans were generally originated in accordance with the underwriting standards described herein under "Description of the Mortgage Pool--Property Assessments".

     The following information was provided by the respective Sellers and Column Third Party Originators. Neither the Depositor nor the Initial Purchaser takes any responsibility therefor or makes any representation or warranty as to the accuracy thereof.

     GE Capital Access, Inc. GECA is a wholly owned subsidiary of GECC. Since its formation in 1996, GECA, through its affiliates, has originated or acquired over $1.5 billion of commercial mortgage loans. Through its Real Estate division, GECC has been lending and investing in the commercial real estate industry for over 25 years and has a portfolio of approximately $12 billion of assets. GECC originates and acquires commercial mortgage loans through approximately 20 offices located throughout North America.

     Column Financial, Inc. Column underwrites and closes multifamily and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in nine regional offices located in Atlanta, Georgia; Bethesda, Maryland; Dallas, Texas; Chicago, Illinois; Denver, Colorado; Hollywood, Florida; Newport Beach, California; Norwalk, Connecticut; and San Francisco, California. Column has closed more than $3.9 billion of commercial and multifamily mortgage loans since beginning operation in 1993. Column is a wholly-owned subsidiary of DLJ Mortgage Capital, Inc., which in turn is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., the parent of the Depositor.

     Column Third Party Originators

     Union Capital Investments LLC. Union Capital is an Atlanta, Georgia mortgage banking company, primarily involved in conduit lending which originates, underwrites and closes first mortgage loans secured by all types of multifamily and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January of 1993.

     ITLA Funding Corporation. ITLA Funding Corporation is a national mortgage bank headquartered in Encino, California. The company is a wholly-owned subsidiary of ITLA Capital Corporation, a thrift holding company located in La Jolla, California and is a sister company to Imperial Thrift and Loan Association.

     ARCS Commercial Mortgage Co., L.P. Created in 1995 and headquartered in Calabasas Hills, California, ARCS originates, underwrites, closes, and services all types of commercial property loans through a nationwide network of twelve offices. ARCS is a significant originator under the FNMA DUS multifamily loan program.

Assignment of the Mortgage Loans

     On the Closing Date, (i) Column will acquire the Column Third Party Originators Loans from DLJMCI, (ii) each Seller will transfer its Mortgage Loans to the Depositor pursuant to a mortgage loan purchase and sale agreement (a "Mortgage Loan Purchase and Sale Agreement") with such Seller and (iii) the Depositor will transfer all of the Mortgage Loans to the Trustee on behalf of the holders of the Certificates (the "Certificateholders"). See "Description of the Pooling Agreements--Assignment of Mortgage Assets" in the Prospectus.

     Pursuant to the terms of the related Mortgage Loan Purchase and Sale Agreement, each Seller will be required to deliver or cause to be delivered to the Trustee or to a document custodian appointed by the Trustee (a "Custodian"), among other things, the following documents with respect to each Mortgage Loan sold by such Seller (collectively, with respect to any Mortgage Loan, the related "Mortgage File"): (i) the original Mortgage Note endorsed, without recourse, to the order of the Trustee (or, if the original Mortgage Note has been lost, a copy thereof, together with an affidavit of such Seller or a prior holder of such Mortgage Note certifying that the original thereof has been lost); (ii) the original or a copy of the Mortgage, together with originals or copies of any intervening assignments of the Mortgage, in each case with (unless not yet returned from the applicable recording office) evidence of recording indicated thereon; (iii) the original or a copy of any related assignment of leases and rents (if such item is a document separate from the

Mortgage), together with originals or copies of any intervening assignments of any such document, in each case with (unless not yet returned from the applicable recording office) evidence of recording indicated thereon; (iv) an assignment of the Mortgage and of any separate assignment of leases and rents, in favor of the Trustee, in recordable form; (v) originals or copies of all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed; (vi) the original or a copy of the lender's title insurance policy issued on the date of origination of such Mortgage Loan (or a marked-up title insurance commitment or a pro forma policy subject to delivery of the original title insurance policy upon issuance); and (vii) any file copies of any UCC financing statements in the possession of such Seller; provided that, if all or any portion of the Mortgage File for any Mortgage Loan being sold by Column is held as of the Closing Date by an independent third party, then, in lieu of so delivering to the Trustee or a Custodian appointed thereby the portion of such Mortgage File so held by an independent third party, Column may deliver to the Trustee on or before the Closing Date a trust receipt or comparable instrument that unconditionally entitles the bearer thereof (and only the bearer thereof) to claim, without payment of any outstanding debts, the portion of such Mortgage File so held by an independent third party (which the Trustee will be required to do promptly (and, in any event, within 15 days) following the Closing Date, at the expense and with the cooperation of the Depositor). The Trustee or a Custodian will hold all such Mortgage Loan documents in trust for the benefit of the Certificateholders. The Trustee or a Custodian will be required to review each Mortgage File within a specified period following its receipt thereof. The scope of the Trustee's review of the Mortgage Files is, in general, limited solely to confirming that the documents in clauses (i) through (iv) and (vi) have been received. None of the Trustee, the Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether any such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The Pooling Agreement will require the Trustee, within a specified period following the later of the Closing Date and the date on which all recording information necessary to complete the subject document is received by the Trustee, to cause each of the assignments described in clause (iv) of the preceding paragraph to be submitted for recording in the real property records of the jurisdiction in which the related Mortgaged Property is located. Because the Mortgage Loans are, in general, newly originated, many such assignments cannot be completed and recorded until the related Mortgage, reflecting the necessary recording information, is returned from the applicable recording office.

Representations and Warranties

     With respect to each Mortgage Loan, the related Column Third Party Originator (if such Mortgage Loan was originated by it), Column (if such Mortgage Loan constitutes any other Column Mortgage Loan) or GECA (if such Mortgage Loan constitutes a GECA Mortgage Loan), as appropriate, will make, as of the Closing Date (or, in the case of each of ARCS and ITLA Funding, as of the date the Mortgage Loan was originated and sold to DLJMCI, which in no event was earlier than ___________), certain representations and warranties generally to the effect listed below, and may make such other representations and warranties as may be required by the Rating Agencies; provided that the respective representations and warranties made by such parties may not be entirely the same. The Column Third Party Originator or Seller, as applicable, making such representations and warranties in respect of any Mortgage Loan will, for purposes of this Prospectus Supplement and the Prospectus, constitute the related "Warranting Party" with respect thereto. The representations and warranties to be made in respect of each Mortgage Loan by the related Warranting Party will include:

          (i) certain information relating to such Mortgage Loan, substantially similar to that set forth in the loan schedule attached to the Pooling Agreement, will be accurate and complete in all material respects as of the Cut-off Date;

          (ii) immediately prior to its transfer and assignment of such Mortgage Loan, such Warranting Party had good title to, and was the sole owner of, such Mortgage Loan;

          (iii) the related Mortgage constitutes a valid and, subject to the exceptions set forth in clause (x) below, enforceable first lien upon the related Mortgaged Property, free and clear of all liens and encumbrances other than certain permitted liens and encumbrances;

          (iv) the related Mortgage has not been satisfied, canceled, rescinded or subordinated;

          (v) to such Warranting Party's knowledge, there is no proceeding pending for the total or partial condemnation of the related Mortgaged Property;

          (vi) the lien of the related Mortgage is insured by an American Land Title Association or equivalent form of lender's title insurance policy (or there exists a marked up title insurance commitment to issue such a policy or a pro forma policy on which the required premium has been paid) insuring the related originator, its successors and assigns, as to the first priority lien of the related Mortgage in the original principal amount of such Mortgage Loan after all advances of principal, subject only to (A) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable and (B) such other exceptions (general and specific) set forth in such policy;

          (vii) the proceeds of such Mortgage Loan have been fully disbursed (except in those cases where the full amount of the Mortgage Loan has been made, but a portion thereof is being held back pending satisfaction of certain leasing criteria with respect to the related Mortgaged property) and there is no requirement for future advances thereunder;

          (viii) if the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves;

          (ix) to such Warranting Party's knowledge, the related Mortgaged Property is free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan; and

          (x) each Mortgage Note, Mortgage and other agreement executed by or on behalf of the related Mortgagor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     The representations and warranties made by the Sellers and the Column Third Party Originators as described above will be assigned by the Depositor to the Trustee pursuant to the Pooling Agreement.

Cures, Repurchases and Substitutions

     If there exists a breach of any of the representations and warranties made with respect to any of the Mortgage Loans, as discussed under "--Representations and Warranties" above, and such breach materially and adversely affects the value of the affected Mortgage Loan or the interests of the Certificateholders therein, then within a specified period, generally 90 days, following its being notified of such breach, the related Warranting Party will be required either:
(a) to cure the breach in all material respects; or (b) subject to the discussion in the following paragraph, to repurchase such Mortgage Loan at a price (the "Purchase Price") generally equal to the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) accrued and unpaid interest to but not including the Due Date occurring in the Collection Period in which such repurchase occurs and (iii) the amount of any related unreimbursed Servicing Advances and, to the extent not otherwise included in such Servicing Advances, the costs and expenses of enforcing such repurchase obligation (provided that, in the case of a Column Third Party Mortgage Loan, a Column Third Party Originator may be required to repurchase its Mortgage Loans at a lesser price with Column to make up the difference). In addition, the related

Warranting Party will be required to pay all accrued and unpaid interest at the Reimbursement Rate in respect of Advances related to the affected Mortgage Loan (provided that, in the case of a Column Third Party Mortgage Loan, Column may be required to pay such amount). Notwithstanding the foregoing, if any such breach of a representation or warranty is capable of being cured but not within such 90-day or other specified period and the applicable Warranting Party has commenced and is diligently proceeding with such cure, then (with limited exception) such party will have an additional 90 days to complete such cure.

     If either Seller or any Column Third Party Originator is required to repurchase any of its Mortgage Loans as a result of a material breach of any of its representations and warranties, as contemplated by the preceding paragraph, then such Seller or Column Third Party Originator may, at any time during the three-month period commencing on the Closing Date (or at any time during the two-year period commencing on the Closing Date if the affected Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), in lieu of repurchasing the affected Mortgage Loan (but in no event later than such repurchase would have to have been completed): (a) replace such Mortgage Loan with one or more substitute mortgage loans (each, a "Replacement Mortgage Loan") that (i) has certain payment terms comparable to the Mortgage Loan to be replaced and (ii) is otherwise acceptable to the Controlling Class Representative (or, if none has been appointed, to the holder(s) of Certificates representing a majority interest in the Controlling Class); and (b) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Replacement Mortgage Loan(s) as of the date of substitution, after application of all payments due on or before such date, whether or not received; provided that no such substitution will be permitted unless, as confirmed in writing by each Rating Agency, it would not result in a qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates by any Rating Agency. No Seller or Column Third Party Originator is obligated, however, to replace (rather than repurchase) any Mortgage Loan as to which there is a material breach of a representation or warranty made by it. Any such substitution will be at the sole discretion of the responsible Seller or Column Third Party Originator. Furthermore, the Certificateholders of the Controlling Class and the Controlling Class Representative, as their representative, will generally have a disincentive to find any prospective Replacement Mortgage Loan acceptable.

     If the applicable Warranting Party fails to repurchase or replace any Mortgage Loan affected by a material breach of such Warranting Party's representations and warranties, none of the Depositor, the Underwriter, the Servicer, the Special Servicer, the Trustee, the REMIC Administrator or any other Seller or Column Third Party Originator shall have any obligation to do so, except as described in the succeeding paragraph.

     Notwithstanding the foregoing, Column will make the same representations and warranties (including those discussed under "--Representations and Warranties" above) with respect to each Column Third Party Mortgage Loan as it does with respect to each other Column Mortgage Loan and will have similar cure, repurchase or replacement obligations in the event of material breaches thereof. In general, however, if (i) there exists a breach of any such representation or warranty and a breach of any representation or warranty made by the related Column Third Party Originator with respect to such Column Third Party Mortgage Loan, (ii) such breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and the related Column Third Party Originator Agreement and (iii) the related Column Third Party Originator fails to satisfy its cure, repurchase or replacement obligation within the period provided therefor, then Column as the related Seller will be required to cure its breach as to, or repurchase or replace, the affected Column Third Party Mortgage Loan. For this purpose, the cure, repurchase or replacement period for Column (as otherwise described in the third preceding paragraph) will be deemed to commence only upon expiration of the cure, repurchase or replacement period for the related Column Third Party Originator.

     Each Seller and Column Third Party Originator may only have limited assets with which to fulfill any repurchase/substitution obligations that may arise in respect of breaches of its representations or warranties. There can be no assurance that any such Seller or Column Third Party Originator has or will have sufficient assets with which to fulfill any repurchase/substitution obligations that may arise.

Additional Mortgage Loan Information

     The tables appearing on Exhibits A-1 and A-2 hereto set forth additional information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in certain of such tables were derived primarily from information and operating statements furnished by or on behalf of the respective Mortgagors. Such information and operating statements were generally unaudited and have not been independently verified by the Depositor, the Underwriter, the Sellers or the Column Third Party Originators, by any of their respective affiliates or by any other person. For purposes of such tables as well as elsewhere in this Prospectus Supplement:

     1. "Underwriting NCF" or "U/W NCF" as used herein with respect to any Mortgaged Property means an estimate of the total cash flow anticipated to be available for annual debt service on the related Mortgage Loan calculated as the excess of Estimated Annual Revenues over Estimated Annual Operating Expenses, each of which was generally derived in the following manner:

          (i) "Estimated Annual Revenues" were generally assumed to be equal to the annualized amounts of gross potential rents (in the case of multifamily and manufactured housing community properties), or monthly contractual base rents as reflected in the rent roll or leases, with vacant space at market rental rates, plus tenant reimbursements (in the case of commercial properties other than hotels ) or estimated average room sales (in the case of hotels), except such revenues were generally modified by (a) adjusting such revenues downwards by applying a combined vacancy and rent loss (including concessions) adjustment that reflected then current occupancy (or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties), (b) adjusting such revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the year,
     (c) adjusting such revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees, (d) adjusting such revenues downwards, in certain instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and (e) adjusting such revenues upwards, in the case of hotel properties, to include estimated revenues from food and beverage, telephones and other hotel related income. In the case of owner-occupied properties for which no leases exist, Estimated Annual Revenues were derived from rental rate and vacancy information for the surrounding real estate market.

          (ii) "Estimated Annual Operating Expenses" were generally assumed to be equal to historical expenses reflected in the operating statements, appraisals and/or other information provided by the Mortgagor, except that such expenses were generally modified by (a) assuming that a market rate management fee (in most cases, approximately 3% to 5% of net rental revenues) was payable to the property manager, (b) adjusting certain historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property, (c) including the underwriting recurring replacement reserve amounts (the "UW Recurring Replacement Reserves") specified on the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1, (d) adjusting such expenses downwards by eliminating certain items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements, and (e) for hotel properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment ("FF&E") of between 4% and 5%. The U/W Recurring Replacement Reserves set forth on Exhibit A-1 are expressed as dollars per Unit for multifamily and manufactured housing community properties, dollars per Leasable Square Foot for retail, office, mixed-use, convenience store and industrial properties and total departmental revenues for hotel properties. In addition, in the case of certain office, retail and industrial properties, adjustments were also made to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions (however, for certain tenants with longer than average lease terms or which were considered anchor tenants (in the case of retail tenants), or in areas which were considered to not require such improvements,


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     adjustments were not made to reflect tenant improvements and leasing commissions). The amount of any such adjustments for tenant improvements and leasing commissions (the "U/W LC & TI") in respect of any Mortgaged Property is set forth on the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1. In the case of hotel properties, historical expenses may have been adjusted upward or downward to result in an expense to room or total revenues ratio that approximate historical or industry norms. In the case of owner-occupied properties for which no leases exist, Estimated Annual Operating Expenses were determined on the assumption that the Mortgaged Properties were "net leased" to a single tenant, and that expenses consisted solely of management fees and replacement reserves for expense or capital items generally not required to be paid by a tenant under a net lease.

     Estimated Annual Revenues generally include: (i) for multifamily and manufactured housing community properties, rental and other revenues; (ii) for retail, office mixed-use, convenience store and industrial properties, base rent, percentage rent, expense reimbursements and other revenues; and (iii) for the hotel properties, room, food and beverage, telephone and other revenues.

     Estimated Annual Operating Expenses generally include salaries and wages, the costs or fees of utilities, repairs and maintenance, replacement reserves, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of taxes, general and administrative expenses, ground lease payments and other costs, but without any deductions for debt service, depreciation and amortization or capital expenditures or reserves therefor (except as described above). In the case of office, industrial and retail properties (and properties partially used for such purposes), Estimating Annual Operating Expenses include both expenses that may be recovered from tenants and those that are non-recoverable. In the case of certain retail, office and industrial properties, Estimating Annual Operating Expenses may have included leasing commissions and tenant improvement costs. In the case of the hotel properties, Estimating Annual Operating Expenses include departmental expenses, reserves for FF&E, management fees and (where applicable) franchise fees.

     The historical expenses with respect to any Mortgaged Property were generally obtained (i) from operating statements relating to a 12-month period ended in 1995, 1996 or 1997, (ii) by annualizing the amount of expenses for partial 1995, 1996 or 1997 periods for which operating statements were available, with certain adjustments for items deemed inappropriate for annualization, or (iii) calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the related Mortgaged Property (such as newly signed leases and market data).

     The management fees and reserves assumed in calculating Underwriting NCF differ in many cases from actual management fees and reserves actually required under the loan documents for the Mortgage Loans. Further, actual conditions at the Mortgaged Properties will differ, and may differ substantially, from the conditions assumed in calculating Underwriting NCF. In particular, in the case of retail, office and industrial properties, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwriting NCF may differ substantially from actual conditions.

     In addition, capital expenditures and leasing commissions and other reletting costs are crucial to the operation of commercial and multifamily properties. There can be no assurance that the actual costs of reletting and capital improvements will not exceed those estimated or assumed in connection with the origination of the Mortgage Loans.

     No representation is made as to the future net cash flow of Mortgaged Properties, or, in particular, that "Underwriting NCF" set forth herein accurately represents such future net cash flow. In certain cases, Mortgaged Properties, or commercial tenants at such properties, have been or are expected to be subjected to new competition; however, the effects thereof may not be fully reflected (if at all) in the Underwriting NCF for any such Mortgaged Property.

     Underwriting NCF and the revenues and expenditures used to determine Underwriting NCF for each Mortgaged Property are derived from generally unaudited information furnished by the respective Mortgagors. Audits



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or other verification of such information could result in changes thereto, which could in turn result in the Underwriting NCF set forth herein being overstated. Net income for a Mortgaged Property as determined under generally accepted accounting principles ("GAAP") would not be the same as the stated Underwriting NCF for such Mortgaged Property as set forth in the tables herein. In addition, Underwriting NCF is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     2. "Appraised Value" means, for any Mortgaged Property, the "as is" (or, if provided, the "as cured") value estimate reflected in the most recent appraisal. The appraiser's "cured value", as stated in the appraisal, is generally calculated as the sum of the "as is" value set forth in the related appraisal plus the estimated costs (as of the date of appraisal of the related Mortgaged Property), if any, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the Mortgage Loan. In general, the amount of costs assumed by the appraiser for such purposes is based on an estimate by the individual appraiser, an estimate by the related Mortgagor, the estimate set forth in the property condition assessment conducted in connection with the origination of the related Mortgage Loan or a combination of such estimates.

     3. "Annual Debt Service" means, for any Mortgage Loan, twelve times the amount of the Monthly Payment under such Mortgage Loan as of the first Due Date in respect thereof that follows the Cut-off Date.

     4. "Underwriting Debt Service Coverage Ratio", "Underwriting DSCR" or "U/W DSCR" means, with respect to any Mortgage Loan, (a) the Underwriting NCF for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

     5. "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means, with respect to any Mortgage Loan, the Cut-off Date Balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

     6. "Leasable Square Footage" or "S.F." or "Sq. Ft." means, in the case of a Mortgaged Property operated, in whole or in part, for retail, office, convenience store or industrial purposes, the square footage of the gross leasable area utilized for such purposes.

     7. "Units" means, (a) in the case of a Mortgaged Property operated, in whole or in part, as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartments and (b) in the case of a Mortgaged Property operated as a manufactured housing community, the number of pads upon which a mobile home can be hooked up.

     8. "Rooms" means, in the case of a Mortgaged Property operated as a hotel, the number of hotel rooms and/or suites, without regard to the size of or number of rooms in such hotel rooms or suites.

     9. "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" generally means the percentage of Leasable Square Footage (in the case of commercial properties other than hotels) or Units (in the case of multifamily or manufactured housing community properties) of the Mortgaged Property that were occupied or leased as of the approximate date of the original underwriting of the related Mortgage Loan (as updated, in certain cases when the Depositor deemed appropriate and information was available, with more current occupancy information). All information herein setting forth any weighted averages of "Occupancy Rates at U/W" excludes those Mortgaged Properties improved by hotels (which are security for Mortgage Loans that represent 11.7% of the Initial Pool Balance) from the relevant calculations.

     10. "Major Tenant" means a tenant of a commercial Mortgaged Property that leases 10% or more of the net rentable area of such property.

     11. "LC & TI" means, as to any Mortgaged Property, leasing commissions and tenant improvements.



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     12. "Year Built" means the year when construction of the Mortgaged Property was principally completed. With respect to Mortgage Loans secured by multiple properties or by properties built in phases, the Year Built or Year Renovated, as the case may be, may relate to the earliest, latest or average year in which such properties or phases were built/renovated, as the Depositor deems relevant.

     13. "Most Recent DSCR" means, with respect to any Mortgage Loan, (a) the Most Recent NOI for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

     14. "Most Recent End Date" means, with respect to each Mortgage Loan, the date indicated on Exhibit A-1 as the "Most Recent End Date" with respect to such Mortgage Loan, which date is generally the end date with respect to the period covered by the latest available annual (or, in some cases, estimated or annualized partial-year) operating statement.

     15. "Most Recent NOI" means, with respect to any Mortgaged Property, the NOI derived therefrom that was available for debt service, calculated as Most Recent Revenues less Most Recent Expenses. (See also "NOI" below.) "Most Recent Revenues" are the Revenues received (or annualized or estimated in certain cases) in respect of a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the Mortgagor. "Most Recent Expenses" are the Expenses incurred (or annualized or estimated in certain cases) for a Mortgaged Property for the 12-month period ended as of the Most Recent End Date, based upon the latest available annual operating statement and other information furnished by the Mortgagor for its most recently ended fiscal year.

     16. "NOI" means with respect to any Mortgaged Property, the total cash flow available for annual debt service on the related Mortgage Loan, generally calculated as the excess of Revenues over Expenses. "Revenues" generally consist of certain revenues received in respect of a Mortgaged Property, including, for example, (i) for the multifamily and manufactured housing community properties, rental and other revenues; (ii) for the commercial properties other than hotels, base rent, percentage rent, expense reimbursements and other revenues; and (iii) for the hotel properties, guest room rates, food and beverage charges, telephone charges and other revenues. "Expenses" generally consist of all expenses incurred for a Mortgaged Property, including, for example, salaries and wages, the costs or fees of utilities, repairs and maintenance, marketing, insurance, management, landscaping, security (if provided at the property) and the amount of real estate taxes, general and administrative expenses, ground lease payments and other costs but without any deductions for debt service, depreciation, amortization, capital expenditures, LC & TI or FF&E. In the case of hotel properties, Expenses include, for example, expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, and such operating expenses as general administrative expenses, marketing expenses and franchise fees.

     The tables on Exhibits A-1 and A-2 set forth the indicated characteristics of the Mortgage Loans and Mortgaged Properties. Due to rounding, percentages in such tables may not add to 100% and amounts may not add to the indicated total.

Cash Management and Certain Escrows and Reserves

     Cash Management. In the case of 116 of the Mortgage Loans, representing approximately 59.8% of the Initial Pool Balance, a "cash management" system has been implemented whereby the related Mortgagor or the manager of the related Mortgaged Property is required to deposit property revenues into an account under the joint control of the related Mortgagor and the Servicer, and such Mortgagor is authorized to make withdrawals from such account from time to time until the occurrence of an event of default under such Mortgage Loan, in which case the Servicer or the Special Servicer would be entitled, under preexisting instructions furnished to the depository institution at which such account is maintained, to direct such depository institution to no longer honor payment requests made by the Mortgagor. Under each of those Mortgage Loans, central accounts ("Central Accounts") were established and, upon the Closing Date, will be under the sole control of the Servicer, for the purpose of holding amounts required to be on deposit as reserves for taxes and insurance, capital improvements, FF&E and certain other purposes as applicable. In certain cases, including


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the Camargue Loan described herein, the related Mortgagor established a lockbox account that is under the sole control of the mortgagee. In general, in the case of the ARD Loans, no later than the related Anticipated Repayment Date, the Mortgagor under each ARD Loan will be required (if it has not previously done so) to enter into a lockbox agreement whereby all revenue from the related Mortgaged Property will be deposited directly into a designated account under the sole control of the Servicer.

     Tax and Insurance Escrows. For a majority of the Mortgage Loans, tax and insurance escrows (the "Tax and Insurance Escrows") were established, either as separate accounts or, if applicable, as sub-accounts of any related Central Account, and each related Mortgagor is generally required to deposit on a monthly basis an amount equal to one-twelfth of the annual real estate taxes and assessments and one-twelfth of the annual premiums payable on insurance policies that the Mortgagor is required to maintain. If an escrow was established, such funds will generally be applied by the Servicer to pay for items such as taxes, assessments and insurance premiums at the related Mortgaged Property. Under certain other Mortgage Loans, the insurance carried by the Mortgagor is in the form of a blanket policy. In such cases, the amount of the escrow is an estimate of the pro rata share of the premium allocable to the related Mortgaged Property, or the Mortgagor pays the premium directly. Under certain Mortgage Loans, the related Mortgagor delivered letters of credit from third parties in lieu of establishing and funding a deposit account for tax and insurance escrows. Under certain Mortgage Loans, a tenant at the related Mortgaged Property is responsible for paying all or a portion of the real estate taxes and assessments directly. In such cases, escrows generally are not required.

     Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 sets forth the replacement reserve deposits that Mortgagors are, in each case, required to make into a separate account or, if applicable, a sub-account of any related Central Account for certain capital replacements, repairs, FF&E, tenant improvements and leasing commissions on the related Mortgaged Property under the terms of the respective Mortgage Loan (a "Contractual Recurring Replacement Reserve"). The Contractual Recurring Replacement Reserves set forth in such table are expressed as dollars per Unit for multifamily and manufactured housing community properties, dollars per Leasable Square Foot for retail, office, mixed-use, convenience store and industrial properties and total departmental revenues for hotel properties. The Contractual Recurring Replacement Reserves set forth in such table for most of the Mortgaged Properties are initial amounts and may vary over time. Such amounts include both replacement reserves and/or reserves for tenant improvements and leasing commissions. In such cases, the related Mortgage Note and/or other related documents may provide for replacement reserve deposits to cease upon achieving predetermined maximum amounts in the reserve account. In addition, in some such cases, replacement reserves were determined for specific tenant spaces, in which cases, the execution of a lease covering such space could result in the termination and/or release of such reserve. Under certain Mortgage Loans (including the Rivergate Loan, Resurgens Plaza Loan and Camargue Loan described herein), the related Mortgagors are permitted to deliver letters of credit from third parties in lieu of establishing and funding a deposit account for replacement reserves.

     Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 sets forth the reserves (the "Engineering Reserves") established, either as a separate account (or, if applicable, as a sub-account of any related Central Account), or in some cases in the form of a letter of credit and pledged to the lender, as a result of the inspections of certain Mortgaged Properties described above under "-- Property Assessments -- Property Condition Assessments". The repair/replacement items for which such reserves were established are generally items identified by the property inspection firm as in need of repair or replacement in order to restore the Mortgaged Property to a condition generally consistent with competitive properties of similar age and quality or to comply with regulatory requirements. Because the Engineering Reserve for any Mortgaged Property set forth in the table reflects only the cost estimate determined by the respective inspection firm for items that the related Originator determined significant enough to require a reserve (but is generally equal to 100% to 125% of such portion), and/or because in some cases items identified in a report were corrected prior to closing of the Mortgage Loan, the Engineering Reserve for certain Mortgage Loans is less than the cost estimate set forth in the related report. The Engineering Reserve for several Mortgage Properties was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related Seller required the Mortgagor to establish reserves for the completion of major work that had been commenced. No Engineering Reserve is required to be replenished. The amounts set forth in such table represent the amounts of the Engineering Reserves required at the respective dates



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of origination of the Mortgage Loans, and there can be no assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amount will be sufficient therefor.

Significant Concentrations

     Each individual Mortgage Loan and Cross-Collateralized Group of Mortgage Loans that has an aggregate Cut-off Date Principal Balance in excess of 1.9% of the Initial Pool Balance is described below.

     Rivergate Loan. The Mortgage Pool includes an individual Mortgage Loan (the "Rivergate Loan") that is a GECA Mortgage Loan and has a Cut-off Date Balance of $94,602,208, which represents 6.0% of the Initial Pool Balance. The Rivergate Loan is evidenced by a promissory note and secured by, among other things, the related Mortgagor's fee simple interest in the Rivergate Property. The Mortgagor under the Rivergate Loan (the "Rivergate Mortgagor") is Rivergate LP, a limited-purpose Delaware limited partnership.

     The Rivergate Loan has a Mortgage Rate of 6.950% per annum and a Maturity Date of January 1, 2028. The Rivergate Loan is an ARD Loan that has an Anticipated Repayment Date of January 1, 2008 and an Additional Interest Rate of 2.00% following such date. Additional terms of the Rivergate Loan are described on Exhibit A-1. The Rivergate Loan is a non-recourse loan with exceptions for fraud, misrepresentation, misappropriation of funds and environmental obligations.

     The "Rivergate Property" is a 35-story multifamily apartment building composed of 706 units and containing approximately 632,557 net rentable square feet of multifamily apartment space, 19,938 net rentable square feet of office space, 2000 square feet of retail space and 90 parking spaces. As of 1996, units in the Rivergate Property that become vacant cease to be subject to New York State's rent stabilization laws. As units have been vacated following that date, the Rivergate Mortgagor has executed new leases, generally at higher rental rates, that are not subject to the rent stabilization law.

     In connection with the origination of the Rivergate Loan, the Rivergate Mortgagor delivered a letter of credit in lieu of establishing a replacement reserve account and added $150,000 thereto to secure the performance of certain environmental remediation. The Rivergate Mortgagor will be required to establish a cash management system upon the earlier of any occurrence of an event of default under the Rivergate Loan and the occurrence of the Anticipated Repayment Date.

     The Rivergate Loan provides for a Lockout Period that expires three months prior to the related Anticipated Repayment Date, which period is followed by an Open Period. In addition, after the related Anticipated Repayment Date, certain excess cash flow from the Rivergate Property is required to be applied monthly to reduce the outstanding principal balance of the Rivergate Loan. The Rivergate Mortgagor is entitled to defease the Rivergate Loan (and obtain a release of the Rivergate Property) at any time following the second anniversary of the Closing Date (and prior to the expiration of the related Lockout Period) upon the satisfaction of certain conditions, including the confirmation by each Rating Agency that such defeasance will not in and of itself result in a qualification, downgrade or withdrawal of any rating assigned by such Rating Agency to any Class of Certificates.

     Raritan Center Loans. The Mortgage Pool includes two Mortgage Loans (the "Raritan Center Loans") that were originated by Column and have Cut-off Date Balances of $27,484,832 and $24,486,486, respectively, and an aggregate Cutoff Date Balance of $51,971,318, which represents 3.3% of the Initial Pool Balance. The Raritan Center Loans are cross-collateralized and cross-defaulted. Each Raritan Center Loan is evidenced by a promissory note and secured by, among other things, the related Mortgagor's fee simple interest in the related Raritan Center Property. The Mortgagors under the Raritan Center Loans are Raritan Plaza I Associates, L.P. and 305 Clearview Limited Partnership, each of which is an affiliate of Summit Associates, Inc. Summit Associates, Inc. directly or indirectly owns 27 buildings and 650 acres of land ( including the Raritan Center Properties) in a 100-building development comprising 10,000,000 square feet of industrial, office and hotel space and known as Raritan Center. Raritan Center is located in Edison, New Jersey at the crossroads of the New Jersey Turnpike, the Garden State Parkway and Interstate Route 287.




                                      S-65
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     Each of the Raritan Center Loans has a Mortgage Rate of 7.40% per annum and a Maturity Date of May 1, 2008. Additional terms of the Raritan Center Loans are described on Exhibit A-1. Each Raritan Center Loan is a non-recourse loan with exceptions for fraud, misrepresentation, misappropriation of funds and environmental obligations.

     The "Raritan Center Properties" consists of an office building comprising 262,500 square feet of space and known as Raritan Plaza I and a group of nine industrial buildings comprising, in the aggregate, 804,196 square feet of space. Each Raritan Center Property is located within Raritan Center and is managed by SAI Management Inc., an affiliate of the Raritan Center Mortgagors that manages over 2.5 million square feet of space in 30 buildings.

     Each of the Raritan Center Loans provides for a Lockout Period that expires six months prior the related Maturity Date, which period is followed by an Open Period. Each Raritan Center Mortgagor is entitled to defease the related Mortgage Loan and obtain a release of the related Mortgaged Property (or, in the case of the Raritan Center Loan secured by industrial properties, defease the Mortgage Loan in part (or in whole) and obtain a release of any individual Mortgaged Property (or all of the Mortgaged Properties)) at any time following the second anniversary of the Closing Date upon the satisfaction of certain conditions.

     The Resurgens Plaza Loan. The Mortgage Pool includes an individual Mortgage Loan (the "Resurgens Plaza Loan") that is a GECA Mortgage Loan and has a Cut-off Date Balance of $32,859,589. The Resurgens Plaza Loan is evidenced by a deed to secure debt, assignment of leases and rents and security agreement and secured by, among other things, a Mortgage on the related Mortgagor's interest (which consists in part of a fee interest and in part of a leasehold interest) in the Resurgens Plaza Property described below. The Mortgagor under the Resurgens Plaza Loan (the "Resurgens Plaza Mortgagor") is North Atlanta Realty Acquisition Company, Inc., a special-purpose Delaware corporation. A commingled trust fund advised by J.P. Morgan Investment Management, Inc. is a constituent member of the Resurgens Plaza Mortgagor.

     The Resurgens Plaza Loan is an ARD Loan with an Anticipated Repayment Date of January 1, 2008 and a Maturity Date of January 1, 2028. The Mortgage Rate of the Resurgens Plaza Loan is 6.65% and the Additional Interest Rate is 2.00%. Additional terms of the Resurgens Plaza Loan are described on Exhibit A-1.

     The "Resurgens Plaza Property" consists of a 27-story office building located in Atlanta, Georgia. The property contains 388,119 net rentable square feet of space. The property has 30 tenants. Insignia Commercial Group, Inc., which is not an affiliate of the Resurgens Plaza Mortgagor, manages the Resurgens Plaza Property.

     The interest of the Resurgens Plaza Mortgagor in the Resurgens Plaza Property consists of a leasehold estate in the real property in the lower ten floors of the building, which comprise a parking garage, and a fee interest in the air rights and the 17 floors above the leasehold parcel where the office space is located. The ground lease relating to the garage space provides for a lease term expiring in 2044 and annual rental payments of approximately $163,000 with future escalation as set forth in the ground lease.

     In connection with the origination of the Resurgens Plaza Loan, the Resurgens Plaza Mortgagor and the manager of the Resurgens Plaza Property entered into a lockbox agreement pursuant to which all rents from the Resurgens Plaza Property are paid directly into a lockbox account from which the Resurgens Plaza Mortgagor is entitled to make withdrawals until, in general, the occurrence of an event of default under the Resurgens Plaza Loan, the occurrence of the related Anticipated Repayment Date or the failure to maintain (as of the last day of any quarter) a debt service coverage ratio at least equal to 1.4x. In lieu of establishing a reserve for capital expenditures, tenant improvements and ground rent (on the leasehold portion of the Resurgens Plaza Property), the Resurgens Plaza Mortgagor delivered a letter of credit in the amount of $3 million.

     The Resurgens Plaza Loan provides for a Lockout Period that expires three months prior to the related Anticipated Repayment Date, which period is followed by an Open Period during which Principal Prepayments may be made without payment of any Prepayment Premium or Yield Maintenance Premium. In addition, after the related Anticipated Repayment Date, certain excess cash flow from the Resurgens Plaza Property is required to be applied

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monthly to reduce the outstanding principal balance of the Resurgens Plaza Loan.
The Resurgens Plaza Mortgagor is entitled to defease the Resurgens Plaza Loan (and obtain a release of the Resurgens Plaza Property) at any time following the second anniversary of the Closing Date (and prior to the expiration of the related Lockout Period) upon the satisfaction of certain conditions, including the confirmation by each Rating Agency that such defeasance will not in and of itself result in a qualification, downgrade or withdrawal of any rating assigned by such Rating Agency to any Class of Certificates.

     The Camargue Loan. The Mortgage Pool includes an individual Mortgage Loan (the "Camargue Loan") that is a GECA Mortgage Loan and has a Cut-off Date Balance of $29,900,164. The Camargue Loan is evidenced by a promissory note and secured by, among other things, a mortgage on the related Mortgagor's fee interest in the Camargue Property described below. The Mortgagor under the Camargue Plaza Loan (the "Camargue Mortgagor") is 303 East 83rd LLC, a special-purpose New York limited liability company of which the managing member is Partnership 94 L.P., a Delaware special-purpose limited partnership. The Camargue Mortgagor is controlled by Lloyd Goldman and family.

     The Camargue Loan is a substantially fully-amortizing loan with a Mortgage Rate equal to 7.01% and a Maturity Date of March 1, 2023. Additional terms of the Camargue Loan are described on Exhibit A-1.

     The "Camargue Property" consists of a 32-story, 261-unit multifamily apartment building located in New York City. It comprises 210,295 net rentable square feet of multifamily apartment space and 5,275 net rentable square feet of retail space. BLDG Management Co., Inc., an affiliate of the Camargue Mortgagor, manages the Camargue Property.

     In connection with the origination of the Camargue Loan, the Camargue Mortgagor established a lockbox account into which the manager of the Camargue Property is required to deposit all rental payments received from tenants and from which the Camargue Mortgagor is entitled to monthly disbursements of all amounts on deposit therein net of monthly debt service and any required monthly deposits to the reserve accounts described below. The Camargue Mortgagor is required to direct all tenants at the Camargue Property to deliver their rental payments directly to the lockbox account following the occurrence of an event of default under the Camargue Loan or the failure to maintain a debt service coverage ratio at least equal to 1.15x. The Camargue Mortgagor has also established an ongoing tax and insurance escrow account, an engineering reserve account and a recurring replacement reserve account. The Camargue Mortgagor is permitted to deliver a letter of credit satisfactory to the mortgagee in lieu of making such deposits into such tax and insurance reserve account and/or engineering reserve account.

     The Camargue Loan provides for a Lockout Period that expires three months prior to the related Maturity Date, which period is followed by an Open Period. The Camargue Mortgagor is entitled to defease the Camargue Loan (and obtain a release of the Camargue Property) at any time following the second anniversary of the Closing Date (and prior to the expiration of the related Lockout Period) upon the satisfaction of certain conditions, including the confirmation by each Rating Agency that such defeasance will not in and of itself result in a qualification, downgrade or withdrawal of any rating assigned by such Rating Agency to any Class of Certificates.

Subordinate and Other Financing

     In general, Mortgagors are prohibited from encumbering the related Mortgaged Properties with subordinate financing, and the Depositor is not aware of any Mortgaged Property being encumbered by Subordinate Debt. In certain cases, the Mortgagor is permitted to encumber the related Mortgaged Property with a limited amount of subordinate financing, provided (i) certain loan to value ratio and debt service coverage ratios are satisfied and (ii) the subordinate lender executes a subordination and standstill agreement. In addition, certain of the Mortgage Loans limit the aggregate amount of subordinate financing that will be allowed. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.

     A third party holds a loan secured by a pledge of the partnership interests in the Mortgagor under the Mortgage Loan secured by the Mortgaged Property identified on Exhibit A-1 as Plantation Village. The Depositor, however, is not aware of any other similar debt affecting another Mortgagor.

     In addition, certain Mortgagors may have incurred unsecured indebtedness for operating or similar purposes.

Prepayment Provisions

     As of their respective dates of origination, all of the Mortgage Loans imposed restrictions on voluntary prepayments of principal ("Principal Prepayments"). In most cases, such restrictions commenced with a period (a "Lockout Period") during which, with limited exception, Principal Prepayments are prohibited. In some such cases, the Lockout Period will remain in effect for all or substantially all of the remaining term to maturity; in other such cases, the Lockout Period is followed by a period (a "Premium Period") during which Principal Prepayments are permitted but are required to be accompanied by an additional amount (the "Additional Prepayment Amount") that is either a specified percentage of the amount being prepaid (a "Prepayment Premium") or a premium calculated on the basis of a yield maintenance formula (a "Yield Maintenance Premium"), and then, commencing on a specified date prior to maturity, by a period (an "Open Period") during which Principal Prepayments may be made without payment of any Prepayment Premium or Yield Maintenance Premium; and, in the remaining such cases, the Lockout Period is followed directly by an Open Period. In all other cases, such restrictions commenced with a Premium Period during which Principal Prepayments are permitted but are required to be accompanied by a Prepayment Premium, which period is followed by an Open Period (generally commencing two years prior to the stated maturities of the respective Mortgage Loans). In the case of most Mortgage Loans that provide for a Premium Period, the applicable Additional Prepayment Amount will equal the greater of a Prepayment Premium (in general, calculated at 1% of the amount prepaid) and a Yield Maintenance Premium. In the case of 199 Mortgage Loans, representing 71.4% of the Initial Pool Balance, the related Mortgagors are permitted to "defease" their Mortgage Loans with United States Treasury obligations during the applicable Lockout Period but not earlier than two to three years (or, in certain cases, a longer period) following the Closing Date. In the case of certain Mortgage Loans, the security for the Mortgage Loans includes pledged funds which: (i) if certain leasing or other economic conditions are satisfied by a specified date, will be released to the related Mortgagor; and (ii) if such conditions are not satisfied by such date, will be applied to pay down the Mortgage Loan during what would otherwise be a Lockout Period.

     The table titled "Characteristics of the Mortgage Loans" on Exhibit A-1 sets forth the type of prepayment provision that corresponds to each Mortgage Loan as of its respective date of origination. In addition, the table titled "Prepayment Provisions as of the Cut-off Date" on Exhibit A-2 sets forth a breakdown of the Mortgage Loans based on (i) remaining term to stated maturity (or, in the case of the ARD Loans, the remaining term to the respective Anticipated Repayment Date) and (ii) the remaining Lockout Period and/or Premium Period applicable to each. The prepayment provisions relating to each Mortgage Loan generally do not apply to prepayments arising out of a casualty or condemnation of the related Mortgaged Property. The aggregate characteristics of the prepayment provisions of the Mortgage Pool will vary over time as Lockout Periods expire and Mortgage Loans enter periods during which a Prepayment Premium or Yield Maintenance Premium may be required in connection with Principal Prepayments and, thereafter, enter Open Periods, and as Mortgage Loans are prepaid, repurchased, replaced or liquidated on account of default or delinquency.

     For purposes of such provisions, the amount of the Yield Maintenance Premium in the case of any GECA Mortgage Loan, is generally equal to the sum of the present value on the date of prepayment of the "monthly interest shortfalls" for the remaining term of the Mortgage Loan discounted at a per annum rate equal to the yield per annum on United States Treasury securities having a maturity closest to the weighted average life of the Mortgage Loan immediately prior to the prepayment. The "monthly interest shortfall" is calculated for each Due Date and is the product of (a) the principal amount being prepaid divided by 12 and
(b) the excess, if any, of (i) the yield derived from compounding semi-annually the Mortgage Rate of the Mortgage Loan minus (ii) the Treasury yield described above. For purposes of determining such Treasury yield, the weighted average life (expressed in years) of the Mortgage Loan is determined as of the prepayment date by (i) multiplying the amount of the principal portion of each monthly payment that would have been paid had the prepayment not occurred by the number of months from the prepayment date to the related Due Date, (ii) adding the results and (iii) dividing the sum by the product of the balance remaining on the Mortgage Loan (after giving effect to the prepayment) multiplied by 12.

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

         For purposes of such provisions, the amount of the Yield Maintenance Premium in the case of any Column Mortgage Loan, is generally equal to the product of the principal amount being prepaid (expressed as a percentage of the outstanding principal balance of the Mortgage Loan, prior to giving effect to the prepayment) and the excess, if any, as of the date of determination, of (a) the present value of all future payments of principal and interest of the related Mortgage Loan (including the related Balloon Payment), as determined by discounting at a rate per annum equal to the yield per annum on United States Treasury securities having a maturity closest to the Maturity Date of the related Mortgage Loan, plus, in some cases, a specified number of basis points, over (b) the outstanding principal balance immediately prior to the prepayment.

     Prepayment Premiums and Yield Maintenance Premiums received on the Mortgage Loans will be allocated and distributed in the manner described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums and Yield Maintenance Premiums" herein.

     Limitations may exist under applicable state law on the enforceability of the provisions of the Mortgage Loans that require payment of Prepayment Premiums or Yield Maintenance Premiums. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the Prospectus. Prepayment Premiums and Yield Maintenance Premiums are not payable in connection with any repurchases or substitutions of Mortgage Loans by a Seller or a Column Third Party Originator in connection with material breaches of representations and warranties or in connection with a prepayment of a Mortgage Loan arising out of a casualty or condemnation at the related Mortgaged Property.

Hazard, Liability and Other Insurance

     The Mortgages generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the full replacement cost of the improvements located on the related Mortgaged Property, and if applicable, the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. In some cases, however, a Mortgagor is permitted to self-insure its Mortgaged Property provided it maintains a specified net worth. Such hazard insurance may provide for a customary deductible. In addition, if any portion of a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is required to be in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) except in some cases, the full insurable value of such Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. In general, however, the Mortgaged Properties, including those in California, are not covered for earthquake risk.

     Each Mortgage generally also requires the related Mortgagor to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount at least equal to $1 million per occurrence.

     Each Mortgage generally further requires the related Mortgagor to maintain business interruption insurance in an amount generally not less than 100% of the projected rental income from the related Mortgaged Property for at least six months.

     The Pooling Agreement will require the Servicer to cause each Mortgagor (including any Mortgagor under a Specially Serviced Mortgage Loan) to maintain such insurance coverage as is required under the related Mortgage.

     Under the terms of the Mortgages for several of the Mortgage Loans, the Mortgagor thereunder is required to keep its Mortgaged Property insured against loss by fire, hazards, rent loss and such other hazards, casualties, liabilities and contingencies as the Mortgagee determines to require in its discretion and in such amounts and for such periods as the Mortgagee determines to require in its discretion. Under the terms of the Pooling Agreement, the Servicer will agree to use reasonable efforts consistent with the Servicing Standard to require the Mortgagors under the Mortgage Loans to maintain insurance generally in the amounts, type and scopes of coverage required under the other Mortgage Loans as described above.

     With limited exception, the Mortgage Loans generally provide that insurance and condemnation proceeds are to be applied (i) to restore the related Mortgaged Property or (ii) towards payment of the related Mortgage Loan.

     The Pooling Agreement will require the Special Servicer to cause to be maintained for each REO Property generally the same types of insurance policies (to the extent available at commercially reasonable rates) providing coverages in the same amounts as were previously required under the Mortgage that covered such property.

     The Pooling Agreement will also provide that the Servicer (or Special Servicer) may satisfy its obligations regarding maintenance of the hazard insurance policies referred to above by maintaining a blanket policy or master force placed insurance policy insuring against hazard losses on all of the related Mortgage Loans. If any such blanket or master policy contains a deductible clause, the Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket or master policy, to deposit or cause to be deposited in the Certificate Account all sums that would have been deposited therein but for such deductible clause (but only to the extent such sums would have been paid if an individual hazard insurance policy referred to above had been in place). See "Description of the Pooling Agreements--Hazard Insurance Policies" in the Prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each Mortgage Loan. Each title insurer will enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to certain exceptions, including standard exceptions regarding claims made in the context of insolvency proceedings, the title insurance policy will provide coverage to the Trustee for the benefit of Certificateholders for claims made against the Trustee regarding the priority and validity of the Mortgagors' title to the Mortgaged Properties.


                         SERVICING OF THE MORTGAGE LOANS

General

     The Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans, for the benefit of the Certificateholders (as a collective whole), in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the following standards (collectively, the "Servicing Standard"): (a) with the higher of (i) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans for other third parties pursuant to agreements similar to the Pooling Agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage lenders and loan servicers servicing their own mortgage loans, and (ii) the same care, skill, prudence and diligence with which the Servicer or the Special Servicer, as the case may be, generally services comparable mortgage loans owned by it; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, the full collection of all Prepayment Premiums and Yield Maintenance Premiums that may become payable under the Mortgage Loans and, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments (including Prepayment Premiums and Yield Maintenance Premiums), the maximization of the recovery on such Mortgage Loan to Certificateholders (as a collective whole) on a present value basis; and (c) without regard to: (i) any relationship that the Servicer or the Special Servicer, as the case may be, or any of its affiliates may have with the related Mortgagor or any other party to the Pooling Agreement; (ii) its ownership of any Certificate by the Servicer or the Special Servicer, as the case may be, or by any of its affiliates; (iii) any obligations of the Servicer or the Special Servicer, as the case may be, to make Advances (as defined below); (iv) the right of the Servicer or the Special Servicer, as the case may be, or any of its affiliates to receive compensation for its services or reimbursement of costs under the Pooling Agreement generally or with respect to any particular transaction; (v) the ownership by the Servicer or the Special Servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property or of the right to service or manage for others any other mortgage loans or real property; and (vi) any obligation of the Servicer or the Special Servicer, as the case may be, or of any affiliate thereof, as a Seller, to pay any indemnity with respect to or cure a breach of representation or warranty as to, or repurchase or replace, any Mortgage Loan.

     In general, the Servicer will initially be responsible for the servicing and administration of the entire Mortgage Pool. However, the Special Servicer will, except for certain limited duties, assume and be responsible for special servicing and administration of any Mortgage Loan (each, a "Specially Serviced Mortgage Loan") as to which any of the following events (each, a "Servicing Transfer Event") occurs: (a) the related Mortgagor fails to make when due any Balloon Payment, which failure continues unremedied, or the Servicer determines, in its reasonable, good faith judgment, will continue unremedied, for 30 days;
(b) the related Mortgagor fails to make when due any other Monthly Payment or any other payment required under the related Mortgage Note and Mortgage (including any failure to make any material payment of taxes or insurance premiums), which failure continues unremedied, or the Servicer determines, in its reasonable, good faith judgment, will continue unremedied, for 60 days; (c) if the Servicer or any of its affiliates owns an economic interest in the related Mortgagor, such Mortgagor fails to make any Monthly Payment and the Servicer is required to make a P&I Advance in respect thereof; (d) the Servicer determines, in its reasonable, good faith judgment, that a default in making any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note and Mortgage has occurred or is likely to occur within 30 days and either (i) the related Mortgagor has requested a material modification of the related Mortgage Loan (other than the waiver of a "due-on-sale" clause or the extension of the related maturity date) or (ii) such default is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (e) the Servicer determines, in its reasonable, good faith judgment, that a default (other than as described in clause (a) or (b) above) has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan and such default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); (f) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur in respect of the related Mortgagor or the related Mortgaged Property, or the related Mortgagor takes certain actions indicating its insolvency or its inability to pay its obligations; or (g) the Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property. In addition, if title to the related Mortgaged Property is acquired by the Trust (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof.

     A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Servicer will re-assume servicing responsibilities) at such time as no circumstance identified in clauses (a) through (g) of the preceding paragraph exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and such of the following as are applicable occur:

          (w) with respect to the circumstances described in clauses (a), (b) and (c) of the preceding paragraph, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Servicer or the Special Servicer);

          (x) with respect to the circumstances described in clauses (d) and (f) of the preceding paragraph, such circumstances cease to exist in the reasonable, good faith judgment of the Special Servicer;

          (y) with respect to the circumstances described in clause (e) of the preceding paragraph, such default is cured; and

          (z) with respect to the circumstances described in clause (g) of the preceding paragraph, such proceedings are terminated.

     The Servicer and Special Servicer will each be required to service and administer each of the respective Cross-Collateralized Groups as a single Mortgage Loan as and when it deems necessary and appropriate consistent with the Servicing Standard. In connection with the transfer to the Special Servicer of a Mortgage Loan that constitutes part of a Cross-Collateralized Group as a result of a Servicing Transfer Event or the re-assumption of servicing responsibilities by the Servicer with respect to any such Mortgage Loan upon the cessation of its status as a Specially Serviced Mortgage Loan, the Servicer and the Special Servicer shall each transfer to the other, as and when applicable, servicing of all other Mortgage Loans constituting part of the same Cross-Collateralized Group; provided that no Cross-Collateralized Mortgage Loan may become a Corrected Mortgage Loan at any time that a continuing Servicing Transfer Event exists with respect to another Cross-Collateralized Mortgage Loan in the same Cross-Collateralized Group.

     Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Description of the Pooling Agreements", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Servicer and the Special Servicer thereunder. For purposes of the Prospectus, the Servicer constitutes a "Master Servicer" thereunder.

The Servicer

     GE Capital Loan Services, Inc., a Delaware corporation ("GECLS"), will act as Servicer with respect to the Mortgage Pool. GECLS is a wholly-owned subsidiary of GECIA Holdings, Inc., which is itself a wholly-owned subsidiary of GE Capital Services Corporation, which is itself a wholly-owned subsidiary of the General Electric Company and an affiliate of GECA and GECC. The Servicer's principal servicing offices are located at 363 N. Sam Houston Parkway E., Suite 1200, Houston, Texas 77060.

     As of May 1, 1998, the Servicer serviced approximately 2,051 commercial and multifamily loans, totaling approximately $13 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securities transactions.

     The information set forth herein concerning GECLS has been provided by it, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

The Special Servicer

     Midland Loan Services, Inc., a Delaware corporation ("Midland"), will act as Special Servicer with respect to the Mortgage Pool. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and which originates commercial real estate loans. Midland is a wholly-owned subsidiary of PNC Bank, National Association. Midland's address is 210 West 10th Street, 6th Floor, Kansas City, Missouri 64105.

     As of April 30, 1998, Midland was responsible for the servicing of approximately 12,000 commercial and multifamily loans with an aggregate principal balance of approximately$26.3 billion, the collateral for which is located in 50 states, Puerto Rico and the District of Columbia. Approximately 10,400 of those loans, having an aggregate principal balance of approximately $18.7 billion, underlie commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, hotel/motel and other types of income producing properties. Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     The information set forth herein concerning Midland has been provided by it, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Servicing and Other Compensation and Payment of Expenses

     The principal compensation to be paid to the Servicer in respect of its servicing activities will be the Servicing Fee. The "Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will accrue from time to time (on the basis of a 360-day year consisting of twelve 30-day months) at 0.057% per annum (the "Servicing Fee Rate") on the same principal amount as interest accrues or is deemed to accrue from time to time on the Mortgage Loan. As additional servicing compensation, the Servicer will be entitled to: (x) any Prepayment Interest Excesses (as defined below) actually collected on the Mortgage Loans; and (y) any "Default Interest" (that is, interest in excess of interest at the related Mortgage Rate accrued in respect of any Mortgage Loan as a result of a default thereunder) and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), but only to the extent that any such Default Interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee (each as defined below) payable to the Special Servicer with respect to the related Mortgage Loan and that any such Default Interest and late payment charges are not allocable to cover interest payable to the Servicer, the Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Servicer will be authorized to invest or direct the investment of funds held in those accounts maintained by it that constitute part of the Certificate Account (as defined in the Prospectus) in certain government securities and other obligations specified in the Pooling Agreement and meeting the criteria of the Rating Agencies ("Permitted Investments"), and the Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses in respect of such investments (other than losses of income earned thereon) from its own funds without any right to reimbursement.

     If a borrower prepays a Mortgage Loan in whole or in part prior to its Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Additional Interest) that accrues on the amount of the Principal Prepayment will be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of Trustee Fees and interest accruing on the REMIC Regular Certificates. If such a Principal Prepayment is made after the prepaid Mortgage Loan's Due Date in any Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Additional Interest) that accrues on the amount of such Principal Prepayment will exceed (such excess, a "Prepayment Interest Excess") the corresponding amount of Trustee Fees and interest accruing on the REMIC Regular Certificates. Any Prepayment Interest Excesses collected will be paid to the Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Servicer will be required to remit to the Trustee for deposit into the Distribution Account (such remittance, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate of its Servicing Fees for the related Collection Period, plus any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. The Servicer is not required to make Compensating Interest Payments to cover shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan or any REO Property acquired in respect thereof or any other action related to special servicing. If the aggregate of any Prepayment Interest Shortfalls experienced during any Collection Period exceeds the Compensating Interest Payment made in respect thereof, the difference will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will consist of the Special Servicing Fee, the Workout Fee and the Liquidation Fee. As to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, the "Special Servicing Fee" will accrue from time to time (on the basis of a 360-day year consisting of twelve 30-day months) at a rate equal to 0.25% per annum on the same principal amount as interest accrues or is deemed to accrue from time to time on any such Mortgage Loan. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan will cease to accrue if such Mortgage Loan is liquidated or becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees will be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Certificate Account. A "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.00% to, each collection of interest and principal (in each case net of any portion of such collection payable to the Servicer, the Special Servicer or the Trustee to cover related unpaid or unreimbursed Servicing Fees, Special Servicing Fees, Advances and interest on Advances) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such Mortgage Loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than as a result of the repurchase or substitution of any such Specially Serviced Mortgage Loan or REO Property by a Seller or a Column Third Party Originator in connection with a material breach of representation or warranty or as a result of any purchase thereof by the Special Servicer, the Servicer or any Certificateholder with a majority interest in the Controlling Class). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of a "Liquidation Fee Rate" of 1.00% to, such full or discounted payoff, Liquidation Proceeds, Condemnation Proceeds and/or Insurance Proceeds (in each case net of any portion of such payment or proceeds payable or reimbursable to the Servicer, the Special Servicer or the Trustee to cover related unpaid or unreimbursed Servicing Fees, Advances, Special Servicing Fees, interest on Advances and/or late payment charges) received or collected with respect to such Specially Serviced Mortgage Loan or REO Property. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable out of, or in connection with the receipt of, Liquidation Proceeds collected as a result of the repurchase or substitution of any Specially Serviced Mortgage Loan or REO Property by a Seller or a Column Third Party Originator in connection with a material breach of representation or warranty or as a result of any purchase thereof by the Special Servicer, the Servicer or any Certificateholder with a majority interest in the Controlling Class. As additional servicing compensation, the Special Servicer will be entitled to Default Interest and late payment charges actually collected on or in respect of the Specially Serviced Mortgage Loans and/or any Mortgage Loans as to which the related Mortgaged Property has become an REO Property, but only to the extent that any such Default Interest is not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan and that any such Default Interest and late payment charges are not allocable to cover interest payable to the Servicer, the Special Servicer or the Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Special Servicer will be authorized to invest or direct the investment of funds in those accounts maintained by it that constitute part of the Certificate Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds as additional servicing compensation, but will be required to cover any losses in respect of such investments (other than losses of income earned thereon) from its own funds without any right to reimbursement.

     Assumption fees, assumption application fees, modification fees, extension fees and other loan processing fees actually collected on or with respect to the Mortgage Loans will be allocated between the Servicer and the Special Servicer as provided in the Pooling Agreement and will be paid to each as additional servicing compensation.

     The Servicer and the Special Servicer will, in general, each be required to pay, out of its own funds, all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any sub-servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, received on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account, and at times without regard to the relationship between the expense and the funds from which it is being paid.

     No more frequently than once per calendar month, the Special Servicer may require the Servicer, and the Servicer shall be obligated, out of the Servicer's own funds, to reimburse the Special Servicer for any Servicing Advances made by but not previously reimbursed to the Special Servicer, together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten (10) days of the request therefor. Upon such reimbursement, the Servicer will be deemed for all purposes of the Pooling Agreement to have made the related Servicing Advance at the same time that the Special Servicer actually made such Servicing Advance.

     In addition, the Servicer will be required to make Servicing Advances to cover certain items in respect of Specially Serviced Mortgage Loans and REO Properties at the direction of the Special Servicer, and, if the Special Servicer is required under the Pooling Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Servicer make such Servicing Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer shall not be entitled to make such a request (other than for emergency advances) more frequently than once per calendar month (and such request may relate to more than one Servicing Advance). If the Servicer is required to make any Servicing Advance at the direction of the Special Servicer, the Special Servicer will be required to provide the Servicer with such information and documentation regarding the subject Servicing Advance as the Servicer may reasonably request. The Servicer will be required to make any such Servicing Advance that it is so requested by the Special Servicer to make within ten (10) days of the Servicer's receipt of such request. The Special Servicer will be relieved of any obligations with respect to any Servicing Advance that it so requests the Servicer to make (regardless of whether or not the Servicer makes that Servicing Advance).

     If the Servicer or the Special Servicer, as the case may be, is required under the Pooling Agreement to make a Servicing Advance, but fails to do so within 15 days after such Servicing Advance is required to be made, then the Trustee will be required: (i) if it has actual knowledge of such failure, to give the defaulting party notice of such failure; and (ii) if such failure continues for three more business days, to make such Servicing Advance.

     The Servicer, the Special Servicer and the Trustee will be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable, good faith judgment of the Servicer, the Special Servicer or the Trustee, as the case may be, ultimately recoverable from Related Proceeds. With respect to any Servicing Advance, the Trustee will be entitled to conclusively rely on the non-recoverability determination made by the Servicer or Special Servicer.

     As and to the extent described herein, the Servicer, the Special Servicer and the Trustee are each entitled to receive interest at the Reimbursement Rate on Servicing Advances made thereby. See "Description of the Certificates--P&I and Other Advances" herein.

Modifications, Waivers, Amendments and Consents

     The Special Servicer and, to the limited extent described below, the Servicer each may (consistent with the Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of, forgive interest (including, without limitation, Default Interest and Additional Interest) on and principal of, forgive Prepayment Premiums, Yield Maintenance Premiums and late payment charges on, defer the payment of interest on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Mortgage Loan it is required to service and administer, subject, however to each of the following limitations, conditions and restrictions:

          (i) with limited exception, the Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any Mortgage Loan without the consent of the Special Servicer (which consent (i) is not to be unreasonably withheld, (ii) is to be withheld or granted by the Special Servicer in accordance with the Servicing Standard, and (iii) shall be deemed to have been granted if not expressly denied within 10 business days following the Special Servicer's receipt from the Servicer of all information reasonably requested thereby in order to make an informed decision);

          (ii) with limited exception, the Special Servicer may not agree to (or consent to the Servicer's agreeing to) any modification, waiver or amendment of any term of, or take (or consent to the Servicer's taking) any of the other above-referenced actions with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

          (iii) the Special Servicer may not extend (or consent to the Servicer's extending) the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan to a date beyond the earliest of (A) the third anniversary of such Mortgage Loan's original stated maturity date, (B) two years prior to the Rated Final Distribution Date and (C) if such Mortgage Loan is secured by a Mortgage solely or primarily on the related Mortgagor's leasehold interest in the related Mortgaged Property, ten years prior to the end of the then current term of the related ground lease; and, furthermore, the Special Servicer may not grant (or consent to the Servicer's granting) any such extension unless (A) the Special Servicer's recovery determination contemplated by the immediately preceding clause (ii) is supported by an appraisal performed within the preceding twelve-month period and (B) the related Mortgagor agrees, among other things, to deliver to the Special Servicer, the Controlling Class Representative and the Trustee quarterly operating statements with respect to the related Mortgaged Property;

          (iv) neither the Servicer nor the Special Servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Provisions (as defined herein);

          (v) the Special Servicer may not permit (or consent to the Servicer's permitting) any Mortgagor to add or substitute any collateral for its Mortgage Loan, unless the Special Servicer shall have first (A) determined, in its reasonable, good faith judgment, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations and (B) received confirmation from each Rating Agency that such addition or substitution of collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by such Rating Agency to a Class of Certificates; and

          (vi) subject to limited exceptions, the Special Servicer may not release (or consent to the Servicer's releasing) any collateral securing an outstanding Mortgage Loan (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (vi) above will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section with respect to any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date (or, in the case of a Replacement Mortgage Loan, on the related date of substitution) or that is solely within the control of the related Mortgagor; and (y) notwithstanding clauses (i) through (vi) above, neither the Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in its reasonable good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

     Notwithstanding the provisions described above, after the Anticipated Repayment Date of any ARD Loan with a "First Payment Date" that is not later than March 1, 1998 (as set forth on the table titled "Characteristics of the Mortgage Loans" on Exhibit A-1) , the Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgage Loans) or the Special Servicer (with respect to Specially Serviced Mortgage Loans) will be permitted, in its discretion, to waive all or any portion of accrued Additional Interest if, prior to the related maturity date, the related Mortgagor has requested the right to prepay such ARD Loan in full together with all payments required by the related loan documents in connection with such prepayment except for accrued Additional Interest, provided that the Servicer's or Special Servicer's, as the case may be, determination to waive the right to such accrued Additional Interest is reasonably likely to produce a greater payment to Certificateholders on a present value basis than a refusal to waive the right to such Additional Interest. Neither the Servicer nor the Special Servicer will have any liability to the Trust, the Certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The Pooling Agreement will also limit the Servicer's and the Special Servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     All modifications, waivers and amendments entered into in respect of the Mortgage Loans are to be in writing. Each of the Servicer and the Special Servicer is to deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to each such modification, waiver or amendment agreed to thereby, promptly following the execution thereof.

The Controlling Class Representative

     Election, Resignation and Removal. The Certificateholders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class whose Certificates represent more than 50% of the related Class Principal Balance will be entitled in accordance with the Pooling Agreement to select a representative (the "Controlling Class Representative") having certain rights and powers described below or to replace an existing Controlling Class Representative. Upon (i) the receipt by the Trustee of written requests for the selection of a Controlling Class Representative from the Certificateholders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class whose Certificates represent more than 50% of the related Class Principal Balance, (ii) the resignation or removal of the person acting as Controlling Class Representative or (iii) a determination by the Trustee that the Controlling Class has changed, the Trustee will be required to promptly notify the Certificateholders (or, in the case of Book-Entry Certificates, to the extent actually known to certain designated officers (each, a "Responsible Officer") of the Trustee, the Certificate Owners) of the Controlling Class that they may select a Controlling Class Representative. Such notice is to set forth the process established by the Trustee in order to select a Controlling Class Representative, which process may include the designation of the Controlling Class Representative by any Certificateholder with a majority interest in the Controlling Class by a writing delivered to the Trustee. No appointment of any person as a Controlling Class Representative will be effective until such person provides the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to the Pooling Agreement may deal (including their names, titles, work addresses and telecopy numbers).

     As of any date of determination, the "Controlling Class" will be the most subordinate Class of Sequential Pay Certificates then outstanding (the Class A-1A and Class A-1B Certificates being treated as a single Class for this purpose) that has a then-current Class Principal Balance that is not less than 25% (or, in the case of the Class C Certificates, 20%) of such Class' initial Class Principal Balance as of the Closing Date; provided that if no Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the "Controlling Class" will be the Class of Sequential Pay Certificates with the largest Class Principal Balance then outstanding.

     The Controlling Class Representative may at any time resign as such by giving written notice to the Trustee and to each Certificateholder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class. The Certificateholders (or, in the case of Book-Entry Certificates, the Certificate Owners) of the Controlling Class whose Certificates represent more than 50% of the related Class Principal Balance shall be entitled to remove any existing Controlling Class Representative by giving written notice to the Trustee and to each other Certificateholder (or, in the case of Book-Entry Certificates, Certificate Owner) of the Controlling Class.

     Certain Rights and Powers. Prior to taking any of the following actions, the Special Servicer will notify the Controlling Class Representative of its intent to take such action and provide the Controlling Class Representative with copies of documentation relating to its proposed action, will afford the Controlling Class Representative a 10-business day period following such notice within which to discuss such action and will provide the Controlling Class Representative with all reasonably requested information relating to such action:

          (i) any foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

          (ii) any modification of a Specially Serviced Mortgage Loan;

          (iii) any proposed sale of a defaulted Mortgage Loan or REO Property (other than in connection with the termination of the Trust Fund as described under "Description of the Certificates-- Termination" herein);

          (iv) any acceptance of a discounted payoff;

          (v) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

          (vi) any release of collateral (other than in accordance with the terms of, or upon satisfaction of, a Mortgage Loan);

          (vii) any acceptance of substitute or additional collateral for a Mortgage Loan;

          (viii) any determination to seek a deficiency judgment against the Mortgagor under any Specially Serviced Mortgage Loan; and

          (ix) the appointment of any subservicer with respect to any Specially Serviced Mortgage Loan or REO Property.

     In addition, the Controlling Class Representative may advise the Special Servicer to take, or to refrain from taking, such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made in the Pooling Agreement.

     The foregoing notwithstanding, the Special Servicer will not be required to follow any advice given by the Controlling Class Representative and will, in all cases, remain obligated to service and administer the Specially Serviced Mortgage Loans and REO Properties in accordance with the Pooling Agreement, including the Special Servicer's obligation thereunder to act in accordance with the Servicing Standard.

     Liability. Any and all expenses of the Controlling Class Representative are to be borne by the Certificateholders (or, if applicable, the Certificate Owners) of the Controlling Class, pro rata according to their respective Percentage Interests in such Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative by a Mortgagor with respect to the Pooling Agreement or any particular Mortgage Loan, the Controlling Class Representative is to immediately notify the Trustee, the Servicer and the Special Servicer, whereupon (if the Special Servicer or the Trust are also named parties to the same action and, in the sole judgment of the Special Servicer, the Controlling Class Representative had with regard to the particular matter acted in good faith, without negligence or willful misconduct, and there is no potential for the Special Servicer or the Trust to be an adverse party in such action as regards the Controlling Class Representative) the Special Servicer on behalf of the Trust will, subject to the discussion under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, assume the defense of any such claim against the Controlling Class Representative.

     The Controlling Class Representative will have no liability to the Trust or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Pooling Agreement, or for errors in judgment; provided, however, that the Controlling Class Representative will not be protected against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of its obligations or duties. Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Controlling Class Representative may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates, that the Controlling Class Representative may act solely in the interests of the holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the holders of any Class of Certificates other than the Controlling Class, that the Controlling Class Representative may take actions that favor the interests of the holders of the Controlling Class over the interests of the holders of one or more other Classes, that the Controlling Class Representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct by reason of its having acted solely in the interests of the Controlling Class, and that the Controlling Class Representative will have no liability whatsoever for having so acted, and no Certificateholder may take any action whatsoever against the Controlling Class Representative for having so acted. With limited exception, Special Servicer will be required by the Pooling Agreement to keep confidential all advice, directions, recommendations and/or objections received from the Controlling Class Representatives.

Sale of Defaulted Mortgage Loans

     The Pooling Agreement grants to the Servicer, the Special Servicer and any holder of Certificates evidencing a majority interest in the Controlling Class a right to purchase (or designate an affiliate thereof to purchase) from the Trust certain defaulted Mortgage Loans in the priority described below. If the Special Servicer has determined, in its reasonable, good faith judgment, that any defaulted Mortgage Loan will become subject to foreclosure proceedings and that the sale of such Mortgage Loan under the circumstances described below is in accordance with the Servicing Standard, the Special Servicer will be required to promptly so notify in writing the Trustee and the Servicer, and the Trustee will be required, within five days after receipt of such notice, to notify any holder of Certificates evidencing a majority interest in the Controlling Class. Such Certificateholder may at its option purchase (or designate an affiliate thereof to purchase) from the Trust, at a cash price equal to the applicable Purchase Price, any such defaulted Mortgage Loan. If such Certificateholder has not purchased such defaulted Mortgage Loan within 30 days of its having received notice in respect thereof, either the Special Servicer or the Servicer, in that order of priority, may at its option purchase such defaulted Mortgage Loan from the Trust at a cash price equal to the applicable Purchase Price. The Special Servicer may offer to sell any such defaulted Mortgage Loan not otherwise purchased as described in the two preceding sentences, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Certificateholders (as a collective whole). Such offer will be required to be made in a commercially reasonable manner for a period of not less than ten days. Subject to the discussion in the next paragraph, the Special Servicer will be required to accept the highest cash bid received from any person that constitutes a "fair price" (determined in accordance with the Pooling Agreement) for such Mortgage Loan.

     Notwithstanding any of the foregoing, the Special Servicer will not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders (as a collective whole); and the Special Servicer may accept a lower cash bid (from any person or entity other than itself or an affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (as a collective whole) (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms (other than the price) offered by the prospective buyer making the lower bid are more favorable).

     Neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted Mortgage Loan or any REO Property.

     In connection with the sale of any defaulted Mortgage Loan, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the Certificate Account.

     If a defaulted Mortgage Loan is neither sold as described above in this "--Sale of Defaulted Mortgage Loans" section nor modified as contemplated under "--Modifications, Waivers, Amendments and Consents", the Special Servicer is to proceed with respect thereto as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans" in the Prospectus.

Replacement of the Special Servicer

     The Pooling Agreement will permit the holder (or holders) of the majority of the Voting Rights allocated to the Controlling Class to terminate an existing Special Servicer and to appoint a successor thereto. Any such appointment of a successor Special Servicer will be subject to, among other things, (i) written confirmation from each of the Rating Agencies that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to any Class of Certificates, and (ii) the written agreement of the proposed Special Servicer to be bound by the terms and conditions of the Pooling Agreement, together with an opinion of counsel regarding, among other things, the enforceability of the Pooling Agreement against the proposed Special Servicer. Subject to the foregoing, any Certificateholder or affiliate thereof may be appointed as Special Servicer. If the termination of an existing Special Servicer was without cause, the costs and expenses of any related transfer of servicing duties are to be paid by the successor Special Servicer or the holders of the Controlling Class that voted to remove the terminated Special Servicer, as such parties may agree. Any terminated Special Servicer will be obligated to pay all amounts accrued and owing by it, and will be entitled to receive all amounts accrued and owed to it, under the Pooling Agreement on or prior to the effective date of the termination and will be entitled to the indemnification rights set forth in the Pooling Agreement in respect of its servicing activities conducted prior to such effective date.

Due-On-Sale and Due-On-Encumbrance Provisions

     Each of the Mortgage Loans generally contains a due-on-sale clause that, subject in many cases to a one-time (or, in some cases, a multiple-time) right to transfer in accordance with the requirements of the related Mortgage Loan documents, entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Each of the Mortgage Loans also generally contains a due-on-encumbrance clause that, subject to certain limited exceptions, entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property effected without the lender's consent. See, however, "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses" and "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the Prospectus. The Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee of record, will be required to evaluate any right to transfer and enforce the restrictions contained in the related Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Servicer or the Special Servicer, as appropriate, has determined, in its reasonable, good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that neither the Servicer nor the Special Servicer may waive any right it has, or grant any consent that it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause (or, if it involves any Mortgage Loan that, together with all other Mortgage Loans, if any, with which it is cross-collateralized or that have the same or affiliated Mortgagors, under any related "due-on-sale" clause) until it has received written confirmation from each Rating Agency that such action would not result in the qualification, downgrade or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. Notwithstanding the foregoing, neither the Servicer nor the Special Servicer may (to the extent it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property which secures a Cross-Collateralized Group unless all of the Mortgaged Properties securing such Cross-Collateralized Group are transferred simultaneously by the respective Mortgagor.

Inspections; Collection of Operating Information

     The Special Servicer will be required to inspect or cause an inspection of the related Mortgaged Property as soon as practicable after any Mortgage Loan becomes a Specially Serviced Mortgage Loan. In addition, beginning in 1999, the Servicer will be required to inspect or cause an inspection of each Mortgaged Property at least once per calendar year (or, in the case of each Mortgage Loan with a Stated Principal Balance of under $2,000,000, once every two years) if the Special Servicer has not already done so in that period as described in the preceding sentence. The Servicer and Special Servicer will each be required to prepare a written report of each such inspection performed by it that generally describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property of which the Servicer or the Special Servicer is aware or (ii) any change in the property's condition, occupancy or value that the Servicer or the Special Servicer, as the case may be, considers in accordance with the Servicing Standard to be material. The reasonable out of pocket expenses incurred by the Special Servicer in connection with any property inspections that are required to be performed by it will constitute reimbursable Servicing Advances.

     The Special Servicer, in the case of any Specially Serviced Mortgage Loans, and the Servicer, in the case of all other Mortgage Loans, is also required to use reasonable efforts to collect from the related Mortgagor and review the annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the financial statements of such Mortgagor, and the Special Servicer is required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Servicer or Special Servicer likely to have any practical means of compelling such delivery.

                         DESCRIPTION OF THE CERTIFICATES

General

     The Depositor is forming a trust (the "Trust") for the purpose of issuing its Series 1998-CG1 Commercial Mortgage Pass-Through Certificates (the "Certificates"). The Trust will be formed, and the Certificates will be issued, on or about June __, 1998 (the "Closing Date") pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date (the "Pooling Agreement") among the Depositor, the Servicer, the Special Servicer, the REMIC Administrator and the Trustee. The Certificates will represent in the aggregate the entire beneficial ownership interest in the Trust, the assets of which (such assets, collectively, the "Trust Fund") will consist primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or due after the Cut-off Date (exclusive of scheduled payments of principal and interest due on or before the Cut-off Date or, in the case of a Replacement Mortgage Loan, on or before the related date of substitution); (ii) any REO Property acquired on behalf of the Trust; (iii) such funds or assets as from time to time are deposited in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus); and (iv) certain rights incidental to the representations and warranties made by the Sellers and the Column Third Party Originators as described under "Description of the Mortgage Pool--Representations and Warranties" and "--Cures, Repurchases and Substitutions" herein.

     The Certificates will consist of 20 classes (each, a "Class") to be designated as: (i) the Class S Certificates; (ii) the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates (collectively, the "Class A Certificates"); (iii) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 and the Class B-7 Certificates (collectively, the "Class B Certificates"); (iv) the Class C Certificates (collectively with the Class S, Class A and Class B Certificates, the "REMIC Regular Certificates"); (v) the Class D-1 and Class D-2 Certificates (collectively, the "Grantor Trust Certificates"); and (vi) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates"). The Class S Certificates, the Class A Certificates, the Class B-1 Certificates and the Class B-2 Certificates (collectively, the "Offered Certificates") are the only securities offered hereby.

     The Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class D-1, Class D-2, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Private Certificates") will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.

Registration and Denominations

     The Class A-1A and Class A-1B Certificates will be issued in denominations of not less than $10,000 initial principal balance (initial "Certificate Principal Balance") and in any whole dollar denomination in excess thereof. The Class S Certificates will be issued in denominations of not less than $10,000 initial notional amount (initial "Certificate Notional Amount") and in any whole dollar denomination in excess thereof. The remaining Offered Certificates will be issued in denominations of not less than $100,000 initial Certificate Principal Balance and in any whole dollar denomination in excess thereof.

     Each Class of Offered Certificates will initially be issued in book-entry form through the facilities of The Depositary Trust Company ("DTC") and, accordingly, will constitute Book-Entry Certificates within the meaning of the Prospectus. In connection therewith, each Class of Offered Certificates will initially be represented by one or more fully registered physical certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book Entry Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Certificate, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus. Unless and until Definitive

Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the DTC Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through its Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" and "Risk Factors--Book-Entry Registration" in the Prospectus.

     The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

Class Principal Balances and Class Notional Amount

     Only the Class A, Class B and Class C Certificates (collectively, the "Sequential Pay Certificates") will have Certificate Principal Balances. The Certificate Principal Balance of any Sequential Pay Certificate, as of any date of determination, will equal the product of (i) the initial Certificate Principal Balance of such Certificate as of the Closing Date, as specified on the face thereof, multiplied by (ii) a fraction, the numerator of which is the Class Principal Balance of the related Class then outstanding, and the denominator of which is the initial Class Principal Balance of the related Class as of the Closing Date.

     The "Class Principal Balance" of any Class of Sequential Pay Certificates is the aggregate principal balance thereof outstanding from time to time and represents the maximum amount that the holders thereof are entitled to receive (subject to available funds and the payment priorities described herein) as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets constituting the Trust Fund. The Class Principal Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by: (i) any distributions of principal actually made on such Class of Certificates on such Distribution Date; and (ii) any Realized Losses and Additional Trust Fund Expenses allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

     Upon initial issuance, the respective Classes of Sequential Pay Certificates will have the Class Principal Balances set forth below (in each case, subject to a variance of plus or minus 5%):

                                                                        Approximate
                                                Initial Class           Percentage of
Class                                          Principal Balance     Initial Pool Balance
-----                                         -----------------      --------------------
Class A-1A .........................             $291,005,000             18.60%
Class A-1B .........................             $835,257,000             53.40%
Class A-1C .........................             $ 39,106,000              2.50%
Class A-2 ..........................             $ 39,106,000              2.50%
Class A-3 ..........................             $ 78,213,000              5.00%
Class A-4 ..........................             $ 23,464,000              1.50%
Class B-1 ..........................             $ 70,391,000              4.50%
Class B-2 ..........................             $ 23,464,000              1.50%
Class B-3 ..........................             $ 15,643,000              1.00%
Class B-4 ..........................             $ 66,481,000              4.25%
Class B-5 ..........................             $ 15,642,000              1.00%
Class B-6 ..........................             $ 27,374,000              1.75%
Class B-7 ..........................             $ 15,643,000              1.00%

Class C ............................             $ 23,464,433              1.50%

     The Class S Certificates will not have Certificate Principal Balances or entitle the holders thereof to distributions of principal. However, each such Certificate will accrue interest as described herein on its Certificate Notional Amount. The Certificate Notional Amount of any Class S Certificate, as of any date of determination, will equal the product of (i) the initial Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, multiplied by (ii) a fraction, the numerator of which is the Class Notional Amount of the Class S Certificates then outstanding, and the denominator of which is the initial Class Notional Amount of the Class S Certificates as of the Closing Date.

     The notional amount (the "Class Notional Amount") of the Class S Certificates used for purposes of calculating Accrued Certificate Interest in respect of such Class of Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates outstanding from time to time. Each such Class Principal Balance will constitute a separate component (a "Component") of the Class Notional Amount of the Class S Certificates (such Component to have the same alphabetical and/or numerical designation as the alphabetical and/or numerical Class designation for the related Class of Sequential Pay Certificates (e.g., the Class Principal Balance of the Class A-1A Certificates outstanding from time to time will constitute Component A-1A of the Class Notional Amount of the Class S Certificates)).

     The Grantor Trust Certificates and the REMIC Residual Certificates will not have Certificate Principal Balances or Certificate Notional Amounts.

Accrual of Interest

     The respective Classes of REMIC Regular Certificates will bear interest (herein referred to as "Accrued Certificate Interest"). With respect to each Class of REMIC Regular Certificates, such interest will commence accruing as of the Cut-off Date and, during each Interest Accrual Period, will accrue at the applicable Pass-Through Rate on the Class Principal Balance or, in the case of the Class S Certificates, the Class Notional Amount of such Class of Certificates outstanding immediately prior to the related Distribution Date.

     The portion of the Accrued Certificate Interest in respect of any Class of REMIC Regular Certificates that is distributable thereon, subject to available funds and the payment priorities described herein, is herein referred to as "Distributable Certificate Interest". The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal the Accrued Certificate Interest in respect of such Class of REMIC Regular Certificates for the related Interest Accrual Period, reduced (to not less than zero) by the product of (a) the Net Aggregate Prepayment Interest Shortfall, if any, for such Distribution Date, multiplied by (b) a fraction (expressed as a percentage), the numerator of which is the Accrued Certificate Interest in respect of such Class of REMIC Regular Certificates for the related Interest Accrual Period, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of REMIC Regular Certificates for the related Interest Accrual Period.

     The Grantor Trust Certificates and the REMIC Residual Certificates will not bear interest, although amounts (if any) distributable on the Grantor Trust Certificates will consist of Additional Interest.

     The "Interest Accrual Period" with respect to any Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Pass-Through Rates

     General. The Pass-Through Rates applicable to the respective Classes of Sequential Pay Certificates for the initial Interest Accrual Period will equal the per annum rates set forth below:


Class                                                   Pass-Through Rate
-----                                                   -----------------
Class A-1A...................................                  %
Class A-1B...................................                  %
Class A-1C...................................                  %
Class A-2....................................                  %
Class A-3....................................                  %
Class A-4....................................                  %
Class B-1....................................                  %
Class B-2....................................                  %
Class B-3....................................                  %
Class B-4....................................                  %
Class B-5....................................                  %
Class B-6....................................                  %
Class B-7....................................                  %
Class C......................................                  %

     The Pass-Through Rates applicable to the Class A-1A, Class A-1B, Class A-1C, Class A-2, Class A-3 and Class A-4 Certificates will, in the case of each such Class of Certificates, remain fixed at the per annum rate set forth above with respect to such Class of Certificates. The Pass-Through Rates applicable to the Class B-1 and Class B-2 Certificates are subject to change and, in the case of each such Class of Certificates, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, will equal the lesser of (i) the per annum rate set forth above with respect to such Class of Certificates and (ii) the Weighted Average Net Mortgage Rate for such Interest Accrual Period. The Pass-Through Rate for the Class B-3 Certificates is variable and, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, will equal the Weighted Average Net Mortgage Rate for such Interest Accrual Period.

     The Pass-Through Rate applicable to the Class S Certificates for the initial Interest Accrual Period will equal approximately ___% per annum. The Pass-Through Rate applicable to the Class S Certificates for each Interest Accrual Period subsequent to the initial Interest Accrual Period will equal the weighted average of the Class S Strip Rates at which interest accrues on the respective Components of the Class Notional Amount of the Class S Certificates during such Interest Accrual Period (weighted on the basis of the relative sizes of such Components immediately prior to the related Distribution Date). The "Class S Strip Rate" in respect of any Component of the Class Notional Amount of the Class S Certificates for any Interest Accrual Period will equal the excess, if any, of (i) the Weighted Average Net Mortgage Rate for such Interest Accrual Period, over (ii) the Pass-Through Rate then applicable to the Class of Sequential Pay Certificates whose Class Principal Balance constitutes such Component.

     The Pass-Through Rate for the Class B-4 Certificates is also variable and, for each Interest Accrual Period subsequent to the initial Interest Accrual Period, will equal the Weighted Average Net Mortgage Rate for such Interest Accrual Period. The Pass-Through Rates for the Class B-5, Class B-6, Class B-7 and Class C Certificates will, in the case of each such Class of Certificates, remain fixed at the per annum rate set forth above with respect to such Class of Certificates.

     The Grantor Trust Certificates and the REMIC Residual Certificates will not have Pass-Through Rates.

     The "Weighted Average Net Mortgage Rate" for any Interest Accrual Period will equal the weighted average of the Net Mortgage Rates for the Mortgage Loans (weighted on the basis of their respective Stated Principal Balances outstanding immediately following the Distribution Date during such Interest Accrual Period or, in the case of the initial Interest Accrual Period, weighted on the basis of their respective Cut-off Date Balances).

     The "Net Mortgage Rate" for any Mortgage Loan will, in general, equal (i) the related Mortgage Rate in effect as of the Closing Date (without regard to any modification, waiver or amendment of the terms of such Mortgage Loan subsequent to the Closing Date), minus (ii) 6 basis points. Notwithstanding the foregoing, if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, for purposes of calculating the Weighted Average Net Mortgage Rate for each Distribution Date, the Mortgage Rate of such Mortgage Loan in effect for any Interest Accrual Period will be deemed to be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to derive the aggregate amount of interest (other than Additional Interest and Default Interest) actually accrued in respect of such loan during the calendar month constituting such Interest Accrual Period; provided, however, that, with respect to each Interest Reserve Loan (as defined herein), (a) the Mortgage Rate in effect during (i) December of each year that does not immediately precede a leap year and (ii) January of each year, will be determined net of the applicable Interest Reserve Amounts and (b) the Mortgage Rate in effect during February of each year will be determined after taking into account the addition of the applicable Interest Reserve Amounts.

     The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof (or, in the case of a Replacement Mortgage Loan, the unpaid principal balance thereof as of the related date of substitution, after application of all payments of principal due thereon on or before such date, whether or not received), permanently reduced on each subsequent Distribution Date (to not less than zero) by (i) that portion, if any, of the Principal Distribution Amount for such Distribution Date attributable to such Mortgage Loan, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

     The "Collection Period" with respect to any Distribution Date will be the period commencing immediately following the Determination Date in the calendar month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Closing Date) and ending on and including the Determination Date in the month in which such Distribution Date occurs.

     The "Determination Date" during each calendar month, commencing in July 1998, will be the 5th day of such month or, if such 5th day is not a business day, then the immediately preceding business day.

     Interest Reserve Account. The Servicer will establish and maintain an "Interest Reserve Account" in the name of the Trustee for the benefit of the holders of the Certificates. With respect to each Distribution Date occurring in February and each Distribution Date occurring in any January which occurs in a year that is not a leap year, there will be deposited, in respect of each Non-30/360 Mortgage Loan (the "Interest Reserve Loans"), an amount generally equal to one day's interest at the related Mortgage Rate on its Stated Principal Balance as of the Due Date in the month in which such Distribution Date occurs, to the extent a Monthly Payment or P&I Advance is timely made in respect thereof for such Due Date (the amount so deposited in any consecutive January (if applicable) and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). With respect to each Distribution Date occurring in March, an amount is required to be withdrawn from the Interest Reserve Account in respect of each Interest Reserve Loan equal to the related Interest Reserve Amounts from the preceding January (if applicable) and February, if any, and such withdrawn amount is to be included as part of the Available Distribution Amount for such Distribution Date.

Distributions

     General. Beginning in July 1998, distributions on the Certificates will be made by or on behalf of the Trustee, to the extent of available funds, on that date (the "Distribution Date") each month that is the later of (i) the 10th day of such month or, if any such 10th day is not a business day, on the next succeeding business day, and (ii) the fourth business day following the Determination Date in such month. Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (each, a "Record Date"). As to each such person, such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such

Certificateholder has provided the Trustee in writing with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Book-Entry Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously deemed allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Sequential Pay Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests in such Class. The "Percentage Interest" in the related Class evidenced by any Offered Certificate will be a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate on the Closing Date as set forth on the face thereof, and the denominator of which is the initial Class Principal Balance or Class Notional Amount, as the case may be, of the related Class on the Closing Date.

     The Available Distribution Amount. With respect to any Distribution Date, distributions of Distributable Certificate Interest and principal on the Certificates will be made from the Available Distribution Amount for such date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (see "Description of the Pooling Agreements--Certificate Account" in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

          (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

          (ii) Prepayment Premiums and Yield Maintenance Premiums (which are distributable to the holders of the REMIC Regular Certificates separate from the Available Distribution Amount);

          (iii) Additional Interest on the ARD Loans (which is distributable to the holders of the Grantor Trust Certificates);

          (iv) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Servicer, the Special Servicer, any sub-servicers or the Trustee as compensation (including Trustee Fees, Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), and assumption fees, assumption application fees, modification fees and extension fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Additional Trust Fund Expenses);

          (v) if such Distribution Date occurs during February of any year or during January of any year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be deposited in the Interest Reserve Account and held for future distribution; and

          (vi) amounts deposited in the Certificate Account in error; plus

(b) to the extent not already included in clause (a), any P&I Advances and/or Compensating Interest Payment made in respect of such Distribution Date; plus

(c) if such Distribution Date occurs during March of any year, the aggregate of the Interest Reserve Amounts then on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

     Application of the Available Distribution Amount. On each Distribution Date, the Available Distribution Amount for such date will be distributed to the Certificateholders for the following purposes and in the following order of priority:

          (i) to make distributions of interest to the holders of the Class S, Class A-1A and Class A-1B Certificates, pro rata based on entitlement, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (ii) to make distributions of principal to the holders of the Class A-1A and Class A-1B Certificates, allocable as between such Classes of Certificateholders as described herein, up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of the Class A-1A and Class A-1B Certificates and (b) the Principal Distribution Amount (as defined below) for such Distribution Date;

          (iii) to reimburse the holders of the Class A-1A and Class A-1B Certificates, pro rata based on entitlement, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses (each as defined herein), if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

          (iv) to make distributions of interest to the holders of the Class A-1C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (v) after the Class Principal Balances of the Class A-1A and Class A-1B Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-1C Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-1C Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clause (ii) above;

          (vi) to reimburse the holders of the Class A-1C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (vii) to make distributions of interest to the holders of the Class A-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (viii) after the Class Principal Balances of the Class A-1A, Class A-1B and Class A-1C Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-2 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses
     (ii) and (v) above;

          (ix) to reimburse the holders of the Class A-2 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (x) to make distributions of interest to the holders of the Class A-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xi) after the Class Principal Balances of the Class A-1A, Class A-1B, Class A-1C and Class A-2 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-3 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses
     (ii), (v) and (viii) above;

          (xii) to reimburse the holders of the Class A-3 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xiii) to make distributions of interest to the holders of the Class A-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xiv) after the Class Principal Balances of the Class A-1A, Class A-1B, Class A-1C, Class A-2 and Class A-3 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class A-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-4 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii) and (xi) above;

          (xv) to reimburse the holders of the Class A-4 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xvi) to make distributions of interest to the holders of the Class B-1 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xvii) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-1 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-1 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi) and
     (xiv) above;

          (xviii) to reimburse the holders of the Class B-1 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xix) to make distributions of interest to the holders of the Class B-2 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xx) after the Class Principal Balances of the Class A and Class B-1 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-2 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-2 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv) and (xvii) above;

          (xxi) to reimburse the holders of the Class B-2 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xxii) to make distributions of interest to the holders of the Class B-3 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxiii) after the Class Principal Balances of the Class A, Class B-1 and Class B-2 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-3 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-3 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v),
     (viii), (xi), (xiv), (xvii) above;

          (xxiv) to reimburse the holders of the Class B-3 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xxv) to make distributions of interest to the holders of the Class B-4 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxvi) after the Class Principal Balances of the Class A, Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-4 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-4 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses
     (ii), (v), (viii), (xi), (xiv), (xvii), (xx) and (xxiii) above;

          (xxvii) to reimburse the holders of the Class B-4 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xxviii) to make distributions of interest to the holders of the Class B-5 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxix) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-5 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-5 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
     (xvii), (xx), (xxiii) and (xxvi) above;

          (xxx) to reimburse the holders of the Class B-5 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xxxi) to make distributions of interest to the holders of the Class B-6 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxii) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-6 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-6 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
     (xvii), (xx), (xxiii) (xxvi) and (xxix) above;

          (xxxiii) to reimburse the holders of the Class B-6 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xxxiv) to make distributions of interest to the holders of the Class B-7 Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxv) after the Class Principal Balances of the Class A, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates have been reduced to zero, to make distributions of principal to the holders of the Class B-7 Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-7 Certificates and
     (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
     (xvii), (xx), (xxiii) (xxvi), (xxix) and (xxxii) above;

          (xxxvi) to reimburse the holders of the Class B-7 Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

          (xxxvii) to make distributions of interest to the holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

          (xxxviii) after the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to make distributions of principal to the holders of the Class C Certificates, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class C Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts, if any, distributed on such Distribution Date pursuant to (ii), (v), (viii), (xi),
     (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii) and (xxxv) above;

          (xxxix) to reimburse the holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

          (xl) to make distributions to the holders of the REMIC Residual Certificates, up to an amount equal to the excess, if any, of (a) the Available Distribution Amount for such Distribution Date, over (b) the aggregate distributions made in respect of the REMIC Regular Certificates on such Distribution Date pursuant to clauses (i) through (xxxix) above;

provided that, on the final Distribution Date in connection with a termination of the Trust, the distributions of principal to be made pursuant to clauses
(ii), (v), (viii), (xi), (xiv), (xvii), (xx), (xxiii), (xxvi), (xxix), (xxxii),
(xxxv) and (xxxviii) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the holders of the relevant Class or Classes of Sequential Pay Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire then remaining Class Principal Balance (or, in the case of clause (ii) above, if applicable, the entire aggregate of the then remaining Class Principal Balances) of such Class or Classes of Certificates outstanding immediately prior to such final Distribution Date.

     On each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the final Distribution Date in connection with the termination of the Trust, all distributions of principal on the Class A-1A and Class A-1B Certificates will be paid, first, to the holders of the Class A-1A Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero, and thereafter, to the holders of the Class A-1B Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero. On each Distribution Date coinciding with and following the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust, distributions of principal on the Class A-1A and Class A-1B Certificates will be paid to the holders of such two Classes of Certificates, pro rata, in accordance with their respective Class Principal Balances outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class of Certificates is reduced to zero. The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1A and Class A-1B Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of Distributable Certificate Interest to be made on the Senior Certificates on such Distribution Date have been so made.

     The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate (without duplication) of the following:

     (a) all payments of principal (other than Principal Prepayments) received on the Mortgage Loans during the related Collection Period, in each case net of any portion of the particular payment that represents a late collection of principal for which a P&I Advance was previously made for a prior Distribution Date or that represents the principal portion of a Monthly Payment due on or before the Cut-off Date or on a Due Date subsequent to the related Collection Period;

     (b) the principal portions of all Monthly Payments due in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period that were received prior to the related Collection Period;

     (c) all Principal Prepayments received on the Mortgage Loans during the related Collection Period;

     (d) all other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds (each as defined herein)) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Servicer as recoveries of principal thereof, in each case net of any portion of such collection that represents a late collection of principal due on or before the Cut-off Date or for which a P&I Advance was previously made for a prior Distribution Date; and

     (e) the principal portion of all P&I Advances made in respect of the Mortgage Loans with respect to such Distribution Date.

     Distributions of Prepayment Premiums and Yield Maintenance Premiums. If a Prepayment Premium is collected with respect to any Mortgage Loan during any particular Collection Period, then 85% of such Prepayment Premium will be distributed on the Distribution Date corresponding to such Collection Period as additional interest to the holders of the Class S Certificates and 15% of such Prepayment Premium will be distributed on such Distribution Date as additional interest to the holders of the Class (or Classes) of Sequential Pay Certificates then entitled to distributions of principal on such Distribution Date (allocable among such Classes, if more than one, on a pro rata basis in accordance with the relative amounts of such distributions of principal).

     If a Yield Maintenance Premium is collected with respect to any Mortgage Loan during any particular Collection Period, then such Yield Maintenance Premium will be distributed as additional interest on the Distribution Date corresponding to such Collection Period as follows: The holders of the Class (or Classes) of Sequential Pay Certificates then entitled to distributions of principal on such Distribution Date will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the product of (1) the amount of such Yield Maintenance Premium, multiplied by
(2) a fraction (not greater than one or less than zero), the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to such Class of Sequential Pay Certificates (or, if two or more Classes are involved, the Pass-Through Rate applicable to such of those Classes as has the most senior right of payment and/or the earliest Assumed Final Distribution Date) for the corresponding Interest Accrual Period, over the relevant Discount Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the Mortgage Loan that prepaid, over the relevant Discount Rate. If there is more than one Class of Sequential Pay Certificates entitled to distributions of principal on such Distribution Date, the aggregate amount described in the preceding sentence will be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Yield Maintenance Premium that may remain after such distributions on the Sequential Pay Certificates will be distributed to the holders of the Class S Certificates.

     For purposes of the foregoing, the relevant "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually (e.g., a 6% per annum Treasury Rate would equate to a 5.9263% per annum Discount Rate). The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating (a) in the case of any GECA Mortgage Loan, the weighted average life (as described under "Description of the Mortgage Pool--Prepayment Provisions") of the prepaid Mortgage Loan immediately prior to the prepayment and (b) in the case of any Column Mortgage Loan, the maturity date of the prepaid Mortgage Loan. If Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

     Neither the Depositor nor the Underwriter makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Premium or the enforceability of any Mortgage Loan provision requiring the payment of any such amount. Furthermore, Prepayment Premiums and Yield Maintenance Premiums, even if collected and distributable on any Class of Certificates as additional interest, may not be sufficient to fully compensate the Certificateholders of such Class for any loss in yield experienced by them in connection with the related prepayments of principal. See "Risk Factors--Special Prepayment and Yield Considerations" herein.

     Distributions of Additional Interest. It is anticipated that the Class D-1 Certificates will be delivered to and retained by an affiliate of GECA. The Class D-1 Certificates entitle the holders thereof to all amounts, if any, applied as Additional Interest on the GECA Mortgage Loans. It is also anticipated that the Class D-2 Certificates will be delivered to and retained by Column. The Class D-2 Certificates entitle the holders thereof to all amounts, if any, applied as Additional Interest on the Column Mortgage Loans.

     Treatment of REO Properties. If any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Additional Trust Fund Expenses to the Certificates, as well as the amount of Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and (subject to the limitations set forth under "--P&I and Other Advances" below), the Servicer (and, if necessary, the Trustee)will be required to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding. In particular, references to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Principal Distribution Amount" and "Weighted Average Net Mortgage Rate" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Subordination; Allocation of Realized Losses and Certain Expenses

     As and to the extent described herein, the Class A-1C, Class A-2, Class A-3, Class A-4, Class B, Class C, Class R-I, Class R-II and Class R-III Certificates (collectively, the "Subordinate Certificates") will be subordinate to the Class S, Class A-1A and Class A-1B Certificates (collectively, the "Senior Certificates"); the Class A-2, Class A-3, Class A-4, Class B, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class A-1C Certificates; the Class A-3, Class A-4, Class B, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class A-2 Certificates; the Class A-4, the Class B, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class A-3 Certificates; the Class B, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class A-4 Certificates; the Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class B-1 Certificates; the Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class B-2 Certificates; and the Class B-4, Class B-5, Class B-6, Class B-7, Class C, Class R-I, Class R-II and Class R-III Certificates will be subordinate to the Class B-3 Certificates. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1A and Class A-1B Certificates of principal in an amount equal to the entire respective Class Principal Balances thereof. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Classes of Certificates of principal equal to the entire respective Class Principal Balances thereof. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions-- Application of the Available Distribution Amount" above and the allocation of Realized Losses and Additional Trust Fund Expenses in accordance with the order of priority described below. No other form of credit support will be available for the benefit of any Class of Offered Certificateholders. The Grantor Trust Certificates entitle the holders thereof only to amounts applied as Additional Interest in respect of the ARD Loans. Accordingly, the Grantor Trust Certificates are not necessarily senior or subordinate to any other Class of Certificates (except to the extent that amounts received on any particular ARD Loan are applied first to pay amounts other than Additional Interest).

     If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates, the Class Principal Balances of the Class C, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2, Class B-1, Class A-4, Class A-3, Class A-2 and Class A-1C Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Class Principal Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balances of such Classes of Certificates are reduced to zero, then the respective Class Principal Balances of the Class A-1A and Class A-1B Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Class Principal Balances of such Classes of Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Additional Trust Fund Expenses. The foregoing reductions in the Class Principal Balances of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Additional Trust Fund Expenses.

     "Realized Losses" are losses to the Trust arising from the inability of the Servicer and Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the related mortgagor or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate through the Due Date in the Collection Period of liquidation (exclusive, however, of any portion of such accrued and unpaid interest that constitutes Additional Interest), over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of related unpaid liquidation expenses and unreimbursed Servicing Advances). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Mortgagor, the resulting reduction in interest (other than Additional Interest and Default Interest) paid or the amount of interest (other than Additional Interest and Default Interest) and/or principal so forgiven, as the case may be, also will be treated as a Realized Loss.

     "Additional Trust Fund Expenses" are any expenses of the Trust Fund not specifically included in the calculation of a "Realized Loss," that would result in the REMIC Regular Certificateholders' receiving less than the full amount of the principal and/or Distributable Certificate Interest to which they are entitled on any Distribution Date. Additional Trust Fund Expenses include, among other things: (a) any interest paid to the Servicer, Special Servicer and/or Trustee in respect of unreimbursed Advances (to the extent not paid out of late payment charges and Default Interest actually collected on the related Mortgage
Loan); (b) all Special Servicing Fees, Workout Fees and Liquidation Fees payable to the Special Servicer; (c) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust, including, but not limited to, (i) certain reimbursements and indemnification to the Trustee and certain related persons described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the Prospectus, (ii) certain reimbursements and indemnification to the Depositor, the Servicer, the Special Servicer, the REMIC Administrator and certain related persons described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" in the Prospectus, (iii) certain taxes payable from the Trust Fund and described under "Certain Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" herein and "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus, (iv) the costs and expenses of any tax audits with respect to the Trust and certain other tax-related expenses and (v) the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and (d) any other expense of the Trust not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a Mortgagor.

P&I and Other Advances

     On or about each Distribution Date, the Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling Agreement, from funds held in the Certificate Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, net of related Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the related Determination Date. Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Mortgage Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, the interest portion of any P&I Advance required to be made in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which will equal the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which will equal the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

     An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its most recent scheduled maturity date and as to which no arrangements have been agreed to for collection of the delinquent amounts; or (ii) any Mortgage Loan as to which the related Mortgaged Property has been acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise. The Assumed Monthly Payment deemed due each month on any such Balloon Mortgage Loan delinquent as to its Balloon Payment, will equal the Monthly Payment that would have been due thereon on the Due Date in such month if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with its amortization schedule, if any, and had continued to accrue interest in accordance with its terms, in effect immediately prior to maturity. The Assumed Monthly Payment deemed due each month on any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, will equal the Monthly Payment (or, in the case of a Mortgage Loan delinquent in respect of its Balloon Payment as described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

     If the full amount of all P&I Advances, if any, required to be made in respect of any Distribution Date is not deposited in the Distribution Account, then the Trustee will be required to make the portion of such P&I Advances that was required to be, but was not, made by the Servicer. See "--The Trustee" below.

     The Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made; provided that neither the Servicer nor the Trustee will be obligated to make any P&I Advance that it determines, in its reasonable, good faith judgment, would, if made, constitute a Nonrecoverable Advance, and the Servicer and the Trustee will each be entitled to recover any P&I Advance made by it that it later determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. With respect to any P&I Advance, the Trustee will be entitled to conclusively rely on the non-recoverability determination made by the Servicer.

     The Servicer and the Trustee will each be entitled, with respect to any Advance made thereby, and the Special Servicer will be entitled, with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a per annum rate (the "Reimbursement Rate") equal to the "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Servicer, the Special Servicer or the Trustee, as the case may be: (i) at any time, out of Default Interest and late payment charges actually collected in respect of the related Mortgage Loan; and (ii) from time to time, to the extent that such Advance is being reimbursed, out of any amounts then on deposit in the Certificate Account. To the extent not offset by Default Interest and late payment charges collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

     In addition to the foregoing, the Trustee will be required to advance, to the extent known to it, any amounts collected on or in respect of the Mortgage Pool that the Servicer is required but fails to remit to the Trustee by a specified time on or about the related Distribution Date. The Trustee will be entitled to interest at the Reimbursement Rate accrued on the amount of such advance for so long as it is outstanding.

Appraisal Reductions

     Promptly following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii)(A) the 60th day after the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan or (B) in the case of a Modified Mortgage Loan or Mortgage Loan as to which the related Mortgagor has been the subject of a bankruptcy or insolvency proceeding since the Closing Date, the 30th day after the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and
(iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser and provide a copy thereof to the Servicer, the Trustee and the Controlling Class Representative, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal is to be covered by, and reimbursable as, a Servicing Advance. As a result of any such appraisal, it may be determined that an Appraisal Reduction Amount exists with respect to the related Required Appraisal Loan. The "Appraisal Reduction Amount" for any Required Appraisal Loan will, in general, be an amount, determined as of the Determination Date immediately succeeding the date on which the appraisal is obtained (or, if determined based on an earlier appraisal, as of the Determination Date immediately succeeding the earliest of the relevant dates described in the first sentence of this paragraph), equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan at the related Mortgage Rate through the most recent Due Date prior to such Determination Date (net of related Servicing Fees and, if and to the extent applicable, Additional Interest), (iii) all accrued but unpaid Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan, together with interest accrued thereon at the Reimbursement Rate, and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any escrow reserves held by the Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to the appraised value (as is) of the related Mortgaged Property or REO Property as determined by the most recent relevant appraisal, net of any mortgage liens that are prior to the lien of such Mortgage Loan. Notwithstanding the foregoing, if an appraisal is not obtained from an independent MAI-designated appraiser within the earlier of (x) 60 days following the date described in clause (ii)(A) of the first sentence of this paragraph and (y) 90 days following the earliest of the dates described in clauses (i), (ii)(B), (iii) and (iv) of the first sentence of this paragraph, then until such appraisal is obtained the Appraisal Reduction Amount will equal 25% of the Stated Principal Balance of the related Required Appraisal Loan. Upon receipt of an appraisal from an independent MAI-designated appraiser, however, the Appraisal Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with the second preceding sentence.

     With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve-month period, in which case it will cease to be a Required Appraisal Loan), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which is to be covered by, and reimbursable as, a Servicing Advance). Based upon such appraisal, the Special Servicer will be required to redetermine and report to the Trustee the then applicable Appraisal Reduction Amount, if any, with respect to such Required Appraisal Loan.

     At any time that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, the Controlling Class Representative will be entitled, at its own expense, to obtain and deliver to the Servicer and the Trustee an appraisal that satisfies certain specified requirements and, upon the written request of the Controlling Class Representative, the Special Servicer will be required to recalculate the Appraisal Reduction Amount in respect of such Required Appraisal Loan based on such appraisal and notify the Trustee, the Servicer and the Controlling Class Representative of the recalculated Appraisal Reduction Amount.

     A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable, good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

Reports to Certificateholders; Certain Available Information

     Trustee Reports. Based solely on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder a statement (the "Trustee Report") substantially in the form of Exhibit B hereto, detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties.

     Book-Entry Certificates. Until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the Certificate Owners through DTC and the DTC Participants. Any Certificate Owner of a Book-Entry Certificate who does not receive information through DTC or the DTC Participants may request that Trustee Reports be mailed directly to it (at its cost) by written request (accompanied by verification of such Certificate Owner's ownership interest) to the Trustee at the Trustee's corporate trust office primarily responsible for administering the Trust Fund (the "Corporate Trust Office"). The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the Certificate Owners of Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

     Information Available Electronically. Upon the consent of the Depositor, the Trustee will make available each month, to any interested party, the Trustee Report via the Trustee's Internet Website, electronic bulletin board and fax-on-demand service. In addition, upon the consent of the Depositor, the Trustee will also make certain Mortgage Loan information as presented in the CSSA loan setup file and CSSA loan periodic update file formats available to any Certificateholder, any Certificate Owner, the Rating Agencies, the parties to the Pooling Agreement or any other interested party via the Trustee's Internet Website. The Trustee's Internet Website will be located at "www.securitieslink.net/cmbs". The Trustee's electronic bulletin board may be accessed by calling (301) 815-6620, and its fax-on-demand service may be accessed by calling (301) 815-6610. For assistance with regard to the above-mentioned services, investors may call (301) 815-6600. The Trustee will also make available, as a convenience for interested parties (and not in furtherance of the distribution of the Prospectus or the Prospectus Supplement under the securities laws) the Pooling Agreement, the Prospectus and the Prospectus Supplement via the Trustee's Internet Website.

     The Trustee will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor. In addition, the Trustee may disclaim responsibility for any information made available by the Trustee for which it is not the original source.

     In connection with providing access to the Trustee's electronic bulletin board and Trustee's Internet Website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with the Pooling Agreement.

     Other Information. The Pooling Agreement requires that the Trustee make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto; (b) all Trustee Reports delivered to holders of the relevant Class of Offered Certificates since the Closing Date;
(c) all officer's certificates delivered to the Trustee by the Servicer and/or Special Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus; (d) all accountant's reports delivered to the Trustee in respect of the Servicer and/or Special Servicer since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the Prospectus; (e) the most recent inspection report in respect of each Mortgaged Property prepared by the Servicer or the Special Servicer and delivered to the

Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" herein; (f) the most recent appraisal, if any, with respect to each Mortgaged Property obtained by the Servicer or the Special Servicer and delivered to the Trustee (see "--Appraisal Reductions" above); (g) the most recent quarterly and annual operating statement and rent roll for each Mortgaged Property and financial statements of the related Mortgagor collected by the Servicer or the Special Servicer and delivered to the Trustee as described under "Servicing of the Mortgage Loans--Inspections; Collection of Operating Information" herein; and (h) the Mortgage Files, including all documents (e.g. modifications, waivers and amendments of the Mortgage Loans) that are to be added thereto from time to time. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such services.

     The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner, a written confirmation executed by the requesting person or entity in the form attached to the Pooling Agreement or otherwise reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information solely for use in evaluating such person's or entity's investment in such Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting person or entity, in the form attached to the Pooling Agreement and otherwise reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information solely for use in evaluating a possible investment in such Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing, however, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner will be required to keep confidential any information received from the Trustee as described above that has previously been made available via the Trustee's Internet Website or has previously been filed with the Securities and Exchange Commission (the "SEC"), and the Trustee will not be required to obtain either of the confirmations referred to in the second preceding sentence in connection with providing any information that has previously been made available via the Trustee's Internet Website or has previously been filed with the SEC.

Voting Rights

     At all times during the term of the Pooling Agreement, 99% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the respective Classes of Sequential Pay Certificates in proportion to the Class Principal Balances thereof, and 1% of the Voting Rights will be allocated to the Class S Certificates. Voting Rights allocated to a Class of Certificates will be allocated among such Certificates in proportion to the Percentage Interests in such Class evidenced thereby.

Termination

     The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Servicer, the Special Servicer or any single holder of Certificates representing a majority interest in the Controlling Class (in that order of preference). Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or at such other location specified in such notice of termination.

     Any such purchase by the Servicer, the Special Servicer or a majority holder of the Controlling Class of all of the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price equal to (a) the sum of (i) the aggregate Purchase Price of all of the Mortgage Loans then included in the Trust Fund (other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Servicer and the Trustee, minus (b) (solely in the case of a purchase by the Servicer or the Special Servicer) the aggregate of all amounts payable or reimbursable to the party effecting the purchase under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Servicer, the Special Servicer or any majority holder of the Controlling Class to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than 1% of the Initial Pool Balance. The purchase price paid by the Servicer, the Special Servicer or a majority holder of the Controlling Class, exclusive of any portion thereof payable or reimbursable (as if such purchase price constituted Liquidation Proceeds) to any person other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

The Trustee

     Norwest Bank Minnesota, National Association ("Norwest Bank") will act as Trustee pursuant to the Pooling Agreement. Norwest Bank, a direct, wholly owned subsidiary of Norwest Corporation, is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Norwest Bank's principal office is located at Norwest Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113. Certificate transfer services are conducted at Norwest Bank's offices in Minneapolis. Norwest Bank otherwise conducts its trustee and securities administration services at its offices in Columbia, Maryland. Its address there is 11000 Broken Land Parkway, Columbia, Maryland 21044-3562. In addition, Norwest Bank maintains a trust office in New York located at 3 New York Plaza, New York, New York 10004. Certificateholders and other interested parties should direct their inquiries to the New York office. The telephone number is (212) 509-7900.

     The Trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of the foregoing, the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     The Depositor, the Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Servicer and the Trustee acting jointly shall have the power to appoint a co-trustee or separate trustee of all or any part of the Trust Fund. All rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") generally equal to one month's interest in respect of each Mortgage Loan (including each Mortgage Loan as to which the related Mortgaged Property has become an REO Property) accrued (on the basis of a 360-day year consisting of twelve 30- day months) at 0.003% per annum (the "Trustee Fee Rate") on the Stated Principal Balance of such Mortgage Loan from time to time.

     For so long as the same entity acts as Trustee and REMIC Administrator, such entity will be entitled, in its capacity as REMIC Administrator, to the same limitations on liability and rights to reimbursement and indemnification as it has in its capacity as Trustee.

     See also "Description of the Pooling Agreements--The Trustee", "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

     General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including Principal Prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, (iii) the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which such losses and shortfalls are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

     Pass-Through Rates. The Pass-Through Rate applicable to the Class S Certificates will be variable and will equal the weighted average of the Class S Strip Rates at which interest accrues on the respective Components of the related Class Notional Amount from time to time. Each such strip rate (as well as the Pass-Through Rate for each other Class of Offered Certificates) will, in turn, be calculated based on the Weighted Average Net Mortgage Rate from time to time. Accordingly, the yield on each Class of Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for Class S Certificates will vary with changes in the relative sizes of the Class Principal Balances of the respective Classes of Sequential Pay Certificates. See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool" herein and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to holders of the Class S Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Principal Balances or Certificate Notional Amounts of such Certificates. In turn, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of Offered Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases or other removals of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of The Mortgage Loans--Modifications, Waivers and Amendments" herein. Furthermore, the ability of a Mortgagor under an ARD Loan to repay its Mortgage Loan on the related Anticipated

Repayment Date will generally depend on its ability to either refinance the Mortgage Loan or sell the related Mortgaged Property. In addition, such Mortgagor may have little incentive to repay its Mortgage Loan on the related Anticipated Repayment Date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full as of its related Anticipated Repayment Date.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed or otherwise result in a reduction of the Class Principal Balance or Class Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class S Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Notional Amount of a Class S Certificate or the Certificate Principal Balance of any other Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class S Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be applied to reduce the Class Principal Balances of the Sequential Pay Certificates in the following order: first, to the Class C Certificates until the Class Principal Balance thereof has been reduced to zero; then to the Class B-7, Class B-6, Class B-5, Class B-4, Class B-3, Class B-2 and Class B-1 Certificates, in that order, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero; then to the Class A-4, Class A-3, Class A-2 and Class A-1C Certificates, in that order, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero; and finally to the Class A-1A and Class A-1B Certificates, pro rata in accordance with their respective remaining Class Principal Balances, until the remaining Class Principal Balance of each such Class of Certificates is reduced to zero. Any Realized Loss or Additional Trust Fund Expense so allocated to the Sequential Pay Certificates will cause a corresponding reduction of the Class Notional Amount of the Class S Certificates. As described herein, any Net Aggregate Prepayment Interest Shortfalls will, in general, be allocated in reduction of the Distributable Certificate Interest for the respective Classes of REMIC Regular Certificates on a pro rata basis.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions requiring Lockout Periods, provisions requiring the payment of Prepayment Premiums and/or Yield Maintenance Premiums, amortization terms that require Balloon Payments and, in the case of ARD Loans, provisions requiring hyperamortization and an increase in the rate at which interest accrues after the Anticipated Repayment Date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or other comparable residential or commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" herein and in the Prospectus.

     The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a Mortgage Rate, the related Mortgagor has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Premium may not provide a sufficient economic disincentive to deter a Mortgagor from refinancing at a more favorable interest rate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some mortgagors may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

     CPR Model. Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this Prospectus Supplement is the "constant prepayment rate" ("CPR") model, which represents an assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. The CPR model does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Pool. The Depositor does not make any representations about the appropriateness of the CPR model.

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life and Yield Sensitivity of Certain Sequential Pay
Certificates

     For purposes hereof, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor (assuming no losses). For purposes of this "Yield and Maturity Considerations" section and Exhibit C to this Prospectus Supplement, the weighted average life of a Sequential Pay Certificate (such as a Class A, Class B-1, Class B-2 or Class B-3 Certificate) is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Assumed Settlement Date (as defined below) to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Sequential Pay Certificate. The weighted average life of any Sequential Pay Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations and any extensions or modifications made by the Special Servicer with respect to Specially Serviced Mortgage Loans as described herein. The weighted average life of any Sequential Pay Certificate may also be affected to the extent that additional distributions in reduction of the Certificate Principal Balance of such Certificate occur as a result of the purchase of a Mortgage Loan from the Trust or the optional termination of the Trust as described under "Description of the Certificates--Termination" herein. Such a purchase from the Trust will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loan(s) had prepaid in full, except that no Prepayment Premiums or Yield Maintenance Premiums are made in respect thereof.

     The tables set forth on Exhibit C hereto have been prepared on the basis of the following assumptions (the "Modeling Assumptions") regarding the characteristics of the Certificates and the Mortgage Loans and the performance thereof: (i) as of the date of issuance of the Certificates, the Mortgage Loans have the terms identified in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1; (ii) the monthly cash flow of each Mortgage Loan (except for the Balloon Payment) is the monthly payment of principal and interest set forth in the table titled "Characteristics of the Mortgage Loans" in Exhibit A-1; (iii) each ARD Loan is paid in full on its Anticipated Repayment Date, no Mortgage Loan is prepaid during its Lockout Period, during its Premium Period or during any period that defeasance thereof may be required and, otherwise, each Mortgage Loan is assumed to prepay at the specified CPR; (iv) the Mortgage Loans secured by the Mortgaged Properties identified on Exhibit A-1 as Summer Cove Apartments and Ultra Plaza Shopping Center accrue interest for their entire term on the basis of the actual number of days elapsed each month in a 360-day year, notwithstanding that such Mortgage Loans provide for interest to accrue during the initial two years of their terms on the basis of a 360-day year consisting of twelve 30-day months and during the remainder of their terms on the basis of the actual number of days elapsed each month in a 360-day year, (v) no Mortgage Loan is repurchased or replaced as a result of a material breach of a representation or warranty, and none of the Servicer, the Special Servicer or any holder of Certificates evidencing a majority interest in the Controlling Class exercises its option to purchase the Mortgage Loans and thereby cause a termination of the Trust; (vi) there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the Maturity Date of any Mortgage Loan; (vii) payments on the Certificates will be made on the 10th day of each month, commencing in July 1998; (viii) payments on the Mortgage Loans earn no reinvestment return; (ix) there are no additional ongoing Trust expenses payable out of the Trust Fund other than the Servicing Fee and the Trustee Fee (which will accrue at a combined rate of 0.06% per annum), and there are no Additional Trust Fund Expenses; (x) the respective Classes of REMIC Regular Certificates will, in each such case, be issued with the initial Class Principal Balance or Class Notional Amount set forth in the tables on pages S-___ and S-___ hereof; (xi) the Pass-Through Rates for the respective Classes of REMIC Regular Certificates will be as set forth herein; and (xii) the Certificates will be settled on June , 1998 (the "Assumed Settlement Date").

     The actual characteristics and performance of the Mortgage Loans will differ from the Modeling Assumptions used in calculating the tables set forth on Exhibit C hereto, which is hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenarios. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the respective Classes of Sequential Pay Certificates.

     Subject to the foregoing discussion and assumptions, the tables set forth on Exhibit C hereto indicate the respective weighted average lives of those Classes of the Offered Certificates with Class Principal Balances, and set forth the percentages of the respective initial Class Principal Balances of such Classes of Offered Certificates that would be outstanding after each of the Distribution Dates shown.

Yield Sensitivity of the Class S Certificates

     The yield to investors on the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans. Investors in the Class S Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment on and/or liquidation of the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments.

     The tables set forth on Exhibit D hereto show pre-tax corporate bond equivalent ("CBE") yields for the Class S Certificates based on the Modeling Assumptions and assuming the specified purchase prices and the indicated prepayment scenarios. Assumed purchase prices are, in the case of each such Class, expressed in 32nds (e.g., means %) as a percentage of the related initial Class Notional Amount and exclusive of accrued interest.

     The yields set forth in the tables on Exhibit D hereto were calculated by determining the monthly discount rates that, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of each assumed stream of cash flows to equal the assumed aggregate purchase prices of such Class of Certificates, plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including the Cutoff Date to but excluding the Assumed Settlement Date, and converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class S Certificates and consequently do not purport to reflect the return on any investment on such Class of Certificates when such reinvestment rates are considered.

     There can be no assurance that the Mortgage Loans will prepay in accordance with the assumptions used in preparing the tables on Exhibit D hereto, that the Mortgage Loans will prepay as assumed at any of the rates shown in such tables, that the Mortgage Loans will not experience losses, that Mortgage Loans will not be liquidated during any applicable Lockout Period, that the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, that the cash flows on the Class S Certificates will correspond to the cash flows shown herein or that the aggregate purchase price of the Class S Certificates will be as assumed. It is unlikely that the Mortgage Loans will prepay as assumed at any of the specified percentages of CPR until maturity or that all of the Mortgage Loans will so prepay at the same rate. Actual yields to maturity for investors in the Class S Certificates may be materially different than those indicated on Exhibit D and, under certain circumstances, could be negative. Timing of changes in rate of prepayments and other liquidations may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and other liquidations is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any Class S Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     Upon the issuance of the Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with the Pooling Agreement (and subject to certain other assumptions set forth in such opinion), the portions of the Trust Fund designated as "REMIC I", "REMIC II" and "REMIC III", respectively, will each qualify as a REMIC under the Code. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Certificate Account (as defined in the Prospectus). For federal income tax purposes, (a) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II, (b) the Class R-I Certificates will evidence the sole class of "residual interests" in REMIC I, (c) the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (d) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (e) the REMIC Regular Certificates will constitute (or, in the case of the Class S Certificates, will evidence the ownership of) the "regular interests" in, and will generally be treated as debt obligations of, REMIC III, and (f) the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III. The Grantor Trust Certificates will represent beneficial interests in the portion of the Trust Fund consisting of any amounts applied as Additional Interest on the ARD Loans, and such portion will be treated as a grantor trust for federal income tax purposes.

Discount and Premium; Prepayment Premiums

     For federal income tax reporting purposes, it is anticipated that the Class S and Class Certificates will, the Class Certificates may and the other Classes of Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption (the "Prepayment Assumption") that subsequent to the date of any determination the ARD Loans will be paid in full on their respective Anticipated Repayment Dates, no Mortgage Loan will otherwise be prepaid prior to maturity and there will be no extensions of maturity for any Mortgage Loan. However, no representation is made as to the actual rate at which the

Mortgage Loans will prepay, if at all. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     If the method for computing original issue discount described in the Prospectus results in a negative amount for any period with respect to a Certificateholder, a possibility of particular relevance to a Class S Certificateholder, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates. Although the matter is not free from doubt, a holder of a Class S Certificate may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

     The OID regulations provide in general that original issue discount with respect to debt instruments issued in connection with the same or related transactions are treated as a single debt instrument for purposes of computing the accrual of original issue discount with respect to such debt instruments. This aggregation rule ordinarily is only to be applied when single debt instruments are issued by a single issuer to a single holder. Although it is not clear that this aggregation rule technically applies to REMIC regular interests or other instruments subject to Section 1272(a)(6) of the Code, information reports or returns sent to Certificateholders and the IRS with respect to the Class S Certificates, which evidence the ownership of multiple regular interests, will be based on such aggregate method of computing the yield on the related regular interests. Prospective purchasers of the Class S Certificates are advised to consult their tax advisors about the use of this methodology and the potential consequences of being required to report original issue discount separately with respect to each of the regular interests, ownership of which is evidenced by the Class S Certificates.

     Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     Prepayment Premiums and Yield Maintenance Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Premium should be taxed to the holder of a Class of Certificates entitled thereto. For federal income tax reporting purposes, Prepayment Premiums or Yield Maintenance Premiums will be treated as income to the holders of a Class of Certificates entitled thereto only after the Servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of Prepayment Premiums and Yield Maintenance Premiums be included in distributions projected to be made on the Certificates and that taxable income be reported based on the projected constant yield to maturity of the Certificates, including such projected Prepayment Premiums and Yield Maintenance Premiums prior to their actual receipt. If such projected Prepayment Premiums and Yield Maintenance Premiums were not actually received, presumably the holder of a Certificate would be allowed to claim a deduction or reduction in gross income at the time such unpaid Prepayment Premiums and Yield Maintenance Premiums had been projected to be received. Moreover, it appears that Prepayment Premiums and Yield Maintenance Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Premiums.

Constructive Sales of Class S Certificates

     The Taxpayer Relief Act of 1997 added a provision to the Code that requires the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of a financial position occurs if a taxpayer enters into certain transactions or series of such transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that (a) entitle the holder to a specified principal amount, (b) pay interest at a fixed or variable rate and (c) are not convertible into the stock of the issuer or a related party cannot be the subject of a constructive sale for this purpose. Accordingly, only Class S Certificates, which do not have a principal balance, could be subject to this provision and only if a holder of a Class S Certificate engages in a constructive sale transaction.

Characterization of Investments in Offered Certificates

     In general, except to the extent noted below, the Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code in the same proportion that the assets of the Trust would be so treated. The Offered Certificates will generally be considered assets described in Section 7701(a)(19)(C) of the Code only to the extent that the Mortgage Loans are secured by residential property and, accordingly, investment in the Offered Certificates may not be suitable for certain thrift institutions. Moreover, if 95% or more of the assets of the Trust qualify for any of the foregoing characterizations at all times during a calendar year, the Offered Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. The determination as to the percentage of the Trust Fund that constitutes assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets included in the Trust Fund during such calendar quarter. In addition, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

     However, the Trust Fund will include, in addition to the Mortgage Loans, payments on Mortgage Loans held pending distribution on the Certificates, certain amounts in reserve accounts and property acquired by foreclosure held pending sale. It is unclear whether property acquired by foreclosure held pending sale, would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, to the extent an Offered Certificate represents ownership of an interest in any Mortgage Loan which is secured in part by the related Mortgagor's interest in an account containing a holdback of loan proceeds, a portion of such Certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code and the interest thereon may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. The REMIC Regulations (as defined in the Prospectus) do provide, however, that cash received from payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

     See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences --REMICs--Characterization of Investments of REMIC Certificates" in the Prospectus.

Possible Taxes on Income from Foreclosure Property and Other Taxes

     In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially reasonable, maximize the Trust's net after-tax proceeds from such property, without causing such REO Property to cease to be treated as "foreclosure property" within the meaning of the REMIC Provisions. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust's federal income tax reporting position with respect to income it is anticipated that the Trust would derive from such property, the Special Servicer could determine that it would not be commercially reasonable to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" (generally, income not derived from renting or selling real property) within the meaning of the REMIC Regulations or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust receives from an REO Property is subject to (i) a tax on "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%), and (ii) a tax on "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". These considerations will be of particular relevance with respect to any hotels that become REO Property. However, unless otherwise required by expressly applicable authority, it is anticipated that the Trust will take the position that no income from foreclosure property will be subject to the 100% "prohibited transactions" tax. Any REO Tax imposed on the Trust's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. The Special Servicer and REMIC Administrator will each be entitled, at the expense of the Trust, to consult with attorneys and tax accountants in respect of the foregoing.

     To the extent permitted by then applicable laws, any Prohibited Transactions Tax (as defined in the Prospectus), Contributions Tax (also as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Servicer or the Special Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under certain provisions of the Pooling Agreement. Any such tax not borne by the REMIC Administrator, the Trustee, the Servicer or the Special Servicer will be charged against the Trust Fund resulting in a reduction in amounts available for distribution to the Certificateholders. See "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

Reporting and other Administrative Matters

     Reporting of interest income, including any original issue discount, if any, with respect to the REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The Trust must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the Trust may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in an Underwriting Agreement dated June __, 1998 (the "Underwriting Agreement") between the Depositor and the Underwriter, the Underwriter has agreed to purchase from the Depositor and the Depositor has agreed to sell to the Underwriter each Class of the Offered Certificates. It is expected that delivery of the Certificates will be made to the Underwriter in book-entry form through the Same Day Funds Settlement System of DTC on or about June __, 1998, against payment therefor in immediately available funds.

     The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

     The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately % of the aggregate Certificate Principal Balance of the Offered Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

     Affiliates of the Servicer and GECA may purchase a portion of certain Classes of Offered Certificates from the Underwriter in a negotiated transaction. To the extent that the Underwriter offers a portion of such Classes to other purchasers, such offering may be made at different prices than those offered to such affiliates of the Servicer and GECA.

     The Depositor has also been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Limited Liquidity" herein and "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

     If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                  LEGAL MATTERS

     Certain legal matters relating to the Certificates will be passed upon for each of the Depositor and the Underwriter by Sidley & Austin, New York, New York.

                              ERISA CONSIDERATIONS

     A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

     The DOL issued an individual administrative exemption, Prohibited Transaction Exemption 90-83 (the "Exemption"), to the Underwriter, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975 (a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten or placed by (i) the Underwriter, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter and (iii) any member of the underwriting syndicate or selling group of which the Underwriter or a person described in clause (ii) is a manager or co-manager with respect to a Class of Offered Certificates, provided that certain conditions set forth in the Exemption are satisfied (each such person, an "Exemption-Favored Party").

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Offered Certificates of the same series. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Fitch, Moody's Investors Service, Inc. ("Moody's") or Duff & Phelps Credit Rating Co. ("DCR"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which, in addition to the Trustee, consists of any Exemption-Favored Party, the Depositor, the Servicer, the Special Servicer, any sub-servicer, either Seller, any Column Third Party Originator, the provider of any credit support, any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates and any affiliates of the foregoing parties. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties in connection with the sale of Certificates must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

     Because the Senior Certificates are not subordinated to any other Class of Offered Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Class A-1A and Class A-1B Certificates be rated not lower than "AAA" by each Rating Agency, and that the Class S Certificates be rated not lower than "AAAr" by S&P and "AAA" by Fitch. Accordingly, upon initial issuance, the third general condition set forth above will be satisfied with respect to the Senior Certificates. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second, third and fourth general conditions set forth above. In addition, a fiduciary of a Plan contemplating the purchase of a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest generic categories of S&P, Fitch, Moody's or DCR for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption-Favored Party when the Depositor, either Seller, the Servicer, the Special Servicer, the Trustee or any Column Third Party Originator, sub-servicer, provider of credit support, Exemption-Favored Party or Mortgagor is a Party in Interest (as defined in the Prospectus) with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the continued holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a Mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund.

     Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

     Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm (i) that the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

     In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary considering an investment in Senior Certificates should consider the availability of any other prohibited transaction exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Senior Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Senior Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     Because the characteristics of the Class A-2, Class A-3, Class B-1 and Class B-2 Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, no transfer of a Class A-2, Class A-3, Class B-1 or Class B-2 Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the purchase and continued holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account. Any person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Underwriter, the Servicer, the Special Servicer and the Trustee that either (i) it is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or (ii) the purchase and continued holding of such Certificate or interest therein is so exempt on the basis of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

     The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, is subject to significant interpretive uncertainties.

     The Depositor makes no representation as to the ability of particular investors to purchase any of the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

     See "Legal Investment" in the Prospectus.

                                     RATINGS

     It is a condition to the issuance of the Certificates that the respective Classes of Offered Certificates receive the following credit ratings from Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc. ("S&P") and Fitch IBCA, Inc. ("Fitch" and, together with S&P, the "Rating Agencies"):

              Class                     S&P              Fitch
              --------------           -----             -----
              Class S                   AAAr              AAA
              Class A-1A                AAA               AAA
              Class A-1B                AAA               AAA
              Class A-1C                AA+               AAA
              Class A-2                 AA                 AA
              Class A-3                  A                 A
              Class A-4                  A-                A
              Class B-1                 BBB               BBB
              Class B-2                 BBB-              BBB-
              Class B-3                 NR                BBB-

     The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Distribution Date and, in the case of the Class A, Class B-1, Class B-2 and Class B-3 Certificates, the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before the Distribution Date in (the "Rated Final Distribution Date"). The Rated Final Distribution Date is set at the first Distribution Date following the third anniversary of the end of the amortization term for the Mortgage Loan with the longest remaining amortization term as of the Closing Date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and/or principal required under the Offered Certificates. The ratings on the respective Classes of Offered Certificates do not represent any assessment of
(i) the likelihood or frequency of principal prepayments, whether voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums, Yield Maintenance Premiums, Default Interest and/or Additional Interest will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class S Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class S Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Yield Maintenance Premiums and Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class S Certificateholders receive only a single month's Distributable Certificate Interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the respective ratings received on the Class S Certificates. The Class Notional Amount of the Class S Certificates is subject to reduction by the payment of principal on, and the allocation of Realized Losses and Additional Trust Fund Expenses to, some or all of the respective Classes of Sequential Pay Certificates as described herein. The ratings of the Class S Certificates do not address the timing or magnitude of reduction of the Class Notional Amount of such Certificates, but only the obligation to pay interest timely on such Class Notional Amount as so reduced from time to time. Accordingly, the ratings of the Class S Certificates should be evaluated independently from similar ratings on other types of securities.

     There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Risk Factors--Limited Nature of Ratings" in the Prospectus.

                         INDEX OF PRINCIPAL DEFINITIONS



Accrued Certificate  Interest .......................                 S-20, S-80
Additional Interest .................................                 S-15, S-50
Additional Trust Fund Expenses ......................                 S-32, S-90
Advances ............................................                       S-72
Annual Debt Service .................................                       S-59
Anticipated Repayment Date ..........................                 S-15, S-50
Appraisal Reduction Amount ..........................                       S-91
Appraised Value .....................................                       S-59
ARCS ................................................                       S-53
ARD Loans ...........................................                 S-15, S-50
Assumed Final Distribution Date .....................                        S-2
Assumed Monthly Payment .............................                 S-33, S-90
Assumed Settlement Date .............................                       S-98
Available Distribution Amount .......................                       S-83
Balloon Mortgage Loans ..............................                 S-16, S-50
Balloon Payment .....................................                 S-16, S-50
Book-Entry Certificates .............................                       S-12
Camargue Mortgagor ..................................                       S-64
CBE .................................................                       S-99
Central Accounts ....................................                       S-61
Certificate Notional Amount .........................                       S-78
Certificate Owner ...................................                 S-12, S-78
Certificate Principal Balance .......................                       S-78
Certificate Registrar ...............................                       S-79
Certificateholders ..................................      S-2, S-10, S-54, S-82
Certificates ........................................             S-1, S-9, S-78
Class ...............................................             S-1, S-9, S-78
Class A Certificates ................................             S-1, S-9, S-78
Class B Certificates ................................             S-1, S-9, S-78
Class Notional Amount ...............................            S-1, S-20, S-80
Class Principal Balance .............................            S-1, S-19, S-79
Class S Strip Rate ..................................                 S-21, S-81
Closing Date ........................................                 S-11, S-78
Code ................................................                       S-36
Collection Period ...................................                 S-11, S-82
Column ..............................................                       S-10
Column Mortgage Loans ...............................                 S-10, S-53
Compensating Interest Payment .......................                 S-34, S-70
Component ...........................................                 S-20, S-80
Contractual Recurring Replacement Reserve ...........                       S-61
Controlling Class ...................................                 S-34, S-74
Controlling Class Representative ....................                 S-34, S-74
Corporate Trust Office ..............................                       S-92
Corrected Mortgage Loan .............................                       S-68
Cost Approach .......................................                       S-52
CPR .................................................                       S-97
Cross-Collateralized Group ..........................                 S-13, S-47
Cross-Collateralized Mortgage Loans .................                 S-13, S-47
Custodian ...........................................                       S-54
Cut-off Date ........................................            S-1, S-11, S-47
Cut-off Date Balance ................................                 S-12, S-47
Cut-off Date Loan-to-Value Ratio ....................                       S-59
Cut-off Date LTV Ratio ..............................                       S-59
DCR .................................................                      S-104
Default Interest ....................................                       S-70
Definitive Certificate ..............................                 S-12, S-79
Depositor ...........................................                   S-1, S-9
Determination Date ..................................                 S-12, S-82
Discount Rate .......................................                 S-30, S-88
Distributable Certificate Interest ..................                 S-20, S-80
Distribution Date ...................................                       S-11
DLJMCI ..............................................                 S-10, S-53
DTC .................................................                       S-78
DTC Participants ....................................                       S-79
Due Date ............................................                 S-15, S-49
Engineering Reserves ................................                       S-61
ERISA ...............................................                       S-37
Estimated Annual Operating Expenses .................                       S-58
Estimated Annual Revenues ...........................                       S-57
Exemption ...........................................                      S-104
Exemption-Favored Party .............................                      S-104
FF&E ................................................                       S-58
Fitch ...............................................           S-2, S-38, S-107
GAAP ................................................                       S-59
GECA ................................................                       S-10
GECA Mortgage Loans .................................                 S-10, S-53
GECC ................................................                 S-10, S-53
GECLS ...............................................                        S-9
Income Approach .....................................                       S-52
Initial Pool Balance ................................            S-1, S-12, S-47
Interest Accrual Period .............................                 S-12, S-81
Interest Reserve Amount .............................                       S-82
IRS .................................................                      S-100
ITLA ................................................                       S-53
LC & TI .............................................                       S-60
Leasable Square Footage .............................                       S-59
Liquidation Fee .....................................                       S-71
Liquidation Fee Rate ................................                       S-71
Lockout Period ......................................                 S-16, S-65
Major Tenant ........................................                       S-60
Maturity Date .......................................                 S-16, S-50
Modeling Assumptions ................................                       S-98
Modified Mortgage Loan ..............................                       S-92
Monthly Payments ....................................                 S-15, S-49
Mortgage ............................................                 S-13, S-47
Mortgage File .......................................                       S-54

Mortgage Loans ......................................             S-1, S-9, S-47
Mortgage Note .......................................                 S-12, S-47
Mortgage Pool .......................................                   S-1, S-9
Mortgage Rate .......................................                 S-15, S-49
Mortgaged Property ..................................                 S-13, S-47
Mortgagor ...........................................                       S-47
Net Aggregate Prepayment Interest Shortfall .........                 S-34, S-70
Net Mortgage Rate ...................................                 S-22, S-82
Non-30/360 Mortgage Loans ...........................                 S-15, S-49
Norwest Bank ........................................                       S-94
O&M Program .........................................                       S-51
Occupancy Rate at U/W ...............................                       S-60
Occupancy Rate at Underwriting ......................                       S-60
Offered Certificates ................................             S-1, S-9, S-78
OID Regulations .....................................                      S-100
Open Period .........................................                 S-17, S-65
Originators .........................................                       S-10
P&I Advance .........................................                 S-33, S-90
Pass-Through Rate ...................................                        S-1
Percentage Interest .................................                       S-83
Permitted Investments ...............................                       S-70
Plan ................................................                S-37, S-104
Pooling Agreement ...................................            S-2, S-19, S-78
Premium Period ......................................                 S-17, S-65
Prepayment Assumption ...............................                      S-100
Prepayment Interest Excess ..........................                 S-34, S-70
Prepayment Interest Shortfall .......................                 S-34, S-70
Prepayment Premium ..................................                 S-17, S-65
Primary Mortgaged Property ..........................                       S-48
Principal Distribution Amount .......................                 S-28, S-87
Principal Prepayments ...............................                 S-16, S-65
Private Certificates ................................                  S-9, S-78
Purchase Price ......................................                       S-56
Rated Final Distribution Date .......................                 S-2, S-107
Rating Agencies .....................................           S-2, S-38, S-107
Realized Losses .....................................                 S-32, S-89
Record Date .........................................                 S-12, S-82
Reimbursement Rate ..................................                 S-34, S-91
Related Proceeds ....................................                       S-72
REMIC ...............................................                  S-3, S-36
REMIC Administrator .................................                  S-2, S-10
REMIC I .............................................            S-3, S-36, S-99
REMIC II ............................................            S-3, S-36, S-99
REMIC III ...........................................            S-3, S-36, S-99
REMIC Regular Certificates ..........................             S-1, S-9, S-78
REMIC Residual Certificates .........................             S-1, S-9, S-78
REO Property ........................................                 S-32, S-68
REO Tax .............................................                      S-102
Replacement Mortgage Loan ...........................                       S-56
Required Appraisal Loan .............................                       S-91
Responsible Officer .................................                       S-74
Restricted Group ....................................                      S-104
Resurgens Plaza Loan ................................                       S-63
Resurgens Plaza Mortgagor ...........................                       S-63
Rivergate Loan ......................................                       S-62
Rivergate Mortgagor .................................                       S-62
Rooms ...............................................                       S-60
S F .................................................                       S-59
S&P .................................................           S-2, S-38, S-107
Sales Comparison Approach ...........................                       S-52
SEC .................................................                       S-94
Securities Act ......................................                  S-9, S-78
Sellers .............................................                       S-10
Senior Certificates .................................            S-3, S-31, S-89
Senior Principal Distribution Cross-Over Date .......                       S-87
Sequential Pay Certificates .........................                 S-19, S-79
Servicer ............................................                   S-2, S-9
Servicing Advances ..................................                       S-72
Servicing Fee .......................................                       S-70
Servicing Fee Rate ..................................                       S-70
Servicing Standard ..................................                       S-67
Servicing Transfer Event ............................                       S-68
SMMEA ...............................................                       S-39
Special Servicer ....................................                  S-2, S-10
Special Servicing Fee ...............................                       S-70
Specially Serviced Mortgage Loan ....................                       S-68
Sq  Ft ..............................................                       S-59
Stated Principal Balance ............................                       S-82
Subordinate Certificates ............................            S-3, S-31, S-89
Substitution Shortfall Amount .......................                       S-56
Tax and Insurance Escrows ...........................                       S-61
Third Party Originators .............................                 S-10, S-53
Treasury Rate .......................................                 S-30, S-88
Trust ...............................................             S-1, S-9, S-78
Trust Fund ..........................................             S-1, S-9, S-78
Trustee .............................................                  S-2, S-10
Trustee Fee .........................................                       S-95
Trustee Fee Rate ....................................                       S-95
Trustee Report ......................................                       S-92
U/W DSCR ............................................                       S-59
U/W LC & TI .........................................                       S-58
U/W NOI .............................................                       S-57
Underwriter .........................................                        S-1
Underwriting Agreement ..............................                      S-103
Underwriting Debt Service Coverage Ratio ............                       S-59
Underwriting DSCR ...................................                       S-59
Underwriting NOI ....................................                       S-57
Union Capital .......................................                       S-53
Units ...............................................                       S-59
UW Recurring Replacement Reserves ...................                       S-58
Voting Rights .......................................                       S-94
Warranting Party ....................................                       S-11
Weighted Average Net Mortgage Rate ..................                 S-22, S-81
Workout Fee .........................................                       S-71

Workout Fee Rate ....................................                       S-71
Year Built ..........................................                       S-60
Yield Maintenance Premium ...........................                 S-17, S-65
Zoning Laws .........................................                       S-44

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   EXHIBIT A-1

                         CERTAIN CHARACTERISTICS OF THE
                     MORTGAGE LOANS AND MORTGAGED PROPERTIES

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

               Managers and Locations of the Mortgaged Properties



  # Property Name                                              Manager
 -- -------------                                              -------
  1 The Rivergate Apartments                                   Mr. Donald Zucker
  2 Raritan Plaza I (1A)                                       SAI Management, Inc.
  3 Raritan Center Industrial Portfolio (1A)                   SAI Management, Inc.
  4 Resurgens Plaza                                            Insignia Financial Group, Inc.
  5 The Camargue                                               BLDG Management Co., Inc.
  6 Casa Arroyo Apartments                                     Owner Managed
  7 Ballena Village Apartments                                 Sequoia Equities, Incorporated
  8 Holiday Inn - Jacksonville Airport (1B)                    Mississippi Management, Inc.
  9 Courtyard by Marriott (1B)                                 Mississippi Management, Inc.
 10 Magnolia Lake Apartments                                   Lane Company
 11 Park Terrace                                               Summit Management Company
 12 Autumn Chase Apartments                                    First Realty Corp.
 13 Embassy Square Suites                                      Auger Management
 14 101 Commerce Drive                                         American Real Estate Partners, L.P.
 15 Courtyard by Marriott - Pensacola (1C)                     Larry Blumberg & Associates, Inc.
 16 Courtyard by Marriott - Tuscaloosa (1C)                    Larry Blumberg & Associates, Inc.
 17 Fairfield Inn - Pensacola (1C)                             Larry Blumberg & Associates, Inc.
 18 Fairfield Inn - Birmingham (1C)                            Larry Blumberg & Associates, Inc.
 19 Fairfield Inn - Tuscaloosa (1C)                            Larry Blumberg & Associates, Inc.
 20 Doctors Medical Complex                                    Little Rock Medical Associates, Ltd.
 21 Chandler Place Apartments                                  Magellan Residential LLC
 22 Summer Cove Apartments (2)                                 Realty Management Corp., d/b/a Lane Company
 23 Lake & Racquet Apartments                                  First Realty Company
 24 Stone Ends Apartments                                      Keith Properties, Inc.
 25 Canyon Club Apartments                                     Wasatch Property Management, Inc.
 26 BLN Office Park II                                         LaSalle Management Group, LTD
 27 Royal Plaza Hotel - Marlborough (1D)                       AJL Marlborough, Inc.
 28 Royal Plaza Hotel - Fitchburg (1D)                         AJL Fitchburg, Inc.
 29 Hannaford Plaza AKA Rotterdam Mall                         Nigro Companies


  # Property Name                             Address                                    City                   County
 -- -------------                             -------                                    ----                   ------
  1 The Rivergate Apartments                  401 E. 34th Street                         New York               New York
  2 Raritan Plaza I (1A)                      100 Fieldcrest Avenue                      Edison                 Middlesex
  3 Raritan Center Industrial Portfolio (1A)  Various Locations Within Raritan Center    Edison                 Middlesex
  4 Resurgens Plaza                           945 East Paces Ferry Road                  Atlanta                Fulton
  5 The Camargue                              303 E. 83rd Street                         New York               New York
  6 Casa Arroyo Apartments                    405 Rancho Arroyo Parkway                  Fremont                Alameda
  7 Ballena Village Apartments                1375 Ballena Boulevard                     Alameda                Alameda
  8 Holiday Inn - Jacksonville Airport (1B)   14670 Duval Raod                           Jacksonville           Duval
  9 Courtyard by Marriott (1B)                14668 Duval Road                           Jacksonville           Duval
 10 Magnolia Lake Apartments                  2401 Windy Hill Road                       Atlanta                Cobb
 11 Park Terrace                              7400 Sugar Bend Drive                      Orlando                Orange
 12 Autumn Chase Apartments                   725 Bode Circle                            Hoffman Estates        Cook
 13 Embassy Square Suites                     2000 N. Street, N.W.                       Washington             DC
 14 101 Commerce Drive                        101 Commerce Drive                         Silver Spring          Cumberland
 15 Courtyard by Marriott - Pensacola (1C)    451 Creighton Road                         Pensacola              Escambia
 16 Courtyard by Marriott - Tuscaloosa (1C)   4115 Courtney Drive                        Tuscaloosa             Tuscaloosa
 17 Fairfield Inn - Pensacola (1C)            7325 North Davis Highway                   Pensacola              Escambia
 18 Fairfield Inn - Birmingham (1C)           707 Key Drive                              Birmingham             Shelby
 19 Fairfield Inn - Tuscaloosa (1C)           4101 Courtney Drive                        Tuscaloosa             Tuscaloosa
 20 Doctors Medical Complex                   500 S. University Avenue                   Little Rock            Pulaski
 21 Chandler Place Apartments                 2222 N. McQueen Road                       Chandler               Maricopa
 22 Summer Cove Apartments (2)                7887 North Lockwood Ridge Road             Sarasota               Manatee
 23 Lake & Racquet Apartments                 6165 East Iliff Avenue                     Denver                 Denver
 24 Stone Ends Apartments                     55 Wheeler Circle                          Stoughton              Norfolk
 25 Canyon Club Apartments                    420 Activity Way                           Oceanside              San Diego
 26 BLN Office Park II                        2051 Killebrew Drive                       Bloomington            Hennepin
 27 Royal Plaza Hotel - Marlborough (1D)      181 Boston Post Road                       Marlborough            Middlesex
 28 Royal Plaza Hotel - Fitchburg (1D)        150 Royal Plaza Drive                      Fitchburg              Worcester
 29 Hannaford Plaza AKA Rotterdam Mall        1400 Altomount Avenue                      Rotterdam              Schenectady

                                                         Zip
  # Property Name                               State    Code
 -- -------------                               -----    ----
  1 The Rivergate Apartments                      NY     10016
  2 Raritan Plaza I (1A)                          NJ     08818
  3 Raritan Center Industrial Portfolio (1A)      NJ     08818
  4 Resurgens Plaza                               GA     30303
  5 The Camargue                                  NY     10028
  6 Casa Arroyo Apartments                        CA     94536
  7 Ballena Village Apartments                    CA     94501
  8 Holiday Inn - Jacksonville Airport (1B)       FL     32218
  9 Courtyard by Marriott (1B)                    FL     32218
 10 Magnolia Lake Apartments                      GA     30067
 11 Park Terrace                                  FL     32819
 12 Autumn Chase Apartments                       IL     60194
 13 Embassy Square Suites                         DC     20036
 14 101 Commerce Drive                            PA     17055
 15 Courtyard by Marriott - Pensacola (1C)        FL     32504
 16 Courtyard by Marriott - Tuscaloosa (1C)       AL     35405
 17 Fairfield Inn - Pensacola (1C)                FL     32504
 18 Fairfield Inn - Birmingham (1C)               AL     35242
 19 Fairfield Inn - Tuscaloosa (1C)               AL     35405
 20 Doctors Medical Complex                       AR     72205
 21 Chandler Place Apartments                     AZ     85225
 22 Summer Cove Apartments (2)                    FL     34243
 23 Lake & Racquet Apartments                     CO     80222
 24 Stone Ends Apartments                         MA     02072
 25 Canyon Club Apartments                        CA     92054
 26 BLN Office Park II                            MN     55425
 27 Royal Plaza Hotel - Marlborough (1D)          MA     01752
 28 Royal Plaza Hotel - Fitchburg (1D)            MA     01420
 29 Hannaford Plaza AKA Rotterdam Mall            NY     12303

  # Property Name                                              Manager
 -- -------------                                              -------
 30 Highland Pavilion Shopping Center (1E)                     Schlosser Development Corporation
 31 Highland Pavilion Cinema (1E)                              Schlosser Development Corporation
 32 Plumtree Apartments                                        Owner Managed
 33 Ventura Libbit Building                                    Gilbert Associates, Inc.
 34 Carroll Park  Industrial Center                            Carroll Industrial Development Group, LC
 35 Randall Ln, Park Pl I & II and Park Newport Apart.         Southern Management Corporation
 36 Plaza Mobile Village                                       Mobile Community Management
 37 Town & Country Shopping Center                             Owner Managed
 38 Golden Triangle Shopping Center                            Brentway Management, LLC
 39 Jasper Mall Shopping Center                                Aronov Realty Management, Inc.
 40 Lincoln Village Shopping Center                            S.C. Commercial Management, Inc.
 41 Dominick's Food Store & Multi-Tenant Retail                Owner Managed
 42 Suncrest Plaza Shopping Center                             Roberts Management & Development Co.
 43 Fabyan Crossing Shopping Center                            Industrial Building and Development Company
 44 Forest Glen Apartments                                     Continental American Partners, Ltd.
 45 Legacy Drive Village Shopping Center                       Cencor Realty Services Inc.
 46 Friendly Village MHC                                       The Choice Group, Inc.
 47 Breckenridge Apartments                                    Graywood Properties
 48 Days Inn - Inner Harbor                                    Beck Summit Hotel Management Group
 49 Courtyard by Marriott Richmond                             Pacific Hotel Management, LLC
 50 Barnes Crossing                                            Ashley Development
 51 Elmwood Regal Center                                       Benderson Development Company, Inc.
 52 520 Franklin Avenue Medical Building                       Ray Polley Management, Inc.
 53 Holiday Inn & Suites                                       Reisman Management Services, Inc.
 54 Aspen Ridge Apartments                                     Quantum Residential Inc.
 55 Parkway Towers Apartments                                  Mid America Management, Corp.
 56 BLN Office Park I                                          LaSalle Management Group, LTD
 57 Garden Plaza Shopping Center                               Latco Property Management, Inc.
 58 One Phillips Drive                                         American Real Estate Partners, L.P.
 59 Comfort Inn - Hollywood                                    Stirling Hotel Management, Inc.
 60 Ideal Professional Park                                    Paragano Associates LLC
 61 Cypress Pointe Apartments                                  Guardian Management, Inc.
 62 The Shops at Lionville Station                             Metropolitan Management Corporation
 63 Cabot Lodge - Gainesville                                  Mississippi Management, Inc.
 64 Hampton Inn & Suites                                       Stirling Hospitality, Inc.
 65 Mercado Del Rancho Shopping Center                         Westwood Financial Corporation
 66 Bancroft Hall Apartments                                   Great Atlantic Management Company

  # Property Name                                         Address
 -- -------------                                         -------
 30 Highland Pavilion Shopping Center (1E)                6700 Middle Fiskville Road
 31 Highland Pavilion Cinema (1E)                         6700 Middle Fiskville Road
 32 Plumtree Apartments                                   229 Parkwood Drive
 33 Ventura Libbit Building                               16311 Ventura Boulevard
 34 Carroll Park  Industrial Center                       1900 - 2100 Washington Boulevard
 35 Randall Ln, Park Pl I & II and Park Newport Apart.    3700-3900 Seven Mile Lane/7219 Park Park Heights Avenue
 36 Plaza Mobile Village                                  3101 South Fairview
 37 Town & Country Shopping Center                        2301-2445 South MacArthur Boulevard
 38 Golden Triangle Shopping Center                       West side of Lititz Pike at the intersection of Oregon Pike
 39 Jasper Mall Shopping Center                           300 U. S. Highway # 78
 40 Lincoln Village Shopping Center                       6406 North Interstate Highway 35
 41 Dominick's Food Store & Multi-Tenant Retail           111, 261-289 N. Randall Road
 42 Suncrest Plaza Shopping Center                        8141-8182 Sunset Boulevard
 43 Fabyan Crossing Shopping Center                       1900 - 2000 S Randall Road
 44 Forest Glen Apartments                                493 Beaumont Glen
 45 Legacy Drive Village Shopping Center                  7000-7224 Independence Parkway
 46 Friendly Village MHC                                  27696 Oregon Road
 47 Breckenridge Apartments                               1699 Shanley Drive
 48 Days Inn - Inner Harbor                               100 Hopkins Place
 49 Courtyard by Marriott Richmond                        3150 Garrity Way
 50 Barnes Crossing                                       4300 Mall Drive
 51 Elmwood Regal Center                                  1963-2023 Elmwood Avenue
 52 520 Franklin Avenue Medical Building                  520 Franklin Avenue
 53 Holiday Inn & Suites                                  707 Route 46 East
 54 Aspen Ridge Apartments                                13719 SE 18th Street
 55 Parkway Towers Apartments                             7171 W Gunniso Street
 56 BLN Office Park I                                     2001 Killebrew Drive
 57 Garden Plaza Shopping Center                          217 and 219 Gutierrez Street
 58 One Phillips Drive                                    1 Phillips Drive
 59 Comfort Inn - Hollywood                               2520 Stirling Road
 60 Ideal Professional Park                               2333 Morris Avenue
 61 Cypress Pointe Apartments                             4861 College Acres Drive
 62 The Shops at Lionville Station                        501 East Uwchlan Avenue
 63 Cabot Lodge - Gainesville                             3726 SW 40th Boulevard
 64 Hampton Inn & Suites                                  2500 Stirling Road
 65 Mercado Del Rancho Shopping Center                    10315 North 92nd Street
 66 Bancroft Hall Apartments                              1870 Enterprise Court

                                                                                                            Zip
  # Property Name                                          City                   County            State   Code
 -- -------------                                          ----                   ------            -----   ----
 30 Highland Pavilion Shopping Center (1E)                 Austin                 Travis             TX     78752
 31 Highland Pavilion Cinema (1E)                          Austin                 Travis             TX     78752
 32 Plumtree Apartments                                    Lansing                Eaton              MI     48917
 33 Ventura Libbit Building                                Encino                 Los Angeles        CA     91436
 34 Carroll Park  Industrial Center                        Baltimore              Baltimore          MD     21230
 35 Randall Ln, Park Pl I & II and Park Newport Apart.     Baltimore              Baltimore          MD     21208
 36 Plaza Mobile Village                                   Santa Ana              Orange             CA     92704
 37 Town & Country Shopping Center                         Springfield            Sangamon           IL     62704
 38 Golden Triangle Shopping Center                        Manheim Township       Lancaster          PA     17601
 39 Jasper Mall Shopping Center                            Jasper                 Walker             AL     35501
 40 Lincoln Village Shopping Center                        Austin                 Travis             TX     78752
 41 Dominick's Food Store & Multi-Tenant Retail            Lake in the Hills      McHenry            IL     60102
 42 Suncrest Plaza Shopping Center                         Los Angeles            Los Angeles        CA     90046
 43 Fabyan Crossing Shopping Center                        Geneva                 Kane               IL     60134
 44 Forest Glen Apartments                                 Escondido              San Diego          CA     92026
 45 Legacy Drive Village Shopping Center                   Plano                  Collin             TX     75025
 46 Friendly Village MHC                                   Perrysburg             Wood               OH     46551
 47 Breckenridge Apartments                                Columbus               Franklin           OH     43224
 48 Days Inn - Inner Harbor                                Baltimore              Baltimore          MD     21201
 49 Courtyard by Marriott Richmond                         Richmond               Contra Costa       CA     94806
 50 Barnes Crossing                                        Tupelo                 Lee                MS     38801
 51 Elmwood Regal Center                                   Buffalo                Erie               NY     14207
 52 520 Franklin Avenue Medical Building                   Garden City            Nassau             NY     11530
 53 Holiday Inn & Suites                                   Parsippany-Troy Hills  Morris             NJ     07054
 54 Aspen Ridge Apartments                                 Vancouver              Clark              WA     98684
 55 Parkway Towers Apartments                              Harwood Heights        Cook               IL     60656
 56 BLN Office Park I                                      Bloomington            Henneoin           MN     55425
 57 Garden Plaza Shopping Center                           Santa Barbara          Santa Barbara      CA     93101
 58 One Phillips Drive                                     Wright                 Luzerne            PA     18707
 59 Comfort Inn - Hollywood                                Holllywood             Broward            FL     33020
 60 Ideal Professional Park                                Union                  Union              NJ     07083
 61 Cypress Pointe Apartments                              Wilmington             New Hanover        NC     28403
 62 The Shops at Lionville Station                         Uwchlan                Chester            PA     19341
 63 Cabot Lodge - Gainesville                              Gainesville            Alachua            FL     32618
 64 Hampton Inn & Suites                                   Hollywood              Broward            FL     33020
 65 Mercado Del Rancho Shopping Center                     Scottsdale             Maricopa           AZ     85258
 66 Bancroft Hall Apartments                               Virginia Beach         N/A                VA     23454

  # Property Name                                Manager
 -- -------------                                -------
 67 Padonia Commerce Building                    Hill Management
 68 Anaheim Shores Estates                       Newport Pacific Capital Company, Inc.
 69 Tower Square Shopping Center                 M & J Wilkow, Ltd.
 70 West Garrett Place                           Hyatt Real Estate
 71 Elmonica Court Apartments                    Randall Realty Corporation
 72 Chesterfield Commons                         Richard Canvasser
 73 Plum Tree Apartments                         Sequoia Equities
 74 Meadow Central Market                        Cencor Realty Services, Inc.
 75 Mount Kisco Square Shopping Center           Mosbacher Properties Group, LLC
 76 Las Brisas Apartments                        Wasatch Property Management, Inc.
 77 Freedom Village Shopping Center              DeChiaro Limited Partnership
 78 Waldan Pond & Waldan Chase Apts              Owner Managed
 79 Aspen Park Apartments                        Wasatch Properties
 80 Young Circle Shopping Center                 CF Properties Corp.
 81 Sherwood Knoll Comfort Inn                   Mr. Ellis
 82 Bridgepoint Apartments                       BH Management Services, Inc.
 83 Holiday Inn Center City                      GF Management
 84 Rainbow Design Center                        Owner Managed
 85 Flower Hill Professional Center (1F)         Pettit & Griffin, Inc.
 86 Flower Hill McDonald's (1F)                  Pettit & Griffin, Inc.
 87 Blue Ash Hotel & Conference Center           Sachs Management Corp
 88 Ultra Plaza Shopping Center (3)              Infinity Property Management Corporation
 89 Sinagua Plaza                                Rich Development Company
 90 Holiday Plaza                                Robert Shallcross
 91 Olde Mill Shopping Center                    Columbia Properties Incorporated
 92 Regal Cinemas Center-Lancaster               Benderson Development Company, Inc.
 93 Temescal Business Center                     Orbit Property Corporation
 94 Houston Centre                               Helms-Roark, Inc.
 95 Pellcare Nursing Home - Winston-Salem (1G)   Pellcare Corp.
 96 Pellcare Nursing Home - Hickory (1G)         Pellcare Corp.
 97 Vista Mar Apartments                         Landmark Redevelopment, Inc.
 98 Cherokee Shopping Center                     Kotansky Guggenheim Commercial, Inc.
 99 Super 8 Geary Street                         Owner Managed
100 Cabot Lodge - Tallahassee                    Mississippi Management, Inc.
101 Kessel Foods                                 Kessel RCD, LLC
102 South Pointe Apartments                      InterSouth Management, Inc.
103 Wyoming-Enzie Properties (1H)                Greco Rentals Management Company, LLC

  # Property Name                                Address
 -- -------------                                -------
 67 Padonia Commerce Building                    9603 Deereco Road
 68 Anaheim Shores Estates                       1919 Coronet Avenue
 69 Tower Square Shopping Center                 566-582 Prairie Center Drive
 70 West Garrett Place                           275 West Street
 71 Elmonica Court Apartments                    1120 SW Kiley Way
 72 Chesterfield Commons                         34720-35000 23 Mile Road
 73 Plum Tree Apartments                         1097 Maywood Court
 74 Meadow Central Market                        10455 North Central Expressway
 75 Mount Kisco Square Shopping Center           360 North Bedford Road
 76 Las Brisas Apartments                        150 - 210 Chambers Street
 77 Freedom Village Shopping Center              SWC Liberty Road & Georgetown Boulevard
 78 Waldan Pond & Waldan Chase Apts              450 Waldan Circle & 150 Dupree Road
 79 Aspen Park Apartments                        5152 Mack Road
 80 Young Circle Shopping Center                 1701 - 1735 East Young Circle
 81 Sherwood Knoll Comfort Inn                   500 Centerville Road
 82 Bridgepoint Apartments                       2200 Brown Street
 83 Holiday Inn Center City                      230 North College Street
 84 Rainbow Design Center                        1200 to 1250 South Rainbow Boulevard
 85 Flower Hill Professional Center (1F)         Route 124 & Flower Hill Way
 86 Flower Hill McDonald's (1F)                  Route 124 and Flower Hill Way
 87 Blue Ash Hotel & Conference Center           5901 Pfeiffer Road
 88 Ultra Plaza Shopping Center (3)              8401-8501 Indianapolis Boulevard
 89 Sinagua Plaza                                320 N. Highway 89A
 90 Holiday Plaza                                2256 N. Haverhill Road
 91 Olde Mill Shopping Center                    Old Canton Road & NWC Upper Roswell Road
 92 Regal Cinemas Center-Lancaster               2262 Transit & Wehrle Drive
 93 Temescal Business Center                     2810 - 2850 7th Street & 745 - 829 Heinz Avenue
 94 Houston Centre                               3850 West Main Street
 95 Pellcare Nursing Home - Winston-Salem (1G)   5941 Old Walkertown Road
 96 Pellcare Nursing Home - Hickory (1G)         1125 10th Street Boulevard N.W.
 97 Vista Mar Apartments                         8514 Lazy Acres Circle
 98 Cherokee Shopping Center                     430-580 Cherokee Lane
 99 Super 8 Geary Street                         1015 Geary Street
100 Cabot Lodge - Tallahassee                    2735 N. Monroe Street
101 Kessel Foods                                 5249 Corunna, 1906 Davison, 3838 Richfield
102 South Pointe Apartments                      6220 Murray Drive
103 Wyoming-Enzie Properties (1H)                Wyoming Avenue & Enzie Drive


                                                                                                 Zip
  # Property Name                               City                   County            State   Code
 -- -------------                               ----                   ------            -----   ----
 67 Padonia Commerce Building                   Timonium               Baltimore          MD     21093
 68 Anaheim Shores Estates                      Anaheim                Orange             CA     92801
 69 Tower Square Shopping Center                Eden Prairie           Hennepin           MN     55344
 70 West Garrett Place                          Annapolis              Anne Arundel       MD     21401
 71 Elmonica Court Apartments                   Beaverton              Washington         OR     97006
 72 Chesterfield Commons                        Chesterfield Township  Macomb             MI     48047
 73 Plum Tree Apartments                        Martinez               Contra Costa       CA     94553
 74 Meadow Central Market                       Dallas                 Dallas             TX     75231
 75 Mount Kisco Square Shopping Center          Mount Kisco            Mid-Westchester    NY     10549
 76 Las Brisas Apartments                       El Cajon               San Diego          CA     92020
 77 Freedom Village Shopping Center             Eldersburg             Caroll             MD     21784
 78 Waldan Pond & Waldan Chase Apts             Acworth & Woodstock    Cherokee           GA     30188
 79 Aspen Park Apartments                       Sacramento             Sacramento         CA     94203
 80 Young Circle Shopping Center                Hollywood              Broward            FL     33020
 81 Sherwood Knoll Comfort Inn                  Lancaster              Lancaster          PA     17601
 82 Bridgepoint Apartments                      Waxahachie             Ellis              TX     75165
 83 Holiday Inn Center City                     Charlotte              Mecklenburg        NC     28202
 84 Rainbow Design Center                       Las Vegas              Clark              NV     89102
 85 Flower Hill Professional Center (1F)        Gaithersburg           Montgomery         MD     20879
 86 Flower Hill McDonald's (1F)                 Gaithersburg           Montgomery         MD     20879
 87 Blue Ash Hotel & Conference Center          Blue Ash               Hamilton           OH     45242
 88 Ultra Plaza Shopping Center (3)             Highland               Lake               IN     46112
 89 Sinagua Plaza                               Sedona                 Coconino           AZ     86336
 90 Holiday Plaza                               West Palm Beach        Palm Beach         FL     33417
 91 Olde Mill Shopping Center                   Marietta               Cobb               GA     30062
 92 Regal Cinemas Center-Lancaster              Lancaster              Erie               NY     14221
 93 Temescal Business Center                    Berkeley               Alameda            CA     94707
 94 Houston Centre                              Dothan                 Houston            AL     36622
 95 Pellcare Nursing Home - Winston-Salem (1G)  Winston-Salem          Forsyth            NC     27105
 96 Pellcare Nursing Home - Hickory (1G)        Hickory                Catawba            NC     28601
 97 Vista Mar Apartments                        Dallas                 Dallas             TX     75240
 98 Cherokee Shopping Center                    Lodi                   San Joaquin        CA     95240
 99 Super 8 Geary Street                        San Francisco          San Francisco      CA     94124
100 Cabot Lodge - Tallahassee                   Tallahassee            Leon               FL     32303
101 Kessel Foods                                Flint                  Genesee            MI    Various
102 South Pointe Apartments                     Hanahan                Berkeley           SC     29406
103 Wyoming-Enzie Properties (1H)               Las Cruces             Dona Ana           NM     88001

  # Property Name                                          Manager
 -- -------------                                          -------
104 Mesa Properties (1H)                                   Greco Rentals Management Company, LLC
105 Mervyn's Plaza                                         ACF Property Management, Inc.
106 Bartlett Commons                                       Management Marketing Services, Inc.
107 Crowley Village Shopping Center                        Action Financials, Inc.
108 Tivoli Condominiums (1I)                               Wimberly & Daniel, Inc.
109 Cross Creek Apartments (1I)                            Wimberly & Daniel, Inc.
110 Tamara Hills Townhomes (1I)                            Wimberly & Daniel, Inc.
111 The Bell Rock Inn                                      Samoth Hospitality Group, Inc.
112 Howard Johnson Hotel                                   Tramz Hotels, Inc.
113 Camelot Apartments                                     Wesley Realty Group, Inc.
114 Canyon Ridge MHP                                       WillMax Capital Management Corp.
115 Westlake Crossing Shopping Center                      Bestheda Management Company
116 Days Hotel Timonium                                    Hill Management Services, Inc.
117 Heritage Square Apartments                             AAA Properties
118 Constitution Square                                    Wareham Property Group, Inc.
119 Oxford Square                                          HHH Management Inc.
120 Spring Villas                                          Wasatch Property Management, Inc.
121 Sierra Point Apartments                                DMJ Management, Inc.
122 Menlo Avenue Office Building                           Arnell Enterprises, Inc.
123 Henderson Marketplace                                  Chase Development Company
124 Stone Creek Apartments                                 Owner Managed
125 Florida Avenue Apartments                              Premier Investors, Inc.
126 Homewood Village Shopping Center                       David H. Poer Company
127 Common Wealth Avenue Apartments                        The Hamilton Company
128 Sunrise Square Shopping Center                         Latco Property Management, Inc.
129 Stein Mart Plaza                                       Ahmad Khoshnoudi
130 1500 Plaza Office Building                             Norris, Beggs & Simpson NW L.P. NBS Mang. NW, Inc.
131 New West Village Apartments                            REM Properties, Inc.
132 Brookside Apartments                                   Wasatch Properties
133 Vinyard Gardens                                        Dalewood Properties, LLC
134 Hidden Bay Village Apartments                          Harbor Group Management Company
135 Raintree Apartments                                    Harbor Group Management Company
136 The Office Centre at Dunwoody Village                  DECK Leasing and Management, Inc.
137 Seminary Plaza                                         R.A. Management, Inc.
138 Longbranch Apartments                                  Stephenson & Moore
139 The Market at Merrill Shopping Center                  Bailey Corporation
140 Comfort Inn - Dothan                                   H. Leslie Blumberg

  # Property Name                            Address
 -- -------------                            -------
104 Mesa Properties (1H)                     2301 Kent,1132 &1430 Mesa, 2520 Hagarty, 1125 & 1135 M. Vista
105 Mervyn's Plaza                           3333 184th Street S.W.
106 Bartlett Commons                         NWC Route 59 & Stearns Road
107 Crowley Village Shopping Center          2008 North Parkerson Avenue
108 Tivoli Condominiums (1I)                 285 Scandia Circle
109 Cross Creek Apartments (1I)              600 Riverbend Parkway
110 Tamara Hills Townhomes (1I)              102-110 and 119-142 Tamara Court
111 The Bell Rock Inn                        6246 Highway 179
112 Howard Johnson Hotel                     2401 West Hundred Road
113 Camelot Apartments                       2840 Robinson Road
114 Canyon Ridge MHP                         5150 Airport Road
115 Westlake Crossing Shopping Center        10301 Westlake Drive
116 Days Hotel Timonium                      9615 & 9635 Deereco Road
117 Heritage Square Apartments               9111 White Bluff Road
118 Constitution Square                      2186 Shattuck Avenue
119 Oxford Square                            246 SR-436
120 Spring Villas                            8768 Jamacha Road
121 Sierra Point Apartments                  3800 Portland Street
122 Menlo Avenue Office Building             800 - 830 Menlo Avenue
123 Henderson Marketplace                    901 Beckford Drive
124 Stone Creek Apartments                   11500 Huebner Road
125 Florida Avenue Apartments                1107 - 1209 E. Flordia Avenue
126 Homewood Village Shopping Center         2415 Jefferson Road
127 Common Wealth Avenue Apartments          1114-1132 Common Wealth Avenue
128 Sunrise Square Shopping Center           6721 North Blackstone Avenue
129 Stein Mart Plaza                         300 Grapevine Highway
130 1500 Plaza Office Building               1500 NE Irving Street
131 New West Village Apartments              238 East Oates Road
132 Brookside Apartments                     6131 W. Thomas Road
133 Vinyard Gardens                          160 Dalewood Drive
134 Hidden Bay Village Apartments            1485 Ash Circle
135 Raintree Apartments                      3500 Fernandina Road
136 The Office Centre at Dunwoody Village    1530 - 1536 Dunwoody Village Parkway
137 Seminary Plaza                           2807-2851 Homer Adams Parkway
138 Longbranch Apartments                    2175 62nd Street North
139 The Market at Merrill Shopping Center    1506 Merrill Drive
140 Comfort Inn - Dothan                     3593 Ross Clark Circle

                                                                                                  Zip
  # Property Name                             City                   County               State   Code
 -- -------------                             ----                   ------               -----   ----
104 Mesa Properties (1H)                      Las Cruces             Dona Ana              NM     88001
105 Mervyn's Plaza                            Lynnwood               Snohomish             WA     98037
106 Bartlett Commons                          Bartlett               DuPage                IL     60103
107 Crowley Village Shopping Center           Crowley                Acardia               LA     70527
108 Tivoli Condominiums (1I)                  Athens                 Clarke                GA     30605
109 Cross Creek Apartments (1I)               Athens                 Clarke                GA     30605
110 Tamara Hills Townhomes (1I)               Athens                 Clarke                GA     30606
111 The Bell Rock Inn                         Sedona                 Yavapai               AZ     86351
112 Howard Johnson Hotel                      Chester                Chesterfield          VA     23831
113 Camelot Apartments                        Jackson                Hinds                 MS     39209
114 Canyon Ridge MHP                          Colorado Springs       El Paso               CO     80916
115 Westlake Crossing Shopping Center         Bethesda               Montgomery            MD     20817
116 Days Hotel Timonium                       Timonium               Baltimore             MD     21030
117 Heritage Square Apartments                Savannah               Chatham               GA     31406
118 Constitution Square                       Berkley                Alameda               CA     94704
119 Oxford Square                             Casselberry            Seminole              FL     32707
120 Spring Villas                             Spring Valley          San Diego             CA     91977
121 Sierra Point Apartments                   Irving                 Dallas                TX     75038
122 Menlo Avenue Office Building              Menlo Park             San Mateo             CA     94025
123 Henderson Marketplace                     Henderson              Vance                 NC     27536
124 Stone Creek Apartments                    San Antonio            Bexar                 TX     78230
125 Florida Avenue Apartments                 Urbana                 Champaign             IL     61801
126 Homewood Village Shopping Center          Athens                 Clarke                GA     30607
127 Common Wealth Avenue Apartments           Allston                Suffolk               MA     02134
128 Sunrise Square Shopping Center            Fresno                 Fresno                CA     93710
129 Stein Mart Plaza                          Hurst                  Tarrant               TX     76054
130 1500 Plaza Office Building                Portland               Multnomah             OR     97232
131 New West Village Apartments               Garland                Dallas                TX     75043
132 Brookside Apartments                      Phoenix                Maricopa              AZ     85033
133 Vinyard Gardens                           Winston Salem          Forsyth               NC     27104
134 Hidden Bay Village Apartments             Casselberry            Seminole              FL     32707
135 Raintree Apartments                       Columbia               Lexington             SC     29210
136 The Office Centre at Dunwoody Village     Atlanta                DeKalb                GA     30338
137 Seminary Plaza                            Alton                  Madison               IL     62002
138 Longbranch Apartments                     Clearwater             Pinellas              FL     34608
139 The Market at Merrill Shopping Center     Little Rock            Pulaski               AR     72211
140 Comfort Inn - Dothan                      Dothan                 Houston               AL     36303


  # Property Name                                              Manager
 -- -------------                                              -------
141 Wind River Office Building                                 H. C. Bailey Company
142 Pass Christian Village                                     The Mitchell Company
143 Marriott Courtyard - Dothan                                Larry Blumberg & Associates, Inc.
144 Tivoli Apartments                                          Harbor Group Management Company
145 Sun Plaza Shopping Center                                  Tenny Tsai
146 Holiday Inn Express - Washington                           Sterling Management, Ltd.
147 Mariner Crossing Shopping Center                           CB Commerical Real Estate Group, Inc.
148 Mt. Dora Marketplace                                       HHH Management Inc.
149 Aspen Village Apartments                                   Meridian Management Corporation
150 Sherman Oaks                                               VDA Management Services, Inc.
151 South Plains Apartments                                    Westmark Management Company
152 Royal Oaks Apartments                                      FEIT Management Company
153 Northwinds Apartment Complex                               Owner Managed
154 The Park Shopping Center                                   HHH Management, Inc.
155 Lloyd Office Plaza                                         Norris, Beggs & Simpson NW L.P. NBS Mang. NW, Inc.
156 Bridge Street Lodge (1J)                                   Christiana Management Company
157 P & R Building (1J)                                        Owner Managed
158 Holiday Inn - Dothan                                       Larry Blumberg & Associates, Inc.
159 Hampton North Townhomes & Apartments                       The Hayman Company
160 Holiday Inn - Lake Havasu                                  Zenith Management Co.
161 University Shoppes                                         Samuel Susi
162 Galleria Mall                                              Swisher Realty Company
163 Park 219 Business Park                                     CTL Management
164 One Energy Square                                          Center Management Company
165 Orchard Plaza Shopping Center                              Center Management Company
166 The Mark Mobile Home Park                                  Cunning Management, Inc.
167 Rivershores Apartments                                     Sterling Management, Ltd.
168 Perry Hall Mini-Storage                                    Hill Management
169 Governor's Palace, Ridgmar Americana & Ridgmar W. Apart.   REM Properties, Inc.
170 Brookhollow Apartments                                     Lumacorp., Inc.
171 Cedarfield Plaza (1K)                                      Richard Gollel Companies, Inc.
172 Greece Mini Storage (1K)                                   Richard Gollel Companies, Inc.
173 Gander Mountain / JoAnn Fabrics Center                     Michigan Realty Company
174 The Colonnade at Turtle Creek Apartments                   Bender Property Management, Inc.
175 601 Franklin Avenue Medical Building                       Ray Polley Management, Inc.
176 Valdosta Storage Rollup                                    Owner Managed
177 All Aboard Mini-Storage                                    Management Enterprises, Inc.

  # Property Name                                            Address
 -- -------------                                            -------
141 Wind River Office Building                               405 Briarwood Drive
142 Pass Christian Village                                   US Hwy 90
143 Marriott Courtyard - Dothan                              3040 Ross Clark Circle
144 Tivoli Apartments                                        1029 Tivoli Cresecent
145 Sun Plaza Shopping Center                                2549-2569 South King Road
146 Holiday Inn Express - Washington                         9220 E. Mission Avenue
147 Mariner Crossing Shopping Center                         4221 Mariner Boulevard
148 Mt. Dora Marketplace                                     SWC US Highway 441-and SR-44B
149 Aspen Village Apartments                                 3510 Kebil Drive
150 Sherman Oaks                                             14144 Ventura Boulevard
151 South Plains Apartments                                  5520 58th Street
152 Royal Oaks Apartments                                    5420 N.W. 27th Street
153 Northwinds Apartment Complex                             2561 Fassitt Road
154 The Park Shopping Center                                 2141 Loch Rane Boulevard
155 Lloyd Office Plaza                                       1425 NE Irving Street
156 Bridge Street Lodge (1J)                                 278 Hanson Ranch Road
157 P & R Building (1J)                                      228 Bridge Street
158 Holiday Inn - Dothan                                     2195 Ross Clark Circle
159 Hampton North Townhomes & Apartments                     12324 Starcrest Drive
160 Holiday Inn - Lake Havasu                                245 London Bridge Road
161 University Shoppes                                       4938-4998 North University Drive
162 Galleria Mall                                            1208 & 1214 South University Avenue
163 Park 219 Business Park                                   2900 SW 219th Avenue
164 One Energy Square                                        3100-3300 Andrews Highway
165 Orchard Plaza Shopping Center                            East Main Street/ Highway 550 & Farmington Avenue
166 The Mark Mobile Home Park                                3200 13th Street
167 Rivershores Apartments                                   1305 W. Vistula
168 Perry Hall Mini-Storage                                  7750 Rossville Boulevard
169 Governor's Palace, Ridgmar Americana & Ridgmar W. Apart. Ridgmar Boulevard North of IH-30 (West Freeway)
170 Brookhollow Apartments                                   1431 David Avenue
171 Cedarfield Plaza (1K)                                    496 Long Pond Road and Cedarfield Commons
172 Greece Mini Storage (1K)                                 45 Cedarfield Commons
173 Gander Mountain / JoAnn Fabrics Center                   14100 & 14110 Pardee Road
174 The Colonnade at Turtle Creek Apartments                 3311 Blackburn Street
175 601 Franklin Avenue Medical Building                     601 Franklin Avenue
176 Valdosta Storage Rollup                                  412 Connell Road & 1416 Baytree Road
177 All Aboard Mini-Storage                                  2801 Thornton Avenue

                                                                                                                   Zip
  # Property Name                                                 City                   County            State   Code
 -- -------------                                                 ----                   ------            -----   ----
141 Wind River Office Building                                    Jackson                Hinds              MS     39206
142 Pass Christian Village                                        Pass Christian         Harrison           MS     39571
143 Marriott Courtyard - Dothan                                   Dothan                 Houston            AL     36302
144 Tivoli Apartments                                             Virginia Beach         N/A                VA     23456
145 Sun Plaza Shopping Center                                     San Jose               Santa Clara        CA     95122
146 Holiday Inn Express - Washington                              Spokane                Spokane            WA     99206
147 Mariner Crossing Shopping Center                              Spring Hill            Hernando           FL     34609
148 Mt. Dora Marketplace                                          Mt. Dora               Lake               FL     32757
149 Aspen Village Apartments                                      Indianapolis           Marion             IN     46224
150 Sherman Oaks                                                  Los Angeles            Los Angeles        CA     91403
151 South Plains Apartments                                       Lubbock                Lubbock            TX     79414
152 Royal Oaks Apartments                                         Lauderhill             Broward            FL     33313
153 Northwinds Apartment Complex                                  North Charleston       Charleston         SC     29406
154 The Park Shopping Center                                      Orange Park            Clay               FL     32073
155 Lloyd Office Plaza                                            Portland               Multnomah          OR     97232
156 Bridge Street Lodge (1J)                                      Vail                   Eagle              CO     81657
157 P & R Building (1J)                                           Vail                   Eagle              CO     81657
158 Holiday Inn - Dothan                                          Dothan                 Houston            AL     36302
159 Hampton North Townhomes & Apartments                          San Antonio            Bexar              TX     78216
160 Holiday Inn - Lake Havasu                                     Lake Havasu City       Mohave             AZ     86403
161 University Shoppes                                            Lauderhill             Broward            FL     33321
162 Galleria Mall                                                 Ann Arbor              Washtenaw          MI     48104
163 Park 219 Business Park                                        Hillsboro              Washington         OR     97123
164 One Energy Square                                             Odessa                 Ector              TX     79762
165 Orchard Plaza Shopping Center                                 Farmington             Farmington         NM     87401
166 The Mark Mobile Home Park                                     St. Cloud              Osceola            FL     34769
167 Rivershores Apartments                                        Bristol                Elkhart            IN     46507
168 Perry Hall Mini-Storage                                       Baltimore              Baltimore          MD     21236
169 Governor's Palace, Ridgmar Americana & Ridgmar W. Apart.      Fort Worth             Tarrant            TX     76116
170 Brookhollow Apartments                                        Desoto                 Dallas             TX     75115
171 Cedarfield Plaza (1K)                                         Rochester              Monroe             NY     14612
172 Greece Mini Storage (1K)                                      Rochester              Monroe             NY     14612
173 Gander Mountain / JoAnn Fabrics Center                        Taylor                 Wayne              MI     48180
174 The Colonnade at Turtle Creek Apartments                      Dallas                 Dallas             TX     75204
175 601 Franklin Avenue Medical Building                          Garden City            Nassau             NY     11530
176 Valdosta Storage Rollup                                       Valdosta               Lowndes            GA     31602
177 All Aboard Mini-Storage                                       Burbank                Los Angeles        CA     91504

  # Property Name                                              Manager
 -- -------------                                              -------
178 Brea Center                                                Westwood Financial Corporation
179 Holiday Inn Express                                        Owner Managed
180 Seaport Villas                                             Owner Managed
181 Park Central Office Park                                   Cabot Realty Corporation
182 Drug Emporium Shopping Center                              Albert Minoofar
183 Langley Place                                              Peter Elliot, LLC
184 Red Lion Apartments                                        AAA Properties
185 The Woodlands Shopping Center                              Trammell Crow Central Texas, Ltd.
186 St. Marys Plaza                                            Wessex Management Company
187 Mountain Park Pavilions II                                 CB Commercial Real Estate Group, Inc.
188 Shady Banks Shopping Center                                Divaris Property Management Corp.
189 Pavilion in the Park Shopping Center                       Bailey Properties, LLC
190 Riverview Business Plaza                                   Wellington Management, Inc.
191 Cumberland Station Shopping Center                         Infinity Property Management Corporation
192 509-511 Amsterdam Avenue                                   Shore Assets, Inc.
193 Westover Pointe Center                                     Owner Managed
194 Towne East Village Apartments                              Pinnacle Realty Management Corporation
195 Super Crown Books & LaJolla Patio                          Owner Managed
196 Bent Oak Apartments                                        Harbor Group Management Company
197 Summit Apartments                                          Carlisle Apartments, Inc.
198 Jefferson Square Mall                                      Northern Pacific Securities, Inc.
199 Sandalwood Center                                          The Real Estaters Realty & Investments
200 Encino Village Center                                      Warden-Hasselkus
201 Willamette Terrace                                         CTL Management
202 4 Hartwell Place                                           Levco, Inc.
203 79 Worth Street                                            Certified Servicing Associates
204 Stewart Creek Shopping Center                              RMF Properties, Ltd.
205 Plantation Village Shopping Center                         Fuller-Macfarlan Management
206 Lookout Ridge Apartments                                   Paskin Properties
207 Orangethorpe Beach Shopping Center                         Roseland Financial
208 Orchard Supply                                             Triad Investment Group
209 Waterford Village Shopping Center                          Owner Managed
210 Governor's Terrace                                         Owner Managed
211 Esplanade Mini-Storage                                     Epic Group
212 Sterling Industrial Park                                   Capital Property Resources
213 Mabelvale Plaza Shopping Center                            Conservative Development Company
214 Woodlawn Village Shopping Center                           Harbor Group Management Company

  # Property Name                                    Address
 -- -------------                                    -------
178 Brea Center                                      720-796 N. Brea Boulevard
179 Holiday Inn Express                              2532 Castro Valley Blvd
180 Seaport Villas                                   180 Canyon Drive
181 Park Central Office Park                         110, 130, 150 & 190 Linden Oaks
182 Drug Emporium Shopping Center                    9912-9952 Katella/11101-3 Brookhurst
183 Langley Place                                    10 Langley Road
184 Red Lion Apartments                              6100 Waters Avenue
185 The Woodlands Shopping Center                    13492 Research Boulevard
186 St. Marys Plaza                                  1529 West Street Mary's Road
187 Mountain Park Pavilions II                       3820 East Ray Road
188 Shady Banks Shopping Center                      2900 Hampton Highway
189 Pavilion in the Park Shopping Center             8201 Cantrell Road
190 Riverview Business Plaza                         276 -294, 314-330, 334-346 Chester Street
191 Cumberland Station Shopping Center               768 South Jefferson Avenue
192 509-511 Amsterdam Avenue                         509-511 Amsterdam Avenue
193 Westover Pointe Center                           2700 Dawson Road
194 Towne East Village Apartments                    9060 F.M. 78
195 Super Crown Books & LaJolla Patio                1092 El Camino Real
196 Bent Oak Apartments                              200 Old Boiling Springs Road
197 Summit Apartments                                1348 Thorpe Lane
198 Jefferson Square Mall                            2704-2900 South Sixth Street
199 Sandalwood Center                                2400 S. Jones Boulevard
200 Encino Village Center                            16650-16664 Ventura Boulevard
201 Willamette Terrace                               1709 S.W. Blankenship Road
202 4 Hartwell Place                                 4 Hartwell Place
203 79 Worth Street                                  79 Worth Street
204 Stewart Creek Shopping Center                    6803 Preston Road
205 Plantation Village Shopping Center               401 This Way Street
206 Lookout Ridge Apartments                         201 Lookout  Ridge Boulevard
207 Orangethorpe Beach Shopping Center               7802-7814 Orangethorpe Avenue
208 Orchard Supply                                   360 Cherokee Lane
209 Waterford Village Shopping Center                5570-5640 Dixie Highway
210 Governor's Terrace                               1401 P Street
211 Esplanade Mini-Storage                           2180 Craig Drive
212 Sterling Industrial Park                         201 Davis Drive
213 Mabelvale Plaza Shopping Center                  10101 Mabelvale Plaza Drive
214 Woodlawn Village Shopping Center                 282 Deacon Road

                                                                                              Zip
  # Property Name                            City                   County            State   Code
 -- -------------                            ----                   ------            -----   ----
178 Brea Center                              Brea                   Orange             CA     92621
179 Holiday Inn Express                      Castro Valley          Alameda            CA     94546
180 Seaport Villas                           Oceanside              San Diego          CA     92054
181 Park Central Office Park                 Pittsford              Monroe             NY     14625
182 Drug Emporium Shopping Center            Garden Grove           Orange             CA     92641
183 Langley Place                            Newton                 Middlesex          MA     02159
184 Red Lion Apartments                      Savannah               Chatham            GA     31406
185 The Woodlands Shopping Center            Austin                 Williamson         TX     78750
186 St. Marys Plaza                          Tucson                 Pima               AZ     85745
187 Mountain Park Pavilions II               Phoenix                Maricopa           AZ     85044
188 Shady Banks Shopping Center              Yorktown               York               VA     23693
189 Pavilion in the Park Shopping Center     Little Rock            Pulaski            AR     72227
190 Riverview Business Plaza                 St Paul                Ramsey             MN     55107
191 Cumberland Station Shopping Center       Cookeville             Putnam             TN     38501
192 509-511 Amsterdam Avenue                 New York               Manhattan          NY     10024
193 Westover Pointe Center                   Albany                 Dougherty          GA     31707
194 Towne East Village Apartments            Converse               Bexar              TX     78109
195 Super Crown Books & LaJolla Patio        Encinitas              San Diego          CA     92024
196 Bent Oak Apartments                      Greenville             Greenville         SC     29650
197 Summit Apartments                        San Marcos             Hays               TX     78666
198 Jefferson Square Mall                    Klamath Falls          Klamath            OR     97603
199 Sandalwood Center                        Las Vegas              Clark              NV     89102
200 Encino Village Center                    Encino                 Los Angeles        CA     91436
201 Willamette Terrace                       West Linn              Clackamas          OR     97203
202 4 Hartwell Place                         Lexington              Middlesex          MA     02173
203 79 Worth Street                          New York               New York           NY     10013
204 Stewart Creek Shopping Center            Frisco                 Collin             TX     75034
205 Plantation Village Shopping Center       Lake Jackson           Brazoria           TX     77566
206 Lookout Ridge Apartments                 Harker Heights         Bell               TX     76548
207 Orangethorpe Beach Shopping Center       Buena Park             Orange             CA     90621
208 Orchard Supply                           Lodi                   San Joaquin        CA     95240
209 Waterford Village Shopping Center        Waterford Twp.         Oakland            MI     48329
210 Governor's Terrace                       Sacramento             Sacramento         CA     95814
211 Esplanade Mini-Storage                   Oxnard                 Ventura            CA     93003
212 Sterling Industrial Park                 Sterling               Loudoun            VA     20164
213 Mabelvale Plaza Shopping Center          Little Rock            Pulaski            AR     72209
214 Woodlawn Village Shopping Center         Fredricksburg          Stafford           VA     22405

  # Property Name                                              Manager
 -- -------------                                              -------
215 Bolton-Moore's Mill Shopping Center                        Infinity Property Management Corp.
216 Omni Plaza Shopping Center                                 Inter Capital Realty Corp.
217 Shield Street Plaza                                        Sierra Management Corp.
218 Viewmont Estates Mobile Home Park                          Owner Managed
219 1731, 1741 and 1751 Washington Street                      Samia Companies
220 Penninsula Professional Building                           Harbor Group Management Company
221 Creekside Mobile Estates                                   John D. Petshow
222 Alexandria Square                                          Carnegie Management and Development Corp.
223 Advo Building                                              Owner Managed
224 White Pines Plaza                                          Lat Purser & Associates, Inc.
225 North Shore Estates                                        Dolphin Real Estate Group Investments, Inc.
226 River's Edge Apartments                                    Triangle Management, Inc.
227 109-111 Grant Avenue                                       Robert A. Mead & Associates, Inc.
228 Royal Oaks Senior Community Park                           Pamela Young Haggarty and Michael Young
229 Parker Marketplace Phase II                                Custom Management Group, Inc.
230 Summer Creek Apartments                                    Harbor Group Management Company
231 Robarts Mobile Home Park                                   Owner Managed
232 Woodcrest Townhome Apartments                              Sigma Commercial Real Estate, Inc.
233 Planters Trace Apartments                                  Intersouth Management
234 Stone Oak Apartments                                       Eaglestar Group
235 Hidden Hills Mobile Home Park                              Cunning Management, Inc.
236 Tiger Mart                                                 Owner Managed
237 Quail Hollow Business Park                                 Easlan Capital of Charlotte
238 Campus Square Apartments                                   Hardin Properties, Inc.
239 Bridgeport Professional Building                           Katica Properties, Inc.
240 Park Lane Terrace Apartments                               Westmark Management Company
241 Brigham's Landing Shopping Center                          CB Commerical Real Estate Group, Inc.
242 Boulevard Shoppes II                                       Samuel Susi
243 The Clusters Apartments                                    Somerset Management Services, Inc.
244 Fairfield Inn - Dothan                                     Larry Blumberg & Associates, Inc.
245 Valley Manor                                               Karin A. Marshall
246 Sunrise Village Apartments                                 Owner Managed
247 Ridgewood Apartments                                       Bailey Properties Management, LLC
248 Bella Vista Terrace                                        Rocky Raymond
249 Ramada Limited                                             Owner Managed
250 Secluded Oaks Villas Apartments                            Encore Capital Management, Inc.
251 Colonial Mobile Home Park                                  Owner Managed

  # Property Name                                 Address
 -- -------------                                 -------
215 Bolton-Moore's Mill Shopping Center           2271-2581 Marietta Boulevard
216 Omni Plaza Shopping Center                    2815-35 Jerusalem Avenue
217 Shield Street Plaza                           138-162 Shield Street
218 Viewmont Estates Mobile Home Park             1120 South 25th Street
219 1731, 1741 and 1751 Washington Street         1731, 1741 and 1751 Washington Street
220 Penninsula Professional Building              11818 Rock Landing Drive
221 Creekside Mobile Estates                      5101 NE 121st Avenue
222 Alexandria Square                             949-59 East Aurora Road
223 Advo Building                                 102 South Wynstone Park Drive
224 White Pines Plaza                             100 East Main Street
225 North Shore Estates                           3777 Addy Street
226 River's Edge Apartments                       1425 LeForge
227 109-111 Grant Avenue                          109 -111 Grant Avenue
228 Royal Oaks Senior Community Park              750 Wood Sorrell Drive
229 Parker Marketplace Phase II                   18721 - 18741 East Ponderosa Drive
230 Summer Creek Apartments                       5055 Harbour Lake Drive
231 Robarts Mobile Home Park                      2000 Maine Street
232 Woodcrest Townhome Apartments                 1628 Woodcrest Drive
233 Planters Trace Apartments                     2222 Ashley River Road
234 Stone Oak Apartments                          3151 Jennings Road
235 Hidden Hills Mobile Home Park                 4190 North Spring Garden Avenue
236 Tiger Mart                                    1001 Highway 67
237 Quail Hollow Business Park                    6548 Carmel Road & 7523 Little Avenue
238 Campus Square Apartments                      316 Fry Street
239 Bridgeport Professional Building              7424 Bridgeport Way West
240 Park Lane Terrace Apartments                  6830 Larmanda Street
241 Brigham's Landing Shopping Center             200 West University Parkway
242 Boulevard Shoppes II                          5200-5400 North University Drive
243 The Clusters Apartments                       3130; 3220-46 Webb Chapel Ext., 3203-03 Norwalk Ave. & 3222 Community Dr.
244 Fairfield Inn - Dothan                        3038 Ross Clark Circle
245 Valley Manor                                  856 S. Central Avenue
246 Sunrise Village Apartments                    48 West 2nd South
247 Ridgewood Apartments                          2190 Higdon Ferry Road
248 Bella Vista Terrace                           500-510 E. Los Angeles Dr. & 415 E. Indian Rock Rd.
249 Ramada Limited                                21598 Foothill Boulevard
250 Secluded Oaks Villas Apartments               8642 Fredericksburg Road
251 Colonial Mobile Home Park                     2600 East Division Street

                                                                                                  Zip
  # Property Name                                City                   County            State   Code
 -- -------------                                ----                   ------            -----   ----
215 Bolton-Moore's Mill Shopping Center          Atlanta                Fulton             GA     30318
216 Omni Plaza Shopping Center                   North Bellmore         Nassau             NY     11710
217 Shield Street Plaza                          West Hartford          Hartford           CT     06110
218 Viewmont Estates Mobile Home Park            Mt. Vernon             Skagit             WA     98273
219 1731, 1741 and 1751 Washington Street        Braintree              Norfolk            MA     02184
220 Penninsula Professional Building             Newport News           Newport News       VA     23612
221 Creekside Mobile Estates                     Vancouver              Clark              WA     98682
222 Alexandria Square                            Macedonia              Summit             OH     44056
223 Advo Building                                North Barrington       Lake               IL     60010
224 White Pines Plaza                            Cherryville            Gaston             NC     28021
225 North Shore Estates                          Washougal              Clark              WA     98671
226 River's Edge Apartments                      Ypsilanti              Washtenaw          MI     48198
227 109-111 Grant Avenue                         Endicott               Broome             NY     13760
228 Royal Oaks Senior Community Park             Petaluma               Sonoma             CA     94952
229 Parker Marketplace Phase II                  Parker                 Douglas            CO     80134
230 Summer Creek Apartments                      Goose Creek            Berkeley           SC     29445
231 Robarts Mobile Home Park                     Frostproof             Polk               FL     33843
232 Woodcrest Townhome Apartments                Daytona Beach          Volusia            FL     32119
233 Planters Trace Apartments                    Charleston             Charleston         SC     29414
234 Stone Oak Apartments                         Independence           Jackson            MO     64055
235 Hidden Hills Mobile Home Park                DeLand                 Volusia            FL     32720
236 Tiger Mart                                   Alvarado               Johnson            TX     76009
237 Quail Hollow Business Park                   Charlotte              Mecklenburg        NC     28226
238 Campus Square Apartments                     Denton                 Denton             TX     76201
239 Bridgeport Professional Building             Tacoma                 Pierce             WA     98467
240 Park Lane Terrace Apartments                 Dallas                 Dallas             TX     75231
241 Brigham's Landing Shopping Center            Provo                  Utah               UT     84604
242 Boulevard Shoppes II                         Lauderhill             Broward            FL     33351
243 The Clusters Apartments                      Dallas                 Dallas             TX     75220
244 Fairfield Inn - Dothan                       Dothan                 Houston            AL     36302
245 Valley Manor                                 Kent                   King               WA     98032
246 Sunrise Village Apartments                   Rexburg                Madison            ID     83440
247 Ridgewood Apartments                         Hot Springs            Garland            AR     71913
248 Bella Vista Terrace                          Vista                  San Diego          CA     92084
249 Ramada Limited                               Hayward                Alameda            CA     94541
250 Secluded Oaks Villas Apartments              San Antonio            Bexar              TX     78240
251 Colonial Mobile Home Park                    Mt. Vernon             Skagit             WA     98274

  # Property Name                                              Manager
 -- -------------                                              -------
252 Plaza North Medical Building                               Pebworth Properties, Inc.
253 Camelot Apartments                                         Great Atlantic Company
254 Northlake Quadrangle                                       Spiva/Hill Management, Co.
255 Gordon Street Apartments                                   Samia Ventures, Inc.
256 Northgate Apartments                                       CTL Management
257 Sepulveda Crest Apartments                                 G.H. Cooper Properties, Inc.
258 Morningstar Mini-Storage                                   Morningstar Group, Inc.
259 Chateaux Verde Apartments                                  F&F Properties
260 Homestead Corner Shopping Center                           Providence Realty(Minnesota), Inc.
261 Lake Villa Apartments                                      Financial Advisors, Inc.
262 F & H Warehouse                                            Owner Managed
263 Avian Plaza Shopping Center                                Myron Buchman
264 Port Orchard Mini Storage                                  Kevin Howard Real Estate
265 Sequoia Grove Apartments                                   Alliance Management, Inc.
266 The Miller Center                                          Owner Managed
267 Emerald Park Apartments                                    S&S Property Management, Inc.
268 Rancho San Diego Town & Country                            Marc Lantzman
269 French Quarters East Apartments                            Maxus Properties, Inc.
270 The Forest Apartments                                      Harbor Group Management Company
271 Oakhill Apartments                                         InterSouth Management, Inc.
272 STOR-N-LOCK                                                Pogoda Management Co.
273 Autumn Ridge Apartments                                    APA Management, LCC
274 701 Franklin Center                                        Mitch Cox Properties
275 Savoy Condominiums                                         Hurt & Stell Management, LLC
276 Meriden East Apartments                                    APA Mangement Services
277 Hyde Park Mobile Estates                                   Mr. Prescott
278 Courtyard Plaza                                            JEDA Management
279 Tradewinds Apartments                                      Harbor Group Management Company
280 Regency Manor Apartments                                   Carlisle Apartments, Inc.
281 Hood Chalet Mobile Estates                                 Owner Managed
282 Mauna Kea Apartments                                       L'Abri Management Inc.
283 Deer Creek Apartments                                      Mather Capital Corporation
284 Evergreen Place Condominiums                               Owner Managed
285 Autumn Creek Apartments                                    Ernest E. Tschannen
286 Midtown at Main                                            Owner Managed
287 Park Place Center                                          Mitch Cox Properties, LLC
288 International Self Storage                                 Owner Managed

  # Property Name                                   Address
 -- -------------                                   -------
252 Plaza North Medical Building                    3385 Burns Road
253 Camelot Apartments                              1 Guenevere Court
254 Northlake Quadrangle                            2200 Northlake Parkway
255 Gordon Street Apartments                        91-99 Gordon Street
256 Northgate Apartments                            5801-5939 North Fessenden Street
257 Sepulveda Crest Apartments                      6640 Sepulveda Boulevard
258 Morningstar Mini-Storage                        920 West Chatham Street
259 Chateaux Verde Apartments                       13050 West Cedar Drive
260 Homestead Corner Shopping Center                13540 - 13670 Grove Drive
261 Lake Villa Apartments                           3500 Watkins Lake Road
262 F & H Warehouse                                 470 Commack Road
263 Avian Plaza Shopping Center                     SWC Evesham Road & Brendenwood Drive
264 Port Orchard Mini Storage                       3282 SE Lund Avenue
265 Sequoia Grove Apartments                        13001 SE 28th Place
266 The Miller Center                               1224 Ellis Avenue
267 Emerald Park Apartments                         2200 Flower Tree Circle
268 Rancho San Diego Town & Country                 12098 Fury Lane
269 French Quarters East Apartments                 808 East 100th Terrace
270 The Forest Apartments                           6756 103rd Street
271 Oakhill Apartments                              825 Beaty Street
272 STOR-N-LOCK                                     7840 Wayne Road
273 Autumn Ridge Apartments                         90 Gerrish Avenue
274 701 Franklin Center                             701 State of Franklin Road
275 Savoy Condominiums                              303 Detroit Avenue
276 Meriden East Apartments                         657 East Main Street
277 Hyde Park Mobile Estates                        2934 W. 1st Street
278 Courtyard Plaza                                 349 - 351 North Main Street
279 Tradewinds Apartments                           5717 Timuquana Road
280 Regency Manor Apartments                        5042 Wildflower
281 Hood Chalet Mobile Estates                      17655 S. Bluff Road
282 Mauna Kea Apartments                            3601 W. Orange Avenue
283 Deer Creek Apartments                           950 North Allumbaugh Street
284 Evergreen Place Condominiums                    3860 Evergreen Street
285 Autumn Creek Apartments                         10749 - 10765 East Northwest Highway
286 Midtown at Main                                 1100 Main Avenue
287 Park Place Center                               State of Franklin Road at Sells Avenue
288 International Self Storage                      6119 Oakdale Road

                                                                                           Zip
  # Property Name                         City                   County            State   Code
 -- -------------                         ----                   ------            -----   ----
252 Plaza North Medical Building          Palm Beach Gardens     Palm Beach         FL     33410
253 Camelot Apartments                    Newport News           Newport News       VA     23602
254 Northlake Quadrangle                  Atlanta                DeKalb             GA     30084
255 Gordon Street Apartments              Allston                Suffolk            MA     02134
256 Northgate Apartments                  Portland               Washington         OR     97203
257 Sepulveda Crest Apartments            Los Angeles            Los Angeles        CA     91411
258 Morningstar Mini-Storage              Cary                   Wake               NC     27511
259 Chateaux Verde Apartments             Lakewood               Jefferson          CO     80228
260 Homestead Corner Shopping Center      Maple Grove            Hennepin           MN     55369
261 Lake Villa Apartments                 Waterford              Oakland            MI     48328
262 F & H Warehouse                       Deer Park              Suffolk            NY     11729
263 Avian Plaza Shopping Center           Voorhees Township      Camden             NJ     08003
264 Port Orchard Mini Storage             Port Orchard           Kitsap             WA     98366
265 Sequoia Grove Apartments              Bellevue               King               WA     98005
266 The Miller Center                     Jackson                Hinds              MS     39209
267 Emerald Park Apartments               Melbourne              Brevard            FL     32935
268 Rancho San Diego Town & Country       Rancho San Diego       San Diego          CA     92019
269 French Quarters East Apartments       Kansas City            Jackson            MO     64131
270 The Forest Apartments                 Jacksonville           Duval              FL     32210
271 Oakhill Apartments                    Davidson               Mecklenburg        NC     28036
272 STOR-N-LOCK                           Westland               Wayne              MI     48185
273 Autumn Ridge Apartments               East Haven             New Haven          CT     06512
274 701 Franklin Center                   Johnson City           Washington         TN     37604
275 Savoy Condominiums                    Lubbock                Lubbock            TX     79415
276 Meriden East Apartments               Meriden                New Haven          CT     06450
277 Hyde Park Mobile Estates              Santa Ana              Orange             CA     92702
278 Courtyard Plaza                       Andover                Essex              MA     01810
279 Tradewinds Apartments                 Jacksonville           Duval              FL     32210
280 Regency Manor Apartments              San Antonio            Bexar              TX     78228
281 Hood Chalet Mobile Estates            Sandy                  Clackamas          OR     97055
282 Mauna Kea Apartments                  Anaheim                Orange             CA     92804
283 Deer Creek Apartments                 Boise                  Ada                ID     83704
284 Evergreen Place Condominiums          Irving                 Dallas             TX     75061
285 Autumn Creek Apartments               Dallas                 Dallas             TX     75238
286 Midtown at Main                       Moorhead               Clay               MN     56560
287 Park Place Center                     Johnson City           Washington         TN     37604
288 International Self Storage            Riverbank              Stanislaus         CA     95367

  # Property Name                                              Manager
 -- -------------                                              -------
289 Villa Catalina Apartments                                  MJW Investments, Inc.
290 Loc-'N-Stor Self-Storage                                   Georgia Johnson Family Trust
291 Rancho Villa                                               Owner Managed
292 Timberline Mobile Home Park                                Owner Managed
293 Timberland Ridge Apartments                                Fransen Real Estate, Inc.
294 Leewood Apartments                                         Owner Managed
295 Glen Mark Apartments                                       Hughes Management, Inc.
296 Pinecroft Mobile Home Park                                 Owner Managed
297 Eckerds Drugstore                                          Owner Managed
298 Eastern Promenade Apartments                               Baxter Property Management
299 Belle Meade Apartments                                     Zidell Properties
300 Riverview Plaza II                                         Tri-Kell Investments, Inc.
301 Westmoreland Warehouse                                     Adveric Holdings, Inc.

  # Property Name                    Address
 -- -------------                    -------
289 Villa Catalina Apartments        440 South Catalina Street
290 Loc-'N-Stor Self-Storage         1020 Lakeville Street
291 Rancho Villa                     10302 Lakeview Avenue S.W.
292 Timberline Mobile Home Park      19625 East Wellesley
293 Timberland Ridge Apartments      7501 & 7511 Greenfield Avenue
294 Leewood Apartments               1000 Northwood Drive
295 Glen Mark Apartments             1709 Martin Bluff Road
296 Pinecroft Mobile Home Park       11920 East Mansfield Avenue
297 Eckerds Drugstore                5120 34th Street and Slide Road
298 Eastern Promenade Apartments     250 - 256 Eastern Promenade
299 Belle Meade Apartments           2930 Fountainview Drive
300 Riverview Plaza II               3200 Cobb Parkway
301 Westmoreland Warehouse           4803 - 4809 S. Westmoreland Road

                                                                                   Zip
  # Property Name                 City                   County            State   Code
 -- -------------                 ----                   ------            -----   ----
289 Villa Catalina Apartments     Los Angeles            Los Angeles        CA     90020
290 Loc-'N-Stor Self-Storage      Petaluma               Sonoma             CA     94952
291 Rancho Villa                  Lakewood               Pierce             WA     98499
292 Timberline Mobile Home Park   Otis Ochards           Spokane            WA     99027
293 Timberland Ridge Apartments   Mounds View            Ramsey             MN     55112
294 Leewood Apartments            Houston                Harris             TX     77521
295 Glen Mark Apartments          Gautier                Jackson            MS     39553
296 Pinecroft Mobile Home Park    Spokane                Spokane            WA     99206
297 Eckerds Drugstore             Lubbock                Lubbock            TX     79414
298 Eastern Promenade Apartments  Portland               Cumberland         ME     04101
299 Belle Meade Apartments        Houston                Harris             TX     75231
300 Riverview Plaza II            Atlanta                Cobb               GA     30339
301 Westmoreland Warehouse        Dallas                 Dallas             TX     75237

(1A) The Mortgage Loans secured by Raritan Plaza I and Raritan Center Industrial Portfolio, respectively, are cross-collateralized and cross-defaulted.
(1B) The Mortgage Loans secured by Holiday Inn - Jacksonville Airport and Courtyard by Marriott, respectively, are cross-collateralized and cross-defaulted.
(1C) The Mortgage Loans secured by Courtyard by Marriott - Pensacola, Courtyard by Marriott - Tuscaloosa, Fairfield Inn - Pensacola, Fairfield Inn - Birmingham and Fairfield Inn - Tuscaloosa, respectively, are cross-collateralized and cross-defaulted.
(1D) The Mortgage Loans secured by Royal Plaza Hotel - Marlborough and Royal Plaza Hotel- Fitchburg, respectively, are cross-collateralized and cross-defaulted.
(1E) The Mortgage Loans secured by Highland Pavilion Shopping Center and Highland Pavilion Cinema, respectively, are cross-collateralized and cross-defaulted.
(1F) The Mortgage Loans secured by Flower Hill Professional Center and Flower Hill McDonald's, respectively, are cross-collateralized and cross-defaulted.
(1G) The Mortgage Loans secured by Pellcare Nursing Home - Winston-Salem and Pellcare Nursing Home - Hickory, respectively, are cross-collateralized and cross-defaulted.
(1H) The Mortgage Loans secured by Wyoming-Enzie Properties and Mesa Properties, respectively, are cross-collateralized and cross-defaulted.
(1I) The Mortgage Loans secured by Tivoli Condominiums, Cross Creek Apartments and Tamara Hills Townhomes, respectively, are cross-collateralized and cross-defaulted.
(1J) The Mortgage Loans secured by Bridge Street Lodge and P&R Building, respectively, are cross-collateralized and cross-defaulted.
(1K) The Mortgage Loans secured by Cedarfield Plaza and Greece Mini Storage, respectively, are cross-collateralized and cross-defaulted.
     (2) Summer Cove Apartments has an interest only period of 24 months and will begin to amortize over a 336 month term.
     (3) Ultra Plaza Shopping Center has an interest only period of 24 months and will begin to amortize over a 336 month term.

                    Descriptions of the Mortgaged Properties

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
  1    The Rivergate Apartments                                         Multifamily               706         Fee            1985
  2    Raritan Plaza I (1A)                                             Office                262,500         Fee            1985
  3    Raritan Center Industrial Portfolio (1A)                         Industrial            804,196         Fee            1984
  4    Resurgens Plaza                                                  Office                388,119    Fee/Leasehold       1988
  5    The Camargue                                                     Multifamily               261         Fee            1979
  6    Casa Arroyo Apartments                                           Multifamily               394         Fee            1973
  7    Ballena Village Apartments                                       Multifamily               392         Fee            1973
  8    Holiday Inn - Jacksonville Airport (1B)                          Hotel                     489         Fee            1969
  9    Courtyard by Marriott (1B)                                       Hotel                      81         Fee            1996
 10    Magnolia Lake Apartments                                         Multifamily               486         Fee            1971
 11    Park Terrace                                                     Multifamily               304         Fee            1986
 12    Autumn Chase Apartments                                          Multifamily               550         Fee            1969
 13    Embassy Square Suites                                            Hotel                     265         Fee            1967
 14    101 Commerce Drive                                               Industrial            597,100         Fee            1991
 15    Courtyard by Marriott - Pensacola (1C)                           Hotel                      90         Fee            1997
 16    Courtyard by Marriott - Tuscaloosa (1C)                          Hotel                      78      Leasehold         1996
 17    Fairfield Inn - Pensacola (1C)                                   Hotel                      63         Fee            1995
 18    Fairfield Inn - Birmingham (1C)                                  Hotel                      63         Fee            1995
 19    Fairfield Inn - Tuscaloosa (1C)                                  Hotel                      63      Leasehold         1996
 20    Doctors Medical Complex                                          Office                397,588         Fee            1963
 21    Chandler Place Apartments                                        Multifamily               320         Fee            1996
 22    Summer Cove Apartments (2)                                       Multifamily               224         Fee            1997
 23    Lake & Racquet Apartments                                        Multifamily               426         Fee            1973
 24    Stone Ends Apartments                                            Multifamily               276         Fee            1972
 25    Canyon Club Apartments                                           Multifamily               336         Fee            1990
 26    BLN Office Park II                                               Office                201,311         Fee            1985
 27    Royal Plaza Hotel - Marlborough (1D)                             Hotel                     314         Fee            1985
 28    Royal Plaza Hotel - Fitchburg (1D)                               Hotel                     245         Fee            1989
 29    Hannaford Plaza AKA Rotterdam Mall                               Retail                224,091         Fee            1972

                                                                                       Later of        Occupancy
                                                                         Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                                               Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                                               ---------    --------------      -------          -----
  1    The Rivergate Apartments                                           N/A            1985            97.0%        $151,800,000
  2    Raritan Plaza I (1A)                                               N/A            1985            99.0%         $37,000,000
  3    Raritan Center Industrial Portfolio (1A)                           N/A            1984            94.0%         $34,120,000
  4    Resurgens Plaza                                                    N/A            1988            96.0%         $72,000,000
  5    The Camargue                                                       N/A            1979            99.0%         $44,700,000
  6    Casa Arroyo Apartments                                             N/A            1973            99.0%         $33,000,000
  7    Ballena Village Apartments                                         N/A            1973            95.0%         $35,100,000
  8    Holiday Inn - Jacksonville Airport (1B)                           1997            1997             N/A          $27,100,000
  9    Courtyard by Marriott (1B)                                         N/A            1996             N/A           $6,700,000
 10    Magnolia Lake Apartments                                          1995            1995            95.0%         $26,500,000
 11    Park Terrace                                                      1995            1995            98.0%         $25,900,000
 12    Autumn Chase Apartments                                           1995            1995            97.0%         $26,000,000
 13    Embassy Square Suites                                             1995            1995             N/A          $39,500,000
 14    101 Commerce Drive                                                 N/A            1991           100.0%         $25,000,000
 15    Courtyard by Marriott - Pensacola (1C)                             N/A            1997             N/A           $7,500,000
 16    Courtyard by Marriott - Tuscaloosa (1C)                            N/A            1996             N/A           $5,060,000
 17    Fairfield Inn - Pensacola (1C)                                     N/A            1995             N/A           $4,800,000
 18    Fairfield Inn - Birmingham (1C)                                    N/A            1995             N/A           $3,200,000
 19    Fairfield Inn - Tuscaloosa (1C)                                    N/A            1996             N/A           $2,590,000
 20    Doctors Medical Complex                                           1997            1997            98.0%         $24,000,000
 21    Chandler Place Apartments                                          N/A            1996            96.0%         $23,000,000
 22    Summer Cove Apartments (2)                                         N/A            1997            93.0%         $18,600,000
 23    Lake & Racquet Apartments                                         1990            1990            98.0%         $19,500,000
 24    Stone Ends Apartments                                             1980            1980           100.0%         $17,800,000
 25    Canyon Club Apartments                                             N/A            1990            97.0%         $21,000,000
 26    BLN Office Park II                                                 N/A            1985            99.0%         $19,700,000
 27    Royal Plaza Hotel - Marlborough (1D)                              1987            1987             N/A          $20,400,000
 28    Royal Plaza Hotel - Fitchburg (1D)                                1990            1990             N/A           $4,300,000
 29    Hannaford Plaza AKA Rotterdam Mall                                1995            1995            98.0%         $17,000,000

                                                        Cut-off Date        U/W            U/W
  #    Property Name (1)                                  LTV Ratio       NCF (5)       DSCR (6)
 ---   -----------------                                  ---------       -------       --------
  1    The Rivergate Apartments                             62.3%       $13,177,773       1.75 x
  2    Raritan Plaza I (1A)                                 74.3%        $2,932,602       1.28 x
  3    Raritan Center Industrial Portfolio (1A)             71.8%        $2,490,405       1.22 x
  4    Resurgens Plaza                                      45.6%        $5,342,566       2.10 x
  5    The Camargue                                         66.9%        $3,508,202       1.38 x
  6    Casa Arroyo Apartments                               72.7%        $2,549,628       1.34 x
  7    Ballena Village Apartments                           62.5%        $2,461,929       1.40 x
  8    Holiday Inn - Jacksonville Airport (1B)              64.1%        $2,749,868       1.83 x
  9    Courtyard by Marriott (1B)                           68.5%          $619,297       1.56 x
 10    Magnolia Lake Apartments                             77.4%        $2,113,019       1.31 x
 11    Park Terrace                                         77.1%        $2,106,560       1.33 x
 12    Autumn Chase Apartments                              74.9%        $2,115,970       1.35 x
 13    Embassy Square Suites                                45.3%        $2,265,082       1.42 x
 14    101 Commerce Drive                                   67.8%        $2,110,934       1.55 x
 15    Courtyard by Marriott - Pensacola (1C)               69.3%          $657,868       1.45 x
 16    Courtyard by Marriott - Tuscaloosa (1C)              76.4%          $567,020       1.68 x
 17    Fairfield Inn - Pensacola (1C)                       64.9%          $382,449       1.40 x
 18    Fairfield Inn - Birmingham (1C)                      74.3%          $300,682       1.44 x
 19    Fairfield Inn - Tuscaloosa (1C)                      74.4%          $224,225       1.33 x
 20    Doctors Medical Complex                              66.6%        $1,694,604       1.25 x
 21    Chandler Place Apartments                            68.2%        $1,631,180       1.31 x
 22    Summer Cove Apartments (2)                           82.0%        $1,488,116       1.37 x
 23    Lake & Racquet Apartments                            76.8%        $1,634,330       1.33 x
 24    Stone Ends Apartments                                79.9%        $1,431,208       1.27 x
 25    Canyon Club Apartments                               64.6%        $1,377,380       1.31 x
 26    BLN Office Park II                                   68.8%        $1,533,099       1.39 x
 27    Royal Plaza Hotel - Marlborough (1D)                 51.4%        $1,620,925       1.73 x
 28    Royal Plaza Hotel - Fitchburg (1D)                   60.3%          $304,543       1.31 x
 29    Hannaford Plaza AKA Rotterdam Mall                   76.4%        $1,333,573       1.22 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
 30    Highland Pavilion Shopping Center (1E)                           Retail                121,964         Fee            1988
 31    Highland Pavilion Cinema (1E)                                    Retail                 43,480         Fee            1987
 32    Plumtree Apartments                                              Multifamily               406         Fee            1970
 33    Ventura Libbit Building                                          Office                151,776      Leasehold         1981
 34    Carroll Park  Industrial Center                                  Industrial            630,000         Fee            1960
 35    Randall Ln., Park Pl. I & II and Park Newport Apart.             Multifamily               391         Fee            1972
 36    Plaza Mobile Village                                             Manufactured Housing      237         Fee            1970
 37    Town & Country Shopping Center                                   Retail                242,750         Fee            1961
 38    Golden Triangle Shopping Center                                  Retail                222,644         Fee            1959
 39    Jasper Mall Shopping Center                                      Retail                228,909         Fee            1982
 40    Lincoln Village Shopping Center                                  Retail                178,700      Leasehold         1984
 41    Dominick's Food Store & Multi-Tenant Retail                      Retail                 89,105         Fee            1997
 42    Suncrest Plaza Shopping Center                                   Retail                 74,517         Fee            1960
 43    Fabyan Crossing Shopping Center                                  Retail                 86,782         Fee            1996
 44    Forest Glen Apartments                                           Multifamily               184         Fee            1987
 45    Legacy Drive Village Shopping Center                             Retail                138,169         Fee            1994
 46    Friendly Village MHC                                             Manufactured Housing      815         Fee            1970
 47    Breckenridge Apartments                                          Multifamily               604         Fee            1968
 48    Days Inn - Inner Harbor                                          Hotel                     250         Fee            1984
 49    Courtyard by Marriott Richmond                                   Hotel                     149         Fee            1989
 50    Barnes Crossing                                                  Retail                149,964         Fee            1996
 51    Elmwood Regal Center                                             Retail                102,851    Fee/Leasehold       1997
 52    520 Franklin Avenue Medical Building                             Office                 68,200         Fee            1955
 53    Holiday Inn & Suites                                             Hotel                     178         Fee            1972
 54    Aspen Ridge Apartments                                           Multifamily               240         Fee            1985
 55    Parkway Towers Apartments                                        Mixed Use                 281         Fee            1964
 56    BLN Office Park I                                                Office                134,983         Fee            1980
 57    Garden Plaza Shopping Center                                     Retail                 50,000         Fee            1997
 58    One Phillips Drive                                               Industrial            400,000         Fee            1992
 59    Comfort Inn - Hollywood                                          Hotel                     191         Fee            1988
 60    Ideal Professional Park                                          Office                 83,053         Fee            1982
 61    Cypress Pointe Apartments                                        Multifamily               196         Fee            1985
 62    The Shops at Lionville Station                                   Retail                 82,451         Fee            1996
 63    Cabot Lodge - Gainesville                                        Hotel                     208         Fee            1986
 64    Hampton Inn & Suites                                             Hotel                     104         Fee            1996
 65    Mercado Del Rancho Shopping Center                               Retail                 86,464         Fee            1985
 66    Bancroft Hall Apartments                                         Multifamily               244         Fee            1972

                                                                                       Later of        Occupancy
                                                                         Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                                               Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                                               ---------    --------------      -------          -----
 30    Highland Pavilion Shopping Center (1E)                             N/A            1988            97.0%          $8,950,000
 31    Highland Pavilion Cinema (1E)                                      N/A            1987           100.0%          $7,650,000
 32    Plumtree Apartments                                                N/A            1970            98.0%         $15,700,000
 33    Ventura Libbit Building                                            N/A            1981            97.0%         $18,250,000
 34    Carroll Park  Industrial Center                                   1994            1994           100.0%         $16,000,000
 35    Randall Ln., Park Pl. I & II and Park Newport Apart.               N/A            1972            93.0%         $15,000,000
 36    Plaza Mobile Village                                               N/A            1970            98.0%         $14,340,000
 37    Town & Country Shopping Center                                    1985            1985           100.0%         $14,600,000
 38    Golden Triangle Shopping Center                                   1997            1997            98.0%         $13,500,000
 39    Jasper Mall Shopping Center                                       1991            1991            99.0%         $13,350,000
 40    Lincoln Village Shopping Center                                    N/A            1984            98.0%         $14,700,000
 41    Dominick's Food Store & Multi-Tenant Retail                        N/A            1997           100.0%         $13,000,000
 42    Suncrest Plaza Shopping Center                                    1987            1987            92.0%         $13,800,000
 43    Fabyan Crossing Shopping Center                                    N/A            1996           100.0%         $12,300,000
 44    Forest Glen Apartments                                             N/A            1987            97.0%         $12,800,000
 45    Legacy Drive Village Shopping Center                              1997            1997            99.0%         $15,520,000
 46    Friendly Village MHC                                               N/A            1970            91.0%         $12,100,000
 47    Breckenridge Apartments                                            N/A            1968            92.0%         $12,700,000
 48    Days Inn - Inner Harbor                                            N/A            1984             N/A          $20,500,000
 49    Courtyard by Marriott Richmond                                    1996            1996             N/A          $12,700,000
 50    Barnes Crossing                                                    N/A            1996            92.0%         $10,650,000
 51    Elmwood Regal Center                                               N/A            1997           100.0%         $12,100,000
 52    520 Franklin Avenue Medical Building                              1990            1990            99.0%         $11,150,000
 53    Holiday Inn & Suites                                              1998            1998             N/A          $14,500,000
 54    Aspen Ridge Apartments                                             N/A            1985            94.0%         $10,275,000
 55    Parkway Towers Apartments                                          N/A            1964            99.0%         $10,800,000
 56    BLN Office Park I                                                  N/A            1980            98.0%         $12,750,000
 57    Garden Plaza Shopping Center                                       N/A            1997           100.0%         $10,150,000
 58    One Phillips Drive                                                 N/A            1992           100.0%         $10,850,000
 59    Comfort Inn - Hollywood                                            N/A            1988             N/A          $11,240,000
 60    Ideal Professional Park                                            N/A            1982            90.0%          $9,000,000
 61    Cypress Pointe Apartments                                          N/A            1985            98.0%          $9,000,000
 62    The Shops at Lionville Station                                     N/A            1996            96.0%          $8,750,000
 63    Cabot Lodge - Gainesville                                         1997            1997             N/A          $12,100,000
 64    Hampton Inn & Suites                                               N/A            1996             N/A          $10,000,000
 65    Mercado Del Rancho Shopping Center                                 N/A            1985            97.0%          $9,000,000
 66    Bancroft Hall Apartments                                          1985            1985            96.0%          $9,000,000

                                                                 Cut-off Date        U/W            U/W
  #    Property Name (1)                                           LTV Ratio       NCF (5)       DSCR (6)
 ---   -----------------                                           ---------       -------       --------
 30    Highland Pavilion Shopping Center (1E)                         70.7%          $673,102       1.29 x
 31    Highland Pavilion Cinema (1E)                                  81.7%          $645,472       1.25 x
 32    Plumtree Apartments                                            79.6%        $1,272,425       1.28 x
 33    Ventura Libbit Building                                        66.7%        $1,497,008       1.27 x
 34    Carroll Park  Industrial Center                                74.4%        $1,301,286       1.32 x
 35    Randall Ln., Park Pl. I & II and Park Newport Apart.           76.4%        $1,144,639       1.21 x
 36    Plaza Mobile Village                                           78.9%        $1,162,416       1.24 x
 37    Town & Country Shopping Center                                 76.3%        $1,202,211       1.29 x
 38    Golden Triangle Shopping Center                                79.8%        $1,218,037       1.28 x
 39    Jasper Mall Shopping Center                                    78.9%        $1,154,816       1.35 x
 40    Lincoln Village Shopping Center                                71.1%        $1,124,465       1.29 x
 41    Dominick's Food Store & Multi-Tenant Retail                    79.4%        $1,116,505       1.32 x
 42    Suncrest Plaza Shopping Center                                 72.2%        $1,327,610       1.62 x
 43    Fabyan Crossing Shopping Center                                79.9%        $1,053,809       1.31 x
 44    Forest Glen Apartments                                         76.1%          $968,350       1.27 x
 45    Legacy Drive Village Shopping Center                           62.6%        $1,379,900       1.77 x
 46    Friendly Village MHC                                           78.5%        $1,039,756       1.35 x
 47    Breckenridge Apartments                                        73.6%        $1,160,216       1.29 x
 48    Days Inn - Inner Harbor                                        45.5%        $1,982,048       2.48 x
 49    Courtyard by Marriott Richmond                                 70.0%        $1,160,062       1.47 x
 50    Barnes Crossing                                                79.8%          $913,101       1.26 x
 51    Elmwood Regal Center                                           69.8%        $1,261,035       1.32 x
 52    520 Franklin Avenue Medical Building                           74.4%          $890,741       1.31 x
 53    Holiday Inn & Suites                                           57.2%        $1,121,636       1.54 x
 54    Aspen Ridge Apartments                                         78.6%          $822,585       1.26 x
 55    Parkway Towers Apartments                                      73.9%          $908,507       1.42 x
 56    BLN Office Park I                                              62.5%        $1,194,341       1.84 x
 57    Garden Plaza Shopping Center                                   74.6%          $790,528       1.21 x
 58    One Phillips Drive                                             68.9%          $976,172       1.63 x
 59    Comfort Inn - Hollywood                                        65.1%          $967,028       1.50 x
 60    Ideal Professional Park                                        80.0%          $816,978       1.36 x
 61    Cypress Pointe Apartments                                      79.9%          $812,319       1.40 x
 62    The Shops at Lionville Station                                 80.0%          $758,047       1.34 x
 63    Cabot Lodge - Gainesville                                      57.7%        $1,278,114       2.12 x
 64    Hampton Inn & Suites                                           69.8%          $910,685       1.51 x
 65    Mercado Del Rancho Shopping Center                             77.5%          $716,154       1.29 x
 66    Bancroft Hall Apartments                                       77.3%          $814,855       1.31 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
 67    Padonia Commerce Building                                        Industrial            180,719         Fee            1966
 68    Anaheim Shores Estates                                           Manufactured Housing      264      Leasehold         1978
 69    Tower Square Shopping Center                                     Retail                 70,690         Fee            1988
 70    West Garrett Place                                               Office                 68,901         Fee            1988
 71    Elmonica Court Apartments                                        Multifamily               144         Fee            1997
 72    Chesterfield Commons                                             Retail                 93,054         Fee            1989
 73    Plum Tree Apartments                                             Multifamily               116         Fee            1986
 74    Meadow Central Market                                            Retail                107,094         Fee            1973
 75    Mount Kisco Square Shopping Center                               Retail                 33,946         Fee            1990
 76    Las Brisas Apartments                                            Multifamily               178         Fee            1985
 77    Freedom Village Shopping Center                                  Retail                119,874         Fee            1988
 78    Waldan Pond & Waldan Chase Apts                                  Multifamily               184         Fee            1986
 79    Aspen Park Apartments                                            Multifamily               280         Fee            1985
 80    Young Circle Shopping Center                                     Retail                 65,488         Fee            1962
 81    Sherwood Knoll Comfort Inn                                       Hotel                     166         Fee            1970
 82    Bridgepoint Apartments                                           Multifamily               200         Fee            1986
 83    Holiday Inn Center City                                          Hotel                     298      Leasehold         1989
 84    Rainbow Design Center                                            Retail                 64,318         Fee            1988
 85    Flower Hill Professional Center (1F)                             Office                 80,770         Fee            1988
 86    Flower Hill McDonald's (1F)                                      Retail                  4,143         Fee            1987
 87    Blue Ash Hotel & Conference Center                               Hotel                     217         Fee            1969
 88    Ultra Plaza Shopping Center (3)                                  Retail                139,795         Fee            1961
 89    Sinagua Plaza                                                    Retail                 32,338         Fee            1990
 90    Holiday Plaza                                                    Manufactured Housing      266         Fee            1968
 91    Olde Mill Shopping Center                                        Retail                 91,400         Fee            1985
 92    Regal Cinemas Center-Lancaster                                   Retail                113,259         Fee            1997
 93    Temescal Business Center                                         Mixed Use             196,177         Fee            1929
 94    Houston Centre                                                   Retail                 75,264         Fee            1997
 95    Pellcare Nursing Home - Winston-Salem (1G)                       Healthcare                217         Fee            1948
 96    Pellcare Nursing Home - Hickory (1G)                             Healthcare                120         Fee            1972
 97    Vista Mar Apartments                                             Multifamily               242         Fee            1963
 98    Cherokee Shopping Center                                         Retail                123,736         Fee            1981
 99    Super 8 Geary Street                                             Hotel                     101         Fee            1925
100    Cabot Lodge - Tallahassee                                        Hotel                     160         Fee            1984
101    Kessel Foods                                                     Retail                118,252         Fee            1955
102    South Pointe Apartments                                          Multifamily               256         Fee            1970
103    Wyoming-Enzie Properties (1H)                                    Multifamily               103         Fee            1992

                                                                             Later of        Occupancy
                                                               Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                                     Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                                     ---------    --------------      -------          -----
 67    Padonia Commerce Building                                N/A            1966           100.0%         $10,100,000
 68    Anaheim Shores Estates                                   N/A            1978           100.0%          $9,650,000
 69    Tower Square Shopping Center                             N/A            1988           100.0%          $9,000,000
 70    West Garrett Place                                       N/A            1988            98.0%          $9,400,000
 71    Elmonica Court Apartments                                N/A            1997            97.0%          $9,325,000
 72    Chesterfield Commons                                     N/A            1989            95.0%          $8,500,000
 73    Plum Tree Apartments                                     N/A            1986            99.0%          $9,120,000
 74    Meadow Central Market                                   1989            1989            97.0%          $9,530,000
 75    Mount Kisco Square Shopping Center                       N/A            1990           100.0%          $8,800,000
 76    Las Brisas Apartments                                    N/A            1985            94.0%          $9,600,000
 77    Freedom Village Shopping Center                         1995            1995            91.0%          $8,800,000
 78    Waldan Pond & Waldan Chase Apts                          N/A            1986            96.0%          $8,550,000
 79    Aspen Park Apartments                                    N/A            1985           100.0%          $7,777,000
 80    Young Circle Shopping Center                            1997            1997           100.0%          $7,650,000
 81    Sherwood Knoll Comfort Inn                              1997            1997             N/A           $9,000,000
 82    Bridgepoint Apartments                                   N/A            1986            97.0%          $7,500,000
 83    Holiday Inn Center City                                  N/A            1989             N/A          $11,900,000
 84    Rainbow Design Center                                    N/A            1988           100.0%          $8,000,000
 85    Flower Hill Professional Center (1F)                     N/A            1988            96.0%          $6,700,000
 86    Flower Hill McDonald's (1F)                              N/A            1987           100.0%          $1,400,000
 87    Blue Ash Hotel & Conference Center                      1980            1980             N/A          $11,000,000
 88    Ultra Plaza Shopping Center (3)                         1993            1993           100.0%          $7,100,000
 89    Sinagua Plaza                                            N/A            1990           100.0%          $9,100,000
 90    Holiday Plaza                                            N/A            1968            93.0%          $6,900,000
 91    Olde Mill Shopping Center                                N/A            1985            96.0%          $8,000,000
 92    Regal Cinemas Center-Lancaster                           N/A            1997           100.0%          $7,900,000
 93    Temescal Business Center                                1994            1994            80.0%         $10,700,000
 94    Houston Centre                                           N/A            1997           100.0%          $6,560,000
 95    Pellcare Nursing Home - Winston-Salem (1G)              1973            1973            89.0%          $4,520,000
 96    Pellcare Nursing Home - Hickory (1G)                     N/A            1972            95.0%          $3,140,000
 97    Vista Mar Apartments                                    1997            1997            97.0%          $6,600,000
 98    Cherokee Shopping Center                                 N/A            1981            90.0%          $7,500,000
 99    Super 8 Geary Street                                    1995            1995             N/A           $7,400,000
100    Cabot Lodge - Tallahassee                               1997            1997             N/A           $8,100,000
101    Kessel Foods                                            1997            1997           100.0%          $6,750,000
102    South Pointe Apartments                                 1997            1997            87.0%          $6,150,000
103    Wyoming-Enzie Properties (1H)                            N/A            1992           100.0%          $4,058,000

                                                      Cut-off Date         U/W            U/W
  #    Property Name (1)                                LTV Ratio        NCF (5)       DSCR (6)
 ---   -----------------                                ---------        -------       --------
 67    Padonia Commerce Building                          68.8%          $864,306       1.39 x
 68    Anaheim Shores Estates                             72.0%          $946,808       1.71 x
 69    Tower Square Shopping Center                       77.1%          $832,170       1.47 x
 70    West Garrett Place                                 72.8%          $731,256       1.32 x
 71    Elmonica Court Apartments                          72.9%          $667,060       1.24 x
 72    Chesterfield Commons                               79.9%          $760,561       1.39 x
 73    Plum Tree Apartments                               73.4%          $685,327       1.29 x
 74    Meadow Central Market                              69.1%          $731,691       1.27 x
 75    Mount Kisco Square Shopping Center                 74.8%          $761,704       1.35 x
 76    Las Brisas Apartments                              68.4%          $699,901       1.37 x
 77    Freedom Village Shopping Center                    73.8%          $809,264       1.57 x
 78    Waldan Pond & Waldan Chase Apts                    75.4%          $684,669       1.32 x
 79    Aspen Park Apartments                              79.6%          $628,264       1.25 x
 80    Young Circle Shopping Center                       79.6%          $669,987       1.39 x
 81    Sherwood Knoll Comfort Inn                         66.9%          $755,615       1.40 x
 82    Bridgepoint Apartments                             80.0%          $650,033       1.34 x
 83    Holiday Inn Center City                            50.4%          $801,609       1.52 x
 84    Rainbow Design Center                              73.1%          $668,361       1.39 x
 85    Flower Hill Professional Center (1F)               74.6%          $573,924       1.35 x
 86    Flower Hill McDonald's (1F)                        57.1%          $118,267       1.52 x
 87    Blue Ash Hotel & Conference Center                 52.2%          $845,606       1.68 x
 88    Ultra Plaza Shopping Center (3)                    80.0%          $661,004       1.59 x
 89    Sinagua Plaza                                      62.1%          $756,471       1.62 x
 90    Holiday Plaza                                      81.1%          $602,313       1.31 x
 91    Olde Mill Shopping Center                          68.6%          $714,998       1.50 x
 92    Regal Cinemas Center-Lancaster                     69.2%          $764,103       1.36 x
 93    Temescal Business Center                           49.8%          $602,246       1.37 x
 94    Houston Centre                                     79.3%          $542,525       1.32 x
 95    Pellcare Nursing Home - Winston-Salem (1G)         67.7%          $383,826       1.41 x
 96    Pellcare Nursing Home - Hickory (1G)               67.7%          $274,426       1.45 x
 97    Vista Mar Apartments                               78.7%          $571,077       1.35 x
 98    Cherokee Shopping Center                           68.5%          $592,324       1.31 x
 99    Super 8 Geary Street                               68.9%          $777,170       1.56 x
100    Cabot Lodge - Tallahassee                          61.6%          $788,933       1.83 x
101    Kessel Foods                                       73.4%          $636,339       1.45 x
102    South Pointe Apartments                            80.0%          $542,277       1.34 x
103    Wyoming-Enzie Properties (1H)                      76.4%          $369,519       1.48 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
104    Mesa Properties (1H)                                             Multifamily                80         Fee            1988
105    Mervyn's Plaza                                                   Retail                 42,830         Fee            1986
106    Bartlett Commons                                                 Retail                 81,926         Fee            1990
107    Crowley Village Shopping Center                                  Retail                106,157      Leasehold         1979
108    Tivoli Condominiums (1I)                                         Multifamily                95         Fee            1972
109    Cross Creek Apartments (1I)                                      Multifamily                35         Fee            1989
110    Tamara Hills Townhomes (1I)                                      Multifamily                40         Fee            1988
111    The Bell Rock Inn                                                Hotel                      96         Fee            1970
112    Howard Johnson Hotel                                             Hotel                     166         Fee            1966
113    Camelot Apartments                                               Multifamily               287         Fee            1961
114    Canyon Ridge MHP                                                 Manufactured Housing      250         Fee            1972
115    Westlake Crossing Shopping Center                                Retail                 24,969         Fee            1997
116    Days Hotel Timonium                                              Hotel                     146         Fee            1989
117    Heritage Square Apartments                                       Multifamily               168         Fee            1972
118    Constitution Square                                              Retail                 31,975         Fee            1911
119    Oxford Square                                                    Retail                 59,238         Fee            1987
120    Spring Villas                                                    Multifamily               136         Fee            1985
121    Sierra Point Apartments                                          Multifamily               212         Fee            1972
122    Menlo Avenue Office Building                                     Office                 27,771         Fee            1965
123    Henderson Marketplace                                            Retail                 89,100         Fee            1991
124    Stone Creek Apartments                                           Multifamily               210         Fee            1981
125    Florida Avenue Apartments                                        Multifamily               144         Fee            1968
126    Homewood Village Shopping Center                                 Retail                116,878         Fee            1971
127    Common Wealth Avenue Apartments                                  Multifamily               106         Fee            1899
128    Sunrise Square Shopping Center                                   Retail                 38,465         Fee            1985
129    Stein Mart Plaza                                                 Retail                 60,006         Fee            1995
130    1500 Plaza Office Building                                       Office                 62,611         Fee            1965
131    New West Village Apartments                                      Multifamily               200         Fee            1980
132    Brookside Apartments                                             Multifamily               204         Fee            1984
133    Vinyard Gardens                                                  Multifamily               137         Fee            1969
134    Hidden Bay Village Apartments                                    Multifamily               184         Fee            1972
135    Raintree Apartments                                              Multifamily               138         Fee            1974
136    The Office Centre at Dunwoody Village                            Office                 80,158         Fee            1974
137    Seminary Plaza                                                   Retail                146,840         Fee            1978
138    Longbranch Apartments                                            Multifamily               184         Fee            1984
139    The Market at Merrill Shopping Center                            Retail                122,204         Fee            1987
140    Comfort Inn - Dothan                                             Hotel                     122         Fee            1990

                                                                             Later of        Occupancy
                                                               Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                                     Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                                     ---------    --------------      -------          -----
104    Mesa Properties (1H)                                     N/A            1988            99.0%          $2,364,500
105    Mervyn's Plaza                                           N/A            1986           100.0%          $6,800,000
106    Bartlett Commons                                         N/A            1990           100.0%          $7,200,000
107    Crowley Village Shopping Center                         1997            1997           100.0%          $6,000,000
108    Tivoli Condominiums (1I)                                 N/A            1972           100.0%          $2,625,000
109    Cross Creek Apartments (1I)                              N/A            1989           100.0%          $1,850,000
110    Tamara Hills Townhomes (1I)                              N/A            1988            98.0%          $1,775,000
111    The Bell Rock Inn                                       1996            1996             N/A           $6,500,000
112    Howard Johnson Hotel                                    1997            1997             N/A           $6,760,000
113    Camelot Apartments                                      1995            1995            98.0%          $6,250,000
114    Canyon Ridge MHP                                        1996            1996            97.0%          $6,400,000
115    Westlake Crossing Shopping Center                        N/A            1997            92.0%          $7,600,000
116    Days Hotel Timonium                                      N/A            1989             N/A           $8,800,000
117    Heritage Square Apartments                              1995            1995            99.0%          $5,500,000
118    Constitution Square                                     1984            1984            89.0%          $6,050,000
119    Oxford Square                                            N/A            1987            97.0%          $5,600,000
120    Spring Villas                                            N/A            1985           100.0%          $5,450,000
121    Sierra Point Apartments                                 1995            1995            90.0%          $5,800,000
122    Menlo Avenue Office Building                            1997            1997           100.0%          $6,400,000
123    Henderson Marketplace                                    N/A            1991            94.0%          $5,840,000
124    Stone Creek Apartments                                   N/A            1981            89.0%          $5,400,000
125    Florida Avenue Apartments                                N/A            1968            95.0%          $6,000,000
126    Homewood Village Shopping Center                        1996            1996            86.0%          $5,500,000
127    Common Wealth Avenue Apartments                          N/A            1899           100.0%          $6,600,000
128    Sunrise Square Shopping Center                           N/A            1985           100.0%          $5,610,000
129    Stein Mart Plaza                                        1996            1996           100.0%          $5,200,000
130    1500 Plaza Office Building                              1991            1991           100.0%          $6,400,000
131    New West Village Apartments                              N/A            1980            91.0%          $5,500,000
132    Brookside Apartments                                     N/A            1984            91.0%          $5,100,000
133    Vinyard Gardens                                         1996            1996           100.0%          $5,100,000
134    Hidden Bay Village Apartments                           1994            1994            99.0%          $5,000,000
135    Raintree Apartments                                     1994            1994            94.0%          $5,000,000
136    The Office Centre at Dunwoody Village                   1992            1992            97.0%          $5,625,000
137    Seminary Plaza                                          1997            1997           100.0%          $5,500,000
138    Longbranch Apartments                                   1995            1995            97.0%          $5,600,000
139    The Market at Merrill Shopping Center                    N/A            1987            93.0%          $6,700,000
140    Comfort Inn - Dothan                                     N/A            1990             N/A           $8,350,000

                                                      Cut-off Date         U/W            U/W
  #    Property Name (1)                                LTV Ratio        NCF (5)       DSCR (6)
 ---   -----------------                                ---------        -------       --------
104    Mesa Properties (1H)                               76.1%       $210,925          1.37 x
105    Mervyn's Plaza                                     71.8%       $537,611          1.37 x
106    Bartlett Commons                                   67.3%       $579,604          1.41 x
107    Crowley Village Shopping Center                    79.9%       $532,345          1.39 x
108    Tivoli Condominiums (1I)                           80.0%       $251,642          1.47 x
109    Cross Creek Apartments (1I)                        80.0%       $163,919          1.36 x
110    Tamara Hills Townhomes (1I)                        60.2%       $117,272          1.35 x
111    The Bell Rock Inn                                  71.3%       $584,509          1.42 x
112    Howard Johnson Hotel                               68.0%       $572,736          1.39 x
113    Camelot Apartments                                 73.5%       $512,563          1.39 x
114    Canyon Ridge MHP                                   71.6%       $477,175          1.27 x
115    Westlake Crossing Shopping Center                  59.0%       $611,049          1.70 x
116    Days Hotel Timonium                                50.2%       $865,693          2.29 x
117    Heritage Square Apartments                         80.0%       $445,000          1.22 x
118    Constitution Square                                72.6%       $460,944          1.23 x
119    Oxford Square                                      78.4%       $489,361          1.39 x
120    Spring Villas                                      79.9%       $430,582          1.27 x
121    Sierra Point Apartments                            74.7%       $576,246          1.61 x
122    Menlo Avenue Office Building                       67.1%       $454,967          1.29 x
123    Henderson Marketplace                              73.5%       $502,874          1.26 x
124    Stone Creek Apartments                             79.0%       $497,327          1.47 x
125    Florida Avenue Apartments                          69.9%       $474,298          1.40 x
126    Homewood Village Shopping Center                   76.1%       $431,913          1.24 x
127    Common Wealth Avenue Apartments                    63.3%       $563,679          1.58 x
128    Sunrise Square Shopping Center                     74.5%       $500,484          1.33 x
129    Stein Mart Plaza                                   79.9%       $451,963          1.36 x
130    1500 Plaza Office Building                         63.8%       $497,625          1.47 x
131    New West Village Apartments                        74.3%       $421,954          1.25 x
132    Brookside Apartments                               79.6%       $465,868          1.41 x
133    Vinyard Gardens                                    78.8%       $421,259          1.33 x
134    Hidden Bay Village Apartments                      80.0%       $411,812          1.30 x
135    Raintree Apartments                                80.0%       $417,482          1.32 x
136    The Office Centre at Dunwoody Village              71.1%       $460,090          1.41 x
137    Seminary Plaza                                     72.6%       $475,992          1.42 x
138    Longbranch Apartments                              71.3%       $491,719          1.56 x
139    The Market at Merrill Shopping Center              59.0%       $494,863          1.41 x
140    Comfort Inn - Dothan                               46.6%       $690,557          2.02 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
141    Wind River Office Building                                       Office                 87,717         Fee            1986
142    Pass Christian Village                                           Retail                 65,324         Fee            1995
143    Marriott Courtyard - Dothan                                      Hotel                      78         Fee            1996
144    Tivoli Apartments                                                Multifamily               140         Fee            1972
145    Sun Plaza Shopping Center                                        Retail                 31,617         Fee            1995
146    Holiday Inn Express - Washington                                 Hotel                     103         Fee            1996
147    Mariner Crossing Shopping Center                                 Retail                 74,789         Fee            1989
148    Mt. Dora Marketplace                                             Retail                 78,762         Fee            1987
149    Aspen Village Apartments                                         Multifamily               220         Fee            1972
150    Sherman Oaks                                                     Office                 48,526         Fee            1982
151    South Plains Apartments                                          Multifamily               144         Fee            1978
152    Royal Oaks Apartments                                            Multifamily               181         Fee            1974
153    Northwinds Apartment Complex                                     Multifamily               287         Fee            1992
154    The Park Shopping Center                                         Retail                 82,542         Fee            1986
155    Lloyd Office Plaza                                               Office                 56,369         Fee            1964
156    Bridge Street Lodge (1J)                                         Retail                  5,970         Fee            1996
157    P & R Building (1J)                                              Mixed Use               4,310         Fee            1965
158    Holiday Inn - Dothan                                             Hotel                     144         Fee            1973
159    Hampton North Townhomes & Apartments                             Multifamily               127         Fee            1982
160    Holiday Inn - Lake Havasu                                        Hotel                     162         Fee            1973
161    University Shoppes                                               Retail                 50,797         Fee            1979
162    Galleria Mall                                                    Retail                 44,340         Fee            1957
163    Park 219 Business Park                                           Industrial             94,672         Fee            1991
164    One Energy Square                                                Retail                127,799         Fee            1957
165    Orchard Plaza Shopping Center                                    Retail                100,751         Fee            1978
166    The Mark Mobile Home Park                                        Manufactured Housing      325         Fee            1965
167    Rivershores Apartments                                           Multifamily               128         Fee            1967
168    Perry Hall Mini-Storage                                          Self Storage          100,700         Fee            1990
169    Governor's Palace, Ridgmar Americana & Ridgmar W. Apart.         Multifamily               160         Fee            1963
170    Brookhollow Apartments                                           Multifamily               160         Fee            1971
171    Cedarfield Plaza (1K)                                            Retail                 31,402         Fee            1987
172    Greece Mini Storage (1K)                                         Self Storage           62,956         Fee            1985
173    Gander Mountain / JoAnn Fabrics Center                           Retail                 57,658         Fee            1992
174    The Colonnade at Turtle Creek Apartments                         Multifamily                55         Fee            1983
175    601 Franklin Avenue Medical Building                             Office                 25,427         Fee            1931
176    Valdosta Storage Rollup                                          Self Storage           95,800         Fee            1983
177    All Aboard Mini-Storage                                          Self Storage           47,731         Fee            1994

                                                                                      Later of        Occupancy
                                                                        Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                                              Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                                              ---------    --------------      -------          -----
141    Wind River Office Building                                        N/A            1986            90.0%          $5,250,000
142    Pass Christian Village                                            N/A            1995           100.0%          $5,100,000
143    Marriott Courtyard - Dothan                                       N/A            1996             N/A           $5,200,000
144    Tivoli Apartments                                                1994            1994            91.0%          $4,750,000
145    Sun Plaza Shopping Center                                         N/A            1995           100.0%          $6,800,000
146    Holiday Inn Express - Washington                                  N/A            1996             N/A           $6,500,000
147    Mariner Crossing Shopping Center                                  N/A            1989            92.0%          $5,200,000
148    Mt. Dora Marketplace                                              N/A            1987            96.0%          $4,600,000
149    Aspen Village Apartments                                         1996            1996            96.0%          $4,800,000
150    Sherman Oaks                                                     1997            1997            85.0%          $6,000,000
151    South Plains Apartments                                          1995            1995            98.0%          $4,590,000
152    Royal Oaks Apartments                                            1996            1996            98.0%          $4,400,000
153    Northwinds Apartment Complex                                      N/A            1992            88.0%          $4,695,000
154    The Park Shopping Center                                          N/A            1986            91.0%          $4,400,000
155    Lloyd Office Plaza                                               1991            1991           100.0%          $5,725,000
156    Bridge Street Lodge (1J)                                          N/A            1996           100.0%          $4,150,000
157    P & R Building (1J)                                              1984            1984           100.0%          $1,675,000
158    Holiday Inn - Dothan                                             1992            1992             N/A           $4,900,000
159    Hampton North Townhomes & Apartments                              N/A            1982            95.0%          $4,300,000
160    Holiday Inn - Lake Havasu                                        1997            1997             N/A           $4,300,000
161    University Shoppes                                                N/A            1979            95.0%          $4,470,000
162    Galleria Mall                                                    1989            1989           100.0%          $5,050,000
163    Park 219 Business Park                                            N/A            1991            98.0%          $5,050,000
164    One Energy Square                                                1996            1996            92.0%          $4,350,000
165    Orchard Plaza Shopping Center                                    1995            1995            98.0%          $4,100,000
166    The Mark Mobile Home Park                                        1985            1985            95.0%          $6,700,000
167    Rivershores Apartments                                           1998            1998            93.0%          $4,230,000
168    Perry Hall Mini-Storage                                           N/A            1990            92.0%          $7,500,000
169    Governor's Palace, Ridgmar Americana & Ridgmar W. Apart.         1996            1996            89.0%          $4,200,000
170    Brookhollow Apartments                                           1996            1996            93.0%          $4,200,000
171    Cedarfield Plaza (1K)                                             N/A            1987            81.0%          $2,060,000
172    Greece Mini Storage (1K)                                         1995            1995            92.0%          $1,930,000
173    Gander Mountain / JoAnn Fabrics Center                           1995            1995           100.0%          $4,100,000
174    The Colonnade at Turtle Creek Apartments                         1996            1996           100.0%          $3,875,000
175    601 Franklin Avenue Medical Building                             1991            1991           100.0%          $4,150,000
176    Valdosta Storage Rollup                                          1991            1991            82.0%          $3,790,000
177    All Aboard Mini-Storage                                           N/A            1994            95.0%          $4,000,000

                                                                  Cut-off Date         U/W            U/W
  #    Property Name (1)                                            LTV Ratio        NCF (5)       DSCR (6)
 ---   -----------------                                            ---------        -------       --------
141    Wind River Office Building                                     73.8%          $412,171       1.27 x
142    Pass Christian Village                                         75.1%          $447,212       1.31 x
143    Marriott Courtyard - Dothan                                    71.2%          $456,855       1.41 x
144    Tivoli Apartments                                              77.9%          $381,917       1.30 x
145    Sun Plaza Shopping Center                                      54.1%          $611,016       1.48 x
146    Holiday Inn Express - Washington                               56.1%          $464,078       1.41 x
147    Mariner Crossing Shopping Center                               69.1%          $387,618       1.34 x
148    Mt. Dora Marketplace                                           78.1%          $393,963       1.38 x
149    Aspen Village Apartments                                       74.8%          $392,625       1.24 x
150    Sherman Oaks                                                   59.8%          $362,253       1.27 x
151    South Plains Apartments                                        76.5%          $424,275       1.50 x
152    Royal Oaks Apartments                                          79.7%          $427,734       1.46 x
153    Northwinds Apartment Complex                                   74.5%          $430,999       1.37 x
154    The Park Shopping Center                                       79.5%          $374,150       1.31 x
155    Lloyd Office Plaza                                             60.9%          $411,724       1.42 x
156    Bridge Street Lodge (1J)                                       61.1%          $363,655       1.28 x
157    P & R Building (1J)                                            53.4%          $140,287       1.40 x
158    Holiday Inn - Dothan                                           69.2%          $425,642       1.43 x
159    Hampton North Townhomes & Apartments                           78.8%          $358,416       1.33 x
160    Holiday Inn - Lake Havasu                                      78.6%          $466,365       1.54 x
161    University Shoppes                                             74.6%          $430,523       1.33 x
162    Galleria Mall                                                  65.2%          $400,489       1.27 x
163    Park 219 Business Park                                         65.1%          $371,514       1.31 x
164    One Energy Square                                              73.3%          $377,002       1.35 x
165    Orchard Plaza Shopping Center                                  77.7%          $352,095       1.26 x
166    The Mark Mobile Home Park                                      47.5%          $641,602       2.19 x
167    Rivershores Apartments                                         75.1%          $354,079       1.40 x
168    Perry Hall Mini-Storage                                        41.9%          $694,521       2.31 x
169    Governor's Palace, Ridgmar Americana & Ridgmar W. Apart.       73.7%          $349,323       1.37 x
170    Brookhollow Apartments                                         73.5%          $334,789       1.30 x
171    Cedarfield Plaza (1K)                                          75.1%          $181,684       1.42 x
172    Greece Mini Storage (1K)                                       77.6%          $175,675       1.34 x
173    Gander Mountain / JoAnn Fabrics Center                         74.1%          $378,918       1.29 x
174    The Colonnade at Turtle Creek Apartments                       78.1%          $316,279       1.31 x
175    601 Franklin Avenue Medical Building                           72.3%          $311,981       1.27 x
176    Valdosta Storage Rollup                                        79.1%          $375,549       1.40 x
177    All Aboard Mini-Storage                                        74.9%          $370,864       1.41 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
178    Brea Center                                                      Retail                 56,945         Fee            1967
179    Holiday Inn Express                                              Hotel                      61         Fee            1987
180    Seaport Villas                                                   Multifamily               100         Fee            1970
181    Park Central Office Park                                         Office                 54,908         Fee            1988
182    Drug Emporium Shopping Center                                    Retail                 44,065         Fee            1980
183    Langley Place                                                    Mixed Use              32,938         Fee            1880
184    Red Lion Apartments                                              Multifamily               102         Fee            1970
185    The Woodlands Shopping Center                                    Retail                 31,958         Fee            1982
186    St. Marys Plaza                                                  Retail                 78,148         Fee            1980
187    Mountain Park Pavilions II                                       Retail                 30,741         Fee            1997
188    Shady Banks Shopping Center                                      Retail                 51,270         Fee            1989
189    Pavilion in the Park Shopping Center                             Retail                 65,658         Fee            1985
190    Riverview Business Plaza                                         Industrial             85,075         Fee            1979
191    Cumberland Station Shopping Center                               Retail                 43,751         Fee            1993
192    509-511 Amsterdam Avenue                                         Multifamily                24         Fee            1896
193    Westover Pointe Center                                           Retail                 64,074         Fee            1986
194    Towne East Village Apartments                                    Multifamily               100         Fee            1983
195    Super Crown Books & LaJolla Patio                                Retail                 30,000         Fee            1997
196    Bent Oak Apartments                                              Multifamily               120         Fee            1980
197    Summit Apartments                                                Multifamily               112         Fee            1985
198    Jefferson Square Mall                                            Retail                124,457         Fee            1980
199    Sandalwood Center                                                Retail                 40,886         Fee            1987
200    Encino Village Center                                            Retail                 29,220         Fee            1955
201    Willamette Terrace                                               Multifamily                76         Fee            1977
202    4 Hartwell Place                                                 Office                 47,823         Fee            1974
203    79 Worth Street                                                  Multifamily                 9      Leasehold         1859
204    Stewart Creek Shopping Center                                    Retail                 22,028         Fee            1997
205    Plantation Village Shopping Center                               Retail                 57,525         Fee            1985
206    Lookout Ridge Apartments                                         Multifamily               143         Fee            1985
207    Orangethorpe Beach Shopping Center                               Retail                 20,266         Fee            1982
208    Orchard Supply                                                   Retail                 42,132         Fee            1992
209    Waterford Village Shopping Center                                Retail                 65,965         Fee            1976
210    Governor's Terrace                                               Multifamily                44      Leasehold         1997
211    Esplanade Mini-Storage                                           Self Storage           73,660         Fee            1984
212    Sterling Industrial Park                                         Industrial             72,800         Fee            1985
213    Mabelvale Plaza Shopping Center                                  Retail                 40,020         Fee            1995
214    Woodlawn Village Shopping Center                                 Retail                 54,144         Fee            1986

                                                                               Later of        Occupancy
                                                                 Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                                       Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                                       ---------    --------------      -------          -----
178    Brea Center                                               1992            1992           100.0%          $5,100,000
179    Holiday Inn Express                                        N/A            1987             N/A           $4,600,000
180    Seaport Villas                                            1995            1995            95.0%          $4,160,000
181    Park Central Office Park                                   N/A            1988           100.0%          $4,075,000
182    Drug Emporium Shopping Center                              N/A            1980            95.0%          $3,800,000
183    Langley Place                                             1982            1982            96.0%          $4,100,000
184    Red Lion Apartments                                        N/A            1970           100.0%          $3,600,000
185    The Woodlands Shopping Center                             1997            1997            93.0%          $3,750,000
186    St. Marys Plaza                                            N/A            1980           100.0%          $4,560,000
187    Mountain Park Pavilions II                                 N/A            1997            92.0%          $3,945,000
188    Shady Banks Shopping Center                                N/A            1989           100.0%          $3,500,000
189    Pavilion in the Park Shopping Center                       N/A            1985           100.0%          $3,750,000
190    Riverview Business Plaza                                  1996            1996            91.0%          $3,675,000
191    Cumberland Station Shopping Center                         N/A            1993            94.0%          $3,550,000
192    509-511 Amsterdam Avenue                                  1997            1997           100.0%          $3,700,000
193    Westover Pointe Center                                     N/A            1986            97.0%          $3,375,000
194    Towne East Village Apartments                              N/A            1983            94.0%          $3,400,000
195    Super Crown Books & LaJolla Patio                          N/A            1997           100.0%          $4,500,000
196    Bent Oak Apartments                                       1994            1994            86.0%          $3,525,000
197    Summit Apartments                                          N/A            1985           100.0%          $3,312,000
198    Jefferson Square Mall                                      N/A            1980            87.0%          $4,000,000
199    Sandalwood Center                                          N/A            1987            95.0%          $4,550,000
200    Encino Village Center                                     1974            1974            99.0%          $4,900,000
201    Willamette Terrace                                         N/A            1977           100.0%          $3,200,000
202    4 Hartwell Place                                          1986            1986           100.0%          $3,900,000
203    79 Worth Street                                           1997            1997           100.0%          $3,200,000
204    Stewart Creek Shopping Center                              N/A            1997            92.0%          $3,400,000
205    Plantation Village Shopping Center                         N/A            1985            79.0%          $3,950,000
206    Lookout Ridge Apartments                                   N/A            1985            96.0%          $3,700,000
207    Orangethorpe Beach Shopping Center                         N/A            1982           100.0%          $3,500,000
208    Orchard Supply                                             N/A            1992           100.0%          $5,000,000
209    Waterford Village Shopping Center                         1996            1996           100.0%          $3,350,000
210    Governor's Terrace                                         N/A            1997           100.0%          $3,430,000
211    Esplanade Mini-Storage                                     N/A            1984            91.0%          $3,900,000
212    Sterling Industrial Park                                   N/A            1985           100.0%          $3,500,000
213    Mabelvale Plaza Shopping Center                            N/A            1995           100.0%          $3,100,000
214    Woodlawn Village Shopping Center                           N/A            1986            98.0%          $2,900,000

                                                       Cut-off Date         U/W            U/W
  #    Property Name (1)                                  LTV Ratio        NCF (5)       DSCR (6)
 ---   -----------------                                  ---------        -------       --------
178    Brea Center                                          58.7%          $368,179       1.46 x
179    Holiday Inn Express                                  65.0%          $404,772       1.50 x
180    Seaport Villas                                       70.9%          $340,718       1.44 x
181    Park Central Office Park                             72.3%          $335,514       1.38 x
182    Drug Emporium Shopping Center                        76.3%          $358,840       1.53 x
183    Langley Place                                        70.6%          $333,561       1.40 x
184    Red Lion Apartments                                  79.9%          $319,272       1.26 x
185    The Woodlands Shopping Center                        75.7%          $296,219       1.24 x
186    St. Marys Plaza                                      62.1%          $373,322       1.59 x
187    Mountain Park Pavilions II                           71.0%          $385,456       1.25 x
188    Shady Banks Shopping Center                          80.0%          $321,287       1.40 x
189    Pavilion in the Park Shopping Center                 74.0%          $341,756       1.39 x
190    Riverview Business Plaza                             74.8%          $305,893       1.29 x
191    Cumberland Station Shopping Center                   77.4%          $308,954       1.32 x
192    509-511 Amsterdam Avenue                             74.3%          $321,366       1.47 x
193    Westover Pointe Center                               80.0%          $323,807       1.41 x
194    Towne East Village Apartments                        79.1%          $280,885       1.25 x
195    Super Crown Books & LaJolla Patio                    59.4%          $368,583       1.25 x
196    Bent Oak Apartments                                  75.2%          $269,724       1.28 x
197    Summit Apartments                                    78.7%          $303,043       1.42 x
198    Jefferson Square Mall                                65.0%          $325,697       1.41 x
199    Sandalwood Center                                    57.0%          $309,767       1.32 x
200    Encino Village Center                                52.8%          $429,110       1.85 x
201    Willamette Terrace                                   79.7%          $265,364       1.33 x
202    4 Hartwell Place                                     65.3%          $315,701       1.41 x
203    79 Worth Street                                      79.5%          $282,879       1.41 x
204    Stewart Creek Shopping Center                        74.7%          $289,648       1.32 x
205    Plantation Village Shopping Center                   64.2%          $312,492       1.33 x
206    Lookout Ridge Apartments                             67.6%          $318,181       1.58 x
207    Orangethorpe Beach Shopping Center                   71.4%          $283,687       1.35 x
208    Orchard Supply                                       49.9%          $405,938       1.50 x
209    Waterford Village Shopping Center                    74.4%          $300,297       1.37 x
210    Governor's Terrace                                   71.9%          $241,210       1.22 x
211    Esplanade Mini-Storage                               62.6%          $315,641       1.47 x
212    Sterling Industrial Park                             68.6%          $284,543       1.35 x
213    Mabelvale Plaza Shopping Center                      77.4%          $269,117       1.30 x
214    Woodlawn Village Shopping Center                     80.0%          $241,238       1.29 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
215    Bolton-Moore's Mill Shopping Center                              Retail                 78,916         Fee            1962
216    Omni Plaza Shopping Center                                       Retail                 36,328         Fee            1950
217    Shield Street Plaza                                              Retail                 72,572         Fee            1981
218    Viewmont Estates Mobile Home Park                                Manufactured Housing       97         Fee            1990
219    1731, 1741 and 1751 Washington Street                            Multifamily                48         Fee            1958
220    Penninsula Professional Building                                 Office                 29,885         Fee            1989
221    Creekside Mobile Estates                                         Manufactured Housing      116         Fee            1985
222    Alexandria Square                                                Retail                 39,522         Fee            1995
223    Advo Building                                                    Office                 18,865         Fee            1991
224    White Pines Plaza                                                Retail                 48,000         Fee            1989
225    North Shore Estates                                              Manufactured Housing       91         Fee            1991
226    River's Edge Apartments                                          Multifamily               160         Fee            1968
227    109-111 Grant Avenue                                             Office                 34,570         Fee            1964
228    Royal Oaks Senior Community Park                                 Manufactured Housing       94         Fee            1983
229    Parker Marketplace Phase II                                      Retail                 20,555         Fee            1997
230    Summer Creek Apartments                                          Multifamily               120         Fee            1987
231    Robarts Mobile Home Park                                         Manufactured Housing      267         Fee            1971
232    Woodcrest Townhome Apartments                                    Multifamily                78         Fee            1979
233    Planters Trace Apartments                                        Multifamily                96         Fee            1972
234    Stone Oak Apartments                                             Multifamily                95         Fee            1974
235    Hidden Hills Mobile Home Park                                    Manufactured Housing      220         Fee            1983
236    Tiger Mart                                                       Convenience Store       6,534         Fee            1987
237    Quail Hollow Business Park                                       Office                 42,012         Fee            1980
238    Campus Square Apartments                                         Multifamily               194         Fee            1964
239    Bridgeport Professional Building                                 Office                 26,621         Fee            1978
240    Park Lane Terrace Apartments                                     Multifamily               152         Fee            1968
241    Brigham's Landing Shopping Center                                Retail                 38,885         Fee            1989
242    Boulevard Shoppes II                                             Retail                 40,508         Fee            1986
243    The Clusters Apartments                                          Multifamily               282         Fee            1986
244    Fairfield Inn - Dothan                                           Hotel                      63         Fee            1993
245    Valley Manor                                                     Manufactured Housing       96         Fee            1967
246    Sunrise Village Apartments                                       Multifamily                48         Fee            1966
247    Ridgewood Apartments                                             Multifamily                88         Fee            1987
248    Bella Vista Terrace                                              Multifamily                78         Fee            1969
249    Ramada Limited                                                   Hotel                      72         Fee            1970
250    Secluded Oaks Villas Apartments                                  Multifamily                52         Fee            1985
251    Colonial Mobile Home Park                                        Manufactured Housing      123         Fee            1977

                                                                                Later of        Occupancy
                                                                  Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                                        Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                                        ---------    --------------      -------          -----
215    Bolton-Moore's Mill Shopping Center                         N/A            1962            88.0%          $2,900,000
216    Omni Plaza Shopping Center                                 1995            1995            96.0%          $3,500,000
217    Shield Street Plaza                                         N/A            1981            89.0%          $4,000,000
218    Viewmont Estates Mobile Home Park                           N/A            1990           100.0%          $3,400,000
219    1731, 1741 and 1751 Washington Street                      1997            1997            96.0%          $2,750,000
220    Penninsula Professional Building                            N/A            1989           100.0%          $2,800,000
221    Creekside Mobile Estates                                    N/A            1985            99.0%          $3,415,000
222    Alexandria Square                                           N/A            1995            100.0%         $3,355,000
223    Advo Building                                               N/A            1991            91.0%          $2,800,000
224    White Pines Plaza                                           N/A            1989           100.0%          $2,700,000
225    North Shore Estates                                        1994            1994           100.0%          $3,050,000
226    River's Edge Apartments                                    1997            1997           100.0%          $3,075,000
227    109-111 Grant Avenue                                       1996            1996            99.0%          $3,050,000
228    Royal Oaks Senior Community Park                            N/A            1983            97.0%          $3,640,000
229    Parker Marketplace Phase II                                 N/A            1997            91.0%          $2,950,000
230    Summer Creek Apartments                                    1995            1995            99.0%          $2,575,000
231    Robarts Mobile Home Park                                   1994            1994            93.0%          $2,720,000
232    Woodcrest Townhome Apartments                               N/A            1979           100.0%          $2,700,000
233    Planters Trace Apartments                                   N/A            1972            89.0%          $2,500,000
234    Stone Oak Apartments                                        N/A            1974            96.0%          $2,600,000
235    Hidden Hills Mobile Home Park                               N/A            1983            94.0%          $3,025,000
236    Tiger Mart                                                 1996            1996           100.0%          $2,425,000
237    Quail Hollow Business Park                                  N/A            1980            96.0%          $2,700,000
238    Campus Square Apartments                                   1992            1992            95.0%          $2,900,000
239    Bridgeport Professional Building                            N/A            1978            93.0%          $2,850,000
240    Park Lane Terrace Apartments                               1997            1997            97.0%          $2,600,000
241    Brigham's Landing Shopping Center                           N/A            1989           100.0%          $3,800,000
242    Boulevard Shoppes II                                        N/A            1986            95.0%          $2,910,000
243    The Clusters Apartments                                     N/A            1986            98.0%          $5,000,000
244    Fairfield Inn - Dothan                                      N/A            1993             N/A           $3,000,000
245    Valley Manor                                                N/A            1967           100.0%          $2,620,000
246    Sunrise Village Apartments                                  N/A            1966           100.0%          $2,925,000
247    Ridgewood Apartments                                        N/A            1987            93.0%          $2,400,000
248    Bella Vista Terrace                                        1994            1994           100.0%          $2,600,000
249    Ramada Limited                                             1996            1996             N/A           $3,150,000
250    Secluded Oaks Villas Apartments                             N/A            1985            75.0%          $2,680,000
251    Colonial Mobile Home Park                                   N/A            1977           100.0%          $3,100,000

                                                           Cut-off Date         U/W            U/W
  #    Property Name (1)                                     LTV Ratio        NCF (5)       DSCR (6)
 ---   -----------------                                     ---------        -------       --------
215    Bolton-Moore's Mill Shopping Center                     79.3%          $249,606       1.29 x
216    Omni Plaza Shopping Center                              65.7%          $260,943       1.38 x
217    Shield Street Plaza                                     57.2%          $269,686       1.32 x
218    Viewmont Estates Mobile Home Park                       66.1%          $263,547       1.46 x
219    1731, 1741 and 1751 Washington Street                   80.0%          $243,168       1.29 x
220    Penninsula Professional Building                        78.5%          $243,501       1.34 x
221    Creekside Mobile Estates                                64.3%          $251,092       1.42 x
222    Alexandria Square                                       64.6%          $289,280       1.21 x
223    Advo Building                                           76.7%          $236,948       1.32 x
224    White Pines Plaza                                       78.4%          $249,526       1.48 x
225    North Shore Estates                                     68.8%          $233,806       1.39 x
226    River's Edge Apartments                                 68.2%          $272,878       1.57 x
227    109-111 Grant Avenue                                    68.7%          $204,873       1.20 x
228    Royal Oaks Senior Community Park                        57.5%          $273,070       1.60 x
229    Parker Marketplace Phase II                             70.5%          $238,292       1.39 x
230    Summer Creek Apartments                                 80.0%          $217,491       1.33 x
231    Robarts Mobile Home Park                                75.3%          $206,146       1.27 x
232    Woodcrest Townhome Apartments                           74.1%          $230,965       1.25 x
233    Planters Trace Apartments                               79.9%          $206,811       1.33 x
234    Stone Oak Apartments                                    76.8%          $230,595       1.46 x
235    Hidden Hills Mobile Home Park                           66.0%          $204,041       1.30 x
236    Tiger Mart                                              82.3%          $502,037       2.10 x
237    Quail Hollow Business Park                              73.9%          $261,191       1.47 x
238    Campus Square Apartments                                68.8%          $255,596       1.45 x
239    Bridgeport Professional Building                        70.0%          $229,344       1.31 x
240    Park Lane Terrace Apartments                            76.7%          $245,062       1.55 x
241    Brigham's Landing Shopping Center                       52.4%          $322,608       1.83 x
242    Boulevard Shoppes II                                    68.4%          $247,494       1.28 x
243    The Clusters Apartments                                 39.8%          $413,919       1.93 x
244    Fairfield Inn - Dothan                                  66.1%          $244,932       1.41 x
245    Valley Manor                                            74.3%          $232,050       1.31 x
246    Sunrise Village Apartments                              66.4%          $257,221       1.50 x
247    Ridgewood Apartments                                    79.2%          $221,498       1.44 x
248    Bella Vista Terrace                                     73.0%          $194,612       1.28 x
249    Ramada Limited                                          60.3%          $241,252       1.41 x
250    Secluded Oaks Villas Apartments                         70.8%          $203,052       1.31 x
251    Colonial Mobile Home Park                               61.0%          $214,528       1.29 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
252    Plaza North Medical Building                                     Office                 23,478         Fee            1979
253    Camelot Apartments                                               Multifamily               100         Fee            1969
254    Northlake Quadrangle                                             Retail                 77,621         Fee            1974
255    Gordon Street Apartments                                         Multifamily                55         Fee            1920
256    Northgate Apartments                                             Multifamily                72         Fee            1973
257    Sepulveda Crest Apartments                                       Multifamily                71         Fee            1972
258    Morningstar Mini-Storage                                         Self Storage          112,619         Fee            1992
259    Chateaux Verde Apartments                                        Multifamily                66         Fee            1972
260    Homestead Corner Shopping Center                                 Retail                 19,075         Fee            1988
261    Lake Villa Apartments                                            Multifamily                64         Fee            1986
262    F & H Warehouse                                                  Industrial            180,383         Fee            1965
263    Avian Plaza Shopping Center                                      Retail                 24,776         Fee            1985
264    Port Orchard Mini Storage                                        Self Storage           41,785         Fee            1985
265    Sequoia Grove Apartments                                         Multifamily                34         Fee            1970
266    The Miller Center                                                Retail                 67,401         Fee            1962
267    Emerald Park Apartments                                          Multifamily                62         Fee            1990
268    Rancho San Diego Town & Country                                  Retail                 10,259         Fee            1997
269    French Quarters East Apartments                                  Multifamily                70         Fee            1980
270    The Forest Apartments                                            Multifamily               113         Fee            1966
271    Oakhill Apartments                                               Multifamily                73         Fee            1975
272    STOR-N-LOCK                                                      Self Storage           61,200         Fee            1977
273    Autumn Ridge Apartments                                          Multifamily               116         Fee            1973
274    701 Franklin Center                                              Retail                 22,869         Fee            1994
275    Savoy Condominiums                                               Multifamily                62         Fee            1984
276    Meriden East Apartments                                          Multifamily                66         Fee            1972
277    Hyde Park Mobile Estates                                         Manufactured Housing      118      Leasehold         1965
278    Courtyard Plaza                                                  Retail                 15,620         Fee            1985
279    Tradewinds Apartments                                            Multifamily                84         Fee            1963
280    Regency Manor Apartments                                         Multifamily                97         Fee            1984
281    Hood Chalet Mobile Estates                                       Manufactured Housing       82         Fee            1973
282    Mauna Kea Apartments                                             Multifamily                30         Fee            1964
283    Deer Creek Apartments                                            Multifamily                48         Fee            1992
284    Evergreen Place Condominiums                                     Multifamily                54         Fee            1984
285    Autumn Creek Apartments                                          Multifamily                82         Fee            1969
286    Midtown at Main                                                  Retail                 26,146         Fee            1958
287    Park Place Center                                                Retail                 21,791         Fee            1992
288    International Self Storage                                       Self Storage           49,625         Fee            1995

                                                                 Later of        Occupancy
                                                   Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                         Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                         ---------    --------------      -------          -----
252    Plaza North Medical Building                 N/A            1979            77.0%          $2,460,000
253    Camelot Apartments                          1996            1996            86.0%          $2,400,000
254    Northlake Quadrangle                         N/A            1974            71.0%          $2,600,000
255    Gordon Street Apartments                     N/A            1920            98.0%          $2,800,000
256    Northgate Apartments                        1979            1979            97.0%          $3,030,000
257    Sepulveda Crest Apartments                  1996            1996            90.0%          $2,260,000
258    Morningstar Mini-Storage                     N/A            1992            64.0%          $3,850,000
259    Chateaux Verde Apartments                   1994            1994            99.0%          $2,600,000
260    Homestead Corner Shopping Center             N/A            1988           100.0%          $2,320,000
261    Lake Villa Apartments                        N/A            1986            97.0%          $2,270,000
262    F & H Warehouse                             1976            1976           100.0%          $4,200,000
263    Avian Plaza Shopping Center                  N/A            1985           100.0%          $2,300,000
264    Port Orchard Mini Storage                   1993            1993            86.0%          $2,380,000
265    Sequoia Grove Apartments                    1994            1994           100.0%          $2,250,000
266    The Miller Center                            N/A            1962           100.0%          $2,300,000
267    Emerald Park Apartments                      N/A            1990            97.0%          $2,000,000
268    Rancho San Diego Town & Country              N/A            1997           100.0%          $2,200,000
269    French Quarters East Apartments              N/A            1980            94.0%          $1,875,000
270    The Forest Apartments                       1993            1993            89.0%          $2,000,000
271    Oakhill Apartments                           N/A            1975            92.0%          $1,900,000
272    STOR-N-LOCK                                 1981            1981            85.0%          $2,155,000
273    Autumn Ridge Apartments                      N/A            1973            93.0%          $2,000,000
274    701 Franklin Center                          N/A            1994           100.0%          $1,950,000
275    Savoy Condominiums                           N/A            1984            97.0%          $2,960,000
276    Meriden East Apartments                      N/A            1972            95.0%          $2,000,000
277    Hyde Park Mobile Estates                     N/A            1965            92.0%          $2,730,000
278    Courtyard Plaza                              N/A            1985           100.0%          $2,400,000
279    Tradewinds Apartments                       1994            1994            85.0%          $1,775,000
280    Regency Manor Apartments                    1994            1994            94.0%          $2,280,000
281    Hood Chalet Mobile Estates                  1996            1996            96.0%          $2,475,000
282    Mauna Kea Apartments                         N/A            1964            97.0%          $1,795,000
283    Deer Creek Apartments                        N/A            1992            94.0%          $1,990,000
284    Evergreen Place Condominiums                 N/A            1984            98.0%          $1,650,000
285    Autumn Creek Apartments                     1991            1991            97.0%          $1,675,000
286    Midtown at Main                             1984            1984           100.0%          $1,650,000
287    Park Place Center                            N/A            1992            94.0%          $1,860,000
288    International Self Storage                   N/A            1995            78.0%          $2,140,000

                                                                  Cut-off Date         U/W            U/W
  #    Property Name (1)                                            LTV Ratio        NCF (5)       DSCR (6)
 ---   -----------------                                            ---------        -------       --------
252    Plaza North Medical Building                                   74.1%          $201,800       1.28 x
253    Camelot Apartments                                             75.4%          $179,386       1.20 x
254    Northlake Quadrangle                                           69.2%          $245,081       1.52 x
255    Gordon Street Apartments                                       64.2%          $186,145       1.30 x
256    Northgate Apartments                                           59.3%          $209,870       1.38 x
257    Sepulveda Crest Apartments                                     79.4%          $182,123       1.26 x
258    Morningstar Mini-Storage                                       45.3%          $295,754       1.79 x
259    Chateaux Verde Apartments                                      67.0%          $226,701       1.50 x
260    Homestead Corner Shopping Center                               73.6%          $194,701       1.32 x
261    Lake Villa Apartments                                          74.8%          $185,763       1.35 x
262    F & H Warehouse                                                40.1%          $350,483       1.85 x
263    Avian Plaza Shopping Center                                    71.7%          $185,033       1.31 x
264    Port Orchard Mini Storage                                      69.3%          $203,098       1.39 x
265    Sequoia Grove Apartments                                       72.3%          $169,207       1.33 x
266    The Miller Center                                              69.5%          $229,279       1.46 x
267    Emerald Park Apartments                                        79.9%          $172,386       1.35 x
268    Rancho San Diego Town & Country                                72.5%          $205,531       1.53 x
269    French Quarters East Apartments                                82.7%          $183,615       1.47 x
270    The Forest Apartments                                          77.0%          $166,005       1.36 x
271    Oakhill Apartments                                             80.0%          $194,150       1.61 x
272    STOR-N-LOCK                                                    69.5%          $196,547       1.52 x
273    Autumn Ridge Apartments                                        74.6%          $195,380       1.50 x
274    701 Franklin Center                                            74.6%          $177,063       1.37 x
275    Savoy Condominiums                                             48.0%          $206,022       1.76 x
276    Meriden East Apartments                                        70.8%          $173,383       1.39 x
277    Hyde Park Mobile Estates                                       51.4%          $248,903       1.24 x
278    Courtyard Plaza                                                58.3%          $212,905       1.76 x
279    Tradewinds Apartments                                          78.9%          $146,173       1.32 x
280    Regency Manor Apartments                                       61.4%          $159,935       1.39 x
281    Hood Chalet Mobile Estates                                     56.5%          $156,212       1.28 x
282    Mauna Kea Apartments                                           77.8%          $148,726       1.29 x
283    Deer Creek Apartments                                          66.8%          $141,705       1.27 x
284    Evergreen Place Condominiums                                   79.7%          $147,137       1.36 x
285    Autumn Creek Apartments                                        75.7%          $142,531       1.30 x
286    Midtown at Main                                                74.8%          $157,624       1.34 x
287    Park Place Center                                              65.9%          $155,990       1.43 x
288    International Self Storage                                     56.0%          $159,023       1.51 x

                                                                                              Units/
                                                                                              Rooms/      Fee Simple/        Year
  #    Property Name (1)                                                Property Type         Sq. Ft.      Leasehold         Built
 ---   -----------------                                                -------------         -------      ---------         -----
289    Villa Catalina Apartments                                        Multifamily                42         Fee            1964
290    Loc-'N-Stor Self-Storage                                         Self Storage           26,480         Fee            1977
291    Rancho Villa                                                     Manufactured Housing       55         Fee            1960
292    Timberline Mobile Home Park                                      Manufactured Housing      108         Fee            1975
293    Timberland Ridge Apartments                                      Multifamily                46         Fee            1970
294    Leewood Apartments                                               Multifamily                88         Fee            1971
295    Glen Mark Apartments                                             Multifamily                72         Fee            1976
296    Pinecroft Mobile Home Park                                       Manufactured Housing      142         Fee            1968
297    Eckerds Drugstore                                                Retail                 11,200         Fee            1996
298    Eastern Promenade Apartments                                     Multifamily                32         Fee            1942
299    Belle Meade Apartments                                           Multifamily                40         Fee            1971
300    Riverview Plaza II                                               Retail                 15,631         Fee            1988
301    Westmoreland Warehouse                                           Mixed Use              46,510         Fee            1969



       Total/Weighted Average:



       Maximum:
       Minimum:

                                                                Later of        Occupancy
                                                  Year         Year Built/       Rate at        Appraised
  #    Property Name (1)                        Renovated    Year Renovated      U/W (4)          Value
 ---   -----------------                        ---------    --------------      -------          -----
289    Villa Catalina Apartments                   N/A            1964           100.0%          $1,560,000
290    Loc-'N-Stor Self-Storage                   1987            1987            98.0%          $1,630,000
291    Rancho Villa                                N/A            1960           100.0%          $1,475,000
292    Timberline Mobile Home Park                 N/A            1975           100.0%          $1,770,000
293    Timberland Ridge Apartments                 N/A            1970           100.0%          $1,520,000
294    Leewood Apartments                         1996            1996            99.0%          $1,500,000
295    Glen Mark Apartments                       1996            1996            96.0%          $1,425,000
296    Pinecroft Mobile Home Park                  N/A            1968           100.0%          $2,370,000
297    Eckerds Drugstore                           N/A            1996           100.0%          $3,050,000
298    Eastern Promenade Apartments                N/A            1942            94.0%          $1,200,000
299    Belle Meade Apartments                     1997            1997            90.0%          $1,275,000
300    Riverview Plaza II                          N/A            1988           100.0%          $1,650,000
301    Westmoreland Warehouse                      N/A            1969           100.0%          $1,000,000



       Total/Weighted Average:                                    1988            96.5%      $2,283,791,500
                                                           ================================================

       Maximum:                                                   1998           100.0%        $151,800,000
       Minimum:                                                   1899            64.0%          $1,000,000

                                                                  Cut-off Date         U/W            U/W
  #    Property Name (1)                                            LTV Ratio        NCF (5)       DSCR (6)
 ---   -----------------                                            ---------        -------       --------
289    Villa Catalina Apartments                                         75.0%        $133,099       1.41 x
290    Loc-'N-Stor Self-Storage                                          69.0%        $144,197       1.44 x
291    Rancho Villa                                                      74.6%        $124,548       1.28 x
292    Timberline Mobile Home Park                                       62.1%        $166,075       1.75 x
293    Timberland Ridge Apartments                                       72.2%        $146,163       1.56 x
294    Leewood Apartments                                                73.1%        $123,805       1.37 x
295    Glen Mark Apartments                                              71.9%        $127,380       1.54 x
296    Pinecroft Mobile Home Park                                        42.2%        $178,114       2.06 x
297    Eckerds Drugstore                                                 32.6%        $255,665       2.56 x
298    Eastern Promenade Apartments                                      79.8%        $109,569       1.33 x
299    Belle Meade Apartments                                            68.9%         $98,588       1.37 x
300    Riverview Plaza II                                                47.5%        $180,343       2.69 x
301    Westmoreland Warehouse                                            57.3%         $76,620       1.38 x



       Total/Weighted Average:                                           69.9%    $188,993,532       1.44 x
                                                                     ======================================

       Maximum:                                                          82.7%     $13,177,773       2.69 x
       Minimum:                                                          32.6%         $76,620       1.20 x

(1A) The Mortgage Loans secured by Raritan Plaza I and Raritan Center Industrial Portfolio, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Holiday Inn - Jacksonville Airport and Courtyard by Marriott, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Courtyard by Marriott - Pensacola, Courtyard by Marriott - Tuscaloosa, Fairfield Inn - Pensacola, Fairfield Inn - Birmingham and Fairfield Inn - Tuscaloosa, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Royal Plaza Hotel - Marlborough and Royal Plaza Hotel- Fitchburg, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Highland Pavilion Shopping Center and Highland Pavilion Cinema, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Flower Hill Professional Center and Flower Hill McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1G) The Mortgage Loans secured by Pellcare Nursing Home - Winston-Salem and Pellcare Nursing Home - Hickory, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Wyoming-Enzie Properties and Mesa Properties, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by Tivoli Condominiums, Cross Creek Apartments and Tamara Hills Townhomes, respectively, are cross-collateralized and cross-defaulted.

(1J) The Mortgage Loans secured by Bridge Street Lodge and P&R Building, respectively, are cross-collateralized and cross-defaulted.

(1K) The Mortgage Loans secured by Cedarfield Plaza and Greece Mini Storage, respectively, are cross-collateralized and cross-defaulted.

     (2) Summer Cove Apartments has an interest only period of 24 months and will begin to amortize over a 336 month term.

     (3) Ultra Plaza Shopping Center has an interest only period of 24 months and will begin to amortize over a 336 month term.

     (4)  Does not include any Mortgage Loans secured by hotel properties.

     (5) Underwriting NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

     (6) In the case of Summer Cove Apartments and Ultra Plaza Shopping Center the U/W DSCR is based on the amount of the monthly payments in effect during the interest only period.

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
  1       The Rivergate Apartments                                   GE Capital Access              $94,602,208        6.0%
  2       Raritan Plaza I (1A)                                       Column                         $27,484,832        1.8%
  3       Raritan Center Industrial Portfolio (1A)                   Column                         $24,486,486        1.6%
  4       Resurgens Plaza                                            GE Capital Access              $32,859,589        2.1%
  5       The Camargue                                               GE Capital Access              $29,900,164        1.9%
  6       Casa Arroyo Apartments                                     GE Capital Access              $23,984,720        1.5%
  7       Ballena Village Apartments                                 GE Capital Access              $21,954,541        1.4%
  8       Holiday Inn - Jacksonville Airport (1B)                    Column                         $17,361,592        1.1%
  9       Courtyard by Marriott (1B)                                 Column                          $4,589,846        0.3%
 10       Magnolia Lake Apartments                                   GE Capital Access              $20,500,000        1.3%
 11       Park Terrace                                               GE Capital Access              $19,966,398        1.3%
 12       Autumn Chase Apartments                                    GE Capital Access              $19,472,137        1.2%
 13       Embassy Square Suites                                      Column                         $17,899,848        1.1%
 14       101 Commerce Drive                                         Column                         $16,944,006        1.1%
 15       Courtyard by Marriott - Pensacola (1C)                     Column                          $5,194,990        0.3%
 16       Courtyard by Marriott - Tuscaloosa (1C)                    Column                          $3,866,230        0.2%
 17       Fairfield Inn - Pensacola (1C)                             Column                          $3,116,994        0.2%
 18       Fairfield Inn - Birmingham (1C)                            Column                          $2,377,707        0.2%
 19       Fairfield Inn - Tuscaloosa (1C)                            Column                          $1,928,120        0.1%
 20       Doctors Medical Complex                                    GE Capital Access              $15,991,795        1.0%
 21       Chandler Place Apartments                                  GE Capital Access              $15,690,004        1.0%
 22       Summer Cove Apartments (2)                                 Column                         $15,250,000        1.0%
 23       Lake & Racquet Apartments                                  GE Capital Access              $14,979,511        1.0%
 24       Stone Ends Apartments                                      GE Capital Access              $14,219,052        0.9%
 25       Canyon Club Apartments                                     GE Capital Access              $13,558,248        0.9%
 26       BLN Office Park II                                         Column                         $13,548,266        0.9%
 27       Royal Plaza Hotel - Marlborough (1D)                       Column                         $10,478,542        0.7%
 28       Royal Plaza Hotel - Fitchburg (1D)                         Column                          $2,594,687        0.2%
 29       Hannaford Plaza AKA Rotterdam Mall                         GE Capital Access              $12,993,015        0.8%


                                                         Original         Remaining         Original        Remaining
                                                       Amortization      Amortization    Term to Stated   Term to Stated
                                                           Term              Term           Maturity        Maturity       Mortgage
  #       Property Name (1)                              (months)          (months)       (months) (5)     (months) (5)      Rate
 ---      -----------------                              --------          --------       ------------    --------------    ------
  1       The Rivergate Apartments                         360               355              120              115          6.950%
  2       Raritan Plaza I (1A)                             360               359              120              119          7.400%
  3       Raritan Center Industrial Portfolio (1A)         360               359              120              119          7.400%
  4       Resurgens Plaza                                  360               355              120              115          6.650%
  5       The Camargue                                     300               297              300              297          7.010%
  6       Casa Arroyo Apartments                           360               359              120              119          6.940%
  7       Ballena Village Apartments                       360               357              120              117          7.030%
  8       Holiday Inn - Jacksonville Airport (1B)          300               298              120              118          7.180%
  9       Courtyard by Marriott (1B)                       300               298              120              118          7.180%
 10       Magnolia Lake Apartments                         360               360              120              120          6.860%
 11       Park Terrace                                     360               358              120              118          6.890%
 12       Autumn Chase Apartments                          360               358              180              178          7.060%
 13       Embassy Square Suites                            300               295              120              115          7.500%
 14       101 Commerce Drive                               360               356              120              116          7.030%
 15       Courtyard by Marriott - Pensacola (1C)           300               299              120              119          7.350%
 16       Courtyard by Marriott - Tuscaloosa (1C)          300               299              120              119          7.300%
 17       Fairfield Inn - Pensacola (1C)                   300               299              120              119          7.350%
 18       Fairfield Inn - Birmingham (1C)                  300               299              120              119          7.350%
 19       Fairfield Inn - Tuscaloosa (1C)                  300               299              120              119          7.300%
 20       Doctors Medical Complex                          360               359              180              179          7.620%
 21       Chandler Place Apartments                        360               359              120              119          6.940%
 22       Summer Cove Apartments (2)                       336               336              120              114          7.130%
 23       Lake & Racquet Apartments                        360               358              180              178          7.240%
 24       Stone Ends Apartments                            360               358              120              118          6.940%
 25       Canyon Club Apartments                           360               359              120              119          6.720%
 26       BLN Office Park II                               360               355              180              175          7.180%
 27       Royal Plaza Hotel - Marlborough (1D)             300               298              120              118          7.590%
 28       Royal Plaza Hotel - Fitchburg (1D)               300               298              120              118          7.590%
 29       Hannaford Plaza AKA Rotterdam Mall               360               359              120              119          7.480%



                                                                            First
                                                              Monthly       Payment     Maturity
  #       Property Name (1)                                   Payment        Date         Date    ARD (6)
 ---      -----------------                                   -------        ----         ----    -------
  1       The Rivergate Apartments                            $628,851      2/1/98       1/1/28   1/1/08
  2       Raritan Plaza I (1A)                                $190,404      6/1/98       5/1/08
  3       Raritan Center Industrial Portfolio (1A)            $169,633      6/1/98       5/1/08
  4       Resurgens Plaza                                     $211,848      2/1/98       1/1/28   1/1/08
  5       The Camargue                                        $212,225      4/1/98       3/1/23
  6       Casa Arroyo Apartments                              $158,707      6/1/98       5/1/28   5/1/08
  7       Ballena Village Apartments                          $146,810      4/1/98       3/1/28   3/1/08
  8       Holiday Inn - Jacksonville Airport (1B)             $124,985      5/1/98       4/1/23   4/1/08
  9       Courtyard by Marriott (1B)                           $33,042      5/1/98       4/1/23   4/1/08
 10       Magnolia Lake Apartments                            $134,465      7/1/98       6/1/28   6/1/08
 11       Park Terrace                                        $131,586      5/1/98       4/1/28   4/1/08
 12       Autumn Chase Apartments                             $130,521      5/1/98       4/1/28   4/1/13
 13       Embassy Square Suites                               $133,018      2/1/98       1/1/23   1/1/08
 14       101 Commerce Drive                                  $113,445      3/1/98       2/1/08
 15       Courtyard by Marriott - Pensacola (1C)               $37,922      6/1/98       5/1/08
 16       Courtyard by Marriott - Tuscaloosa (1C)              $28,097      6/1/98       5/1/08
 17       Fairfield Inn - Pensacola (1C)                       $22,753      6/1/98       5/1/08
 18       Fairfield Inn - Birmingham (1C)                      $17,356      6/1/98       5/1/08
 19       Fairfield Inn - Tuscaloosa (1C)                      $14,012      6/1/98       5/1/08
 20       Doctors Medical Complex                             $113,192      6/1/98       5/1/28   5/1/13
 21       Chandler Place Apartments                           $103,821      6/1/98       5/1/28   5/1/08
 22       Summer Cove Apartments (2)                          $104,949      1/1/98      12/1/07
 23       Lake & Racquet Apartments                           $102,216      5/1/98       4/1/28   4/1/13
 24       Stone Ends Apartments                                $94,166      5/1/98       4/1/28   4/1/08
 25       Canyon Club Apartments                               $87,744      6/1/98       5/1/28   5/1/08
 26       BLN Office Park II                                   $92,131      2/1/98       1/1/13
 27       Royal Plaza Hotel - Marlborough (1D)                 $78,210      5/1/98       4/1/23   4/1/08
 28       Royal Plaza Hotel - Fitchburg (1D)                   $19,366      5/1/98       4/1/23   4/1/08
 29       Hannaford Plaza AKA Rotterdam Mall                   $90,720      6/1/98       5/1/28   5/1/08


                                                                                                                 Defeasance
                                                             Prepayment Provision                                  Option
  #       Property Name (1)                                  as of Origination                                   (Yes/No)(7)
 ---      -----------------                                  -----------------                                   -----------
  1       The Rivergate Apartments                           L (9.75), O (0.25)                                     Yes
  2       Raritan Plaza I (1A)                               L (9.5), O (0.5)                                       Yes
  3       Raritan Center Industrial Portfolio (1A)           L (9.5), O (0.5)                                       Yes
  4       Resurgens Plaza                                    L (9.75), O (0.25)                                     Yes
  5       The Camargue                                       L (24.75), O (0.25)                                    Yes
  6       Casa Arroyo Apartments                             3% (2.92), 2% (3), 1% (2), O (2.08)                    No
  7       Ballena Village Apartments                         L (9.75), O (0.25)                                     Yes
  8       Holiday Inn - Jacksonville Airport (1B)            L (9.5), O (0.5)                                       Yes
  9       Courtyard by Marriott (1B)                         L (9.5), O (0.5)                                       Yes
 10       Magnolia Lake Apartments                           L (9.67), O (0.33)                                     Yes
 11       Park Terrace                                       L (9.75), O (0.25)                                     Yes
 12       Autumn Chase Apartments                            L (14.67), O (0.33)                                    Yes
 13       Embassy Square Suites                              L (9.5), O (0.5)                                       Yes
 14       101 Commerce Drive                                 L (10)                                                 Yes
 15       Courtyard by Marriott - Pensacola (1C)             L (9.5), O (0.5)                                       Yes
 16       Courtyard by Marriott - Tuscaloosa (1C)            L (9.5), O (0.5)                                       Yes
 17       Fairfield Inn - Pensacola (1C)                     L (9.5), O (0.5)                                       Yes
 18       Fairfield Inn - Birmingham (1C)                    L (9.5), O (0.5)                                       Yes
 19       Fairfield Inn - Tuscaloosa (1C)                    L (9.5), O (0.5)                                       Yes
 20       Doctors Medical Complex                            L (9.92), YM 1% (4.83), O (0.25)                       No
 21       Chandler Place Apartments                          L (9.75), O (0.25)                                     Yes
 22       Summer Cove Apartments (2)                         L (9.5), O (0.5)                                       Yes
 23       Lake & Racquet Apartments                          L (14.67), O (0.33)                                    Yes
 24       Stone Ends Apartments                              L (3.92), YM 1% (5.75), O (0.33)                       No
 25       Canyon Club Apartments                             5% (3.92), 4% (1), 3% (1), 2% (1), 1% (1), O (2.08)    No
 26       BLN Office Park II                                 L (14.5), O (0.5)                                      Yes
 27       Royal Plaza Hotel - Marlborough (1D)               L (9.5), O (0.5)                                       Yes
 28       Royal Plaza Hotel - Fitchburg (1D)                 L (9.5), O (0.5)                                       Yes
 29       Hannaford Plaza AKA Rotterdam Mall                 L (9.67), O (0.33)                                     Yes

Characteristics of the Mortgage Loans


                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
 30       Highland Pavilion Shopping Center (1E)                     GE Capital Access               $6,332,000        0.4%
 31       Highland Pavilion Cinema (1E)                              GE Capital Access               $6,250,000        0.4%
 32       Plumtree Apartments                                        GE Capital Access              $12,500,000        0.8%
 33       Ventura Libbit Building                                    Column                         $12,180,479        0.8%
 34       Carroll Park  Industrial Center                            Column                         $11,905,000        0.8%
 35       Randall Ln., Park Pl. I & II and Park Newport Apart.       Column                         $11,464,221        0.7%
 36       Plaza Mobile Village                                       GE Capital Access              $11,308,631        0.7%
 37       Town & Country Shopping Center                             Column                         $11,135,647        0.7%
 38       Golden Triangle Shopping Center                            GE Capital Access              $10,777,077        0.7%
 39       Jasper Mall Shopping Center                                GE Capital Access              $10,535,181        0.7%
 40       Lincoln Village Shopping Center                            GE Capital Access              $10,456,137        0.7%
 41       Dominick's Food Store & Multi-Tenant Retail                Column                         $10,317,352        0.7%
 42       Suncrest Plaza Shopping Center                             Column                          $9,968,518        0.6%
 43       Fabyan Crossing Shopping Center                            Column                          $9,826,481        0.6%
 44       Forest Glen Apartments                                     GE Capital Access               $9,743,548        0.6%
 45       Legacy Drive Village Shopping Center                       GE Capital Access               $9,711,786        0.6%
 46       Friendly Village MHC                                       GE Capital Access               $9,494,274        0.6%
 47       Breckenridge Apartments                                    Column                          $9,347,127        0.6%
 48       Days Inn - Inner Harbor                                    GE Capital Access               $9,329,684        0.6%
 49       Courtyard by Marriott Richmond                             GE Capital Access               $8,891,690        0.6%
 50       Barnes Crossing                                            GE Capital Access               $8,500,000        0.5%
 51       Elmwood Regal Center                                       Column                          $8,450,782        0.5%
 52       520 Franklin Avenue Medical Building                       Column                          $8,300,000        0.5%
 53       Holiday Inn & Suites                                       GE Capital Access               $8,300,000        0.5%
 54       Aspen Ridge Apartments                                     GE Capital Access               $8,074,631        0.5%
 55       Parkway Towers Apartments                                  Column                          $7,980,251        0.5%
 56       BLN Office Park I                                          Column                          $7,969,568        0.5%
 57       Garden Plaza Shopping Center                               Column                          $7,571,963        0.5%
 58       One Phillips Drive                                         Column                          $7,475,299        0.5%
 59       Comfort Inn - Hollywood                                    Column                          $7,317,234        0.5%
 60       Ideal Professional Park                                    GE Capital Access               $7,196,080        0.5%
 61       Cypress Pointe Apartments                                  GE Capital Access               $7,189,837        0.5%
 62       The Shops at Lionville Station                             GE Capital Access               $6,995,755        0.4%
 63       Cabot Lodge - Gainesville                                  Column                          $6,984,548        0.4%
 64       Hampton Inn & Suites                                       Column                          $6,977,329        0.4%
 65       Mercado Del Rancho Shopping Center                         Column                          $6,976,628        0.4%
 66       Bancroft Hall Apartments                                   GE Capital Access               $6,953,647        0.4%

                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
 30       Highland Pavilion Shopping Center (1E)                     360               360              180              180
 31       Highland Pavilion Cinema (1E)                              360               360              180              180
 32       Plumtree Apartments                                        360               360              120              120
 33       Ventura Libbit Building                                    240               239              240              239
 34       Carroll Park  Industrial Center                            360               360              120              120
 35       Randall Ln., Park Pl. I & II and Park Newport Apart.       360               356              120              116
 36       Plaza Mobile Village                                       360               355               84               79
 37       Town & Country Shopping Center                             360               358              120              118
 38       Golden Triangle Shopping Center                            300               298              120              118
 39       Jasper Mall Shopping Center                                360               358              120              118
 40       Lincoln Village Shopping Center                            360               354              120              114
 41       Dominick's Food Store & Multi-Tenant Retail                360               356              120              116
 42       Suncrest Plaza Shopping Center                             360               356              120              116
 43       Fabyan Crossing Shopping Center                            360               358              180              178
 44       Forest Glen Apartments                                     360               359              120              119
 45       Legacy Drive Village Shopping Center                       360               355              120              115
 46       Friendly Village MHC                                       360               359              120              119
 47       Breckenridge Apartments                                    360               346              120              106
 48       Days Inn - Inner Harbor                                    300               294              120              114
 49       Courtyard by Marriott Richmond                             300               299              120              119
 50       Barnes Crossing                                            300               300              120              120
 51       Elmwood Regal Center                                       180               178              180              178
 52       520 Franklin Avenue Medical Building                       360               360              120              120
 53       Holiday Inn & Suites                                       300               300              120              120
 54       Aspen Ridge Apartments                                     360               356              120              116
 55       Parkway Towers Apartments                                  360               357              120              117
 56       BLN Office Park I                                          360               355              180              175
 57       Garden Plaza Shopping Center                               330               326              120              116
 58       One Phillips Drive                                         360               356              120              116
 59       Comfort Inn - Hollywood                                    300               297              120              117
 60       Ideal Professional Park                                    360               359              120              119
 61       Cypress Pointe Apartments                                  360               358              120              118
 62       The Shops at Lionville Station                             360               359              120              119
 63       Cabot Lodge - Gainesville                                  300               298              120              118
 64       Hampton Inn & Suites                                       300               297              120              117
 65       Mercado Del Rancho Shopping Center                         360               356              120              116
 66       Bancroft Hall Apartments                                   300               299              120              119


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
 30       Highland Pavilion Shopping Center (1E)                      7.330%        $43,540      7/1/98       6/1/28   6/1/13
 31       Highland Pavilion Cinema (1E)                               7.330%        $42,976      7/1/98       6/1/28   6/1/13
 32       Plumtree Apartments                                         6.960%        $82,827      7/1/98       6/1/28   6/1/08
 33       Ventura Libbit Building                                     7.490%        $98,208      6/1/98       5/1/18
 34       Carroll Park  Industrial Center                             7.400%        $82,428      7/1/98       6/1/08
 35       Randall Ln., Park Pl. I & II and Park Newport Apart.        7.320%        $78,997      3/1/98       2/1/08
 36       Plaza Mobile Village                                        7.380%        $78,433      2/1/98       1/1/28   1/1/05
 37       Town & Country Shopping Center                              7.480%        $77,810      5/1/98       4/1/08
 38       Golden Triangle Shopping Center                             7.390%        $79,040      5/1/98       4/1/23   4/1/08
 39       Jasper Mall Shopping Center                                 7.130%        $71,113      5/1/98       4/1/28   4/1/08
 40       Lincoln Village Shopping Center                             7.420%        $72,843      1/1/98      12/1/27   12/1/07
 41       Dominick's Food Store & Multi-Tenant Retail                 7.250%        $70,605      3/1/98       2/1/08
 42       Suncrest Plaza Shopping Center                              7.260%        $68,285      3/1/98       2/1/08
 43       Fabyan Crossing Shopping Center                             7.220%        $66,926      5/1/98       4/1/13
 44       Forest Glen Apartments                                      6.810%        $63,628      6/1/98       5/1/28   5/1/08
 45       Legacy Drive Village Shopping Center                        7.040%        $65,129      2/1/98       1/1/28   1/1/08
 46       Friendly Village MHC                                        7.120%        $63,971      6/1/98       5/1/28   5/1/08
 47       Breckenridge Apartments                                     8.860%        $74,888      5/1/97       4/1/07
 48       Days Inn - Inner Harbor                                     7.030%        $66,617      1/1/98      12/1/22   12/1/07
 49       Courtyard by Marriott Richmond                              7.490%        $65,712      6/1/98       5/1/08
 50       Barnes Crossing                                             7.060%        $60,402      7/1/98       6/1/23   6/1/08
 51       Elmwood Regal Center                                        7.610%        $79,328      5/1/98       4/1/13
 52       520 Franklin Avenue Medical Building                        7.270%        $56,733      7/1/98       6/1/08
 53       Holiday Inn & Suites                                        7.370%        $60,636      7/1/98       6/1/23   6/1/08
 54       Aspen Ridge Apartments                                      7.090%        $54,387      3/1/98       2/1/28   2/1/08
 55       Parkway Towers Apartments                                   7.010%        $53,278      4/1/98       3/1/08
 56       BLN Office Park I                                           7.180%        $54,195      2/1/98       1/1/13
 57       Garden Plaza Shopping Center                                7.530%        $54,622      3/1/98       2/1/08
 58       One Phillips Drive                                          7.030%        $50,049      3/1/98       2/1/08
 59       Comfort Inn - Hollywood                                     7.370%        $53,623      4/1/98       3/1/23   3/1/08
 60       Ideal Professional Park                                     7.440%        $50,048      6/1/98       5/1/28   5/1/08
 61       Cypress Pointe Apartments                                   7.110%        $48,435      5/1/98       4/1/28   4/1/08
 62       The Shops at Lionville Station                              7.100%        $47,042      6/1/98       5/1/28   5/1/08
 63       Cabot Lodge - Gainesville                                   7.180%        $50,281      5/1/98       4/1/23   4/1/08
 64       Hampton Inn & Suites                                        7.150%        $50,146      4/1/98       3/1/23   3/1/08
 65       Mercado Del Rancho Shopping Center                          6.960%        $46,383      3/1/98       2/1/08
 66       Bancroft Hall Apartments                                    7.590%        $51,842      6/1/98       5/1/23   5/1/08


                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
 30       Highland Pavilion Shopping Center (1E)                     L (7.92), YM 1% (6.83), O (0.25)                       No
 31       Highland Pavilion Cinema (1E)                              L (7.92), YM 1% (6.83), O (0.25)                       No
 32       Plumtree Apartments                                        L (9.67), O (0.33)                                     Yes
 33       Ventura Libbit Building                                    L (19), O (1)                                          Yes
 34       Carroll Park  Industrial Center                            L (9.5), O (0.5)                                       Yes
 35       Randall Ln., Park Pl. I & II and Park Newport Apart.       L (9.5), O (0.5)                                       Yes
 36       Plaza Mobile Village                                       L (1.92), YM 1% (4.58), O (0.5)                        No
 37       Town & Country Shopping Center                             L (9.5), O (0.5)                                       Yes
 38       Golden Triangle Shopping Center                            L (9.75), O (0.25)                                     Yes
 39       Jasper Mall Shopping Center                                L (4.92), YM 1% (4.83), O (0.25)                       No
 40       Lincoln Village Shopping Center                            L (2.92), YM 1% (6.58), O (0.5)                        No
 41       Dominick's Food Store & Multi-Tenant Retail                L (9.5), O (0.5)                                       Yes
 42       Suncrest Plaza Shopping Center                             L (9.5), O (0.5)                                       Yes
 43       Fabyan Crossing Shopping Center                            L (14), O (1)                                          Yes
 44       Forest Glen Apartments                                     L (9), O (1)                                           Yes
 45       Legacy Drive Village Shopping Center                       L (2.92), YM 1% (6.58), O (0.5)                        No
 46       Friendly Village MHC                                       L (9.5), O (0.5)                                       Yes
 47       Breckenridge Apartments                                    L (5), YM 1% (4.5), O (0.5)                            No
 48       Days Inn - Inner Harbor                                    L (9.75), O (0.25)                                     Yes
 49       Courtyard by Marriott Richmond                             L (9.75), O (0.25)                                     Yes
 50       Barnes Crossing                                            L (2.92), YM 1% (6.75), O (0.33)                       No
 51       Elmwood Regal Center                                       L (14.5), O (0.5)                                      Yes
 52       520 Franklin Avenue Medical Building                       L (9.5), O (0.5)                                       Yes
 53       Holiday Inn & Suites                                       L (9.67), O (0.33)                                     Yes
 54       Aspen Ridge Apartments                                     L (4.92), YM 1% (4.83), O (0.25)                       No
 55       Parkway Towers Apartments                                  L (9.5), O (0.5)                                       Yes
 56       BLN Office Park I                                          L (14.5), O (0.5)                                      Yes
 57       Garden Plaza Shopping Center                               L (9.5), O (0.5)                                       Yes
 58       One Phillips Drive                                         L (10)                                                 Yes
 59       Comfort Inn - Hollywood                                    L (9.5), O (0.5)                                       Yes
 60       Ideal Professional Park                                    L (9.67), O (0.33)                                     Yes
 61       Cypress Pointe Apartments                                  L (2.92), YM 1% (6.83), O (0.25)                       No
 62       The Shops at Lionville Station                             L (6.92), YM 1% (2.83), O (0.25)                       No
 63       Cabot Lodge - Gainesville                                  L (9.5), O (0.5)                                       Yes
 64       Hampton Inn & Suites                                       L (9.5), O (0.5)                                       Yes
 65       Mercado Del Rancho Shopping Center                         L (9.5), O (0.5)                                       Yes
 66       Bancroft Hall Apartments                                   L (9.75), O (0.25)                                     Yes

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
 67       Padonia Commerce Building                                  GE Capital Access               $6,951,446        0.4%
 68       Anaheim Shores Estates                                     GE Capital Access               $6,945,641        0.4%
 69       Tower Square Shopping Center                               GE Capital Access               $6,939,016        0.4%
 70       West Garrett Place                                         Column                          $6,840,307        0.4%
 71       Elmonica Court Apartments                                  GE Capital Access               $6,795,592        0.4%
 72       Chesterfield Commons                                       GE Capital Access               $6,790,307        0.4%
 73       Plum Tree Apartments                                       GE Capital Access               $6,695,709        0.4%
 74       Meadow Central Market                                      GE Capital Access               $6,585,700        0.4%
 75       Mount Kisco Square Shopping Center                         Column                          $6,585,159        0.4%
 76       Las Brisas Apartments                                      GE Capital Access               $6,564,310        0.4%
 77       Freedom Village Shopping Center                            GE Capital Access               $6,495,849        0.4%
 78       Waldan Pond & Waldan Chase Apts                            GE Capital Access               $6,446,089        0.4%
 79       Aspen Park Apartments                                      GE Capital Access               $6,192,234        0.4%
 80       Young Circle Shopping Center                               Column                          $6,086,963        0.4%
 81       Sherwood Knoll Comfort Inn                                 GE Capital Access               $6,017,066        0.4%
 82       Bridgepoint Apartments                                     GE Capital Access               $5,996,406        0.4%
 83       Holiday Inn Center City                                    GE Capital Access               $5,994,245        0.4%
 84       Rainbow Design Center                                      GE Capital Access               $5,846,572        0.4%
 85       Flower Hill Professional Center (1F)                       Column                          $5,000,000        0.3%
 86       Flower Hill McDonald's (1F)                                Column                            $800,000        0.1%
 87       Blue Ash Hotel & Conference Center                         GE Capital Access               $5,736,510        0.4%
 88       Ultra Plaza Shopping Center (3)                            Column                          $5,680,000        0.4%
 89       Sinagua Plaza                                              GE Capital Access               $5,646,823        0.4%
 90       Holiday Plaza                                              GE Capital Access               $5,596,800        0.4%
 91       Olde Mill Shopping Center                                  Column                          $5,487,972        0.4%
 92       Regal Cinemas Center-Lancaster                             Column                          $5,466,243        0.3%
 93       Temescal Business Center                                   Column                          $5,330,124        0.3%
 94       Houston Centre                                             Column                          $5,200,000        0.3%
 95       Pellcare Nursing Home - Winston-Salem (1G)                 Column                          $3,061,017        0.2%
 96       Pellcare Nursing Home - Hickory (1G)                       Column                          $2,127,148        0.1%
 97       Vista Mar Apartments                                       Column                          $5,192,803        0.3%
 98       Cherokee Shopping Center                                   GE Capital Access               $5,139,049        0.3%
 99       Super 8 Geary Street                                       Column                          $5,100,000        0.3%
100       Cabot Lodge - Tallahassee                                  Column                          $4,988,963        0.3%
101       Kessel Foods                                               Column                          $4,951,913        0.3%
102       South Pointe Apartments                                    GE Capital Access               $4,917,198        0.3%
103       Wyoming-Enzie Properties (1H)                              Column                          $3,100,000        0.2%

                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
 67       Padonia Commerce Building                                  300               294              300              294
 68       Anaheim Shores Estates                                     360               359              120              119
 69       Tower Square Shopping Center                               360               358              120              118
 70       West Garrett Place                                         360               358              120              118
 71       Elmonica Court Apartments                                  360               359              120              119
 72       Chesterfield Commons                                       360               358              120              118
 73       Plum Tree Apartments                                       360               359              120              119
 74       Meadow Central Market                                      300               298              300              298
 75       Mount Kisco Square Shopping Center                         300               298              120              118
 76       Las Brisas Apartments                                      360               359              120              119
 77       Freedom Village Shopping Center                            360               359               60               59
 78       Waldan Pond & Waldan Chase Apts                            360               359              144              143
 79       Aspen Park Apartments                                      360               354              120              114
 80       Young Circle Shopping Center                               360               357              120              117
 81       Sherwood Knoll Comfort Inn                                 300               299              180              179
 82       Bridgepoint Apartments                                     360               359              120              119
 83       Holiday Inn Center City                                    300               299              120              119
 84       Rainbow Design Center                                      360               356              120              116
 85       Flower Hill Professional Center (1F)                       360               360              120              120
 86       Flower Hill McDonald's (1F)                                240               240              120              120
 87       Blue Ash Hotel & Conference Center                         300               298              120              118
 88       Ultra Plaza Shopping Center (3)                            336               336              120              120
 89       Sinagua Plaza                                              360               359              120              119
 90       Holiday Plaza                                              360               359              120              119
 91       Olde Mill Shopping Center                                  300               298              240              238
 92       Regal Cinemas Center-Lancaster                             216               213              216              213
 93       Temescal Business Center                                   360               355              120              115
 94       Houston Centre                                             360               360              120              120
 95       Pellcare Nursing Home - Winston-Salem (1G)                 300               298              120              118
 96       Pellcare Nursing Home - Hickory (1G)                       300               298              120              118
 97       Vista Mar Apartments                                       360               358              120              118
 98       Cherokee Shopping Center                                   300               298              300              298
 99       Super 8 Geary Street                                       240               240              240              240
100       Cabot Lodge - Tallahassee                                  300               298              120              118
101       Kessel Foods                                               300               295              120              115
102       South Pointe Apartments                                    360               359              120              119
103       Wyoming-Enzie Properties (1H)                              360               360              180              180


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
 67       Padonia Commerce Building                                  7.510%        $51,775      1/1/98      12/1/22
 68       Anaheim Shores Estates                                     6.990%        $46,192      6/1/98       5/1/08
 69       Tower Square Shopping Center                               7.200%        $47,176      5/1/98       4/1/28   4/1/08
 70       West Garrett Place                                         7.100%        $46,034      5/1/98       4/1/08
 71       Elmonica Court Apartments                                  6.880%        $44,694      6/1/98       5/1/28   5/1/08
 72       Chesterfield Commons                                       7.070%        $45,561      5/1/98       4/1/28   4/1/08
 73       Plum Tree Apartments                                       6.920%        $44,216      6/1/98       5/1/28   5/1/08
 74       Meadow Central Market                                      7.280%        $47,833      5/1/98       4/1/23
 75       Mount Kisco Square Shopping Center                         7.080%        $46,985      5/1/98       4/1/08
 76       Las Brisas Apartments                                      6.720%        $42,482      6/1/98       5/1/28   5/1/08
 77       Freedom Village Shopping Center                            6.930%        $42,940      6/1/98       5/1/03
 78       Waldan Pond & Waldan Chase Apts                            7.100%        $43,346      6/1/98       5/1/28   5/1/10
 79       Aspen Park Apartments                                      7.130%        $41,926      1/1/98      12/1/27   12/1/07
 80       Young Circle Shopping Center                               6.900%        $40,175      4/1/98       3/1/08
 81       Sherwood Knoll Comfort Inn                                 7.620%        $44,977      6/1/98       5/1/23   5/1/13
 82       Bridgepoint Apartments                                     7.140%        $40,484      6/1/98       5/1/28   5/1/08
 83       Holiday Inn Center City                                    7.370%        $43,833      6/1/98       5/1/23   5/1/08
 84       Rainbow Design Center                                      7.270%        $40,089      3/1/98       2/1/28   2/1/08
 85       Flower Hill Professional Center (1F)                       7.610%        $35,338      7/1/98       6/1/08
 86       Flower Hill McDonald's (1F)                                7.610%         $6,499      7/1/98       6/1/08
 87       Blue Ash Hotel & Conference Center                         7.340%        $41,895      5/1/98       4/1/23   4/1/08
 88       Ultra Plaza Shopping Center (3)                            7.300%        $39,731      7/1/98       6/1/08
 89       Sinagua Plaza                                              7.340%        $38,888      6/1/98       5/1/28   5/1/08
 90       Holiday Plaza                                              7.290%        $38,354      6/1/98       5/1/28   5/1/08
 91       Olde Mill Shopping Center                                  7.230%        $39,684      5/1/98       4/1/18
 92       Regal Cinemas Center-Lancaster                             7.610%        $46,834      4/1/98       3/1/16
 93       Temescal Business Center                                   7.290%        $36,642      2/1/98       1/1/08
 94       Houston Centre                                             6.930%        $34,352      7/1/98       6/1/08
 95       Pellcare Nursing Home - Winston-Salem (1G)                 7.530%        $22,732      5/1/98       4/1/08
 96       Pellcare Nursing Home - Hickory (1G)                       7.530%        $15,797      5/1/98       4/1/08
 97       Vista Mar Apartments                                       7.190%        $35,262      5/1/98       4/1/08
 98       Cherokee Shopping Center                                   7.380%        $37,657      5/1/98       4/1/23
 99       Super 8 Geary Street                                       7.660%        $41,586      7/1/98       6/1/18
100       Cabot Lodge - Tallahassee                                  7.180%        $35,915      5/1/98       4/1/23   4/1/08
101       Kessel Foods                                               7.420%        $36,543      2/1/98       1/1/08
102       South Pointe Apartments                                    7.300%        $33,730      6/1/98       5/1/28   5/1/08
103       Wyoming-Enzie Properties (1H)                              7.110%        $20,854      7/1/98       6/1/13


                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
 67       Padonia Commerce Building                                   L (24.75), O (0.25)                                    Yes
 68       Anaheim Shores Estates                                      L (2.92), YM 1% (6.58), O (0.5)                        No
 69       Tower Square Shopping Center                                L (2.92), YM 1% (6.83), O (0.25)                       No
 70       West Garrett Place                                          L (9.5), O (0.5)                                       Yes
 71       Elmonica Court Apartments                                   L (9.75), O (0.25)                                     Yes
 72       Chesterfield Commons                                        L (9.67), O (0.33)                                     Yes
 73       Plum Tree Apartments                                        L (9.75), O (0.25)                                     Yes
 74       Meadow Central Market                                       L (11.92), YM 1% (12.58), O (0.5)                      No
 75       Mount Kisco Square Shopping Center                          L (9.5), O (0.5)                                       Yes
 76       Las Brisas Apartments                                       5% (3.92), 4% (1), 3% (1), 2% (1), 1% (1), O (2.08)    No
 77       Freedom Village Shopping Center                             L (2.92), 3% (1), 1% (0.75), O (0.33)                  No
 78       Waldan Pond & Waldan Chase Apts                             L (2.92), YM 1% (8.83), O (0.25)                       No
 79       Aspen Park Apartments                                       5% (3.92), 4% (1), 3% (1), 2% (1), 1% (1), O (2.08)    No
 80       Young Circle Shopping Center                                L (9.5), O (0.5)                                       Yes
 81       Sherwood Knoll Comfort Inn                                  L (9.92), YM 1% (4.83), O (0.25)                       No
 82       Bridgepoint Apartments                                      L (2.08), YM 1% (7.42), O (0.5)                        No
 83       Holiday Inn Center City                                     L (2.92), YM 1% (6.58), O (0.5)                        No
 84       Rainbow Design Center                                       L (4.92), YM 1% (4.83), O (0.25)                       No
 85       Flower Hill Professional Center (1F)                        L (5), YM 1% (4.5), O (0.5)                            No
 86       Flower Hill McDonald's (1F)                                 L (5), YM 1% (4.5), O (0.5)                            No
 87       Blue Ash Hotel & Conference Center                          L (9.67), O (0.33)                                     Yes
 88       Ultra Plaza Shopping Center (3)                             L (10)                                                 Yes
 89       Sinagua Plaza                                               L (3.92), YM 1% (5.83), O (0.25)                       No
 90       Holiday Plaza                                               L (2.92), YM 1% (6.83), O (0.25)                       No
 91       Olde Mill Shopping Center                                   L (19.5), O (0.5)                                      Yes
 92       Regal Cinemas Center-Lancaster                              L (17.5), O (0.5)                                      Yes
 93       Temescal Business Center                                    L (9.5), O (0.5)                                       Yes
 94       Houston Centre                                              L (9.5), O (0.5)                                       Yes
 95       Pellcare Nursing Home - Winston-Salem (1G)                  L (9.5), O (0.5)                                       Yes
 96       Pellcare Nursing Home - Hickory (1G)                        L (9.5), O (0.5)                                       Yes
 97       Vista Mar Apartments                                        L (9.5), O (0.5)                                       Yes
 98       Cherokee Shopping Center                                    L (3.92), YM 1% (20.75), O (0.33)                      No
 99       Super 8 Geary Street                                        L (19.5), O (0.5)                                      Yes
100       Cabot Lodge - Tallahassee                                   L (9.5), O (0.5)                                       Yes
101       Kessel Foods                                                L (9.5), O (0.5)                                       Yes
102       South Pointe Apartments                                     L (2.92), YM 1% (6.83), O (0.25)                       No
103       Wyoming-Enzie Properties (1H)                               L (14.5), O (0.5)                                      Yes

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
104       Mesa Properties (1H)                                       Column                          $1,800,000        0.1%
105       Mervyn's Plaza                                             GE Capital Access               $4,883,862        0.3%
106       Bartlett Commons                                           Column                          $4,847,504        0.3%
107       Crowley Village Shopping Center                            Column                          $4,792,990        0.3%
108       Tivoli Condominiums (1I)                                   Column                          $2,098,758        0.1%
109       Cross Creek Apartments (1I)                                Column                          $1,479,124        0.1%
110       Tamara Hills Townhomes (1I)                                Column                          $1,069,367        0.1%
111       The Bell Rock Inn                                          Column                          $4,635,918        0.3%
112       Howard Johnson Hotel                                       Column                          $4,595,859        0.3%
113       Camelot Apartments                                         Column                          $4,593,379        0.3%
114       Canyon Ridge MHP                                           GE Capital Access               $4,582,726        0.3%
115       Westlake Crossing Shopping Center                          GE Capital Access               $4,482,137        0.3%
116       Days Hotel Timonium                                        GE Capital Access               $4,416,712        0.3%
117       Heritage Square Apartments                                 GE Capital Access               $4,397,549        0.3%
118       Constitution Square                                        Column                          $4,392,205        0.3%
119       Oxford Square                                              GE Capital Access               $4,390,837        0.3%
120       Spring Villas                                              GE Capital Access               $4,356,224        0.3%
121       Sierra Point Apartments                                    Column                          $4,331,319        0.3%
122       Menlo Avenue Office Building                               Column                          $4,297,527        0.3%
123       Henderson Marketplace                                      Column                          $4,292,570        0.3%
124       Stone Creek Apartments                                     Column                          $4,263,734        0.3%
125       Florida Avenue Apartments                                  Column                          $4,191,479        0.3%
126       Homewood Village Shopping Center                           GE Capital Access               $4,187,035        0.3%
127       Common Wealth Avenue Apartments                            GE Capital Access               $4,179,055        0.3%
128       Sunrise Square Shopping Center                             Column                          $4,177,220        0.3%
129       Stein Mart Plaza                                           GE Capital Access               $4,157,391        0.3%
130       1500 Plaza Office Building                                 Column                          $4,084,996        0.3%
131       New West Village Apartments                                Column                          $4,084,931        0.3%
132       Brookside Apartments                                       GE Capital Access               $4,061,787        0.3%
133       Vinyard Gardens                                            GE Capital Access               $4,017,864        0.3%
134       Hidden Bay Village Apartments                              Column                          $4,000,000        0.3%
135       Raintree Apartments                                        Column                          $4,000,000        0.3%
136       The Office Centre at Dunwoody Village                      Column                          $3,997,648        0.3%
137       Seminary Plaza                                             Column                          $3,994,825        0.3%
138       Longbranch Apartments                                      GE Capital Access               $3,993,973        0.3%
139       The Market at Merrill Shopping Center                      GE Capital Access               $3,950,000        0.3%
140       Comfort Inn - Dothan                                       Column                          $3,891,660        0.2%

                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
104       Mesa Properties (1H)                                       300               300              180              180
105       Mervyn's Plaza                                             360               356              120              116
106       Bartlett Commons                                           360               359              180              179
107       Crowley Village Shopping Center                            360               358              120              118
108       Tivoli Condominiums (1I)                                   360               359              120              119
109       Cross Creek Apartments (1I)                                360               359              120              119
110       Tamara Hills Townhomes (1I)                                360               359              120              119
111       The Bell Rock Inn                                          300               297              120              117
112       Howard Johnson Hotel                                       300               299              120              119
113       Camelot Apartments                                         360               358              120              118
114       Canyon Ridge MHP                                           360               355              120              115
115       Westlake Crossing Shopping Center                          360               355              180              175
116       Days Hotel Timonium                                        300               294              120              114
117       Heritage Square Apartments                                 360               359              300              299
118       Constitution Square                                        324               322              120              118
119       Oxford Square                                              360               357              120              117
120       Spring Villas                                              360               359              120              119
121       Sierra Point Apartments                                    360               354              120              114
122       Menlo Avenue Office Building                               360               359              120              119
123       Henderson Marketplace                                      240               239              120              119
124       Stone Creek Apartments                                     360               358              120              118
125       Florida Avenue Apartments                                  360               357              120              117
126       Homewood Village Shopping Center                           360               356              120              116
127       Common Wealth Avenue Apartments                            300               296              120              116
128       Sunrise Square Shopping Center                             300               295              120              115
129       Stein Mart Plaza                                           360               359              120              119
130       1500 Plaza Office Building                                 360               355              120              115
131       New West Village Apartments                                360               355               84               79
132       Brookside Apartments                                       360               354              120              114
133       Vinyard Gardens                                            360               359              120              119
134       Hidden Bay Village Apartments                              360               360              120              120
135       Raintree Apartments                                        360               360              120              120
136       The Office Centre at Dunwoody Village                      360               359              120              119
137       Seminary Plaza                                             360               358              120              118
138       Longbranch Apartments                                      360               358              120              118
139       The Market at Merrill Shopping Center                      300               300              240              240
140       Comfort Inn - Dothan                                       300               298              120              118


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
104       Mesa Properties (1H)                                       7.110%        $12,849      7/1/98       6/1/13
105       Mervyn's Plaza                                             7.030%        $32,699      3/1/98       2/1/28   2/1/08
106       Bartlett Commons                                           7.610%        $34,278      6/1/98       5/1/13
107       Crowley Village Shopping Center                            6.970%        $31,838      5/1/98       4/1/08
108       Tivoli Condominiums (1I)                                   7.180%        $14,226      6/1/98       5/1/08
109       Cross Creek Apartments (1I)                                7.180%        $10,026      6/1/98       5/1/08
110       Tamara Hills Townhomes (1I)                                7.180%         $7,249      6/1/98       5/1/08
111       The Bell Rock Inn                                          7.490%        $34,333      4/1/98       3/1/23   3/1/08
112       Howard Johnson Hotel                                       7.650%        $34,444      6/1/98       5/1/23   5/1/08
113       Camelot Apartments                                         7.030%        $30,697      5/1/98       4/1/08
114       Canyon Ridge MHP                                           7.240%        $31,349      2/1/98       1/1/28   1/1/08
115       Westlake Crossing Shopping Center                          6.980%        $29,878      2/1/98       1/1/28   1/1/13
116       Days Hotel Timonium                                        7.030%        $31,537      1/1/98      12/1/22   12/1/07
117       Heritage Square Apartments                                 7.370%        $30,375      6/1/98       5/1/23
118       Constitution Square                                        7.340%        $31,246      5/1/98       4/1/08
119       Oxford Square                                              7.000%        $29,273      4/1/98       3/1/28   3/1/08
120       Spring Villas                                              6.720%        $28,192      6/1/98       5/1/28   5/1/08
121       Sierra Point Apartments                                    7.300%        $29,822      1/1/98      12/1/07
122       Menlo Avenue Office Building                               7.270%        $29,392      6/1/98       5/1/08
123       Henderson Marketplace                                      6.990%        $33,312      6/1/98       5/1/08
124       Stone Creek Apartments                                     6.950%        $28,265      5/1/98       4/1/08
125       Florida Avenue Apartments                                  7.100%        $28,225      4/1/98       3/1/08
126       Homewood Village Shopping Center                           7.360%        $28,965      3/1/98       2/1/28   2/1/08
127       Common Wealth Avenue Apartments                            7.000%        $29,685      3/1/98       2/1/23   2/1/08
128       Sunrise Square Shopping Center                             7.650%        $31,449      2/1/98       1/1/08
129       Stein Mart Plaza                                           6.990%        $27,649      6/1/98       5/1/28   5/1/08
130       1500 Plaza Office Building                                 7.360%        $28,276      2/1/98       1/1/08
131       New West Village Apartments                                7.340%        $28,220      2/1/98       1/1/05
132       Brookside Apartments                                       7.130%        $27,501      1/1/98      12/1/27   12/1/07
133       Vinyard Gardens                                            6.890%        $26,460      6/1/98       5/1/28   5/1/08
134       Hidden Bay Village Apartments                              6.940%        $26,451      7/1/98       6/1/08
135       Raintree Apartments                                        6.940%        $26,451      7/1/98       6/1/08
136       The Office Centre at Dunwoody Village                      7.200%        $27,152      6/1/98       5/1/08
137       Seminary Plaza                                             7.460%        $27,859      5/1/98       4/1/08
138       Longbranch Apartments                                      6.840%        $26,184      5/1/98       4/1/28   4/1/08
139       The Market at Merrill Shopping Center                      7.520%        $29,242      7/1/98       6/1/23   6/1/18
140       Comfort Inn - Dothan                                       7.350%        $28,441      5/1/98       4/1/08


                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
104       Mesa Properties (1H)                                       L (14.5), O (0.5)                                      Yes
105       Mervyn's Plaza                                             L (3.92), YM 1% (5.83), O (0.25)                       No
106       Bartlett Commons                                           L (14.5), O (0.5)                                      Yes
107       Crowley Village Shopping Center                            L (9.5), O (0.5)                                       Yes
108       Tivoli Condominiums (1I)                                   L (9.5), O (0.5)                                       Yes
109       Cross Creek Apartments (1I)                                L (9.5), O (0.5)                                       Yes
110       Tamara Hills Townhomes (1I)                                L (9.5), O (0.5)                                       Yes
111       The Bell Rock Inn                                          L (9.5), O (0.5)                                       Yes
112       Howard Johnson Hotel                                       L (9.5), O (0.5)                                       Yes
113       Camelot Apartments                                         L (9.5), O (0.5)                                       Yes
114       Canyon Ridge MHP                                           L (2.92), YM 1% (6.83), O (0.25)                       No
115       Westlake Crossing Shopping Center                          L (2.92), YM 1% (11.58), O (0.5)                       No
116       Days Hotel Timonium                                        L (9.75), O (0.25)                                     Yes
117       Heritage Square Apartments                                 L (24.75), O (0.25)                                    Yes
118       Constitution Square                                        L (9.5), O (0.5)                                       Yes
119       Oxford Square                                              L (2.92), YM 1% (6.83), O (0.25)                       No
120       Spring Villas                                              5% (3.92), 4% (1), 3% (1), 2% (1), 1% (1), O (2.08)    No
121       Sierra Point Apartments                                    L (9.5), O (0.5)                                       Yes
122       Menlo Avenue Office Building                               L (9.5), O (0.5)                                       Yes
123       Henderson Marketplace                                      L (9.5), O (0.5)                                       Yes
124       Stone Creek Apartments                                     L (9.5), O (0.5)                                       Yes
125       Florida Avenue Apartments                                  L (9.5), O (0.5)                                       Yes
126       Homewood Village Shopping Center                           L (2.92), YM 1% (6.75), O (0.33)                       No
127       Common Wealth Avenue Apartments                            L (9.75), O (0.25)                                     Yes
128       Sunrise Square Shopping Center                             L (9.5), O (0.5)                                       Yes
129       Stein Mart Plaza                                           L (2.92), YM 1% (6.83), O (0.25)                       No
130       1500 Plaza Office Building                                 L (9.5), O (0.5)                                       Yes
131       New West Village Apartments                                L (6.5), O (0.5)                                       Yes
132       Brookside Apartments                                       5% (3.92), 4% (1), 3% (1), 2% (1), 1% (1), O (2.08)    No
133       Vinyard Gardens                                            L (2.92), YM 1% (6.83), O (0.25)                       No
134       Hidden Bay Village Apartments                              L (5), YM 1% (4.42), O (0.58)                          Both
135       Raintree Apartments                                        L (5), YM 1% (4.42), O (0.58)                          Both
136       The Office Centre at Dunwoody Village                      L (9.5), O (0.5)                                       Yes
137       Seminary Plaza                                             L (9.5), O (0.5)                                       Yes
138       Longbranch Apartments                                      L (2.92), YM 1% (6.58), O (0.5)                        No
139       The Market at Merrill Shopping Center                      L (9.92), YM 1% (9.83), O (0.25)                       No
140       Comfort Inn - Dothan                                       L (9.5), O (0.5)                                       Yes

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
141       Wind River Office Building                                 Column                          $3,875,000        0.2%
142       Pass Christian Village                                     GE Capital Access               $3,828,469        0.2%
143       Marriott Courtyard - Dothan                                Column                          $3,702,066        0.2%
144       Tivoli Apartments                                          Column                          $3,700,000        0.2%
145       Sun Plaza Shopping Center                                  GE Capital Access               $3,678,412        0.2%
146       Holiday Inn Express - Washington                           Column                          $3,646,752        0.2%
147       Mariner Crossing Shopping Center                           Column                          $3,592,658        0.2%
148       Mt. Dora Marketplace                                       GE Capital Access               $3,592,405        0.2%
149       Aspen Village Apartments                                   GE Capital Access               $3,590,501        0.2%
150       Sherman Oaks                                               Column                          $3,587,886        0.2%
151       South Plains Apartments                                    Column                          $3,513,458        0.2%
152       Royal Oaks Apartments                                      Column                          $3,506,589        0.2%
153       Northwinds Apartment Complex                               Column                          $3,500,000        0.2%
154       The Park Shopping Center                                   GE Capital Access               $3,497,949        0.2%
155       Lloyd Office Plaza                                         Column                          $3,487,192        0.2%
156       Bridge Street Lodge (1J)                                   Column                          $2,534,536        0.2%
157       P & R Building (1J)                                        Column                            $894,542        0.1%
158       Holiday Inn - Dothan                                       Column                          $3,392,729        0.2%
159       Hampton North Townhomes & Apartments                       Column                          $3,386,446        0.2%
160       Holiday Inn - Lake Havasu                                  Column                          $3,381,338        0.2%
161       University Shoppes                                         GE Capital Access               $3,333,091        0.2%
162       Galleria Mall                                              Column                          $3,294,578        0.2%
163       Park 219 Business Park                                     GE Capital Access               $3,289,375        0.2%
164       One Energy Square                                          Column                          $3,187,768        0.2%
165       Orchard Plaza Shopping Center                              Column                          $3,185,813        0.2%
166       The Mark Mobile Home Park                                  Column                          $3,182,250        0.2%
167       Rivershores Apartments                                     Column                          $3,175,356        0.2%
168       Perry Hall Mini-Storage                                    GE Capital Access               $3,138,857        0.2%
169       Governor's Palace, Ridgmar Americana & Ridgmar W. Apart    Column                          $3,095,825        0.2%
170       Brookhollow Apartments                                     Column                          $3,088,680        0.2%
171       Cedarfield Plaza (1K)                                      Column                          $1,547,923        0.1%
172       Greece Mini Storage (1K)                                   Column                          $1,496,774        0.1%
173       Gander Mountain / JoAnn Fabrics Center                     Column                          $3,039,569        0.2%
174       The Colonnade at Turtle Creek Apartments                   Column                          $3,025,575        0.2%
175       601 Franklin Avenue Medical Building                       Column                          $3,000,000        0.2%
176       Valdosta Storage Rollup                                    GE Capital Access               $2,997,249        0.2%
177       All Aboard Mini-Storage                                    GE Capital Access               $2,996,503        0.2%

                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
141       Wind River Office Building                                 360               360              120              120
142       Pass Christian Village                                     300               295              120              115
143       Marriott Courtyard - Dothan                                300               298              120              118
144       Tivoli Apartments                                          360               360              120              120
145       Sun Plaza Shopping Center                                  180               178              180              178
146       Holiday Inn Express - Washington                           300               299              120              119
147       Mariner Crossing Shopping Center                           360               357              120              117
148       Mt. Dora Marketplace                                       360               357              120              117
149       Aspen Village Apartments                                   360               351              120              111
150       Sherman Oaks                                               360               356              120              116
151       South Plains Apartments                                    360               356               84               80
152       Royal Oaks Apartments                                      360               355              120              115
153       Northwinds Apartment Complex                               300               300              120              120
154       The Park Shopping Center                                   360               359              120              119
155       Lloyd Office Plaza                                         360               355              120              115
156       Bridge Street Lodge (1J)                                   180               178              180              178
157       P & R Building (1J)                                        180               178              180              178
158       Holiday Inn - Dothan                                       300               298              120              118
159       Hampton North Townhomes & Apartments                       360               355              120              115
160       Holiday Inn - Lake Havasu                                  300               295              120              115
161       University Shoppes                                         240               237              240              237
162       Galleria Mall                                              240               239              120              119
163       Park 219 Business Park                                     300               297              120              117
164       One Energy Square                                          354               353              114              113
165       Orchard Plaza Shopping Center                              360               353              120              113
166       The Mark Mobile Home Park                                  240               237               84               81
167       Rivershores Apartments                                     360               358              120              118
168       Perry Hall Mini-Storage                                    240               234              120              114
169       Governor's Palace, Ridgmar Americana & Ridgmar W. Apart    360               358              120              118
170       Brookhollow Apartments                                     360               355              120              115
171       Cedarfield Plaza (1K)                                      360               358              120              118
172       Greece Mini Storage (1K)                                   300               298              120              118
173       Gander Mountain / JoAnn Fabrics Center                     240               238              120              118
174       The Colonnade at Turtle Creek Apartments                   360               358              120              118
175       601 Franklin Avenue Medical Building                       360               360              120              120
176       Valdosta Storage Rollup                                    300               299              120              119
177       All Aboard Mini-Storage                                    300               299              120              119


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
141       Wind River Office Building                                 7.470%        $27,015      7/1/98       6/1/08
142       Pass Christian Village                                     7.470%        $28,376      2/1/98       1/1/23   1/1/08
143       Marriott Courtyard - Dothan                                7.350%        $27,056      5/1/98       4/1/08
144       Tivoli Apartments                                          6.940%        $24,467      7/1/98       6/1/08
145       Sun Plaza Shopping Center                                  7.530%        $34,363      5/1/98       4/1/13
146       Holiday Inn Express - Washington                           7.700%        $27,450      6/1/98       5/1/08
147       Mariner Crossing Shopping Center                           7.080%        $24,145      4/1/98       3/1/08
148       Mt. Dora Marketplace                                       6.950%        $23,830      4/1/98       3/1/28   3/1/08
149       Aspen Village Apartments                                   7.980%        $26,461     10/1/97       9/1/27   9/1/07
150       Sherman Oaks                                               6.920%        $23,758      3/1/98       2/1/08
151       South Plains Apartments                                    7.060%        $23,594      3/1/98       2/1/05
152       Royal Oaks Apartments                                      7.430%        $24,444      2/1/98       1/1/08
153       Northwinds Apartment Complex                               7.640%        $26,184      7/1/98       6/1/08
154       The Park Shopping Center                                   7.210%        $23,781      6/1/98       5/1/28   5/1/08
155       Lloyd Office Plaza                                         7.360%        $24,138      2/1/98       1/1/08
156       Bridge Street Lodge (1J)                                   7.490%        $23,624      5/1/98       4/1/13
157       P & R Building (1J)                                        7.490%         $8,338      5/1/98       4/1/13
158       Holiday Inn - Dothan                                       7.350%        $24,795      5/1/98       4/1/08
159       Hampton North Townhomes & Apartments                       6.960%        $22,529      2/1/98       1/1/08
160       Holiday Inn - Lake Havasu                                  7.580%        $25,303      2/1/98       1/1/23   1/1/08
161       University Shoppes                                         7.480%        $26,946      4/1/98       3/1/18
162       Galleria Mall                                              7.320%        $26,223      6/1/98       5/1/08
163       Park 219 Business Park                                     7.180%        $23,704      4/1/98       3/1/23   3/1/08
164       One Energy Square                                          7.890%        $23,256      6/1/98      11/1/07
165       Orchard Plaza Shopping Center                              7.910%        $23,280     12/1/97      11/1/07
166       The Mark Mobile Home Park                                  6.810%        $24,446      4/1/98       3/1/05
167       Rivershores Apartments                                     6.970%        $21,093      5/1/98       4/1/08
168       Perry Hall Mini-Storage                                    7.220%        $25,037      1/1/98      12/1/17   12/1/07
169       Governor's Palace, Ridgmar Americana & Ridgmar W. Apart    7.300%        $21,253      5/1/98       4/1/08
170       Brookhollow Apartments                                     7.370%        $21,400      2/1/98       1/1/08
171       Cedarfield Plaza (1K)                                      7.320%        $10,647      5/1/98       4/1/08
172       Greece Mini Storage (1K)                                   7.320%        $10,910      5/1/98       4/1/08
173       Gander Mountain / JoAnn Fabrics Center                     7.490%        $24,552      5/1/98       4/1/08
174       The Colonnade at Turtle Creek Apartments                   6.970%        $20,098      5/1/98       4/1/08
175       601 Franklin Avenue Medical Building                       7.270%        $20,506      7/1/98       6/1/08
176       Valdosta Storage Rollup                                    7.570%        $22,307      6/1/98       5/1/23   5/1/08
177       All Aboard Mini-Storage                                    7.360%        $21,897      6/1/98       5/1/23   5/1/08


                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
141       Wind River Office Building                                 L (9.5), O (0.5)                                       Yes
142       Pass Christian Village                                     L (2.92), YM 1% (6.83), O (0.25)                       No
143       Marriott Courtyard - Dothan                                L (9.5), O (0.5)                                       Yes
144       Tivoli Apartments                                          L (5), YM 1% (4.42), O (0.58)                          Both
145       Sun Plaza Shopping Center                                  L (3.92), YM 1% (10.83), O (0.25)                      No
146       Holiday Inn Express - Washington                           L (9.5), O (0.5)                                       Yes
147       Mariner Crossing Shopping Center                           L (9.5), O (0.5)                                       Yes
148       Mt. Dora Marketplace                                       L (2.92), YM 1% (6.83), O (0.25)                       No
149       Aspen Village Apartments                                   L (2.92), YM 1% (6.83), O (0.25)                       No
150       Sherman Oaks                                               L (9.5), O (0.5)                                       Yes
151       South Plains Apartments                                    L (5), O (2)                                           Yes
152       Royal Oaks Apartments                                      L (9.5), O (0.5)                                       Yes
153       Northwinds Apartment Complex                               L (9.5), O (0.5)                                       Yes
154       The Park Shopping Center                                   L (2.92), YM 1% (6.83), O (0.25)                       No
155       Lloyd Office Plaza                                         L (9.5), O (0.5)                                       Yes
156       Bridge Street Lodge (1J)                                   L (14.5), O (0.5)                                      Yes
157       P & R Building (1J)                                        L (14.5), O (0.5)                                      Yes
158       Holiday Inn - Dothan                                       L (9.5), O (0.5)                                       Yes
159       Hampton North Townhomes & Apartments                       L (9.5), O (0.5)                                       Yes
160       Holiday Inn - Lake Havasu                                  L (9.5), O (0.5)                                       Yes
161       University Shoppes                                         L (6.92), YM 1% (12.83), O (0.25)                      No
162       Galleria Mall                                              L (9.5), O (0.5)                                       Yes
163       Park 219 Business Park                                     L (3.92), YM 1% (5.83), O (0.25)                       No
164       One Energy Square                                          L (4.5), YM 1% (4.5), O (0.5)                          No
165       Orchard Plaza Shopping Center                              L (5), YM 1% (4.5), O (0.5)                            No
166       The Mark Mobile Home Park                                  L (6.5), O (0.5)                                       Yes
167       Rivershores Apartments                                     L (9.5), O (0.5)                                       Yes
168       Perry Hall Mini-Storage                                    L (9.75), O (0.25)                                     Yes
169       Governor's Palace, Ridgmar Americana & Ridgmar W. Apart    L (9.5), O (0.5)                                       Yes
170       Brookhollow Apartments                                     L (9.5), O (0.5)                                       Yes
171       Cedarfield Plaza (1K)                                      L (9.5), O (0.5)                                       Yes
172       Greece Mini Storage (1K)                                   L (9.5), O (0.5)                                       Yes
173       Gander Mountain / JoAnn Fabrics Center                     L (9.42), O (0.58)                                     Yes
174       The Colonnade at Turtle Creek Apartments                   L (9.5), O (0.5)                                       Yes
175       601 Franklin Avenue Medical Building                       L (9.5), O (0.5)                                       Yes
176       Valdosta Storage Rollup                                    L (4.92), YM 1% (4.83), O (0.25)                       No
177       All Aboard Mini-Storage                                    L (4.92), YM 1% (4.83), O (0.25)                       No

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
178       Brea Center                                                Column                          $2,994,596        0.2%
179       Holiday Inn Express                                        Column                          $2,991,274        0.2%
180       Seaport Villas                                             GE Capital Access               $2,948,178        0.2%
181       Park Central Office Park                                   Column                          $2,944,341        0.2%
182       Drug Emporium Shopping Center                              GE Capital Access               $2,898,252        0.2%
183       Langley Place                                              Column                          $2,892,843        0.2%
184       Red Lion Apartments                                        GE Capital Access               $2,877,238        0.2%
185       The Woodlands Shopping Center                              Column                          $2,839,795        0.2%
186       St. Marys Plaza                                            Column                          $2,831,233        0.2%
187       Mountain Park Pavilions II                                 Column                          $2,800,000        0.2%
188       Shady Banks Shopping Center                                Column                          $2,798,390        0.2%
189       Pavilion in the Park Shopping Center                       GE Capital Access               $2,775,000        0.2%
190       Riverview Business Plaza                                   Column                          $2,748,656        0.2%
191       Cumberland Station Shopping Center                         Column                          $2,748,609        0.2%
192       509-511 Amsterdam Avenue                                   GE Capital Access               $2,748,244        0.2%
193       Westover Pointe Center                                     Column                          $2,698,620        0.2%
194       Towne East Village Apartments                              Column                          $2,690,205        0.2%
195       Super Crown Books & LaJolla Patio                          Column                          $2,674,866        0.2%
196       Bent Oak Apartments                                        Column                          $2,650,000        0.2%
197       Summit Apartments                                          Column                          $2,606,458        0.2%
198       Jefferson Square Mall                                      Column                          $2,600,000        0.2%
199       Sandalwood Center                                          GE Capital Access               $2,594,767        0.2%
200       Encino Village Center                                      GE Capital Access               $2,585,729        0.2%
201       Willamette Terrace                                         GE Capital Access               $2,551,182        0.2%
202       4 Hartwell Place                                           Column                          $2,547,543        0.2%
203       79 Worth Street                                            GE Capital Access               $2,544,466        0.2%
204       Stewart Creek Shopping Center                              Column                          $2,541,450        0.2%
205       Plantation Village Shopping Center                         GE Capital Access               $2,536,796        0.2%
206       Lookout Ridge Apartments                                   Column                          $2,500,000        0.2%
207       Orangethorpe Beach Shopping Center                         Column                          $2,498,679        0.2%
208       Orchard Supply                                             GE Capital Access               $2,492,636        0.2%
209       Waterford Village Shopping Center                          Column                          $2,492,246        0.2%
210       Governor's Terrace                                         GE Capital Access               $2,464,481        0.2%
211       Esplanade Mini-Storage                                     GE Capital Access               $2,442,371        0.2%
212       Sterling Industrial Park                                   Column                          $2,400,000        0.2%
213       Mabelvale Plaza Shopping Center                            GE Capital Access               $2,400,000        0.2%
214       Woodlawn Village Shopping Center                           Column                          $2,318,602        0.1%

                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
178       Brea Center                                                360               357              120              117
179       Holiday Inn Express                                        300               297              120              117
180       Seaport Villas                                             360               359              120              119
181       Park Central Office Park                                   360               357              120              117
182       Drug Emporium Shopping Center                              360               359              120              119
183       Langley Place                                              336               333              120              117
184       Red Lion Apartments                                        300               299              300              299
185       The Woodlands Shopping Center                              360               355              120              115
186       St. Marys Plaza                                            360               356              120              116
187       Mountain Park Pavilions II                                 180               180              180              180
188       Shady Banks Shopping Center                                360               359              120              119
189       Pavilion in the Park Shopping Center                       300               300              240              240
190       Riverview Business Plaza                                   360               359              120              119
191       Cumberland Station Shopping Center                         360               359              120              119
192       509-511 Amsterdam Avenue                                   360               359              120              119
193       Westover Pointe Center                                     360               359              120              119
194       Towne East Village Apartments                              360               355              120              115
195       Super Crown Books & LaJolla Patio                          180               177              180              177
196       Bent Oak Apartments                                        360               360              120              120
197       Summit Apartments                                          360               358              120              118
198       Jefferson Square Mall                                      300               300              120              120
199       Sandalwood Center                                          300               298              120              118
200       Encino Village Center                                      300               295              120              115
201       Willamette Terrace                                         360               356              120              116
202       4 Hartwell Place                                           300               299              120              119
203       79 Worth Street                                            360               357              120              117
204       Stewart Creek Shopping Center                              360               355              180              175
205       Plantation Village Shopping Center                         300               295               84               79
206       Lookout Ridge Apartments                                   360               360              120              120
207       Orangethorpe Beach Shopping Center                         360               359              120              119
208       Orchard Supply                                             180               179              180              179
209       Waterford Village Shopping Center                          300               297              120              117
210       Governor's Terrace                                         360               359              180              179
211       Esplanade Mini-Storage                                     300               297              120              117
212       Sterling Industrial Park                                   300               300              120              120
213       Mabelvale Plaza Shopping Center                            300               300              120              120
214       Woodlawn Village Shopping Center                           360               359              120              119


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
178       Brea Center                                                7.540%        $21,059      4/1/98       3/1/08
179       Holiday Inn Express                                        7.690%        $22,542      4/1/98       3/1/23   3/1/08
180       Seaport Villas                                             7.040%        $19,706      6/1/98      4/30/28   5/1/08
181       Park Central Office Park                                   7.310%        $20,244      4/1/98       3/1/08
182       Drug Emporium Shopping Center                              7.120%        $19,528      6/1/98       5/1/28   5/1/08
183       Langley Place                                              7.080%        $19,862      4/1/98       3/1/08
184       Red Lion Apartments                                        7.370%        $21,040      6/1/98       5/1/23
185       The Woodlands Shopping Center                              7.460%        $19,850      2/1/98       1/1/08
186       St. Marys Plaza                                            7.360%        $19,586      3/1/98       2/1/08
187       Mountain Park Pavilions II                                 7.340%        $25,702      7/1/98       6/1/13
188       Shady Banks Shopping Center                                7.270%        $19,139      6/1/98       5/1/08
189       Pavilion in the Park Shopping Center                       7.520%        $20,543      7/1/98       6/1/23   6/1/18
190       Riverview Business Plaza                                   7.760%        $19,720      6/1/98       5/1/08
191       Cumberland Station Shopping Center                         7.660%        $19,531      6/1/98       5/1/08
192       509-511 Amsterdam Avenue                                   6.930%        $18,167      6/1/98       5/1/23   5/1/08
193       Westover Pointe Center                                     7.630%        $19,120      6/1/98       5/1/08
194       Towne East Village Apartments                              7.400%        $18,694      2/1/98       1/1/08
195       Super Crown Books & LaJolla Patio                          7.260%        $24,663      4/1/98       3/1/13
196       Bent Oak Apartments                                        6.940%        $17,524      7/1/98       6/1/08
197       Summit Apartments                                          7.270%        $17,840      5/1/98       4/1/08
198       Jefferson Square Mall                                      7.540%        $19,281      7/1/98       6/1/08
199       Sandalwood Center                                          7.670%        $19,502      5/1/98       4/1/23   4/1/08
200       Encino Village Center                                      7.580%        $19,349      2/1/98       1/1/23   1/1/08
201       Willamette Terrace                                         6.800%        $16,689      3/1/98       2/1/28   2/1/08
202       4 Hartwell Place                                           7.350%        $18,596      6/1/98       5/1/08
203       79 Worth Street                                            6.840%        $16,692      4/1/98       3/1/28   3/1/08
204       Stewart Creek Shopping Center                              7.760%        $18,286      2/1/98       1/1/13
205       Plantation Village Shopping Center                         7.920%        $19,546      2/1/98       1/1/23   1/1/05
206       Lookout Ridge Apartments                                   7.100%        $16,801      7/1/98       6/1/08
207       Orangethorpe Beach Shopping Center                         7.530%        $17,532      6/1/98       5/1/08
208       Orchard Supply                                             7.050%        $22,541      6/1/98       5/1/13
209       Waterford Village Shopping Center                          7.370%        $18,264      4/1/98       3/1/08
210       Governor's Terrace                                         7.050%        $16,492      6/1/98       5/1/13
211       Esplanade Mini-Storage                                     7.350%        $17,867      4/1/98       3/1/23   3/1/08
212       Sterling Industrial Park                                   7.370%        $17,533      7/1/98       6/1/08
213       Mabelvale Plaza Shopping Center                            7.230%        $17,316      7/1/98       6/1/23   6/1/08
214       Woodlawn Village Shopping Center                           7.120%        $15,622      6/1/98       5/1/08


                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
178       Brea Center                                                L (9.5), O (0.5)                                       Yes
179       Holiday Inn Express                                        L (9.5), O (0.5)                                       Yes
180       Seaport Villas                                             L (9.75), O (0.25)                                     Yes
181       Park Central Office Park                                   L (9.5), O (0.5)                                       Yes
182       Drug Emporium Shopping Center                              L (3.92), YM 1% (5.83), O (0.25)                       No
183       Langley Place                                              L (9.5), O (0.5)                                       Yes
184       Red Lion Apartments                                        L (24.75), O (0.25)                                    Yes
185       The Woodlands Shopping Center                              L (9.5), O (0.5)                                       Yes
186       St. Marys Plaza                                            L (9.5), O (0.5)                                       Yes
187       Mountain Park Pavilions II                                 L (14.5), O (0.5)                                      Yes
188       Shady Banks Shopping Center                                L (5), YM 1% (4.42), O (0.58)                          Both
189       Pavilion in the Park Shopping Center                       L (9.92), YM 1% (9.83), O (0.25)                       No
190       Riverview Business Plaza                                   L (9.5), O (0.5)                                       Yes
191       Cumberland Station Shopping Center                         L (9.5), O (0.5)                                       Yes
192       509-511 Amsterdam Avenue                                   L (3.92), YM 1% (5.75), O (0.33)                       No
193       Westover Pointe Center                                     L (9.5), O (0.5)                                       Yes
194       Towne East Village Apartments                              L (9.5), O (0.5)                                       Yes
195       Super Crown Books & LaJolla Patio                          L (14.5), O (0.5)                                      Yes
196       Bent Oak Apartments                                        L (5), YM 1% (4.42), O (0.58)                          Both
197       Summit Apartments                                          L (9.5), O (0.5)                                       Yes
198       Jefferson Square Mall                                      L (9.5), O (0.5)                                       Yes
199       Sandalwood Center                                          L (3.92), YM 1% (5.83), O (0.25)                       No
200       Encino Village Center                                      L (3.92), YM 1% (5.83), O (0.25)                       No
201       Willamette Terrace                                         L (4.92), YM 1% (4.83), O (0.25)                       No
202       4 Hartwell Place                                           L (9.5), O (0.5)                                       Yes
203       79 Worth Street                                            L (4.92), YM 1% (4.83), O (0.25)                       No
204       Stewart Creek Shopping Center                              L (8), YM 1% (4), O (3)                                No
205       Plantation Village Shopping Center                         L (2.92), YM 1% (3.83), O (0.25)                       No
206       Lookout Ridge Apartments                                   L (9.5), O (0.5)                                       Yes
207       Orangethorpe Beach Shopping Center                         L (9.5), O (0.5)                                       Yes
208       Orchard Supply                                             L (3.92), YM 1% (10.75), O (0.33)                      No
209       Waterford Village Shopping Center                          L (9.5), O (0.5)                                       Yes
210       Governor's Terrace                                         L (3.92), YM 1% (10.83), O (0.25)                      No
211       Esplanade Mini-Storage                                     L (3.92), YM 1% (5.83), O (0.25)                       No
212       Sterling Industrial Park                                   L (9.5), O (0.5)                                       Yes
213       Mabelvale Plaza Shopping Center                            L (2.92), YM 1% (6.78), O (0.33)                       No
214       Woodlawn Village Shopping Center                           L (5), YM 1% (4.42), O (0.58)                          Both

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
215       Bolton-Moore's Mill Shopping Center                        Column                          $2,298,796        0.1%
216       Omni Plaza Shopping Center                                 Column                          $2,298,698        0.1%
217       Shield Street Plaza                                        Column                          $2,287,333        0.1%
218       Viewmont Estates Mobile Home Park                          GE Capital Access               $2,248,614        0.1%
219       1731, 1741 and 1751 Washington Street                      GE Capital Access               $2,200,000        0.1%
220       Penninsula Professional Building                           Column                          $2,198,775        0.1%
221       Creekside Mobile Estates                                   Column                          $2,196,864        0.1%
222       Alexandria Square                                          Column                          $2,167,012        0.1%
223       Advo Building                                              Column                          $2,148,841        0.1%
224       White Pines Plaza                                          GE Capital Access               $2,115,925        0.1%
225       North Shore Estates                                        GE Capital Access               $2,098,711        0.1%
226       River's Edge Apartments                                    Column                          $2,096,004        0.1%
227       109-111 Grant Avenue                                       Column                          $2,095,796        0.1%
228       Royal Oaks Senior Community Park                           Column                          $2,093,271        0.1%
229       Parker Marketplace Phase II                                Column                          $2,078,819        0.1%
230       Summer Creek Apartments                                    Column                          $2,060,000        0.1%
231       Robarts Mobile Home Park                                   GE Capital Access               $2,046,984        0.1%
232       Woodcrest Townhome Apartments                              Column                          $2,000,000        0.1%
233       Planters Trace Apartments                                  GE Capital Access               $1,998,661        0.1%
234       Stone Oak Apartments                                       Column                          $1,997,044        0.1%
235       Hidden Hills Mobile Home Park                              Column                          $1,995,626        0.1%
236       Tiger Mart                                                 Column                          $1,995,037        0.1%
237       Quail Hollow Business Park                                 Column                          $1,993,967        0.1%
238       Campus Square Apartments                                   Column                          $1,993,907        0.1%
239       Bridgeport Professional Building                           Column                          $1,993,797        0.1%
240       Park Lane Terrace Apartments                               Column                          $1,993,270        0.1%
241       Brigham's Landing Shopping Center                          Column                          $1,990,665        0.1%
242       Boulevard Shoppes II                                       GE Capital Access               $1,989,905        0.1%
243       The Clusters Apartments                                    Column                          $1,987,627        0.1%
244       Fairfield Inn - Dothan                                     Column                          $1,983,803        0.1%
245       Valley Manor                                               Column                          $1,946,172        0.1%
246       Sunrise Village Apartments                                 Column                          $1,940,855        0.1%
247       Ridgewood Apartments                                       GE Capital Access               $1,900,000        0.1%
248       Bella Vista Terrace                                        GE Capital Access               $1,898,826        0.1%
249       Ramada Limited                                             Column                          $1,898,305        0.1%
250       Secluded Oaks Villas Apartments                            Column                          $1,897,403        0.1%
251       Colonial Mobile Home Park                                  Column                          $1,891,033        0.1%

                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
215       Bolton-Moore's Mill Shopping Center                        360               359              120              119
216       Omni Plaza Shopping Center                                 360               359              120              119
217       Shield Street Plaza                                        300               295              120              115
218       Viewmont Estates Mobile Home Park                          360               359              180              179
219       1731, 1741 and 1751 Washington Street                      300               300              120              120
220       Penninsula Professional Building                           360               359              120              119
221       Creekside Mobile Estates                                   360               358              120              118
222       Alexandria Square                                          180               178              120              118
223       Advo Building                                              360               359              120              119
224       White Pines Plaza                                          360               356              120              116
225       North Shore Estates                                        360               359              120              119
226       River's Edge Apartments                                    360               357              120              117
227       109-111 Grant Avenue                                       360               357              120              117
228       Royal Oaks Senior Community Park                           360               356              120              116
229       Parker Marketplace Phase II                                360               359              120              119
230       Summer Creek Apartments                                    360               360              120              120
231       Robarts Mobile Home Park                                   360               358              120              118
232       Woodcrest Townhome Apartments                              240               240              120              120
233       Planters Trace Apartments                                  360               359              120              119
234       Stone Oak Apartments                                       360               358              120              118
235       Hidden Hills Mobile Home Park                              360               357              120              117
236       Tiger Mart                                                 180               179              180              179
237       Quail Hollow Business Park                                 300               297              120              117
238       Campus Square Apartments                                   300               297              180              177
239       Bridgeport Professional Building                           300               297              120              117
240       Park Lane Terrace Apartments                               360               356               84               80
241       Brigham's Landing Shopping Center                          300               296              120              116
242       Boulevard Shoppes II                                       240               237              240              237
243       The Clusters Apartments                                    180               178              120              118
244       Fairfield Inn - Dothan                                     300               297              120              117
245       Valley Manor                                               300               298              120              118
246       Sunrise Village Apartments                                 300               296              120              116
247       Ridgewood Apartments                                       360               360              240              240
248       Bella Vista Terrace                                        360               359              120              119
249       Ramada Limited                                             300               299              120              119
250       Secluded Oaks Villas Apartments                            360               358              120              118
251       Colonial Mobile Home Park                                  300               296              120              116


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
215       Bolton-Moore's Mill Shopping Center                        7.560%        $16,177      6/1/98       5/1/08
216       Omni Plaza Shopping Center                                 7.320%        $15,799      6/1/98       5/1/08
217       Shield Street Plaza                                        7.560%        $17,087      2/1/98       1/1/08
218       Viewmont Estates Mobile Home Park                          7.050%        $15,045      6/1/98       5/1/28   5/1/13
219       1731, 1741 and 1751 Washington Street                      7.080%        $15,662      7/1/98       6/1/23   6/1/08
220       Penninsula Professional Building                           7.370%        $15,187      6/1/98       5/1/08
221       Creekside Mobile Estates                                   7.070%        $14,740      5/1/98       4/1/08
222       Alexandria Square                                          7.310%        $19,974      5/1/98       4/1/08
223       Advo Building                                              7.470%        $14,989      6/1/98       5/1/08
224       White Pines Plaza                                          6.970%        $14,082      3/1/98       2/1/28   2/1/08
225       North Shore Estates                                        7.060%        $14,056      6/1/98       5/1/28   5/1/08
226       River's Edge Apartments                                    7.340%        $14,454      4/1/98       3/1/08
227       109-111 Grant Avenue                                       7.150%        $14,184      4/1/98       3/1/08
228       Royal Oaks Senior Community Park                           7.170%        $14,212      3/1/98       2/1/08
229       Parker Marketplace Phase II                                7.310%        $14,274      6/1/98       5/1/08
230       Summer Creek Apartments                                    6.940%        $13,622      7/1/98       6/1/08
231       Robarts Mobile Home Park                                   6.940%        $13,556      5/1/98       4/1/28   4/1/08
232       Woodcrest Townhome Apartments                              6.950%        $15,446      7/1/98       6/1/08
233       Planters Trace Apartments                                  6.770%        $12,999      6/1/98       5/1/28   5/1/08
234       Stone Oak Apartments                                       6.920%        $13,199      5/1/98       4/1/08
235       Hidden Hills Mobile Home Park                              6.810%        $13,052      4/1/98       3/1/08
236       Tiger Mart                                                 8.670%        $19,895      6/1/98       5/1/13
237       Quail Hollow Business Park                                 7.510%        $14,793      4/1/98       3/1/08
238       Campus Square Apartments                                   7.460%        $14,728      4/1/98       3/1/13
239       Bridgeport Professional Building                           7.370%        $14,611      4/1/98       3/1/08
240       Park Lane Terrace Apartments                               6.920%        $13,199      3/1/98       2/1/05
241       Brigham's Landing Shopping Center                          7.420%        $14,676      3/1/98       2/1/08
242       Boulevard Shoppes II                                       7.480%        $16,087      4/1/98       3/1/18
243       The Clusters Apartments                                    6.910%        $17,876      5/1/98       4/1/08
244       Fairfield Inn - Dothan                                     7.350%        $14,512      4/1/98       3/1/08
245       Valley Manor                                               7.800%        $14,793      5/1/98       4/1/08
246       Sunrise Village Apartments                                 7.390%        $14,271      3/1/98       2/1/08
247       Ridgewood Apartments                                       7.170%        $12,858      7/1/98       6/1/28   6/1/18
248       Bella Vista Terrace                                        7.040%        $12,692      6/1/98      4/30/28   5/1/08
249       Ramada Limited                                             7.690%        $14,276      6/1/98       5/1/23   5/1/08
250       Secluded Oaks Villas Apartments                            7.240%        $12,948      5/1/98       4/1/08
251       Colonial Mobile Home Park                                  7.350%        $13,856      3/1/98       2/1/08


                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
215       Bolton-Moore's Mill Shopping Center                      L (9.5), O (0.5)                                       Yes
216       Omni Plaza Shopping Center                               L (9.5), O (0.5)                                       Yes
217       Shield Street Plaza                                      L (9.5), O (0.5)                                       Yes
218       Viewmont Estates Mobile Home Park                        L (3.92), YM 1% (10.83), O (0.25)                      No
219       1731, 1741 and 1751 Washington Street                    L (9.75), O (0.25)                                     Yes
220       Penninsula Professional Building                         L (5), YM 1% (4.42), O (0.58)                          Both
221       Creekside Mobile Estates                                 L (9.5), O (0.5)                                       Yes
222       Alexandria Square                                        L (5), YM 1% (4.5), O (0.5)                            No
223       Advo Building                                            L (9.5), O (0.5)                                       Yes
224       White Pines Plaza                                        L (2.92), YM 1% (6.83), O (0.25)                       No
225       North Shore Estates                                      L (3.92), YM 1% (5.75), O (0.33)                       No
226       River's Edge Apartments                                  L (5), YM 1% (4.5), O (0.5)                            No
227       109-111 Grant Avenue                                     L (9.5), O (0.5)                                       Yes
228       Royal Oaks Senior Community Park                         L (9.5), O (0.5)                                       Yes
229       Parker Marketplace Phase II                              L (9.5), O (0.5)                                       Yes
230       Summer Creek Apartments                                  L (5), YM 1% (4.42), O (0.58)                          Both
231       Robarts Mobile Home Park                                 L (4.92), YM 1% (4.83), O (0.25)                       No
232       Woodcrest Townhome Apartments                            L (9.5), O (0.5)                                       Yes
233       Planters Trace Apartments                                L (2.92), YM 1% (6.75), O (0.33)                       No
234       Stone Oak Apartments                                     L (9.5), O (0.5)                                       Yes
235       Hidden Hills Mobile Home Park                            L (9.5), O (0.5)                                       Yes
236       Tiger Mart                                               L (9.5), O (5.5)                                       Yes
237       Quail Hollow Business Park                               L (9.5), O (0.5)                                       Yes
238       Campus Square Apartments                                 L (14.5), O (0.5)                                      Yes
239       Bridgeport Professional Building                         L (9.5), O (0.5)                                       Yes
240       Park Lane Terrace Apartments                             L (5), O (2)                                           Yes
241       Brigham's Landing Shopping Center                        L (9.5), O (0.5)                                       Yes
242       Boulevard Shoppes II                                     L (6.92), YM 1% (12.83), O (0.25)                      No
243       The Clusters Apartments                                  L (3), YM 1% (6.5), O (0.5)                            No
244       Fairfield Inn - Dothan                                   L (9.5), O (0.5)                                       Yes
245       Valley Manor                                             L (9.5), O (0.5)                                       Yes
246       Sunrise Village Apartments                               L (2.33), YM 1% (7.17), O (0.5)                        No
247       Ridgewood Apartments                                     L (19.75), O (0.25)                                    Yes
248       Bella Vista Terrace                                      L (9.75), O (0.25)                                     Yes
249       Ramada Limited                                           L (9.5), O (0.5)                                       Yes
250       Secluded Oaks Villas Apartments                          L (9.5), O (0.5)                                       Yes
251       Colonial Mobile Home Park                                L (9.5), O (0.5)                                       Yes

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
252       Plaza North Medical Building                               Column                          $1,823,190        0.1%
253       Camelot Apartments                                         GE Capital Access               $1,808,982        0.1%
254       Northlake Quadrangle                                       Column                          $1,797,991        0.1%
255       Gordon Street Apartments                                   GE Capital Access               $1,797,346        0.1%
256       Northgate Apartments                                       GE Capital Access               $1,795,862        0.1%
257       Sepulveda Crest Apartments                                 Column                          $1,794,060        0.1%
258       Morningstar Mini-Storage                                   GE Capital Access               $1,743,781        0.1%
259       Chateaux Verde Apartments                                  Column                          $1,741,516        0.1%
260       Homestead Corner Shopping Center                           Column                          $1,707,952        0.1%
261       Lake Villa Apartments                                      Column                          $1,697,606        0.1%
262       F & H Warehouse                                            Column                          $1,685,255        0.1%
263       Avian Plaza Shopping Center                                Column                          $1,648,718        0.1%
264       Port Orchard Mini Storage                                  GE Capital Access               $1,648,445        0.1%
265       Sequoia Grove Apartments                                   GE Capital Access               $1,626,426        0.1%
266       The Miller Center                                          Column                          $1,597,515        0.1%
267       Emerald Park Apartments                                    Column                          $1,597,369        0.1%
268       Rancho San Diego Town & Country                            GE Capital Access               $1,594,320        0.1%
269       French Quarters East Apartments                            Column                          $1,550,000        0.1%
270       The Forest Apartments                                      Column                          $1,540,000        0.1%
271       Oakhill Apartments                                         GE Capital Access               $1,520,000        0.1%
272       STOR-N-LOCK                                                Column                          $1,498,503        0.1%
273       Autumn Ridge Apartments                                    GE Capital Access               $1,491,294        0.1%
274       701 Franklin Center                                        GE Capital Access               $1,454,307        0.1%
275       Savoy Condominiums                                         Column                          $1,419,683        0.1%
276       Meriden East Apartments                                    GE Capital Access               $1,416,840        0.1%
277       Hyde Park Mobile Estates                                   GE Capital Access               $1,403,387        0.1%
278       Courtyard Plaza                                            Column                          $1,400,000        0.1%
279       Tradewinds Apartments                                      Column                          $1,400,000        0.1%
280       Regency Manor Apartments                                   Column                          $1,399,208        0.1%
281       Hood Chalet Mobile Estates                                 GE Capital Access               $1,398,630        0.1%
282       Mauna Kea Apartments                                       Column                          $1,395,627        0.1%
283       Deer Creek Apartments                                      GE Capital Access               $1,329,283        0.1%
284       Evergreen Place Condominiums                               Column                          $1,315,730        0.1%
285       Autumn Creek Apartments                                    Column                          $1,267,850        0.1%
286       Midtown at Main                                            Column                          $1,234,417        0.1%
287       Park Place Center                                          GE Capital Access               $1,225,099        0.1%
288       International Self Storage                                 GE Capital Access               $1,197,443        0.1%

                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
252       Plaza North Medical Building                               300               299              120              119
253       Camelot Apartments                                         360               359              120              119
254       Northlake Quadrangle                                       300               299              120              119
255       Gordon Street Apartments                                   360               358              120              118
256       Northgate Apartments                                       300               298              120              118
257       Sepulveda Crest Apartments                                 360               356              120              116
258       Morningstar Mini-Storage                                   240               238              240              238
259       Chateaux Verde Apartments                                  300               296              180              176
260       Homestead Corner Shopping Center                           360               358              180              178
261       Lake Villa Apartments                                      360               358              120              118
262       F & H Warehouse                                            180               177              180              177
263       Avian Plaza Shopping Center                                324               323              120              119
264       Port Orchard Mini Storage                                  300               299              120              119
265       Sequoia Grove Apartments                                   360               357              120              117
266       The Miller Center                                          240               239              120              119
267       Emerald Park Apartments                                    360               358              120              118
268       Rancho San Diego Town & Country                            360               355              144              139
269       French Quarters East Apartments                            360               360              120              120
270       The Forest Apartments                                      360               360              120              120
271       Oakhill Apartments                                         360               360              120              120
272       STOR-N-LOCK                                                300               299              120              119
273       Autumn Ridge Apartments                                    300               295               60               55
274       701 Franklin Center                                        300               295              120              115
275       Savoy Condominiums                                         360               355              120              115
276       Meriden East Apartments                                    300               295               60               55
277       Hyde Park Mobile Estates                                   144               128              144              128
278       Courtyard Plaza                                            300               300              120              120
279       Tradewinds Apartments                                      360               360              120              120
280       Regency Manor Apartments                                   360               359              120              119
281       Hood Chalet Mobile Estates                                 300               299              180              179
282       Mauna Kea Apartments                                       360               356              120              116
283       Deer Creek Apartments                                      360               359              300              299
284       Evergreen Place Condominiums                               360               358              120              118
285       Autumn Creek Apartments                                    360               357              120              117
286       Midtown at Main                                            252               249              120              117
287       Park Place Center                                          300               295              120              115
288       International Self Storage                                 300               298              120              118


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
252       Plaza North Medical Building                               7.220%        $13,156      6/1/98       5/1/08
253       Camelot Apartments                                         7.340%        $12,458      6/1/98       5/1/28   5/1/08
254       Northlake Quadrangle                                       7.630%        $13,454      6/1/98       5/1/08
255       Gordon Street Apartments                                   6.930%        $11,891      5/1/98       4/1/28   4/1/08
256       Northgate Apartments                                       6.960%        $12,676      5/1/98       4/1/23   4/1/08
257       Sepulveda Crest Apartments                                 7.020%        $12,000      3/1/98      1/14/08
258       Morningstar Mini-Storage                                   7.210%        $13,789      5/1/98       4/1/18
259       Chateaux Verde Apartments                                  7.180%        $12,570      3/1/98       2/1/13
260       Homestead Corner Shopping Center                           7.760%        $12,262      5/1/98       4/1/13
261       Lake Villa Apartments                                      7.120%        $11,447      5/1/98       4/1/08
262       F & H Warehouse                                            7.530%        $15,788      4/1/98       3/1/13
263       Avian Plaza Shopping Center                                7.360%        $11,739      6/1/98       5/1/08
264       Port Orchard Mini Storage                                  7.450%        $12,140      6/1/98       5/1/23   5/1/08
265       Sequoia Grove Apartments                                   6.800%        $10,626      4/1/98       3/1/08
266       The Miller Center                                          7.680%        $13,066      6/1/98       5/1/08
267       Emerald Park Apartments                                    7.000%        $10,645      5/1/98       4/1/08
268       Rancho San Diego Town & Country                            7.500%        $11,187      2/1/98       1/1/28   1/1/10
269       French Quarters East Apartments                            7.070%        $10,385      7/1/98       6/1/08
270       The Forest Apartments                                      6.940%        $10,184      7/1/98       6/1/08
271       Oakhill Apartments                                         6.930%        $10,041      7/1/98       6/1/28   6/1/08
272       STOR-N-LOCK                                                7.190%        $10,784      6/1/98       5/1/08
273       Autumn Ridge Apartments                                    7.250%        $10,842      2/1/98       1/1/23   1/1/03
274       701 Franklin Center                                        7.460%        $10,770      2/1/98       1/1/23   1/1/08
275       Savoy Condominiums                                         7.270%         $9,740      2/1/98     12/23/07
276       Meriden East Apartments                                    7.330%        $10,374      2/1/98       1/1/23   1/1/03
277       Hyde Park Mobile Estates                                   8.370%        $16,699      3/1/97       2/1/09
278       Courtyard Plaza                                            7.220%        $10,092      7/1/98       6/1/08
279       Tradewinds Apartments                                      6.940%         $9,258      7/1/98       6/1/08
280       Regency Manor Apartments                                   7.320%         $9,617      6/1/98       5/1/08
281       Hood Chalet Mobile Estates                                 7.280%        $10,146      6/1/98       5/1/23   5/1/13
282       Mauna Kea Apartments                                       7.300%         $9,598      3/1/98       2/1/08
283       Deer Creek Apartments                                      7.470%         $9,272      6/1/98       5/1/23
284       Evergreen Place Condominiums                               7.310%         $9,041      5/1/98       4/1/08
285       Autumn Creek Apartments                                    7.760%         $9,107      4/1/98       3/1/08
286       Midtown at Main                                            7.550%         $9,824      4/1/98       3/1/08
287       Park Place Center                                          7.460%         $9,072      2/1/98       1/1/23   1/1/08
288       International Self Storage                                 7.370%         $8,767      5/1/98       4/1/23   4/1/08


                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
252       Plaza North Medical Building                               L (9.5), O (0.5)                                       Yes
253       Camelot Apartments                                         L (9.75), O (0.25)                                     Yes
254       Northlake Quadrangle                                       L (9.5), O (0.5)                                       Yes
255       Gordon Street Apartments                                   L (9.75), O (0.25)                                     Yes
256       Northgate Apartments                                       L (3.92), YM 1% (5.83), O (0.25)                       No
257       Sepulveda Crest Apartments                                 L (9.5), O (0.5)                                       Yes
258       Morningstar Mini-Storage                                   L (2.92), YM 1% (16.83), O (0.25)                      No
259       Chateaux Verde Apartments                                  L (14.5), O (0.5)                                      Yes
260       Homestead Corner Shopping Center                           L (14.25), O (0.75)                                    Yes
261       Lake Villa Apartments                                      L (9.5), O (0.5)                                       Yes
262       F & H Warehouse                                            L (14.5), O (0.5)                                      Yes
263       Avian Plaza Shopping Center                                L (9.5), O (0.5)                                       Yes
264       Port Orchard Mini Storage                                  L (3.92), YM 1% (5.83), O (0.25)                       No
265       Sequoia Grove Apartments                                   L (4.92), YM 1% (4.58), O (0.5)                        No
266       The Miller Center                                          L (9.5), O (0.5)                                       Yes
267       Emerald Park Apartments                                    L (9.5), O (0.5)                                       Yes
268       Rancho San Diego Town & Country                            L (3.92), YM 1% (7.83), O (0.25)                       No
269       French Quarters East Apartments                            L (9.5), O (0.5)                                       Yes
270       The Forest Apartments                                      L (5), YM 1% (4.42), O (0.58)                          Both
271       Oakhill Apartments                                         L (2.92), YM 1% (6.75), O (0.33)                       No
272       STOR-N-LOCK                                                L (9.5), O (0.5)                                       Yes
273       Autumn Ridge Apartments                                    L (2.92), YM 1% (1.83), O (0.25)                       No
274       701 Franklin Center                                        L (2.92), YM 1% (6.75), O (0.33)                       No
275       Savoy Condominiums                                         L (9.5), O (0.5)                                       Yes
276       Meriden East Apartments                                    L (2.92), YM 1% (1.83), O (0.25)                       No
277       Hyde Park Mobile Estates                                   L (9.92), YM 1% (1.83), O (0.25)                       No
278       Courtyard Plaza                                            L (9.5), O (0.5)                                       Yes
279       Tradewinds Apartments                                      L (5), YM 1% (4.42), O (0.58)                          Both
280       Regency Manor Apartments                                   L (9.5), O (0.5)                                       Yes
281       Hood Chalet Mobile Estates                                 L (3.92), YM 1% (10.83), O (0.25)                      No
282       Mauna Kea Apartments                                       L (9.5), O (0.5)                                       Yes
283       Deer Creek Apartments                                      L (3.92), YM 1% (20.83), O (0.25)                      No
284       Evergreen Place Condominiums                               L (9.5), O (0.5)                                       Yes
285       Autumn Creek Apartments                                    L (9.5), O (0.5)                                       Yes
286       Midtown at Main                                            L (9.5), O (0.5)                                       Yes
287       Park Place Center                                          L (2.92), YM 1% (6.75), O (0.33)                       No
288       International Self Storage                                 L (4.92), YM 1% (4.83), O (0.25)                       No

Characteristics of the Mortgage Loans

                                                                                                                     Percentage of
                                                                      Mortgage Loan                Cut-off Date        Initial
  #       Property Name (1)                                             Seller                      Balance (4)      Pool Balance
 ---      -----------------                                             ------                      -----------      ------------
289       Villa Catalina Apartments                                  Column                          $1,170,000        0.1%
290       Loc-'N-Stor Self-Storage                                   GE Capital Access               $1,123,969        0.1%
291       Rancho Villa                                               Column                          $1,100,000        0.1%
292       Timberline Mobile Home Park                                Column                          $1,100,000        0.1%
293       Timberland Ridge Apartments                                Column                          $1,097,522        0.1%
294       Leewood Apartments                                         Column                          $1,095,913        0.1%
295       Glen Mark Apartments                                       Column                          $1,024,376        0.1%
296       Pinecroft Mobile Home Park                                 Column                          $1,000,000        0.1%
297       Eckerds Drugstore                                          Column                            $993,623        0.1%
298       Eastern Promenade Apartments                               Column                            $957,861        0.1%
299       Belle Meade Apartments                                     Column                            $878,803        0.1%
300       Riverview Plaza II                                         Column                            $783,232        0.1%
301       Westmoreland Warehouse                                     Column                            $573,042        0.0%


          Total/Weighted Average:                                                                $1,564,253,433       100.0%
                                                                                               ====================================

          Maximum:                                                                                  $94,602,208        6.0%
          Minimum:                                                                                     $573,042        0.0%


                                                                   Original         Remaining        Original        Remaining
                                                                 Amortization      Amortization    Term to Stated  Term to Stated
                                                                     Term             Term           Maturity         Maturity
  #       Property Name (1)                                        (months)         (months)       (months) (5)     (months) (5)
 ---      -----------------                                        --------         --------       ------------    --------------
289       Villa Catalina Apartments                                      360               360              120             120
290       Loc-'N-Stor Self-Storage                                       300               299              120             119
291       Rancho Villa                                                   300               300              120             120
292       Timberline Mobile Home Park                                    300               300              120             120
293       Timberland Ridge Apartments                                    300               298              120             118
294       Leewood Apartments                                             360               355              120             115
295       Glen Mark Apartments                                           360               359              120             119
296       Pinecroft Mobile Home Park                                     300               300              120             120
297       Eckerds Drugstore                                              216               213              216             213
298       Eastern Promenade Apartments                                   300               298              120             118
299       Belle Meade Apartments                                         360               358              120             118
300       Riverview Plaza II                                             300               298              120             118
301       Westmoreland Warehouse                                         240               238              120             118


          Total/Weighted Average:                                    336.6825011       334.185467       135.0666032     132.5110747
                                                                     ==============================================================

          Maximum:                                                       360               360              300             299
          Minimum:                                                       144               128               60             55


                                                                                                 First
                                                                     Mortgage      Monthly      Payment      Maturity
  #       Property Name (1)                                            Rate        Payment        Date         Date    ARD (6)
 ---      -----------------                                          --------     -------        ----         ----    -------
289       Villa Catalina Apartments                                  7.120%         $7,879      7/1/98       6/1/08
290       Loc-'N-Stor Self-Storage                                   7.570%         $8,365      6/1/98       5/1/23   5/1/08
291       Rancho Villa                                               7.480%         $8,115      7/1/98       6/1/08
292       Timberline Mobile Home Park                                7.210%         $7,923      7/1/98       6/1/08
293       Timberland Ridge Apartments                                7.070%         $7,824      5/1/98       4/1/08
294       Leewood Apartments                                         7.290%         $7,534      2/1/98       1/1/08
295       Glen Mark Apartments                                       7.090%         $6,881      6/1/98       5/1/08
296       Pinecroft Mobile Home Park                                 7.210%         $7,202      7/1/98       6/1/08
297       Eckerds Drugstore                                          7.300%         $8,331      4/1/98       3/1/16
298       Eastern Promenade Apartments                               7.130%         $6,865      5/1/98       4/1/08
299       Belle Meade Apartments                                     7.260%         $6,009      5/1/98       4/1/08
300       Riverview Plaza II                                         7.070%         $5,583      5/1/98       4/1/08
301       Westmoreland Warehouse                                     7.520%         $4,639      5/1/98       4/1/08


          Total/Weighted Average:                                    7.210%    $10,952,801     4/14/98     11/29/18
                                                                     ===============================================

          Maximum:                                                   8.860%       $628,851      7/1/98       6/1/28
          Minimum:                                                   6.650%         $4,639      3/1/97       5/1/03



                                                                                                                       Defeasance
                                                                         Prepayment Provision                            Option
  #       Property Name (1)                                                as of Origination                           (Yes/No)(7)
 ---      -----------------                                                -----------------                           -----------
289       Villa Catalina Apartments                                  L (9.5), O (0.5)                                       Yes
290       Loc-'N-Stor Self-Storage                                   L (3.92), YM 1% (5.83), O (0.25)                       No
291       Rancho Villa                                               L (9.5), O (0.5)                                       Yes
292       Timberline Mobile Home Park                                L (9.5), O (0.5)                                       Yes
293       Timberland Ridge Apartments                                L (9.5), O (0.5)                                       Yes
294       Leewood Apartments                                         L (9.5), O (0.5)                                       Yes
295       Glen Mark Apartments                                       L (9.5), O (0.5)                                       Yes
296       Pinecroft Mobile Home Park                                 L (9.5), O (0.5)                                       Yes
297       Eckerds Drugstore                                          L (17.5), O (0.5)                                      Yes
298       Eastern Promenade Apartments                               L (9.5), O (0.5)                                       Yes
299       Belle Meade Apartments                                     L (9.5), O (0.5)                                       Yes
300       Riverview Plaza II                                         L (9.5), O (0.5)                                       Yes
301       Westmoreland Warehouse                                     L (9.5), O (0.5)                                       Yes

(1A) The Mortgage Loans secured by Raritan Plaza I and Raritan Center Industrial Portfolio, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Holiday Inn - Jacksonville Airport and Courtyard by Marriott, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Courtyard by Marriott - Pensacola, Courtyard by Marriott - Tuscaloosa, Fairfield Inn - Pensacola, Fairfield Inn - Birmingham and Fairfield Inn - Tuscaloosa, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Royal Plaza Hotel - Marlborough and Royal Plaza Hotel- Fitchburg, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Highland Pavilion Shopping Center and Highland Pavilion Cinema, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Flower Hill Professional Center and Flower Hill McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1G) The Mortgage Loans secured by Pellcare Nursing Home - Winston-Salem and Pellcare Nursing Home - Hickory, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Wyoming-Enzie Properties and Mesa Properties, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by Tivoli Condominiums, Cross Creek Apartments and Tamara Hills Townhomes, respectively, are cross-collateralized and cross-defaulted.

(1J) The Mortgage Loans secured by Bridge Street Lodge and P&R Building, respectively, are cross-collateralized and cross-defaulted.

(1K) The Mortgage Loans secured by Cedarfield Plaza and Greece Mini Storage, respectively, are cross-collateralized and cross-defaulted.

(2) Summer Cove Apartments has an interest only period of 24 months and will begin to amortize over a 336 month term.

(3) Ultra Plaza Shopping Center has an interest only period of 24 months and will begin to amortize over a 336 month term.

(4)  Assumes a Cut-off Date of June 1, 1998.

(5) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the indicated column.

(6)  Anticipated Repayment Date.

(7) In the case of South Plains Apartments and Park Lane Apartments the Lockout Only provision is assumed to be defeasance.


                                   Engineering Reserves and Recurring Replacement Reserves

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
     1    The Rivergate Apartments                                       Multifamily                $6,875
     2    Raritan Plaza I (1A)                                           Office                     $6,250
     3    Raritan Center Industrial Portfolio (1A)                       Industrial                   N/A
     4    Resurgens Plaza                                                Office                       N/A
     5    The Camargue                                                   Multifamily                $81,250
     6    Casa Arroyo Apartments                                         Multifamily               $733,713
     7    Ballena Village Apartments                                     Multifamily               $301,000
     8    Holiday Inn - Jacksonville Airport (1B)                        Hotel                      $60,031
     9    Courtyard by Marriott (1B)                                     Hotel                        N/A
     10   Magnolia Lake Apartments                                       Multifamily                $95,931
     11   Park Terrace                                                   Multifamily                $78,250
     12   Autumn Chase Apartments                                        Multifamily                $23,481
     13   Embassy Square Suites                                          Hotel                     $360,375
     14   101 Commerce Drive                                             Industrial                 $8,750
     15   Courtyard by Marriott - Pensacola (1C)                         Hotel                        N/A
     16   Courtyard by Marriott - Tuscaloosa (1C)                        Hotel                        N/A
     17   Fairfield Inn - Pensacola (1C)                                 Hotel                        N/A
     18   Fairfield Inn - Birmingham (1C)                                Hotel                      $2,125
     19   Fairfield Inn - Tuscaloosa (1C)                                Hotel                        N/A
     20   Doctors Medical Complex                                        Office                    $139,625
     21   Chandler Place Apartments                                      Multifamily                $11,268
     22   Summer Cove Apartments (2)                                     Multifamily                  N/A
     23   Lake & Racquet Apartments                                      Multifamily                $16,438
     24   Stone Ends Apartments                                          Multifamily               $146,331
     25   Canyon Club Apartments                                         Multifamily               $102,600
     26   BLN Office Park II                                             Office                       N/A
     27   Royal Plaza Hotel - Marlborough (1D)                           Hotel                      $40,500
     28   Royal Plaza Hotel - Fitchburg (1D)                             Hotel                      $10,688
     29   Hannaford Plaza AKA Rotterdam Mall                             Retail                       N/A

                                                                      Contractual                  U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
     1    The Rivergate Apartments                                        N/A                       $250                     N/A
     2    Raritan Plaza I (1A)                                            N/A                      $0.15                    $2.13
     3    Raritan Center Industrial Portfolio (1A)                        N/A                      $0.15                    $0.26
     4    Resurgens Plaza                                                $0.21                     $0.20                    $2.30
     5    The Camargue                                                    $370                      $370                     N/A
     6    Casa Arroyo Apartments                                          $200                      $200                     N/A
     7    Ballena Village Apartments                                      $298                      $290                     N/A
     8    Holiday Inn - Jacksonville Airport (1B)                        4.00%                     4.00%                     N/A
     9    Courtyard by Marriott (1B)                                     4.00%                     4.00%                     N/A
     10   Magnolia Lake Apartments                                        $208                      $208                     N/A
     11   Park Terrace                                                    $295                      $302                     N/A
     12   Autumn Chase Apartments                                         $204                      $204                     N/A
     13   Embassy Square Suites                                          4.00%                     5.00%                     N/A
     14   101 Commerce Drive                                              N/A                      $0.10                     N/A
     15   Courtyard by Marriott - Pensacola (1C)                         4.00%                     4.00%                     N/A
     16   Courtyard by Marriott - Tuscaloosa (1C)                        4.00%                     4.00%                     N/A
     17   Fairfield Inn - Pensacola (1C)                                 4.00%                     4.00%                     N/A
     18   Fairfield Inn - Birmingham (1C)                                4.00%                     4.00%                     N/A
     19   Fairfield Inn - Tuscaloosa (1C)                                4.00%                     4.00%                     N/A
     20   Doctors Medical Complex                                         N/A                      $0.28                    $0.75
     21   Chandler Place Apartments                                       $200                      $200                     N/A
     22   Summer Cove Apartments (2)                                      $250                      $250                     N/A
     23   Lake & Racquet Apartments                                       $200                      $253                     N/A
     24   Stone Ends Apartments                                           $250                      $250                     N/A
     25   Canyon Club Apartments                                          N/A                       $203                     N/A
     26   BLN Office Park II                                             $0.18                     $0.18                    $1.39
     27   Royal Plaza Hotel - Marlborough (1D)                           4.00%                     4.00%                     N/A
     28   Royal Plaza Hotel - Fitchburg (1D)                             4.00%                     4.00%                     N/A
     29   Hannaford Plaza AKA Rotterdam Mall                             $0.15                     $0.18                    $0.37

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
     30   Highland Pavilion Shopping Center (1E)                         Retail                      $38,125
     31   Highland Pavilion Cinema (1E)                                  Retail                      $16,875
     32   Plumtree Apartments                                            Multifamily                $169,280
     33   Ventura Libbit Building                                        Office                      $14,325
     34   Carroll Park  Industrial Center                                Industrial                  $29,525
     35   Randall Lane, Park Place I & II and Park Newport
           Apartments                                                    Multifamily                 $5,000
     36   Plaza Mobile Village                                           Manufactured Housing          N/A
     37   Town & Country Shopping Center                                 Retail                     $418,750
     38   Golden Triangle Shopping Center                                Retail                        N/A
     39   Jasper Mall Shopping Center                                    Retail                      $62,938
     40   Lincoln Village Shopping Center                                Retail                      $21,700
     41   Dominick's Food Store & Multi-Tenant Retail                    Retail                        N/A
     42   Suncrest Plaza Shopping Center                                 Retail                      $5,675
     43   Fabyan Crossing Shopping Center                                Retail                        N/A
     44   Forest Glen Apartments                                         Multifamily                 $48,038
     45   Legacy Drive Village Shopping Center                           Retail                      $35,000
     46   Friendly Village MHC                                           Manufactured Housing        $89,125
     47   Breckenridge Apartments                                        Multifamily                $634,075
     48   Days Inn - Inner Harbor                                        Hotel                         N/A
     49   Courtyard by Marriott Richmond                                 Hotel                       $3,813
     50   Barnes Crossing                                                Retail                        N/A
     51   Elmwood Regal Center                                           Retail                        N/A
     52   520 Franklin Avenue Medical Building                           Office                      $12,750
     53   Holiday Inn & Suites                                           Hotel                       $3,750
     54   Aspen Ridge Apartments                                         Multifamily                 $14,579
     55   Parkway Towers Apartments                                      Mixed Use                  $127,500
     56   BLN Office Park I                                              Office                    $2,100,000
     57   Garden Plaza Shopping Center                                   Retail                        N/A
     58   One Phillips Drive                                             Industrial                    N/A
     59   Comfort Inn - Hollywood                                        Hotel                         N/A
     60   Ideal Professional Park                                        Office                        N/A
     61   Cypress Pointe Apartments                                      Multifamily                $426,150
     62   The Shops at Lionville Station                                 Retail                      $4,031
     63   Cabot Lodge - Gainesville                                      Hotel                         N/A
     64   Hampton Inn & Suites                                           Hotel                         N/A
     65   Mercado Del Rancho Shopping Center                             Retail                      $20,000
     66   Bancroft Hall Apartments                                       Multifamily                $500,274


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
     30   Highland Pavilion Shopping Center (1E)                         $0.21                     $0.21                    $0.59
     31   Highland Pavilion Cinema (1E)                                  $0.21                     $0.21                    $0.68
     32   Plumtree Apartments                                             $300                      $402                     N/A
     33   Ventura Libbit Building                                         N/A                      $0.27                    $1.83
     34   Carroll Park  Industrial Center                                $0.40                     $0.10                     N/A
     35   Randall Lane, Park Place I & II and Park Newport
           Apartments                                                    $251                      $251                     N/A
     36   Plaza Mobile Village                                            N/A                       $25                      N/A
     37   Town & Country Shopping Center                                  N/A                      $0.15                    $0.55
     38   Golden Triangle Shopping Center                                $0.15                     $0.15                    $0.30
     39   Jasper Mall Shopping Center                                    $0.17                     $0.20                    $0.24
     40   Lincoln Village Shopping Center                                $0.15                     $0.24                    $0.84
     41   Dominick's Food Store & Multi-Tenant Retail                     N/A                      $0.15                    $0.14
     42   Suncrest Plaza Shopping Center                                  N/A                      $0.15                    $0.76
     43   Fabyan Crossing Shopping Center                                 N/A                      $0.11                    $0.10
     44   Forest Glen Apartments                                          $250                      $250                     N/A
     45   Legacy Drive Village Shopping Center                           $0.15                     $0.15                    $0.53
     46   Friendly Village MHC                                            $34                       $50                      N/A
     47   Breckenridge Apartments                                         $250                      $250                     N/A
     48   Days Inn - Inner Harbor                                        5.00%                     5.00%                     N/A
     49   Courtyard by Marriott Richmond                                 4.00%                     4.00%                     N/A
     50   Barnes Crossing                                                $0.13                     $0.15                    $0.21
     51   Elmwood Regal Center                                            N/A                      $0.10                     N/A
     52   520 Franklin Avenue Medical Building                            N/A                      $0.15                    $1.34
     53   Holiday Inn & Suites                                           4.00%                     5.00%                     N/A
     54   Aspen Ridge Apartments                                          $225                      $225                     N/A
     55   Parkway Towers Apartments                                       $250                      $250                     N/A
     56   BLN Office Park I                                              $0.20                     $0.20                    $1.39
     57   Garden Plaza Shopping Center                                    N/A                      $0.10                    $0.42
     58   One Phillips Drive                                              N/A                      $0.10                    $0.15
     59   Comfort Inn - Hollywood                                        4.00%                     4.00%                     N/A
     60   Ideal Professional Park                                        $0.17                     $0.15                    $2.13
     61   Cypress Pointe Apartments                                       $337                      $337                     N/A
     62   The Shops at Lionville Station                                 $0.17                     $0.17                    $0.29
     63   Cabot Lodge - Gainesville                                      4.00%                     4.00%                     N/A
     64   Hampton Inn & Suites                                           4.00%                     4.00%                     N/A
     65   Mercado Del Rancho Shopping Center                             $0.18                     $0.15                    $0.65
     66   Bancroft Hall Apartments                                        $325                      $325                     N/A

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
     67   Padonia Commerce Building                                      Industrial                   N/A
     68   Anaheim Shores Estates                                         Manufactured Housing       $45,969
     69   Tower Square Shopping Center                                   Retail                       N/A
     70   West Garrett Place                                             Office                       N/A
     71   Elmonica Court Apartments                                      Multifamily                  N/A
     72   Chesterfield Commons                                           Retail                     $11,125
     73   Plum Tree Apartments                                           Multifamily                $53,856
     74   Meadow Central Market                                          Retail                     $14,750
     75   Mount Kisco Square Shopping Center                             Retail                     $9,156
     76   Las Brisas Apartments                                          Multifamily                $6,004
     77   Freedom Village Shopping Center                                Retail                     $14,375
     78   Waldan Pond & Waldan Chase Apts                                Multifamily                $29,250
     79   Aspen Park Apartments                                          Multifamily                $8,906
     80   Young Circle Shopping Center                                   Retail                       N/A
     81   Sherwood Knoll Comfort Inn                                     Hotel                     $117,882
     82   Bridgepoint Apartments                                         Multifamily                $31,250
     83   Holiday Inn Center City                                        Hotel                      $45,375
     84   Rainbow Design Center                                          Retail                     $16,563
     85   Flower Hill Professional Center (1F)                           Office                       N/A
     86   Flower Hill McDonald's (1F)                                    Retail                       N/A
     87   Blue Ash Hotel & Conference Center                             Hotel                      $41,094
     88   Ultra Plaza Shopping Center (3)                                Retail                       N/A
     89   Sinagua Plaza                                                  Retail                     $8,125
     90   Holiday Plaza                                                  Manufactured Housing         N/A
     91   Olde Mill Shopping Center                                      Retail                     $36,875
     92   Regal Cinemas Center-Lancaster                                 Retail                    $750,000
     93   Temescal Business Center                                       Mixed Use                    N/A
     94   Houston Centre                                                 Retail                       N/A
     95   Pellcare Nursing Home - Winston-Salem (1G)                     Healthcare                 $5,875
     96   Pellcare Nursing Home - Hickory (1G)                           Healthcare                 $2,000
     97   Vista Mar Apartments                                           Multifamily               $115,125
     98   Cherokee Shopping Center                                       Retail                     $7,125
     99   Super 8 Geary Street                                           Hotel                        N/A
    100   Cabot Lodge - Tallahassee                                      Hotel                        N/A
    101   Kessel Foods                                                   Retail                     $47,063
    102   South Pointe Apartments                                        Multifamily               $140,375
    103   Wyoming-Enzie Properties (1H)                                  Multifamily                $1,563


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
     67   Padonia Commerce Building                                      $0.20                     $0.16                    $0.31
     68   Anaheim Shores Estates                                          $25                       $25                      N/A
     69   Tower Square Shopping Center                                   $0.20                     $0.20                    $0.88
     70   West Garrett Place                                              N/A                      $0.21                    $1.03
     71   Elmonica Court Apartments                                       $200                      $200                     N/A
     72   Chesterfield Commons                                           $0.15                     $0.15                    $0.30
     73   Plum Tree Apartments                                            $258                      $258                     N/A
     74   Meadow Central Market                                           N/A                      $0.27                    $0.72
     75   Mount Kisco Square Shopping Center                              N/A                      $0.18                    $0.75
     76   Las Brisas Apartments                                           $225                      $225                     N/A
     77   Freedom Village Shopping Center                                $1.44                     $0.21                    $0.53
     78   Waldan Pond & Waldan Chase Apts                                 $225                      $325                     N/A
     79   Aspen Park Apartments                                           N/A                       $234                     N/A
     80   Young Circle Shopping Center                                   $0.15                     $0.15                    $0.39
     81   Sherwood Knoll Comfort Inn                                     4.00%                     4.80%                     N/A
     82   Bridgepoint Apartments                                          $200                      $200                     N/A
     83   Holiday Inn Center City                                        5.00%                     6.00%                     N/A
     84   Rainbow Design Center                                          $0.22                     $0.22                    $0.66
     85   Flower Hill Professional Center (1F)                            N/A                      $0.15                    $1.09
     86   Flower Hill McDonald's (1F)                                     N/A                       N/A                      N/A
     87   Blue Ash Hotel & Conference Center                             4.00%                     5.00%                     N/A
     88   Ultra Plaza Shopping Center (3)                                $0.15                     $0.19                     N/A
     89   Sinagua Plaza                                                  $0.20                     $0.20                    $0.84
     90   Holiday Plaza                                                   $39                       $39                      N/A
     91   Olde Mill Shopping Center                                       N/A                      $0.15                    $0.39
     92   Regal Cinemas Center-Lancaster                                  N/A                      $0.10                    $0.26
     93   Temescal Business Center                                        N/A                      $0.15                    $0.45
     94   Houston Centre                                                  N/A                      $0.15                    $0.34
     95   Pellcare Nursing Home - Winston-Salem (1G)                      $250                      $250                     N/A
     96   Pellcare Nursing Home - Hickory (1G)                            $250                      $250                     N/A
     97   Vista Mar Apartments                                            $250                      $250                     N/A
     98   Cherokee Shopping Center                                       $0.15                     $0.15                    $0.46
     99   Super 8 Geary Street                                           3.70%                     5.00%                     N/A
    100   Cabot Lodge - Tallahassee                                      4.00%                     4.00%                     N/A
    101   Kessel Foods                                                    N/A                      $0.18                    $0.06
    102   South Pointe Apartments                                         $220                      $220                     N/A
    103   Wyoming-Enzie Properties (1H)                                   $250                      $250                     N/A

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
    104   Mesa Properties (1H)                                           Multifamily                $4,813
    105   Mervyn's Plaza                                                 Retail                     $3,625
    106   Bartlett Commons                                               Retail                       N/A
    107   Crowley Village Shopping Center                                Retail                     $10,000
    108   Tivoli Condominiums (1I)                                       Multifamily                $47,328
    109   Cross Creek Apartments (1I)                                    Multifamily                $2,875
    110   Tamara Hills Townhomes (1I)                                    Multifamily                $6,813
    111   The Bell Rock Inn                                              Hotel                      $38,330
    112   Howard Johnson Hotel                                           Hotel                      $68,788
    113   Camelot Apartments                                             Multifamily               $142,125
    114   Canyon Ridge MHP                                               Manufactured Housing       $42,188
    115   Westlake Crossing Shopping Center                              Retail                       N/A
    116   Days Hotel Timonium                                            Hotel                        N/A
    117   Heritage Square Apartments                                     Multifamily                $6,938
    118   Constitution Square                                            Retail                     $6,250
    119   Oxford Square                                                  Retail                     $28,125
    120   Spring Villas                                                  Multifamily                $6,113
    121   Sierra Point Apartments                                        Multifamily                  N/A
    122   Menlo Avenue Office Building                                   Office                       N/A
    123   Henderson Marketplace                                          Retail                       N/A
    124   Stone Creek Apartments                                         Multifamily                $23,150
    125   Florida Avenue Apartments                                      Multifamily                $20,685
    126   Homewood Village Shopping Center                               Retail                     $54,818
    127   Common Wealth Avenue Apartments                                Multifamily                $51,289
    128   Sunrise Square Shopping Center                                 Retail                       N/A
    129   Stein Mart Plaza                                               Retail                     $7,175
    130   1500 Plaza Office Building                                     Office                       N/A
    131   New West Village Apartments                                    Multifamily               $185,000
    132   Brookside Apartments                                           Multifamily                $61,224
    133   Vinyard Gardens                                                Multifamily                $1,200
    134   Hidden Bay Village Apartments                                  Multifamily                $2,250
    135   Raintree Apartments                                            Multifamily                $14,438
    136   The Office Centre at Dunwoody Village                          Office                    $140,755
    137   Seminary Plaza                                                 Retail                    $136,000
    138   Longbranch Apartments                                          Multifamily                $7,313
    139   The Market at Merrill Shopping Center                          Retail                     $41,000
    140   Comfort Inn - Dothan                                           Hotel                        N/A


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
    104   Mesa Properties (1H)                                            $247                      $247                     N/A
    105   Mervyn's Plaza                                                 $0.20                     $0.19                    $0.97
    106   Bartlett Commons                                                N/A                      $0.15                    $0.56
    107   Crowley Village Shopping Center                                 N/A                      $0.19                    $0.19
    108   Tivoli Condominiums (1I)                                        $304                      $304                     N/A
    109   Cross Creek Apartments (1I)                                     $250                      $250                     N/A
    110   Tamara Hills Townhomes (1I)                                     $300                      $300                     N/A
    111   The Bell Rock Inn                                              4.00%                     5.00%                     N/A
    112   Howard Johnson Hotel                                           4.00%                     4.00%                     N/A
    113   Camelot Apartments                                              $250                      $250                     N/A
    114   Canyon Ridge MHP                                                $25                       $25                      N/A
    115   Westlake Crossing Shopping Center                               N/A                      $0.15                    $0.94
    116   Days Hotel Timonium                                            5.00%                     5.00%                     N/A
    117   Heritage Square Apartments                                      $256                      $256                     N/A
    118   Constitution Square                                             N/A                      $0.44                    $1.38
    119   Oxford Square                                                  $0.25                     $0.25                     N/A
    120   Spring Villas                                                   N/A                       $205                     N/A
    121   Sierra Point Apartments                                         $250                      $250                     N/A
    122   Menlo Avenue Office Building                                    N/A                      $0.42                    $1.33
    123   Henderson Marketplace                                           N/A                      $0.15                    $0.53
    124   Stone Creek Apartments                                          $250                      $250                     N/A
    125   Florida Avenue Apartments                                       $285                      $285                     N/A
    126   Homewood Village Shopping Center                               $0.25                     $0.25                    $0.51
    127   Common Wealth Avenue Apartments                                 $300                      $300                     N/A
    128   Sunrise Square Shopping Center                                  N/A                      $0.23                    $1.05
    129   Stein Mart Plaza                                               $0.10                     $0.15                    $0.41
    130   1500 Plaza Office Building                                      N/A                      $0.15                    $1.84
    131   New West Village Apartments                                     $250                      $250                     N/A
    132   Brookside Apartments                                            N/A                       $200                     N/A
    133   Vinyard Gardens                                                 $297                      $296                     N/A
    134   Hidden Bay Village Apartments                                   $250                      $250                     N/A
    135   Raintree Apartments                                             $250                      $250                     N/A
    136   The Office Centre at Dunwoody Village                           N/A                      $0.34                    $0.97
    137   Seminary Plaza                                                 $0.15                     $0.15                     N/A
    138   Longbranch Apartments                                          $200                      $200                     N/A
    139   The Market at Merrill Shopping Center                           N/A                      $0.22                    $0.89
    140   Comfort Inn - Dothan                                           4.00%                     4.00%                     N/A

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
    141   Wind River Office Building                                     Office                     $9,250
    142   Pass Christian Village                                         Retail                       N/A
    143   Marriott Courtyard - Dothan                                    Hotel                        N/A
    144   Tivoli Apartments                                              Multifamily                $8,250
    145   Sun Plaza Shopping Center                                      Retail                     $3,750
    146   Holiday Inn Express - Washington                               Hotel                        N/A
    147   Mariner Crossing Shopping Center                               Retail                     $11,250
    148   Mt. Dora Marketplace                                           Retail                     $9,600
    149   Aspen Village Apartments                                       Multifamily               $400,000
    150   Sherman Oaks                                                   Office                      $469
    151   South Plains Apartments                                        Multifamily                $34,031
    152   Royal Oaks Apartments                                          Multifamily                $54,300
    153   Northwinds Apartment Complex                                   Multifamily                $5,375
    154   The Park Shopping Center                                       Retail                     $43,400
    155   Lloyd Office Plaza                                             Office                       N/A
    156   Bridge Street Lodge (1J)                                       Retail                       N/A
    157   P & R Building (1J)                                            Mixed Use                    N/A
    158   Holiday Inn - Dothan                                           Hotel                      $26,875
    159   Hampton North Townhomes & Apartments                           Multifamily                  N/A
    160   Holiday Inn - Lake Havasu                                      Hotel                        N/A
    161   University Shoppes                                             Retail                       N/A
    162   Galleria Mall                                                  Retail                       N/A
    163   Park 219 Business Park                                         Industrial                 $13,469
    164   One Energy Square                                              Retail                     $1,875
    165   Orchard Plaza Shopping Center                                  Retail                       N/A
    166   The Mark Mobile Home Park                                      Manufactured Housing         N/A
    167   Rivershores Apartments                                         Multifamily                $5,688
    168   Perry Hall Mini-Storage                                        Self Storage                 N/A
    169   Governor's Palace, Ridgmar Americana & Ridgmar West Apartments Multifamily                $85,000
    170   Brookhollow Apartments                                         Multifamily                $16,563
    171   Cedarfield Plaza (1K)                                          Retail                     $3,960
    172   Greece Mini Storage (1K)                                       Self Storage               $28,000
    173   Gander Mountain / JoAnn Fabrics Center                         Retail                       N/A
    174   The Colonnade at Turtle Creek Apartments                       Multifamily                  N/A
    175   601 Franklin Avenue Medical Building                           Office                     $30,313
    176   Valdosta Storage Rollup                                        Self Storage               $8,625
    177   All Aboard Mini-Storage                                        Self Storage                 N/A


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
    141   Wind River Office Building                                      N/A                      $0.24                    $1.12
    142   Pass Christian Village                                         $0.15                     $0.15                    $0.21
    143   Marriott Courtyard - Dothan                                    4.00%                     4.00%                     N/A
    144   Tivoli Apartments                                               $250                      $250                     N/A
    145   Sun Plaza Shopping Center                                      $0.15                     $0.15                    $1.31
    146   Holiday Inn Express - Washington                               4.00%                     4.00%                     N/A
    147   Mariner Crossing Shopping Center                                N/A                      $0.15                    $0.63
    148   Mt. Dora Marketplace                                           $0.25                     $0.25                    $0.45
    149   Aspen Village Apartments                                        $263                      $263                     N/A
    150   Sherman Oaks                                                   $0.26                     $0.32                     N/A
    151   South Plains Apartments                                         $250                      $250                     N/A
    152   Royal Oaks Apartments                                           $220                      $250                     N/A
    153   Northwinds Apartment Complex                                    $150                      $150                     N/A
    154   The Park Shopping Center                                       $0.30                     $0.30                    $0.47
    155   Lloyd Office Plaza                                              N/A                      $0.15                    $1.82
    156   Bridge Street Lodge (1J)                                        N/A                      $0.16                     N/A
    157   P & R Building (1J)                                             N/A                      $0.18                     N/A
    158   Holiday Inn - Dothan                                           4.00%                     4.00%                     N/A
    159   Hampton North Townhomes & Apartments                            $250                      $250                     N/A
    160   Holiday Inn - Lake Havasu                                      4.00%                     4.00%                     N/A
    161   University Shoppes                                             $0.15                     $0.15                    $0.69
    162   Galleria Mall                                                   N/A                      $0.15                    $0.70
    163   Park 219 Business Park                                         $0.27                     $0.17                    $0.27
    164   One Energy Square                                              $0.15                     $0.15                    $0.30
    165   Orchard Plaza Shopping Center                                  $0.15                     $0.18                    $0.31
    166   The Mark Mobile Home Park                                       N/A                       $50                      N/A
    167   Rivershores Apartments                                          $250                      $250                     N/A
    168   Perry Hall Mini-Storage                                        $0.20                     $0.15                     N/A
    169   Governor's Palace, Ridgmar Americana & Ridgmar West Apartments  $250                      $250                     N/A
    170   Brookhollow Apartments                                          $250                      $250                     N/A
    171   Cedarfield Plaza (1K)                                          $0.20                     $0.32                    $0.68
    172   Greece Mini Storage (1K)                                       $0.13                     $0.15                     N/A
    173   Gander Mountain / JoAnn Fabrics Center                          N/A                      $0.15                    $0.42
    174   The Colonnade at Turtle Creek Apartments                        $250                      $260                     N/A
    175   601 Franklin Avenue Medical Building                           $0.50                     $0.20                    $1.20
    176   Valdosta Storage Rollup                                         N/A                      $0.15                     N/A
    177   All Aboard Mini-Storage                                         N/A                      $0.15                     N/A

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
    178   Brea Center                                                    Retail                       N/A
    179   Holiday Inn Express                                            Hotel                      $3,000
    180   Seaport Villas                                                 Multifamily                $12,500
    181   Park Central Office Park                                       Office                     $2,500
    182   Drug Emporium Shopping Center                                  Retail                     $32,250
    183   Langley Place                                                  Mixed Use                  $11,638
    184   Red Lion Apartments                                            Multifamily                $26,313
    185   The Woodlands Shopping Center                                  Retail                       N/A
    186   St. Marys Plaza                                                Retail                       N/A
    187   Mountain Park Pavilions II                                     Retail                       N/A
    188   Shady Banks Shopping Center                                    Retail                     $1,875
    189   Pavilion in the Park Shopping Center                           Retail                    $129,750
    190   Riverview Business Plaza                                       Industrial                 $45,633
    191   Cumberland Station Shopping Center                             Retail                     $3,000
    192   509-511 Amsterdam Avenue                                       Multifamily                  N/A
    193   Westover Pointe Center                                         Retail                     $2,125
    194   Towne East Village Apartments                                  Multifamily                $35,450
    195   Super Crown Books & LaJolla Patio                              Retail                       N/A
    196   Bent Oak Apartments                                            Multifamily                $4,188
    197   Summit Apartments                                              Multifamily                $10,625
    198   Jefferson Square Mall                                          Retail                    $154,000
    199   Sandalwood Center                                              Retail                     $4,668
    200   Encino Village Center                                          Retail                     $13,581
    201   Willamette Terrace                                             Multifamily                $25,375
    202   4 Hartwell Place                                               Office                       N/A
    203   79 Worth Street                                                Multifamily                $11,063
    204   Stewart Creek Shopping Center                                  Retail                       N/A
    205   Plantation Village Shopping Center                             Retail                     $85,000
    206   Lookout Ridge Apartments                                       Multifamily                  N/A
    207   Orangethorpe Beach Shopping Center                             Retail                       N/A
    208   Orchard Supply                                                 Retail                     $2,750
    209   Waterford Village Shopping Center                              Retail                     $4,250
    210   Governor's Terrace                                             Multifamily                  N/A
    211   Esplanade Mini-Storage                                         Self Storage                 N/A
    212   Sterling Industrial Park                                       Industrial                   N/A
    213   Mabelvale Plaza Shopping Center                                Retail                     $25,000
    214   Woodlawn Village Shopping Center                               Retail                     $2,500


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
    178   Brea Center                                                    $0.22                     $0.22                    $0.70
    179   Holiday Inn Express                                            4.00%                     4.00%                     N/A
    180   Seaport Villas                                                  $250                      $250                     N/A
    181   Park Central Office Park                                        N/A                      $0.15                    $0.68
    182   Drug Emporium Shopping Center                                  $0.15                     $0.06                    $0.78
    183   Langley Place                                                   N/A                      $0.15                    $1.23
    184   Red Lion Apartments                                             $279                      $279                     N/A
    185   The Woodlands Shopping Center                                  $0.15                     $0.15                    $0.70
    186   St. Marys Plaza                                                 N/A                      $0.15                    $0.37
    187   Mountain Park Pavilions II                                      N/A                      $0.15                    $0.72
    188   Shady Banks Shopping Center                                    $0.15                     $0.17                    $0.15
    189   Pavilion in the Park Shopping Center                            N/A                      $0.20                    $1.14
    190   Riverview Business Plaza                                        N/A                      $0.15                    $0.30
    191   Cumberland Station Shopping Center                             $0.15                     $0.15                    $0.85
    192   509-511 Amsterdam Avenue                                        $250                      $250                     N/A
    193   Westover Pointe Center                                         $0.15                     $0.15                    $0.93
    194   Towne East Village Apartments                                   $250                      $250                     N/A
    195   Super Crown Books & LaJolla Patio                               N/A                      $0.10                    $1.00
    196   Bent Oak Apartments                                             $250                      $250                     N/A
    197   Summit Apartments                                               $250                      $250                     N/A
    198   Jefferson Square Mall                                          $0.07                     $0.20                    $0.46
    199   Sandalwood Center                                              $0.15                     $0.15                    $0.95
    200   Encino Village Center                                          $0.25                     $0.25                    $1.24
    201   Willamette Terrace                                              $250                      $250                     N/A
    202   4 Hartwell Place                                               $0.15                     $0.15                     N/A
    203   79 Worth Street                                                 $561                     $1,272                    N/A
    204   Stewart Creek Shopping Center                                   N/A                      $0.15                    $1.17
    205   Plantation Village Shopping Center                             $0.40                     $0.40                    $0.84
    206   Lookout Ridge Apartments                                        $250                      $250                     N/A
    207   Orangethorpe Beach Shopping Center                             $0.15                     $0.15                    $1.13
    208   Orchard Supply                                                  N/A                      $0.15                     N/A
    209   Waterford Village Shopping Center                               N/A                      $0.15                    $0.42
    210   Governor's Terrace                                              $200                      $200                     N/A
    211   Esplanade Mini-Storage                                         $0.20                     $0.20                     N/A
    212   Sterling Industrial Park                                        N/A                      $0.22                    $0.50
    213   Mabelvale Plaza Shopping Center                                $0.25                     $0.15                    $0.77
    214   Woodlawn Village Shopping Center                               $0.15                     $0.24                    $0.15

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
    215   Bolton-Moore's Mill Shopping Center                            Retail                    $200,000
    216   Omni Plaza Shopping Center                                     Retail                     $3,563
    217   Shield Street Plaza                                            Retail                     $19,000
    218   Viewmont Estates Mobile Home Park                              Manufactured Housing         N/A
    219   1731, 1741 and 1751 Washington Street                          Multifamily                  N/A
    220   Penninsula Professional Building                               Office                       N/A
    221   Creekside Mobile Estates                                       Manufactured Housing         N/A
    222   Alexandria Square                                              Retail                       N/A
    223   Advo Building                                                  Office                     $1,813
    224   White Pines Plaza                                              Retail                     $34,375
    225   North Shore Estates                                            Manufactured Housing       $17,094
    226   River's Edge Apartments                                        Multifamily               $137,169
    227   109-111 Grant Avenue                                           Office                     $4,250
    228   Royal Oaks Senior Community Park                               Manufactured Housing         N/A
    229   Parker Marketplace Phase II                                    Retail                     $5,250
    230   Summer Creek Apartments                                        Multifamily                  N/A
    231   Robarts Mobile Home Park                                       Manufactured Housing       $47,538
    232   Woodcrest Townhome Apartments                                  Multifamily                $28,375
    233   Planters Trace Apartments                                      Multifamily               $148,522
    234   Stone Oak Apartments                                           Multifamily                $6,875
    235   Hidden Hills Mobile Home Park                                  Manufactured Housing         N/A
    236   Tiger Mart                                                     Convenience Store          $4,960
    237   Quail Hollow Business Park                                     Office                     $29,375
    238   Campus Square Apartments                                       Multifamily                $26,250
    239   Bridgeport Professional Building                               Office                     $27,500
    240   Park Lane Terrace Apartments                                   Multifamily               $128,125
    241   Brigham's Landing Shopping Center                              Retail                       N/A
    242   Boulevard Shoppes II                                           Retail                       N/A
    243   The Clusters Apartments                                        Multifamily                  N/A
    244   Fairfield Inn - Dothan                                         Hotel                        N/A
    245   Valley Manor                                                   Manufactured Housing       $28,750
    246   Sunrise Village Apartments                                     Multifamily                $11,438
    247   Ridgewood Apartments                                           Multifamily                $47,063
    248   Bella Vista Terrace                                            Multifamily                $7,035
    249   Ramada Limited                                                 Hotel                      $2,500
    250   Secluded Oaks Villas Apartments                                Multifamily               $100,000
    251   Colonial Mobile Home Park                                      Manufactured Housing       $5,000


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
    215   Bolton-Moore's Mill Shopping Center                            $0.15                     $0.15                    $0.52
    216   Omni Plaza Shopping Center                                     $0.10                     $0.10                    $0.49
    217   Shield Street Plaza                                            $0.31                     $0.31                    $0.39
    218   Viewmont Estates Mobile Home Park                               $41                       $51                      N/A
    219   1731, 1741 and 1751 Washington Street                           $225                      $225                     N/A
    220   Penninsula Professional Building                               $0.27                     $0.15                     N/A
    221   Creekside Mobile Estates                                        N/A                      $0.00                     N/A
    222   Alexandria Square                                               N/A                      $0.10                    $0.52
    223   Advo Building                                                   N/A                      $0.15                    $1.44
    224   White Pines Plaza                                              $0.26                     $0.26                    $0.19
    225   North Shore Estates                                             $34                       $34                      N/A
    226   River's Edge Apartments                                         $250                      $250                     N/A
    227   109-111 Grant Avenue                                            N/A                      $0.20                    $1.13
    228   Royal Oaks Senior Community Park                                $31                       $50                      N/A
    229   Parker Marketplace Phase II                                     N/A                      $0.15                    $0.92
    230   Summer Creek Apartments                                         $250                      $250                     N/A
    231   Robarts Mobile Home Park                                        $25                       $25                      N/A
    232   Woodcrest Townhome Apartments                                   $250                      $250                     N/A
    233   Planters Trace Apartments                                       $255                      $255                     N/A
    234   Stone Oak Apartments                                            $250                      $250                     N/A
    235   Hidden Hills Mobile Home Park                                   N/A                       $50                      N/A
    236   Tiger Mart                                                      N/A                       N/A                      N/A
    237   Quail Hollow Business Park                                      N/A                      $0.19                    $1.10
    238   Campus Square Apartments                                        $250                      $300                     N/A
    239   Bridgeport Professional Building                               $0.20                     $0.20                    $1.30
    240   Park Lane Terrace Apartments                                    $260                      $260                     N/A
    241   Brigham's Landing Shopping Center                               N/A                      $0.15                    $1.07
    242   Boulevard Shoppes II                                           $0.26                     $0.26                    $0.58
    243   The Clusters Apartments                                         $250                      $250                     N/A
    244   Fairfield Inn - Dothan                                         4.00%                     4.00%                     N/A
    245   Valley Manor                                                    N/A                       $50                      N/A
    246   Sunrise Village Apartments                                      $565                      $565                     N/A
    247   Ridgewood Apartments                                            N/A                       $208                     N/A
    248   Bella Vista Terrace                                             $250                      $200                     N/A
    249   Ramada Limited                                                 4.00%                     4.00%                     N/A
    250   Secluded Oaks Villas Apartments                                 $250                      $250                     N/A
    251   Colonial Mobile Home Park                                       N/A                       $50                      N/A

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
    252   Plaza North Medical Building                                   Office                       N/A
    253   Camelot Apartments                                             Multifamily                $50,688
    254   Northlake Quadrangle                                           Retail                    $156,500
    255   Gordon Street Apartments                                       Multifamily                $26,869
    256   Northgate Apartments                                           Multifamily                $67,813
    257   Sepulveda Crest Apartments                                     Multifamily                $9,000
    258   Morningstar Mini-Storage                                       Self Storage                 N/A
    259   Chateaux Verde Apartments                                      Multifamily                $1,875
    260   Homestead Corner Shopping Center                               Retail                       N/A
    261   Lake Villa Apartments                                          Multifamily                $45,350
    262   F & H Warehouse                                                Industrial                 $31,613
    263   Avian Plaza Shopping Center                                    Retail                     $5,825
    264   Port Orchard Mini Storage                                      Self Storage               $1,875
    265   Sequoia Grove Apartments                                       Multifamily                $5,900
    266   The Miller Center                                              Retail                    $100,000
    267   Emerald Park Apartments                                        Multifamily                $32,125
    268   Rancho San Diego Town & Country                                Retail                       N/A
    269   French Quarters East Apartments                                Multifamily                $37,319
    270   The Forest Apartments                                          Multifamily                $18,875
    271   Oakhill Apartments                                             Multifamily                $57,875
    272   STOR-N-LOCK                                                    Self Storage               $55,875
    273   Autumn Ridge Apartments                                        Multifamily                $16,250
    274   701 Franklin Center                                            Retail                       N/A
    275   Savoy Condominiums                                             Multifamily                $8,981
    276   Meriden East Apartments                                        Multifamily                $19,500
    277   Hyde Park Mobile Estates                                       Manufactured Housing      $109,638
    278   Courtyard Plaza                                                Retail                     $8,750
    279   Tradewinds Apartments                                          Multifamily                 $875
    280   Regency Manor Apartments                                       Multifamily                $9,625
    281   Hood Chalet Mobile Estates                                     Manufactured Housing         N/A
    282   Mauna Kea Apartments                                           Multifamily                $2,250
    283   Deer Creek Apartments                                          Multifamily                $6,400
    284   Evergreen Place Condominiums                                   Multifamily                $12,938
    285   Autumn Creek Apartments                                        Multifamily                $20,000
    286   Midtown at Main                                                Retail                       N/A
    287   Park Place Center                                              Retail                     $3,750
    288   International Self Storage                                     Self Storage                 N/A


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
    252   Plaza North Medical Building                                    N/A                      $0.19                    $1.24
    253   Camelot Apartments                                              $200                      $200                     N/A
    254   Northlake Quadrangle                                           $0.15                     $0.15                    $0.77
    255   Gordon Street Apartments                                        $300                      $300                     N/A
    256   Northgate Apartments                                            $316                      $316                     N/A
    257   Sepulveda Crest Apartments                                      $250                      $250                     N/A
    258   Morningstar Mini-Storage                                       $0.15                     $0.15                     N/A
    259   Chateaux Verde Apartments                                       $250                      $250                     N/A
    260   Homestead Corner Shopping Center                                N/A                      $0.23                    $0.81
    261   Lake Villa Apartments                                           $250                      $250                     N/A
    262   F & H Warehouse                                                 N/A                      $0.15                    $0.17
    263   Avian Plaza Shopping Center                                     N/A                      $0.30                    $1.01
    264   Port Orchard Mini Storage                                       N/A                      $0.24                     N/A
    265   Sequoia Grove Apartments                                        $251                      $251                     N/A
    266   The Miller Center                                               N/A                      $0.21                    $0.29
    267   Emerald Park Apartments                                         $250                      $250                     N/A
    268   Rancho San Diego Town & Country                                 N/A                      $0.15                    $0.54
    269   French Quarters East Apartments                                 $250                      $270                     N/A
    270   The Forest Apartments                                           $250                      $250                     N/A
    271   Oakhill Apartments                                              $334                      $334                     N/A
    272   STOR-N-LOCK                                                    $0.22                     $0.22                     N/A
    273   Autumn Ridge Apartments                                         $250                      $250                     N/A
    274   701 Franklin Center                                            $0.15                     $0.15                    $0.61
    275   Savoy Condominiums                                              $300                      $300                     N/A
    276   Meriden East Apartments                                         $248                      $248                     N/A
    277   Hyde Park Mobile Estates                                        N/A                       $25                      N/A
    278   Courtyard Plaza                                                $0.27                     $0.18                    $1.01
    279   Tradewinds Apartments                                           $250                      $250                     N/A
    280   Regency Manor Apartments                                        $250                      $250                     N/A
    281   Hood Chalet Mobile Estates                                      $82                       $106                     N/A
    282   Mauna Kea Apartments                                            $250                      $250                     N/A
    283   Deer Creek Apartments                                           $259                      $259                     N/A
    284   Evergreen Place Condominiums                                    $250                      $255                     N/A
    285   Autumn Creek Apartments                                         $250                      $250                     N/A
    286   Midtown at Main                                                 N/A                      $0.15                    $0.50
    287   Park Place Center                                              $0.15                     $0.15                    $0.74
    288   International Self Storage                                     $0.15                     $0.15                     N/A

                                                                                                  Engineering
                                                                         Property                 Reserve at
     #    Property Name (1)                                              Type                     Origination
     -    -----------------                                              ----                     -----------
    289   Villa Catalina Apartments                                      Multifamily               $1,238
    290   Loc-'N-Stor Self-Storage                                       Self Storage              $18,875
    291   Rancho Villa                                                   Manufactured Housing      $9,875
    292   Timberline Mobile Home Park                                    Manufactured Housing        N/A
    293   Timberland Ridge Apartments                                    Multifamily                 N/A
    294   Leewood Apartments                                             Multifamily               $30,363
    295   Glen Mark Apartments                                           Multifamily               $13,875
    296   Pinecroft Mobile Home Park                                     Manufactured Housing      $7,500
    297   Eckerds Drugstore                                              Retail                      N/A
    298   Eastern Promenade Apartments                                   Multifamily               $10,794
    299   Belle Meade Apartments                                         Multifamily               $14,406
    300   Riverview Plaza II                                             Retail                    $7,750
    301   Westmoreland Warehouse                                         Mixed Use                 $4,250


                                                                                                 =============
          Total:                                                                                   $13,311,195
                                                                                                 =============


                                                                      Contractual                   U/W
                                                                       Recurring                 Recurring                   U/W
                                                                      Replacement               Replacement                 LC&TI
     #    Property Name (1)                                             Reserve                   Reserve                Per Sq. Ft.
     -    -----------------                                             -------                   -------                -----------
    289   Villa Catalina Apartments                                       $250                      $250                     N/A
    290   Loc-'N-Stor Self-Storage                                       $0.15                     $0.15                     N/A
    291   Rancho Villa                                                    N/A                       $50                      N/A
    292   Timberline Mobile Home Park                                     N/A                       $50                      N/A
    293   Timberland Ridge Apartments                                     $250                      $250                     N/A
    294   Leewood Apartments                                              $250                      $250                     N/A
    295   Glen Mark Apartments                                            $250                      $250                     N/A
    296   Pinecroft Mobile Home Park                                      N/A                       $50                      N/A
    297   Eckerds Drugstore                                               N/A                      $0.15                     N/A
    298   Eastern Promenade Apartments                                    $250                      $250                     N/A
    299   Belle Meade Apartments                                          $250                      $250                     N/A
    300   Riverview Plaza II                                              N/A                      $0.15                    $1.04
    301   Westmoreland Warehouse                                          N/A                      $0.15                    $0.23




(1A) The Mortgage Loans secured by Raritan Plaza I and Raritan Center Industrial Portfolio, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Holiday Inn - Jacksonville Airport and Courtyard by Marriott, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Courtyard by Marriott - Pensacola, Courtyard by Marriott - Tuscaloosa, Fairfield Inn - Pensacola, Fairfield Inn - Birmingham and Fairfield Inn - Tuscaloosa, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Royal Plaza Hotel - Marlborough and Royal Plaza Hotel- Fitchburg, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Highland Pavilion Shopping Center and Highland Pavilion Cinema, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Flower Hill Professional Center and Flower Hill McDonald's, respectively, are cross-collateralized and cross-defaulted. (1G)The Mortgage Loans secured by Pellcare Nursing Home
       - Winston-Salem and Pellcare Nursing Home - Hickory, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Wyoming-Enzie Properties and Mesa Properties, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by Tivoli Condominiums, Cross Creek Apartments and Tamara Hills Townhomes, respectively, are cross-collateralized and cross-defaulted.

(1J) The Mortgage Loans secured by Bridge Street Lodge and P&R Building, respectively, are cross-collateralized and cross-defaulted.

(1K) The Mortgage Loans secured by Cedarfield Plaza and Greece Mini Storage, respectively, are cross-collateralized and cross-defaulted.

(2) Summer Cove Apartments has an interest only period of 24 months and will begin to amortize over a 336 month term.

(3) Ultra Plaza Shopping Center has an interest only period of 24 months and will begin to amortize over a 336 month term.


                                       Major Tenants of the Commercial Mortgaged Properties(1)


                                                         Property           Property
       Property Name                                     Type               Type                 Sq. Ft.
       -------------                                     ----               ----                 -------
     2 Raritan Plaza I (1A)                              Commercial         Office               262,500
     3 Raritan Center Industrial Portfolio (1A)          Commercial         Industrial           804,196
     4 Resurgens Plaza                                   Commercial         Office               388,119
    14 101 Commerce Drive                                Commercial         Industrial           597,100
    20 Doctors Medical Complex                           Commercial         Office               397,588
    26 BLN Office Park II                                Commercial         Office               201,311
    29 Hannaford Plaza AKA Rotterdam Mall                Commercial         Retail               224,091
    30 Highland Pavilion Shopping Center (1E)            Commercial         Retail               121,964
    31 Highland Pavilion Cinema (1E)                     Commercial         Retail                43,480
    33 Ventura Libbit Building                           Commercial         Office               151,776
    34 Carroll Park  Industrial Center                   Commercial         Industrial           630,000
    37 Town & Country Shopping Center                    Commercial         Retail               242,750
    38 Golden Triangle Shopping Center                   Commercial         Retail               222,644
    39 Jasper Mall Shopping Center                       Commercial         Retail               228,909
    40 Lincoln Village Shopping Center                   Commercial         Retail               178,700
    41 Dominick's Food Store & Multi-Tenant Retail       Commercial         Retail                89,105
    42 Suncrest Plaza Shopping Center                    Commercial         Retail                74,517
    43 Fabyan Crossing Shopping Center                   Commercial         Retail                86,782
    45 Legacy Drive Village Shopping Center              Commercial         Retail               138,169
    50 Barnes Crossing                                   Commercial         Retail               149,964
    51 Elmwood Regal Center                              Commercial         Retail               102,851
    52 520 Franklin Avenue Medical Building              Commercial         Office                68,200
    56 BLN Office Park I                                 Commercial         Office               134,983
    57 Garden Plaza Shopping Center                      Commercial         Retail                50,000
    58 One Phillips Drive                                Commercial         Industrial           400,000
    60 Ideal Professional Park                           Commercial         Office                83,053
    62 The Shops at Lionville Station                    Commercial         Retail                82,451
    65 Mercado Del Rancho Shopping Center                Commercial         Retail                86,464
    67 Padonia Commerce Building                         Commercial         Industrial           180,719
    69 Tower Square Shopping Center                      Commercial         Retail                70,690
    70 West Garrett Place                                Commercial         Office                68,901
    72 Chesterfield Commons                              Commercial         Retail                93,054
    74 Meadow Central Market                             Commercial         Retail               107,094
    75 Mount Kisco Square Shopping Center                Commercial         Retail                33,946
    77 Freedom Village Shopping Center                   Commercial         Retail               119,874
    80 Young Circle Shopping Center                      Commercial         Retail                65,488
    84 Rainbow Design Center                             Commercial         Retail                64,318
    85 Flower Hill Professional Center (1F)              Commercial         Office                80,770
    86 Flower Hill McDonald's (1F)                       Commercial         Retail                 4,143
    88 Ultra Plaza Shopping Center (3)                   Commercial         Retail               139,795
    89 Sinagua Plaza                                     Commercial         Retail                32,338
    91 Olde Mill Shopping Center                         Commercial         Retail                91,400
    92 Regal Cinemas Center-Lancaster                    Commercial         Retail               113,259
    93 Temescal Business Center                          Commercial         Mixed Use            196,177
    94 Houston Centre                                    Commercial         Retail                75,264
    98 Cherokee Shopping Center                          Commercial         Retail               123,736
   101 Kessel Foods                                      Commercial         Retail               118,252
   105 Mervyn's Plaza                                    Commercial         Retail                42,830
   106 Bartlett Commons                                  Commercial         Retail                81,926
   107 Crowley Village Shopping Center                   Commercial         Retail               106,157

                                                                    Major Tenant #1             Major Tenant #1    Major Tenant #1
    Property Name                                                       Name                        Sq. Ft.    Lease Expiration Date
    -------------                                                       ----                        -------    ---------------------
  2 Raritan Plaza I (1A)                                    Prudential Mutual Fund Services         152,842            8/1/03
  3 Raritan Center Industrial Portfolio (1A)                    North American Van Line             116,127            8/1/03
  4 Resurgens Plaza                                            Colonial Pipeline Company             60,668           8/31/02
 14 101 Commerce Drive                                         Hershey Foods Corporation            597,100           12/31/12
 20 Doctors Medical Complex                                     Sears, Roebuck and Co.              174,570           8/13/03
 26 BLN Office Park II                                      United Companies Funding Corp.           33,706           12/1/02
 29 Hannaford Plaza AKA Rotterdam Mall                                Shop N Save                    63,409           6/30/13
 30 Highland Pavilion Shopping Center (1E)                             Wal-Mart                      89,964           5/28/08
 31 Highland Pavilion Cinema (1E)                                   General Cinema                   43,480           10/31/07
 33 Ventura Libbit Building                                               N/A                          N/A              N/A
 34 Carroll Park  Industrial Center                            Quaker State Corporation             630,000           3/31/13
 37 Town & Country Shopping Center                              Burlington Coat Factory              62,574            1/1/15
 38 Golden Triangle Shopping Center                             Hills Department Store               82,291           1/31/14
 39 Jasper Mall Shopping Center                                   K-Mart Corporation                 84,800           8/31/06
 40 Lincoln Village Shopping Center                               Lincoln Theatre VI                 28,926           11/26/10
 41 Dominick's Food Store & Multi-Tenant Retail                    Dominick's Foods                  72,385           5/31/17
 42 Suncrest Plaza Shopping Center                             Metropolitan Art Storage              27,625           3/31/02
 43 Fabyan Crossing Shopping Center                          Dominick's Finer Foods, Inc.            71,569           10/31/16
 45 Legacy Drive Village Shopping Center                                Kroger                       58,904           2/28/20
 50 Barnes Crossing                                                   Hobby Lobby                    45,732           12/31/17
 51 Elmwood Regal Center                                             Regal Cinemas                   65,066           12/31/17
 52 520 Franklin Avenue Medical Building                                  N/A                          N/A              N/A
 56 BLN Office Park I                                                 Harmon Ltd.                    40,398           4/30/03
 57 Garden Plaza Shopping Center                                       OfficeMax                     30,000           3/14/13
 58 One Phillips Drive                                    North American Phillips Corporation       400,000           12/31/07
 60 Ideal Professional Park                                               N/A                          N/A              N/A
 62 The Shops at Lionville Station                                    SuperFresh                     45,676           2/26/16
 65 Mercado Del Rancho Shopping Center                                   ABCO                        37,415           12/31/17
 67 Padonia Commerce Building                                             N/A                          N/A              N/A
 69 Tower Square Shopping Center                                    Paper Warehouse                   8,500            3/1/05
 70 West Garrett Place                                     Telecommunications Systems, Inc.          23,399            9/1/02
 72 Chesterfield Commons                                          Kroger Food Stores                 43,664           2/28/11
 74 Meadow Central Market                                         Tom Thumb/Randall's                27,906           11/30/02
 75 Mount Kisco Square Shopping Center                                    CVS                        11,240           10/1/05
 77 Freedom Village Shopping Center                              Martin's Food (Giant)               51,278           2/29/08
 80 Young Circle Shopping Center                                  Publix Supermarkets                23,124           11/30/16
 84 Rainbow Design Center                                              Krause's                      10,078           3/31/03
 85 Flower Hill Professional Center (1F)                          Harvey Health, Inc.                12,675           10/01/07
 86 Flower Hill McDonald's (1F)                                       McDonald's                      4,143           12/22/07
 88 Ultra Plaza Shopping Center (3)                                   Ultra Foods                   115,378           12/30/08
 89 Sinagua Plaza                                                 Rosebuds Restaurant                 4,246           10/1/08
 91 Olde Mill Shopping Center                                         Winn Dixie                     45,500            8/1/14
 92 Regal Cinemas Center-Lancaster                                   Regal Cinemas                   83,758           12/1/17
 93 Temescal Business Center                                       Powis Parker Inc.                 52,203           10/31/99
 94 Houston Centre                                                    Winn Dixie                     44,984           4/30/17
 98 Cherokee Shopping Center                                            K Mart                       83,516           12/31/06
101 Kessel Foods                                               Kessel Food Markets, Inc.            107,532           12/31/17
105 Mervyn's Plaza                                             Hayek's Leather Furniture              4,871           1/14/01
106 Bartlett Commons                                               Joe's Finer Foods                 36,737            6/1/12
107 Crowley Village Shopping Center                                   Winn Dixie                     48,918            6/1/17



                                                                    Major Tenant #2            Major Tenant #2     Major Tenant #2
       Property Name                                                      Name                      Sq. Ft.    Lease Expiration Date
       -------------                                                      ----                      -------    ---------------------
  2 Raritan Plaza I (1A)                                         K. Hovnanian Companies              27,390            10/1/98
  3 Raritan Center Industrial Portfolio (1A)                 Officemate International Corp.         101,813            12/1/00
  4 Resurgens Plaza                                           Interstate/Johnson Lane Corp.          50,313            7/31/05
 14 101 Commerce Drive                                                     N/A                          N/A              N/A
 20 Doctors Medical Complex                                                N/A                          N/A              N/A
 26 BLN Office Park II                                              Norwest Mortgage                 27,736             1/1/02
 29 Hannaford Plaza AKA Rotterdam Mall                                   Staples                     24,069            4/30/08
 30 Highland Pavilion Shopping Center (1E)                                 N/A                          N/A              N/A
 31 Highland Pavilion Cinema (1E)                                          N/A                          N/A              N/A
 33 Ventura Libbit Building                                                N/A                          N/A              N/A
 34 Carroll Park  Industrial Center                                        N/A                          N/A              N/A
 37 Town & Country Shopping Center                               Blue Cross/Blue Shield              40,926             1/1/03
 38 Golden Triangle Shopping Center                                   Weis Markets                   33,868            2/29/00
 39 Jasper Mall Shopping Center                                 J.C. Penney Company, Inc.            55,955            8/31/06
 40 Lincoln Village Shopping Center                                  Drexel Heritage                 18,876            6/30/01
 41 Dominick's Food Store & Multi-Tenant Retail                            N/A                          N/A              N/A
 42 Suncrest Plaza Shopping Center                                 Great Western Bank                20,172            5/30/10
 43 Fabyan Crossing Shopping Center                           Super Crown Books Corporation          15,053            4/30/07
 45 Legacy Drive Village Shopping Center                                   N/A                          N/A              N/A
 50 Barnes Crossing                                                      TJ Maxx                     29,498            10/31/06
 51 Elmwood Regal Center                                              Office Depot                   30,585            12/31/12
 52 520 Franklin Avenue Medical Building                                   N/A                          N/A              N/A
 56 BLN Office Park I                                           Internal Revenue Service             22,318            12/31/00
 57 Garden Plaza Shopping Center                                      Smart & Final                  20,000            12/31/17
 58 One Phillips Drive                                                     N/A                          N/A              N/A
 60 Ideal Professional Park                                                N/A                          N/A              N/A
 62 The Shops at Lionville Station                                         N/A                          N/A              N/A
 65 Mercado Del Rancho Shopping Center                                  Chompie's                    10,000            4/30/04
 67 Padonia Commerce Building                                              N/A                          N/A              N/A
 69 Tower Square Shopping Center                                    Anchor Bank, N.A.                 8,000             9/1/10
 70 West Garrett Place                                       Chesapeake Computer Consultants         12,069            12/1/00
 72 Chesterfield Commons                                               Arbor Drugs                   10,220            3/31/11
 74 Meadow Central Market                                             Eckerd Drugs                   15,000            11/30/02
 75 Mount Kisco Square Shopping Center                             Videos of Mt. Kisco                6,200             3/1/00
 77 Freedom Village Shopping Center                                        N/A                          N/A              N/A
 80 Young Circle Shopping Center                                      Walgreen Co.                   19,260            3/31/08
 84 Rainbow Design Center                                               La Z Boy                     14,900            5/31/02
 85 Flower Hill Professional Center (1F)                                   N/A                          N/A              N/A
 86 Flower Hill McDonald's (1F)                                            N/A                          N/A              N/A
 88 Ultra Plaza Shopping Center (3)                                        N/A                          N/A              N/A
 89 Sinagua Plaza                                                          N/A                          N/A              N/A
 91 Olde Mill Shopping Center                                              N/A                          N/A              N/A
 92 Regal Cinemas Center-Lancaster                                   National Tires                  11,885            11/1/17
 93 Temescal Business Center                                    Polymer Technology Group             28,825            10/31/06
 94 Houston Centre                                                    CVS Pharmacy                    9,240            3/31/12
 98 Cherokee Shopping Center                                               N/A                          N/A              N/A
101 Kessel Foods                                                           N/A                          N/A              N/A
105 Mervyn's Plaza                                                         N/A                          N/A              N/A
106 Bartlett Commons                                            Sears Roebuck and Company            21,440             7/1/07
107 Crowley Village Shopping Center                              Helig-Meyers Furniture              23,249             3/1/07


                                                                  Major Tenant #3           Major Tenant #3       Major Tenant #3
       Property Name                                                    Name                     Sq. Ft.       Lease Expiration Date
       -------------                                                    ----                     -------        -------------------
  2 Raritan Plaza I (1A)                                                 N/A                       N/A                  N/A
  3 Raritan Center Industrial Portfolio (1A)                             N/A                       N/A                  N/A
  4 Resurgens Plaza                                               Fisher & Phillips               47,245              7/31/00
 14 101 Commerce Drive                                                   N/A                       N/A                  N/A
 20 Doctors Medical Complex                                              N/A                       N/A                  N/A
 26 BLN Office Park II                                                   N/A                       N/A                  N/A
 29 Hannaford Plaza AKA Rotterdam Mall                                   N/A                       N/A                  N/A
 30 Highland Pavilion Shopping Center (1E)                               N/A                       N/A                  N/A
 31 Highland Pavilion Cinema (1E)                                        N/A                       N/A                  N/A
 33 Ventura Libbit Building                                              N/A                       N/A                  N/A
 34 Carroll Park  Industrial Center                                      N/A                       N/A                  N/A
 37 Town & Country Shopping Center                                       N/A                       N/A                  N/A
 38 Golden Triangle Shopping Center                                    Dunhams                    30,000              1/31/05
 39 Jasper Mall Shopping Center                                          N/A                       N/A                  N/A
 40 Lincoln Village Shopping Center                                   World Gym                   18,121              7/31/03
 41 Dominick's Food Store & Multi-Tenant Retail                          N/A                       N/A                  N/A
 42 Suncrest Plaza Shopping Center                                       N/A                       N/A                  N/A
 43 Fabyan Crossing Shopping Center                                      N/A                       N/A                  N/A
 45 Legacy Drive Village Shopping Center                                 N/A                       N/A                  N/A
 50 Barnes Crossing                                                  Office Max                   23,500              11/30/11
 51 Elmwood Regal Center                                                 N/A                       N/A                  N/A
 52 520 Franklin Avenue Medical Building                                 N/A                       N/A                  N/A
 56 BLN Office Park I                                                    N/A                       N/A                  N/A
 57 Garden Plaza Shopping Center                                         N/A                       N/A                  N/A
 58 One Phillips Drive                                                   N/A                       N/A                  N/A
 60 Ideal Professional Park                                              N/A                       N/A                  N/A
 62 The Shops at Lionville Station                                       N/A                       N/A                  N/A
 65 Mercado Del Rancho Shopping Center                                   N/A                       N/A                  N/A
 67 Padonia Commerce Building                                            N/A                       N/A                  N/A
 69 Tower Square Shopping Center                                         N/A                       N/A                  N/A
 70 West Garrett Place                                                   N/A                       N/A                  N/A
 72 Chesterfield Commons                                                 N/A                       N/A                  N/A
 74 Meadow Central Market                                                N/A                       N/A                  N/A
 75 Mount Kisco Square Shopping Center                                 Kinko's                    4,528                7/1/07
 77 Freedom Village Shopping Center                                      N/A                       N/A                  N/A
 80 Young Circle Shopping Center                                         N/A                       N/A                  N/A
 84 Rainbow Design Center                                                N/A                       N/A                  N/A
 85 Flower Hill Professional Center (1F)                                 N/A                       N/A                  N/A
 86 Flower Hill McDonald's (1F)                                          N/A                       N/A                  N/A
 88 Ultra Plaza Shopping Center (3)                                      N/A                       N/A                  N/A
 89 Sinagua Plaza                                                        N/A                       N/A                  N/A
 91 Olde Mill Shopping Center                                            N/A                       N/A                  N/A
 92 Regal Cinemas Center-Lancaster                                       N/A                       N/A                  N/A
 93 Temescal Business Center                                             N/A                       N/A                  N/A
 94 Houston Centre                                                       N/A                       N/A                  N/A
 98 Cherokee Shopping Center                                             N/A                       N/A                  N/A
101 Kessel Foods                                                         N/A                       N/A                  N/A
105 Mervyn's Plaza                                                       N/A                       N/A                  N/A
106 Bartlett Commons                                            North Suburban Clinic             10,200               5/1/01
107 Crowley Village Shopping Center                                  K & B Drugs                  15,000               6/1/07



                                                         Property           Property
       Property Name                                     Type               Type                 Sq. Ft.
       -------------                                     ----               ----                 -------
115 Westlake Crossing Shopping Center                    Commercial         Retail                24,969
118 Constitution Square                                  Commercial         Retail                31,975
119 Oxford Square                                        Commercial         Retail                59,238
122 Menlo Avenue Office Building                         Commercial         Office                27,771
123 Henderson Marketplace                                Commercial         Retail                89,100
126 Homewood Village Shopping Center                     Commercial         Retail               116,878
128 Sunrise Square Shopping Center                       Commercial         Retail                38,465
129 Stein Mart Plaza                                     Commercial         Retail                60,006
130 1500 Plaza Office Building                           Commercial         Office                62,611
136 The Office Centre at Dunwoody Village                Commercial         Office                80,158
137 Seminary Plaza                                       Commercial         Retail               146,840
139 The Market at Merrill Shopping Center                Commercial         Retail               122,204
141 Wind River Office Building                           Commercial         Office                87,717
142 Pass Christian Village                               Commercial         Retail                65,324
145 Sun Plaza Shopping Center                            Commercial         Retail                31,617
147 Mariner Crossing Shopping Center                     Commercial         Retail                74,789
148 Mt. Dora Marketplace                                 Commercial         Retail                78,762
150 Sherman Oaks                                         Commercial         Office                48,526
154 The Park Shopping Center                             Commercial         Retail                82,542
155 Lloyd Office Plaza                                   Commercial         Office                56,369
156 Bridge Street Lodge (1J)                             Commercial         Retail                 5,970
157 P & R Building (1J)                                  Commercial         Mixed Use              4,310
161 University Shoppes                                   Commercial         Retail                50,797
162 Galleria Mall                                        Commercial         Retail                44,340
163 Park 219 Business Park                               Commercial         Industrial            94,672
164 One Energy Square                                    Commercial         Retail               127,799
165 Orchard Plaza Shopping Center                        Commercial         Retail               100,751
168 Perry Hall Mini-Storage                              Commercial         Self Storage         100,700
171 Cedarfield Plaza (1K)                                Commercial         Retail                31,402
172 Greece Mini Storage (1K)                             Commercial         Self Storage          62,956
173 Gander Mountain / JoAnn Fabrics Center               Commercial         Retail                57,658
175 601 Franklin Avenue Medical Building                 Commercial         Office                25,427
176 Valdosta Storage Rollup                              Commercial         Self Storage          95,800
177 All Aboard Mini-Storage                              Commercial         Self Storage          47,731
178 Brea Center                                          Commercial         Retail                56,945
181 Park Central Office Park                             Commercial         Office                54,908
182 Drug Emporium Shopping Center                        Commercial         Retail                44,065
183 Langley Place                                        Commercial         Mixed Use             32,938
185 The Woodlands Shopping Center                        Commercial         Retail                31,958
186 St. Marys Plaza                                      Commercial         Retail                78,148
187 Mountain Park Pavilions II                           Commercial         Retail                30,741
188 Shady Banks Shopping Center                          Commercial         Retail                51,270
189 Pavilion in the Park Shopping Center                 Commercial         Retail                65,658
190 Riverview Business Plaza                             Commercial         Industrial            85,075
191 Cumberland Station Shopping Center                   Commercial         Retail                43,751
193 Westover Pointe Center                               Commercial         Retail                64,074
195 Super Crown Books & LaJolla Patio                    Commercial         Retail                30,000
198 Jefferson Square Mall                                Commercial         Retail               124,457
199 Sandalwood Center                                    Commercial         Retail                40,886
200 Encino Village Center                                Commercial         Retail                29,220
202 4 Hartwell Place                                     Commercial         Office                47,823
204 Stewart Creek Shopping Center                        Commercial         Retail                22,028
205 Plantation Village Shopping Center                   Commercial         Retail                57,525
207 Orangethorpe Beach Shopping Center                   Commercial         Retail                20,266
208 Orchard Supply                                       Commercial         Retail                42,132
209 Waterford Village Shopping Center                    Commercial         Retail                65,965
211 Esplanade Mini-Storage                               Commercial         Self Storage          73,660
212 Sterling Industrial Park                             Commercial         Industrial            72,800



                                                                   Major Tenant #1              Major Tenant #1   Major Tenant #1
       Property Name                                                    Name                        Sq. Ft.    Lease Expiration Date
       -------------                                                    ----                        -------    ---------------------
115 Westlake Crossing Shopping Center                          Blockbuster Video, Inc.               5,400            12/31/01
118 Constitution Square                                      Molecular Science Institute             8,000            11/30/02
119 Oxford Square                                                   Eckerds Drugs                    10,356            4/1/06
122 Menlo Avenue Office Building                               Data Xel, Inc./Aqueduct               2,945            1/31/99
123 Henderson Marketplace                                      Lowe's Food Stores, Inc.              28,050            4/1/06
126 Homewood Village Shopping Center                                  Winn-Dixie                     44,000            5/1/16
128 Sunrise Square Shopping Center                            Charlie Rose Fresno L.L.C.             4,060            2/14/00
129 Stein Mart Plaza                                               Stein Mart, Inc.                  36,320           5/31/10
130 1500 Plaza Office Building                                   Nationwide Insurance                12,124           11/1/00
136 The Office Centre at Dunwoody Village                                N/A                          N/A               N/A
137 Seminary Plaza                                                      K-Mart                       84,180           10/1/03
139 The Market at Merrill Shopping Center                    Market Street Bargain Cinema            13,626           3/31/03
141 Wind River Office Building                                   Bureau of Land Mgmt.                11,983            7/1/99
142 Pass Christian Village                                         Delchamps, Inc.                   45,490            6/1/15
145 Sun Plaza Shopping Center                                         Sun Market                     4,992            1/31/06
147 Mariner Crossing Shopping Center                                  Food Lion                      29,000            1/1/10
148 Mt. Dora Marketplace                                              Winn Dixie                     44,000            6/1/06
150 Sherman Oaks                                          Tri West Insurance Services, Inc.          17,851           7/31/04
154 The Park Shopping Center                                     Consolidated Stores                 22,500            1/1/01
155 Lloyd Office Plaza                                                  SOSCF                        27,848            5/1/01
156 Bridge Street Lodge (1J)                                    Vista Bahn Ski Rentals               2,442             9/1/03
157 P & R Building (1J)                                                 Nick's                       2,750            12/1/02
161 University Shoppes                                                   N/A                          N/A               N/A
162 Galleria Mall                                                   Tower Records                    16,675            4/1/03
163 Park 219 Business Park                                               N/A                          N/A               N/A
164 One Energy Square                                            Consolidated Stores                 25,000            1/1/08
165 Orchard Plaza Shopping Center                                    Furr's Inc.                     42,635            5/1/04
168 Perry Hall Mini-Storage                                              N/A                          N/A               N/A
171 Cedarfield Plaza (1K)                                           Town of Greece                   5,750             3/1/01
172 Greece Mini Storage (1K)                                             N/A                          N/A               N/A
173 Gander Mountain / JoAnn Fabrics Center                         Gander Mountain                   40,938            6/1/10
175 601 Franklin Avenue Medical Building               Urological Surgeons of L.I./ Varriale, M.      8,466             1/1/08
176 Valdosta Storage Rollup                                              N/A                          N/A               N/A
177 All Aboard Mini-Storage                                              N/A                          N/A               N/A
178 Brea Center                                                       Vons #326                      23,000           10/1/07
181 Park Central Office Park                                 David M. Fitzpatrick Realty             19,286           10/1/99
182 Drug Emporium Shopping Center                                   Drug Emporium                    27,750           3/31/99
183 Langley Place                                                      ANC Inc.                      6,000            12/1/02
185 The Woodlands Shopping Center                                Lone Star Cafe, Inc.                7,500            5/31/00
186 St. Marys Plaza                                                    Safeway                       36,953           11/30/00
187 Mountain Park Pavilions II                               Tijuana Country Club, L.L.C.            6,000            12/31/12
188 Shady Banks Shopping Center                                       Food Lion                      29,000           7/16/08
189 Pavilion in the Park Shopping Center                                 N/A                          N/A               N/A
190 Riverview Business Plaza                                      Heritage Doorcraft                 13,916            2/1/02
191 Cumberland Station Shopping Center                               Fashion Bug                     9,600            1/31/04
193 Westover Pointe Center                                              Alltel                       22,813           2/16/01
195 Super Crown Books & LaJolla Patio                             Super Crown Books                  15,000           1/31/08
198 Jefferson Square Mall                                         Payless Drug Store                 38,872           2/28/10
199 Sandalwood Center                                            Bunker Dance Studio                 4,524            9/30/00
200 Encino Village Center                                              Kinko's                       7,575            3/31/04
202 4 Hartwell Place                                        Hughes Danbury Optical Systems           47,823           10/31/01
204 Stewart Creek Shopping Center                                  Chief Auto Parts                  5,400            10/1/02
205 Plantation Village Shopping Center                             2 Day Video Inc.                  7,500            12/31/02
207 Orangethorpe Beach Shopping Center                            Fuddruckers, Inc.                  6,600            11/30/07
208 Orchard Supply                                             Orchard Supply Hardware               42,132           1/31/18
209 Waterford Village Shopping Center                                  Big Lots                      32,270            8/1/02
211 Esplanade Mini-Storage                                               N/A                          N/A               N/A
212 Sterling Industrial Park                                             N/A                          N/A               N/A




                                                                Major Tenant #2            Major Tenant #2       Major Tenant #2
       Property Name                                                  Name                      Sq. Ft.       Lease Expiration Date
       -------------                                                  ----                      -------       ---------------------

115 Westlake Crossing Shopping Center                        Corner Bakery Store # 86             3,830              6/30/07
118 Constitution Square                                     Princeton Review Operations           6,438              3/31/05
119 Oxford Square                                              Woodworking Unlimited              8,100              5/1/99
122 Menlo Avenue Office Building                                        N/A                        N/A                 N/A
123 Henderson Marketplace                                               N/A                        N/A                 N/A
126 Homewood Village Shopping Center                                    N/A                        N/A                 N/A
128 Sunrise Square Shopping Center                                      N/A                        N/A                 N/A
129 Stein Mart Plaza                                         Lonnigan's Grill & Sports            8,300             10/31/02
130 1500 Plaza Office Building                                      Western Pcs                   10,627             8/1/03
136 The Office Centre at Dunwoody Village                               N/A                        N/A                 N/A
137 Seminary Plaza                                             Schnuck Markets, Inc.              56,160             11/1/99
139 The Market at Merrill Shopping Center                          W.L.R., Inc.                   12,602            10/31/06
141 Wind River Office Building                                          N/A                        N/A                 N/A
142 Pass Christian Village                                          Big B Inc.                    8,470              6/1/10
145 Sun Plaza Shopping Center                                           N/A                        N/A                 N/A
147 Mariner Crossing Shopping Center                                    N/A                        N/A                 N/A
148 Mt. Dora Marketplace                                                N/A                        N/A                 N/A
150 Sherman Oaks                                         Weller/Grossman Productions, Inc.        11,354             4/30/02
154 The Park Shopping Center                                        Gold's Gym                    13,400             2/1/05
155 Lloyd Office Plaza                                      American Heart Association            11,575             8/1/03
156 Bridge Street Lodge (1J)                                    Justus of Steamboat               1,419              9/1/03
157 P & R Building (1J)                                       Vail Valley Associates               967               9/1/99
161 University Shoppes                                                  N/A                        N/A                 N/A
162 Galleria Mall                                                 Pinball Pete's                  9,368              9/1/06
163 Park 219 Business Park                                              N/A                        N/A                 N/A
164 One Energy Square                                             C.R. Anthony's                  22,000             7/1/99
165 Orchard Plaza Shopping Center                                       N/A                        N/A                 N/A
168 Perry Hall Mini-Storage                                             N/A                        N/A                 N/A
171 Cedarfield Plaza (1K)                                    Childtime Childcare, Inc.            5,363              7/1/99
172 Greece Mini Storage (1K)                                            N/A                        N/A                 N/A
173 Gander Mountain / JoAnn Fabrics Center                         JoAnn Fabrics                  16,720             1/1/06
175 601 Franklin Avenue Medical Building                       Metropolitan Diagnostic             4,530              6/1/02
176 Valdosta Storage Rollup                                             N/A                        N/A                 N/A
177 All Aboard Mini-Storage                                             N/A                        N/A                 N/A
178 Brea Center                                                    Video Palace                   5,800              10/1/02
181 Park Central Office Park                                     Jay Incorporated                 16,034             3/1/07
182 Drug Emporium Shopping Center                                   Fabric City                   6,115              2/28/01
183 Langley Place                                      F.L. Putnam Investment Management Co.      4,539              12/1/99
185 The Woodlands Shopping Center                   Half Price Books, Records, Magazines, Inc.    7,160              6/30/02
186 St. Marys Plaza                                                  Walgreens                    12,080            01/31/10
187 Mountain Park Pavilions II                         Kimberly Lewis Schools of Dance, Inc.      6,000              1/31/03
188 Shady Banks Shopping Center                                      Rite Aid                     6,720              7/16/00
189 Pavilion in the Park Shopping Center                                N/A                        N/A                 N/A
190 Riverview Business Plaza                                       Ramsey County                  12,862             12/1/04
191 Cumberland Station Shopping Center                     Hibbett Sporting Goods, Inc.           7,200              9/30/02
193 Westover Pointe Center                                          Gold's Gym                    15,000            12/31/00
195 Super Crown Books & LaJolla Patio                        La Jolla Patio & Mattress            15,000            10/31/07
198 Jefferson Square Mall                                       The Emporium, Inc.                33,405             2/28/05
199 Sandalwood Center                                                   N/A                        N/A                 N/A
200 Encino Village Center                                       Jerry's Famous Deli               5,600              6/15/07
202 4 Hartwell Place                                                    N/A                        N/A                 N/A
204 Stewart Creek Shopping Center                                   Art & Frame                   2,500              10/1/02
205 Plantation Village Shopping Center                           Laredo Cafe Inc.                 6,297             11/30/00
207 Orangethorpe Beach Shopping Center                      Thuy's International, Inc.            4,400             12/31/01
208 Orchard Supply                                                      N/A                        N/A                 N/A
209 Waterford Village Shopping Center                           Shifman's Menswear                8,820              10/1/07
211 Esplanade Mini-Storage                                              N/A                        N/A                 N/A
212 Sterling Industrial Park                                            N/A                        N/A                 N/A


                                                                  Major Tenant #3           Major Tenant #3       Major Tenant #3
       Property Name                                                    Name                     Sq. Ft.       Lease Expiration Date
       -------------                                                    ----                     -------        -------------------
115 Westlake Crossing Shopping Center                        First Union National Bank            3,000             1/31/07
118 Constitution Square                                       Public Health Institute             5,243             9/30/00
119 Oxford Square                                                 Pet Supermarket                 7,522             7/15/99
122 Menlo Avenue Office Building                                        N/A                        N/A                N/A
123 Henderson Marketplace                                               N/A                        N/A                N/A
126 Homewood Village Shopping Center                                    N/A                        N/A                N/A
128 Sunrise Square Shopping Center                                      N/A                        N/A                N/A
129 Stein Mart Plaza                                                    N/A                        N/A                N/A
130 1500 Plaza Office Building                                          N/A                        N/A                N/A
136 The Office Centre at Dunwoody Village                               N/A                        N/A                N/A
137 Seminary Plaza                                                      N/A                        N/A                N/A
139 The Market at Merrill Shopping Center                               N/A                        N/A                N/A
141 Wind River Office Building                                          N/A                        N/A                N/A
142 Pass Christian Village                                              N/A                        N/A                N/A
145 Sun Plaza Shopping Center                                           N/A                        N/A                N/A
147 Mariner Crossing Shopping Center                                    N/A                        N/A                N/A
148 Mt. Dora Marketplace                                                N/A                        N/A                N/A
150 Sherman Oaks                                        International Parking Design, Inc.        10,735            5/31/97
154 The Park Shopping Center                                            N/A                        N/A                N/A
155 Lloyd Office Plaza                                         Auto Item Management               7,825              2/1/04
156 Bridge Street Lodge (1J)                                         Surefoot                     1,292              9/1/03
157 P & R Building (1J)                                               Office                       520              12/1/02
161 University Shoppes                                                  N/A                        N/A                N/A
162 Galleria Mall                                                       N/A                        N/A                N/A
163 Park 219 Business Park                                              N/A                        N/A                N/A
164 One Energy Square                                                   N/A                        N/A                N/A
165 Orchard Plaza Shopping Center                                       N/A                        N/A                N/A
168 Perry Hall Mini-Storage                                             N/A                        N/A                N/A
171 Cedarfield Plaza (1K)                                    Vasilios & Ioannis Tegas             3,500              1/1/02
172 Greece Mini Storage (1K)                                            N/A                        N/A                N/A
173 Gander Mountain / JoAnn Fabrics Center                              N/A                        N/A                N/A
175 601 Franklin Avenue Medical Building                                N/A                        N/A                N/A
176 Valdosta Storage Rollup                                             N/A                        N/A                N/A
177 All Aboard Mini-Storage                                             N/A                        N/A                N/A
178 Brea Center                                                         N/A                        N/A                N/A
181 Park Central Office Park                                      The Cabot Group                 7,176              3/1/07
182 Drug Emporium Shopping Center                                       N/A                        N/A                N/A
183 Langley Place                                                       N/A                        N/A                N/A
185 The Woodlands Shopping Center                                       N/A                        N/A                N/A
186 St. Marys Plaza                                                     N/A                        N/A                N/A
187 Mountain Park Pavilions II                                  Sunrise Preschools                5,000             1/31/03
188 Shady Banks Shopping Center                                         N/A                        N/A                N/A
189 Pavilion in the Park Shopping Center                                N/A                        N/A                N/A
190 Riverview Business Plaza                                        BW Systems                    12,247             7/1/02
191 Cumberland Station Shopping Center                             On Cue, Inc.                   4,951             1/31/06
193 Westover Pointe Center                                              N/A                        N/A                N/A
195 Super Crown Books & LaJolla Patio                                   N/A                        N/A                N/A
198 Jefferson Square Mall                                               N/A                        N/A                N/A
199 Sandalwood Center                                                   N/A                        N/A                N/A
200 Encino Village Center                                         California Wok                  3,000             11/30/00
202 4 Hartwell Place                                                    N/A                        N/A                N/A
204 Stewart Creek Shopping Center                                       N/A                        N/A                N/A
205 Plantation Village Shopping Center                                  N/A                        N/A                N/A
207 Orangethorpe Beach Shopping Center                 Richard McFarland and William Feeney       3,000             2/28/03
208 Orchard Supply                                                      N/A                        N/A                N/A
209 Waterford Village Shopping Center                                   N/A                        N/A                N/A
211 Esplanade Mini-Storage                                              N/A                        N/A                N/A
212 Sterling Industrial Park                                            N/A                        N/A                N/A




                                                        Property           Property
       Property Name                                     Type               Type                 Sq. Ft.
       -------------                                     ----               ----                 -------
213 Mabelvale Plaza Shopping Center                      Commercial         Retail                40,020
214 Woodlawn Village Shopping Center                     Commercial         Retail                54,144
215 Bolton-Moore's Mill Shopping Center                  Commercial         Retail                78,916
216 Omni Plaza Shopping Center                           Commercial         Retail                36,328
217 Shield Street Plaza                                  Commercial         Retail                72,572
220 Penninsula Professional Building                     Commercial         Office                29,885
222 Alexandria Square                                    Commercial         Retail                39,522
223 Advo Building                                        Commercial         Office                18,865
224 White Pines Plaza                                    Commercial         Retail                48,000
227 109-111 Grant Avenue                                 Commercial         Office                34,570
229 Parker Marketplace Phase II                          Commercial         Retail                20,555
236 Tiger Mart                                           Commercial         Convenience Store      6,534
237 Quail Hollow Business Park                           Commercial         Office                42,012
239 Bridgeport Professional Building                     Commercial         Office                26,621
241 Brigham's Landing Shopping Center                    Commercial         Retail                38,885
242 Boulevard Shoppes II                                 Commercial         Retail                40,508
252 Plaza North Medical Building                         Commercial         Office                23,478
254 Northlake Quadrangle                                 Commercial         Retail                77,621
258 Morningstar Mini-Storage                             Commercial         Self Storage         112,619
260 Homestead Corner Shopping Center                     Commercial         Retail                19,075
262 F & H Warehouse                                      Commercial         Industrial           180,383
263 Avian Plaza Shopping Center                          Commercial         Retail                24,776
264 Port Orchard Mini Storage                            Commercial         Self Storage          41,785
266 The Miller Center                                    Commercial         Retail                67,401
268 Rancho San Diego Town & Country                      Commercial         Retail                10,259
272 STOR-N-LOCK                                          Commercial         Self Storage          61,200
274 701 Franklin Center                                  Commercial         Retail                22,869
278 Courtyard Plaza                                      Commercial         Retail                15,620
286 Midtown at Main                                      Commercial         Retail                26,146
287 Park Place Center                                    Commercial         Retail                21,791
288 International Self Storage                           Commercial         Self Storage          49,625
290 Loc-'N-Stor Self-Storage                             Commercial         Self Storage          26,480
297 Eckerds Drugstore                                    Commercial         Retail                11,200
300 Riverview Plaza II                                   Commercial         Retail                15,631
301 Westmoreland Warehouse                               Commercial         Mixed Use             46,510


                                                                    Major Tenant #1              Major Tenant #1    Major Tenant #1
    Property Name                                                       Name                        Sq. Ft.   Lease Expiration Date
    -------------                                                       ----                        -------   ---------------------
213 Mabelvale Plaza Shopping Center                            Aarons Rental Purchase                  7,000            5/31/01
214 Woodlawn Village Shopping Center                                 Food Lion                         32,744           6/14/06
215 Bolton-Moore's Mill Shopping Center                                 A&P                            20,550           12/31/00
216 Omni Plaza Shopping Center                               Genovese Drug Stores, Inc.                20,880            6/5/00
217 Shield Street Plaza                                A. Dong Oriental Grocery & Gift, Inc.           32,817            3/1/08
220 Penninsula Professional Building                            Gannett Fleming Inc.                   12,070           10/31/98
222 Alexandria Square                                               Sears #5210                        24,992           10/21/05
223 Advo Building                                               Wamberg Organization                   9,391            12/1/09
224 White Pines Plaza                                             Harris - Teeter                      33,000           6/30/09
227 109-111 Grant Avenue                                           Olsen/Kimberly                      11,936           8/31/01
229 Parker Marketplace Phase II                                        Pier 1                          8,000             3/1/07
236 Tiger Mart                                                     Owner Occupied                      6,534              N/A
237 Quail Hollow Business Park                                    Coldwell Banker                      8,988            10/1/98
239 Bridgeport Professional Building                        Diagnostic Imaging Northwest               6,280            11/30/99
241 Brigham's Landing Shopping Center                              Apollo Burger                       4,112            2/28/11
242 Boulevard Shoppes II                                           Lynn Dinettes                       8,200            5/31/03
252 Plaza North Medical Building                               Phy Choice, Inc.                        3,747             8/1/02
254 Northlake Quadrangle                                      Georgia Motor Club                       9,786            3/31/99
258 Morningstar Mini-Storage                                         N/A                                N/A               N/A
260 Homestead Corner Shopping Center                        Zaph Enterprises Ltd.                      5,000            12/1/02
262 F & H Warehouse                                  P.C. Richard & Son Long Island Corp.             180,383           8/31/07
263 Avian Plaza Shopping Center                          Rite Aid of New Jersey, Inc.                  7,630             4/1/05
264 Port Orchard Mini Storage                                        N/A                                N/A               N/A
266 The Miller Center                                    Missippi Library Commission                   43,561           6/30/01
268 Rancho San Diego Town & Country           Hollywood Entertainment Corp. dba Hollywood Video        7,000            8/19/07
272 STOR-N-LOCK                                                      N/A                                N/A               N/A
274 701 Franklin Center                                            Superior                            8,000            2/28/99
278 Courtyard Plaza                                      Cataract N. Shore Management                  5,570             8/1/04
286 Midtown at Main                                               Walgreens                            13,047           8/31/24
287 Park Place Center                                            Royal Beauty                          2,315            9/30/01
288 International Self Storage                                       N/A                                N/A               N/A
290 Loc-'N-Stor Self-Storage                                         N/A                                N/A               N/A
297 Eckerds Drugstore                                         Eckerd Corporation                       11,200            4/1/16
300 Riverview Plaza II                                      Tanner's Vinings, Inc.                     2,530            6/30/98
301 Westmoreland Warehouse                               Yaquinton Printing Co., Inc.                  46,510           9/30/00


                                                              Major Tenant #2                  Major Tenant #2    Major Tenant #2
    Property Name                                                Name                              Sq. Ft.    Lease Expiration Date
    -------------                                                 ----                             -------    ---------------------

213 Mabelvale Plaza Shopping Center                     Concentra Medical Centers                  6,560              6/30/04
214 Woodlawn Village Shopping Center                           CVS(Revco)                          9,100              6/30/01
215 Bolton-Moore's Mill Shopping Center                            CVS                             12,173             7/31/07
216 Omni Plaza Shopping Center                                     N/A                              N/A                 N/A
217 Shield Street Plaza                                    The Salvation Army                      10,100             5/1/02
220 Penninsula Professional Building                            CH2M Hill                          5,214              1/31/99
222 Alexandria Square                                         Parts America                        8,000             12/31/01
223 Advo Building                                              Advo, Inc.                          5,181              2/24/01
224 White Pines Plaza                                           TAS Drugs                          6,000              8/31/02
227 109-111 Grant Avenue                                       Sieba, Ltd.                         10,672             4/30/06
229 Parker Marketplace Phase II                             Leo's Meat Market                      2,490              4/1/07
236 Tiger Mart                                                     N/A                              N/A                 N/A
237 Quail Hollow Business Park                                     N/A                              N/A                 N/A
239 Bridgeport Professional Building                       Dr. David Sparling                      3,619              9/30/98
241 Brigham's Landing Shopping Center                          Wild Burrow                         4,000              8/31/01
242 Boulevard Shoppes II                                 China Teipei Restaurant                   6,560              6/30/98
252 Plaza North Medical Building                  Adult Pediatric Urology Clinic, P.A.             3,018              10/1/02
254 Northlake Quadrangle                                           N/A                              N/A                 N/A
258 Morningstar Mini-Storage                                       N/A                              N/A                 N/A
260 Homestead Corner Shopping Center                       Jerry's Floor Store                     2,293              11/1/98
262 F & H Warehouse                                                N/A                              N/A                 N/A
263 Avian Plaza Shopping Center                                WaWa, Inc.                          3,146              3/1/00
264 Port Orchard Mini Storage                                      N/A                              N/A                 N/A
266 The Miller Center                                American Veterans Post 1, Inc.                13,890             3/31/99
268 Rancho San Diego Town & Country            Baskin Robbins USA, Co. dba Baskin Robbins          1,629              11/1/07
272 STOR-N-LOCK                                                    N/A                              N/A                 N/A
274 701 Franklin Center                                        Suntan City                         3,180             12/31/99
278 Courtyard Plaza                                    Letourneau's Pharmacy, Inc.                 4,650              8/1/02
286 Midtown at Main                                           China Garden                         3,581              1/31/02
287 Park Place Center                                              N/A                              N/A                 N/A
288 International Self Storage                                     N/A                              N/A                 N/A
290 Loc-'N-Stor Self-Storage                                       N/A                              N/A                 N/A
297 Eckerds Drugstore                                              N/A                              N/A                 N/A
300 Riverview Plaza II                                    Excel Temporary Serv                     1,976              6/30/00
301 Westmoreland Warehouse                                         N/A                              N/A                 N/A

                                                               Major Tenant #3               Major Tenant #3       Major Tenant #3
     Property Name                                                 Name                          Sq. Ft.       Lease Expiration Date
     -------------                                                 ----                          -------        -------------------

213 Mabelvale Plaza Shopping Center                            Cato Fashions                     6,300                1/31/01
214 Woodlawn Village Shopping Center                                N/A                           N/A                   N/A
215 Bolton-Moore's Mill Shopping Center                        Family Dollar                     8,500                12/31/98
216 Omni Plaza Shopping Center                                      N/A                           N/A                   N/A
217 Shield Street Plaza                                             N/A                           N/A                   N/A
220 Penninsula Professional Building                       Prudential Insurance                  4,298                1/31/00
222 Alexandria Square                                               N/A                           N/A                   N/A
223 Advo Building                                                  CPRi                          2,599                6/14/02
224 White Pines Plaza                                               N/A                           N/A                   N/A
227 109-111 Grant Avenue                                       EM Associates                     4,972                3/31/02
229 Parker Marketplace Phase II                              Veldcamps Flowers                   2,138                 7/1/07
236 Tiger Mart                                                      N/A                           N/A                   N/A
237 Quail Hollow Business Park                                      N/A                           N/A                   N/A
239 Bridgeport Professional Building                                N/A                           N/A                   N/A
241 Brigham's Landing Shopping Center                               N/A                           N/A                   N/A
242 Boulevard Shoppes II                                    Bennett Auto Supply                  5,724                6/30/98
252 Plaza North Medical Building                                    N/A                           N/A                   N/A
254 Northlake Quadrangle                                            N/A                           N/A                   N/A
258 Morningstar Mini-Storage                                        N/A                           N/A                   N/A
260 Homestead Corner Shopping Center                                N/A                           N/A                   N/A
262 F & H Warehouse                                                 N/A                           N/A                   N/A
263 Avian Plaza Shopping Center                                     N/A                           N/A                   N/A
264 Port Orchard Mini Storage                                       N/A                           N/A                   N/A
266 The Miller Center                                               N/A                           N/A                   N/A
268 Rancho San Diego Town & Country                      Alan Lafo dba Radio Shack               1,629                10/20/07
272 STOR-N-LOCK                                                     N/A                           N/A                   N/A
274 701 Franklin Center                                             N/A                           N/A                   N/A
278 Courtyard Plaza                                            Dunkin Donuts                     1,950                3/31/05
286 Midtown at Main                                           Midtown Laundry                    2,713                7/31/98
287 Park Place Center                                               N/A                           N/A                   N/A
288 International Self Storage                                      N/A                           N/A                   N/A
290 Loc-'N-Stor Self-Storage                                        N/A                           N/A                   N/A
297 Eckerds Drugstore                                               N/A                           N/A                   N/A
300 Riverview Plaza II                                              N/A                           N/A                   N/A
301 Westmoreland Warehouse                                          N/A                           N/A                   N/A

(1) Only those tenants which occupy 10% or more of the property area.



                                                Additional Mortgage Loan Information





                                                                         Cut-off Date        Property                 Hotel
  #    Property Name (1)                                                 Balance (4)          Type                 Franchise
  -    -----------------                                                -----------           ----                 ---------
  1    The Rivergate Apartments                                          $94,602,208     Multifamily
  2    Raritan Plaza I (1A)                                              $27,484,832     Office
  3    Raritan Center Industrial Portfolio (1A)                          $24,486,486     Industrial
  4    Resurgens Plaza                                                   $32,859,589     Office
  5    The Camargue                                                      $29,900,164     Multifamily
  6    Casa Arroyo Apartments                                            $23,984,720     Multifamily
  7    Ballena Village Apartments                                        $21,954,541     Multifamily
  8    Holiday Inn - Jacksonville Airport (1B)                           $17,361,592     Hotel                      Holiday Inn
  9    Courtyard by Marriott (1B)                                         $4,589,846     Hotel                 Courtyard by Marriott
 10    Magnolia Lake Apartments                                          $20,500,000     Multifamily
 11    Park Terrace                                                      $19,966,398     Multifamily
 12    Autumn Chase Apartments                                           $19,472,137     Multifamily
 13    Embassy Square Suites                                             $17,899,848     Hotel                    Embassy Suites
 14    101 Commerce Drive                                                $16,944,006     Industrial
 15    Courtyard by Marriott - Pensacola (1C)                             $5,194,990     Hotel                 Courtyard by Marriott
 16    Courtyard by Marriott - Tuscaloosa (1C)                            $3,866,230     Hotel                 Courtyard by Marriott
 17    Fairfield Inn - Pensacola (1C)                                     $3,116,994     Hotel                     Fairfield Inn
 18    Fairfield Inn - Birmingham (1C)                                    $2,377,707     Hotel                     Fairfield Inn
 19    Fairfield Inn - Tuscaloosa (1C)                                    $1,928,120     Hotel                     Fairfield Inn
 20    Doctors Medical Complex                                           $15,991,795     Office
 21    Chandler Place Apartments                                         $15,690,004     Multifamily
 22    Summer Cove Apartments (2)                                        $15,250,000     Multifamily
 23    Lake & Racquet Apartments                                         $14,979,511     Multifamily
 24    Stone Ends Apartments                                             $14,219,052     Multifamily
 25    Canyon Club Apartments                                            $13,558,248     Multifamily
 26    BLN Office Park II                                                $13,548,266     Office
 27    Royal Plaza Hotel - Marlborough (1D)                              $10,478,542     Hotel                     Best Western
 28    Royal Plaza Hotel - Fitchburg (1D)                                 $2,594,687     Hotel                     Best Western
 29    Hannaford Plaza AKA Rotterdam Mall                                $12,993,015     Retail
 30    Highland Pavilion Shopping Center (1E)                             $6,332,000     Retail
 31    Highland Pavilion Cinema (1E)                                      $6,250,000     Retail
 32    Plumtree Apartments                                               $12,500,000     Multifamily
 33    Ventura Libbit Building                                           $12,180,479     Office
 34    Carroll Park  Industrial Center                                   $11,905,000     Industrial
 35    Randall Lane, Park Place I & II and Park Newport Apartments       $11,464,221     Multifamily
 36    Plaza Mobile Village                                              $11,308,631     Manufactured Housing
 37    Town & Country Shopping Center                                    $11,135,647     Retail
 38    Golden Triangle Shopping Center                                   $10,777,077     Retail
 39    Jasper Mall Shopping Center                                       $10,535,181     Retail
 40    Lincoln Village Shopping Center                                   $10,456,137     Retail
 41    Dominick's Food Store & Multi-Tenant Retail                       $10,317,352     Retail
 42    Suncrest Plaza Shopping Center                                     $9,968,518     Retail
 43    Fabyan Crossing Shopping Center                                    $9,826,481     Retail
 44    Forest Glen Apartments                                             $9,743,548     Multifamily


                                                                                                    Most Recent
                                                                  Occupancy           Date of       Operating             Most
                                                                    Rate at           Occupancy     Statement            Recent
 #    Property Name (1)                                        Underwriting(5)        Rate            Date               Revenue
 -    -----------------                                       ----------------        ----            ----               -------
  1    The Rivergate Apartments                                      97.0%            3/3/98        12/31/97           $20,140,590
  2    Raritan Plaza I (1A)                                          99.0%            4/16/98       12/31/97            $6,384,832
  3    Raritan Center Industrial Portfolio (1A)                      94.0%            4/1/98        12/31/97            $4,373,384
  4    Resurgens Plaza                                               96.0%           12/29/97       10/31/97            $9,827,387
  5    The Camargue                                                  99.0%            1/19/98       9/30/97             $5,763,050
  6    Casa Arroyo Apartments                                        99.0%            3/15/98       12/31/97            $3,744,523
  7    Ballena Village Apartments                                    95.0%            2/11/98       12/31/97            $3,823,379
  8    Holiday Inn - Jacksonville Airport (1B)                        N/A             1/21/98       11/30/97           $10,851,488
  9    Courtyard by Marriott (1B)                                     N/A            12/31/97       12/31/97            $2,172,598
 10    Magnolia Lake Apartments                                      95.0%            1/15/98       2/28/98             $3,661,717
 11    Park Terrace                                                  98.0%            2/28/98       1/31/98             $3,309,852
 12    Autumn Chase Apartments                                       97.0%            10/1/97       9/30/97             $4,386,442
 13    Embassy Square Suites                                          N/A             1/1/98        11/30/97            $7,356,244
 14    101 Commerce Drive                                            100.0%           1/5/98         1/4/98             $2,469,610
 15    Courtyard by Marriott - Pensacola (1C)                         N/A            10/31/97       2/28/98             $1,831,113
 16    Courtyard by Marriott - Tuscaloosa (1C)                        N/A            10/15/97       12/31/97            $1,678,131
 17    Fairfield Inn - Pensacola (1C)                                 N/A             9/30/97       12/31/97            $1,190,719
 18    Fairfield Inn - Birmingham (1C)                                N/A             8/31/97       9/30/97               $988,627
 19    Fairfield Inn - Tuscaloosa (1C)                                N/A            10/15/97       12/31/97              $817,344
 20    Doctors Medical Complex                                       98.0%            12/1/97       10/31/97            $4,200,991
 21    Chandler Place Apartments                                     96.0%            3/25/98       2/28/98             $2,325,775
 22    Summer Cove Apartments (2)                                    93.0%           10/23/97       3/31/98             $1,986,796
 23    Lake & Racquet Apartments                                     98.0%           10/27/97       9/30/97             $2,805,321
 24    Stone Ends Apartments                                         100.0%           1/14/98       12/31/97            $2,604,097
 25    Canyon Club Apartments                                        97.0%            4/8/98        3/31/98             $2,527,672
 26    BLN Office Park II                                            99.0%           12/31/97       12/31/97            $3,269,077
 27    Royal Plaza Hotel - Marlborough (1D)                           N/A            10/14/97       8/27/97             $9,218,824
 28    Royal Plaza Hotel - Fitchburg (1D)                             N/A            10/14/97       8/29/97             $3,680,442
 29    Hannaford Plaza AKA Rotterdam Mall                            98.0%            2/1/98        12/31/97            $1,924,794
 30    Highland Pavilion Shopping Center (1E)                        97.0%            4/3/98        12/31/97            $1,025,560
 31    Highland Pavilion Cinema (1E)                                 100.0%           4/3/98        12/31/97              $785,799
 32    Plumtree Apartments                                           98.0%            3/20/98       12/31/97            $2,682,258
 33    Ventura Libbit Building                                       97.0%            10/6/97       12/31/97            $3,836,234
 34    Carroll Park  Industrial Center                               100.0%           1/5/98        2/20/98             $1,621,620
 35    Randall Lane, Park Place I & II and Park Newport Apartments   93.0%            4/21/98       9/30/97             $2,634,213
 36    Plaza Mobile Village                                          98.0%            2/28/98       2/28/98             $1,684,209
 37    Town & Country Shopping Center                                100.0%           4/15/98       4/30/98             $1,931,454
 38    Golden Triangle Shopping Center                               98.0%           11/25/97       12/31/97            $1,875,449
 39    Jasper Mall Shopping Center                                   99.0%           10/30/97       9/30/97             $1,664,479
 40    Lincoln Village Shopping Center                               98.0%            3/1/98        12/31/97            $2,432,607
 41    Dominick's Food Store & Multi-Tenant Retail                   100.0%           12/1/97       4/30/98             $1,362,106
 42    Suncrest Plaza Shopping Center                                92.0%            1/1/98        12/31/97            $1,889,218
 43    Fabyan Crossing Shopping Center                               100.0%           3/1/98        12/31/98            $1,282,694
 44    Forest Glen Apartments                                        97.0%            3/16/98       2/28/98             $1,523,844


                                                                        Most           Most         Most
                                                                       Recent         Recent       Recent           U/W
  #    Property Name (1)                                              Expenses         NOI          DSCR            NCF
  -    -----------------                                              --------         ---          ----            ---
  1    The Rivergate Apartments                                     $8,520,634      $11,619,956     1.54 x     $13,177,773
  2    Raritan Plaza I (1A)                                         $2,355,634       $4,029,198     1.76 x      $2,932,602
  3    Raritan Center Industrial Portfolio (1A)                     $1,459,705       $2,913,679     1.43 x      $2,490,405
  4    Resurgens Plaza                                              $3,358,889       $6,468,498     2.54 x      $5,342,566
  5    The Camargue                                                 $2,535,844       $3,227,206     1.27 x      $3,508,202
  6    Casa Arroyo Apartments                                       $1,280,138       $2,464,385     1.29 x      $2,549,628
  7    Ballena Village Apartments                                   $1,357,122       $2,466,257     1.40 x      $2,461,929
  8    Holiday Inn - Jacksonville Airport (1B)                      $7,352,280       $3,499,208     2.33 x      $2,749,868
  9    Courtyard by Marriott (1B)                                   $1,435,897         $736,701     1.86 x        $619,297
 10    Magnolia Lake Apartments                                     $1,704,714       $1,957,003     1.21 x      $2,113,019
 11    Park Terrace                                                   $954,205       $2,355,647     1.49 x      $2,106,560
 12    Autumn Chase Apartments                                      $2,108,649       $2,277,793     1.45 x      $2,115,970
 13    Embassy Square Suites                                        $4,693,261       $2,662,983     1.67 x      $2,265,082
 14    101 Commerce Drive                                              $49,390       $2,420,220     1.78 x      $2,110,934
 15    Courtyard by Marriott - Pensacola (1C)                       $1,084,492         $746,621     1.64 x        $657,868
 16    Courtyard by Marriott - Tuscaloosa (1C)                      $1,068,642         $609,489     1.81 x        $567,020
 17    Fairfield Inn - Pensacola (1C)                                 $683,767         $506,952     1.86 x        $382,449
 18    Fairfield Inn - Birmingham (1C)                                $613,046         $375,581     1.80 x        $300,682
 19    Fairfield Inn - Tuscaloosa (1C)                                $555,379         $261,965     1.56 x        $224,225
 20    Doctors Medical Complex                                      $2,145,483       $2,055,508     1.51 x      $1,694,604
 21    Chandler Place Apartments                                    $1,005,733       $1,320,042     1.06 x      $1,631,180
 22    Summer Cove Apartments (2)                                     $745,320       $1,241,476     1.14 x      $1,488,116
 23    Lake & Racquet Apartments                                      $923,190       $1,882,131     1.53 x      $1,634,330
 24    Stone Ends Apartments                                        $1,059,554       $1,544,543     1.37 x      $1,431,208
 25    Canyon Club Apartments                                       $1,033,033       $1,494,640     1.42 x      $1,377,380
 26    BLN Office Park II                                           $1,458,345       $1,810,732     1.64 x      $1,533,099
 27    Royal Plaza Hotel - Marlborough (1D)                         $7,114,641       $2,104,183     2.24 x      $1,620,925
 28    Royal Plaza Hotel - Fitchburg (1D)                           $3,219,017         $461,425     1.99 x        $304,543
 29    Hannaford Plaza AKA Rotterdam Mall                             $703,932       $1,220,862     1.12 x      $1,333,573
 30    Highland Pavilion Shopping Center (1E)                         $250,644         $774,916     1.48 x        $673,102
 31    Highland Pavilion Cinema (1E)                                   $33,543         $752,256     1.46 x        $645,472
 32    Plumtree Apartments                                          $1,194,901       $1,487,357     1.50 x      $1,272,425
 33    Ventura Libbit Building                                      $1,888,417       $1,947,817     1.65 x      $1,497,008
 34    Carroll Park  Industrial Center                                $193,663       $1,427,957     1.44 x      $1,301,286
 35    Randall Lane, Park Place I & II and Park Newport Apartments  $1,481,164       $1,153,049     1.22 x      $1,144,639
 36    Plaza Mobile Village                                           $529,900       $1,154,309     1.23 x      $1,162,416
 37    Town & Country Shopping Center                                 $499,882       $1,431,572     1.53 x      $1,202,211
 38    Golden Triangle Shopping Center                                $465,243       $1,410,206     1.49 x      $1,218,037
 39    Jasper Mall Shopping Center                                    $441,396       $1,223,083     1.43 x      $1,154,816
 40    Lincoln Village Shopping Center                              $1,160,825       $1,271,782     1.45 x      $1,124,465
 41    Dominick's Food Store & Multi-Tenant Retail                     $83,928       $1,278,178     1.51 x      $1,116,505
 42    Suncrest Plaza Shopping Center                                 $433,266       $1,455,952     1.78 x      $1,327,610
 43    Fabyan Crossing Shopping Center                                $269,444       $1,013,250     1.26 x      $1,053,809
 44    Forest Glen Apartments                                         $508,953       $1,014,891     1.33 x        $968,350


                                                                                        Tax &
                                                                         U/W          Insurance
  #    Property Name (1)                                                DSCR           Escrows
  -    -----------------                                                ----           -------
  1    The Rivergate Apartments                                         1.75 x          Both
  2    Raritan Plaza I (1A)                                             1.28 x           Tax
  3    Raritan Center Industrial Portfolio (1A)                         1.22 x          Both
  4    Resurgens Plaza                                                  2.10 x          None
  5    The Camargue                                                     1.38 x          Both
  6    Casa Arroyo Apartments                                           1.34 x          Both
  7    Ballena Village Apartments                                       1.40 x        Insurance
  8    Holiday Inn - Jacksonville Airport (1B)                          1.83 x          Both
  9    Courtyard by Marriott (1B)                                       1.56 x          Both
 10    Magnolia Lake Apartments                                         1.31 x           Tax
 11    Park Terrace                                                     1.33 x           Tax
 12    Autumn Chase Apartments                                          1.35 x          None
 13    Embassy Square Suites                                            1.42 x          Both
 14    101 Commerce Drive                                               1.55 x          None
 15    Courtyard by Marriott - Pensacola (1C)                           1.45 x          Both
 16    Courtyard by Marriott - Tuscaloosa (1C)                          1.68 x          Both
 17    Fairfield Inn - Pensacola (1C)                                   1.40 x          Both
 18    Fairfield Inn - Birmingham (1C)                                  1.44 x          Both
 19    Fairfield Inn - Tuscaloosa (1C)                                  1.33 x          Both
 20    Doctors Medical Complex                                          1.25 x           Tax
 21    Chandler Place Apartments                                        1.31 x          Both
 22    Summer Cove Apartments (2)                                       1.37 x          Both
 23    Lake & Racquet Apartments                                        1.33 x          None
 24    Stone Ends Apartments                                            1.27 x          Both
 25    Canyon Club Apartments                                           1.31 x           Tax
 26    BLN Office Park II                                               1.39 x          Both
 27    Royal Plaza Hotel - Marlborough (1D)                             1.73 x          Both
 28    Royal Plaza Hotel - Fitchburg (1D)                               1.31 x          Both
 29    Hannaford Plaza AKA Rotterdam Mall                               1.22 x           Tax
 30    Highland Pavilion Shopping Center (1E)                           1.29 x          Both
 31    Highland Pavilion Cinema (1E)                                    1.25 x        Insurance
 32    Plumtree Apartments                                              1.28 x          Both
 33    Ventura Libbit Building                                          1.27 x          Both
 34    Carroll Park  Industrial Center                                  1.32 x          Both
 35    Randall Lane, Park Place I & II and Park Newport Apartments      1.21 x          Both
 36    Plaza Mobile Village                                             1.24 x           Tax
 37    Town & Country Shopping Center                                   1.29 x          Both
 38    Golden Triangle Shopping Center                                  1.28 x          Both
 39    Jasper Mall Shopping Center                                      1.35 x          None
 40    Lincoln Village Shopping Center                                  1.29 x          Both
 41    Dominick's Food Store & Multi-Tenant Retail                      1.32 x          Both
 42    Suncrest Plaza Shopping Center                                   1.62 x          Both
 43    Fabyan Crossing Shopping Center                                  1.31 x          Both
 44    Forest Glen Apartments                                           1.27 x          Both



                                                                        Cut-off Date        Property                   Hotel
  #    Property Name (1)                                                 Balance (4)          Type                   Franchise
  -    -----------------                                                -----------           ----                   ---------
 45    Legacy Drive Village Shopping Center                              $9,711,786       Retail
 46    Friendly Village MHC                                              $9,494,274       Manufactured Housing
 47    Breckenridge Apartments                                           $9,347,127       Multifamily
 48    Days Inn - Inner Harbor                                           $9,329,684       Hotel                       Days Inn
 49    Courtyard by Marriott Richmond                                    $8,891,690       Hotel                Courtyard by Marriott
 50    Barnes Crossing                                                   $8,500,000       Retail
 51    Elmwood Regal Center                                              $8,450,782       Retail
 52    520 Franklin Avenue Medical Building                              $8,300,000       Office
 53    Holiday Inn & Suites                                              $8,300,000       Hotel                 Holiday Inn & Suites
 54    Aspen Ridge Apartments                                            $8,074,631       Multifamily
 55    Parkway Towers Apartments                                         $7,980,251       Mixed Use
 56    BLN Office Park I                                                 $7,969,568       Office
 57    Garden Plaza Shopping Center                                      $7,571,963       Retail
 58    One Phillips Drive                                                $7,475,299       Industrial
 59    Comfort Inn - Hollywood                                           $7,317,234       Hotel                      Comfort Inn
 60    Ideal Professional Park                                           $7,196,080       Office
 61    Cypress Pointe Apartments                                         $7,189,837       Multifamily
 62    The Shops at Lionville Station                                    $6,995,755       Retail
 63    Cabot Lodge - Gainesville                                         $6,984,548       Hotel                      Cabot Lodge
 64    Hampton Inn & Suites                                              $6,977,329       Hotel                      Hampton Inn
 65    Mercado Del Rancho Shopping Center                                $6,976,628       Retail
 66    Bancroft Hall Apartments                                          $6,953,647       Multifamily
 67    Padonia Commerce Building                                         $6,951,446       Industrial
 68    Anaheim Shores Estates                                            $6,945,641       Manufactured Housing
 69    Tower Square Shopping Center                                      $6,939,016       Retail
 70    West Garrett Place                                                $6,840,307       Office
 71    Elmonica Court Apartments                                         $6,795,592       Multifamily
 72    Chesterfield Commons                                              $6,790,307       Retail
 73    Plum Tree Apartments                                              $6,695,709       Multifamily
 74    Meadow Central Market                                             $6,585,700       Retail
 75    Mount Kisco Square Shopping Center                                $6,585,159       Retail
 76    Las Brisas Apartments                                             $6,564,310       Multifamily
 77    Freedom Village Shopping Center                                   $6,495,849       Retail
 78    Waldan Pond & Waldan Chase Apts                                   $6,446,089       Multifamily
 79    Aspen Park Apartments                                             $6,192,234       Multifamily
 80    Young Circle Shopping Center                                      $6,086,963       Retail
 81    Sherwood Knoll Comfort Inn                                        $6,017,066       Hotel                      Comfort Inn
 82    Bridgepoint Apartments                                            $5,996,406       Multifamily
 83    Holiday Inn Center City                                           $5,994,245       Hotel                      Holiday Inn
 84    Rainbow Design Center                                             $5,846,572       Retail
 85    Flower Hill Professional Center (1F)                              $5,000,000       Office
 86    Flower Hill McDonald's (1F)                                         $800,000       Retail
 87    Blue Ash Hotel & Conference Center                                $5,736,510       Hotel                     Best Western
 88    Ultra Plaza Shopping Center (3)                                   $5,680,000       Retail
 89    Sinagua Plaza                                                     $5,646,823       Retail
 90    Holiday Plaza                                                     $5,596,800       Manufactured Housing
 91    Olde Mill Shopping Center                                         $5,487,972       Retail
 92    Regal Cinemas Center-Lancaster                                    $5,466,243       Retail
 93    Temescal Business Center                                          $5,330,124       Mixed Use
 94    Houston Centre                                                    $5,200,000       Retail
 95    Pellcare Nursing Home - Winston-Salem (1G)                        $3,061,017       Healthcare
 96    Pellcare Nursing Home - Hickory (1G)                              $2,127,148       Healthcare
 97    Vista Mar Apartments                                              $5,192,803       Multifamily



                                                                                                    Most Recent
                                                                  Occupancy           Date of       Operating             Most
                                                                    Rate at           Occupancy     Statement            Recent
 #    Property Name (1)                                        Underwriting(5)        Rate            Date               Revenue
 -    -----------------                                       ----------------        ----            ----               -------
 45    Legacy Drive Village Shopping Center                         99.0%            3/30/98       12/31/97            $1,616,043
 46    Friendly Village MHC                                         91.0%            9/30/97       9/30/97             $2,079,437
 47    Breckenridge Apartments                                      92.0%            3/20/98       3/31/98             $2,686,336
 48    Days Inn - Inner Harbor                                       N/A             8/31/97       8/31/97             $6,296,488
 49    Courtyard by Marriott Richmond                               N/A            12/31/97       12/31/97             $3,582,618
 50    Barnes Crossing                                              92.0%            3/3/98        12/31/97              $737,778
 51    Elmwood Regal Center                                         100.0%          12/31/97        1/1/98             $1,607,319
 52    520 Franklin Avenue Medical Building                         99.0%            12/1/97       12/31/97            $1,681,828
 53    Holiday Inn & Suites                                          N/A            12/31/97       12/31/97            $3,374,067
 54    Aspen Ridge Apartments                                       94.0%           11/20/97       10/31/97            $1,422,140
 55    Parkway Towers Apartments                                    99.0%           12/31/97       12/31/97            $2,482,873
 56    BLN Office Park I                                            98.0%           12/31/97       12/31/97            $2,328,739
 57    Garden Plaza Shopping Center                                 100.0%           2/1/98        10/7/97               $900,000
 58    One Phillips Drive                                           100.0%           1/5/98        12/31/97            $1,140,000
 59    Comfort Inn - Hollywood                                       N/A            12/31/97       9/30/97             $4,012,207
 60    Ideal Professional Park                                      90.0%           10/31/97       9/30/97             $1,542,079
 61    Cypress Pointe Apartments                                    98.0%            8/31/97       6/30/97             $1,351,993
 62    The Shops at Lionville Station                               96.0%            2/25/98       12/31/97            $1,058,318
 63    Cabot Lodge - Gainesville                                     N/A            12/31/97       11/30/97            $3,647,327
 64    Hampton Inn & Suites                                          N/A            12/31/97       12/31/97            $3,099,709
 65    Mercado Del Rancho Shopping Center                           97.0%            12/9/97       12/31/97              $858,099
 66    Bancroft Hall Apartments                                     96.0%            3/24/98       12/31/97            $1,579,514
 67    Padonia Commerce Building                                    100.0%          10/17/97       8/31/97             $1,366,804
 68    Anaheim Shores Estates                                       100.0%           2/24/98       12/31/97            $2,342,703
 69    Tower Square Shopping Center                                 100.0%           2/23/98       12/31/97            $1,449,419
 70    West Garrett Place                                           98.0%            12/1/97       11/30/97            $1,255,027
 71    Elmonica Court Apartments                                    97.0%            3/25/98       3/31/98               $935,111
 72    Chesterfield Commons                                         95.0%            1/29/98       12/31/97            $1,007,027
 73    Plum Tree Apartments                                         99.0%            2/23/98       2/28/98             $1,069,122
 74    Meadow Central Market                                        97.0%            1/14/98       12/31/97            $1,114,114
 75    Mount Kisco Square Shopping Center                           100.0%           10/1/97       9/30/97               $943,797
 76    Las Brisas Apartments                                        94.0%            3/9/98        2/28/98             $1,328,158
 77    Freedom Village Shopping Center                              91.0%            12/1/97       12/31/97            $1,228,176
 78    Waldan Pond & Waldan Chase Apts                              96.0%            3/17/98       2/28/98             $1,272,968
 79    Aspen Park Apartments                                        100.0%           4/20/98       3/31/98             $1,394,507
 80    Young Circle Shopping Center                                 100.0%           9/30/97       9/30/97               $990,411
 81    Sherwood Knoll Comfort Inn                                    N/A            12/31/97       7/31/97             $4,292,452
 82    Bridgepoint Apartments                                       97.0%            3/11/98       12/31/97            $1,256,411
 83    Holiday Inn Center City                                       N/A             9/30/97       12/31/97            $6,279,993
 84    Rainbow Design Center                                        100.0%           1/20/98       11/30/97              $898,139
 85    Flower Hill Professional Center (1F)                         96.0%            12/5/97       10/31/97              $937,976
 86    Flower Hill McDonald's (1F)                                  100.0%           1/21/98       10/31/97              $152,831
 87    Blue Ash Hotel & Conference Center                            N/A            12/31/97       12/31/97            $4,795,191
 88    Ultra Plaza Shopping Center (3)                              100.0%           1/1/98        12/31/97            $1,054,094
 89    Sinagua Plaza                                                100.0%           2/1/98        1/31/98             $1,087,541
 90    Holiday Plaza                                                93.0%            2/10/98       12/31/97              $799,958
 91    Olde Mill Shopping Center                                    96.0%            1/1/98        12/31/97              $895,464
 92    Regal Cinemas Center-Lancaster                               100.0%          12/31/97       8/21/97             $1,016,370
 93    Temescal Business Center                                     80.0%           10/31/97       10/31/97              $930,400
 94    Houston Centre                                               100.0%           3/1/98        3/31/98               $723,146
 95    Pellcare Nursing Home - Winston-Salem (1G)                   89.0%            1/7/98        9/30/97             $5,573,524
 96    Pellcare Nursing Home - Hickory (1G)                         95.0%            1/6/98        9/30/97             $3,873,127
 97    Vista Mar Apartments                                         97.0%            3/2/98        2/28/98             $1,536,240



                                                                    Most             Most           Most
                                                                   Recent           Recent         Recent              U/W
  #    Property Name (1)                                          Expenses            NOI           DSCR               NCF
  -    -----------------                                          --------            ---           ----               ---
 45    Legacy Drive Village Shopping Center                        $441,127       $1,174,916        1.50 x          $1,379,900
 46    Friendly Village MHC                                        $925,231       $1,154,206        1.50 x          $1,039,756
 47    Breckenridge Apartments                                   $1,250,340       $1,435,996        1.60 x          $1,160,216
 48    Days Inn - Inner Harbor                                   $3,631,859       $2,664,629        3.33 x          $1,982,048
 49    Courtyard by Marriott Richmond                            $2,200,437       $1,382,541        1.75 x          $1,160,062
 50    Barnes Crossing                                              $75,735         $662,043         .91 x            $913,101
 51    Elmwood Regal Center                                        $320,366       $1,286,953        1.35 x          $1,261,035
 52    520 Franklin Avenue Medical Building                        $712,318         $969,510        1.42 x            $890,741
 53    Holiday Inn & Suites                                      $2,284,415       $1,089,652        1.50 x          $1,121,636
 54    Aspen Ridge Apartments                                      $497,144         $924,996        1.42 x            $822,585
 55    Parkway Towers Apartments                                 $1,470,164       $1,012,709        1.58 x            $908,507
 56    BLN Office Park I                                           $947,393       $1,381,346        2.12 x          $1,194,341
 57    Garden Plaza Shopping Center                                  $9,000         $891,000        1.36 x            $790,528
 58    One Phillips Drive                                           $34,200       $1,105,800        1.84 x            $976,172
 59    Comfort Inn - Hollywood                                   $2,706,856       $1,305,351        2.03 x            $967,028
 60    Ideal Professional Park                                     $556,513         $985,566        1.64 x            $816,978
 61    Cypress Pointe Apartments                                   $495,461         $856,532        1.47 x            $812,319
 62    The Shops at Lionville Station                              $203,941         $854,377        1.51 x            $758,047
 63    Cabot Lodge - Gainesville                                 $2,081,874       $1,565,453        2.59 x          $1,278,114
 64    Hampton Inn & Suites                                      $1,894,685       $1,205,024        2.00 x            $910,685
 65    Mercado Del Rancho Shopping Center                          $384,969         $473,130         .85 x            $716,154
 66    Bancroft Hall Apartments                                    $679,963         $899,551        1.45 x            $814,855
 67    Padonia Commerce Building                                   $312,331       $1,054,473        1.70 x            $864,306
 68    Anaheim Shores Estates                                    $1,135,984       $1,206,719        2.18 x            $946,808
 69    Tower Square Shopping Center                                $537,757         $911,662        1.61 x            $832,170
 70    West Garrett Place                                          $458,215         $796,812        1.44 x            $731,256
 71    Elmonica Court Apartments                                   $286,264         $648,847        1.21 x            $667,060
 72    Chesterfield Commons                                        $207,648         $799,379        1.46 x            $760,561
 73    Plum Tree Apartments                                        $371,758         $697,364        1.31 x            $685,327
 74    Meadow Central Market                                       $420,039         $694,076        1.21 x            $731,691
 75    Mount Kisco Square Shopping Center                          $286,525         $657,272        1.17 x            $761,704
 76    Las Brisas Apartments                                       $602,874         $725,283        1.42 x            $699,901
 77    Freedom Village Shopping Center                             $282,223         $945,953        1.84 x            $809,264
 78    Waldan Pond & Waldan Chase Apts                             $577,019         $695,949        1.34 x            $684,669
 79    Aspen Park Apartments                                       $716,097         $678,410        1.35 x            $628,264
 80    Young Circle Shopping Center                                $293,858         $696,553        1.44 x            $669,987
 81    Sherwood Knoll Comfort Inn                                $3,280,726       $1,011,726        1.87 x            $755,615
 82    Bridgepoint Apartments                                      $583,126         $673,285        1.39 x            $650,033
 83    Holiday Inn Center City                                   $5,119,774       $1,160,219        2.21 x            $801,609
 84    Rainbow Design Center                                       $204,120         $694,020        1.44 x            $668,361
 85    Flower Hill Professional Center (1F)                        $230,890         $707,086        1.67 x            $573,924
 86    Flower Hill McDonald's (1F)                                  $35,699         $117,132        1.50 x            $118,267
 87    Blue Ash Hotel & Conference Center                        $3,843,563         $951,628        1.89 x            $845,606
 88    Ultra Plaza Shopping Center (3)                             $295,074         $759,020        1.83 x            $661,004
 89    Sinagua Plaza                                               $211,397         $876,144        1.88 x            $756,471
 90    Holiday Plaza                                               $269,793         $530,165        1.15 x            $602,313
 91    Olde Mill Shopping Center                                   $195,984         $699,480        1.47 x            $714,998
 92    Regal Cinemas Center-Lancaster                              $237,418         $778,952        1.39 x            $764,103
 93    Temescal Business Center                                    $230,108         $700,292        1.59 x            $602,246
 94    Houston Centre                                              $109,957         $613,189        1.49 x            $542,525
 95    Pellcare Nursing Home - Winston-Salem (1G)                $5,132,806         $440,718        1.62 x            $383,826
 96    Pellcare Nursing Home - Hickory (1G)                      $3,566,865         $306,262        1.62 x            $274,426
 97    Vista Mar Apartments                                        $698,291         $837,949        1.98 x            $571,077


                                                                                        Tax &
                                                                         U/W          Insurance
 #    Property Name (1)                                                 DSCR           Escrows
 -    -----------------                                                 ----           -------
 45    Legacy Drive Village Shopping Center                             1.77 x           Tax
 46    Friendly Village MHC                                             1.35 x          Both
 47    Breckenridge Apartments                                          1.29 x          Both
 48    Days Inn - Inner Harbor                                          2.48 x          Both
 49    Courtyard by Marriott Richmond                                   1.47 x          Both
 50    Barnes Crossing                                                  1.26 x           Tax
 51    Elmwood Regal Center                                             1.32 x          Both
 52    520 Franklin Avenue Medical Building                             1.31 x          Both
 53    Holiday Inn & Suites                                             1.54 x          Both
 54    Aspen Ridge Apartments                                           1.26 x          Both
 55    Parkway Towers Apartments                                        1.42 x          Both
 56    BLN Office Park I                                                1.84 x          Both
 57    Garden Plaza Shopping Center                                     1.21 x          Both
 58    One Phillips Drive                                               1.63 x          None
 59    Comfort Inn - Hollywood                                          1.50 x          Both
 60    Ideal Professional Park                                          1.36 x          Both
 61    Cypress Pointe Apartments                                        1.40 x          Both
 62    The Shops at Lionville Station                                   1.34 x        Insurance
 63    Cabot Lodge - Gainesville                                        2.12 x          Both
 64    Hampton Inn & Suites                                             1.51 x          Both
 65    Mercado Del Rancho Shopping Center                               1.29 x          Both
 66    Bancroft Hall Apartments                                         1.31 x          Both
 67    Padonia Commerce Building                                        1.39 x          Both
 68    Anaheim Shores Estates                                           1.71 x          Both
 69    Tower Square Shopping Center                                     1.47 x           Tax
 70    West Garrett Place                                               1.32 x          Both
 71    Elmonica Court Apartments                                        1.24 x           Tax
 72    Chesterfield Commons                                             1.39 x          None
 73    Plum Tree Apartments                                             1.29 x          Both
 74    Meadow Central Market                                            1.27 x          Both
 75    Mount Kisco Square Shopping Center                               1.35 x          Both
 76    Las Brisas Apartments                                            1.37 x           Tax
 77    Freedom Village Shopping Center                                  1.57 x          Both
 78    Waldan Pond & Waldan Chase Apts                                  1.32 x          None
 79    Aspen Park Apartments                                            1.25 x           Tax
 80    Young Circle Shopping Center                                     1.39 x          Both
 81    Sherwood Knoll Comfort Inn                                       1.40 x          Both
 82    Bridgepoint Apartments                                           1.34 x          Both
 83    Holiday Inn Center City                                          1.52 x           Tax
 84    Rainbow Design Center                                            1.39 x          Both
 85    Flower Hill Professional Center (1F)                             1.35 x          Both
 86    Flower Hill McDonald's (1F)                                      1.52 x          Both
 87    Blue Ash Hotel & Conference Center                               1.68 x          Both
 88    Ultra Plaza Shopping Center (3)                                  1.59 x          Both
 89    Sinagua Plaza                                                    1.62 x           Tax
 90    Holiday Plaza                                                    1.31 x          Both
 91    Olde Mill Shopping Center                                        1.50 x          Both
 92    Regal Cinemas Center-Lancaster                                   1.36 x          Both
 93    Temescal Business Center                                         1.37 x          Both
 94    Houston Centre                                                   1.32 x          Both
 95    Pellcare Nursing Home - Winston-Salem (1G)                       1.41 x          Both
 96    Pellcare Nursing Home - Hickory (1G)                             1.45 x          Both
 97    Vista Mar Apartments                                             1.35 x          Both



                                                                       Cut-off Date     Property                        Hotel
#    Property Name (1)                                                  Balance (4)      Type                         Franchise
-    -----------------                                                  -----------      ----                         ---------
98    Cherokee Shopping Center                                           $5,139,049      Retail
99    Super 8 Geary Street                                               $5,100,000      Hotel                         Super 8
100   Cabot Lodge - Tallahassee                                          $4,988,963      Hotel                       Cabot Lodge
101   Kessel Foods                                                       $4,951,913      Retail
102   South Pointe Apartments                                            $4,917,198      Multifamily
103   Wyoming-Enzie Properties (1H)                                      $3,100,000      Multifamily
104   Mesa Properties (1H)                                               $1,800,000      Multifamily
105   Mervyn's Plaza                                                     $4,883,862      Retail
106   Bartlett Commons                                                   $4,847,504      Retail
107   Crowley Village Shopping Center                                    $4,792,990      Retail
108   Tivoli Condominiums (1I)                                           $2,098,758      Multifamily
109   Cross Creek Apartments (1I)                                        $1,479,124      Multifamily
110   Tamara Hills Townhomes (1I)                                        $1,069,367      Multifamily
111   The Bell Rock Inn                                                  $4,635,918      Hotel                          None
112   Howard Johnson Hotel                                               $4,595,859      Hotel                     Howard Johnson
113   Camelot Apartments                                                 $4,593,379      Multifamily
114   Canyon Ridge MHP                                                   $4,582,726      Manufactured Housing
115   Westlake Crossing Shopping Center                                  $4,482,137      Retail
116   Days Hotel Timonium                                                $4,416,712      Hotel                       Days Hotel
117   Heritage Square Apartments                                         $4,397,549      Multifamily
118   Constitution Square                                                $4,392,205      Retail
119   Oxford Square                                                      $4,390,837      Retail
120   Spring Villas                                                      $4,356,224      Multifamily
121   Sierra Point Apartments                                            $4,331,319      Multifamily
122   Menlo Avenue Office Building                                       $4,297,527      Office
123   Henderson Marketplace                                              $4,292,570      Retail
124   Stone Creek Apartments                                             $4,263,734      Multifamily
125   Florida Avenue Apartments                                          $4,191,479      Multifamily
126   Homewood Village Shopping Center                                   $4,187,035      Retail
127   Common Wealth Avenue Apartments                                    $4,179,055      Multifamily
128   Sunrise Square Shopping Center                                     $4,177,220      Retail
129   Stein Mart Plaza                                                   $4,157,391      Retail
130   1500 Plaza Office Building                                         $4,084,996      Office
131   New West Village Apartments                                        $4,084,931      Multifamily
132   Brookside Apartments                                               $4,061,787      Multifamily
133   Vinyard Gardens                                                    $4,017,864      Multifamily
134   Hidden Bay Village Apartments                                      $4,000,000      Multifamily
135   Raintree Apartments                                                $4,000,000      Multifamily
136   The Office Centre at Dunwoody Village                              $3,997,648      Office
137   Seminary Plaza                                                     $3,994,825      Retail
138   Longbranch Apartments                                              $3,993,973      Multifamily
139   The Market at Merrill Shopping Center                              $3,950,000      Retail
140   Comfort Inn - Dothan                                               $3,891,660      Hotel                      Comfort Inn
141   Wind River Office Building                                         $3,875,000      Office
142   Pass Christian Village                                             $3,828,469      Retail
143   Marriott Courtyard - Dothan                                        $3,702,066      Hotel                 Courtyard by Marriott
144   Tivoli Apartments                                                  $3,700,000      Multifamily
145   Sun Plaza Shopping Center                                          $3,678,412      Retail
146   Holiday Inn Express - Washington                                   $3,646,752      Hotel                   Holiday Inn Express
147   Mariner Crossing Shopping Center                                   $3,592,658      Retail
148   Mt. Dora Marketplace                                               $3,592,405      Retail
149   Aspen Village Apartments                                           $3,590,501      Multifamily
150   Sherman Oaks                                                       $3,587,886      Office



                                                                                                    Most Recent
                                                                  Occupancy           Date of       Operating             Most
                                                                    Rate at           Occupancy     Statement            Recent
 #    Property Name (1)                                        Underwriting(5)        Rate            Date               Revenue
 -    -----------------                                       ----------------        ----            ----               -------
98    Cherokee Shopping Center                                      90.0%            2/3/98        12/31/97              $896,427
99    Super 8 Geary Street                                           N/A            12/17/97       10/31/97            $1,909,931
100   Cabot Lodge - Tallahassee                                      N/A            12/31/97       11/30/97            $2,525,359
101   Kessel Foods                                                  100.0%           8/19/97       10/17/97              $714,460
102   South Pointe Apartments                                       87.0%            4/30/98        2/9/98             $1,258,550
103   Wyoming-Enzie Properties (1H)                                 100.0%           5/7/98        12/31/97              $575,397
104   Mesa Properties (1H)                                          99.0%            3/25/98       12/31/97              $354,846
105   Mervyn's Plaza                                                100.0%           1/15/98       10/31/97              $755,497
106   Bartlett Commons                                              100.0%          12/31/97       12/31/97              $609,980
107   Crowley Village Shopping Center                               100.0%           1/1/98        12/31/98              $727,006
108   Tivoli Condominiums (1I)                                      100.0%           12/1/97       11/30/97              $545,772
109   Cross Creek Apartments (1I)                                   100.0%          12/31/97       11/30/97              $282,497
110   Tamara Hills Townhomes (1I)                                   98.0%            12/1/97       11/30/97              $289,970
111   The Bell Rock Inn                                              N/A            12/31/97       12/31/97            $2,573,213
112   Howard Johnson Hotel                                           N/A            12/31/97       2/28/98             $2,937,450
113   Camelot Apartments                                            98.0%           12/31/97       12/31/97            $1,211,620
114   Canyon Ridge MHP                                              97.0%           10/30/97       10/31/97              $707,403
115   Westlake Crossing Shopping Center                             92.0%            2/25/98       12/31/97              $534,071
116   Days Hotel Timonium                                            N/A             8/1/97        8/31/97             $2,373,944
117   Heritage Square Apartments                                    99.0%            3/4/98        12/31/97              $932,983
118   Constitution Square                                           89.0%            1/1/98        12/31/97              $457,490
119   Oxford Square                                                 97.0%            12/1/97       12/31/97              $785,867
120   Spring Villas                                                 100.0%           4/8/98        2/28/98               $885,254
121   Sierra Point Apartments                                       90.0%           12/25/97       12/31/97            $1,509,408
122   Menlo Avenue Office Building                                  100.0%           2/1/98        11/30/97              $756,299
123   Henderson Marketplace                                         94.0%            12/1/97       11/30/97              $693,973
124   Stone Creek Apartments                                        89.0%           12/17/97       12/31/97            $1,055,233
125   Florida Avenue Apartments                                     95.0%            5/15/98       4/30/98               $876,272
126   Homewood Village Shopping Center                              86.0%            8/7/97        12/31/97              $670,142
127   Common Wealth Avenue Apartments                               100.0%           1/21/98       7/31/97               $996,909
128   Sunrise Square Shopping Center                                100.0%           3/1/98        12/31/97              $697,637
129   Stein Mart Plaza                                              100.0%           2/28/98       12/31/97              $564,438
130   1500 Plaza Office Building                                    100.0%           11/1/97       10/31/97              $936,127
131   New West Village Apartments                                   91.0%           11/11/97       3/31/98               $939,216
132   Brookside Apartments                                          91.0%           12/31/97       12/31/97            $1,017,037
133   Vinyard Gardens                                               100.0%           1/7/98        12/31/97              $819,337
134   Hidden Bay Village Apartments                                 99.0%            3/17/98       2/28/98               $949,137
135   Raintree Apartments                                           94.0%            3/17/98       2/28/98               $842,813
136   The Office Centre at Dunwoody Village                         97.0%            3/5/98        12/31/97              $964,159
137   Seminary Plaza                                                100.0%           1/22/98       12/31/97              $808,387
138   Longbranch Apartments                                         97.0%           11/18/97       12/31/97              $975,299
139   The Market at Merrill Shopping Center                         93.0%            2/10/98       11/30/97              $863,458
140   Comfort Inn - Dothan                                           N/A            12/31/97       9/30/97             $1,835,340
141   Wind River Office Building                                    90.0%            1/1/98        12/31/97              $982,618
142   Pass Christian Village                                        100.0%           9/8/97        8/31/97               $601,579
143   Marriott Courtyard - Dothan                                    N/A             9/30/97       9/30/97             $1,392,287
144   Tivoli Apartments                                             91.0%            3/17/98       2/28/98               $827,436
145   Sun Plaza Shopping Center                                     100.0%           2/1/98        9/30/97               $851,748
146   Holiday Inn Express - Washington                               N/A            10/17/97       10/31/97            $1,422,135
147   Mariner Crossing Shopping Center                              92.0%            1/1/98        12/31/98              $716,670
148   Mt. Dora Marketplace                                          96.0%            1/1/98        9/30/97               $619,002
149   Aspen Village Apartments                                      96.0%            5/9/97        12/31/97            $1,049,823
150   Sherman Oaks                                                  85.0%            11/3/97       11/30/97              $613,152



                                                                    Most             Most               Most
                                                                   Recent           Recent             Recent               U/W
 #    Property Name (1)                                           Expenses            NOI               DSCR                NCF
 -    -----------------                                           --------            ---               ----                ---
98    Cherokee Shopping Center                                      $190,269         $706,158          1.56 x            $592,324
99    Super 8 Geary Street                                        $1,012,913         $897,018          1.80 x            $777,170
100   Cabot Lodge - Tallahassee                                   $1,509,321       $1,016,038          2.36 x            $788,933
101   Kessel Foods                                                   $21,433         $693,027          1.58 x            $636,339
102   South Pointe Apartments                                       $642,657         $615,893          1.52 x            $542,277
103   Wyoming-Enzie Properties (1H)                                 $131,966         $443,431          1.77 x            $369,519
104   Mesa Properties (1H)                                           $86,491         $268,355          1.74 x            $210,925
105   Mervyn's Plaza                                                $129,470         $626,027          1.60 x            $537,611
106   Bartlett Commons                                              $235,275         $374,705           .91 x            $579,604
107   Crowley Village Shopping Center                               $150,120         $576,886          1.51 x            $532,345
108   Tivoli Condominiums (1I)                                      $234,159         $311,613          1.83 x            $251,642
109   Cross Creek Apartments (1I)                                    $74,964         $207,533          1.72 x            $163,919
110   Tamara Hills Townhomes (1I)                                   $118,713         $171,257          1.97 x            $117,272
111   The Bell Rock Inn                                           $1,786,389         $786,824          1.91 x            $584,509
112   Howard Johnson Hotel                                        $2,188,111         $749,339          1.81 x            $572,736
113   Camelot Apartments                                            $597,989         $613,631          1.67 x            $512,563
114   Canyon Ridge MHP                                              $253,508         $453,895          1.21 x            $477,175
115   Westlake Crossing Shopping Center                             $185,757         $348,314           .97 x            $611,049
116   Days Hotel Timonium                                           $988,111       $1,385,833          3.66 x            $865,693
117   Heritage Square Apartments                                    $427,258         $505,725          1.39 x            $445,000
118   Constitution Square                                           $248,166         $209,324           .56 x            $460,944
119   Oxford Square                                                 $218,148         $567,719          1.62 x            $489,361
120   Spring Villas                                                 $440,027         $445,227          1.32 x            $430,582
121   Sierra Point Apartments                                       $961,260         $548,148          1.53 x            $576,246
122   Menlo Avenue Office Building                                  $262,160         $494,139          1.40 x            $454,967
123   Henderson Marketplace                                         $137,335         $556,638          1.39 x            $502,874
124   Stone Creek Apartments                                        $540,437         $514,796          1.52 x            $497,327
125   Florida Avenue Apartments                                     $358,297         $517,975          1.53 x            $474,298
126   Homewood Village Shopping Center                              $117,419         $552,723          1.59 x            $431,913
127   Common Wealth Avenue Apartments                               $413,862         $583,047          1.64 x            $563,679
128   Sunrise Square Shopping Center                                $108,897         $588,740          1.56 x            $500,484
129   Stein Mart Plaza                                              $174,380         $390,058          1.18 x            $451,963
130   1500 Plaza Office Building                                    $336,508         $599,619          1.77 x            $497,625
131   New West Village Apartments                                   $633,798         $305,418           .90 x            $421,954
132   Brookside Apartments                                          $529,342         $487,695          1.48 x            $465,868
133   Vinyard Gardens                                               $378,644         $440,694          1.39 x            $421,259
134   Hidden Bay Village Apartments                                 $497,294         $451,843          1.42 x            $411,812
135   Raintree Apartments                                           $385,364         $457,449          1.44 x            $417,482
136   The Office Centre at Dunwoody Village                         $422,779         $541,380          1.66 x            $460,090
137   Seminary Plaza                                                $295,174         $513,213          1.54 x            $475,992
138   Longbranch Apartments                                         $467,061         $508,238          1.62 x            $491,719
139   The Market at Merrill Shopping Center                         $243,849         $619,609          1.77 x            $494,863
140   Comfort Inn - Dothan                                        $1,049,332         $786,008          2.30 x            $690,557
141   Wind River Office Building                                    $442,622         $539,996          1.67 x            $412,171
142   Pass Christian Village                                        $129,349         $472,229          1.39 x            $447,212
143   Marriott Courtyard - Dothan                                   $862,938         $529,349          1.63 x            $456,855
144   Tivoli Apartments                                             $398,174         $429,262          1.46 x            $381,917
145   Sun Plaza Shopping Center                                     $170,502         $681,246          1.65 x            $611,016
146   Holiday Inn Express - Washington                              $871,313         $550,822          1.67 x            $464,078
147   Mariner Crossing Shopping Center                              $257,834         $458,836          1.58 x            $387,618
148   Mt. Dora Marketplace                                          $188,253         $430,749          1.51 x            $393,963
149   Aspen Village Apartments                                      $600,242         $449,581          1.42 x            $392,625
150   Sherman Oaks                                                  $327,984         $285,168          1.00 x            $362,253



                                                                                        Tax &
                                                                         U/W          Insurance
 #    Property Name (1)                                                 DSCR           Escrows
 -    -----------------                                                 ----           -------
98    Cherokee Shopping Center                                           1.31 x          None
99    Super 8 Geary Street                                               1.56 x          Both
100   Cabot Lodge - Tallahassee                                          1.83 x          Both
101   Kessel Foods                                                       1.45 x          Both
102   South Pointe Apartments                                            1.34 x          Both
103   Wyoming-Enzie Properties (1H)                                      1.48 x          Both
104   Mesa Properties (1H)                                               1.37 x          Both
105   Mervyn's Plaza                                                     1.37 x          Both
106   Bartlett Commons                                                   1.41 x          Both
107   Crowley Village Shopping Center                                    1.39 x          Both
108   Tivoli Condominiums (1I)                                           1.47 x          Both
109   Cross Creek Apartments (1I)                                        1.36 x          Both
110   Tamara Hills Townhomes (1I)                                        1.35 x          Both
111   The Bell Rock Inn                                                  1.42 x          Both
112   Howard Johnson Hotel                                               1.39 x          Both
113   Camelot Apartments                                                 1.39 x          Both
114   Canyon Ridge MHP                                                   1.27 x          Both
115   Westlake Crossing Shopping Center                                  1.70 x          Both
116   Days Hotel Timonium                                                2.29 x          Both
117   Heritage Square Apartments                                         1.22 x          Both
118   Constitution Square                                                1.23 x          Both
119   Oxford Square                                                      1.39 x          Both
120   Spring Villas                                                      1.27 x           Tax
121   Sierra Point Apartments                                            1.61 x          Both
122   Menlo Avenue Office Building                                       1.29 x          Both
123   Henderson Marketplace                                              1.26 x          Both
124   Stone Creek Apartments                                             1.47 x          Both
125   Florida Avenue Apartments                                          1.40 x          Both
126   Homewood Village Shopping Center                                   1.24 x          Both
127   Common Wealth Avenue Apartments                                    1.58 x          Both
128   Sunrise Square Shopping Center                                     1.33 x          Both
129   Stein Mart Plaza                                                   1.36 x        Insurance
130   1500 Plaza Office Building                                         1.47 x          Both
131   New West Village Apartments                                        1.25 x          Both
132   Brookside Apartments                                               1.41 x           Tax
133   Vinyard Gardens                                                    1.33 x          Both
134   Hidden Bay Village Apartments                                      1.30 x          Both
135   Raintree Apartments                                                1.32 x          Both
136   The Office Centre at Dunwoody Village                              1.41 x          Both
137   Seminary Plaza                                                     1.42 x          Both
138   Longbranch Apartments                                              1.56 x          Both
139   The Market at Merrill Shopping Center                              1.41 x          None
140   Comfort Inn - Dothan                                               2.02 x          Both
141   Wind River Office Building                                         1.27 x          Both
142   Pass Christian Village                                             1.31 x          Both
143   Marriott Courtyard - Dothan                                        1.41 x          Both
144   Tivoli Apartments                                                  1.30 x          Both
145   Sun Plaza Shopping Center                                          1.48 x        Insurance
146   Holiday Inn Express - Washington                                   1.41 x          Both
147   Mariner Crossing Shopping Center                                   1.34 x          Both
148   Mt. Dora Marketplace                                               1.38 x          Both
149   Aspen Village Apartments                                           1.24 x          Both
150   Sherman Oaks                                                       1.27 x          Both




                                                                         Cut-off Date      Property                   Hotel
  #    Property Name (1)                                                 Balance (4)        Type                    Franchise
  -    -----------------                                                -----------         ----                    ---------

151   South Plains Apartments                                            $3,513,458    Multifamily
152   Royal Oaks Apartments                                              $3,506,589    Multifamily
153   Northwinds Apartment Complex                                       $3,500,000    Multifamily
154   The Park Shopping Center                                           $3,497,949    Retail
155   Lloyd Office Plaza                                                 $3,487,192    Office
156   Bridge Street Lodge (1J)                                           $2,534,536    Retail
157   P & R Building (1J)                                                  $894,542    Mixed Use
158   Holiday Inn - Dothan                                               $3,392,729    Hotel                         Holiday Inn
159   Hampton North Townhomes & Apartments                               $3,386,446    Multifamily
160   Holiday Inn - Lake Havasu                                          $3,381,338    Hotel                         Holiday Inn
161   University Shoppes                                                 $3,333,091    Retail
162   Galleria Mall                                                      $3,294,578    Retail
163   Park 219 Business Park                                             $3,289,375    Industrial
164   One Energy Square                                                  $3,187,768    Retail
165   Orchard Plaza Shopping Center                                      $3,185,813    Retail
166   The Mark Mobile Home Park                                          $3,182,250    Manufactured Housing
167   Rivershores Apartments                                             $3,175,356    Multifamily
168   Perry Hall Mini-Storage                                            $3,138,857    Self Storage
169   Governor's Palace, Ridgmar Americana & Ridgmar West Apartments     $3,095,825    Multifamily
170   Brookhollow Apartments                                             $3,088,680    Multifamily
171   Cedarfield Plaza (1K)                                              $1,547,923    Retail
172   Greece Mini Storage (1K)                                           $1,496,774    Self Storage
173   Gander Mountain / JoAnn Fabrics Center                             $3,039,569    Retail
174   The Colonnade at Turtle Creek Apartments                           $3,025,575    Multifamily
175   601 Franklin Avenue Medical Building                               $3,000,000    Office
176   Valdosta Storage Rollup                                            $2,997,249    Self Storage
177   All Aboard Mini-Storage                                            $2,996,503    Self Storage
178   Brea Center                                                        $2,994,596    Retail
179   Holiday Inn Express                                                $2,991,274    Hotel                     Holiday Inn Express
180   Seaport Villas                                                     $2,948,178    Multifamily
181   Park Central Office Park                                           $2,944,341    Office
182   Drug Emporium Shopping Center                                      $2,898,252    Retail
183   Langley Place                                                      $2,892,843    Mixed Use
184   Red Lion Apartments                                                $2,877,238    Multifamily
185   The Woodlands Shopping Center                                      $2,839,795    Retail
186   St. Marys Plaza                                                    $2,831,233    Retail
187   Mountain Park Pavilions II                                         $2,800,000    Retail
188   Shady Banks Shopping Center                                        $2,798,390    Retail
189   Pavilion in the Park Shopping Center                               $2,775,000    Retail
190   Riverview Business Plaza                                           $2,748,656    Industrial
191   Cumberland Station Shopping Center                                 $2,748,609    Retail
192   509-511 Amsterdam Avenue                                           $2,748,244    Multifamily
193   Westover Pointe Center                                             $2,698,620    Retail
194   Towne East Village Apartments                                      $2,690,205    Multifamily
195   Super Crown Books & LaJolla Patio                                  $2,674,866    Retail
196   Bent Oak Apartments                                                $2,650,000    Multifamily
197   Summit Apartments                                                  $2,606,458    Multifamily
198   Jefferson Square Mall                                              $2,600,000    Retail
199   Sandalwood Center                                                  $2,594,767    Retail
200   Encino Village Center                                              $2,585,729    Retail
201   Willamette Terrace                                                 $2,551,182    Multifamily
202   4 Hartwell Place                                                   $2,547,543    Office
203   79 Worth Street                                                    $2,544,466    Multifamily



                                                                                                        Most Recent
                                                                     Occupancy           Date of        Operating           Most
                                                                      Rate at           Occupancy       Statement          Recent
 #    Property Name (1)                                            Underwriting(5)        Rate            Date             Revenue
 -    -----------------                                           ----------------        ----            ----             -------
151   South Plains Apartments                                             98.0%           12/31/97       12/31/97         $929,022
152   Royal Oaks Apartments                                               98.0%            4/9/98        9/30/97        $1,148,789
153   Northwinds Apartment Complex                                        88.0%            1/21/98       12/31/97         $769,853
154   The Park Shopping Center                                            91.0%            4/1/98        12/31/97         $508,394
155   Lloyd Office Plaza                                                  100.0%           11/1/97       10/31/97         $783,405
156   Bridge Street Lodge (1J)                                            100.0%           9/25/97       10/31/97         $435,281
157   P & R Building (1J)                                                 100.0%           9/25/97       9/30/97           $83,272
158   Holiday Inn - Dothan                                                 N/A             9/30/97       9/30/97        $2,565,662
159   Hampton North Townhomes & Apartments                                95.0%            12/1/97       12/31/97         $769,864
160   Holiday Inn - Lake Havasu                                            N/A            10/26/97       10/31/97       $2,828,933
161   University Shoppes                                                  95.0%            8/16/97       7/31/97          $645,790
162   Galleria Mall                                                       100.0%           1/1/98        12/31/97         $670,848
163   Park 219 Business Park                                              98.0%           12/22/97       12/31/97         $596,688
164   One Energy Square                                                   92.0%            6/1/97        12/31/97         $472,775
165   Orchard Plaza Shopping Center                                       98.0%            5/31/97       12/31/97         $530,098
166   The Mark Mobile Home Park                                           95.0%            2/1/98        12/31/97         $947,500
167   Rivershores Apartments                                              93.0%            1/19/98       12/31/97         $685,728
168   Perry Hall Mini-Storage                                             92.0%           10/17/97       8/31/97          $999,610
169   Governor's Palace, Ridgmar Americana & Ridgmar West Apartments      89.0%            3/1/98        12/31/97         $833,144
170   Brookhollow Apartments                                              93.0%           11/30/97       4/30/98          $910,798
171   Cedarfield Plaza (1K)                                               81.0%            12/1/97       11/30/97         $335,143
172   Greece Mini Storage (1K)                                            92.0%            1/9/98        11/30/97         $319,948
173   Gander Mountain / JoAnn Fabrics Center                              100.0%           12/1/97       10/31/97         $623,245
174   The Colonnade at Turtle Creek Apartments                            100.0%           2/1/98        12/31/97         $524,192
175   601 Franklin Avenue Medical Building                                100.0%           12/1/97       12/31/97         $712,573
176   Valdosta Storage Rollup                                             82.0%            2/23/98       12/31/97         $543,508
177   All Aboard Mini-Storage                                             95.0%            1/31/98       12/31/97         $533,990
178   Brea Center                                                         100.0%           8/31/97       9/30/97          $538,639
179   Holiday Inn Express                                                  N/A             8/1/97        12/31/97       $1,314,182
180   Seaport Villas                                                      95.0%            2/25/98       12/31/97         $581,175
181   Park Central Office Park                                            100.0%          10/14/97       8/30/97          $539,899
182   Drug Emporium Shopping Center                                       95.0%           12/31/97       9/30/97          $475,674
183   Langley Place                                                       96.0%            1/7/98        8/31/97          $667,342
184   Red Lion Apartments                                                 100.0%           2/9/98        12/31/97         $588,643
185   The Woodlands Shopping Center                                       93.0%           10/15/97       9/30/97          $342,310
186   St. Marys Plaza                                                     100.0%          11/30/97       12/31/97         $638,198
187   Mountain Park Pavilions II                                          92.0%            3/12/98       12/23/97         $549,421
188   Shady Banks Shopping Center                                         100.0%           1/14/98       2/28/98          $429,659
189   Pavilion in the Park Shopping Center                                100.0%          12/31/97       12/31/97         $769,474
190   Riverview Business Plaza                                            91.0%           12/31/97       12/31/97         $363,865
191   Cumberland Station Shopping Center                                  94.0%            1/1/98        1/31/98          $396,037
192   509-511 Amsterdam Avenue                                            100.0%           1/31/98       12/31/97         $493,929
193   Westover Pointe Center                                              97.0%           12/31/97       12/31/97         $538,575
194   Towne East Village Apartments                                       94.0%           10/22/97       9/30/97          $571,547
195   Super Crown Books & LaJolla Patio                                   100.0%           4/15/98       11/5/97          $542,520
196   Bent Oak Apartments                                                 86.0%            3/17/98       2/28/98          $603,684
197   Summit Apartments                                                   100.0%           1/31/98       12/31/97         $632,097
198   Jefferson Square Mall                                               87.0%            2/15/98       12/15/97         $674,161
199   Sandalwood Center                                                   95.0%            10/1/97       8/31/97          $459,264
200   Encino Village Center                                               99.0%           10/28/97       8/31/97          $740,075
201   Willamette Terrace                                                  100.0%           10/2/97       10/31/97         $477,060
202   4 Hartwell Place                                                    100.0%           2/18/98       12/31/97         $409,853
203   79 Worth Street                                                     100.0%           2/18/98       8/31/97          $590,828




                                                                             Most               Most       Most
                                                                            Recent             Recent     Recent           U/W
 #    Property Name (1)                                                    Expenses             NOI        DSCR            NCF
 -    -----------------                                                    --------             ---        ----            ---
151   South Plains Apartments                                                $444,182         $484,840     1.71 x        $424,275
152   Royal Oaks Apartments                                                  $687,186         $461,603     1.57 x        $427,734
153   Northwinds Apartment Complex                                           $278,052         $491,801     1.57 x        $430,999
154   The Park Shopping Center                                               $174,981         $333,413     1.17 x        $374,150
155   Lloyd Office Plaza                                                     $327,274         $456,131     1.57 x        $411,724
156   Bridge Street Lodge (1J)                                                $55,302         $379,979     1.34 x        $363,655
157   P & R Building (1J)                                                     $38,471          $44,801     .45 x         $140,287
158   Holiday Inn - Dothan                                                 $1,988,600         $577,062     1.94 x        $425,642
159   Hampton North Townhomes & Apartments                                   $380,998         $388,866     1.44 x        $358,416
160   Holiday Inn - Lake Havasu                                            $2,146,751         $682,182     2.25 x        $466,365
161   University Shoppes                                                     $188,800         $456,990     1.41 x        $430,523
162   Galleria Mall                                                          $319,654         $351,194     1.12 x        $400,489
163   Park 219 Business Park                                                 $142,237         $454,451     1.60 x        $371,514
164   One Energy Square                                                      $137,477         $335,298     1.20 x        $377,002
165   Orchard Plaza Shopping Center                                           $91,231         $438,867     1.57 x        $352,095
166   The Mark Mobile Home Park                                              $300,750         $646,750     2.20 x        $641,602
167   Rivershores Apartments                                                 $297,029         $388,699     1.54 x        $354,079
168   Perry Hall Mini-Storage                                                $221,088         $778,522     2.59 x        $694,521
169   Governor's Palace, Ridgmar Americana & Ridgmar West Apartments         $440,916         $392,228     1.54 x        $349,323
170   Brookhollow Apartments                                                 $615,523         $295,275     1.15 x        $334,789
171   Cedarfield Plaza (1K)                                                  $135,872         $199,271     1.56 x        $181,684
172   Greece Mini Storage (1K)                                               $136,224         $183,724     1.40 x        $175,675
173   Gander Mountain / JoAnn Fabrics Center                                 $137,290         $485,955     1.65 x        $378,918
174   The Colonnade at Turtle Creek Apartments                               $210,493         $313,699     1.30 x        $316,279
175   601 Franklin Avenue Medical Building                                   $346,483         $366,090     1.49 x        $311,981
176   Valdosta Storage Rollup                                                $116,378         $427,130     1.60 x        $375,549
177   All Aboard Mini-Storage                                                $161,433         $372,557     1.42 x        $370,864
178   Brea Center                                                            $142,940         $395,699     1.57 x        $368,179
179   Holiday Inn Express                                                    $721,021         $593,161     2.19 x        $404,772
180   Seaport Villas                                                         $192,987         $388,188     1.64 x        $340,718
181   Park Central Office Park                                               $145,873         $394,026     1.62 x        $335,514
182   Drug Emporium Shopping Center                                          $101,702         $373,972     1.60 x        $358,840
183   Langley Place                                                          $273,811         $393,531     1.65 x        $333,561
184   Red Lion Apartments                                                    $230,721         $357,922     1.42 x        $319,272
185   The Woodlands Shopping Center                                          $110,838         $231,472     .97 x         $296,219
186   St. Marys Plaza                                                        $259,189         $379,009     1.61 x        $373,322
187   Mountain Park Pavilions II                                             $119,274         $430,147     1.39 x        $385,456
188   Shady Banks Shopping Center                                             $94,176         $335,483     1.46 x        $321,287
189   Pavilion in the Park Shopping Center                                   $358,062         $411,412     1.67 x        $341,756
190   Riverview Business Plaza                                               $193,168         $170,697     .72 x         $305,893
191   Cumberland Station Shopping Center                                     $123,338         $272,699     1.16 x        $308,954
192   509-511 Amsterdam Avenue                                               $156,594         $337,335     1.55 x        $321,366
193   Westover Pointe Center                                                  $78,462         $460,113     2.01 x        $323,807
194   Towne East Village Apartments                                          $260,426         $311,121     1.39 x        $280,885
195   Super Crown Books & LaJolla Patio                                      $116,706         $425,814     1.44 x        $368,583
196   Bent Oak Apartments                                                    $288,599         $315,085     1.50 x        $269,724
197   Summit Apartments                                                      $307,953         $324,144     1.51 x        $303,043
198   Jefferson Square Mall                                                  $278,201         $395,960     1.71 x        $325,697
199   Sandalwood Center                                                      $149,817         $309,447     1.32 x        $309,767
200   Encino Village Center                                                  $203,425         $536,651     2.31 x        $429,110
201   Willamette Terrace                                                     $176,056         $301,004     1.50 x        $265,364
202   4 Hartwell Place                                                       $141,729         $268,124     1.20 x        $315,701
203   79 Worth Street                                                        $197,921         $392,907     1.96 x        $282,879



                                                                                             Tax &
                                                                              U/W          Insurance
 #    Property Name (1)                                                      DSCR           Escrows
 -    -----------------                                                      ----           -------
151   South Plains Apartments                                                1.50 x          Both
152   Royal Oaks Apartments                                                  1.46 x          Both
153   Northwinds Apartment Complex                                           1.37 x          Both
154   The Park Shopping Center                                               1.31 x          Both
155   Lloyd Office Plaza                                                     1.42 x          Both
156   Bridge Street Lodge (1J)                                               1.28 x          Both
157   P & R Building (1J)                                                    1.40 x          Both
158   Holiday Inn - Dothan                                                   1.43 x          Both
159   Hampton North Townhomes & Apartments                                   1.33 x          Both
160   Holiday Inn - Lake Havasu                                              1.54 x          Both
161   University Shoppes                                                     1.33 x          Both
162   Galleria Mall                                                          1.27 x          Both
163   Park 219 Business Park                                                 1.31 x           Tax
164   One Energy Square                                                      1.35 x          Both
165   Orchard Plaza Shopping Center                                          1.26 x          Both
166   The Mark Mobile Home Park                                              2.19 x          Both
167   Rivershores Apartments                                                 1.40 x          Both
168   Perry Hall Mini-Storage                                                2.31 x          Both
169   Governor's Palace, Ridgmar Americana & Ridgmar West Apartments         1.37 x          Both
170   Brookhollow Apartments                                                 1.30 x          Both
171   Cedarfield Plaza (1K)                                                  1.42 x          Both
172   Greece Mini Storage (1K)                                               1.34 x          Both
173   Gander Mountain / JoAnn Fabrics Center                                 1.29 x          Both
174   The Colonnade at Turtle Creek Apartments                               1.31 x          Both
175   601 Franklin Avenue Medical Building                                   1.27 x          Both
176   Valdosta Storage Rollup                                                1.40 x          Both
177   All Aboard Mini-Storage                                                1.41 x           Tax
178   Brea Center                                                            1.46 x          Both
179   Holiday Inn Express                                                    1.50 x          Both
180   Seaport Villas                                                         1.44 x          Both
181   Park Central Office Park                                               1.38 x          Both
182   Drug Emporium Shopping Center                                          1.53 x          Both
183   Langley Place                                                          1.40 x          Both
184   Red Lion Apartments                                                    1.26 x          Both
185   The Woodlands Shopping Center                                          1.24 x          Both
186   St. Marys Plaza                                                        1.59 x          Both
187   Mountain Park Pavilions II                                             1.25 x          Both
188   Shady Banks Shopping Center                                            1.40 x          Both
189   Pavilion in the Park Shopping Center                                   1.39 x          None
190   Riverview Business Plaza                                               1.29 x          Both
191   Cumberland Station Shopping Center                                     1.32 x          Both
192   509-511 Amsterdam Avenue                                               1.47 x           Tax
193   Westover Pointe Center                                                 1.41 x          Both
194   Towne East Village Apartments                                          1.25 x          Both
195   Super Crown Books & LaJolla Patio                                      1.25 x          Both
196   Bent Oak Apartments                                                    1.28 x          Both
197   Summit Apartments                                                      1.42 x          Both
198   Jefferson Square Mall                                                  1.41 x          Both
199   Sandalwood Center                                                      1.32 x          Both
200   Encino Village Center                                                  1.85 x          Both
201   Willamette Terrace                                                     1.33 x           Tax
202   4 Hartwell Place                                                       1.41 x          Both
203   79 Worth Street                                                        1.41 x          Both




                                                                         Cut-off Date        Property                 Hotel
  #    Property Name (1)                                                 Balance (4)          Type                 Franchise
  -    -----------------                                                -----------           ----                 ---------
204    Stewart Creek Shopping Center                                     $2,541,450      Retail
205    Plantation Village Shopping Center                                $2,536,796      Retail
206    Lookout Ridge Apartments                                          $2,500,000      Multifamily
207    Orangethorpe Beach Shopping Center                                $2,498,679      Retail
208    Orchard Supply                                                    $2,492,636      Retail
209    Waterford Village Shopping Center                                 $2,492,246      Retail
210    Governor's Terrace                                                $2,464,481      Multifamily
211    Esplanade Mini-Storage                                            $2,442,371      Self Storage
212    Sterling Industrial Park                                          $2,400,000      Industrial
213    Mabelvale Plaza Shopping Center                                   $2,400,000      Retail
214    Woodlawn Village Shopping Center                                  $2,318,602      Retail
215    Bolton-Moore's Mill Shopping Center                               $2,298,796      Retail
216    Omni Plaza Shopping Center                                        $2,298,698      Retail
217    Shield Street Plaza                                               $2,287,333      Retail
218    Viewmont Estates Mobile Home Park                                 $2,248,614      Manufactured Housing
219    1731, 1741 and 1751 Washington Street                             $2,200,000      Multifamily
220    Penninsula Professional Building                                  $2,198,775      Office
221    Creekside Mobile Estates                                          $2,196,864      Manufactured Housing
222    Alexandria Square                                                 $2,167,012      Retail
223    Advo Building                                                     $2,148,841      Office
224    White Pines Plaza                                                 $2,115,925      Retail
225    North Shore Estates                                               $2,098,711      Manufactured Housing
226    River's Edge Apartments                                           $2,096,004      Multifamily
227    109-111 Grant Avenue                                              $2,095,796      Office
228    Royal Oaks Senior Community Park                                  $2,093,271      Manufactured Housing
229    Parker Marketplace Phase II                                       $2,078,819      Retail
230    Summer Creek Apartments                                           $2,060,000      Multifamily
231    Robarts Mobile Home Park                                          $2,046,984      Manufactured Housing
232    Woodcrest Townhome Apartments                                     $2,000,000      Multifamily
233    Planters Trace Apartments                                         $1,998,661      Multifamily
234    Stone Oak Apartments                                              $1,997,044      Multifamily
235    Hidden Hills Mobile Home Park                                     $1,995,626      Manufactured Housing
236    Tiger Mart                                                        $1,995,037      Convenience Store
237    Quail Hollow Business Park                                        $1,993,967      Office
238    Campus Square Apartments                                          $1,993,907      Multifamily
239    Bridgeport Professional Building                                  $1,993,797      Office
240    Park Lane Terrace Apartments                                      $1,993,270      Multifamily
241    Brigham's Landing Shopping Center                                 $1,990,665      Retail
242    Boulevard Shoppes II                                              $1,989,905      Retail
243    The Clusters Apartments                                           $1,987,627      Multifamily
244    Fairfield Inn - Dothan                                            $1,983,803      Hotel                  Fairfield Inn
245    Valley Manor                                                      $1,946,172      Manufactured Housing
246    Sunrise Village Apartments                                        $1,940,855      Multifamily
247    Ridgewood Apartments                                              $1,900,000      Multifamily
248    Bella Vista Terrace                                               $1,898,826      Multifamily
249    Ramada Limited                                                    $1,898,305      Hotel                 Ramada Limited
250    Secluded Oaks Villas Apartments                                   $1,897,403      Multifamily
251    Colonial Mobile Home Park                                         $1,891,033      Manufactured Housing
252    Plaza North Medical Building                                      $1,823,190      Office
253    Camelot Apartments                                                $1,808,982      Multifamily
254    Northlake Quadrangle                                              $1,797,991      Retail
255    Gordon Street Apartments                                          $1,797,346      Multifamily
256    Northgate Apartments                                              $1,795,862      Multifamily


                                                                                                    Most Recent
                                                                  Occupancy           Date of       Operating             Most
                                                                    Rate at           Occupancy     Statement            Recent
 #    Property Name (1)                                        Underwriting(5)        Rate            Date               Revenue
 -    -----------------                                       ----------------        ----            ----               -------
204   Stewart Creek Shopping Center                                 92.0%            11/1/97       11/5/97              $475,000
205   Plantation Village Shopping Center                            79.0%           11/25/97       9/30/97              $503,262
206   Lookout Ridge Apartments                                      96.0%            3/3/98        2/21/98              $763,118
207   Orangethorpe Beach Shopping Center                            100.0%           1/13/98       12/31/97             $451,945
208   Orchard Supply                                                100.0%           2/3/98        12/31/97             $485,151
209   Waterford Village Shopping Center                             100.0%           10/1/97       8/31/97              $361,826
210   Governor's Terrace                                            100.0%           2/6/98        12/31/97             $101,881
211   Esplanade Mini-Storage                                        91.0%           10/22/97       10/31/97             $529,084
212   Sterling Industrial Park                                      100.0%           3/1/98        2/28/98              $458,313
213   Mabelvale Plaza Shopping Center                               100.0%          12/19/97       12/31/97             $378,778
214   Woodlawn Village Shopping Center                              98.0%            3/1/98        2/28/98              $391,566
215   Bolton-Moore's Mill Shopping Center                           88.0%            1/1/98        1/31/98              $357,061
216   Omni Plaza Shopping Center                                    96.0%            3/31/98       12/31/97             $440,537
217   Shield Street Plaza                                           89.0%            10/1/97       8/31/97              $569,806
218   Viewmont Estates Mobile Home Park                             100.0%           1/31/98       12/31/97             $406,914
219   1731, 1741 and 1751 Washington Street                         96.0%            4/15/98       12/31/97             $332,698
220   Penninsula Professional Building                              100.0%           1/1/98        12/31/97             $462,639
221   Creekside Mobile Estates                                      99.0%            2/27/98       7/31/97              $471,001
222   Alexandria Square                                             100.0%           5/1/98        12/31/97             $458,497
223   Advo Building                                                 91.0%            2/25/98       12/31/97             $386,163
224   White Pines Plaza                                             100.0%           1/15/98       4/30/98              $165,204
225   North Shore Estates                                           100.0%           2/9/98        12/31/97             $324,989
226   River's Edge Apartments                                       100.0%           3/31/98       12/31/97             $720,884
227   109-111 Grant Avenue                                          99.0%            1/1/98        7/31/97              $373,256
228   Royal Oaks Senior Community Park                              97.0%            1/12/98       12/31/97             $442,953
229   Parker Marketplace Phase II                                   91.0%            3/5/98        12/31/98             $356,192
230   Summer Creek Apartments                                       99.0%            3/17/98       2/28/98              $532,840
231   Robarts Mobile Home Park                                      93.0%            1/1/98        12/31/97             $364,854
232   Woodcrest Townhome Apartments                                 100.0%           5/1/98        1/31/98              $418,409
233   Planters Trace Apartments                                     89.0%            1/31/98       12/31/97             $489,760
234   Stone Oak Apartments                                          96.0%            1/1/98        12/31/97             $481,143
235   Hidden Hills Mobile Home Park                                 94.0%            2/1/98        12/31/97             $475,021
236   Tiger Mart                                                    100.0%           5/14/98       12/31/97             $809,751
237   Quail Hollow Business Park                                    96.0%            11/1/97       10/31/97             $561,588
238   Campus Square Apartments                                      95.0%            4/1/98        12/31/97             $790,351
239   Bridgeport Professional Building                              93.0%            2/12/98       12/31/97             $470,507
240   Park Lane Terrace Apartments                                  97.0%            3/1/98        2/28/98              $668,236
241   Brigham's Landing Shopping Center                             100.0%           9/30/97       12/31/97             $486,301
242   Boulevard Shoppes II                                          95.0%            10/2/97       7/31/97              $432,219
243   The Clusters Apartments                                       98.0%           12/15/97       12/31/97           $1,229,232
244   Fairfield Inn - Dothan                                         N/A             2/28/98       9/30/97              $826,893
245   Valley Manor                                                  100.0%          12/23/97       2/12/98              $383,199
246   Sunrise Village Apartments                                    100.0%           3/1/98        8/31/97              $529,189
247   Ridgewood Apartments                                          93.0%            3/3/98        2/28/98              $428,795
248   Bella Vista Terrace                                           100.0%           4/5/98        12/31/97             $448,686
249   Ramada Limited                                                 N/A             1/28/98       12/31/97             $812,984
250   Secluded Oaks Villas Apartments                               75.0%            3/2/98        12/31/97             $433,936
251   Colonial Mobile Home Park                                     100.0%           11/1/97       8/31/97              $410,717
252   Plaza North Medical Building                                  77.0%            3/1/98        12/31/97             $413,239
253   Camelot Apartments                                            86.0%            3/30/98       12/31/97             $486,232
254   Northlake Quadrangle                                          71.0%            10/1/97       12/31/97             $769,926
255   Gordon Street Apartments                                      98.0%            3/1/98        9/30/97              $411,684
256   Northgate Apartments                                          97.0%           12/22/97       12/31/97             $416,308




                                                                             Most               Most       Most
                                                                            Recent             Recent     Recent           U/W
 #    Property Name (1)                                                    Expenses             NOI        DSCR            NCF
 -    -----------------                                                    --------             ---        ----            ---
204   Stewart Creek Shopping Center                                          $133,691         $341,309     1.56 x        $289,648
205   Plantation Village Shopping Center                                      $86,823         $416,439     1.78 x        $312,492
206   Lookout Ridge Apartments                                               $351,773         $411,345     2.04 x        $318,181
207   Orangethorpe Beach Shopping Center                                     $122,181         $329,764     1.57 x        $283,687
208   Orchard Supply                                                          $70,992         $414,159     1.53 x        $405,938
209   Waterford Village Shopping Center                                       $96,309         $265,517     1.21 x        $300,297
210   Governor's Terrace                                                      $83,815          $18,066     .09 x         $241,210
211   Esplanade Mini-Storage                                                 $197,549         $331,535     1.55 x        $315,641
212   Sterling Industrial Park                                               $134,928         $323,385     1.54 x        $284,543
213   Mabelvale Plaza Shopping Center                                         $45,716         $333,062     1.60 x        $269,117
214   Woodlawn Village Shopping Center                                        $94,616         $296,950     1.58 x        $241,238
215   Bolton-Moore's Mill Shopping Center                                    $102,908         $254,153     1.31 x        $249,606
216   Omni Plaza Shopping Center                                             $229,890         $210,647     1.11 x        $260,943
217   Shield Street Plaza                                                    $273,467         $296,339     1.45 x        $269,686
218   Viewmont Estates Mobile Home Park                                      $100,667         $306,247     1.70 x        $263,547
219   1731, 1741 and 1751 Washington Street                                  $161,029         $171,669     .91 x         $243,168
220   Penninsula Professional Building                                       $152,411         $310,228     1.70 x        $243,501
221   Creekside Mobile Estates                                               $188,425         $282,576     1.60 x        $251,092
222   Alexandria Square                                                      $140,635         $317,862     1.33 x        $289,280
223   Advo Building                                                          $115,205         $270,958     1.51 x        $236,948
224   White Pines Plaza                                                       $27,667         $137,537     .81 x         $249,526
225   North Shore Estates                                                     $96,012         $228,977     1.36 x        $233,806
226   River's Edge Apartments                                                $377,091         $343,793     1.98 x        $272,878
227   109-111 Grant Avenue                                                   $200,455         $172,801     1.02 x        $204,873
228   Royal Oaks Senior Community Park                                       $158,198         $284,755     1.67 x        $273,070
229   Parker Marketplace Phase II                                             $96,863         $259,329     1.51 x        $238,292
230   Summer Creek Apartments                                                $272,635         $260,205     1.59 x        $217,491
231   Robarts Mobile Home Park                                                $84,247         $280,607     1.72 x        $206,146
232   Woodcrest Townhome Apartments                                          $155,437         $262,972     1.42 x        $230,965
233   Planters Trace Apartments                                              $271,782         $217,978     1.40 x        $206,811
234   Stone Oak Apartments                                                   $215,810         $265,333     1.68 x        $230,595
235   Hidden Hills Mobile Home Park                                          $263,136         $211,885     1.35 x        $204,041
236   Tiger Mart                                                             $229,189         $580,562     2.43 x        $502,037
237   Quail Hollow Business Park                                             $207,558         $354,030     1.99 x        $261,191
238   Campus Square Apartments                                               $472,686         $317,665     1.80 x        $255,596
239   Bridgeport Professional Building                                       $177,813         $292,694     1.67 x        $229,344
240   Park Lane Terrace Apartments                                           $423,429         $244,807     1.55 x        $245,062
241   Brigham's Landing Shopping Center                                      $106,601         $379,700     2.16 x        $322,608
242   Boulevard Shoppes II                                                   $143,260         $288,959     1.50 x        $247,494
243   The Clusters Apartments                                                $728,890         $500,342     2.33 x        $413,919
244   Fairfield Inn - Dothan                                                 $538,616         $288,277     1.66 x        $244,932
245   Valley Manor                                                           $124,164         $259,035     1.46 x        $232,050
246   Sunrise Village Apartments                                             $165,124         $364,065     2.13 x        $257,221
247   Ridgewood Apartments                                                   $202,440         $226,355     1.47 x        $221,498
248   Bella Vista Terrace                                                    $230,128         $218,558     1.44 x        $194,612
249   Ramada Limited                                                         $513,236         $299,748     1.75 x        $241,252
250   Secluded Oaks Villas Apartments                                        $217,576         $216,360     1.39 x        $203,052
251   Colonial Mobile Home Park                                              $142,377         $268,340     1.61 x        $214,528
252   Plaza North Medical Building                                           $111,295         $301,944     1.91 x        $201,800
253   Camelot Apartments                                                     $252,595         $233,637     1.56 x        $179,386
254   Northlake Quadrangle                                                   $446,940         $322,986     2.00 x        $245,081
255   Gordon Street Apartments                                               $217,375         $194,309     1.36 x        $186,145
256   Northgate Apartments                                                   $170,990         $245,318     1.61 x        $209,870



                                                                                             Tax &
                                                                              U/W          Insurance
 #    Property Name (1)                                                      DSCR           Escrows
 -    -----------------                                                      ----           -------
204   Stewart Creek Shopping Center                                          1.32 x          Both
205   Plantation Village Shopping Center                                     1.33 x          Both
206   Lookout Ridge Apartments                                               1.58 x          Both
207   Orangethorpe Beach Shopping Center                                     1.35 x          Both
208   Orchard Supply                                                         1.50 x          None
209   Waterford Village Shopping Center                                      1.37 x          Both
210   Governor's Terrace                                                     1.22 x          Both
211   Esplanade Mini-Storage                                                 1.47 x          Both
212   Sterling Industrial Park                                               1.35 x          Both
213   Mabelvale Plaza Shopping Center                                        1.30 x           Tax
214   Woodlawn Village Shopping Center                                       1.29 x          Both
215   Bolton-Moore's Mill Shopping Center                                    1.29 x          Both
216   Omni Plaza Shopping Center                                             1.38 x          Both
217   Shield Street Plaza                                                    1.32 x          Both
218   Viewmont Estates Mobile Home Park                                      1.46 x          Both
219   1731, 1741 and 1751 Washington Street                                  1.29 x          Both
220   Penninsula Professional Building                                       1.34 x          Both
221   Creekside Mobile Estates                                               1.42 x          Both
222   Alexandria Square                                                      1.21 x          Both
223   Advo Building                                                          1.32 x          Both
224   White Pines Plaza                                                      1.48 x          Both
225   North Shore Estates                                                    1.39 x           Tax
226   River's Edge Apartments                                                1.57 x          Both
227   109-111 Grant Avenue                                                   1.20 x          Both
228   Royal Oaks Senior Community Park                                       1.60 x          Both
229   Parker Marketplace Phase II                                            1.39 x          Both
230   Summer Creek Apartments                                                1.33 x          Both
231   Robarts Mobile Home Park                                               1.27 x          Both
232   Woodcrest Townhome Apartments                                          1.25 x          Both
233   Planters Trace Apartments                                              1.33 x          Both
234   Stone Oak Apartments                                                   1.46 x          Both
235   Hidden Hills Mobile Home Park                                          1.30 x          Both
236   Tiger Mart                                                             2.10 x          Both
237   Quail Hollow Business Park                                             1.47 x          Both
238   Campus Square Apartments                                               1.45 x          Both
239   Bridgeport Professional Building                                       1.31 x          Both
240   Park Lane Terrace Apartments                                           1.55 x          Both
241   Brigham's Landing Shopping Center                                      1.83 x          Both
242   Boulevard Shoppes II                                                   1.28 x          Both
243   The Clusters Apartments                                                1.93 x          Both
244   Fairfield Inn - Dothan                                                 1.41 x          Both
245   Valley Manor                                                           1.31 x          Both
246   Sunrise Village Apartments                                             1.50 x          Both
247   Ridgewood Apartments                                                   1.44 x          None
248   Bella Vista Terrace                                                    1.28 x          Both
249   Ramada Limited                                                         1.41 x          Both
250   Secluded Oaks Villas Apartments                                        1.31 x          Both
251   Colonial Mobile Home Park                                              1.29 x          Both
252   Plaza North Medical Building                                           1.28 x          Both
253   Camelot Apartments                                                     1.20 x          Both
254   Northlake Quadrangle                                                   1.52 x          Both
255   Gordon Street Apartments                                               1.30 x          Both
256   Northgate Apartments                                                   1.38 x           Tax



                                                                         Cut-off Date        Property                 Hotel
  #    Property Name (1)                                                 Balance (4)          Type                 Franchise
  -    -----------------                                                -----------           ----                 ---------
257    Sepulveda Crest Apartments                                        $1,794,060      Multifamily
258    Morningstar Mini-Storage                                          $1,743,781      Self Storage
259    Chateaux Verde Apartments                                         $1,741,516      Multifamily
260    Homestead Corner Shopping Center                                  $1,707,952      Retail
261    Lake Villa Apartments                                             $1,697,606      Multifamily
262    F & H Warehouse                                                   $1,685,255      Industrial
263    Avian Plaza Shopping Center                                       $1,648,718      Retail
264    Port Orchard Mini Storage                                         $1,648,445      Self Storage
265    Sequoia Grove Apartments                                          $1,626,426      Multifamily
266    The Miller Center                                                 $1,597,515      Retail
267    Emerald Park Apartments                                           $1,597,369      Multifamily
268    Rancho San Diego Town & Country                                   $1,594,320      Retail
269    French Quarters East Apartments                                   $1,550,000      Multifamily
270    The Forest Apartments                                             $1,540,000      Multifamily
271    Oakhill Apartments                                                $1,520,000      Multifamily
272    STOR-N-LOCK                                                       $1,498,503      Self Storage
273    Autumn Ridge Apartments                                           $1,491,294      Multifamily
274    701 Franklin Center                                               $1,454,307      Retail
275    Savoy Condominiums                                                $1,419,683      Multifamily
276    Meriden East Apartments                                           $1,416,840      Multifamily
277    Hyde Park Mobile Estates                                          $1,403,387      Manufactured Housing
278    Courtyard Plaza                                                   $1,400,000      Retail
279    Tradewinds Apartments                                             $1,400,000      Multifamily
280    Regency Manor Apartments                                          $1,399,208      Multifamily
281    Hood Chalet Mobile Estates                                        $1,398,630      Manufactured Housing
282    Mauna Kea Apartments                                              $1,395,627      Multifamily
283    Deer Creek Apartments                                             $1,329,283      Multifamily
284    Evergreen Place Condominiums                                      $1,315,730      Multifamily
285    Autumn Creek Apartments                                           $1,267,850      Multifamily
286    Midtown at Main                                                   $1,234,417      Retail
287    Park Place Center                                                 $1,225,099      Retail
288    International Self Storage                                        $1,197,443      Self Storage
289    Villa Catalina Apartments                                         $1,170,000      Multifamily
290    Loc-'N-Stor Self-Storage                                          $1,123,969      Self Storage
291    Rancho Villa                                                      $1,100,000      Manufactured Housing
292    Timberline Mobile Home Park                                       $1,100,000      Manufactured Housing
293    Timberland Ridge Apartments                                       $1,097,522      Multifamily
294    Leewood Apartments                                                $1,095,913      Multifamily
295    Glen Mark Apartments                                              $1,024,376      Multifamily
296    Pinecroft Mobile Home Park                                        $1,000,000      Manufactured Housing
297    Eckerds Drugstore                                                   $993,623      Retail
298    Eastern Promenade Apartments                                        $957,861      Multifamily
299    Belle Meade Apartments                                              $878,803      Multifamily
300    Riverview Plaza II                                                  $783,232      Retail
301    Westmoreland Warehouse                                              $573,042      Mixed Use

                                                            ------------------------
Total/Weighted Average:                                              $1,564,253,433
                                                            ========================


Maximum:                                                                $94,602,208
Minimum:                                                                   $573,042



                                                                                                    Most Recent
                                                                  Occupancy           Date of       Operating             Most
                                                                    Rate at           Occupancy     Statement            Recent
 #    Property Name (1)                                        Underwriting(5)        Rate            Date               Revenue
 -    -----------------                                       ----------------        ----            ----               -------
257    Sepulveda Crest Apartments                                   90.0%           12/11/97       10/31/97           $424,985
258    Morningstar Mini-Storage                                     64.0%           10/29/97       9/30/97            $520,205
259    Chateaux Verde Apartments                                    99.0%            3/1/98        12/31/97           $448,568
260    Homestead Corner Shopping Center                             100.0%           1/30/98       12/31/97           $410,724
261    Lake Villa Apartments                                        97.0%           12/31/97       12/31/97           $353,237
262    F & H Warehouse                                              100.0%          10/23/97       10/31/97           $762,163
263    Avian Plaza Shopping Center                                  100.0%          11/11/97       9/30/97            $403,092
264    Port Orchard Mini Storage                                    86.0%            1/27/98       12/31/97           $328,418
265    Sequoia Grove Apartments                                     100.0%          11/21/97       12/31/97           $266,224
266    The Miller Center                                            100.0%           1/1/98        12/31/97           $391,960
267    Emerald Park Apartments                                      97.0%            1/7/98        12/31/97           $324,684
268    Rancho San Diego Town & Country                              100.0%           9/23/97       9/30/97            $254,062
269    French Quarters East Apartments                              94.0%            3/9/98        12/31/97           $352,631
270    The Forest Apartments                                        89.0%            3/17/98       2/28/98            $516,111
271    Oakhill Apartments                                           92.0%           12/31/97       12/31/97           $365,399
272    STOR-N-LOCK                                                  85.0%            1/31/98       12/31/97           $399,947
273    Autumn Ridge Apartments                                      93.0%            8/14/97       12/30/96           $524,661
274    701 Franklin Center                                          100.0%           9/8/97        8/31/97            $262,226
275    Savoy Condominiums                                           97.0%           11/26/97       12/31/97           $482,442
276    Meriden East Apartments                                      95.0%            7/28/97       8/31/97            $398,973
277    Hyde Park Mobile Estates                                     92.0%           10/31/97       12/31/97           $540,040
278    Courtyard Plaza                                              100.0%           4/8/98        12/10/97           $290,909
279    Tradewinds Apartments                                        85.0%            3/17/98       2/28/98            $384,490
280    Regency Manor Apartments                                     94.0%            2/26/98       12/31/97           $430,969
281    Hood Chalet Mobile Estates                                   96.0%            1/1/98        12/31/97           $292,374
282    Mauna Kea Apartments                                         97.0%            2/28/98       2/28/98            $271,929
283    Deer Creek Apartments                                        94.0%            12/8/97       12/31/97           $267,744
284    Evergreen Place Condominiums                                 98.0%            1/25/98       12/31/97           $333,246
285    Autumn Creek Apartments                                      97.0%            7/23/97       12/31/97           $384,905
286    Midtown at Main                                              100.0%           11/3/97       12/31/97           $253,249
287    Park Place Center                                            94.0%            9/25/97       8/31/97            $230,806
288    International Self Storage                                   78.0%            1/2/98        12/31/97           $226,050
289    Villa Catalina Apartments                                    100.0%           4/20/98       12/31/97           $260,581
290    Loc-'N-Stor Self-Storage                                     98.0%           11/29/97       12/31/97           $275,207
291    Rancho Villa                                                 100.0%           1/1/98        12/31/97           $201,325
292    Timberline Mobile Home Park                                  100.0%           12/4/97       11/30/97           $274,441
293    Timberland Ridge Apartments                                  100.0%           2/1/98        12/31/97           $287,142
294    Leewood Apartments                                           99.0%            3/1/98        12/31/97           $442,863
295    Glen Mark Apartments                                         96.0%            4/16/98       12/31/97           $331,029
296    Pinecroft Mobile Home Park                                   100.0%           1/27/98       11/30/97           $374,253
297    Eckerds Drugstore                                            100.0%          10/31/97       11/6/97            $279,268
298    Eastern Promenade Apartments                                 94.0%            3/5/98        12/31/97           $213,585
299    Belle Meade Apartments                                       90.0%            2/12/98       12/31/97           $252,023
300    Riverview Plaza II                                           100.0%           3/19/98       12/31/97           $291,247
301    Westmoreland Warehouse                                       100.0%          11/27/97       12/31/97           $137,672

                                                                    ------------------------                      ------------
Total/Weighted Average:                                             96.5%           01/11/98                      $391,628,675
                                                                    ========================                      ============

Maximum:                                                            100.0%          05/15/98                       $20,140,590
Minimum:                                                            64.0%           05/09/97                           $83,272



                                                                             Most               Most       Most
                                                                            Recent             Recent     Recent           U/W
 #    Property Name (1)                                                    Expenses             NOI        DSCR            NCF
 -    -----------------                                                    --------             ---        ----            ---
257    Sepulveda Crest Apartments                                               $248,480         $176,505   1.23 x        $182,123
258    Morningstar Mini-Storage                                                 $188,912         $331,293   2.00 x        $295,754
259    Chateaux Verde Apartments                                                $210,285         $238,283   1.58 x        $226,701
260    Homestead Corner Shopping Center                                         $166,212         $244,512   1.66 x        $194,701
261    Lake Villa Apartments                                                    $162,642         $190,595   1.39 x        $185,763
262    F & H Warehouse                                                          $248,612         $513,551   2.71 x        $350,483
263    Avian Plaza Shopping Center                                              $151,855         $251,237   1.78 x        $185,033
264    Port Orchard Mini Storage                                                 $89,667         $238,751   1.64 x        $203,098
265    Sequoia Grove Apartments                                                  $84,069         $182,155   1.43 x        $169,207
266    The Miller Center                                                         $94,221         $297,739   1.90 x        $229,279
267    Emerald Park Apartments                                                  $120,802         $203,882   1.60 x        $172,386
268    Rancho San Diego Town & Country                                           $42,948         $211,114   1.57 x        $205,531
269    French Quarters East Apartments                                          $150,229         $202,402   1.62 x        $183,615
270    The Forest Apartments                                                    $337,990         $178,121   1.46 x        $166,005
271    Oakhill Apartments                                                       $129,228         $236,171   1.96 x        $194,150
272    STOR-N-LOCK                                                              $141,159         $258,788   2.00 x        $196,547
273    Autumn Ridge Apartments                                                  $313,899         $210,762   1.62 x        $195,380
274    701 Franklin Center                                                       $37,063         $225,163   1.74 x        $177,063
275    Savoy Condominiums                                                       $212,991         $269,451   2.31 x        $206,022
276    Meriden East Apartments                                                  $216,739         $182,234   1.46 x        $173,383
277    Hyde Park Mobile Estates                                                 $285,232         $254,808   1.27 x        $248,903
278    Courtyard Plaza                                                           $17,279         $273,630   2.26 x        $212,905
279    Tradewinds Apartments                                                    $215,820         $168,670   1.52 x        $146,173
280    Regency Manor Apartments                                                 $270,851         $160,118   1.39 x        $159,935
281    Hood Chalet Mobile Estates                                               $104,135         $188,239   1.55 x        $156,212
282    Mauna Kea Apartments                                                      $77,478         $194,451   1.69 x        $148,726
283    Deer Creek Apartments                                                    $105,564         $162,180   1.46 x        $141,705
284    Evergreen Place Condominiums                                             $172,610         $160,636   1.48 x        $147,137
285    Autumn Creek Apartments                                                  $230,780         $154,125   1.41 x        $142,531
286    Midtown at Main                                                           $58,187         $195,062   1.65 x        $157,624
287    Park Place Center                                                         $35,902         $194,904   1.79 x        $155,990
288    International Self Storage                                                $62,786         $163,265   1.55 x        $159,023
289    Villa Catalina Apartments                                                 $84,644         $175,937   1.86 x        $133,099
290    Loc-'N-Stor Self-Storage                                                  $97,553         $177,655   1.77 x        $144,197
291    Rancho Villa                                                              $72,139         $129,186   1.33 x        $124,548
292    Timberline Mobile Home Park                                               $79,019         $195,422   2.06 x        $166,075
293    Timberland Ridge Apartments                                              $124,144         $162,998   1.74 x        $146,163
294    Leewood Apartments                                                       $313,980         $128,883   1.43 x        $123,805
295    Glen Mark Apartments                                                     $174,070         $156,959   1.90 x        $127,380
296    Pinecroft Mobile Home Park                                               $164,221         $210,032   2.43 x        $178,114
297    Eckerds Drugstore                                                          $8,378         $270,890   2.71 x        $255,665
298    Eastern Promenade Apartments                                              $71,549         $142,036   1.72 x        $109,569
299    Belle Meade Apartments                                                   $143,365         $108,658   1.51 x         $98,588
300    Riverview Plaza II                                                        $83,102         $208,145   3.11 x        $180,343
301    Westmoreland Warehouse                                                    $35,227         $102,445   1.84 x         $76,620
                                                                            ------------------------------------------------------
Total/Weighted Average:                                                     $184,291,224     $207,337,816   1.58 x    $188,993,532
                                                                            ======================================================

Maximum:                                                                      $8,520,634      $11,619,956   3.66 x     $13,177,773
Minimum:                                                                          $8,378          $18,066    .09 x         $76,620



                                                                                             Tax &
                                                                              U/W          Insurance
 #    Property Name (1)                                                      DSCR           Escrows
 -    -----------------                                                      ----           -------
257    Sepulveda Crest Apartments                                            1.26 x          Both
258    Morningstar Mini-Storage                                              1.79 x          Both
259    Chateaux Verde Apartments                                             1.50 x          Both
260    Homestead Corner Shopping Center                                      1.32 x          Both
261    Lake Villa Apartments                                                 1.35 x          Both
262    F & H Warehouse                                                       1.85 x          Both
263    Avian Plaza Shopping Center                                           1.31 x          Both
264    Port Orchard Mini Storage                                             1.39 x           Tax
265    Sequoia Grove Apartments                                              1.33 x          Both
266    The Miller Center                                                     1.46 x          Both
267    Emerald Park Apartments                                               1.35 x          Both
268    Rancho San Diego Town & Country                                       1.53 x          Both
269    French Quarters East Apartments                                       1.47 x          Both
270    The Forest Apartments                                                 1.36 x          Both
271    Oakhill Apartments                                                    1.61 x          Both
272    STOR-N-LOCK                                                           1.52 x          Both
273    Autumn Ridge Apartments                                               1.50 x          Both
274    701 Franklin Center                                                   1.37 x          Both
275    Savoy Condominiums                                                    1.76 x          Both
276    Meriden East Apartments                                               1.39 x          Both
277    Hyde Park Mobile Estates                                              1.24 x           Tax
278    Courtyard Plaza                                                       1.76 x          Both
279    Tradewinds Apartments                                                 1.32 x          Both
280    Regency Manor Apartments                                              1.39 x          Both
281    Hood Chalet Mobile Estates                                            1.28 x          Both
282    Mauna Kea Apartments                                                  1.29 x          Both
283    Deer Creek Apartments                                                 1.27 x          Both
284    Evergreen Place Condominiums                                          1.36 x          Both
285    Autumn Creek Apartments                                               1.30 x          Both
286    Midtown at Main                                                       1.34 x          Both
287    Park Place Center                                                     1.43 x          Both
288    International Self Storage                                            1.51 x          Both
289    Villa Catalina Apartments                                             1.41 x          Both
290    Loc-'N-Stor Self-Storage                                              1.44 x          Both
291    Rancho Villa                                                          1.28 x          Both
292    Timberline Mobile Home Park                                           1.75 x          Both
293    Timberland Ridge Apartments                                           1.56 x          Both
294    Leewood Apartments                                                    1.37 x          Both
295    Glen Mark Apartments                                                  1.54 x          Both
296    Pinecroft Mobile Home Park                                            2.06 x          Both
297    Eckerds Drugstore                                                     2.56 x          None
298    Eastern Promenade Apartments                                          1.33 x          Both
299    Belle Meade Apartments                                                1.37 x          Both
300    Riverview Plaza II                                                    2.69 x          Both
301    Westmoreland Warehouse                                                1.38 x          Both
                                                                            -------
Total/Weighted Average:                                                     $1.44 x
                                                                            =======

Maximum:                                                                     2.69 x
Minimum:                                                                     1.20 x

(1A) The Mortgage Loans secured by Raritan Plaza I and Raritan Center Industrial Portfolio, respectively, are cross-collateralized and cross-defaulted.

(1B) The Mortgage Loans secured by Holiday Inn - Jacksonville Airport and Courtyard by Marriott, respectively, are cross-collateralized and cross-defaulted.

(1C) The Mortgage Loans secured by Courtyard by Marriott - Pensacola, Courtyard by Marriott - Tuscaloosa, Fairfield Inn - Pensacola, Fairfield Inn - Birmingham and Fairfield Inn - Tuscaloosa, respectively, are cross-collateralized and cross-defaulted.

(1D) The Mortgage Loans secured by Royal Plaza Hotel - Marlborough and Royal Plaza Hotel- Fitchburg, respectively, are cross-collateralized and cross-defaulted.

(1E) The Mortgage Loans secured by Highland Pavilion Shopping Center and Highland Pavilion Cinema, respectively, are cross-collateralized and cross-defaulted.

(1F) The Mortgage Loans secured by Flower Hill Professional Center and Flower Hill McDonald's, respectively, are cross-collateralized and cross-defaulted.

(1G) The Mortgage Loans secured by Pellcare Nursing Home - Winston-Salem and Pellcare Nursing Home - Hickory, respectively, are cross-collateralized and cross-defaulted.

(1H) The Mortgage Loans secured by Wyoming-Enzie Properties and Mesa Properties, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by Tivoli Condominiums, Cross Creek Apartments and Tamara Hills Townhomes, respectively, are cross-collateralized and cross-defaulted.

(1J) The Mortgage Loans secured by Bridge Street Lodge and P&R Building, respectively, are cross-collateralized and cross-defaulted.

(1K) The Mortgage Loans secured by Cedarfield Plaza and Greece Mini Storage, respectively, are cross-collateralized and cross-defaulted.


(2) Summer Cove Apartments has an interest only period of 24 months and will begin to amortize over a 336 month term.

(3) Ultra Plaza Shopping Center has an interest only period of 24 months and will begin to amortize over a 336 month term.

(4)  Assumes a Cut-off Date of June 1, 1998.

(5)  Does not include any mortgage Loans secured by hotel properties.

                             Multifamily Schedule
                                                                       Utilities                     Subject      Subject    Subject
                                                  Cut-off Date          Tenant          Elevator      Studio      Studio      1 BR
  #  Property Name (1)                             Balance (3)           Pays             (Y/N)       Units      Avg. Rent    Units
  -  -----------------                             -----------           ----             -----       -----      ---------    -----
  1  The Rivergate Apartments                       $94,602,208        Electric            Yes          0           $0          447
  5  The Camargue                                   $29,900,164        Electric            Yes          0           $0          203
  6  Casa Arroyo Apartments                         $23,984,720        Electric            No           3          $755         290
  7  Ballena Village Apartments                     $21,954,541        Electric            Yes          0           $0          270
 10  Magnolia Lake Apartments                       $20,500,000        Electric            No           0           $0          104
 11  Park Terrace                                   $19,966,398     Electric/Water         No           0           $0           0
 12  Autumn Chase Apartments                        $19,472,137        Electric            No           33         $589         319
 21  Chandler Place Apartments                      $15,690,004        Electric            No           0           $0          96
 22  Summer Cove Apartments (2)                     $15,250,000  Electric/Water/Sewer      No           0           $0          64
 23  Lake & Racquet Apartments                      $14,979,511        Electric            Yes          0           $0          319
 24  Stone Ends Apartments                          $14,219,052       Gas/Water            No           0           $0          176
 25  Canyon Club Apartments                         $13,558,248        Electric            No           0           $0          160
 32  Plumtree Apartments                            $12,500,000        Electric            No           0           $0          64
 35  Randall Lane, Park Place I
      & II and Park Newport Apartments              $11,464,221      Electric/Gas          Yes          0           $0          88
 44  Forest Glen Apartments                          $9,743,548        Electric            No           0           $0          56
 47  Breckenridge Apartments                         $9,347,127        Electric            No           0           $0          284
 54  Aspen Ridge Apartments                          $8,074,631        Electric            No           0           $0          114
 55  Parkway Towers Apartments                       $7,980,251   Electric/Gas/Water       Yes         127         $617         149
 61  Cypress Pointe Apartments                       $7,189,837      Water/Sewer           No           0           $0          80
 66  Bancroft Hall Apartments                        $6,953,647        Electric            No           0           $0          28
 71  Elmonica Court Apartments                       $6,795,592     Electric/Water         No           0           $0          36
 73  Plum Tree Apartments                            $6,695,709        Electric            No           0           $0          64
 76  Las Brisas Apartments                           $6,564,310        Electric            No           0           $0          60
 78  Waldan Pond & Waldan Chase Apts                 $6,446,089        Electric            No           0           $0          40
 79  Aspen Park Apartments                           $6,192,234        Electric            No           0           $0          112
 82  Bridgepoint Apartments                          $5,996,406        Electric            No           24         $480         104
 97  Vista Mar Apartments                            $5,192,803          None              No           0           $0          83
102  South Pointe Apartments                         $4,917,198        Electric            No           0           $0          28
103  Wyoming-Enzie Properties (1H)                   $3,100,000      Electric/Gas          No           0           $0          39
104  Mesa Properties (1H)                            $1,800,000      Electric/Gas          No           0           $0          80
108  Tivoli Condominiums (1I)                        $2,098,758  Electric/Water/Sewer      No           0           $0          16
109  Cross Creek Apartments (1I)                     $1,479,124   Electric/Gas/Water       No           0           $0           0
110  Tamara Hills Townhomes (1I)                     $1,069,367  Electric/Water/Sewer      No           0           $0           0
113  Camelot Apartments                              $4,593,379        Electric            No           0           $0          178
117  Heritage Square Apartments                      $4,397,549        Electric            No           0           $0          96
120  Spring Villas                                   $4,356,224        Electric            No           0           $0          24
121  Sierra Point Apartments                         $4,331,319   Electric/Gas/Water       No           0           $0          70
124  Stone Creek Apartments                          $4,263,734        Electric            No           16         $520         162
125  Florida Avenue Apartments                       $4,191,479      Electric/Gas          No           0           $0           0
127  Commonwealth Avenue Apartments                  $4,179,055        Electric            No           33         $616         45
131  New West Village Apartments                     $4,084,931        Electric            No           0           $0          32
132  Brookside Apartments                            $4,061,787        Electric            No           18         $324         92
133  Vinyard Gardens                                 $4,017,864        Electric            No           0           $0          22
134  Hidden Bay Village Apartments                   $4,000,000      Electric/Gas          No           0           $0          152
135  Raintree Apartments                             $4,000,000      Electric/Gas          No           0           $0          32
138  Longbranch Apartments                           $3,993,973        Electric            No           0           $0           0
144  Tivoli Apartments                               $3,700,000      Electric/Gas          No           0           $0          72
149  Aspen Village Apartments                        $3,590,501        Electric            No           0           $0          48
151  South Plains Apartments                         $3,513,458        Electric            No           16         $308         24
152  Royal Oaks Apartments                           $3,506,589        Electric            No           1          $375         40
153  Northwinds Apartment Complex                    $3,500,000        Electric            No           0           $0          144

                                                  Subject      Subject     Subject     Subject     Subject      Subject    Subject
                                                   1 BR         2 BR        2 BR        3 BR        3 BR         4 BR        4 BR
  #  Property Name (1)                           Avg. Rent      Units     Avg. Rent     Units     Avg. Rent      Units     Avg. Rent
  -  -----------------                           ---------      -----     ---------     -----     ---------      -----     ---------
  1  The Rivergate Apartments                      $2,296        258       $3,201         0           $0           0          $0
  5  The Camargue                                  $1,770        58        $2,634         0           $0           0          $0
  6  Casa Arroyo Apartments                         $828         101        $980          0           $0           0          $0
  7  Ballena Village Apartments                     $917         122       $1,190         0           $0           0          $0
 10  Magnolia Lake Apartments                       $640         310        $673         72          $860          0          $0
 11  Park Terrace                                    $0          229        $976         75         $1,068         0          $0
 12  Autumn Chase Apartments                        $682         198        $768          0           $0           0          $0
 21  Chandler Place Apartments                      $710         176        $825         48         $1,030         0          $0
 22  Summer Cove Apartments (2)                     $708         128        $882         32         $1,000         0          $0
 23  Lake & Racquet Apartments                      $532         107        $680          0           $0           0          $0
 24  Stone Ends Apartments                          $750         100        $839          0           $0           0          $0
 25  Canyon Club Apartments                         $697         176        $779          0           $0           0          $0
 32  Plumtree Apartments                            $468         254        $570         88          $680          0          $0
 35  Randall Lane, Park Place I
      & II and Park Newport Apartments              $571         303        $666          0           $0           0          $0
 44  Forest Glen Apartments                         $665         96         $785         32          $885          0          $0
 47  Breckenridge Apartments                        $366         233        $421         87          $531          0          $0
 54  Aspen Ridge Apartments                         $436         126        $592          0           $0           0          $0
 55  Parkway Towers Apartments                      $772          5         $999          0           $0           0          $0
 61  Cypress Pointe Apartments                      $581         116        $710          0           $0           0          $0
 66  Bancroft Hall Apartments                       $485         154        $543         57          $684          5         $740
 71  Elmonica Court Apartments                      $590         84         $668         24          $820          0          $0
 73  Plum Tree Apartments                           $831         52         $950          0           $0           0          $0
 76  Las Brisas Apartments                          $625         118        $730          0           $0           0          $0
 78  Waldan Pond & Waldan Chase Apts                $590         144        $683          0           $0           0          $0
 79  Aspen Park Apartments                          $391         168        $479          0           $0           0          $0
 82  Bridgepoint Apartments                         $543         72         $686          0           $0           0          $0
 97  Vista Mar Apartments                           $529         116        $645         43          $704          0          $0
102  South Pointe Apartments                        $409         196        $455         32          $499          0          $0
103  Wyoming-Enzie Properties (1H)                  $395         64         $578          0           $0           0          $0
104  Mesa Properties (1H)                           $314          0          $0           0           $0           0          $0
108  Tivoli Condominiums (1I)                       $400         62         $498         17          $601          0          $0
109  Cross Creek Apartments (1I)                     $0          16         $530         11          $750          8         $940
110  Tamara Hills Townhomes (1I)                     $0          36         $582          0           $0           4         $980
113  Camelot Apartments                             $338         101        $428          8          $496          0          $0
117  Heritage Square Apartments                     $475         72         $575          0           $0           0          $0
120  Spring Villas                                  $529         112        $595          0           $0           0          $0
121  Sierra Point Apartments                        $492         102        $611         40          $805          0          $0
124  Stone Creek Apartments                         $463         32         $638          0           $0           0          $0
125  Florida Avenue Apartments                       $0          144        $518          0           $0           0          $0
127  Commonwealth Avenue Apartments                 $760         27        $1,093         0           $0           0          $0
131  New West Village Apartments                    $408         76         $536         92          $625          0          $0
132  Brookside Apartments                           $390         94         $506          0           $0           0          $0
133  Vinyard Gardens                                $495         60         $574          0           $0           0          $0
134  Hidden Bay Village Apartments                  $450         32         $560          0           $0           0          $0
135  Raintree Apartments                            $503         106        $578          0           $0           0          $0
138  Longbranch Apartments                           $0          184        $490          0           $0           0          $0
144  Tivoli Apartments                              $480         68         $560          0           $0           0          $0
149  Aspen Village Apartments                       $354         148        $452         24          $550          0          $0
151  South Plains Apartments                        $397         72         $517         32          $738          0          $0
152  Royal Oaks Apartments                          $500         140        $610          0           $0           0          $0
153  Northwinds Apartment Complex                   $367          0          $0           0           $0           0          $0

                                                                       Utilities                     Subject      Subject    Subject
                                                   Cut-off Date         Tenant          Elevator      Studio      Studio      1 BR
  #  Property Name (1)                              Balance (3)          Pays             (Y/N)       Units      Avg. Rent    Units
  -  -----------------                              -----------          ----             -----       -----      ---------    -----
159  Hampton North Townhomes & Apartments            $3,386,446        Electric            No           0           $0          93
167  Rivershores Apartments                          $3,175,356        Electric            No           0           $0          18
169  Governor's Palace, Ridgmar Americana
      & Ridgmar West Apartments                      $3,095,825        Electric            No           5          $377         67
170  Brookhollow Apartments                          $3,088,680        Electric            No           0           $0          24
174  The Colonnade at Turtle Creek Apartments        $3,025,575        Electric            Yes          0           $0          46
180  Seaport Villas                                  $2,948,178        Electric            No           0           $0          20
184  Red Lion Apartments                             $2,877,238        Electric            No           0           $0          48
192  509-511 Amsterdam Avenue                        $2,748,244        Electric            No           0           $0           8
194  Towne East Village Apartments                   $2,690,205        Electric            No           0           $0          60
196  Bent Oak Apartments                             $2,650,000      Electric/Gas          No           0           $0          60
197  Summit Apartments                               $2,606,458        Electric            No           0           $0          72
201  Willamette Terrace                              $2,551,182        Electric            No           0           $0          19
203  79 Worth Street                                 $2,544,466        Electric            Yes          0           $0           0
206  Lookout Ridge Apartments                        $2,500,000        Electric            No           0           $0          96
210  Governor's Terrace                              $2,464,481        Electric            Yes          3          $617         29
219  1731, 1741 and 1751 Washington Street           $2,200,000        Electric            No           0           $0          11
226  River's Edge Apartments                         $2,096,004        Electric            No           0           $0          113
230  Summer Creek Apartments                         $2,060,000      Electric/Gas          No           0           $0           0
232  Woodcrest Townhome Apartments                   $2,000,000        Electric            No           0           $0           0
233  Planters Trace Apartments                       $1,998,661        Electric            No           0           $0          36
234  Stone Oak Apartments                            $1,997,044 Electric/Gas/Water/Sewer   No           0           $0          40
238  Campus Square Apartments                        $1,993,907          None              No          149         $324         42
240  Park Lane Terrace Apartments                    $1,993,270          None              No           0           $0          51
243  The Clusters Apartments                         $1,987,627        Electric            No           0           $0          282
246  Sunrise Village Apartments                      $1,940,855          None              No           0           $0           0
247  Ridgewood Apartments                            $1,900,000          None              No           0           $0          44
248  Bella Vista Terrace                             $1,898,826   Electric/Gas/Water       No           0           $0          50
250  Secluded Oaks Villas Apartments                 $1,897,403        Electric            No           0           $0           0
253  Camelot Apartments                              $1,808,982        Electric            No           0           $0          12
255  Gordon Street Apartments                        $1,797,346          Gas               No           24         $597         30
256  Northgate Apartments                            $1,795,862        Electric            No           0           $0           9
257  Sepulveda Crest Apartments                      $1,794,060        Electric            No           8          $438         49
259  Chateaux Verde Apartments                       $1,741,516      Electric/Gas          No           0           $0          12
261  Lake Villa Apartments                           $1,697,606        Electric            No           0           $0          16
265  Sequoia Grove Apartments                        $1,626,426        Electric            No           0           $0          25
267  Emerald Park Apartments                         $1,597,369  Electric/Water/Sewer      No           0           $0           0
269  French Quarters East Apartments                 $1,550,000      Electric/Gas          No           0           $0          35
270  The Forest Apartments                           $1,540,000        Electric            No           7          $340         28
271  Oakhill Apartments                              $1,520,000        Electric            No           0           $0          48
273  Autumn Ridge Apartments                         $1,491,294        Electric            No          116         $395          0
275  Savoy Condominiums                              $1,419,683  Electric/Water/Sewer      No           0           $0          20
276  Meriden East Apartments                         $1,416,840        Electric            Yes          0           $0          32
279  Tradewinds Apartments                           $1,400,000      Electric/Gas          No           2          $400         45
280  Regency Manor Apartments                        $1,399,208        Electric            No           0           $0           5
282  Mauna Kea Apartments                            $1,395,627        Electric            No           0           $0           0
283  Deer Creek Apartments                           $1,329,283        Electric            No           0           $0           0
284  Evergreen Place Condominiums                    $1,315,730        Electric            No           0           $0          28
285  Autumn Creek Apartments                         $1,267,850        Electric            No           0           $0          38
289  Villa Catalina Apartments                       $1,170,000      Electric/Gas          Yes          14         $400         19
293  Timberland Ridge Apartments                     $1,097,522        Electric            No           0           $0          22
294  Leewood Apartments                              $1,095,913        Electric            No           0           $0          24
295  Glen Mark Apartments                            $1,024,376        Electric            No           0           $0          34
298  Eastern Promenade Apartments                      $957,861        Electric            No           0           $0          20
299  Belle Meade Apartments                            $878,803          None              No           0           $0          24

                                                  Subject      Subject     Subject     Subject     Subject      Subject    Subject
                                                   1 BR         2 BR        2 BR        3 BR        3 BR         4 BR        4 BR
  #  Property Name (1)                           Avg. Rent      Units     Avg. Rent     Units     Avg. Rent      Units     Avg. Rent
  -  -----------------                           ---------      -----     ---------     -----     ---------      -----     ---------

159  Hampton North Townhomes & Apartments           $524         34         $659          0           $0           0          $0
167  Rivershores Apartments                         $422         102        $479          8          $610          0          $0
169  Governor's Palace, Ridgmar Americana
      & Ridgmar West Apartments                     $441         88         $574          0           $0           0          $0
170  Brookhollow Apartments                         $450         88         $514         48          $650          0          $0
174  The Colonnade at Turtle Creek Apartments       $854          9         $986          0           $0           0          $0
180  Seaport Villas                                 $473         80         $573          0           $0           0          $0
184  Red Lion Apartments                            $475         54         $575          0           $0           0          $0
192  509-511 Amsterdam Avenue                       $538         16        $1,611         0           $0           0          $0
194  Towne East Village Apartments                  $473         40         $610          0           $0           0          $0
196  Bent Oak Apartments                            $448         60         $525          0           $0           0          $0
197  Summit Apartments                              $463         40         $587          0           $0           0          $0
201  Willamette Terrace                             $465         41         $525         19          $625          0          $0
203  79 Worth Street                                 $0           9        $5,096         0           $0           0          $0
206  Lookout Ridge Apartments                       $473         47         $600          0           $0           0          $0
210  Governor's Terrace                             $710         18         $890          0           $0           0          $0
219  1731, 1741 and 1751 Washington Street          $653         37         $764          0           $0           0          $0
226  River's Edge Apartments                        $410         39         $480          8          $635          0          $0
230  Summer Creek Apartments                         $0          120        $415          0           $0           0          $0
232  Woodcrest Townhome Apartments                   $0          78         $525          0           $0           0          $0
233  Planters Trace Apartments                      $425         48         $508         12          $580          0          $0
234  Stone Oak Apartments                           $419         55         $485          0           $0           0          $0
238  Campus Square Apartments                       $422          3         $653          0           $0           0          $0
240  Park Lane Terrace Apartments                   $343         83         $462         18          $573          0          $0
243  The Clusters Apartments                        $382          0          $0           0           $0           0          $0
246  Sunrise Village Apartments                      $0           0          $0          48         $1,475         0          $0
247  Ridgewood Apartments                           $399         44         $475          0           $0           0          $0
248  Bella Vista Terrace                            $469         28         $578          0           $0           0          $0
250  Secluded Oaks Villas Apartments                 $0          52         $888          0           $0           0          $0
253  Camelot Apartments                             $411         76         $463         12          $588          0          $0
255  Gordon Street Apartments                       $677          1        $1,000         0           $0           0          $0
256  Northgate Apartments                           $430         59         $495          4          $595          0          $0
257  Sepulveda Crest Apartments                     $555         14         $718          0           $0           0          $0
259  Chateaux Verde Apartments                      $495         45         $640          9          $725          0          $0
261  Lake Villa Apartments                          $470         48         $560          0           $0           0          $0
265  Sequoia Grove Apartments                       $625          9         $712          0           $0           0          $0
267  Emerald Park Apartments                         $0          62         $509          0           $0           0          $0
269  French Quarters East Apartments                $420         35         $480          0           $0           0          $0
270  The Forest Apartments                          $380         64         $440         14          $535          0          $0
271  Oakhill Apartments                             $430         24         $480          0           $0           0          $0
273  Autumn Ridge Apartments                         $0           0          $0           0           $0           0          $0
275  Savoy Condominiums                             $568         42         $790          0           $0           0          $0
276  Meriden East Apartments                        $500         34         $600          0           $0           0          $0
279  Tradewinds Apartments                          $380         37         $459          0           $0           0          $0
280  Regency Manor Apartments                       $378         92         $495          0           $0           0          $0
282  Mauna Kea Apartments                            $0          30         $725          0           $0           0          $0
283  Deer Creek Apartments                           $0          36         $481         12          $571          0          $0
284  Evergreen Place Condominiums                   $488         26         $640          0           $0           0          $0
285  Autumn Creek Apartments                        $374         40         $485          4          $725          0          $0
289  Villa Catalina Apartments                      $500          9         $650          0           $0           0          $0
293  Timberland Ridge Apartments                    $450         24         $550          0           $0           0          $0
294  Leewood Apartments                             $349         52         $491         12          $661          0          $0
295  Glen Mark Apartments                           $365         38         $425          0           $0           0          $0
298  Eastern Promenade Apartments                   $530         16         $602          0           $0           0          $0
299  Belle Meade Apartments                         $518         15         $561          1         $1,100         0          $0

(1H) The Mortgage Loans secured by Wyoming-Enzie Properties and Mesa Properties, respectively, are cross-collateralized and cross-defaulted.

(1I) The Mortgage Loans secured by Tivoli Condominiums, Cross Creek Apartments and Tamara Hills Townhomes, respectively, are cross-collateralized and cross-defaulted.

(2) Summer Cove Apartments has an interest only period of 24 months and will begin to amortize over a 336 month term.

(3)  Assumes a Cut-off Date of June 1, 1998.

                      [THIS PAGE INTENTONALLY LEFT BLANK]

                                  EXHIBIT A-2

                           MORTGAGE POOL INFORMATION

                      [THIS PAGE INTENTONALLY LEFT BLANK]

                                 Mortgage Rates

                                                                                    Weighted                              Weighted
                                      Aggregate    Percentage of     Aggregate      Average                   Weighted    Average
      Range of              Number    Cut-off Date     Initial       Appraised    Cut-off Date     Aggregate   Average   Year Built/
   Mortgage Rates          of Loans   Balance (1)   Pool Balance       Value       LTV Ratio      U/W NCF (2) U/W DSCR Renovated (3)
------------------------------------------------------------------------------------------------------------------------------------
6.650%    -      6.999%        54    $ 413,759,922      26.5%       $ 613,650,000     69.2%     $ 49,699,475      1.51 x    1987
7.000%    -      7.249%        85      459,904,467      29.4%         660,699,500     70.9%       56,237,161      1.48      1987
7.250%    -      7.499%       106      473,319,834      30.3%         673,077,000     71.3%       55,261,521      1.36      1988
7.500%    -      7.749%        44      181,810,701      11.6%         287,620,000     65.0%       23,285,182      1.41      1989
7.750%    -      7.999%         9       22,712,957       1.5%          30,890,000     73.7%        2,599,037      1.30      1991
8.000%    -      8.499%         1        1,403,387       0.1%           2,730,000     51.4%          248,903      1.24      1965
8.500%    -      8.860%         2       11,342,165       0.7%          15,125,000     75.1%        1,662,253      1.43      1973

                          ----------------------------------------------------------------------------------------------------------
Total/Weighted Average:       301  $ 1,564,253,433     100.0%     $ 2,283,791,500     69.9%    $ 188,993,532   1.44 x        1988
                          ==========================================================================================================

Maximum Mortgage Rate:                                 8.860%      per annum
Minimum Mortgage Rate:                                 6.650%      per annum
Wtd. Avg. Mortgage Rate:                               7.210%      per annum


(1)  Assumes a Cut-off Date of June 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                              Cut-off Date Balances


                                                                                   Weighted                               Weighted
                                         Aggregate   Percentage of   Aggregate      Average                    Weighted   Average
          Range of             Number   Cut-off Date    Initial      Appraised    Cut-off Date   Aggregate     Average   Year Built/
    Cut-off Date Balances     of Loans   Balance (1)  Pool Balance     Value       LTV Ratio     U/W NCF (2)   U/W DSCR Renovated(3)
------------------------------------------------------------------------------------------------------------------------------------
$  573,042   -      1,499,999    35     $ 41,885,450      2.7%      $ 65,540,000      66.4%     $ 5,504,845       1.49 x     1983
 1,500,000   -      2,499,999    71      141,121,351      9.0%       205,819,500      70.1%      17,314,027       1.41       1986
 2,500,000   -      3,499,999    54      157,742,107     10.1%       227,995,000      70.5%      19,409,807       1.41       1989
 3,500,000   -      4,499,999    40      159,771,106     10.2%       228,170,000      71.3%      19,165,337       1.43       1989
 4,500,000   -      5,499,999    20       99,491,338      6.4%       142,470,000      70.6%      12,179,624       1.42       1994
 5,500,000   -      6,499,999    14       84,317,556      5.4%       119,877,000      72.0%       9,851,770       1.42       1988
 6,500,000   -      7,499,999    19      131,759,545      8.4%       181,965,000      72.9%      15,731,136       1.44       1987
 7,500,000   -      9,999,999    16      141,460,303      9.0%       204,795,000      70.6%      17,974,225       1.49       1987
10,000,000   -     14,999,999    16      192,356,358     12.3%       263,840,000      73.8%      21,124,323       1.32       1985
15,000,000   -     24,999,999    12      229,501,527     14.7%       337,820,000      69.4%      25,777,295       1.38       1990
25,000,000   -     39,999,999     3       90,244,585      5.8%       153,700,000      61.4%      11,783,370       1.61       1984
40,000,000   -    $94,602,208     1       94,602,208      6.0%       151,800,000      62.3%      13,177,773       1.75       1985

                              ------------------------------------------------------------------------------------------------------
Total/Weighted Average:         301  $ 1,564,253,433    100.0%   $ 2,283,791,500      69.9%   $ 188,993,532   1.44 x         1988
                              ======================================================================================================

Maximum Cut-off Date Balance:                        $ 94,602,208
Minimum Cut-off Date Balance:                        $    573,042
Average Cut-off Date Balance:                        $  5,196,855


(1)  Assumes a Cut-off Date of June 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                           Original Amortization Terms

      Range of                                                                    Weighted                              Weighted
      Original                      Aggregate     Percentage of    Aggregate       Average                  Weighted     Average
   Amortization         Number    Cut-off Date       Initial       Appraised    Cut-off Date    Aggregate   Average    Year Built/
  Terms (Months)       of Loans    Balance (1)    Pool Balance       Value        LTV Ratio    U/W NCF (2)  U/W DSCR  Renovated (3)
------------------------------------------------------------------------------------------------------------------------------------
144      -     216       14     $   39,223,957        2.5%      $   66,830,000      61.4%     $  6,360,360   1.46 x       1993
240      -     264       15         47,500,054        3.0%          75,120,000      65.2%        6,679,108   1.47         1986
300      -     311       93        381,258,301       24.4%         598,089,500      65.4%       50,447,106   1.51         1988
312      -     360      179      1,096,271,119       70.1%       1,543,752,000      72.1%      125,506,958   1.42         1987
                       -------------------------------------------------------------------------------------------------------------
Total/Weighted Average: 301     $1,564,253,433      100.0%      $2,283,791,500      69.9%     $188,993,532   1.44 x       1988
                       =============================================================================================================

Maximum Original Amortization Term (Months):                             360
Minimum Original Amortization Term (Months):                             144
Wtd. Avg. Original Amortization Term (Months):                           337

(1)  Assumes a Cut-off Date of June 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                      Original Terms to Stated Maturity (1)

                                                                                  Weighted                              Weighted
      Range of                     Aggregate      Percentage of    Aggregate       Average                  Weighted     Average
   Original Terms       Number    Cut-off Date       Initial       Appraised    Cut-off Date    Aggregate   Average    Year Built/
to Maturity (Months)   of Loans    Balance (2)    Pool Balance       Value        LTV Ratio    U/W NCF (3)  U/W DSCR  Renovated (4)
------------------------------------------------------------------------------------------------------------------------------------
 60      -      84         9    $   36,023,321        2.3%      $   50,480,000      72.8%     $  4,385,828   1.45 x       1982
 96      -     120       242     1,260,766,714       80.6%       1,841,839,000      70.0%      151,737,725   1.45         1988
132      -     179         3         9,443,796        0.6%          13,480,000      71.3%        1,139,103   1.34         1985
180      -     300        47       258,019,602       16.5%         377,992,500      69.2%       31,730,876   1.38         1989
                       -------------------------------------------------------------------------------------------------------------
Total/Weighted Average:  301    $1,564,253,433      100.0%      $2,283,791,500      69.9%     $188,993,532   1.44 x       1988
                       =============================================================================================================

Maximum Original Term to Maturity (Months):                              300
Minimum Original Term to Maturity (Months):                               60
Wtd. Avg. Original Term to Maturity (Months):                            135

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2)  Assumes a Cut-off Date of June 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                          Remaining Amortization Terms

                                                                                  Weighted                              Weighted
      Range of                     Aggregate      Percentage of    Aggregate       Average                  Weighted     Average
  Remaining Amort.      Number    Cut-off Date       Initial       Appraised    Cut-off Date    Aggregate   Average    Year Built/
   Terms (Months)      of Loans    Balance (1)    Pool Balance       Value        LTV Ratio    U/W NCF (2)  U/W DSCR  Renovated (3)
------------------------------------------------------------------------------------------------------------------------------------
120      -     179        11    $   29,964,091        1.9%      $   51,935,000      60.0%     $  4,955,136   1.46 x       1992
180      -     239        14        47,625,503        3.0%          76,865,000      64.4%        6,800,306   1.47         1987
240      -     275         4         9,134,417        0.6%          13,150,000      69.8%        1,284,026   1.46         1989
276      -     299        79       338,233,301       21.6%         534,065,000      64.9%       45,129,659   1.52         1987
300      -     335        18        59,530,728        3.8%          86,624,500      70.0%        7,087,513   1.37         1990
336      -     347         3        30,277,127        1.9%          38,400,000      79.0%        3,309,336   1.39         1987
348      -     360       172     1,049,488,264       67.1%       1,482,752,000      71.8%      120,427,556   1.42         1987

                       -------------------------------------------------------------------------------------------------------------
Total/Weighted Average:  301    $1,564,253,433      100.0%      $2,283,791,500      69.9%     $188,993,532   1.44 x       1988
                       =============================================================================================================

Maximum Remaining Amortization Term (Months):                            360
Minimum Remaining Amortization Term (Months):                            128
Wtd. Avg. Remaining Amortization Term (Months):                          334

(1)  Assumes a Cut-off Date of June 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                     Remaining Terms to Stated Maturity (1)

     Range of                                                                     Weighted                              Weighted
  Remaining Terms                  Aggregate      Percentage of    Aggregate       Average                  Weighted     Average
     to Stated          Number    Cut-off Date       Initial       Appraised    Cut-off Date    Aggregate   Average    Year Built/
 Maturity (Months)     of Loans    Balance (2)    Pool Balance       Value        LTV Ratio    U/W NCF (3)  U/W DSCR  Renovated (4)
------------------------------------------------------------------------------------------------------------------------------------
 48      -      83         9    $   36,023,321        2.3%      $   50,480,000      72.8%     $  4,385,828   1.45 x       1982
 84      -     119       209     1,121,416,714       71.7%       1,653,759,000      69.4%      136,199,865   1.46         1987
120      -     155        36       148,793,796        9.5%         201,560,000      74.6%       16,676,963   1.36         1989
156      -     179        24       135,637,080        8.7%         199,425,000      69.0%       16,803,070   1.40         1993
180      -     300        23       122,382,522        7.8%         178,567,500      69.4%       14,927,806   1.37         1984
                       -------------------------------------------------------------------------------------------------------------
Total/Weighted Average:  301    $1,564,253,433      100.0%      $2,283,791,500      69.9%     $188,993,532   1.44 x       1988
                       =============================================================================================================

Maximum Remaining Term to Maturity (Months):                             299
Minimum Remaining Term to Maturity (Months):                              55
Wtd. Avg. Remaining Term to Maturity (Months):                           133

(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2)  Assumes a Cut-off Date of June 1, 1998.

(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(4) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                        Years Built/Years Renovated (1)

                                                                            Weighted                                    Weighted
   Range of                   Aggregate    Percentage of    Aggregate       Average                       Weighted      Average
     Years        Number    Cut-off Date      Initial       Appraised     Cut-off Date     Aggregate      Average      Year Built/
Built/Renovated  of Loans    Balance (2)   Pool Balance       Value         LTV Ratio      U/W NCF (3)    U/W DSCR    Renovated (1)
------------------------------------------------------------------------------------------------------------------------------------
1899 - 1950          3       $  6,934,262      0.4%      $ 10,600,000        65.8%        $    859,393    1.47 x         1910
1951 - 1960          1          1,100,000      0.1%         1,475,000        74.6%             124,548    1.28           1960
1961 - 1970         19         84,670,164      5.4%       113,960,000        75.1%           9,703,290    1.34           1968
1971 - 1980         33        176,400,691     11.3%       258,000,000        69.3%          20,890,336    1.42           1976
1981 - 1990        104        626,094,254     40.0%       946,663,500        67.9%          77,727,557    1.50           1986
1991 - 1998        141        669,054,062     42.8%       953,093,000        71.4%          79,688,408    1.41           1995

                 -------------------------------------------------------------------------------------------------------------------
Total/Weighted     301    $ 1,564,253,433    100.0%   $ 2,283,791,500        69.9%       $ 188,993,532    1.44 x         1988
  Average:       ===================================================================================================================

Most Recent Year Built/Renovated:            1998
Oldest Year Built/Renovated:                 1899
Wtd. Avg. Year Built/Renovated:              1988

(1) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.
(2) Assumes a Cut-off Date of June 1, 1998.
(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

                       Occupancy Rates at Underwriting (1)

                                                                                 Weighted                               Weighted
     Range of                       Aggregate     Percentage of     Aggregate    Average                     Weighted   Average
    Occupancy          Number     Cut-off Date      Initial         Appraised   Cut-off Date   Aggregate     Average   Year Built/
   Rates at U/W       of Loans     Balance (2)    Pool Balance       Value       LTV Ratio     U/W NCF (3)  U/W DSCR  Renovated (4)
-----------------------------------------------------------------------------------------------------------------------------------
60.0% -  69.9%            1    $     1,743,781       0.1%       $     3,850,000   45.3%      $     295,754     1.79 x     1992
70.0% -  79.9%            5          9,252,823       0.6%            13,830,000   67.4%          1,121,448     1.38       1983
80.0% -  89.9%           21         60,610,916       3.9%            86,700,000   71.3%          6,831,074     1.34       1988
90.0% - 100.0%          242      1,309,063,672      83.7%         1,867,761,500   71.3%        154,247,400     1.42       1987

                       ------------------------------------------------------------------------------------------------------------
Total/Weighted          269    $ 1,380,671,192      88.3%       $ 1,972,141,500   71.2%      $ 162,495,676    1.41 x      1987
  Average:             ============================================================================================================


Maximum Occupancy Rate at Underwriting:            100.0%
Minimum Occupancy Rate at Underwriting:             64.0%
Wtd. Avg. Occupancy Rate at Underwriting:           96.5%

(1) Does not include any Mortgage Loans secured by hotel properties.
(2) Assumes a Cut-off Date of June 1, 1998.
(3) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.


    Underwriting Debt Service Coverage Ratios
                                                                                 Weighted                              Weighted
                                   Aggregate      Percentage of     Aggregate     Average                  Weighted    Average
    Range of         Number       Cutoff Date        Initial        Appraised   Cutoff Date   Aggregate    Average    Year Built/
    U/W DSCRs       of Loans       Balance (1)     Pool Balance       Value      LTV Ratio    U/W NCF (2)  U/W DSCR  Renovated (3)
    ---------       --------       -----------     ------------       -----      ---------    -----------  --------  -------------
 1.200 x - 1.290        66     $   379,466,509       24.3%      $   514,572,000    74.1%    $  40,677,594      1.26 x   1986
 1.300   - 1.390       109         556,409,089       35.6%          757,659,500    73.9%       61,806,499      1.34     1989
 1.400   - 1.490        60         228,770,701       14.6%          343,135,000    68.2%       27,819,411      1.43     1987
 1.500   - 1.590        31         119,940,796        7.7%          180,030,000    67.5%       15,695,950      1.54     1988
 1.600   - 1.690         8          40,637,969        2.6%           61,150,000    67.6%        5,516,345      1.63     1988
 1.700   - 1.790         9         131,883,778        8.4%          215,950,000    61.4%       18,617,211      1.75     1986
 1.800   - 1.890         6          36,581,771        2.3%           60,850,000    60.9%        5,835,343      1.83     1990
 1.900   - 1.990         1           1,987,627        0.1%            5,000,000    39.8%          413,919      1.93     1986
 2.000   - 2.690 x      11          68,575,193        4.4%          145,445,000    47.9%       12,611,260      2.19     1989

                     --------------------------------------------------------------------------------------------------------------
Total/Weighed          301     $ 1,564,253,433      100.0%      $ 2,283,791,500    69.9%    $ 188,993,532      1.44 x   1988
   Average:          ==============================================================================================================

Maximum Underwriting DSCR:                             2.69 x
Minimum Underwriting DSCR:                             1.20 x
Wtd. Avg. Underwriting DSCR:                           1.44 x

(1) Assumes a Cutoff Date of June 1, 1998.
(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves,
    U/W LC's and TI's and FF&E.               `
(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.


        Cut-off Date Loan-to-Value Ratios


                                                                               Weighted                                Weighted
    Range of                     Aggregate     Percentage of     Aggregate     Aggregate                   Weighted     Average
   Cut-off Date     Number      Cut-off Date     Initial         Appraised   Cut-off Date     Aggregate     Average    Year Built/
   LTV Ratios      of Loans      Balance (1)   Pool Balance        Value       LTV Ratio      U/W NCF (2)  U/W DSCR   Renovated (3)
   ----------      --------      -----------   ------------        -----       ---------     -----------    --------  -------------
32.60% -  49.99%     15     $     87,737,850       5.6%     $    193,330,000     45.5%     $   14,504,860       1.94 x   1989
50.00% -  59.99%     26           87,939,875       5.6%          159,640,000     55.3%         12,739,932       1.62     1990
60.00% -  69.99%     79          492,004,434      31.5%          752,115,000     65.5%         62,365,055       1.50     1986
70.00% -  74.99%     79          388,688,996      24.8%          531,800,000     73.1%         44,114,276       1.35     1987
75.00% -  79.99%     81          416,883,958      26.7%          533,981,500     78.1%         45,188,521       1.33     1988
80.00% -  82.75%     21           90,998,319       5.8%          112,925,000     80.6%         10,080,888       1.37     1990

                   ----------------------------------------------------------------------------------------------------------------

Total/Weighted      301     $  1,564,253,433     100.0%     $  2,283,791,500     69.9%     $  188,993,532       1.44 x   1988
     Average:
                   ================================================================================================================


Maximum Cut-off Date LTV Ratio:                   82.7%
Minimum Cut-off Date LTV Ratio:                   32.6%
Wtd. Avg. Cut-off Date LTV Ratio:                 69.9%

(1) Assumes a Cut-off Date of June 1, 1998.
(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.
(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                            Mortgage Loans by State


                                                  Aggregate    Percentage of       Aggregate
                                    Number      Cut-off Date     Initial           Appraised
State                              of Loans      Balance (1)   Pool Balance          Value
----------------------------------------------------------------------------------------------
California               1           43         $ 231,175,652     14.8%          $ 339,792,000
New York                 1           16           186,659,066     11.9%            283,315,000
Florida                  1           29           150,914,483      9.6%            212,150,000
Texas                    1           36           121,185,759      7.7%            170,372,000
Georgia                  1           16            95,976,258      6.1%            155,840,000
Illinois                 1            9            73,914,517      4.7%             98,200,000
Maryland                 1           11            70,824,213      4.5%            111,800,000
New Jersey               1            5            69,116,116      4.4%             96,920,000
Pennsylvania             1            5            48,209,203      3.1%             67,100,000
Arizona                  1            8            46,023,731      2.9%             65,505,000
Massachusetts            1            9            42,309,067      2.7%             65,050,000
Michigan                 1            9            38,360,727      2.5%             50,950,000
Alabama                  1            9            36,877,496      2.4%             52,210,000
Washington               1           14            35,455,306      2.3%             52,255,000
Minnesota                1            7            35,245,396      2.3%             50,615,000
North Carolina           1           10            34,056,355      2.2%             50,650,000
Arkansas                 1            5            27,016,795      1.7%             39,950,000
Colorado                 1            6            26,811,650      1.7%             37,275,000
Virginia                 1            8            26,774,255      1.7%             35,610,000
Ohio                     1            4            26,744,923      1.7%             39,155,000
Oregon                   1            8            26,002,830      1.7%             39,205,000
Mississippi              1            6            23,418,740      1.5%             30,975,000
South Carolina           1            6            19,125,858      1.2%             24,445,000
District of Columbia     1            1            17,899,848      1.1%             39,500,000
Indiana                  1            3            12,445,857      0.8%             16,130,000
Nevada                   1            2             8,441,339      0.5%             12,550,000
New Mexico               1            3             8,085,813      0.5%             10,522,500
Tennessee                1            3             5,428,015      0.3%              7,360,000
Connecticut              1            3             5,195,467      0.3%              8,000,000


                             Weighted                                     Weighted
                             Average                        Weighted      Average
                           Cut-off Date     Aggregate       Average    Year Built/
State                        LTV Ratio     U/W NCF (2)      U/W DSCR    Renovated (3)
-------------------------------------------------------------------------------------
California                     68.9%      $ 26,865,275        1.37 x       1984
New York                       66.4%        24,122,529        1.55         1987
Florida                        72.2%        18,844,710        1.50         1992
Texas                          72.6%        14,513,751        1.42         1990
Georgia                        65.4%        12,418,746        1.61         1988
Illinois                       75.4%         8,163,844        1.35         1989
Maryland                       66.1%         9,696,253        1.62         1985
New Jersey                     71.9%         7,546,654        1.30         1986
Pennsylvania                   72.3%         5,818,805        1.45         1994
Arizona                        70.7%         5,379,325        1.40         1992
Massachusetts                  67.1%         5,211,835        1.45         1973
Michigan                       75.6%         4,404,217        1.36         1985
Alabama                        72.4%         4,607,254        1.47         1993
Washington                     69.0%         4,089,683        1.38         1985
Minnesota                      70.0%         4,363,991        1.50         1985
North Carolina                 69.7%         4,196,934        1.44         1986
Arkansas                       68.1%         3,021,838        1.31         1993
Colorado                       72.5%         3,080,440        1.33         1992
Virginia                       75.5%         3,039,463        1.33         1990
Ohio                           70.0%         3,334,858        1.39         1973
Oregon                         66.9%         2,905,066        1.35         1990
Mississippi                    75.8%         2,641,706        1.32         1992
South Carolina                 78.3%         2,084,784        1.33         1992
District of Columbia           45.3%         2,265,082        1.42         1995
Indiana                        77.2%         1,407,708        1.44         1995
Nevada                         68.2%           978,128        1.37         1988
New Mexico                     76.8%           932,539        1.37         1992
Tennessee                      74.1%           642,007        1.36         1993
Connecticut                    65.9%           638,449        1.39         1976

                                                  Aggregate    Percentage of     Aggregate
                                    Number      Cut-off Date     Initial         Appraised
State                              of Loans      Balance (1)   Pool Balance        Value
-------------------------------------------------------------------------------------------
Louisiana                  1           1            4,792,990      0.3%            6,000,000
Missouri                   1           2            3,547,044      0.2%            4,475,000
Idaho                      1           2            3,270,138      0.2%            4,915,000
Utah                       1           1            1,990,665      0.1%            3,800,000
Maine                      1           1              957,861      0.1%            1,200,000
                                   =========================================================
Total/Weighted Average:   28         301       $1,564,253,433    100.0%      $ 2,283,791,500
                                   =========================================================



                             Weighted                                     Weighted
                             Average                        Weighted      Average
                           Cut-off Date     Aggregate       Average    Year Built/
State                        LTV Ratio     U/W NCF (2)      U/W DSCR    Renovated (3)
-------------------------------------------------------------------------------------
Louisiana                    79.9%            532,345        1.39         1997
Missouri                     79.4%            414,210        1.46         1977
Idaho                        66.6%            398,926        1.41         1977
Utah                         52.4%            322,608        1.83         1989
Maine                        79.8%            109,569        1.33         1942
                            ==========================================================
Total/Weighted Average:      69.9%       $188,993,532        1.44 x       1988
                            ==========================================================

(1)  Assumes a Cut-off Date of June 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.

(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                        Mortgage Loans by Property Type



                                                                                    Weighted                            Weighted
                                          Aggregate   Percentage of   Aggregate     Average                 Weighted    Average
                            Number      Cut-off Date    Initial       Appraised   Cut-off Date   Aggregate   Average  Year Built/
Property Type              of Loans      Balance (1)  Pool Balance      Value      LTV Ratio    U/W NCF (2) U/W DSCR  Renovated (3)
----------------------------------------------------------------------------------------------------------------------------------
Multifamily                  104       $ 605,424,514     38.7%     $ 845,531,500     72.3%    $ 69,123,251    1.41x      1985
Retail                        94         407,146,225     26.0%       566,465,000     72.8%      48,395,506    1.38       1991
Hotel                         32         183,582,241     11.7%       311,650,000     60.6%      26,497,856    1.64       1993
Office                        25         181,447,416     11.6%       284,135,000     65.9%      22,146,802    1.48       1988
Industrial                     9          77,885,522      5.0%       112,495,000     69.8%       9,055,536    1.39       1987
Manufactured Housing          19          63,629,615      4.1%        91,880,000     71.0%       7,622,202    1.42       1977
Mixed Use / Other              8          24,854,004      1.6%        38,360,000     66.6%       3,221,510    1.46       1978
Self Storage                  10          20,283,895      1.3%        33,275,000     64.3%       2,930,869    1.60       1990
                          =====================================================================================================
Total/Weighted Average:       301    $ 1,564,253,433    100.0%   $ 2,283,791,500     69.9%   $ 188,993,532    1.44 x     1988
                          =====================================================================================================

(1) Assumes a Cut-off Date of June 1, 1998.
(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and FF&E.
(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                             Mortgage Loan Seller


                                        Aggregate      Percentage       Aggregate
                              Number   Cut-off Date    of Initial       Appraised
Mortgage Loan Seller         of Loans  Balance (1)    Pool Balance        Value
-------------------------------------------------------------------------------------
GE Capital Access              117     $ 818,436,244      52.3%     $ 1,202,602,000
Column                         184       745,817,189      47.7%       1,081,189,500

                            ---------------------------------------------------------
Total or Weighted Average:     301    $1,564,253,433     100.0%     $ 2,283,791,500
                            =========================================================


                               Weighted                                 Weighted
                               Average                     Weighted      Average
                             Cut-off Date    Aggregate       Average    Year Built/
Mortgage Loan Seller          LTV Ratio    U/W NCF (2)     U/W DSCR    Renovated(3)
--------------------------------------------------------------------------------------

GE Capital Access              69.6%      $ 98,257,669     1.46           1986
Column                         70.3%        90,735,863     1.42           1989

                            ----------------------------------------------------------
Total or Weighted Average:     69.9%      $188,993,532     1.44 x         1988
                            ==========================================================


(1)    Assumes a Cut-off Date of June 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves and U/W LC's and TI's.

(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                               Prepayment Option



                                              Aggregate      Percentage of     Aggregate
                                  Number     Cut-off Date       Initial        Appraised
Prepayment Option                of Loans    Balance (1)     Pool Balance        Value
--------------------------------------------------------------------------------------------
Defeasance                         199      $ 1,117,533,641      71.4%       $ 1,658,814,500
Yield Maintenance                   85          354,840,653      22.7%           500,425,000
Prepayment Penalty                   7           65,213,372       4.2%            90,727,000
Defeasance / Yield Maintenance      10           26,665,766       1.7%            33,825,000
                                ------------------------------------------------------------
    Total/Weighted Average:        301      $ 1,564,253,433     100.0%       $ 2,283,791,500
                                ============================================================



                                   Weighted                                    Weighted
                                    Average                     Weighted       Average
                                 Cut-off Date    Aggregate       Average     Year Built/
Prepayment Option                  LTV Ratio    U/W NCF (2)     U/W DSCR    Renovated (3)
-------------------------------------------------------------------------------------------
Defeasance                           68.9%      $ 137,710,584     1.47 x         1988
Yield Maintenance                    72.1%         41,505,431     1.38           1988
Prepayment Penalty                   72.3%          6,960,887     1.35           1983
Defeasance / Yield Maintenance       78.9%          2,816,630     1.32           1992
                                -----------------------------------------------------------
    Total/Weighted Average:          69.9%      $ 188,993,532     1.44 x         1988
                                ===========================================================



(1)    Assumes a Cut-off Date of June 1, 1998.

(2) Underwriting NCF reflects Net Cash Flow after U/W Replacement Reserves and U/W LC's and TI's.

(3) Year Built/Renovated reflects the later of the Year Built or the Year Renovated.

                 Prepayment Provision as of the Cut-off Date

                                                                  Weighted      Weighted      Weighted
                                                                  Average       Average       Average
                                                                 Remaining     Remaining      Remaining        Weighted
     Range of                         Aggregate     Percentage     Lockout      Lockout       Lockout Plus     Average
 Remaining Terms to       Number of  Cut-off Date   of Initial     Period       Plus YM      Premium Period    Maturity
Stated Maturity(years)(1)  Loans      Balance(2)   Pool Balance   (years)     Period(years)     (years)        (years)
-----------------------------------------------------------------------------------------------------------------------
4.0      -      4.9          3        $ 9,403,984      0.6%          2.7            3.3            4.5            4.8
6.0      -      6.9          6         26,619,337      1.7%          3.5            5.8            5.8            6.6
8.0      -      8.9          1          9,347,127      0.6%          3.8            8.3            8.3            8.8
9.0      -      9.9        208      1,112,069,587     71.1%          7.7            8.9            9.3            9.8
10.0     -     10.9         34        140,753,387      9.0%          8.2            9.6            9.6           10.0
11.0     -     11.9          2          8,040,409      0.5%          3.0           11.6           11.6           11.9
14.0     -     14.9         24        135,637,080      8.7%         12.0           14.2           14.2           14.8
15.0     -     15.9          5         20,282,000      1.3%         10.4           14.7           14.7           15.0
17.0     -     17.9          2          6,459,866      0.4%         17.3           17.3           17.3           17.8
19.0     -     19.9          5         24,735,227      1.6%         15.2           19.2           19.2           19.9
20.0     -     20.9          4         13,725,000      0.9%         14.8           19.7           19.7           20.0
24.0     -     24.9          7         57,180,429      3.7%         20.7           24.5           24.5           24.8
                          ---------------------------------------------------------------------------------------------
Total/Weighted Average:    301     $1,564,253,433    100.0%          8.7           10.3           10.6           11.0
                          =============================================================================================


(1) In the case of the Anticipated Repayment Date loans, the Anticipated Repayment Date is assumed to be the maturity date for the purposes of the table.

(2)    Assumes a Cut-off Date of June 1, 1998.

                       Mortgage Pool Prepayment Profile

        Prepayment Provision         % of Pool   % of Pool   % of Pool    % of Pool   % of Pool
         As of Cut-off Date           Jun-98      Jun-99       Jun-00      Jun-01      Jun-02
--------------------------------------------------------------------------------------------------
                           Lock out    96.2%       96.2%       95.5%        85.8%       80.8%
                Yield Maint.Premium     0.0%        0.0%        0.7%        10.0%       15.0%
        1% to 5% Prepayment Premium     3.8%        3.8%        3.8%         4.2%        4.2%
                              Other     0.0%        0.0%        0.0%         0.0%        0.0%
                        Open Period     0.0%        0.0%        0.0%         0.0%        0.0%
                                    --------------------------------------------------------------
                             Total:   100.0%      100.0%      100.0%       100.0%      100.0%
                                    ==============================================================
                       Outstanding
                      Balance (mm):  $1,564.3    $1,546.6     $1,527.8    $1,507.1    $1,484.9

                   Number of Loans:     301         301         301          301         301



                       Mortgage Pool Prepayment Profile

        Prepayment Provision         % of Pool    % of Pool   % of Pool   % of Pool    % of Pool
         As of Cut-off Date            Jun-03      Jun-04      Jun-05       Jun-06      Jun-07
--------------------------------------------------------------------------------------------------
                           Lock out    77.2%        75.5%       75.6%       74.5%        74.3%
                Yield Maint.Premium    18.6%        20.3%       20.5%       21.6%        20.7%
        1% to 5% Prepayment Premium     3.8%         3.8%        3.9%        0.0%         0.0%
                              Other     0.0%         0.0%        0.0%        0.0%         0.0%
                        Open Period     0.4%         0.4%        0.0%        3.9%         5.1%
                                    --------------------------------------------------------------
                             Total:   100.0%       100.0%      100.0%      100.0%       100.0%
                                    ==============================================================
                       Outstanding
                      Balance (mm):   $1,452.2    $1,426.9    $1,375.4     $1,346.3    $1,306.7

                   Number of Loans:     298          298         292         292          291



                       Mortgage Pool Prepayment Profile

        Prepayment Provision         % of Pool   % of Pool    % of Pool   % of Pool   % of Pool
         As of Cut-off Date           Jun-08       Jun-09      Jun-10      Jun-11       Jun-12
--------------------------------------------------------------------------------------------------
                           Lock out    67.6%       67.5%        67.1%       67.0%       62.1%
                Yield Maint.Premium    32.0%       32.1%        31.4%       31.6%       31.8%
        1% to 5% Prepayment Premium     0.0%        0.0%         0.0%        0.0%        0.0%
                              Other     0.0%        0.0%         0.0%        0.0%        0.0%
                        Open Period     0.5%        0.4%         1.5%        1.5%        6.1%
                                    --------------------------------------------------------------
                             Total:   100.0%      100.0%       100.0%      100.0%      100.0%
                                    ==============================================================
                       Outstanding
                      Balance (mm):   $210.1       $201.7      $186.1      $176.7       $166.6

                   Number of Loans:     50           49          47          47           47


                       Mortgage Pool Prepayment Profile

        Prepayment Provision            % of Pool   % of Pool   % of Pool    % of Pool   % of Pool
         As of Cut-off Date              Jun-13      Jun-14       Jun-15      Jun-16      Jun-17
------------------------------------------------------------------------------------------------
                           Lock out       72.8%       72.6%       72.3%        72.0%       67.9%
                Yield Maint.Premium       27.2%       27.4%       27.7%        28.0%       28.0%
        1% to 5% Prepayment Premium        0.0%        0.0%        0.0%         0.0%        0.0%
                              Other        0.0%        0.0%        0.0%         0.0%        0.0%
                        Open Period        0.0%        0.0%        0.0%         0.0%        4.1%
                                    ------------------------------------------------------------
                             Total:      100.0%      100.0%      100.0%       100.0%      100.0%
                                    ============================================================
                       Outstanding
                      Balance (mm):       $58.1       $53.0       $47.6        $41.7      $36.1

                   Number of Loans:        18          18          18           16         16

                                   EXHIBIT B

                             FORM OF TRUSTEE REPORT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                                TRUSTEE REPORT

                              Table of Contents

           STATEMENT SECTIONS                                   PAGE(s)
           ------------------                                   -------
      Certificate Distribution Detail                               2
      Certificate Factor Detail                                     3
      Reconciliation Detail                                         4
      Other Required Information                                    5
      Ratings Detail                                                6
      Current Mortgage Loan and Property Stratification Tables     7-9
      Mortgage Loan Detail                                         10
      Principal Prepayment Detail                                  11
      Historical Detail                                            12
      Delinquency Loan Detail                                      13
      Specially Serviced Loan Detail                              14-15
      Modified Loan Detail                                         16
      Liquidated Loan Detail                                       17

              Underwriter                             Servicer
     Donaldson, Lufkin & Jenrette      GE Capital Loan Services Inc.
     Securities Corporation            363 North Sam Houston Parkway, East
     277 Park Avenue                   Suite 1200
     New York, NY 10172                Houston, TX 77060
     Contact: N. Dante LaRocca         Contact: Stephanie M. Petosa
     Phone Number: (212) 892-3000      Phone Number: (281) 405-7064

                               Special Servicer
                         Midland Loan Services, Inc.
                         210 West 10th Street
                         Kansas City, MO 64105
                         Contact: Brad Hauger
                         Phone Number: (816) 435-5175

This report has been compiled from information provided to Norwest by various third parties, which may include the Servicer, Master Servicer, Special Servicer and others. Norwest has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Norwest expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 1 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                       Certificate Distribution Detail

               Pass-Through  Original  Beginning    Principal       Interest
Class   CUSIP      Rate      Balance    Balance    Distribution   Distribution
-----   -----  ------------  --------  ---------   ------------   ------------
A-1A            0.000000%      0.00       0.00        0.00            0.00
A-1B            0.000000%      0.00       0.00        0.00            0.00
A-2             0.000000%      0.00       0.00        0.00            0.00
A-3             0.000000%      0.00       0.00        0.00            0.00
B-1             0.000000%      0.00       0.00        0.00            0.00
B-2             0.000000%      0.00       0.00        0.00            0.00
B-3             0.000000%      0.00       0.00        0.00            0.00
B-4             0.000000%      0.00       0.00        0.00            0.00
B-5             0.000000%      0.00       0.00        0.00            0.00
B-6             0.000000%      0.00       0.00        0.00            0.00
 C              0.000000%      0.00       0.00        0.00            0.00
D-1             0.000000%      0.00       0.00        0.00            0.00
D-2             0.000000%      0.00       0.00        0.00            0.00
R-I             0.000000%      0.00       0.00        0.00            0.00
R-II            0.000000%      0.00       0.00        0.00            0.00
R-III           0.000000%      0.00       0.00        0.00            0.00
-----------------------------------------------------------------------------
Totals                         0.00       0.00        0.00            0.00
=============================================================================

                     Realized Loss/                               Current
        Prepayment  Additional Trust      Total       Ending    Subordination
Class   Penalties     Fund Expenses    Distribution   Balance     Level(1)
-----   ----------  ----------------   ------------   -------   -------------
A-1A       0.00            0.00            0.00        0.00         0.00%
A-1B       0.00            0.00            0.00        0.00         0.00%
A-2        0.00            0.00            0.00        0.00         0.00%
A-3        0.00            0.00            0.00        0.00         0.00%
B-1        0.00            0.00            0.00        0.00         0.00%
B-2        0.00            0.00            0.00        0.00         0.00%
B-3        0.00            0.00            0.00        0.00         0.00%
B-4        0.00            0.00            0.00        0.00         0.00%
B-5        0.00            0.00            0.00        0.00         0.00%
B-6        0.00            0.00            0.00        0.00         0.00%
 C         0.00            0.00            0.00        0.00         0.00%
D-1        0.00            0.00            0.00        0.00         0.00%
D-2        0.00            0.00            0.00        0.00         0.00%
R-I        0.00            0.00            0.00        0.00         0.00%
R-II       0.00            0.00            0.00        0.00         0.00%
R-III      0.00            0.00            0.00        0.00         0.00%
-----------------------------------------------------------------------------
Totals                     0.00            0.00        0.00
=============================================================================

                Pass-    Original  Beginning                                            Ending
               Through   Notional  Notional     Interest     Prepayment     Total      Notional
Class  CUSIP    Rate      Amount    Amount    Distribution    Penalties  Distribution   Amount
-----  -----  ---------  --------  ---------  ------------   ----------  ------------  --------
S             0.000000%    0.00       0.00        0.00          0.00         0.00        0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 2 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                          Certificate Factor Detail

                                                                                             Realized Loss/
                                                                                               Additional
                    Beginning         Principal           Interest           Prepayment        Trust Fund          Ending
Class     CUSIP      Balance         Distribution        Distribution         Penalties         Expenses           Balance
-----    ------     ----------       ------------        ------------         ---------      --------------      ----------
A-1A                0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
A-1B                0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
A-2                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
A-3                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-1                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-2                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-3                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-4                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-5                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
B-6                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
 C                  0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
D-1                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
D-2                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
R-I                 0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
R-II                0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000
R-III               0.00000000        0.00000000          0.00000000         0.00000000         0.00000000       0.00000000

                     Beginning                                   Ending
                      Notional      Interest      Prepayment     Notional
  Class     CUSIP      Amount     Distribution     Penalties      Amount
-------     -----   ----------    ------------    ----------    ----------
S                   0.00000000     0.00000000     0.00000000    0.00000000

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 3 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                            Reconciliation Detail

   Advance Summary                         Servicing Fee Breakdowns

P & I Advances Outstanding     0.00   Current Period Accrued Servicing Fees 0.00
Servicing Advances Outstanding 0.00   Less Delinquent Servicing Fees        0.00
Reimbursement for Interest on         Less Reductions to Servicing Fees     0.00
  Advances paid from general          Plus Servicing Fees for Delinquent
  collections                  0.00     Payments Received                   0.00
                                      Plus Adjustments for Prior Servicing
                                        Calculation                         0.00
                                      Total Servicing Fees Collected        0.00

Certificate Interest Reconciliation

          Accrued       Net Aggregate        Distributable   Distributable          Additional                    Remaining Unpaid
          Certificate   Prepayment           Certificate     Certificate Interest   Trust Fund     Interest        Distributable
Class     Interest      Interest Shortfall   Interest        Adjustment             Expenses     Distribution   Certificate Interest
-----     -----------   ------------------   -------------   --------------------   ----------   ------------   --------------------
 S           0.00             0.00              0.00              0.00                 0.00          0.00             0.00
A-1A         0.00             0.00              0.00              0.00                 0.00          0.00             0.00
A-1B         0.00             0.00              0.00              0.00                 0.00          0.00             0.00
A-2          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
A-3          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
B-1          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
B-2          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
B-3          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
B-4          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
B-5          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
B-6          0.00             0.00              0.00              0.00                 0.00          0.00             0.00
 C           0.00             0.00              0.00              0.00                 0.00          0.00             0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total        0.00             0.00              0.00              0.00                 0.00          0.00             0.00
===================================================================================================================================

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 4 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                          Other Required Information

Available Distribution Amount                        0.00

Aggregate Number of Outstanding Loans                   0
Aggregate Unpaid Principal Balance of Loans          0.00

Aggregate Amount of Servicing Fee                    0.00
Aggregate Amount of Special Servicing Fee            0.00
Aggregate Amount of Trustee Fee                      0.00
Aggregate Trust Fund Expenses                        0.00

Specially Serviced Loans not Delinquent
  Number of Outstanding Loans                           0
  Aggregate Unpaid Principal Balance                 0.00

Appraisal Reduction Amount

                  Appraisal            Date Appraisal
 Loan             Reduction               Reduction
Number             Amount                 Effected
------            ---------            --------------



-----------------------------------------------------
Total
=====================================================

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 5 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                                Ratings Detail

                     Original Ratings                 Current Ratings (1)
               -----------------------------    ------------------------------
Class  CUSIP   DCR   Fitch   Moody's   S & P    DCR   Fitch   Moody's    S & P
-----  -----   ---   -----   -------   -----    ---   -----   -------    -----
 S
A-1A
A-1B
A-2
A-3
B-1
B-2
B-3
B-4
B-5
B-6
 C
D-1
D-2

     NR - Designates that the class was not rated by the above agency at the time of original issuance.
      X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
    N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Duff & Phelps Credit Rating Co.                Fitch IBCA, Inc.
55 East Monroe Street                          One State Street Plaza
Chicago, Illinois 60603                        New York, New York 10004
(312) 368-3100                                 (212) 908-0500

Moody's Investors Service                      Standard & Poor's Rating Services
99 Church Street                               26 Broadway
New York, New York 10007                       New York, New York 10004
(212) 553-0300                                 (212) 208-8000

Copyright 1997, Norwest Bank Minnesota, N. A.                       Page 6 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

           Current Mortgage Loan and Property Stratification Tables

                              Scheduled Balance

                                              % of
                          # of    Scheduled   Agg.   WAM       Weighted
Scheduled Balance         Loans   Balance     Bal.   (2)  WAC  Avg DSCR(1)
-----------------         ------  ---------   -----  ---- ---  -----------




--------------------------------------------------------------------------
Totals
==========================================================================

                                  State (3)

                                                  % of
                          # of       Scheduled    Agg.   WAM         Weighted
State                     Props.     Balance      Bal.   (2)   WAC   Avg DSCR(1)
-----                     ------     ----------   ----   ----  ---   -----------




--------------------------------------------------------------------------------
Totals
================================================================================

See footnotes on last page of this section.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 7 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

           Current Mortgage Loan and Property Stratification Tables

                                       Debt Service Coverage Ratio

                                                              % of
    Debt Service              # of          Scheduled          Agg.        WAM                   Weighted
   Coverage Ratio            Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
   --------------            -----          ---------         -----        ---         ---      ------------




------------------------------------------------------------------------------------------------------------
        Totals
============================================================================================================

                                             Property Type (3)

                                                               % of
                              # of          Scheduled           Agg.        WAM                   Weighted
    Property Type             Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
    -------------             -----         ---------          -----        ---         ---      ------------




-------------------------------------------------------------------------------------------------------------
        Totals
=============================================================================================================

                                                 Note Rate

                                                               % of
                              # of          Scheduled           Agg.        WAM                   Weighted
   Note Rate                  Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
   ---------                  -----         ---------          -----        ---         ---      ------------




-------------------------------------------------------------------------------------------------------------
        Totals
=============================================================================================================

                                                Seasoning

                                                             % of
                           # of          Scheduled            Agg.        WAM                   Weighted
      Seasoning            Loans          Balance             Bal.        (2)         WAC      Avg DSCR (1)
      ---------            -----         ---------            ----        ---         ---      ------------




-----------------------------------------------------------------------------------------------------------
        Totals
===========================================================================================================

See footnotes on last page of this section.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 8 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

           Current Mortgage Loan and Property Stratification Tables

                              Anticipated Remaining Term (ARD and Balloon Loans)

                                                              % of
Anticipated Remaining        # of          Scheduled          Agg.        WAM                   Weighted
     Term (2)                Loans          Balance           Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------
        Totals
=================================================================================================================

                                Remaining Stated Term (Fully Amortizing Loans)

                                                               % of
  Remaining Stated            # of          Scheduled          Agg.        WAM                    Weighted
       Term                  Loans           Balance           Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------
        Totals
=================================================================================================================

                              Remaining Amortization Term (ARD and Balloon Loans)

                                                                % of
Remaining Amortization         # of          Scheduled          Agg.        WAM                   Weighted
        Term                  Loans          Balance            Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------
        Totals
===================================================================================================================

                                            Age of Most Recent NOI

                                                              % of
     Age of Most           # of          Scheduled            Agg.        WAM                   Weighted
     Recent NOI            Loans          Balance             Bal.        (2)         WAC      Avg DSCR (1)
-----------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------
        Totals
=================================================================================================================

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures become available from borrowers on an asset level. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date Balance of the related mortgage loan as disclosed in the offering document.

Note:  (i) "Scheduled Balance" has the meaning assigned thereto in the CSSA
           Standard Information Package.

      (ii) An ARD Loan constitutes a "Hyper-Amortization Loan" as defined in the offering document.

Copyright 1997, Norwest Bank Minnesota, N.A.                        Page 9 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                             Mortgage Loan Detail

                                                                                                         Anticipated
  Loan                       Property                           Interest        Principal      Gross      Repayment       Maturity
 Number         ODCR         Type(1)       City      State       Payment         Payment      Coupon        Date            Date
-------         ----         -------       ----      -----      --------       -----------    -------     -----------     --------




-----------------------------------------------------------------------------------------------------------------------------------
    Totals
===================================================================================================================================

                  Neg.           Beginning        Ending         Paid      Appraisal       Appraisal       Res.       Mod.
  Loan            Amort          Scheduled      Scheduled        Thru     Reduction        Reduction      Strat.     Code
 Number           (Y/N)           Balance        Balance         Date        Date            Amount        (2)        (3)
-------          -------         ----------     ---------       ------   ------------      -----------   --------    -----




--------------------------------------------------------------------------------------------------------------------------
    Totals
==========================================================================================================================

           (1) Property Type Code
           ----------------------
MF - Multi-Family         OF - Office
RT - Retail               MU - Mixed Use
HC - Health Care          LO - Lodging
IN - Industrial           SS - Self Storage
WH - Warehouse            OT - Other
MH - Mobile Home Park

       (2) Resolution Strategy Code
       ----------------------------
1 - Modification      7 - REO
2 - Foreclosure       8 - Resolved
3 - Bankruptcy        9 - Pending Return
4 - Extension             to Master Servicer
5 - Note Sale        10 - Deed In Lieu Of
6 - DPO                   Foreclosure

  (3) Modification Code
  ---------------------
1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 10 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                         Principal Prepayment Detail

                                          Principal Prepayment Amount                      Prepayment Penalties
               Offering Document     -------------------------------------    -----------------------------------------------
Loan Number     Cross-Reference      Payoff Amount      Curtailment Amount    Prepayment Premium    Yield Maintenance Premium
-----------    ------------------    -------------      ------------------    ------------------    -------------------------




-----------------------------------------------------------------------------------------------------------------------------
Totals
=============================================================================================================================

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 11 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                              Historical Detail

                                                                Delinquencies
                 -------------------------------------------------------------------------------------------------------------
Distribution      30-59 Days       60-89 Days      90 Days or More     Foreclosure              REO            Modifications
   Date          #    Balance     #    Balance     #       Balance   #       Balance       #      Balance     #       Balance
------------     -------------    -------------    ---------------  ----------------       ---------------    ----------------




                                       Prepayments                                   Rate and Maturities
                       -------------------------------------------       -----------------------------------------------
Distribution             Curtailments                 Payoff                    Next Weighted Avg.
   Date                #         Amount         #           Amount           Coupon           Remit               WAM
------------           ----------------         ------------------       -----------------------------          --------





Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 12 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                           Delinquency Loan Detail

                   Offering       # of                 Current    Outstanding    Status of    Resolution
                  Document       Months  Paid Through    P & I      P & I        Mortgage      Strategy     Servicing   Foreclosure
Loan Number   Cross-Reference    Delinq.    Date        Advances   Advances**     Loan (1)     Code (2)   Transfer Date     Date
-----------   ---------------    ------- -------------  --------  ------------   ----------    --------   -------------  ----------




-----------------------------------------------------------------------------------------------------------------------------------
Totals
===================================================================================================================================

                  Current    Outstanding
                 Servicing    Servicing                           REO
Loan Number       Advances     Advances     Bankruptcy Date       Date
-----------     -----------  ------------  -----------------    -------




-----------------------------------------------------------------------
Totals
=======================================================================

                     (1) Status of Mortgage Loan
                     ---------------------------
A - Payment Not Received            2 - Two Months Delinquent
    But Still in Grace Period       3 - Three Or More Months Delinquent
B - Late Payment But Less           4 - Assumed Scheduled Payment
    Than 1 Month Delinquent             (Performing Matured Balloon)
0 - Current                         7 - Foreclosure
1 - One Month Delinquent            9 - REO

        (2) Resolution Strategy Code
        ----------------------------
1 - Modification         7 - REO
2 - Foreclosure          8 - Resolved
3 - Bankruptcy           9 - Pending Return
4 - Extension                to Master Servicer
5 - Note Sale           10 - Deed In Lieu Of
6 - DPO                      Foreclosure

** Outstanding P & I Advances include the current period advance

Copyright 1997, Norwest Bank Minnesota, N.A.                    Page 13 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                   Specially Serviced Loan Detail - Part 1

                                   Offering            Servicing       Resolution
Distribution       Loan            Document            Transfer         Strategy        Scheduled       Property
Date               Number       Cross-Reference          Date            Code(1)         Balance         Type(2)        State
-------------      ------       ---------------       ----------       -----------      ----------      --------        -----




                                                 Net                                                                    Remaining
Distribution     Interest         Actual       Operating          NOI                     Note        Maturity         Amortization
   Date            Rate           Balance       Income            Date         DSCR       Date          Date              Term
------------     --------         --------     ----------         -----        ----      ------      -----------      -------------





     (1) Resolution Strategy Code
     ----------------------------
1 - Modification  7  - REO
2 - Foreclosure   8  - Resolved
3 - Bankruptcy    9  - Pending Return
4 - Extension          to Master Servicer
5 - Note Sale     10 - Deed In Lieu Of
6 - DPO                Foreclosure

        (2) Property Type Code
        ----------------------
MF - Multi-Family      OF - Office
RT - Retail            MU - Mixed Use
HC - Health Care       LO - Lodging
IN - Industrial        SS - Self Storage
WH - Warehouse         OT - Other
MH - Mobile Home Park

Copyright 1997, Norwest Bank Minnesota, N. A.                      Page 14 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                   Specially Serviced Loan Detail - Part 2

                          Offering      Resolution      Site
Distribution   Loan       Document       Strategy    Inspection   Phase 1    Appraisal  Appraisal     Other REO
    Date      Number  Cross-Reference    Code (1)       Date        Date        Date      Value    Property Revenue  Comment
------------  ------  ---------------   ----------   ----------   -------    ---------  ---------  ----------------  ---------------





        (1) Resolution Strategy Code
        ----------------------------
1 - Modification         7 - REO
2 - Foreclosure          8 - Resolved
3 - Bankruptcy           9 - Pending Return
4 - Extension                to Master Servicer
5 - Note Sale           10 - Deed In Lieu Of
6 - DPO                      Foreclosure

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 15 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                             Modified Loan Detail

               Offering
 Loan          Document        Pre-Modification   Modification   Modification
Number      Cross-Reference        Balance            Date       Description
------      ---------------    ----------------   ------------   -------------




------------------------------------------------------------------------------
Total
==============================================================================

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 16 of 17

[LOGO OF NORWEST BANKS]                             For Additional Information,
Norwest Bank Minnesota, N.A.                               please contact
Corporate Trust Services                                   Leslie Gaskill
3 New York Plaza, 15th Floor                               (212) 509-1630
New York, NY 10004                                    Reports Available on the
                                                           World Wide Web
                                                    @www.securitieslink.net/cmbs

                                                        Payment Date: 7/10/98
                                                        Record Date:  6/30/98

                        DLJ Commercial Mortgage Corp.
                Commercial Mortgage Pass-Through Certificates
                               Series 1998-CG1

                            Liquidated Loan Detail

                                                                                                                      Gross
                        Final                                                                                        Proceeds
                     Recovery             Offering                                                                   as a % of
 Loan              Determination          Document       Appraisal    Appraisal      Actual         Gross             Actual
Number                  Date          Cross-Reference       Date         Value       Balance       Proceeds           Balance
------             -------------      ---------------    ---------    ---------      -------       --------          ---------




------------------------------------------------------------------------------------------------------------------------------
Current Total
------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
==============================================================================================================================

                    Aggregate      Net        Net Proceeds              Repurchased
    Loan          Liquidation   Liquidation    as a % of     Realized    by Seller
   Number          Expenses*     Proceeds    Actual Balance    Loss        (Y/N)
   ------         -----------   -----------  --------------  --------   -----------




-----------------------------------------------------------------------------------
Current Total
-----------------------------------------------------------------------------------
Cumulative Total
===================================================================================

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Copyright 1997, Norwest Bank Minnesota, N.A.                       Page 17 of 17

                                    EXHIBIT C


                    DECREMENT TABLES FOR CLASS A, CLASS B-1,
                      CLASS B-2 AND CLASS B-3 CERTIFICATES


         Percentage of Initial Class Principal Balance Outstanding For:



                                              Class A-1A Certificates

Distribution Date                       0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
                                        ---------     ----------     ----------      ----------      -----------
Closing Date..........................     100%          100%           100%            100%            100%
June 10, 1999.........................      %              %              %              %                %
June 10, 2000.........................      %              %              %              %                %
June 10, 2001.........................      %              %              %              %                %
June 10, 2002.........................      %              %              %              %                %
June 10, 2003.........................      %              %              %              %                %
June 10, 2004.........................      %              %              %              %                %
June 10, 2005.........................      %              %              %              %                %
June 10, 2006.........................      %              %              %              %                %
June 10, 2007 and thereafter..........      %              %              %              %                %
Wtd. Avg. Life (yrs):.................


                                              Class A-1B Certificates

Distribution Date                       0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
                                        ---------     ----------     ----------      ----------      -----------
Closing Date..........................     100%          100%           100%            100%            100%
June 10, 1999.........................      %              %              %              %                %
June 10, 2000.........................      %              %              %              %                %
June 10, 2001.........................      %              %              %              %                %
June 10, 2002.........................      %              %              %              %                %
June 10, 2003.........................      %              %              %              %                %
June 10, 2004.........................      %              %              %              %                %
June 10, 2005.........................      %              %              %              %                %
June 10, 2006.........................      %              %              %              %                %
June 10, 2007.........................      %              %              %              %                %
June 10, 2008 and thereafter..........      %              %              %              %                %
Wtd. Avg. Life (yrs):.................

         Percentage of Initial Class Principal Balance Outstanding For:


                                              Class A-1C Certificates

Distribution Date                       0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
                                        ---------     ----------     ----------      ----------      -----------
Closing Date..........................     100%          100%           100%            100%            100%
June 10, 1999.........................      %              %              %              %                %
June 10, 2000.........................      %              %              %              %                %
June 10, 2001.........................      %              %              %              %                %
June 10, 2002.........................      %              %              %              %                %
June 10, 2003.........................      %              %              %              %                %
June 10, 2004.........................      %              %              %              %                %
June 10, 2005.........................      %              %              %              %                %
June 10, 2006.........................      %              %              %              %                %
June 10, 2007 and thereafter..........      %              %              %              %                %
Wtd. Avg. Life (yrs):.................


                                              Class A-2 Certificates

Distribution Date                      0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR       100.00% CPR
                                       ---------     ----------     ----------      ----------       -----------
Closing Date.........................     100%          100%           100%            100%             100%
June 10, 1999........................      %              %              %               %                %
June 10, 2000........................      %              %              %               %                %
June 10, 2001........................      %              %              %               %                %
June 10, 2002........................      %              %              %               %                %
June 10, 2003........................      %              %              %               %                %
June 10, 2004........................      %              %              %               %                %
June 10, 2005........................      %              %              %               %                %
June 10, 2006........................      %              %              %               %                %
June 10, 2007........................      %              %              %               %                %
June 10, 2008 and thereafter.........      %              %              %               %                %
Wtd. Avg. Life (yrs):................

         Percentage of Initial Class Principal Balance Outstanding For:



                                              Class A-3 Certificates

Distribution Date                      0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR       100.00% CPR
                                       ---------     ----------     ----------      ----------       -----------
Closing Date.........................     100%          100%           100%            100%             100%
June 10, 1999........................      %              %              %               %                %
June 10, 2000........................      %              %              %               %                %
June 10, 2001........................      %              %              %               %                %
June 10, 2002........................      %              %              %               %                %
June 10, 2003........................      %              %              %               %                %
June 10, 2004........................      %              %              %               %                %
June 10, 2005........................      %              %              %               %                %
June 10, 2006........................      %              %              %               %                %
June 10, 2007........................      %              %              %               %                %
June 10, 2008 and thereafter.........      %              %              %               %                %
Wtd. Avg. Life (yrs):................


                                              Class A-4 Certificates

Distribution Date                       0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
                                        ---------     ----------     ----------      ----------      -----------
Closing Date..........................     100%          100%           100%            100%            100%
June 10, 1999.........................      %              %              %              %                %
June 10, 2000.........................      %              %              %              %                %
June 10, 2001.........................      %              %              %              %                %
June 10, 2002.........................      %              %              %              %                %
June 10, 2003.........................      %              %              %              %                %
June 10, 2004.........................      %              %              %              %                %
June 10, 2005.........................      %              %              %              %                %
June 10, 2006.........................      %              %              %              %                %
June 10, 2007 and thereafter..........      %              %              %              %                %
Wtd. Avg. Life (yrs):.................

         Percentage of Initial Class Principal Balance Outstanding For:



                                              Class B-1 Certificates

Distribution Date                       0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
                                        ---------     ----------     ----------      ----------      -----------
Closing Date..........................     100%          100%           100%            100%            100%
June 10, 1999.........................      %              %              %              %                %
June 10, 2000.........................      %              %              %              %                %
June 10, 2001.........................      %              %              %              %                %
June 10, 2002.........................      %              %              %              %                %
June 10, 2003.........................      %              %              %              %                %
June 10, 2004.........................      %              %              %              %                %
June 10, 2005.........................      %              %              %              %                %
June 10, 2006.........................      %              %              %              %                %
June 10, 2007.........................      %              %              %              %                %
June 10, 2008.........................      %              %              %              %                %
June 10, 2009.........................      %              %              %              %                %
June 10, 2010 and thereafter..........      %              %              %              %                %
Wtd. Avg. Life (yrs):.................

                                              Class B-2 Certificates

Distribution Date                       0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
                                        ---------     ----------     ----------      ----------      -----------
Closing Date..........................     100%          100%           100%            100%            100%
June 10, 1999.........................      %              %              %              %                %
June 10, 2000.........................      %              %              %              %                %
June 10, 2001.........................      %              %              %              %                %
June 10, 2002.........................      %              %              %              %                %
June 10, 2003.........................      %              %              %              %                %
June 10, 2004.........................      %              %              %              %                %
June 10, 2005.........................      %              %              %              %                %
June 10, 2006.........................      %              %              %              %                %
June 10, 2007.........................      %              %              %              %                %
June 10, 2008.........................      %              %              %              %                %
June 10, 2009.........................      %              %              %              %                %
June 10, 2010 and thereafter..........      %              %              %              %                %
Wtd. Avg. Life (yrs):.................

         Percentage of Initial Class Principal Balance Outstanding For:



                                              Class B-3 Certificates

Distribution Date                       0.00% CPR     25.00% CPR     50.00% CPR      75.00% CPR      100.00% CPR
                                        ---------     ----------     ----------      ----------      -----------
Closing Date..........................     100%          100%           100%            100%            100%
June 10,  1999........................      %              %              %              %                %
June 10,  2000........................      %              %              %              %                %
June 10,  2001........................      %              %              %              %                %
June 10,  2002........................      %              %              %              %                %
June 10,  2003........................      %              %              %              %                %
June 10,  2004........................      %              %              %              %                %
June 10,  2005........................      %              %              %              %                %
June 10,  2006........................      %              %              %              %                %
June 10,  2007 and thereafter.........      %              %              %              %                %
Wtd. Avg. Life (yrs):.................

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

                 PRICE/YIELD TABLES FOR THE CLASS S CERTIFICATES

Corporate Bond Equivalent(CBE) Yield of the Class S Certificates at Various CPRs
                           % Initial Pass-Through Rate
                         Initial Class Notional Amount $


     Price (32nds)*           0.00% CPR          25.00% CPR         50.00% CPR       75.00% CPR      100.00% CPR
     --------------           ---------          ----------         ----------       ----------      -----------
                                 CBE                CBE                CBE               CBE             CBE
                               Yield %            Yield %            Yield %           Yield %         Yield %
                               -------            -------            -------           -------         -------


--------------------

*  Exclusive of accrued interest.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          DLJ COMMERCIAL MORTGAGE CORP.
                       Mortgage Pass-Through Certificates


     The mortgage pass-through certificates offered hereby (the "Offered Certificates") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Certificates of any Series, together with any other mortgage pass-through certificates of such Series, are collectively referred to herein as the "Certificates". Each Series will consist of one or more classes (each, a "Class") of Certificates.

     Each Series will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any Series, the "Trust Fund") to be formed by DLJ Commercial Mortgage Corp. (the "Depositor") and including a segregated pool (a "Mortgage Asset Pool") of various types of multifamily and commercial mortgage loans ("Mortgage Loans"), mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). The Mortgage Loans in (and the mortgage loans underlying the MBS in) any Trust Fund will be secured by first or junior liens on, or security interests in, fee and/or leasehold estates in one or more of the following types of real property: (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail facilities related to the sales of products and goods and facilities related to providing entertainment, recreation or personal services, hotels and motels, casinos, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Retail properties, multifamily properties consisting of multiple rental or cooperatively owned dwellings, office properties and hotel and motel properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Trust Fund for any Series, based on principal balance at the time such Series is issued. If so specified in the related Prospectus Supplement, the Trust Fund for a Series may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

     The yield on each Class of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination; Retirement of the Certificates".

                                                  (cover continued on next page)
                                    --------

PROCEEDS OF THE ASSETS IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE OFFERED CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE DEPOSITOR OR ANY OF ITS AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    --------

     Prospective investors should review the information appearing on page 16 herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

     The Offered Certificates of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

     There will be no secondary market for the Offered Certificates of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Certificates will develop or, if one does develop, that it will continue. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Certificates of any Series unless accompanied by the Prospectus Supplement for such Series.

                                  -----------

                  The date of this Prospectus is June 15, 1998.

(cover continued from prior page)

     As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificate that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Certificates in entitlement to certain distributions on the Certificates; (iii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest;
(iv) are entitled to distributions of interest, with disproportionate, nominal or no distributions of principal; (v) provide for distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (vi) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; or
(vii) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Certificates".

     If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for the Offered Certificates of any Series will specify which Class or Classes of Certificates of such Series will be considered to be regular interests in the related REMIC and which Class of Certificates of such Series or other interests will be designated as the residual interest in the related REMIC. See "Certain Federal Income Tax Consequences".

     An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.


                              PROSPECTUS SUPPLEMENT

     As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each Series will, among other things, set forth, as and to the extent appropriate: (i) a description of the Class or Classes of such Offered Certificates, including the payment provisions with respect to each such Class, the aggregate principal amount, if any, of each such Class, the rate at which interest accrues from time to time, if at all, with respect to each such Class or the method of determining such rate, and whether interest with respect to each such Class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (ii) information with respect to any other Classes of Certificates of the same Series; (iii) the respective dates on which distributions are to be made; (iv) information as to the assets, including the Mortgage Assets, constituting the related Trust Fund (all such assets, with respect to any Series, the "Trust Assets"); (v) the circumstances, if any, under which the related Trust Fund may be subject to early termination; (vi) additional information with respect to the method of distribution of such Offered Certificates; (vii) whether one or more REMIC elections will be made and, if so, the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the REMIC Administrator (as defined herein) responsible for the various tax-related duties in respect of each REMIC to be created; (viii) information concerning the Trustee (as defined herein) of the related Trust Fund; (ix) if the related Trust Fund includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (x) information as to the nature and extent of subordination of any Class of Certificates of such Series, including a Class of Offered Certificates; and (xi) whether such Offered Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to the Offered Certificates of each Series will contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

     No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

     The Master Servicer, the Trustee or another specified person will cause to be provided to registered holders of the Offered Certificates of each Series periodic unaudited reports concerning the related Trust Fund. If beneficial interests in a Class or Series of Offered Certificates are being held and transferred in book-entry format through the facilities of The Depository Trust Company ("DTC") as described herein, then unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to a nominee of DTC as the registered holder of the Offered Certificates. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Certificates--Reports to Certificateholders" and "--Book-Entry Registration and Definitive Certificates".

     The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Depositor intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to Section 12(h) of the Exchange Act exempting the Depositor from certain reporting requirements under the Exchange Act with respect to each Trust Fund or (ii) state that the staff will not recommend that the Commission take enforcement action if the Depositor fulfills its reporting obligations as described in its written request. If such request is granted, the Depositor will file or cause to be filed with the Commission as to each Trust Fund the periodic unaudited reports to holders of the Offered Certificates referenced in the preceding paragraph; however, because of the nature of the Trust Funds, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of Certificateholders expected for each Series, the Depositor anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Trust Fund.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Depositor should be directed in writing to the Depositor at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: N. Dante LaRocca, or by telephone at (212) 892-3000.

                                                 TABLE OF CONTENTS

                                                                                                                 Page
                                                                                                                 ----
SUMMARY OF PROSPECTUS.............................................................................................8
RISK FACTORS.....................................................................................................16
         Limited Liquidity of Offered Certificates...............................................................16
         Limited Assets..........................................................................................16
         Credit Support Limitations..............................................................................17
         Effect of Prepayments on Average Life of Certificates...................................................17
         Effect of Prepayments on Yield of Certificates..........................................................18
         Limited Nature of Ratings...............................................................................19
         Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans.......................19
         Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset Pool.......................26
         Certain Federal Tax Considerations Regarding REMIC Residual Certificates................................26
         Book-Entry Registration.................................................................................26
         Potential Conflicts of Interest.........................................................................27
         Termination.............................................................................................27
DESCRIPTION OF THE TRUST FUNDS...................................................................................27
         General.................................................................................................27
         Mortgage Loans..........................................................................................28
         MBS.....................................................................................................35
         Undelivered Mortgage Assets.............................................................................36
         Certificate Accounts....................................................................................36
         Credit Support..........................................................................................36
         Cash Flow Agreements....................................................................................36
YIELD AND MATURITY CONSIDERATIONS................................................................................37
         General.................................................................................................37
         Pass-Through Rate.......................................................................................37
         Payment Delays..........................................................................................37
         Certain Shortfalls in Collections of Interest...........................................................37
         Yield and Prepayment Considerations.....................................................................38
         Weighted Average Life and Maturity......................................................................39
         Other Factors Affecting Yield, Weighted Average Life and Maturity.......................................40
THE DEPOSITOR....................................................................................................41
DESCRIPTION OF THE CERTIFICATES..................................................................................42
         General.................................................................................................42
         Distributions...........................................................................................42
         Distributions of Interest on the Certificates...........................................................43
         Distributions of Principal of the Certificates..........................................................44
         Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of
         Equity Participations...................................................................................45
         Allocation of Losses and Shortfalls.....................................................................45
         Advances in Respect of Delinquencies....................................................................45
         Reports to Certificateholders...........................................................................46
         Voting Rights...........................................................................................46
         Termination.............................................................................................46
         Book-Entry Registration and Definitive Certificates.....................................................47

                                                                                                                 Page
                                                                                                                 ----
DESCRIPTION OF THE POOLING AGREEMENTS............................................................................48
         General.................................................................................................48
         Assignment of Mortgage Assets...........................................................................49
         Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies..........50
         Collection and Other Servicing Procedures with respect to Mortgage Loans................................51
         Sub-Servicers...........................................................................................53
         Collection of Payments on MBS...........................................................................53
         Certificate Account.....................................................................................53
         Modifications, Waivers and Amendments of Mortgage Loans.................................................56
         Realization Upon Defaulted Mortgage Loans...............................................................57
         Hazard Insurance Policies...............................................................................58
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................59
         Servicing Compensation and Payment of Expenses..........................................................59
         Evidence as to Compliance...............................................................................60
         Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator,
         the Manager and the Depositor...........................................................................60
         Events of Default.......................................................................................61
         Rights Upon Event of Default............................................................................62
         Amendment...............................................................................................63
         List of Certificateholders..............................................................................63
         The Trustee.............................................................................................64
         Duties of the Trustee...................................................................................64
         Certain Matters Regarding the Trustee...................................................................64
         Resignation and Removal of the Trustee..................................................................64
DESCRIPTION OF CREDIT SUPPORT....................................................................................65
         General.................................................................................................65
         Subordinate Certificates................................................................................65
         Insurance or Guarantees with Respect to Mortgage Loans..................................................66
         Letter of Credit........................................................................................66
         Certificate Insurance and Surety Bonds..................................................................66
         Reserve Funds...........................................................................................66
         Credit Support with Respect to MBS......................................................................67
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS..........................................................................67
         General.................................................................................................67
         Types of Mortgage Instruments...........................................................................67
         Leases and Rents........................................................................................68
         Personalty..............................................................................................68
         Foreclosure.............................................................................................68
         Bankruptcy Laws.........................................................................................71
         Environmental Considerations............................................................................72
         Due-on-Sale and Due-on-Encumbrance Provisions...........................................................74
         Junior Liens; Rights of Holders of Senior Liens.........................................................74
         Subordinate Financing...................................................................................74
         Default Interest and Limitations on Prepayments.........................................................75
         Applicability of Usury Laws.............................................................................75
         Certain Laws and Regulations............................................................................75
         Americans with Disabilities Act.........................................................................75
         Soldiers' and Sailors' Civil Relief Act of 1940.........................................................76
         Forfeitures in Drug and RICO Proceedings................................................................76

                                                                                                                 Page
                                                                                                                 ----
CERTAIN FEDERAL INCOME TAX CONSEQUENCES..........................................................................76
         General.................................................................................................76
         REMICs..................................................................................................77
         Grantor Trust Funds.....................................................................................92
STATE AND OTHER TAX CONSEQUENCES.................................................................................99
ERISA CONSIDERATIONS............................................................................................100
         General................................................................................................100
         Plan Asset Regulations.................................................................................100
         Prohibited Transaction Exemptions......................................................................101
         Insurance Company General Accounts.....................................................................101
         Consultation With Counsel..............................................................................102
         Tax Exempt Investors...................................................................................102
LEGAL INVESTMENT................................................................................................102
USE OF PROCEEDS.................................................................................................104
METHOD OF DISTRIBUTION..........................................................................................104
LEGAL MATTERS...................................................................................................105
FINANCIAL INFORMATION...........................................................................................105
RATING..........................................................................................................106
INDEX OF PRINCIPAL DEFINITIONS..................................................................................107

--------------------------------------------------------------------------------


                              SUMMARY OF PROSPECTUS

     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Certificates of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

Securities Offered...................   Mortgage pass-through certificates.

Depositor............................   DLJ Commercial Mortgage Corp., a
                                        Delaware corporation. See "The
                                        Depositor".

Trustee..............................   The trustee (the "Trustee") for each
                                        Series will be named in the related
                                        Prospectus Supplement. See "Description
                                        of the Pooling Agreements--The Trustee".

Master Servicer......................   If a Trust Fund includes Mortgage Loans,
                                        then the master servicer (the "Master
                                        Servicer") for the corresponding Series
                                        will be named in the related Prospectus
                                        Supplement. See "Description of the
                                        Pooling Agreements--Certain Matters
                                        Regarding the Master Servicer, the
                                        Special Servicer, the REMIC
                                        Administrator, the Manager and the
                                        Depositor".

Special Servicer.....................   If a Trust Fund includes Mortgage Loans,
                                        then the special servicer (the "Special
                                        Servicer") for the corresponding Series
                                        will be named, or the circumstances
                                        under which a Special Servicer may be
                                        appointed will be described, in the
                                        related Prospectus Supplement. See
                                        "Description of the Pooling Agreements--
                                        Collection and Other Servicing
                                        Procedures with respect to Mortgage
                                        Loans".

MBS Administrator....................   If a Trust Fund includes MBS, then the
                                        entity responsible for administering
                                        such MBS (the "MBS Administrator") will
                                        be named in the related Prospectus
                                        Supplement. If an entity other than the
                                        Trustee or the Master Servicer is the
                                        MBS Administrator, such entity will be
                                        referred to herein as the "Manager".

REMIC Administrator..................   The person (the "REMIC Administrator")
                                        responsible for the various tax-related
                                        administration duties for a Series as to which one or more REMIC elections have been made will be named in the related
                                        Prospectus Supplement. See "Certain
                                        Federal Income Tax
                                        Consequences--REMICs--Reporting and
                                        Other Administrative Matters".

The Mortgage Assets..................   The Mortgage Assets will be the primary
                                        assets of any Trust Fund. The Mortgage
                                        Assets with respect to each Series will, in general, consist of a pool of mortgage loans ("Mortgage Loans") secured by first or junior liens on, or security interests in, fee and/or leasehold estates in one or more of the following types of real property: (i) residential properties consisting of multiple rental or cooperatively- owned dwelling units in high-rise, mid-rise or garden apartment

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                                        buildings or other residential
                                        structures, and mobile home parks; (ii)
                                        commercial properties consisting of
                                        office buildings, retail shopping
                                        facilities (such as shopping centers,
                                        malls, automotive sales centers and
                                        individual stores, shops and businesses
                                        related to sales of products and goods), facilities related to providing entertainment, recreation or personal services (such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers), hotels and motels, casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, warehouses, warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, some Mortgage Loans may be delinquent or nonperforming as of the date the related Trust Fund is formed.

                                        As and to the extent described in the
                                        related Prospectus Supplement, a
                                        Mortgage Loan (i) may provide for no
                                        accrual of interest or for accrual of
                                        interest thereon at an interest rate (a
                                        "Mortgage Rate") that is fixed over its
                                        term or that adjusts from time to time,
                                        or that may be converted at the
                                        borrower's election from an adjustable
                                        to a fixed Mortgage Rate, or from a
                                        fixed to an adjustable Mortgage Rate,
                                        (ii) may provide for level payments to
                                        maturity or for payments that adjust
                                        from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan will have had an original term to maturity of not more than approximately 40 years. No Mortgage Loan will have been originated by the Depositor. See "Description of the Trust
                                        Funds--Mortgage Loans".

                                        If any Mortgage Loan, or group of
                                        related Mortgage Loans (by reason of
                                        cross-collateralization, common borrower or affiliation of borrowers), constitutes a material concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Trust
                                        Funds--Mortgage Loans--Mortgage Loan
                                        Information in Prospectus Supplements".

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                                        If and to the extent specified in the
                                        related Prospectus Supplement, the
                                        Mortgage Assets with respect to a Series may also include, or consist of, mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and/or other mortgage-backed securities (collectively, "MBS"), that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Trust Funds--MBS".

                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        aggregate outstanding principal balance
                                        of a Mortgage Asset Pool as of the date
                                        it is formed (the "Cut-off Date") will
                                        equal or exceed the aggregate
                                        outstanding principal balance of the
                                        related Series as of the date the
                                        Certificates of such Series are
                                        initially issued (the "Closing Date").
                                        In the event that the Mortgage Assets
                                        initially delivered do not have an
                                        aggregate outstanding principal balance
                                        as of the related Cut-off Date at least
                                        equal to the aggregate outstanding
                                        principal balance of the related Series
                                        as of the related Closing Date, the
                                        Depositor may deposit cash or Permitted
                                        Investments (as defined herein) on an
                                        interim basis with the Trustee for such
                                        Series on the related Closing Date in
                                        lieu of delivering Mortgage Assets (the
                                        "Undelivered Mortgage Assets") with an
                                        aggregate outstanding principal balance
                                        as of the related Cut-off Date equal to
                                        the shortfall amount. During the 90-day
                                        period following the related Closing
                                        Date, the Depositor will be entitled to
                                        obtain a release of such cash or
                                        Permitted Investments to the extent that the Depositor delivers a corresponding amount of the Undelivered Mortgage Assets. If and to the extent that all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

The Certificates.....................   Each Series will be issued in one or
                                        more Classes of Certificates pursuant to a pooling and servicing agreement or other agreement specified in the related
                                        Prospectus Supplement (in any case, a
                                        "Pooling Agreement") and will represent
                                        in the aggregate the entire beneficial
                                        ownership interest in the related Trust
                                        Fund.

                                        As described in the related Prospectus
                                        Supplement, the Certificates of each
                                        Series, including the Offered
                                        Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                        Certificates") to one or more other
                                        Classes of Certificates of the same
                                        Series in entitlement to certain
                                        distributions on the Certificates; (ii)
                                        are entitled to distributions of
                                        principal, with disproportionate,
                                        nominal or no

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                                        distributions of interest (collectively,
                                        "Stripped Principal Certificates");
                                        (iii) are entitled to distributions of
                                        interest, with disproportionate, nominal or no distributions of principal (collectively, "Stripped Interest
                                        Certificates"); (iv) provide for
                                        distributions of interest thereon or
                                        principal thereof that commence only
                                        after the occurrence of certain events,
                                        such as the retirement of one or more
                                        other Classes of Certificates of such
                                        Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                        If so specified in the related
                                        Prospectus Supplement, a Series may
                                        include one or more "Controlled
                                        Amortization Classes", which will
                                        entitle the holders thereof to receive
                                        principal distributions according to a
                                        specified principal payment schedule.
                                        Although prepayment risk cannot be
                                        eliminated entirely for any Class of
                                        Certificates, a Controlled Amortization
                                        Class will generally provide a
                                        relatively stable cash flow so long as
                                        the actual rate of prepayment on the
                                        Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more other Classes of Certificates of the same Series, any of which other Classes of Certificates may also be a Class of Offered Certificates. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates".

                                        Each Certificate, other than certain
                                        Stripped Interest Certificates and
                                        certain REMIC Residual Certificates (as
                                        defined herein), will have an initial
                                        stated principal amount (a "Certificate
                                        Principal Balance"); and each
                                        Certificate, other than certain Stripped
                                        Principal Certificates and certain REMIC
                                        Residual Certificates, will accrue
                                        interest on its Certificate Principal
                                        Balance or, in the case of certain
                                        Stripped Interest Certificates, on a
                                        notional amount (a "Certificate Notional
                                        Amount"), based on a fixed, variable or
                                        adjustable interest rate (a
                                        "Pass-Through Rate"). The related
                                        Prospectus Supplement will specify the
                                        aggregate Certificate Principal Balance, aggregate Certificate Notional Amount and/or Pass-Through Rate (or, in the case of a variable or adjustable Pass-Through Rate, the method for determining such rate), as applicable, for each Class of Offered Certificates.

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                                        If so specified in the related
                                        Prospectus Supplement, a Class of
                                        Offered Certificates may have two or
                                        more component parts, each having
                                        characteristics that are otherwise
                                        described herein as being attributable
                                        to separate and distinct Classes.

                                        The Certificates will not be guaranteed
                                        or insured by the Depositor or any of
                                        its affiliates, by any governmental
                                        agency or instrumentality or by any
                                        other person or entity, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets".

Distributions of Interest on
  the Certificates...................   Interest on each Class of Offered
                                        Certificates (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual
                                        Certificates) of each Series will accrue at the applicable Pass-Through Rate on the aggregate Certificate Principal
                                        Balance or, in the case of certain
                                        Classes of Stripped Interest
                                        Certificates, the aggregate Certificate
                                        Notional Amount thereof outstanding from time to time and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more
                                        Classes of Certificates (collectively,
                                        "Accrual Certificates") may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates, and interest accrued with respect to a Class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Principal
                                        Balance thereof or otherwise deferred as described in the related Prospectus
                                        Supplement. Distributions of interest
                                        with respect to one or more Classes of
                                        Certificates may be reduced to the
                                        extent of certain delinquencies, losses
                                        and other contingencies described herein and in the related Prospectus
                                        Supplement. See "Risk Factors--Effect of
                                        Prepayments on Average Life of
                                        Certificates" and "--Effect of
                                        Prepayments on Yield of Certificates",
                                        "Yield and Maturity
                                        Considerations--Certain Shortfalls in
                                        Collections of Interest" and
                                        "Description of the
                                        Certificates--Distributions of Interest
                                        on the Certificates".

Distributions of Principal of the
  Certificates.......................  Each Class of Certificates of each
                                        Series (other than certain Classes of
                                        Stripped Interest Certificates and
                                        certain Classes of REMIC Residual
                                        Certificates) will have an aggregate
                                        Certificate Principal Balance. The
                                        aggregate Certificate Principal Balance
                                        of a Class of Certificates outstanding
                                        from time to time will represent the
                                        maximum amount that the holders thereof
                                        are then entitled to receive in respect
                                        of principal from future cash flow on
                                        the assets in the related Trust Fund.
                                        Unless otherwise specified in the
                                        related Prospectus Supplement, the
                                        initial aggregate Certificate Principal
                                        Balance of all Classes of a Series will
                                        not be greater than the outstanding
                                        principal balance of the related
                                        Mortgage Assets as of the related
                                        Cut-off Date. As and to the extent
                                        described in each Prospectus Supplement, distributions of principal with respect to

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                                        the related Series will be made on each
                                        Distribution Date to the holders of the
                                        Class or Classes of Certificates of such Series then entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates:
                                        (i) may be made at a rate that is faster
                                        (and, in some cases, substantially
                                        faster) or slower (and, in some cases,
                                        substantially slower) than the rate at
                                        which payments or other collections of
                                        principal are received on the Mortgage
                                        Assets in the related Trust Fund; (ii)
                                        may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class. See "Description of the Certificates--Distributions of Principal of the Certificates".

Credit Support and Cash
   Flow Agreements...................   If so provided in the related Prospectus
                                        Supplement, partial or full protection
                                        against certain defaults and losses on
                                        the Mortgage Assets in the related Trust
                                        Fund may be provided to one or more
                                        Classes of Certificates of the related
                                        Series in the form of subordination of
                                        one or more other Classes of
                                        Certificates of such Series, which other
                                        Classes may include one or more Classes
                                        of Offered Certificates, or by one or
                                        more other types of credit support,
                                        which may include a letter of credit, a
                                        surety bond, an insurance policy, a
                                        guarantee, a reserve fund, or a
                                        combination thereof (any such coverage
                                        with respect to the Certificates of any
                                        Series, "Credit Support"). If so
                                        provided in the related Prospectus
                                        Supplement, a Trust Fund may include:
                                        (i) guaranteed investment contracts
                                        pursuant to which moneys held in the
                                        funds and accounts established for the
                                        related Series will be invested at a
                                        specified rate; or (ii) interest rate
                                        exchange agreements, interest rate cap
                                        or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the
                                        Mortgage Assets or on one or more
                                        Classes of Certificates (any such
                                        agreement, in the case of clause (i) or
                                        (ii), a "Cash Flow Agreement"). Certain
                                        relevant information regarding any
                                        Credit Support or Cash Flow Agreement
                                        applicable to the Offered Certificates
                                        of any Series will be set forth in the
                                        related Prospectus Supplement. See "Risk
                                        Factors--Credit Support Limitations",
                                        "Description of the Trust Funds--Credit
                                        Support" and "--Cash Flow Agreements"
                                        and "Description of Credit Support".

Advances.............................  If and to the extent provided in the related Prospectus Supplement, if a
                                        Trust Fund includes Mortgage Loans, the
                                        Master Servicer, the Special Servicer,
                                        the Trustee, any provider of Credit
                                        Support and/or any other specified
                                        person may be obligated to make, or

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                                        have the option of making, certain
                                        advances with respect to delinquent
                                        scheduled payments of principal and/or
                                        interest on such Mortgage Loans. Any
                                        such advances made with respect to a
                                        particular Mortgage Loan will be
                                        reimbursable from subsequent recoveries
                                        in respect of such Mortgage Loan and
                                        otherwise to the extent described herein and in the related Prospectus
                                        Supplement. See "Description of the
                                        Certificates--Advances in Respect of
                                        Delinquencies". If and to the extent
                                        provided in the Prospectus Supplement
                                        for the Offered Certificates of any
                                        Series, any entity making such advances
                                        may be entitled to receive interest
                                        thereon for a specified period during
                                        which certain or all of such advances
                                        are outstanding, payable from amounts in the related Trust Fund. See "Description of the Certificates--Advances in Respect of Delinquencies". If a Trust Fund includes MBS, any comparable advancing obligation of a party to the related Pooling Agreement, or of a party to the related MBS Agreement, will be described in the related Prospectus Supplement.

Optional Termination.................   If so specified in the related
                                        Prospectus Supplement, a Trust Fund may
                                        be subject to optional early termination through the repurchase of the Mortgage
                                        Assets included in such Trust Fund by
                                        the party or parties specified in such
                                        Prospectus Supplement, under the
                                        circumstances and in the manner set
                                        forth therein, thereby resulting in
                                        early retirement for the Certificates of the related Series. If so provided in the related Prospectus Supplement, upon the reduction of the aggregate
                                        Certificate Principal Balance of a
                                        specified Class or Classes of
                                        Certificates by a specified percentage
                                        or amount or upon a specified date, a
                                        party specified therein may be
                                        authorized or required to solicit bids
                                        for the purchase of all of the Mortgage
                                        Assets of the related Trust Fund, or of
                                        a sufficient portion of such Mortgage
                                        Assets to retire such Class or Classes,
                                        under the circumstances and in the
                                        manner set forth therein. See
                                        "Description of the
                                        Certificates--Termination".

Certain Federal Income Tax
   Consequences......................   The Certificates of each Series will
                                        constitute or evidence ownership of
                                        either (i) "regular interests" ("REMIC
                                        Regular Certificates") and "residual
                                        interests" ("REMIC Residual
                                        Certificates") in a Trust Fund, or a
                                        designated portion thereof, treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986
                                        (the "Code"), or (ii) interests
                                        ("Grantor Trust Certificates") in a
                                        Trust Fund treated as a grantor trust
                                        under applicable provisions of the Code.
                                        Investors are advised to consult their
                                        tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered
                                        Certificates and to review "Certain
                                        Federal Income Tax Consequences" herein
                                        and in the related Prospectus
                                        Supplement.

ERISA Considerations.................   Fiduciaries of employee benefit plans
                                        and certain other retirement plans and
                                        arrangements, including individual
                                        retirement accounts, annuities, Keogh
                                        plans, and collective investment funds
                                        and separate accounts in which such
                                        plans, accounts, annuities or

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                                      -14-

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                                        arrangements are invested, that are
                                        subject to the Employee Retirement
                                        Income Security Act of 1974, as amended
                                        ("ERISA"), or Section 4975 of the Code,
                                        should review with their legal advisors
                                        whether the purchase or holding of
                                        Offered Certificates could give rise to
                                        a transaction that is prohibited or is
                                        not otherwise permissible either under
                                        ERISA or Section 4975 of the Code. See
                                        "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment.....................   The Offered Certificates will constitute
                                        "mortgage related securities" for
                                        purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended ("SMMEA"), only if so specified
                                        in the related Prospectus Supplement.
                                        Investors whose investment authority is
                                        subject to legal restrictions should
                                        consult their legal advisors to
                                        determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal
                                        Investment" herein and in the related
                                        Prospectus Supplement.

Rating...............................  At their respective dates of issuance, each Class of Offered Certificates will
                                        be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus
                                        Supplement.

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                                  RISK FACTORS

     In considering an investment in the Offered Certificates of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Trust Fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any MBS included in such Trust Fund.

Limited Liquidity of Offered Certificates

     General. The Offered Certificates of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Certificates for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights, and the Offered Certificates of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination".

     Lack of a Secondary Market. There can be no assurance that a secondary market for the Offered Certificates of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Certificates remain outstanding. The Prospectus Supplement for the Offered Certificates of any Series may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Certificates; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Certificates will not be listed on any securities exchange.

     Limited Nature of Ongoing Information. The primary source of ongoing information regarding the Offered Certificates of any Series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Certificates, will be the periodic reports to Certificateholders to be delivered pursuant to the related Pooling Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders". There can be no assurance that any additional ongoing information regarding the Offered Certificates of any Series will be available through any other source. The limited nature of such information in respect of the Offered Certificates of any Series may adversely affect the liquidity thereof, even if a secondary market for such Certificates does develop.

     Sensitivity to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to Offered Certificates of any Series or with respect to any Class thereof, the market value of such Certificates will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Offered Certificates (in particular, a Class with a relatively long average life, a Companion Class (as defined herein) or a Class of Stripped Interest Certificates or Stripped Principal Certificates) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Certificate in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Offered Certificate in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Certificates by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis.

Limited Assets

     Unless otherwise specified in the related Prospectus Supplement, neither the Offered Certificates of any Series nor the Mortgage Assets in the related Trust Fund will be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and no Offered Certificate of any Series will represent a claim against or security interest in the Trust Fund for any other Series. Accordingly, if the related Trust Fund has insufficient assets to make payments on a Series of Offered Certificates, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Certificates will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a Trust Fund, including the Certificate Account (as defined herein) and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the Certificates of the related Series. If and to the extent so provided in the Prospectus Supplement relating to a Series consisting of one or more Classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more Classes of the Subordinate Certificates, and, thereafter, by the remaining Classes of Certificates, in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Credit Support Limitations

     Limitations Regarding Types of Losses Covered. The Prospectus Supplement for the Offered Certificates of any Series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more Classes of Offered Certificates.

     Disproportionate Benefits to Certain Classes and Series. A Series may include one or more Classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Senior Certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Certificates of a Series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid Classes of Offered Certificates of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the Mortgage Assets may fall primarily upon those Classes of Offered Certificates having a later right of payment. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

     Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more Classes of Offered Certificates, including the subordination of one or more other Classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Certificates based on an assumed level of defaults, delinquencies and losses on the underlying Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more Classes of Offered Certificates will be required to bear such additional losses.

Effect of Prepayments on Average Life of Certificates

     As a result of prepayments on the Mortgage Loans in any Trust Fund, the amount and timing of distributions of principal and/or interest on the Offered Certificates of the related Series may be highly unpredictable. Prepayments on the Mortgage Loans in any Trust Fund will result in a faster rate of principal payments on one or more Classes of Certificates of the related Series than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in a Trust Fund may affect the average life of one or more Classes of Certificates of the related Series, including a Class of Offered Certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans included in a Trust Fund, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the Mortgage Rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Trust Fund or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans in any Trust Fund, the retirement of any Class of Certificates of the related Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

     The extent to which prepayments on the Mortgage Loans in any Trust Fund ultimately affect the average life of any Class of Certificates of the related Series will depend on the terms and provisions of such Certificates. A Class of Certificates, including a Class of Offered Certificates, may provide that on any Distribution Date the holders of such Certificates are entitled to a pro rata share of the prepayments on the Mortgage Loans in the related Trust Fund that are distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Certificates that entitles the holders thereof to a disproportionately large share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Certificates that entitles the holders thereof to a disproportionately small share of the prepayments on the Mortgage Loans in the related Trust Fund increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various Classes of Certificateholders of any Series to receive payments (and, in particular, prepayments) of principal of the Mortgage Loans in the related Trust Fund may vary based on the occurrence of certain events (e.g., the retirement of one or more Classes of Certificates of such Series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

     A Series may include one or more Controlled Amortization Classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any Class of Certificates, a Controlled Amortization Class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the Mortgage Loans in the related Trust Fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such Certificates. Prepayment risk with respect to a given Mortgage Asset Pool does not disappear, however, and the stability afforded to a Controlled Amortization Class comes at the expense of one or more Companion Classes of the same Series, any of which Companion Classes may also be a Class of Offered Certificates. In general, and as more specifically described in the related Prospectus Supplement, a Companion Class may entitle the holders thereof to a disproportionately large share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the Mortgage Loans in the related Trust Fund when the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, a Companion Class absorbs some (but not all) of the Call Risk and/or Extension Risk that would otherwise belong to the related Controlled Amortization Class if all payments of principal of the Mortgage Loans in the related Trust Fund were allocated on a pro rata basis.

Effect of Prepayments on Yield of Certificates

     A Series may include one or more Classes of Offered Certificates offered at a premium or discount. Yields on such Classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Trust Fund and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain Classes of Stripped Interest Certificates, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the amount and timing of distributions thereon. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".

Limited Nature of Ratings

     Any rating assigned by a Rating Agency to a Class of Offered Certificates will reflect only its assessment of the likelihood that holders of such Offered Certificates will receive payments to which such Certificateholders are entitled under the related Pooling Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related Trust Fund. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Certificate at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Certificates.

     The amount, type and nature of Credit Support, if any, provided with respect to a Series will be determined on the basis of criteria established by each Rating Agency rating one or more Classes of the Certificates of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Certificates of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans

     General. The payment performance of the Offered Certificates of any Series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans in any Trust Fund. In addition, a description of certain material considerations associated with investments in mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

     The Offered Certificates will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Trust Funds--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a Master Servicer or a Special Servicer.

     Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals, nursing homes and other health care-related facilities, as well as casinos, may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and/or financing of such properties. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements. Properties used as gas stations, drycleaners and industrial facilities may be more likely to have environmental issues. If any specific type of Mortgaged Property secures or underlies 10% or more of the Mortgage Assets included in any Trust Fund (based on aggregate principal balance of the Mortgage Assets in such Trust Fund at the time it is formed), the related Prospectus Supplement will include as part of the "Risk Factors" section therein a discussion of the risks particular to such type of property.

     In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans in a particular Trust Fund will generally be greater than for pools of single-family loans because Mortgage Loans in a Trust Fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

     Risks Particular to Retail Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

     Retail properties may be adversely affected if an anchor or other significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor or other significant tenants will continue to occupy space at the related property.

     Risks Particular to Multifamily Rental Properties. Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged for rental units, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing or the characteristics of the neighborhood in which a multifamily rental property is located may change over time or in relation to newer developments. Further, the cost of operating a multifamily rental property may increase, including the cost of utilities and the costs of required capital expenditures. Also, multifamily rental properties may be subject to rent control laws which could impact the future cash flows of such properties.

     Certain multifamily rental properties are eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties"). However, rent limitations associated therewith may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

     Risks Particular to Cooperatively-Owned Apartment Buildings. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the cooperative corporation that owns the subject apartment building representing such tenant-shareholder's pro rata share of the corporation's payments in respect of the Mortgage Loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, such property, less any other income that the cooperative corporation may realize. Adverse economic conditions, either local regional or national, may adversely affect tenant-shareholders' ability to make required maintenance payments, either because such adverse economic conditions have impaired the individual financial conditions of such tenant-shareholders or their ability to sub-let the subject apartments. To the extent that a large number of tenant-shareholders in a cooperatively-owned apartment building rely on sub-letting their apartments to make maintenance payments, the lender on any mortgage loan secured by such building will be subject to all the risks that it would have in connection with lending on the security of a multifamily rental property. See "--Risks Particular to Multifamily Rental Properties" above. In addition, if in connection with any cooperative conversion of an apartment building, the sponsor holds the shares allocated to a large number of the apartment units, any lender secured by a mortgage on such building will be subject to a risk associated with such sponsor's creditworthiness.

     Risks Particular to Office Properties. In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus noncompetitive. In addition, office properties may be adversely affected by an economic decline in the businesses operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Risks Particular to Hotel and Motel Properties. Hotel and motel properties are subject to operating risks common to the lodging industry. These risks include, among other things, a high level of continuing capital expenditures to keep necessary furniture, fixtures and equipment updated, competition from other hotels and motels, increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expenses of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loans. Since limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of such hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because hotel and motel rooms are generally rented for short periods of time, hotel and motel properties tend to be more sensitive to adverse economic conditions and competition than many other commercial properties. Additionally, the revenues of certain hotels and motels, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     A hotel or motel property may present additional risks as compared to other commercial property types in that: (i) hotels and motels may be operated pursuant to franchise, management and operating agreements that may be terminable by the franchisor, the manager or the operator; (ii) the transferability of any operating, liquor and other licenses to the entity acquiring such hotel or motel (either through purchase or foreclosure) is subject to local law requirements; (iii) it may be difficult to terminate an ineffective operator of a hotel or motel property subsequent to a foreclosure of such property; and (iv) future occupancy rates may be adversely affected by, among other factors, any negative perception of a hotel or motel based upon its historical reputation.

     Hotel and motel properties may be operated pursuant to franchise agreements. The continuation of franchises is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hotel or motel property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotels. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate such hotel or motel property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel or motel covered by the franchise because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     Risks Particular to Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.

     Limited Recourse Nature of the Mortgage Loans. It is anticipated that some or all of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Foreclosure--Anti-Deficiency Legislation".

     Dependence on Management. In general, a Mortgaged Property will be managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In the case of certain Trust Funds, multiple Mortgaged Properties may be managed by the same property manager. A concentration of property management of Mortgaged Properties securing or underlying the Mortgage Assets in any Trust Fund will increase the risk that the poor performance of a single property manager will have widespread effect on the related Mortgage Asset Pool.

     Dependence on Tenants. In most cases, the Mortgaged Properties will be subject to leases, and the related borrowers will rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of such Mortgaged Properties, to fund capital improvements at such Mortgaged Properties and to service the related Mortgage Loans and any other outstanding debt or obligations they may have outstanding. Generally, there will be existing leases that expire during the term of the related Mortgage Loans. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Such borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any such borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the related Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

     In the case of Mortgaged Properties used for certain commercial purposes, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of a Mortgaged Property. Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

     Property Location and Condition. The location and construction quality of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. Although the Master Servicer or the Special Servicer, as applicable, generally will be required to inspect the related Mortgaged Properties (but not mortgaged properties securing mortgage loans underlying MBS) periodically, there can be no assurance that such inspections will detect damage or prevent a default.

     Competition. Other comparable multifamily/commercial properties located in the same areas will compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers, patients and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A mortgagor competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a mortgagor may renovate, refurbish or expand the related Mortgaged Property to maintain such Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

     Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related mortgagor's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on a Mortgaged Property or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the related mortgagor's funds from operations. See "--Risks of Liability Arising From Environmental Conditions" herein. In the case of properties used as casinos, gambling could become prohibited in the relevant jurisdiction.

     Litigation. There may be legal proceedings pending and, from time to time, threatened against certain mortgagors under the Mortgage Loans, managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary

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business of such mortgagors, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on distributions to Certificateholders of the related Trust Fund.

     Limitations on Enforceability of Assignments of Leases and Rents. In general, any Mortgage Loan that is secured by a Mortgaged Property subject to leases, will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

     Limitations on Enforceability of Cross-Collateralization. A Mortgage Asset Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

     There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking to realize against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

     The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale, and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

     Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans included in a Trust Fund may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Depositor nor any of its affiliates will be required to refinance any Mortgage Loan.

     If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

     Limitations on Enforceability of Due-on-Sale and Debt-Acceleration Clauses. Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the borrower sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or nonmonetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

     Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, then the related Pooling Agreement will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the Trust Fund, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Description of the Pooling Agreements--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans-- Environmental Considerations".

     Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in a Prospectus Supplement, the Master Servicer and Special Servicer for the related Trust Fund will be required to cause the borrower on each Mortgage Loan in such Trust Fund to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more Classes of Offered Certificates of the related Series. See "Description of the Pooling Agreements--Hazard Insurance Policies".

     Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans underlying certain Series may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Inclusion of Delinquent and Nonperforming Mortgage Loans in a Mortgage Asset
Pool

     If so provided in the related Prospectus Supplement, the Trust Fund for a particular Series may include Mortgage Loans that are past due or are nonperforming. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent or nonperforming Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Trust Fund may adversely affect the rate of defaults and prepayments in respect of the subject Mortgage Asset Pool and the yield on the Offered Certificates of such Series. See "Description of the Trust Funds--Mortgage Loans--General".

Certain Federal Tax Considerations Regarding REMIC Residual Certificates

     Holders of REMIC Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their possible receipt of cash payments, if any, from such REMIC, as described under "Certain Federal Income Tax Consequences-- REMICs". REMIC Residual Certificates may have "phantom income" associated with them. That is, taxable income may be reportable with respect to a REMIC Residual Certificate early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Certificate may significantly exceed the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Certificates may have a negative "value". The requirement that holders of REMIC Residual Certificates report their pro rata share of the taxable income and net loss of the related REMIC will continue until the Certificate Principal Balances of all Certificates of the related Series have been reduced to zero. All or a portion of such Certificateholder's share of the related REMIC's taxable income may be treated as "excess inclusion" income to such holder, which (i) generally will not be subject to offset by losses from other activities, (ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Moreover, because an amount of gross income equal to the fees and non-interest expenses of each REMIC will be allocated to the REMIC Residual Certificates, but such expenses will be deductible by holders of REMIC Residual Certificates who are individuals only as miscellaneous itemized deductions, REMIC Residual Certificates will generally not be appropriate investments for individuals, estates or trusts or for pass-through entities (including partnerships and S corporations) beneficially owned by, or having as partners or shareholders, one or more individuals, estates or trusts. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer, including, but not limited to prohibition on transfers to investors that are not U.S. persons.

Book-Entry Registration

     If so provided in the related Prospectus Supplement, one or more Classes of the Offered Certificates of any Series will be issued as Book-Entry Certificates. Each Class of Book-Entry Certificates will be initially represented by one or more Certificates registered in the name of a nominee for DTC. As a result, unless and until corresponding Definitive Certificates are issued, the Certificate Owners with respect to any Class of Book-Entry Certificates will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations ("DTC Participants"). In addition, the access of Certificate Owners to information regarding the Book-Entry Certificates in which they hold interests may be limited. Conveyance of notices and other communications by DTC to DTC Participants, and directly and indirectly through such DTC Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Furthermore, as described herein, Certificate Owners may suffer delays in the receipt of payments on the Book-Entry Certificates, and the ability of any Certificate Owner to pledge or otherwise take actions with respect to its interest in the Book-Entry Certificates may be limited due to the lack of physical certificate evidencing such interest. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates".

Potential Conflicts of Interest

     If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator and/or MBS Administrator, as applicable. If so specified in the related Prospectus Supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate thereof, may perform the functions of Master Servicer, Special Servicer, REMIC Administrator and/or MBS Administrator, as applicable. In addition, any party to a Pooling Agreement or any affiliate thereof may own Certificates. Investors in the Offered Certificates should consider that any resulting conflicts of interest could affect the performance of duties under the related Pooling Agreement. For example, if the Master Servicer or Special Servicer for any Trust Fund owns a significant portion of any Class of Certificates of the related Series, then, notwithstanding the applicable servicing standard imposed by the related Pooling Agreement, such fact could influence servicing decisions in respect of the Mortgage Loans in such Trust Fund. Also, if specified in the related Prospectus Supplement, the holders of a specified Class or Classes of Subordinate Certificates may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans. Investors in such specified Class or Classes of Subordinate Certificates may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Certificates of the same Series.

Termination

     If so provided in the related Prospectus Supplement, upon a specified date or upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to a specified amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the related Prospectus Supplement, upon the reduction of the aggregate principal balance of some or all of the Mortgage Assets to a specified amount, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related Mortgage Assets sold or purchased, together with interest thereon, and therefore, as a result of such a sale or purchase, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Certificates--Termination".


                         DESCRIPTION OF THE TRUST FUNDS

General

     The primary assets of each Trust Fund will consist of (i) various types of multifamily or commercial mortgage loans ("Mortgage Loans"), (ii) mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans or (iii) a combination of Mortgage Loans and MBS (collectively, "Mortgage Assets"). Each Trust Fund will be established by the Depositor. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS. The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular Trust Fund.

Mortgage Loans

     General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of multiple rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities (such as shopping centers, malls, automotive sales centers and individual stores, shops and businesses related to sales of products and goods), facilities related to providing entertainment, recreation and personal services (such as movie theaters, fitness centers, bowling alleys, salons, drycleaners and automotive service centers), hotels or motels, casinos, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Unless otherwise specified in the related Prospectus Supplement, each Mortgage will create a first priority mortgage lien on a fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related Prospectus Supplement, the term of any such leasehold will exceed the term of the Mortgage Note by at least ten years. Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor.

     If so provided in the related Prospectus Supplement, Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear
(i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.


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



     If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular Series may include Mortgage Loans that are delinquent or nonperforming as of the date such Certificates are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Mortgage Loans Secured by Retail Properties. Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming bankrupt or insolvent, as well as fundamental aspects of real estate such as location and market demographics.

     The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in tenant sales will likely cause a corresponding decline in percentage rents and may cause such tenants to become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties. The correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Whether a retail property is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The anchor tenants at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a retail property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

     Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

     Mortgage Loans Secured by Multifamily Rental Properties. Significant factors determining the value and successful operation of a multifamily rental property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

     Adverse economic conditions, either local, regional or national, may limit the amount of rent that can be charged, may adversely affect tenants' ability to pay rent and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings, company relocations and closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. Multifamily apartment units are typically leased on a short-term basis, and consequently, the occupancy rate of a multifamily rental property may be subject to rapid decline, including for some of the foregoing reasons. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

     Mortgage Loans Secured by Cooperatively-Owned Apartment Buildings. A cooperative apartment building and the land under the building are owned or leased by a non-profit cooperative corporation. The cooperative corporation is in turn owned by tenant-shareholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation representing such tenant-shareholder's pro rata share of the corporation's payments in respect of any mortgage loan secured by, and all real property taxes, maintenance expenses and other capital and ordinary expenses with respect to, the real property owned by such cooperative corporation, less any other income that the cooperative corporation may realize. Such payments to the cooperative corporation are in addition to any payments of principal and interest the tenant-shareholder must make on any loans of the tenant-shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building management and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by the real property owned by such corporation, as well as all other operating expenses of such property, is dependent primarily upon the receipt of maintenance payments from the tenant-shareholders, together with any rental income from units or commercial space that the cooperative corporation might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the real property owned by such cooperative corporation depends primarily on its ability to refinance the mortgage loan. Neither the Depositor nor any other person will have any obligation to provide refinancing for any of the Mortgage Loans.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after such period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. The sponsor usually also controls the corporation's board of directors and management for a limited period of time.

     Each purchaser of shares in the cooperative corporation generally enters into a long-term proprietary lease which provides the shareholder with the right to occupy a particular apartment unit. However, many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant from the owner of the shares allocated to such apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to such subtenancy, and the subtenant may be entitled to renew its lease for an indefinite number of times, with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The shareholder is responsible for the maintenance payments to the cooperative without regard to its receipt or non-receipt of rent from the subtenant, which may be lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant shareholders.

     Mortgage Loans Secured by Office Properties. Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the businesses operated by their tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features). Office properties that are not equipped to accommodate the needs of modern business may become functionally obsolete and thus non-competitive.

     The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

     Mortgage Loans Secured by Hotel and Motel Properties. Hotel and motel properties may involve different types of hotels and motels, including full service hotels, resort hotels with many amenities, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on such hotel's or motel's quality of service and economic performance. Additionally, the lodging industry, in certain locations, is seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel or motel property that is part of a national or regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchisor for the continued use the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser of such hotel or motel property (or the trustee, servicer or special servicer, as the case may be) would be entitled to the rights under any associated liquor license, and such party would be required to apply in its own right for such license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Mortgage Loans Secured by Industrial Properties. Significant factors that affect the value of industrial properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources. Because industrial properties frequently have a single tenant, any such property is heavily dependent on the success of such tenant's business.

     Aspects of building site, design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels. Further, industrial properties may be adversely affected by economic declines in the industry segment of their tenants.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Trust Fund may be nonrecourse loans.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related Prospectus Supplement, the "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of (i) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (ii) the annualized scheduled payments of principal and/or interest on the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related Prospectus Supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) noncash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on the related Mortgage Loan or on any other loans that are secured by such Mortgaged Property. The Net Operating Income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner-occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related Prospectus Supplement, the "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the "Value" of a Mortgaged Property will be its fair market value as determined by an appraisal of such property conducted by or on behalf of the Originator in connection with the origination of such loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the Value of a Mortgaged Property as of the date of initial issuance of the Certificates of the related Series may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     Although there may be multiple methods for determining the Value of a Mortgaged Property, Value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the Value of the Mortgaged Property will reflect such and a liquidation loss may occur.

     While the Depositor believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

     Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than approximately 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.

     Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Trust Fund, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest origination date and maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the Debt Service Coverage Ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and (x) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Depositor is unable to provide the specific information described above at the time Offered Certificates of a Series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

     If any Mortgage Loan, or group of related Mortgage Loans, constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

     If and to the extent available and relevant to an investment decision in the Offered Certificates of the related Series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

MBS

     MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"; and such certificates issued and/or insured or guaranteed thereby, "FHLMC Certificates"), the Federal National Mortgage Association ("FNMA"; and such certificates issued and/or insured or guaranteed thereby, "FNMA Certificates"), the Governmental National Mortgage Association ("GNMA"; and such certificates issued and/or insured or guaranteed thereby, "GNMA Certificates") or the Federal Agricultural Mortgage Corporation ("FAMC"; and such certificates issued and/or insured or guaranteed thereby, "FAMC Certificates"), provided that, unless otherwise specified in the related Prospectus Supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.

     Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each MBS included in a Mortgage Asset
Pool: (a) either will (i) have been acquired (other than from the Depositor or an affiliate thereof) in bona fide secondary market transactions or (ii) if so specified in the related Prospectus Supplement, be part of the Depositor's (or an affiliate's) unsold allotments from the Depositor's (or an affiliate's) previous offerings; and (b) unless it was issued by the Depositor or a trust established thereby, will either (i) have been previously registered under the Securities Act, (ii) be exempt from such registration requirements or (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the Classes of Certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The Prospectus Supplement for a Series that evidence interests in MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term(s) to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s), (iv) the payment characteristics of the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the MBS, (ix) the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow agreements that relate to the MBS.

     The Depositor will provide the same information regarding the MBS in any Trust Fund in its reports filed under the Exchange Act with respect to such Trust Fund as was provided by the related MBS Issuer in its own such reports if such

MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Undelivered Mortgage Assets

     Unless otherwise specified in the related Prospectus Supplement, the aggregate outstanding principal balance of a Mortgage Asset Pool as of the related Cut-off Date will equal or exceed the aggregate Certificate Principal Balance of the related Series as of the related Closing Date. In the event that Mortgage Assets initially delivered do not have an aggregate outstanding principal balance as of the related Cut-off Date at least equal to the aggregate Certificate Principal Balance of the related Series as of the related Closing Date, the Depositor may deposit cash or Permitted Investments on an interim basis with the Trustee for such Series on the related Closing Date in lieu of delivering Mortgage Assets with an aggregate outstanding principal balance as of the related Cut-off Date equal to the shortfall amount. During the 90-day period following the related Closing Date, the Depositor will be entitled to obtain a release of such cash or Permitted Investments to the extent that the Depositor delivers a corresponding amount of the Undelivered Mortgage Assets. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Certificates of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

Certificate Accounts

     Each Trust Fund will include a Certificate Account consisting of one or more accounts established and maintained on behalf of the Certificateholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Description of the Pooling Agreements--Certificate Account".

Credit Support

     If so provided in the Prospectus Supplement for the Offered Certificates of any Series, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more Classes of Certificates of such Series in the form of subordination of one or more other Classes of Certificates of such Series or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund or any combination thereof. The amount and types of such Credit Support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the Prospectus Supplement for the Offered Certificate of any Series. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Cash Flow Agreements

     If so provided in the Prospectus Supplement for the Offered Certificates of any Series, the related Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate. The Trust Fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more Classes of Certificates. The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor under the Cash Flow Agreement.

                        YIELD AND MATURITY CONSIDERATIONS

General

     The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate and the amount and timing of distributions on the Certificate. See "Risk Factors--Effect of Prepayments on Average Life of Certificates". The following discussion contemplates a Trust Fund that consists solely of Mortgage Loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Certificates as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the MBS. If a Trust Fund includes MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the Offered Certificates of the related Series.

Pass-Through Rate

     The Certificates of any Class within a Series may have a fixed, variable or adjustable Pass-Through Rate, which may or may not be based upon the interest rates borne by the Mortgage Loans in the related Trust Fund. The Prospectus Supplement with respect to the Offered Certificates of any Series will specify the Pass-Through Rate for each Class of such Offered Certificates or, in the case of a Class of Offered Certificates with a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Loan on the Pass-Through Rate of one or more Classes of such Offered Certificates; and whether the distributions of interest on any Class of such Offered Certificates will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

     With respect to any Series, a period of time will elapse between the date upon which payments on the Mortgage Loans in the related Trust Fund are due and the Distribution Date on which such payments are passed through to Certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were distributed to Certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

     When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on the Offered Certificates of any Series and distributable thereon on any Distribution Date will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Distribution Dates) and all scheduled payments on the Mortgage Loans in the related Trust Fund that are due during a given Due Period will, to the extent received the related Determination Date (as defined herein) or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be distributed to the holders of the Certificates of such Series on the next succeeding Distribution Date. Consequently, if a prepayment on any Mortgage Loan is distributable to Certificateholders on a particular Distribution Date, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Certificates of the related Series. If and to the extent that any such shortfall is allocated to a Class of Offered Certificates, the yield thereon will be adversely affected. The Prospectus Supplement for the Offered Certificates of each Series will describe the manner in which any such shortfalls will be allocated among the respective Classes of Certificates of such Series. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

     A Certificate's yield to maturity will be affected by the rate of principal payments on the Mortgage Loans in the related Trust Fund and the allocation thereof to reduce the Certificate Principal Balance (or the Certificate Notional Amount, if applicable) of such Certificate. The rate of principal payments on the Mortgage Loans in any Trust Fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, or purchases of Mortgage Loans out of the related Trust Fund). Because the rate of principal prepayments on the Mortgage Loans in any Trust Fund will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

     The extent to which the yield to maturity of a Class of Offered Certificates of any Series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans in the related Trust Fund are in turn distributed on such Certificates (or, in the case of a Class of Stripped Interest Certificates, result in the reduction of the aggregate Certificate Notional Amount thereof). An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Trust Fund could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Certificate at a discount (or premium), and principal payments are made in reduction of the Certificate Principal Balance or Certificate Notional Amount of such investor's Offered Certificate at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     In general, the aggregate Certificate Notional Amount of a Class of Stripped Interest Certificates will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal the aggregate Certificate Principal Balance of one or more of the other Classes of Certificates of the same Series. Accordingly, the yield on such Stripped Interest Certificates will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or distributions are made in reduction of the aggregate Certificate Principal Balance of such Class or Classes of Certificates, as the case may be.

     Consistent with the foregoing, if a Class of Certificates of any Series consists of Stripped Interest Certificates or Stripped Principal Certificates, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Trust Fund will negatively affect the yield to investors in Stripped Principal Certificates, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Certificates. If the Offered Certificates of a Series include any such Certificates, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     The extent of prepayments of principal of the Mortgage Loans in any Trust Fund may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

     The rate of principal payments on the Mortgage Loans in any Trust Fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Depositor makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Trust Fund, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

Weighted Average Life and Maturity

     The rate at which principal payments are received on the Mortgage Loans in any Trust Fund will affect the ultimate maturity and the weighted average life of one or more Classes of the Certificates of the related Series. Unless otherwise specified in the related Prospectus Supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.

     The weighted average life and maturity of a Class of Certificates of any Series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties and purchases of Mortgage Loans out of the related Trust Fund), is paid to such Class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Trust Fund will conform to any particular level of CPR or SPA.

     The Prospectus Supplement with respect to the Offered Certificates of any Series will contain tables, if applicable, setting forth the projected weighted average life of each Class of Offered Certificates of such Series with an aggregate Certificate Principal Balance, and the percentage of the initial aggregate Certificate Principal Balance of each such Class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Certificates.

Other Factors Affecting Yield, Weighted Average Life and Maturity

     Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Trust Fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay distributions of principal on a Class of Offered Certificates and thereby extend the weighted average life of such Certificates and, if such Certificates were purchased at a discount, reduce the yield thereon.

     Negative Amortization. The weighted average life of a Class of Certificates can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Trust Fund may result in negative amortization on the Offered Certificates of the related Series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Trust Fund is allocated among the respective Classes of Certificates of the related Series. The portion of any Mortgage Loan negative amortization allocated to a Class of Certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the aggregate Certificate Principal Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more Classes of Certificates of the related Series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the Classes of Certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

     Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those Classes of Certificates entitled to a portion of the principal payments on such Mortgage Loan.

     The extent to which the yield on any Offered Certificate will be affected by the inclusion in the related Trust Fund of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Certificate was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Certificate (or, in the case of a Stripped Interest Certificate, delay or accelerate the reduction of the Certificate Notional Amount thereof). See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Certificates of the related Series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Certificates of the related Series.

     Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Certificates of any Series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the Mortgage Loans in the related Trust Fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any Class of Certificates that is required to bear the effects thereof.

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates.

     The yield to maturity on a Class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Trust Fund.

     Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Trust Fund, one or more Classes of Certificates of any Series, including one or more Classes of Offered Certificates of such Series, may provide for distributions of principal thereof from (i) amounts attributable to interest accrued but not currently distributable on one or more Classes of Accrual Certificates, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the Certificates of any Series on any Distribution Date that represent (i) interest received or advanced on the Mortgage Assets in the related Trust Fund that is in excess of the interest currently accrued on the Certificates of such Series, or (ii) Prepayment Premiums, payments from Equity Participations or any other amounts received on the Mortgage Assets in the related Trust Fund that do not constitute interest thereon or principal thereof.

     The amortization of any Class of Certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such Certificates and, if such Certificates were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any Class of Certificates out of such sources is likely to have any material effect on the rate at which such Certificates are amortized and the consequent yield with respect thereto.


                                  THE DEPOSITOR

     The Depositor was incorporated in the State of Delaware on July 10, 1997 and is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette Inc., a Delaware corporation. The Depositor was organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to such trusts. The principal executive offices of the Depositor are located at 277 Park Avenue, New York, New York 10172. Its telephone number is (212) 892-3000. The Depositor does not have and is not expected to have any significant assets.


                         DESCRIPTION OF THE CERTIFICATES

General

     Each Series will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As described in the related Prospectus Supplement, the Certificates of each Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) provide for the accrual of interest on the aggregate Certificate Principal Balance or Certificate Notional Amount thereof at a fixed, variable or adjustable rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to Prepayment Premiums and Equity Participations.

     If so specified in the related Prospectus Supplement, a Class of Offered Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Offered Certificates may have an aggregate Certificate Principal Balance on which it accrues interest at a fixed, variable or adjustable rate. Such Class of Offered Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on an aggregate Certificate Notional Amount at a different fixed, variable or adjustable rate. In addition, a Class of Certificates may accrue interest on one portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at one fixed, variable or adjustable rate and on another portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at a different fixed, variable or adjustable rate.

     Each Class of Offered Certificates of a Series will be issued in minimum denominations corresponding to the Certificate Principal Balances or, in case of certain Classes of Stripped Interest Certificates or REMIC Residual Certificates, Certificate Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more Classes of Offered Certificates of any Series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates") through the facilities of DTC. The Offered Certificates of each Series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.

Distributions

     Distributions on the Certificates of each Series will be made on each Distribution Date from the Available Distribution Amount for such Series and such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the "Available Distribution Amount" for any Series and any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the Mortgage Assets and any other assets included in the related Trust Fund that are available for distribution to the holders of Certificates of such Series on such date. The particular components of the Available Distribution Amount for any Series and Distribution Date will be more specifically described in the related Prospectus Supplement. In general, the Distribution Date for a Series will be the 25th day of each month (or, if any such 25th day is not a business day, the next succeeding business day), commencing in the month immediately following the month in which such Series is issued.

     Except as otherwise specified in the related Prospectus Supplement, distributions on the Certificates of each Series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such Class in proportion to the respective Percentage Interests evidenced thereby unless otherwise specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any Class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") in any particular Class of Offered Certificates represented by any Certificate of such Class will be equal to the percentage obtained by dividing the initial Certificate Principal Balance or Certificate Notional Amount, as applicable, of such Certificate by the initial aggregate Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Class.

Distributions of Interest on the Certificates

     Each Class of Certificates of each Series (other than certain Classes of Stripped Principal Certificates and certain Classes of REMIC Residual Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Pass-Through Rate or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate, for each Class of Offered Certificates. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates of each Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any Class of Certificates (other than a Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than any Class of Stripped Principal Certificates or REMIC Residual Certificates that is not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such Class and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such Class on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such Class will be added to the aggregate Certificate Principal Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Certificates (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Pass-Through Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate Certificate Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest for each Distribution Date with respect to a Class of Stripped Interest Certificates will be similarly calculated except that it will accrue on an aggregate Certificate Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the Mortgage Assets in the related Trust Fund or (ii) equal to the aggregate Certificate Principal Balances of one or more other Classes of Certificates of the same Series. Reference to a Certificate

Notional Amount with respect to a Stripped Interest Certificate is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) one or more Classes of the Certificates of a Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Certificates of that Series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) a Class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the aggregate Certificate Principal Balance of such Class. See "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

Distributions of Principal of the Certificates

     Each Class of Certificates of each Series (other than certain Classes of Stripped Interest Certificates and certain Classes of REMIC Residual Certificates) will have an aggregate Certificate Principal Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such Class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The aggregate outstanding Certificate Principal Balance of a Class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets allocated thereto from time to time. In turn, the outstanding aggregate Certificate Principal Balance of a Class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Unless otherwise specified in the related Prospectus Supplement, the initial aggregate Certificate Principal Balance of all Classes of a Series will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date. The initial aggregate Certificate Principal Balance of each Class of Offered Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to a Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series entitled thereto until the Certificate Principal Balances of such Certificates have been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates (each such Class, a "Controlled Amortization Class") may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other Classes of Certificates (each such Class, a "Companion Class") may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same Series and the rate at which payments and other collections of principal on the Mortgage Assets in the related Trust Fund are received. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

     If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the Class of Certificates of the related Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Depositor or any of its affiliates or by any other specified person and/or may be excluded as Trust Assets.

Allocation of Losses and Shortfalls

     The amount of any losses or shortfalls in collections on the Mortgage Assets in any Trust Fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective Classes of Certificates of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Certificate Principal Balances of one or more such Classes of Certificates and/or (ii) establishing a priority of payments among such Classes of Certificates. See "Description of Credit Support".

Advances in Respect of Delinquencies

     If and to the extent provided in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Distribution Date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related Series for such Distribution Date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) with respect to which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a Series that includes one or more Classes of Subordinate Certificates, if so identified, collections on other Mortgage Assets in the related Trust Fund that would otherwise be distributable to the holders of one or more Classes of such Subordinate Certificates. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related Series of Certificateholders.

     If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Certificate Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future Distribution Date to the extent that funds in such Certificate Account on such Distribution Date are less than payments required to be made to the related Series of Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

     If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Loans in the related Trust Fund prior to any payment to the related Series of Certificateholders or as otherwise provided in the related Pooling Agreement and described in such Prospectus Supplement.

     The Prospectus Supplement for the Offered Certificates of any Series evidencing an interest in a Trust Fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

     On each Distribution Date, together with the distribution to the holders of each Class of the Offered Certificates of a Series, a Master Servicer, Manager or Trustee, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Distribution Date Statement") substantially in the form, or specifying the information, set forth in the related Prospectus Supplement. In general, the Distribution Date Statement for each Distribution Date will detail the distributions on the Certificates of the related Series on such Distribution Date and the performance of the Mortgage Assets in the related Trust Fund.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer, Manager or Trustee, as the case may be, for a Series will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Certificate of such Series a statement containing information regarding the principal, interest and other distributions on the applicable Class of Offered Certificates, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Certificates" below.

     If the Trust Fund for a Series includes MBS, the ability of the related Master Servicer, Manager or Trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the Offered Certificates of that Series in connection with distributions made to them.

Voting Rights

     The voting rights evidenced by each Series (as to such Series, the "Voting Rights") will be allocated among the respective Classes of Certificates of such Series in the manner described in the related Prospectus Supplement.

     Certificateholders will generally not have a right to vote, except with respect to certain amendments to the related Pooling Agreement and as otherwise specified in the related Prospectus Supplement. See "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Certificates of a particular Series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default on the part of the related Master Servicer, Special Servicer or REMIC Administrator. See "Description of the Pooling Agreements--Events of Default", "--Rights Upon Event of Default" and "--Resignation and Removal of the Trustee".

Termination

     The obligations created by the Pooling Agreement for each Series will terminate following (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Pooling

Agreement will be given to each Certificateholder of the related Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.

     If so specified in the related Prospectus Supplement, the Certificates of any Series may be subject to optional early retirement through the repurchase of the Mortgage Assets in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein.

     In addition, if so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes of Certificates, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the Mortgage Loans sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates.

Book-Entry Registration and Definitive Certificates

     If so provided in the Prospectus Supplement for the Offered Certificates of any Series, one or more Classes of such Offered Certificates will be offered in book-entry format through the facilities of DTC, and each such Class will be represented by one or more global Certificates registered in the name of DTC or its nominee. If so provided in the Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC Participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

     Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a "Certificate Owner") may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

     DTC has no knowledge of the actual Certificate Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts such Certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Distribution Date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Depositor or any Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

     Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Certificate Owners will not be recognized as Certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Depositor has been informed that DTC will take action permitted to be taken by a Certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Certificates.

     Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

     Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to such Certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a Class of Book-Entry Certificates, together with instructions for registration, the Trustee for the related Series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as "Certificateholders" under and within the meaning of the related Pooling Agreement.


                      DESCRIPTION OF THE POOLING AGREEMENTS

General

     The Certificates of each Series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include the Depositor, the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which Certificates of a Series are issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC

Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for the Offered Certificates of any Series will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Series and the description of such provisions in the related Prospectus Supplement. The Depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any Series without charge upon written request of a holder of a Certificate of such Series addressed to it at its principal executive offices specified herein under "The Depositor".

Assignment of Mortgage Assets

     General. At the time of initial issuance of any Series, the Depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates of such Series to or at the direction of the Depositor in exchange for the Mortgage Assets and the other assets to be included in the related Trust Fund. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Asset included in the related Trust Fund, which information will typically include: (i) in the case of a Mortgage Loan, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of an MBS, the outstanding principal balance and the pass-through rate or coupon rate.

     Delivery of Mortgage Loans. In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Depositor or a prior holder of such Mortgage Note certifying that the original thereof has been lost or destroyed. In addition, if the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Depositor cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Depositor will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment with evidence of recording thereon. Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such Mortgage Loan.

     The Trustee (or a custodian appointed by the Trustee) for a Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such Series.

     The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.

     Delivery of MBS. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that such steps will be taken as will be necessary to cause the Trustee to become the registered owner of each MBS which is included in a Trust Fund and to provide for all distributions on each such MBS to be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any.

Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies

     Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, the Depositor will, with respect to each Mortgage Asset in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the Warranting Party's title to the Mortgage Loan and the authority of the Warranting Party to sell the Mortgage Loan; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan and the delivery of all documents required to be delivered with respect to the Mortgage Loan as contemplated under "--Assignment of Mortgage Assets--Delivery of Mortgage Loans" above. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be the Depositor, an affiliate of the Mortgage Asset Seller or the Depositor, the Master Servicer, the Special Servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related Prospectus Supplement.

     Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Certificateholders of the related Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price not less than the unpaid principal balance of such Mortgage Asset as of the date of purchase, together with interest thereon at the related Mortgage Rate (or, in the case of an MBS, at the related pass-through rate or coupon rate) to a date on or about the date of purchase (in any event, the "Purchase Price"). If so provided in the Prospectus Supplement for the Offered Certificates of any Series, in lieu of repurchasing a Mortgage Asset as to which a breach has occurred, a Warranting Party will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Asset" herein, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the

Certificates of any Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and no other person or entity will be obligated to purchase or replace a Mortgage Asset if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Series is initially issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets in any Trust Fund were made will be specified in the related Prospectus Supplement.

Collection and Other Servicing Procedures with respect to Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Asset Pool, directly or through Sub-Servicers, will each be obligated under the related Pooling Agreement to service and administer the Mortgage Loans in such Mortgage Asset Pool for the benefit of the related Certificateholders, in accordance with applicable law and further in accordance with the terms of such Pooling Agreement, such Mortgage Loans and any instrument of Credit Support included in the related Trust Fund. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related Pooling Agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related Trust Fund. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

     The Master Servicer and the Special Servicer for any Trust Fund, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Trust Fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of such Trust Fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, a Pooling Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the Trustee and/or Certificateholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

     A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders of the related Series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws".

     Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

     In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take, on behalf of the related Trust Fund, whatever actions are necessary to protect the interests of the related Certificateholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions (as defined herein). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Certificateholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

Sub-Servicers

     A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related Pooling Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as applicable, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related Pooling Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

     Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses".

Collection of Payments on MBS

     Unless otherwise specified in the related Prospectus Supplement, the MBS, if any, included in the Trust Fund for any Series will be registered in the name of the Trustee. All distributions thereon will be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Unless otherwise specified in the related Prospectus Supplement, the related Pooling Agreement will provide that, if the Trustee or such other MBS Administrator, as applicable, has not received a distribution with respect to any MBS by a specified day after the date on which such distribution was due and payable pursuant to the terms of such MBS, the Trustee or such other MBS Administrator, as applicable, is to request the issuer or guarantor, if any, of such MBS to make such payment as promptly as possible and legally permitted and is to take such legal action against such issuer or guarantor as the Trustee or such other MBS Administrator, as applicable, deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee or such other MBS Administrator, as applicable, in connection with the prosecution of any such legal action will be reimbursable thereto (with interest) out of the proceeds of any such action and will be retained by the Trustee or such other MBS Administrator, as applicable, prior to the deposit of any remaining proceeds in the Certificate Account pending distribution thereof to Certificateholders of the affected Series. In the event that the Trustee or such other MBS Administrator, as applicable, has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it (with interest) for its projected legal fees and expenses, the Trustee or such other MBS Administrator, as applicable, will notify the Certificateholders of the affected Series that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Certificateholders.

Certificate Account

     General. The related Trustee and any related Master Servicer, Special Servicer and/or Manager, as applicable, will establish and maintain, or cause to be established and maintained, in respect of each Trust Fund, one or more accounts (collectively, the "Certificate Account"), which will be established so as to comply with the standards of each Rating Agency that has rated any one or more Classes of Certificates of the related Series. A Certificate Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more Classes of Certificates of the related Series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Certificate Account will be paid to the related Trustee, Master Servicer, Special Servicer and/or Manager, as applicable, as additional compensation. A Certificate Account may be maintained with the related Trustee, Master Servicer, Special Servicer, Manager or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage assets owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, the following payments and collections in respect of the Trust Assets included in any Trust Fund, that are received or made by the Trustee, the Master Servicer, the Special Servicer, the MBS Administrator or the Manager, as applicable, subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date), are to be deposited in the Certificate Account for such Trust Fund within a certain period following receipt (in the case of collections on or in respect of the Trust Assets) or otherwise as provided in the related Pooling Agreement:

          (i) if such Trust Fund includes Mortgage Loans, all payments on account of principal, including principal prepayments, on such Mortgage Loans;

          (ii) if such Trust Fund includes Mortgage Loans, all payments on account of interest on such Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

          (iii) if such Trust Fund includes Mortgage Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the Trust Fund through foreclosure or otherwise;

          (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related Series;

          (v) if such Trust Fund includes Mortgage Loans, any advances made with respect to delinquent scheduled payments of principal and interest on such Mortgage Loans;

          (vi) any amounts paid under any Cash Flow Agreement for the related Series;

          (vii) if such Trust Fund includes Mortgage Loans, all proceeds of the purchase of any Mortgage Loan, or property acquired in respect thereof, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any Mortgage Loan purchased as described under "Description of the Certificates--Termination";

          (viii) if such Trust Fund includes Mortgage Loans, and to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

          (ix) if such Trust Fund includes Mortgage Loans, all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

          (x) any amount required to be deposited by the Master Servicer, the Special Servicer, the Manager or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer, the Manager or the Trustee, as the case may be, of funds held in the Certificate Account;

          (xi) if such Trust Fund includes MBS, all payments on such MBS;

          (xii) if such Trust Fund includes MBS, all proceeds of the purchase of any MBS by the Depositor or any other specified person as described under "--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and all proceeds of any MBS purchased as described under "Description of the Certificates--Termination";

          (xiii) any other amounts received on or in respect of the Mortgage Assets required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related Prospectus Supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related Prospectus Supplement, a Trustee, Master Servicer, Special Servicer or Manager, as applicable, in respect of any Trust Fund may make withdrawals from the Certificate Account for such Trust Fund for any of the following purposes:

          (i) to make distributions to the Certificateholders on each Distribution Date;

          (ii) if such Trust Fund includes Mortgage Loans, then as and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer or Special Servicer any servicing fees and other compensation to which it is entitled in respect of such Mortgage Loans and that was not previously retained thereby;

          (iii) if such Trust Fund includes Mortgage Loans, to reimburse the related Master Servicer, the related Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to such Mortgage Loans and any properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net operating income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Assets in the same Trust Fund or, if and to the extent so provided by the related Pooling Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Certificates of the related Series;

          (iv) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer or any other specified person interest accrued on the advances and servicing expenses, if any, described in clause (iii) above made or incurred by it while such advances and servicing expenses remain outstanding and unreimbursed;

          (v) if such Trust Fund includes Mortgage Loans, to pay any servicing expenses not otherwise required to be advanced by the related Master Servicer, the related Special Servicer or any other specified person, including, if applicable, costs and expenses incurred by the Trust Fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";

          (vi) to reimburse the Depositor, the related Trustee, any related Master Servicer, Special Servicer, REMIC Administrator or Manager and/or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor" and "--Certain Matters Regarding the Trustee";

          (vii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the fees of the related Trustee and of any related REMIC Administrator, Manager, provider of Credit Support and obligor on a Cash Flow Agreement;

          (viii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to reimburse prior draws on any form of Credit Support in respect of the related Series;

          (ix) to pay the related Master Servicer, the related Special Servicer, the related Manager and/or the related Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

          (x) if one or more elections have been made to treat such Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax
     Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";

          (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of Certificateholders or otherwise in connection with the servicing or administration of the related Trust Assets;

          (xii) to make any other withdrawals permitted by the related Pooling Agreement and described in the related Prospectus Supplement; and

          (xiii) to clear and terminate the Certificate Account upon the termination of the Trust Fund.

Modifications, Waivers and Amendments of Mortgage Loans

     Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable servicing standard to be described in the related Prospectus Supplement; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, and (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is reasonably foreseeable, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and (iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

     If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related Series of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund) and either:

          (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

     A Pooling Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain Classes of Certificates of the related Series a right of first refusal to purchase from the Trust Fund, at a predetermined price (which, if less than the Purchase Price specified herein, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.

     Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third taxable year following the taxable year in which the Trust Fund acquires such Mortgaged Property, unless (i) the IRS grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund thereafter will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times. If the Trust Fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related Pooling Agreement. The Special Servicer may be authorized to allow the Trust Fund to incur a federal income or other tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

     If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the Trust Fund will realize a loss in the amount of such shortfall. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise distributable on the Certificates may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

     If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

     Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Pooling Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Certificate Account. The Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Trust Fund. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale and Due-on-Encumbrance Provisions".

Servicing Compensation and Payment of Expenses

     Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a Series may consist of any or all of the following components: (i) a specified portion of the interest payments on each Mortgage Loan in the related Trust Fund, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

     In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related Trust Fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Certificateholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be borne by the Trust Fund.


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Evidence as to Compliance

     Unless otherwise specified in the related Prospectus Supplement, if a Trust Fund includes Mortgage Loans, the related Master Servicer and Special Servicer will each be required, at its expense, to cause a firm of independent public accountants to furnish to the Trustee, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, a statement generally to the effect that such firm has examined such documents and records as it has deemed necessary and appropriate relating to the Master Servicer's or Special Servicer's as the case may be, servicing of the Mortgage Loans under the Pooling Agreement or servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year (or during the period from the date of commencement of the Master Servicer's or Special Servicer's, as the case may be, duties under the Pooling Agreement until the end of such preceding calendar year in the case of the first such statement) and that the assertion of the management of the Master Servicer or Special Servicer, as the case may be, that it maintained an effective internal control system over servicing of the Mortgage Loans or similar mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountants' reports intended for general distribution. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those sub-servicers. The Prospectus Supplement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

     If a Trust Fund includes Mortgage Loans, the related Pooling Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the Pooling Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Certificateholders upon written request to the Trustee.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Depositor

     Unless otherwise specified in the Prospectus Supplement for a Series, the related Pooling Agreement will permit any related Master Servicer, Special Servicer, REMIC Administrator or Manager to resign from its obligations in such capacity thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any Class of Certificates of such Series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer, REMIC Administrator or Manager, as the case may be, under the related Pooling Agreement. Each Master Servicer, Special Servicer and, if it receives distributions on MBS, Manager for a Trust Fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that none of the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator or Manager, or any director, officer, employee or agent of any of them will be under any liability to the related Trust Fund or Certificateholders for any action taken, or not taken, in good faith pursuant to such Pooling Agreement or for errors in judgment; provided, however, that no such person or entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each Pooling Agreement will further provide that the Depositor, any related Master Servicer, Special Servicer, REMIC Administrator and Manager, and any director, officer, employee or agent of any of them will be entitled to indemnification by the related Trust Fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that neither the Depositor nor any related Master Servicer, Special Servicer, REMIC Administrator or Manager will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, any such party may be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related Series of Certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related Series of Certificateholders, and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Manager, as the case may be, will be entitled to charge the related Certificate Account therefor.

     Any person into which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor is a party, or any person succeeding to the business of a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Depositor, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager or the Depositor, as the case may be, under the related Pooling Agreement.

     Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Events of Default

     Unless otherwise provided in the Prospectus Supplement for the Offered Certificates of any Series, "Events of Default" under the related Pooling Agreement will include, without limitation, (i) any failure by a Master Servicer or a Manager to distribute or cause to be distributed to the Certificateholders of such Series, or to remit to the related Trustee for distribution to such Certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer or the Manager, as the case may be, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (ii) any failure by a Special Servicer to remit to the related Master Servicer or Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related Pooling Agreement, or to the Special Servicer, with a copy to each other party to the related Pooling Agreement, by the Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights of such Series; (iii) any failure by a Master Servicer, a Special Servicer or a Manager duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer, the Special Servicer or the Manager, as the case may be, by any other party to the related Pooling Agreement, or to the Master Servicer, the Special Servicer or the Manager, as the case may be, with a copy to each other

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



party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; (iv) any failure by a REMIC Administrator duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related Pooling Agreement, or to the REMIC Administrator, with a copy to each other party to the related Pooling Agreement, by Certificateholders entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator, and certain actions by or on behalf of any such party indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement.

Rights Upon Event of Default

     If an Event of Default occurs with respect to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator (other than the Trustee) under a Pooling Agreement, then, in each and every such case, so long as the Event of Default remains unremedied, and unless otherwise specified in the related Prospectus Supplement, the Depositor or the Trustee will be authorized, and at the direction of Certificateholders of the related Series entitled to not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer, MBS Administrator or REMIC Administrator, as applicable, under the Pooling Agreement, whereupon the Trustee (except under the circumstances contemplated in the next paragraph) will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer, Manager or REMIC Administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Certificateholders of the related Series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other appropriate entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer, Manager or REMIC Administrator, as the case may be, under the Pooling Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

     Notwithstanding the foregoing, if the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "--Resignation and Removal of the Trustee" below.

     No Certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of the related Series entitled to not less than 25% of the Voting Rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Pooling Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement: (i) to cure any ambiguity; (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof;
(iv) if a REMIC election has been made with respect to any portion of the related Trust Fund, to relax or eliminate any requirement thereunder imposed by the provisions of the Code relating to REMICs if such provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) to relax or eliminate any requirement thereunder imposed by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (vi) if a REMIC election has been made with respect to any portion of the related Trust Fund, and if such amendment, as evidenced by an opinion of counsel delivered to the related Trustee and REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC created under such Pooling Agreement at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under such Pooling Agreement; (vii) if a REMIC election has been made with respect to any portion of the related Trust Fund, to modify, add to or eliminate certain transfer restrictions relating to REMIC Residual Certificates; or (viii) for any other purpose; provided that such amendment of a Pooling Agreement (other than any amendment for any of the specific purposes described in clauses (vi) and (vii) above) may not, as evidenced by an opinion of counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates of the related Series; and provided further that any amendment covered solely by clause (viii) above may not adversely affect the then current rating assigned to any Class of Certificates of the related Series by any Rating Agency, as evidenced by written confirmation to such effect from each applicable Rating Agency obtained by or delivered to the Trustee.

     Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the parties thereto, with the consent of the holders of Certificates of the respective Classes affected thereby evidencing, in the aggregate, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to such Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment of a Pooling Agreement may
(i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Assets which are required to be distributed on a Certificate of the related Series without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates of the related Series in a manner other than as described in the immediately preceding clause (i) without the consent of the holders of all Certificates of such Class or (iii) modify the provisions of such Pooling Agreement relating to amendments thereof without the consent of the holders of all Certificates of the related Series then outstanding.

     Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to any party to such Pooling Agreement or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

     Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same Series with respect to their rights under the related Pooling Agreement, the Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that Series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for the Certificates of such Series, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

The Trustee

     The Trustee under each Pooling Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer, Special Servicer or REMIC Administrator and its affiliates.

Duties of the Trustee

     The Trustee for each Series will make no representation as to the validity or sufficiency of the related Pooling Agreement, the Certificates of such Series or any underlying Mortgage Asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Pooling Agreement of any funds paid to such party in respect of the Certificates or the Mortgage Assets. If no Event of Default has occurred and is continuing, the Trustee for each Series will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a Trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.

Certain Matters Regarding the Trustee

     As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be the expense of the related Master Servicer or other specified person or may be required to be borne by the related Trust Fund.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to indemnification, from amounts held in the Certificate Account for such Series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

     Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

     The Trustee for any Series may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee for any Series if such Trustee ceases to be eligible to continue as such under the related Pooling Agreement or if such Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Unless otherwise specified in the related Prospectus Supplement, a Trustee may also be removed at any time by the holders of Certificates of the applicable Series evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series; provided that if such removal was without cause, the Certificateholders effecting such removal may be responsible for any costs and expenses incurred by the terminated Trustee in connection with its removal. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator for any Series, then any resignation or removal of such entity as Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor Trustee will also serve as the successor REMIC Administrator as well.


                          DESCRIPTION OF CREDIT SUPPORT

General

     Credit Support may be provided with respect to one or more Classes of the Certificates of any Series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more other Classes of Certificates, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one Series.

     The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Certificates of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Certificates of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Certificates of one (or more) other such Series.

     If Credit Support is provided with respect to one or more Classes of Certificates of a Series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

Subordinate Certificates

     If so specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions from the Certificate Account on any Distribution Date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a Class of Certificates may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a Class or Classes of Subordinate Certificates in a Series and the circumstances under which such subordination will be available.

     If the Mortgage Assets in any Trust Fund are divided into separate groups, each supporting a separate Class or Classes of Certificates of the related Series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Insurance or Guarantees with Respect to Mortgage Loans

     If so provided in the related Prospectus Supplement, Mortgage Loans included in any Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

     If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Principal Balance of one or more Classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for any Series will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the related Trust Fund.

Certificate Insurance and Surety Bonds

     If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Certificates of the related Series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

     If so provided in the Prospectus Supplement for a Series, deficiencies in amounts otherwise payable on such Certificates or certain Classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a Series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

     Amounts on deposit in any reserve fund for a Series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Distribution Date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

     If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a Series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.



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Credit Support with Respect to MBS

     If so provided in the Prospectus Supplement for a Series, any MBS included in the related Trust Fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular state, relevant state laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an MBS.

General

     Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

     There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.



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Leases and Rents

     Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Trust Fund even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

Personalty

     In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Trust Fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests

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are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

     Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make

                                      -69-

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such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be

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terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

     Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however,

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may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved by the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

Environmental Considerations

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the

                                      -72-

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borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials ("ACMs"). Such laws, as well as common law standards, may impose liability for releases of or exposure to ACMs and may provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

     Recent federal legislation will in the future require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to so notify. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries and for the costs of removal or encapsulation of the lead-based paint. Testing for lead-based paint or lead in the water was conducted with respect to certain of the Mortgaged Properties, generally based on the age and/or condition thereof.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the Trust Fund and occasion a loss to the Certificateholders.

     To reduce the likelihood of such a loss, unless otherwise specified in the related Prospectus Supplement, the Pooling Agreement will provide that neither the Master Servicer nor the Special Servicer, acting on behalf of the Trustee, may acquire title to a Mortgaged Property or take over its operation unless the Special Servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that certain conditions relating to environmental matters, as described under "Description of the Pooling Agreements-Realization Upon Defaulted Mortgage Loans", have been satisfied.


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     If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

     Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

     Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

     If so provided in the related Prospectus Supplement, the Mortgage Assets for a Series may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more Classes of the Certificates of the related Series bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

Subordinate Financing

     The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse

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to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     No Mortgage Loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such Mortgage Loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that such choice of law provision would be given effect.

Certain Laws and Regulations

     The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Americans with Disabilities Act

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily

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achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

     The following general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates of any Series, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor with respect to that Series on the material matters associated with such consequences, subject to any qualifications set forth herein. Unless otherwise specified in the related Prospectus Supplement, counsel to the Depositor for each Series will be Sidley & Austin. This discussion is directed to Certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular

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



investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the treatment of any item on their tax returns, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, potential investors are advised to consult their tax advisors concerning the state, local or other tax consequences to them of the purchase, ownership and disposition of Offered Certificates. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types: (i) certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, and (ii) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made. The Prospectus Supplement for each Series will indicate whether a REMIC election (or elections) will be made for the related Trust Fund and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate.

     The following discussion is limited in applicability to Offered Certificates. Moreover, this discussion applies only to the extent that Mortgage Assets held by a Trust Fund consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including REMIC certificates and mortgage pass-through certificates, are to be held by a Trust Fund, the tax consequences associated with the inclusion of such assets will be disclosed in the related Prospectus Supplement. In addition, if Cash Flow Agreements other than guaranteed investment contracts are included in a Trust Fund, the anticipated material tax consequences associated with such Cash Flow Agreements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Agreements".

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

REMICs

     Classification of REMICs. With respect to each Series of REMIC Certificates, counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling Agreement and certain other documents (and subject to certain assumptions set forth therein), the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of REMIC Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--REMICs", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Trust Fund (or applicable portion thereof) as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish

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



information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be inadvertently terminated.

     Characterization of Investments in REMIC Certificates. In general, unless otherwise provided in the related Prospectus Supplement, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. However, to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and will be "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or FASIT. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of Section 856(c)(4)(A) of the Code.

     Tiered REMIC Structures. For certain Series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such Series of REMIC Certificates, in the opinion of counsel to the Depositor, assuming compliance with all provisions of the related Pooling Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.


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     Solely for purposes of determining whether the REMIC Certificates will be
"real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under the cash method of accounting will be required to report income with respect to REMIC Regular Certificates under the accrual method.

     Original Issue Discount. Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Certificates is sold for cash on or prior to the related Closing Date, the issue price for such Class will be the fair market value of such Class on such Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the IRS.

     Certain Classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly

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intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying
(i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period", that is, unless otherwise stated in the related Prospectus Supplement, each period that begins on a date that corresponds to a Distribution Date (or in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Distribution Date, a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Certificate and

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(iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates which can have negative yields under certain circumstances that are not default related. See "Risk Factors -- Effect of Prepayments on Yield of Certificates" herein.

     Market Discount. A Certificateholder that purchases a REMIC Regular Certificate at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing some of all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

     The OID Regulations also permit a Certificateholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

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     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Certificates acquired on or after the date 60 days after the date final regulations are published in the Federal Register. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require

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use of a Prepayment Assumption in accruing market discount with respect to REMIC
Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.

     Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its Certificate Principal Balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

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



     Any payments received by a holder of a REMIC Residual Certificate from the seller of such Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Certain Federal Tax Considerations Regarding REMIC Residual Certificates".

     Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a Class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more Classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC

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Regular Certificates. It is anticipated that each REMIC will elect under Section
171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other Class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a Class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such Class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the

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calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

     Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

     For REMIC Residual Certificateholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Certificates" below.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust

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



taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

     Mark-to-Market Rules. The IRS recently released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Certificate should consult their tax advisors regarding the Mark-to-Market Regulations.

     Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.


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     With respect to REMIC Residual Certificates or REMIC Regular Certificates
the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Certificates.

     Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such Section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more

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positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to incur a tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Certificateholders.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related Pooling Agreement. Any such tax not borne by a REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee would be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount

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(determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Pooling Agreement, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

     Termination. A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the REMIC Administrator, which generally will hold at least a nominal amount of REMIC Residual Certificates, will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects.

     As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States Person and providing the name and address of such Certificateholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized

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



in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and (ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are nonresident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons will be prohibited under the related Pooling Agreement.

Grantor Trust Funds

     Classification of Grantor Trust Funds. With respect to each Series of Grantor Trust Certificates, counsel to the Depositor will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. The following general discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of Grantor Trust Certificates, to the extent it relates to matters of law or legal conclusions with respect thereto, represents the opinion of counsel to the Depositor for the applicable Series as specified in the related Prospectus Supplement, subject to any qualifications set forth herein. In addition, counsel to the Depositor have prepared or reviewed the statements in this Prospectus under the heading "Certain Federal Income Tax Consequences--Grantor Trust Funds", and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any Grantor Trust Fund as a grantor trust for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in Grantor Trust Certificates.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real

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property" within the meaning of Section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes); (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; (iii) "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and (iv) "real estate assets" within the meaning of
Section 856(c)(4)(A) of the Code. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code and, in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates is issued as part of the same Series or (ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee

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retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments. Legislation enacted on August 5, 1997 extends the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Under Treasury Regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. Under legislation enacted on August 5, 1997, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments, effective for taxable years beginning after enactment. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments or will be applied on an investment-by-investment basis. Similarly, as to investments in Grantor Trust Fractional Interest Certificates, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of that holder's purchase of the

Grantor Trust Fractional Interest Certificate. Certificateholders should consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and should refer to the related Prospectus Supplement with respect to each Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, it is currently intended that information reports or returns to the IRS and Certificateholders will be based on a prepayment assumption (the "Prepayment Assumption") determined when Certificates are offered and sold hereunder and disclosed in the related Prospectus Supplement, and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount", that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

     Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     Under legislation enacted on August 5, 1997, it appears that a prepayment assumption should be used in computing amortization of premium allowable under
Section 171 of the Code, effective for taxable years beginning after enactment. If so, premium amortization would be accounted for under a method similar to that described for taking account of premium on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" above.

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to such accrual period will be zero. That is, no current deduction of such negative amount will be allowed to the holder of such Certificate. The holder will instead only be permitted to offset such negative amount against future positive original issue discount (if any) attributable to such a Certificate. Although not free from doubt, it is possible that a Certificateholder may be permitted to deduct a loss to the extent his or her basis in the Certificate exceeds the maximum amount of payments such Certificateholder could ever receive with respect to such Certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related. See "Risk Factors--Effect of Prepayments on Yield of Certificates" herein.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Depositor nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

     Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides for lower rates as to mid-term capital gains, and still lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related Prospectus Supplement, the Trustee or Master Servicer, as applicable, will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Depositor or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.

     Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

     Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                              ERISA CONSIDERATIONS

General

     ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Offered Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit and (c) the furnishing of goods and services. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to
Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

Plan Asset Regulations

     A Plan's investment in Offered Certificates may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the DOL regulations relating to Plan assets) of such persons). Equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Certificate, 25% or more of any Class of Certificates is held by benefit plan investors (determined by not including the investments of the Depositor, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of a Trust Fund and their respective affiliates).

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the underlying assets of a Trust Fund constitute Plan assets, the Depositor, any related REMIC Administrator, any related Manager, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the operation of the Trust Fund, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Trust Fund, the purchase of Certificates by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

     The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of MBS (other than FAMC Certificates) included in a Trust Fund were deemed to be assets of Plan investors, the mortgages underlying such MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of MBS (other than FAMC Certificates) held in a Trust Fund, even if such MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, and without regard to whether the Mortgage Assets and other assets included in a Trust Fund constitute Plan assets, the acquisition or holding of Offered Certificates by or on behalf of a Plan could give rise to a prohibited transaction if the Depositor, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any such Certificates.

Prohibited Transaction Exemptions

     In considering an investment in the Offered Certificates, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Certificates or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus Supplement with respect to the Offered Certificates of any Series may contain additional information regarding the availability of other exemptions with respect to such Offered Certificates.

Insurance Company General Accounts

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

Consultation With Counsel

     Any Plan fiduciary which proposes to purchase Offered Certificates on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

Tax Exempt Investors

     A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions".

                                LEGAL INVESTMENT

     If and to the extent so specified in the related Prospectus Supplement, the Offered Certificates of any Series will constitute "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state), the authorized investments of which are subject to state regulation.

     Prior to December 31, 1996, only Classes of Offered Certificates that (i) were rated in one of the two highest rating categories by one or more Rating Agencies and (ii) were part of a Series evidencing interests in a Trust Fund consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, Offered Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)- (k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Classes of Offered Certificates), except under limited circumstances.

     The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS (as defined herein). The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Certificates, including Offered Certificates, will be treated as high-risk under the Policy Statement.

     The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Offered Certificates. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Offered Certificates. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

     There may be other restrictions on the ability of certain investors either to purchase certain Classes of Offered Certificates or to purchase any Class of Offered Certificates representing more than a specified percentage of the investor's assets. The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Certificates of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions.


                                 USE OF PROCEEDS

     Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received from the sale of the Certificates of any Series will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor to cover expenses related thereto. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for the Offered Certificates of each Series will describe the method of offering being utilized for such Offered Certificates and will state the net proceeds to the Depositor from the sale of such Offered Certificates.

     The Depositor intends that Offered Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Certificates of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

     1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;

     2. By placements by the Depositor with institutional investors through dealers; and

     3.   By direct placements by the Depositor with institutional investors.

     In addition, if specified in the related Prospectus Supplement, the Offered Certificates of a Series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Trust Fund for such Certificates.

     If underwriters are used in a sale of any Offered Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Certificates of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

     In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Offered Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of Offered Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.

     It is anticipated that the underwriting agreement pertaining to the sale of the Offered Certificates of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Depositor will indemnify the several underwriters and the underwriters will indemnify the Depositor against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

     The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such Series.

     The Depositor anticipates that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Certificates. Holders of Offered Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to any Series, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.


                                  LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Certificates of each Series, including certain federal income tax consequences, will be passed upon for the Depositor by Sidley & Austin.


                              FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series, and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

                                     RATING

     It is a condition to the issuance of any Class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, Certificateholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Certificates might, in certain cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


401(c) Regulations...........................................................102
Accrual Certificates..........................................................12
ACMs .........................................................................73
ADA...........................................................................75
ARM Loans ....................................................................34
Book-Entry Certificates.......................................................42
Call Risk.....................................................................18
Cash Flow Agreement...........................................................13
CERCLA........................................................................72
Certificate Account...........................................................53
Certificate Notional Amount...................................................11
Certificate Owner ............................................................47
Certificate Principal Balance.................................................11
Class  ........................................................................1
Closing Date .................................................................10
Code..........................................................................14
Commission.....................................................................3
Committee Report..............................................................79
Companion Class ..............................................................44
Contributions Tax ............................................................89
Controlled Amortization Class.................................................44
Cooperatives .................................................................28
CPR ..........................................................................39
Credit Support  ..............................................................13
Crime Control Act ............................................................76
Cut-off Date .................................................................10
Definitive Certificates.......................................................42
Depositor .....................................................................1
Distribution Date ............................................................12
Distribution Date Statement...................................................46
DOL .........................................................................100
DTC ...........................................................................3
DTC Participants..............................................................27
Due Dates ....................................................................34
Equity Participation..........................................................34
ERISA  .......................................................................15
etermination Date ............................................................43
Exchange Act ..................................................................3
Extension Risk  ..............................................................18
FAMC..........................................................................35
FAMC Certificates ............................................................35
FHLMC  .......................................................................35
FHLMC Certificates............................................................35
Financial Intermediary........................................................47
FNMA..........................................................................35
FNMA Certificates ............................................................35
Garn Act  ....................................................................74
GNMA..........................................................................35
GNMA Certificates ............................................................35
Grantor Trust Certificates............................................14, 15, 18
Grantor Trust Fund............................................................77
IRS ..........................................................................79
Issue Premium.................................................................85
Lender Liability Act..........................................................72
Letter of Credit Bank.........................................................66
Liquidation Proceeds..........................................................54
Lock-out Date.................................................................34
Lock-out Period ..............................................................34
Mark-to-Market Regulations....................................................87
Master Servicer ...............................................................8
MBS ...................................................................1, 10, 27
MBS Administrator .............................................................8
MBS Agreement.................................................................35
MBS Issuer....................................................................35
MBS Servicer .................................................................35
MBS Trustee  .................................................................35
Mortgage Asset Pool............................................................1
Mortgage Assets ...............................................................1
Mortgage Loans  ........................................................1, 8, 27
Mortgage Rate..................................................................9
Mortgages ....................................................................28
Net Leases....................................................................33
Nonrecoverable Advance........................................................45
OCC .........................................................................103
Offered Certificates...........................................................1
OID Regulations ..............................................................77
Originator....................................................................28
OTS .........................................................................103
Parties in Interest..........................................................100
Pass-Through Rate ............................................................11
Percentage Interest...........................................................43
Permitted Investments.........................................................53
Plan Asset Regulations.......................................................100
Plans  ......................................................................100
Policy Statement.............................................................103
Pooling Agreement ............................................................10
Prepayment Assumption.................................................79, 94, 96
Prepayment Interest Shortfall.................................................37
Prepayment Premium............................................................34
Prohibited Transactions Tax...................................................89
Prospectus Supplement..........................................................1
PTCE.........................................................................101
Purchase Price  ..............................................................50
Rating Agency.............................................................15, 15
Record Date  .................................................................43
Related Proceeds..............................................................45
Relief Act....................................................................76
REMIC  ....................................................................2, 77

REMIC Administrator...........................................................8
REMIC Certificates...........................................................77
REMIC Provisions.............................................................77
REMIC Regular Certificates...................................................14
REMIC Regulations ...........................................................77
REMIC Residual Certificates..................................................14
REO Property.................................................................51
RICO.........................................................................76
Section 42 Properties........................................................21
Securities Act  ..............................................................3
Senior Certificates..........................................................10
Series .......................................................................1
SMMEA  ......................................................................15
SPA .........................................................................39
Special Servicer..............................................................8
Stripped Interest Certificates...............................................11
Sub-Servicer ................................................................53
Sub-Servicing Agreement......................................................53
Subordinate Certificates.....................................................10
Tax Exempt Investor.........................................................102
Tiered REMICs................................................................78
Title V......................................................................75
Trust Assets .................................................................2
Trust Fund....................................................................1
Trustee.......................................................................8
UBTI........................................................................102
UCC .........................................................................68
Undelivered Mortgage Assets..................................................10
Voting Rights................................................................46
Warranting Party.............................................................50

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

The attached diskette contains one spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. This file is "DLJ98CGI.XLS". The file "DLJ98CGI.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, certain statistical inlbrmation that appears under the caption "Description of the Mortgage Pool" in and on Exhibits A-I and A-2 to the Prospectus Supplement. Defined terms used in the Spreadsheet File but not otherwise defined therein shall have the respective meanings assigned to them in the Prospectus Supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in the Prospectus Supplement. Prospective Investors are strongly urged to read the Prospectus Supplement and accompanying Prospectus in its entirety prior to accessing the Spreadsheet File.

----------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                TABLE OF CONTENTS
                                                                           Page
                              Prospectus Supplement

Table of Contents............................................................S-5
Transaction Overview.........................................................S-8
Summary of Prospectus Supplement.............................................S-9
Risk Factors................................................................S-40
Description of the Mortgage Pool............................................S-47
Servicing of the Mortgage Loans.............................................S-67
Description of the Certificates.............................................S-79
Yield and Maturity Considerations...........................................S-97
Certain Federal Income Tax Consequences.....................................S-99
Method of Distribution.....................................................S-105
Legal Matters..............................................................S-106
Erisa Considerations.......................................................S-106
Legal Investment...........................................................S-108
Ratings  ..................................................................S-109
Index of Principal Definitions.............................................S-111
Exhibit A-1................................................................A-1-1
Exhibit A-2................................................................A-2-1
Exhibit B....................................................................B-1
Exhibit C....................................................................C-1
Exhibit D....................................................................D-1

                                   Prospectus

Prospectus Supplement..........................................................2
Available Information..........................................................3
Incorporation of Certain Information by Reference..............................4
Table of Contents..............................................................5
Summary of Prospectus..........................................................8
Risk Factors..................................................................16
Description of the Trust Funds................................................28
Yield and Maturity Considerations.............................................37
The Depositor.................................................................42
Description of the Certificates...............................................42
Description of the Pooling Agreements.........................................49
Description of Credit Support.................................................65
Certain Legal Aspects of Mortgage Loans.......................................67
Certain Federal Income Tax Consequences.......................................77
State and Other Tax Consequences.............................................100
ERISA Considerations.........................................................100
Legal Investment.............................................................102
Use of Proceeds..............................................................104
Method of Distribution.......................................................104
Legal Matters................................................................105
Financial Information........................................................105
Rating.......................................................................106
Index of Principal Definitions...............................................107




                          DLJ COMMERCIAL MORTGAGE CORP.
                                   (Depositor)


                                 $1,415,649,000
                                  (Approximate)
                        Commercial Mortgage Pass-Through
                          Certificates, Series 1998-CG1
                  Class S, Class A-1A, Class A-1B, Class A-1C,
                         Class A-2, Class A-3, Class A-4
                       Class B-1, Class B-2 and Class B-3

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------






                          Donaldson, Lufkin & Jenrette
                             Securities Corporation



                               Dated June ____, 1998